     THIS SOLICITATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF A JOINT CHAPTER 11 REORGANIZATION PLAN PRIOR TO THE FILING OF VOLUNTARY REORGANIZATION CASES UNDER CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE. BECAUSE NO CHAPTER 11 CASES HAVE YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING "ADEQUATE INFORMATION" WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, VIASYSTEMS GROUP, INC. AND VIASYSTEMS, INC. EXPECT TO SEEK PROMPTLY AN ORDER OF THE BANKRUPTCY COURT APPROVING THIS DISCLOSURE STATEMENT AND THE SOLICITATION OF VOTES AND CONFIRMING THE JOINT PREPACKAGED REORGANIZATION PLAN DESCRIBED HEREIN.

                              DISCLOSURE STATEMENT

                             DATED AUGUST 30, 2002

                       PREPETITION SOLICITATION OF VOTES
           WITH RESPECT TO THE JOINT PREPACKAGED REORGANIZATION PLAN

                                       OF

                             VIASYSTEMS GROUP, INC.

                                      AND

                                VIASYSTEMS, INC.

                              FROM THE HOLDERS OF

                  BANK DEBT UNDER THE SENIOR CREDIT FACILITY,

                      14% SENIOR UNSECURED NOTES DUE 2007,

                               THE DTI GUARANTY,

                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007,

                                      AND

                            GENERAL UNSECURED CLAIMS

NEITHER THIS DISCLOSURE STATEMENT NOR THE PLAN DESCRIBED HEREIN HAS BEEN FILED WITH OR REVIEWED BY, AND THE NEW SECURITIES TO BE ISSUED ON OR AFTER THE EFFECTIVE DATE WILL NOT HAVE BEEN THE SUBJECT OF A REGISTRATION STATEMENT FILED WITH, THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER THE SECURITIES ACT OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.

     UNLESS OTHERWISE DEFINED IN THE GLOSSARY, WHICH IS ATTACHED HERETO AS ANNEX I, OR ELSEWHERE IN THIS DISCLOSURE STATEMENT, CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN, WHICH IS ATTACHED HERETO AS EXHIBIT A.

     FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE TERM "WITH DTI" SHALL REFER TO THE RELATIVE EFFECTS OF THE ALLOWED PORTION OF THE DTI GUARANTY CLAIM EQUALING THE MAXIMUM POTENTIAL AMOUNT OF SUCH CLAIM (ESTIMATED AT $13.5 MILLION) AND THE TERM "WITHOUT DTI" SHALL REFER TO THE RELATIVE EFFECTS OF THE ENTIRE DTI GUARANTY CLAIM BEING DISALLOWED OR OTHERWISE NOT BEING ENTITLED TO RECEIVE A DISTRIBUTION UNDER THE PLAN. THE ACTUAL DISTRIBUTIONS AND RECOVERY PERCENTAGES WILL BE DETERMINED BASED ON THE ALLOWED DTI GUARANTY CLAIM ESTABLISHED BY AGREEMENT OR THROUGH THE ESTIMATION PROCESS AND WILL FALL WITHIN THE RANGE PRESENTED. SEE SECTION V.D. -- "ANTICIPATED EVENTS DURING THE CHAPTER 11
CASES -- DTI GUARANTY CLAIM."

     FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE FOLLOWING RULES OF INTERPRETATION SHALL APPLY: (I) WHENEVER THE WORDS "INCLUDE," "INCLUDES" OR "INCLUDING" ARE USED THEY SHALL BE DEEMED TO BE FOLLOWED BY THE WORDS "WITHOUT LIMITATION," (II) THE WORDS "HEREOF," "HEREIN," "HEREBY" AND "HEREUNDER" AND WORDS OF SIMILAR IMPORT SHALL REFER TO THIS DISCLOSURE STATEMENT AS A WHOLE AND NOT TO ANY PARTICULAR PROVISION, (III) SECTION AND EXHIBIT REFERENCES ARE TO THIS DISCLOSURE STATEMENT UNLESS OTHERWISE SPECIFIED, AND (IV) WITH RESPECT TO ANY DISTRIBUTION UNDER THE PLAN, "ON" A DATE MEANS ON OR AS SOON AS REASONABLY PRACTICABLE THEREAFTER.

     THE DEBTORS ARE FURNISHING THE SOLICITATION PACKAGE TO EACH RECORD HOLDER OF ELIGIBLE CLAIMS AS OF THE VOTING RECORD DATE IN CONNECTION WITH THE DEBTORS' SOLICITATION OF ACCEPTANCES OF THE PLAN DESCRIBED HEREIN PURSUANT TO SECTION 1126(b) OF THE BANKRUPTCY CODE. THIS DISCLOSURE STATEMENT IS TO BE USED BY EACH SUCH HOLDER OF ELIGIBLE CLAIMS SOLELY IN CONNECTION WITH ITS EVALUATION OF THE PLAN; USE OF THIS DISCLOSURE STATEMENT FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. THIS DISCLOSURE STATEMENT MAY NOT BE REPRODUCED OR PROVIDED TO ANYONE OTHER THAN ADVISORS TO THE RECIPIENT WITHOUT THE PRIOR WRITTEN CONSENT OF GROUP.

     THE DEBTORS HAVE NOT COMMENCED REORGANIZATION CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AS OF THE DATE OF THIS DISCLOSURE STATEMENT. IF, HOWEVER, THE DEBTORS RECEIVE PROPERLY COMPLETED BALLOTS (THAT ARE NOT SUBSEQUENTLY REVOKED) INDICATING ACCEPTANCE OF THE PLAN IN SUFFICIENT NUMBER AND AMOUNT TO MEET THE VOTING REQUIREMENTS PRESCRIBED BY SECTION 1126 OF THE BANKRUPTCY CODE, THE DEBTORS INTEND TO FILE (BUT HEREBY EXPRESSLY RESERVE THE RIGHT NOT TO FILE) WITH THE BANKRUPTCY COURT VOLUNTARY PETITIONS FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AND TO SEEK, AS PROMPTLY THEREAFTER AS PRACTICABLE, CONFIRMATION OF THE PLAN. THE EFFECTIVE DATE OF THE PLAN IS EXPECTED TO OCCUR SHORTLY AFTER THE BANKRUPTCY COURT'S ENTRY OF THE CONFIRMATION ORDER.

     IN THE EVENT THAT THE REQUISITE ACCEPTANCES ARE NOT RECEIVED OR, IF RECEIVED, ARE SUBSEQUENTLY REVOKED PRIOR TO TERMINATION OF THE SOLICITATION, THE DEBTORS HEREBY RESERVE THE RIGHT, WITH THE CONSENT OF THE CREDITOR GROUP, TO USE ANY AND ALL BALLOTS ACCEPTING THE PLAN THAT WERE RECEIVED PURSUANT TO THE SOLICITATION AND NOT SUBSEQUENTLY REVOKED TO SEEK CONFIRMATION OF THE PLAN (OR OF ANY MODIFICATION THEREOF THAT DOES

NOT MATERIALLY AND ADVERSELY AFFECT THE TREATMENT OF THE CLASSES OF CLAIMS WITH RESPECT TO WHICH SUCH BALLOTS WERE CAST) PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE. SEE SECTION IV.O.4 -- "SUMMARY OF THE PLAN -- ACCEPTANCE OR REJECTION OF THE PLAN -- NONCONSENSUAL CONFIRMATION."

        THE VOTING DEADLINE TO ACCEPT OR REJECT THE JOINT PREPACKAGED REORGANIZATION PLAN IS 12:00 MIDNIGHT NEW YORK CITY TIME, ON SEPTEMBER 30, 2002, UNLESS EXTENDED BY THE DEBTORS. IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE.

                                   * * * * *

     BECAUSE ACCEPTANCE OF THE PLAN WILL CONSTITUTE ACCEPTANCE OF ALL THE PROVISIONS THEREOF, HOLDERS OF ELIGIBLE CLAIMS ARE URGED TO CONSIDER CAREFULLY THE INFORMATION REGARDING TREATMENT OF THEIR CLAIMS CONTAINED IN THIS DISCLOSURE STATEMENT.

     THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN IS SUBJECT TO MATERIAL CONDITIONS PRECEDENT. SEE SECTION IV.P -- "SUMMARY OF THE PLAN -- CONDITIONS PRECEDENT; WAIVER." THERE CAN BE NO ASSURANCE THAT THOSE CONDITIONS WILL BE SATISFIED.

     THE DEBTORS PRESENTLY INTEND TO SEEK TO CONSUMMATE THE PLAN AND TO CAUSE THE EFFECTIVE DATE TO OCCUR PROMPTLY AFTER CONFIRMATION OF THE PLAN. THERE CAN BE NO ASSURANCE, HOWEVER, AS TO WHEN AND WHETHER CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE ACTUALLY WILL OCCUR. PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN, INCLUDING MATTERS THAT ARE EXPECTED TO AFFECT THE TIMING OF THE RECEIPT OF DISTRIBUTIONS BY HOLDERS OF CLAIMS AND EQUITY INTERESTS IN CERTAIN CLASSES AND THAT COULD AFFECT THE AMOUNT OF DISTRIBUTIONS ULTIMATELY RECEIVED BY SUCH HOLDERS, ARE DESCRIBED IN SECTION IV.L -- "SUMMARY OF THE PLAN -- PROVISIONS GOVERNING DISTRIBUTIONS."

     THE TERMS OF THE PLAN HAVE BEEN DEVELOPED IN THE COURSE OF DISCUSSIONS AND GOOD FAITH NEGOTIATIONS WITH (I) 100% OF THE SENIOR LENDERS, (II) THE NOTEHOLDERS' COMMITTEE AND (III) HICKS MUSE (COLLECTIVELY, THE "CREDITOR GROUP"). THE SENIOR LENDERS HAVE BEEN REPRESENTED BY THE LAW FIRM OF SIMPSON THACHER & BARTLETT AND HAVE ALSO RETAINED FTI/POLICANO & MANZO AS THEIR FINANCIAL ADVISORS IN CONNECTION WITH THE RESTRUCTURING. THE NOTEHOLDERS' COMMITTEE HAS BEEN REPRESENTED BY THE LAW FIRMS OF DEWEY BALLANTINE LLP AND STROOCK & STROOCK & LAVAN LLP AND HAS ALSO RETAINED JEFFERIES & COMPANY, INC. AS ITS FINANCIAL ADVISORS IN CONNECTION WITH THE RESTRUCTURING. HICKS MUSE HAS BEEN REPRESENTED BY THE LAW FIRM OF VINSON & ELKINS L.L.P. IN CONNECTION WITH THE RESTRUCTURING. THE MEMBERS OF THE CREDITOR GROUP APPROVE AND ENDORSE THE PLAN AND RECOMMEND THAT OTHER HOLDERS OF ELIGIBLE CLAIMS VOTE TO ACCEPT THE PLAN.

     THE BOARDS OF DIRECTORS OF GROUP AND VIASYSTEMS HAVE APPROVED THE PLAN AND RECOMMEND THAT THE HOLDERS OF ELIGIBLE CLAIMS VOTE TO ACCEPT THE PLAN IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH IN SECTION XI -- "THE SOLICITATION; VOTING PROCEDURES" AND IN THE BALLOT. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED BY THE VOTING DEADLINE. HOLDERS OF ELIGIBLE CLAIMS ARE EN-

COURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ATTACHED HERETO AS EXHIBIT A.

                                   * * * * *

     IF THE REQUISITE ACCEPTANCES ARE NOT RECEIVED, THE DEBTORS BELIEVE THAT THEY MAY HAVE TO FILE TRADITIONAL, NON-PREPACKAGED PETITIONS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE DEBTORS WILL BE ABLE TO EMERGE FROM CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE IN SUCH CIRCUMSTANCES, AND THE DEBTORS MIGHT BE FORCED INTO LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. THE DEBTORS BELIEVE THAT IF THEY ARE LIQUIDATED UNDER CHAPTER 7, THE VALUES OF THE ASSETS AVAILABLE FOR PAYMENT TO CREDITORS WOULD BE SIGNIFICANTLY LOWER THAN THE VALUES OF THE DISTRIBUTIONS CONTEMPLATED BY AND UNDER THE PLAN. SEE SECTION VIII.C -- "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST -- LIQUIDATION ANALYSIS."

                                   * * * * *

     THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, ANTICIPATED EVENTS IN THE DEBTORS' CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT AND STATUTORY PROVISION SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL PROJECTIONS AND OTHER FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

     IN DETERMINING WHETHER TO VOTE TO ACCEPT THE PLAN, HOLDERS OF ELIGIBLE CLAIMS MUST RELY ON THEIR OWN EXAMINATION OF THE DEBTORS AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL, AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE SECTION X -- "CERTAIN FACTORS TO BE CONSIDERED" FOR A DISCUSSION OF VARIOUS FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE PLAN.

                                   * * * * *

     GROUP IS RELYING ON SECTION 3(a)(9), AND IN CERTAIN INSTANCES SECTION 4(2), OF THE SECURITIES ACT AND SIMILAR STATE LAW PROVISIONS, AND TO THE EXTENT APPLICABLE, ON THE EXEMPTION FROM THE SECURITIES ACT AND EQUIVALENT STATE LAW REGISTRATION REQUIREMENTS PROVIDED BY SECTION 1145(a)(1) OF THE BANKRUPTCY CODE, TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS THE OFFER AND SALE OF NEW SECURITIES IN CONNECTION WITH THE SOLICITATION AND THE PLAN. SEE SECTION
VI.B -- "CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS -- NEW SECURITIES" FOR A DESCRIPTION OF THE NEW SECURITIES.

     THIS DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING THE REORGANIZED DEBTORS AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS. SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE RISKS, INCLUDING THOSE SUMMARIZED HEREIN. SEE SECTION X -- "CERTAIN FACTORS TO BE CONSIDERED."

     WHEN USED IN THIS DISCLOSURE STATEMENT, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "WILL," "MAY," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS GENERALLY IDENTIFY FORWARD-LOOKING STATEMENTS. ALTHOUGH THE DEBTORS BELIEVE THAT THEIR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CANNOT BE SURE THAT THEY WILL BE ACHIEVED. FORWARD-LOOKING STATEMENTS IN THIS DISCLOSURE STATEMENT INCLUDE THOSE RELATING TO THE PAYMENTS ON THE DEBTORS' CURRENT AND FUTURE DEBT INSTRUMENTS. THESE FACTORS ARE NOT INTENDED TO REPRESENT A COMPLETE LIST OF THE GENERAL OR SPECIFIC FACTORS THAT MAY AFFECT THE DEBTORS OR THE REORGANIZED DEBTORS. IT SHOULD BE RECOGNIZED THAT OTHER FACTORS, INCLUDING GENERAL ECONOMIC FACTORS AND BUSINESS STRATEGIES, MAY BE SIGNIFICANT, PRESENTLY OR IN THE FUTURE, AND THE FACTORS SET FORTH IN THIS DISCLOSURE STATEMENT MAY AFFECT THE DEBTORS TO A MATERIALLY GREATER EXTENT THAN DESCRIBED HEREIN AND MAY CAUSE FUTURE RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD LOOKING STATEMENTS HEREIN. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE DEBTORS OR PERSONS ACTING ON THEIR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS SET FORTH IN THIS DISCLOSURE STATEMENT. EXCEPT AS REQUIRED BY LAW, THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND, TO THE EXTENT APPLICABLE,
SECTION 1125(e) OF THE BANKRUPTCY CODE AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.

     EXCEPT AS SET FORTH IN SECTION XI.J -- "THE SOLICITATION; VOTING
PROCEDURES -- FURTHER INFORMATION; ADDITIONAL COPIES," NO PERSON HAS BEEN AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED HERETO OR INCORPORATED BY REFERENCE OR REFERRED TO HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF, AND NEITHER THE DELIVERY OF THIS DISCLOSURE STATEMENT NOR THE DISTRIBUTION OF ANY NEW SECURITIES PURSUANT TO THE PLAN WILL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THE INFORMATION

CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF. ANY ESTIMATES OF CLAIMS OR EQUITY INTERESTS SET FORTH IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE AMOUNTS OF CLAIMS OR EQUITY INTERESTS ULTIMATELY ALLOWED BY THE BANKRUPTCY COURT.

     THE SUMMARIES OF THE PLAN AND OTHER DOCUMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN ITSELF, THE EXHIBITS ATTACHED THERETO AND ALL DOCUMENTS DESCRIBED THEREIN. TO THE EXTENT OF ANY INCONSISTENCY BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN, THE TERMS OF THE PLAN SHALL GOVERN. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING THE INFORMATION REGARDING THE HISTORY, BUSINESSES, AND OPERATIONS OF THE DEBTORS, THE HISTORICAL AND PROJECTED FINANCIAL INFORMATION OF THE DEBTORS AND THE LIQUIDATION ANALYSIS RELATING TO THE DEBTORS ARE INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN. AS TO ANY JUDICIAL PROCEEDINGS IN ANY COURT, INCLUDING ANY ADVERSARY PROCEEDINGS OR CONTESTED MATTERS THAT MAY BE FILED IN THE BANKRUPTCY COURT, SUCH INFORMATION IS NOT TO BE CONSTRUED AS AN ADMISSION OR STIPULATION BUT RATHER AS STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS AND SHALL BE INADMISSIBLE FOR ANY PURPOSE ABSENT THE EXPRESS WRITTEN CONSENT OF THE DEBTORS AND THE PARTY AGAINST WHOM SUCH INFORMATION IS SOUGHT TO BE ADMITTED.

                                   * * * * *

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
TABLE OF ATTACHMENTS.........................................................   xii

I.     INTRODUCTION AND EXECUTIVE SUMMARY....................................     1

       A.   General..........................................................     1

       B.   Summary of Anticipated Distributions Under the Plan..............     2

       C.   Other Elements of the Plan.......................................     7

            1.   Rights Offering.............................................     7

            2.   Hicks Muse Exchange.........................................     8

            3.   DIP Facility................................................     8

            4.   New Senior Credit Agreement.................................     8

            5.   Incentive Option Plan.......................................     9

       D.   Estimated Post-Restructuring Capitalization......................     9

       E.   The Confirmation Hearing.........................................    11

       F.   Summary of Post-Confirmation Operations..........................    11

       G.   Reasons for the Solicitation; Recommendation.....................    11

       H.   Summary of Voting Procedures.....................................    12

       I.   Concurrent Restructurings........................................    12

II.    GENERAL INFORMATION REGARDING THE DEBTORS.............................    12

       A.   Background.......................................................    12

       B.   Events Leading to Chapter 11 Cases...............................    13

       C.   Restructuring Professionals......................................    15

       D.   Estimated Pre-Restructuring Indebtedness and Preferred Stock.....    15

III.   MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS.........
                                                                                 16

       A.   The Board of Directors and Executive Officers of the Reorganized     16
            Debtors..........................................................

       B.   Incentive Option Plan............................................    17

       C.   Employment Agreements............................................    18

       D.   Concurrent Restructurings........................................    18

IV.    SUMMARY OF THE PLAN...................................................    18

       A.   Introduction.....................................................    18

       B.   Schedule of Treatment of Claims and Equity Interests.............    19

       C.   Treatment of Unclassified Claims.................................    19

       D.   Treatment of Classified Claims and Equity Interests..............    20

       E.   Allowed Claims and Equity Interests..............................    23

       F.   Postpetition Interest............................................    23

                                                                               PAGE
                                                                               ----
       G.   Alternative Treatment............................................    23

       H.   Tax Allocation...................................................    24

       I.   Rights Offering..................................................    24

       J.   Hicks Muse Exchange..............................................    26

       K.   Means for Implementation of the Plan.............................    26

            1.   Continued Corporate Existence; Authorized Capital Stock.....    26

            2.   Corporate Action; Cancellation of Securities................    27

            3.   Directors and Executive Officers............................    27

            4.   New Securities..............................................    27

            5.   New Senior Credit Agreement.................................    28

            6.   New Subordinated Notes......................................    28

            7.   Rights Offering and Hicks Muse Exchange.....................    28

            8.   Incentive Option Plan.......................................    29

            9.   Revesting of Assets.........................................    29

            10.  Preservation of Rights of Action; Settlement of Litigation
                 Claims......................................................    29

            11.  Effectuating Documents; Further Transactions................    29

            12.  Exemption from Certain Transfer Taxes.......................    29

       L.   Provisions Governing Distributions...............................    29

            1.   Distributions for Claims and Equity Interests Allowed as of
                 the Effective Date..........................................    29

            2.   Disbursing Agent............................................    30

            3.   Surrender of Securities or Instruments......................    30

            4.   Instructions to Disbursing Agent............................    30

            5.   Services of Indenture Trustee...............................    31

            6.   Record Date for Distributions...............................    31

            7.   Means of Cash Payment.......................................    31

            8.   Calculation of Distribution Amounts of New Stock and New
                 Warrants....................................................    31

            9.   Delivery of Distributions; Undeliverable or Unclaimed
                 Distributions...............................................    31

            10.  Withholding and Reporting Requirements......................    31

            11.  Setoffs.....................................................    32

       M.   Procedures for Resolving Disputed, Contingent, and Unliquidated      32
            Claims...........................................................

            1.   Objections to Claims and Equity Interests; Disputed Claims
                 and Equity Interests........................................    32

            2.   No Distribution Pending Allowance...........................    32

            3.   Distributions After Allowance...............................    32

                                                                               PAGE
                                                                               ----
       N.   Treatment of Executory Contracts and Unexpired Leases............    33

            1.   Assumed Contracts and Leases................................    33

            2.   Payments Related to Assumption of Contracts and Leases......    33

            3.   Rejected Contracts and Leases...............................    33

            4.   Claims Based on Rejection of Executory Contracts or
                 Unexpired Leases............................................    33

            5.   Compensation and Benefit Plans and Treatment of Retirement
                 Plan........................................................    34

       O.   Acceptance or Rejection of the Plan..............................    34

            1.   Classes Entitled To Vote....................................    34

            2.   Acceptance by Impaired Classes..............................    34

            3.   Elimination of Classes......................................    34

            4.   Nonconsensual Confirmation..................................    34

       P.   Conditions Precedent; Waiver.....................................    35

            1.   Conditions to Confirmation..................................    35

            2.   Conditions to Effective Date................................    35

            3.   Waiver of Conditions........................................    37

       Q.   Modifications and Amendments; Withdrawal.........................    37

       R.   Retention of Jurisdiction........................................    37

       S.   Compromises and Settlements......................................    38

       T.   Miscellaneous Provisions.........................................    38

            1.   Bar Dates for Certain Claims................................    38

            2.   Payment of Statutory Fees...................................    39

            3.   Severability of Plan Provisions.............................    39

            4.   Successors and Assigns......................................    40

            5.   Discharge of the Debtors and Injunction.....................    40

            6.   Debtors' Releases...........................................    40

            7.   Other Releases..............................................    41

            8.   Exculpation and Limitation of Liability.....................    41

            9.   Waiver of Enforcement of Subordination......................    41

            10.  Term of Injunctions or Stays................................    42

            11.  Binding Effect..............................................    42

            12.  Revocation, Withdrawal, or Non-Consummation.................    42

            13.  Committees..................................................    42

            14.  Plan Supplement.............................................    42

            15.  Notices to Debtors..........................................    43

            16.  Indemnification Obligations.................................    43

                                                                               PAGE
                                                                               ----
            17.  Governing Law...............................................    43

            18.  Prepayment..................................................    43

            19.  Section 1125(e) of the Bankruptcy Code......................    43

V.     ANTICIPATED EVENTS DURING THE CHAPTER 11 CASES........................    44

       A.   Commencement of the Chapter 11 Cases.............................    44

            1.   Schedules and Statement of Financial Affairs................    44

            2.   Approval of Prepetition Solicitation and Scheduling of
                 Confirmation Hearing........................................    44

            3.   Cash Management System......................................    44

            4.   Retention of Professionals..................................    45

            5.   Joint Administration........................................    45

       B.   Debtor In Possession Financing...................................    45

       C.   DTI Guaranty Claim...............................................    46

       D.   Anticipated Timetable for the Chapter 11 Cases...................    48

VI.    CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS..........................    48

       A.   Estimated Post-Restructuring Capital Structure...................    48

       B.   New Securities...................................................    49

            1.   New Common Stock............................................    49

            2.   New Preferred Stock.........................................    49

            3.   New Warrants................................................    51

            4.   New Options.................................................    51

            5.   Stockholders Agreement......................................    51

            6.   Securities Law Matters......................................    54

       C.   New Senior Credit Agreement......................................    55

            1.   Term Loan Facilities........................................    55

            2.   Exit Facility...............................................    58

       D.   New Subordinated Notes...........................................    60

VII.   CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN...................    60

       A.   General..........................................................    60

       B.   Consequences to the Debtors......................................    60

       C.   Consequences to Certain Holders of Certain Claims................    63

       D.   Importance of Obtaining Professional Tax Assistance..............    69

VIII.  FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST......    69

       A.   Feasibility of the Plan..........................................    69

       B.   Best Interests Test..............................................    70

       C.   Liquidation Analysis.............................................    71

                                                                               PAGE
                                                                               ----
       D.   Valuation of the Reorganized Debtors.............................    72

IX.    ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.............    73

       A.   Commencement of a 'Traditional' Chapter 11 Case..................    74

       B.   Alternative Plan(s)..............................................    74

       C.   Liquidation under Chapter 7 or Chapter 11........................    74

X.     CERTAIN FACTORS TO BE CONSIDERED......................................    75

       A.   General..........................................................    75

       B.   Business and Industry Risks......................................    76

       C.   Transactions with Affiliates.....................................    78

       D.   Failure to Receive Requisite Acceptances.........................    79

       E.   Failure to Confirm the Plan......................................    80

       F.   Failure to Consummate the Plan...................................    80

       G.   New Stock Risks..................................................    81

       H.   Claims Estimations...............................................    81

       I.   Certain Tax Considerations.......................................    81

       J.   Inherent Uncertainty of Financial Projections....................    81

XI.    THE SOLICITATION; VOTING PROCEDURES...................................    82

       A.   Voting Deadline..................................................    82

       B.   Voting Procedures................................................    82

       C.   Special Note for Holders of Subordinated Notes...................    82

       D.   Fiduciaries and other Representatives............................    84

       E.   Parties Entitled to Vote.........................................    84

       F.   Agreements Upon Furnishing Ballots...............................    85

       G.   Waivers of Defects, Irregularities, Etc. ........................    85

       H.   Withdrawal of Ballots; Revocation................................    85

       I.   Delivery of Extinguished Securities..............................    86

       J.   Further Information; Additional Copies...........................    86

XII.   RECOMMENDATION AND CONCLUSION.........................................    87

                              TABLE OF ATTACHMENTS

ANNEX I        Glossary

EXHIBIT A      The Plan

               Viasystems Group, Inc.'s Form 10-K for the year ended
EXHIBIT B-1    December 31, 2001

               Viasystems Group, Inc.'s Form 10-Q for the quarter ended
EXHIBIT B-2    June 30, 2002

               Viasystems, Inc.'s Form 10-K for the year ended December 31,
EXHIBIT B-3    2001

               Viasystems Inc.'s Form 10-Q for the quarter ended June 30,
EXHIBIT B-4    2002

EXHIBIT C      Liquidation Analysis and Best Interests Test

EXHIBIT D      Financial Projections

EXHIBIT E      List of Subsidiaries

EXHIBIT F      Form of Lockup Agreement

                     I.  INTRODUCTION AND EXECUTIVE SUMMARY

A.  GENERAL

     This Disclosure Statement has been prepared to comply with section 1125 of the Bankruptcy Code and is hereby transmitted by the Debtors pursuant to section 1126(b) of the Bankruptcy Code for use in the Solicitation of acceptances of the Plan, a copy of which is attached hereto as Exhibit A. At this time, the Debtors have not commenced cases under Chapter 11 of the Bankruptcy Code, but the Debtors are soliciting acceptances of the Plan from holders of Eligible Claims. If sufficient votes for acceptance of the Plan are received, the Debtors expect to commence Chapter 11 Cases and to seek promptly Confirmation of the Plan by the Bankruptcy Court. The Debtors believe that this prepetition Solicitation will significantly simplify, shorten, and reduce the cost of the administration of, and minimize disputes during, their Chapter 11 Cases and minimize the disruption of their businesses that could result from a traditional bankruptcy case, which could be contested and protracted. Further, in a lengthy bankruptcy case, the Debtors believe that there is a substantial risk that recoveries by holders of Eligible Claims would be of significantly less value than the values of the proposed recoveries under the Plan. If the Debtors do not receive the Requisite Acceptances by the Voting Deadline, the Debtors will be forced to evaluate other available options, including filing one or more traditional, non-prepackaged Chapter 11 cases.

     The primary purpose of the Plan is to effectuate the Restructuring of the Debtors' capital structure in order to bring it into alignment with the Debtors' present and future operating prospects and to provide the Debtors with greater liquidity. Presently, the funds expected to be generated by the Debtors' and their Subsidiaries will not be sufficient to meet the Debtors' debt service requirements and satisfy its debt obligations unless the Restructuring is consummated. The Debtors believe that the Restructuring will substantially reduce uncertainty with respect to their future and better position them to develop and maintain new customers.

     The Restructuring will reduce the principal amount of Viasystems' outstanding indebtedness by approximately $738 million (based upon projected balances as of September 30, 2002) by converting a substantial portion of such indebtedness into equity of Reorganized Group through (i) the transfer of Senior Note Claims and DTI Guaranty Claims to Group in exchange for shares of New Junior Preferred Stock and New Common Stock (followed by a transfer by Group of such Claims to Viasystems as a contribution to capital), (ii) the transfer of Subordinated Note Claims to Group in exchange for shares of New Common Stock (followed by a transfer by Group of such Claims to Viasystems as a contribution to capital), (iii) the transfer of a portion of the Existing Bank Debt to Group in exchange for shares of New Senior Convertible Preferred Stock pursuant to the Rights Offering (followed by a contribution by Group of such Existing Bank Debt to Viasystems as a contribution to capital), (iv) Group's contribution of cash proceeds from the issuance of New Senior Convertible Preferred Stock in the Rights Offering to the capital of Viasystems for the repayment of outstanding indebtedness under the Existing Credit Agreement and (v) the transfer of a portion of the Existing Bank Debt to Group in exchange for shares of New Common Stock pursuant to the Hicks Muse Exchange (followed by a contribution by Group of such Existing Bank Debt to Viasystems as a contribution to capital). By offering the holders of the Senior Notes, the DTI Guaranty, and Subordinated Notes substantially all of the equity of Reorganized Group, the Debtors intend that such holders will participate in the long-term appreciation of the Debtors' business, which the Debtors expect will be enhanced by the reduction of Viasystems' debt obligations.

     The Existing Group Preferred Stock will be exchanged for New Warrants (provided that the holders of General Unsecured Claims against Group vote to accept the Plan). All other Equity Interests in Group, including Existing Group Common Stock, will be cancelled and the holders of such Equity Interests will not receive or retain any property or interest on account of such Equity Interests.

     Other than Viasystems, no other Subsidiary is contemplated to commence a Chapter 11 Case. The Subsidiaries will continue to operate their businesses in the ordinary course and outside of any proceedings under the Bankruptcy Code. Certain of the Debtors' Subsidiaries, however, are currently in the process of conducting other restructuring transactions of certain of their European and domestic operations under foreign and domestic laws other than the Bankruptcy Code. See Section
III.D -- "MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED
DEBTORS -- CONCURRENT RESTRUCTURINGS."

     This Disclosure Statement sets forth certain detailed information regarding the Debtors' history, their projections for future operations, and significant events expected to occur during the Chapter 11 Cases. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of Confirmation of the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the Confirmation process and the voting procedures that holders of Eligible Claims must follow for their votes to be counted.

B.  SUMMARY OF ANTICIPATED DISTRIBUTIONS UNDER THE PLAN

     Under the Plan, Claims against and Equity Interests in the Debtors are divided into Classes. Certain Claims, including Administrative Claims, Priority Tax Claims, and certain Other Priority Claims will receive payment in full in Cash either on the Distribution Date, as such claims are liquidated, or in installments over time, as permitted by the Bankruptcy Code, or as agreed with the holders of such Claims. All other Claims and Equity Interests will receive the distributions and recoveries (if any) described in the table below.

     The table below summarizes the classification and treatment of the prepetition Claims and Equity Interests under the Plan. Estimated Claim amounts are based upon projected balances as of September 30, 2002. Estimated recovery percentages are based upon Rothschild's mid-point total enterprise value of the Debtors (see Section VIII.D -- "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST -- VALUATION OF THE REORGANIZED DEBTORS"). The actual Allowed amount and recovery percentage may vary materially depending upon the nature and extent of Claims actually asserted. This summary is qualified in its entirety by reference to the provisions of the Plan.

----------------------------------------------------------------------------------------------------------
                                                                                       RECOVERY %
                                                                              ----------------------------
                                                                                  WITH          WITHOUT
   CLASS DESCRIPTION                   TREATMENT UNDER THE PLAN                   DTI             DTI
----------------------------------------------------------------------------------------------------------
  Administrative Claims     Each holder of an Allowed Administrative Claim        100%            100%
                            will receive, on the latest of (i) the
                            Distribution Date, (ii) the date on which its
                            Administrative Claim becomes an Allowed
                            Administrative Claim, or (iii) the date on
                            which its Administrative Claim becomes payable
                            under any agreement relating thereto, Cash
                            equal to the unpaid portion of its Allowed
                            Administrative Claim. Notwithstanding the
                            foregoing, (a) any Allowed Administrative
                            Claim based on a liability incurred by the
                            Debtors in the ordinary course of business
                            during the Chapter 11 Cases shall be paid in
                            the ordinary course of business, in accordance
                            with the terms and conditions of any agreement
                            relating thereto and (b) any Allowed
                            Administrative Claim may be paid on such other
                            terms as may be agreed on between the holder
                            of such claim and the Debtors.
                            Pursuant to section 1123(a)(1) of the
                            Bankruptcy Code, holders of Administrative
                            Claims are not entitled to vote.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                       RECOVERY %
                                                                              ----------------------------
                                                                                  WITH          WITHOUT
   CLASS DESCRIPTION                   TREATMENT UNDER THE PLAN                   DTI             DTI
----------------------------------------------------------------------------------------------------------
  Priority Tax Claims       On the later of (i) the Distribution Date or          100%            100%
                            (ii) the date such Priority Tax Claim becomes
                            an Allowed Priority Tax Claim, each holder of
                            an Allowed Priority Tax Claim will receive in
                            full satisfaction, settlement, release, and
                            discharge of and in exchange for such Allowed
                            Priority Tax Claim, in the sole discretion of
                            the Debtors, (a) Cash equal to the unpaid
                            portion of such Allowed Priority Tax Claim,
                            (b) deferred Cash payments over a period not
                            exceeding six years after the date of
                            assessment of such Allowed Priority Tax Claim,
                            of a value, as of the Effective Date, equal to
                            such Allowed Priority Tax Claim, or (c) such
                            other treatment as to which the Debtors and
                            such holder will have agreed upon in writing;
                            provided, however, that the Debtors reserve
                            the right to prepay any Allowed Priority Tax
                            Claim, or any remaining balance of any Allowed
                            Priority Tax Claim, in full at any time on or
                            after the Distribution Date without premium or
                            penalty; provided further, however, that no
                            holder of an Allowed Priority Tax Claim will
                            be entitled to any payments on account of any
                            pre-Effective Date interest accrued on or
                            penalty arising after the Petition Date with
                            respect to or in connection with such Allowed
                            Priority Tax Claim.
                            Pursuant to section 1123(a)(1) of the
                            Bankruptcy Code, holders of Priority Tax
                            Claims are not entitled to vote.
----------------------------------------------------------------------------------------------------------
  Class 1A and 1B           On the later of (i) the Distribution Date or          100%            100%
                            (ii) the date on which its Other Priority
  Other Priority Claims     Claim becomes an Allowed Other Priority Claim,
                            each holder of an Allowed Other Priority Claim
                            will receive, in full satisfaction,
                            settlement, release, and discharge of and in
                            exchange for such Allowed Other Priority
                            Claim, Cash equal to the full amount of its
                            Allowed Other Priority Claim.
                            Holders of Other Priority Claims are
                            unimpaired, are deemed to have accepted the
                            Plan, and are not entitled to vote.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                       RECOVERY %
                                                                              ----------------------------
                                                                                  WITH          WITHOUT
   CLASS DESCRIPTION                   TREATMENT UNDER THE PLAN                   DTI             DTI
----------------------------------------------------------------------------------------------------------
  Class 2A                  The legal, equitable, and contractual rights          100%            100%
                            of the holders of Existing Credit Agreement
  Group Existing Credit     Claims against Group remaining after the
  Agreement Claims          reduction referenced below will be deemed
                            satisfied by Group's guarantee of the
  Estimated Amount:         obligations under the New Senior Credit
  $525.7 million*           Agreement.
  Estimated Issued and      Holders of Existing Credit Agreement Claims
  Undrawn Letters of        against Group are Impaired and entitled to
  Credit:                   vote.
  $11.5 million
                            *Existing Credit Agreement Claims will be
                            reduced by approximately $77.43 million
                            pursuant to the consummation of the Rights
                            Offering and the Hicks Muse Exchange.
----------------------------------------------------------------------------------------------------------
  Class 2B                  On the Effective Date, each holder of an              100%            100%
                            Allowed Existing Credit Agreement Claim
  Viasystems Existing       against Viasystems remaining after the
  Credit Agreement          reduction referenced below will receive, in
  Claims                    full satisfaction, settlement, release, and
                            discharge of and in exchange for such Existing
  Estimated Amount:         Credit Agreement Claim, an amount of
  $525.7 million*           indebtedness under the New Senior Credit
                            Agreement equal to the amount of such holder's
  Estimated Issued and      Allowed Existing Credit Agreement Claim and
  Undrawn Letters of        all rights related to such indebtedness under
  Credit:                   the New Senior Credit Agreement.
  $11.5 million
                            Holders of Existing Credit Agreement Claims
                            against Viasystems are Impaired and entitled
                            to vote.
                            *Existing Credit Agreement Claims will be
                            reduced by approximately $77.43 million
                            pursuant to the consummation of the Rights
                            Offering and the Hicks Muse Exchange.
----------------------------------------------------------------------------------------------------------
  Class 3A and 3B           The legal, equitable, and contractual rights          100%            100%
                            of the holders of Other Secured Claims are
  Other Secured Claims      unaltered by the Plan, and such Secured Claims
                            will otherwise be rendered unimpaired pursuant
  Estimated Amount:         to section 1124 of the Bankruptcy Code.
  None
                            Holders of Other Secured Claims are
                            unimpaired, are deemed to have accepted the
                            Plan, and are not entitled to vote.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                       RECOVERY %
                                                                              ----------------------------
                                                                                  WITH          WITHOUT
   CLASS DESCRIPTION                   TREATMENT UNDER THE PLAN                   DTI             DTI
----------------------------------------------------------------------------------------------------------
  Class 4                   On the later of (i) the Effective Date or (ii)       60.0%*          60.7%*
                            the date on which its Senior Note Claim or DTI
  Viasystems Senior         Guaranty Claim becomes an Allowed Senior Note
  Note Claims and DTI       Claim or Allowed DTI Guaranty Claim, each
  Guaranty Claims           holder of an Allowed Senior Note Claim or
                            Allowed DTI Guaranty Claim will transfer to
  Estimated Amount of       Group such Allowed Senior Note Claim or
  Senior Note Claims:       Allowed DTI Guaranty Claim and will receive
  $120.1 million            from Group in exchange therefor a Pro Rata
                            distribution of 1,336,000 shares of New Junior
  Estimated Maximum Face    Preferred Stock and 1,762,487 shares of New
  Amount of DTI Guaranty    Common Stock, with DTI, or 1,201,000 shares of
  Claim:                    New Junior Preferred Stock and 1,584,344
  $13.5 million             shares of New Common Stock, without DTI (after
                            which, Group will contribute such Allowed
                            Senior Note Claim or Allowed Guaranty Claim to
                            Viasystems for cancellation and in
                            satisfaction, settlement, release, and
                            discharge of such Claim).
                            Holders of Senior Note Claims and the DTI
                            Guaranty Claim are Impaired and entitled to
                            vote.
                            *Computations assume a 15.0% discount rate.
----------------------------------------------------------------------------------------------------------
  Class 5A                  The legal, equitable, and contractual rights           --              --
                            of the holders of Subordinated Note Claims
  Group Subordinated        against Group will be deemed satisfied by
  Note Claims               virtue of the treatment afforded to holders of
                            Subordinated Note Claims against Viasystems as
  Estimated Amount:         set forth with respect to Class 5B below.
  $540.6 million
                            Holders of Subordinated Note Claims against
                            Group are Impaired and entitled to vote.
----------------------------------------------------------------------------------------------------------
  Class 5B                  On the later of (i) the Effective Date or (ii)       40.2%           42.9%
                            the date on which its Subordinated Note Claim
  Viasystems                becomes an Allowed Subordinated Note Claim,
  Subordinated Note         each holder of an Allowed Subordinated Note
  Claims                    Claim against Viasystems will transfer to
                            Group such Allowed Subordinated Note Claim and
  Estimated Amount:         will receive from Group in exchange therefor a
  $540.6 million            Pro Rata distribution of 17,131,247 shares,
                            with DTI, or 17,558,818 shares, without DTI,
                            of New Common Stock (after which, Group will
                            contribute such Allowed Subordinated Note
                            Claim to Viasystems for cancellation and in
                            satisfaction, settlement, release, and
                            discharge of such Claim).
                            Holders of Subordinated Note Claims against
                            Viasystems are Impaired and entitled to vote.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                       RECOVERY %
                                                                              ----------------------------
                                                                                  WITH          WITHOUT
   CLASS DESCRIPTION                   TREATMENT UNDER THE PLAN                   DTI             DTI
----------------------------------------------------------------------------------------------------------
  Class 6A                  If the holders of General Unsecured Claims           22.6%*          24.1%*
                            against Group vote as a class to accept the
  Group General             Plan in accordance with section 1126(c) of the
  Unsecured Claims          Bankruptcy Code, then on the Effective Date,
                            each holder of an Allowed General Unsecured
  Estimated Amount:         Claim against Group will receive, in full
  $2.0 million              satisfaction, settlement, release, and
                            discharge of and in exchange for such Allowed
                            General Unsecured Claim, a Pro Rata
                            distribution of New Warrants to purchase
                            159,574 shares of New Common Stock, either
                            with or without DTI. In the event holders of
                            General Unsecured Claims against Group vote as
                            a class to reject the Plan, then such holders
                            will not receive any distributions under the
                            Plan.
                            Holders of General Unsecured Claims against
                            Group are Impaired and entitled to vote.
                            *Computations are based upon the Black-Scholes
                            option pricing model and assume a 35.0%
                            volatility.
----------------------------------------------------------------------------------------------------------
  Class 6B                  Each holder of an Allowed General Unsecured          45.8%*          45.8%*
                            Claim against Viasystems will receive, in full
  Viasystems General        satisfaction, settlement, release, and
  Unsecured Claims          discharge of and in exchange for each such
                            Allowed General Unsecured Claim, a New
  Estimated Amount: $0.2    Subordinated Note in a principal amount equal
  million                   to 85% of the amount of each such Allowed
                            General Unsecured Claim.
                            Holders of General Unsecured Claims against
                            Viasystems are Impaired and entitled to vote.
                            *Computations assume a 12.5% discount rate.
----------------------------------------------------------------------------------------------------------
  Class 7A and 7B           The legal, equitable, and contractual rights          100%            100%
                            of the holders of Allowed Intercompany Claims
  Intercompany Claims       are unaltered by the Plan, or such
                            Intercompany Claims will otherwise be rendered
                            unimpaired pursuant to section 1124 of the
                            Bankruptcy Code.
                            Holders of Intercompany Claims are unimpaired,
                            are deemed to have accepted the Plan, and are
                            not entitled to vote.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                       RECOVERY %
                                                                              ----------------------------
                                                                                  WITH          WITHOUT
   CLASS DESCRIPTION                   TREATMENT UNDER THE PLAN                   DTI             DTI
----------------------------------------------------------------------------------------------------------
  Class 8                   If the holders of Group General Unsecured            7.4%*           7.9%*
                            Claims (Class 6A) vote as a class to accept
  Existing Group            the Plan in accordance with section 1126(c) of
  Preferred Stock           the Bankruptcy Code, then on the Effective
                            Date each holder of an Allowed Existing Group
  Liquidation               Preferred Stock Equity Interest will receive a
  Preference Amount:        Pro Rata distribution of New Warrants to
  $55.11 million            purchase 1,436,171 shares of New Common Stock,
                            either with or without DTI. If holders of
                            Group General Unsecured Claims (Class 6A) vote
                            as a class to reject the Plan, holders of
                            Existing Group Preferred Stock will not
                            receive any distribution.
                            Holders of Existing Group Preferred Stock are
                            Impaired, are deemed to have rejected the
                            Plan, and are not entitled to vote.
                            *Computations are based upon the Black-Scholes
                            option pricing model and assume a 35.0%
                            volatility.
----------------------------------------------------------------------------------------------------------
  Class 9A                  On the Effective Date, all Existing Group              --              --
                            Common Stock will be cancelled, and the
  Existing Group            holders of Existing Group Common Stock will
  Common Stock              not receive or retain any property or interest
                            in property on account of their Existing Group
                            Common Stock.
                            Holders of Existing Group Common Stock are
                            Impaired, are deemed to have rejected the
                            Plan, and are not entitled to vote.
----------------------------------------------------------------------------------------------------------
  Class 9B                  The legal, equitable, and contractual rights          100%            100%
                            of Group in the Existing Viasystems Common
  Existing Viasystems       Stock are unaltered and unimpaired by the
  Common Stock              Plan.
                            The holder of Existing Viasystems Common Stock
                            is unimpaired, is deemed to have accepted the
                            Plan, and is not entitled to vote.
----------------------------------------------------------------------------------------------------------
  Class 10                  On the Effective Date, all Existing Other              --              --
                            Equity Interests will be cancelled, and the
  Existing Other            holders of Existing Other Equity Interests in
  Equity Interests          Group and Viasystems will not receive or
                            retain any property or interest in property on
                            account of their Existing Other Equity
                            Interests.
                            Holders of Existing Other Equity Interests in
                            Group and Viasystems are Impaired, are deemed
                            to have rejected the Plan, and are not
                            entitled to vote.
----------------------------------------------------------------------------------------------------------

C.  OTHER ELEMENTS OF THE PLAN

  1. RIGHTS OFFERING

     The Plan contemplates a purchase of New Senior Convertible Preferred Stock from Group through the Rights Offering, the proceeds of which will be used in their entirety to reduce Existing Bank Debt. Under the terms of the Rights Offering, (i) the holders of Subordinated Note Claims (including Hicks Muse) will be offered the right to purchase an aggregate of 2,758,828 shares, with DTI, or 2,646,135 shares, without DTI, of New Senior Convertible Preferred Stock, (ii) Hicks Muse will be offered the additional right to purchase an aggregate of 888,709 shares, with DTI, or 852,408 shares, without DTI, of New Senior Convertible Preferred Stock, and (iii) TCW will be offered the right to purchase an aggregate of 591,492 shares, with DTI, or 567,331 shares, without DTI, of New Senior Convertible Preferred Stock. An aggregate of 4,239,029 shares, with DTI, or 4,065,874 shares, without DTI, of New Senior Convertible Preferred Stock will be offered by Group for an aggregate purchase price of $53.75 million. To assure the sale of all shares of New Senior Convertible Preferred Stock offered in the Rights Offering, (a) each of Hicks Muse and TCW have agreed to exercise their right to purchase such shares in full and (b) GSC has agreed to purchase all remaining shares of such stock that the holders of Subordinated Note Claims (other than Hicks Muse) do not purchase. In consideration for such agreements by Hicks Muse, TCW and GSC, Group has agreed to pay Hicks Muse, TCW and GSC a fee, in Cash, equal to two percent of the price of the New Senior Convertible Preferred Stock purchased by such Persons in the Rights Offering. See Section IV.I -- "SUMMARY OF THE PLAN -- RIGHTS OFFERING."

  2.  HICKS MUSE EXCHANGE

     The Plan contemplates an exchange of Existing Bank Debt held indirectly by Hicks Muse for shares of New Common Stock. Under the terms of the Hicks Muse Exchange, Hicks Muse will cause Existing Bank Debt in the principal amount of $23.7 million to be tendered to Group in exchange for 1,867,237 shares, with DTI, or 1,790,964 shares without DTI, of New Common Stock that will be issued to Hicks Muse by Group (after which, Group will contribute such Existing Bank Debt to Viasystems for cancellation). See Section IV.J -- "SUMMARY OF THE
PLAN -- HICKS MUSE EXCHANGE."

  3.  DIP FACILITY

     Viasystems has received commitments from certain lenders led by JPMorgan Chase Bank with respect to the DIP Facility, which will provide for a revolving credit facility in the maximum borrowing capacity of up to $37.5 million in order to provide additional liquidity prior to the Effective Date of the Plan. Availability under the DIP Facility will be based upon a percentage of eligible domestic accounts receivable and eligible domestic inventory, and the Debtors' obligations thereunder will be secured by a superpriority claim and adequate protection lien on substantially all of the assets of the Debtors and a lien on substantially all of the assets of their domestic Subsidiaries and, to the extent legal and practicable, a lien on the assets of foreign Subsidiaries that are pledged as collateral. See Section V.B -- "ANTICIPATED EVENTS DURING THE CHAPTER 11 CASE -- DEBTOR IN POSSESSION FINANCING."

  4.  NEW SENIOR CREDIT AGREEMENT

     The Plan contemplates that indebtedness under the Existing Credit Agreement (which indebtedness will be reduced by approximately $77.43 million pursuant to the consummation of the Rights Offering and the Hicks Muse Exchange) will be restructured in the New Senior Credit Agreement to provide for a Term Loan A Facility in an amount between $69.5 million and $85.4 million and a Term Loan B Facility in an amount between $362.9 million and $378.8 million. Viasystems has received commitments from certain lenders led by JPMorgan Chase Bank with respect to the Exit Facility in the amount of $51.3 million (subject to upward adjustment as described below). The amount of each lender's Exit Facility commitment determines the allocation of the term loans under the New Senior Credit Agreement. The Exit Facility will be part of the New Senior Credit Agreement and will provide for revolving loans of up to $61.85 million and a letter of credit subfacility with a sublimit of $15.0 million. The Exit Facility will provide liquidity for working capital and other general corporate purposes to Reorganized Group and its Subsidiaries following the conclusion of the Chapter 11 Cases. Availability under the Exit Facility will be subject to a domestic asset coverage test and, with respect to revolving advances, limited to circumstances in which Reorganized Viasystems and its Subsidiaries have less than $20 million in unrestricted cash and cash equivalents on hand at the time of, and after giving effect to, borrowing. See Section VI.C -- "CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS -- NEW SENIOR CREDIT AGREEMENT."

  5.  INCENTIVE OPTION PLAN

     The Plan contemplates the adoption of an Incentive Option Plan by Reorganized Group that is intended to provide incentives to employees to continue their efforts to foster and promote the long-term growth and performance of the Reorganized Debtors and their Subsidiaries. Under the Incentive Option Plan, New Options to purchase up to 2,777,778 shares of New Common Stock may be granted to employees of the Reorganized Debtors and their Subsidiaries. See Section III.B -- "MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS -- INCENTIVE OPTION PLAN."

D.  ESTIMATED POST-RESTRUCTURING CAPITALIZATION

                                               POST-RESTRUCTURING SHARE CAPITALIZATION (WITH DTI)
                                  -----------------------------------------------------------------------------
                                                            NEW SENIOR       FULLY DILUTED
                                          NEW              CONVERTIBLE       COMMON EQUITY       NEW JUNIOR
                                     COMMON STOCK        PREFERRED STOCK      OWNERSHIP*      PREFERRED STOCK
                                  -------------------   ------------------   -------------   ------------------
                                    SHARES       %       SHARES       %            %          SHARES       %
                                  ----------   ------   ---------   ------   -------------   ---------   ------
New Stock:
Hicks Muse                        11,400,479    54.9%   2,168,806    51.2%       54.3%       1,201,000    89.9%
Holders of Subordinated Note
  Claims (other than Hicks Muse)   9,182,349    44.2%   1,478,731    34.9%       42.6%              --       --
TCW                                       --       --     591,492    14.0%        2.4%              --       --
DTI                                  178,143     0.9%          --       --        0.7%         135,000    10.1%
                                  ----------   ------   ---------   ------      ------       ---------   ------
    Total                         20,760,971   100.0%   4,239,029   100.0%      100.0%       1,336,000   100.0%
New Warrants:
Holders of Existing Preferred
  Stock                            1,436,171
Holders of Group General
  Unsecured Claims                   159,574
                                  ----------
    Total                          1,595,745
New Options:
Tranche A                          2,222,222
Other                                555,556
                                  ----------
    Total                          2,777,778

                                              POST-RESTRUCTURING SHARE CAPITALIZATION (WITHOUT DTI)
                                  -----------------------------------------------------------------------------
                                                            NEW SENIOR       FULLY DILUTED
                                          NEW              CONVERTIBLE       COMMON EQUITY       NEW JUNIOR
                                     COMMON STOCK        PREFERRED STOCK      OWNERSHIP*      PREFERRED STOCK
                                  -------------------   ------------------   -------------   ------------------
                                    SHARES       %       SHARES       %            %          SHARES       %
                                  ----------   ------   ---------   ------   -------------   ---------   ------
New Stock:
Hicks Muse                        11,522,600    55.0%   2,080,215    51.2%       54.4%       1,201,000     100%
Holders of Subordinated Note
  Claims (other than Hicks Muse)   9,411,526    45.0%   1,418,328    34.9%       43.3%              --       --
TCW                                       --       --     567,331    14.0%        2.3%              --       --
DTI                                       --       --          --       --          --              --       --
                                  ----------   ------   ---------   ------      ------       ---------   ------
    Total                         20,934,126     100%   4,065,874     100%      100.0%       1,201,000     100%
New Warrants:
Holders of Existing Preferred
  Stock                            1,436,171
Holders of Group General
  Unsecured Claims                   159,574
                                  ----------
    Total                          1,595,745
New Options:
Tranche A                          2,222,222
Other                                555,556
                                  ----------
    Total                          2,777,778

---------------

* Assumes full conversion of the New Senior Preferred Convertible Preferred Stock, but does not give effect to the exercise of the New Warrants or the New Options.

                  POST-RESTRUCTURING DEBT AND PREFERRED STOCK
                           (AS OF SEPTEMBER 30, 2002)

                                                              WITH DTI   WITHOUT DTI
                                                              --------   -----------
                                                                    (MILLIONS)
Exit Revolving Facility                                        $  0.0      $  0.0
Term Loan A Facility*                                            69.5        69.5
Term Loan B Facility**                                          378.8       378.8
                                                               ------      ------
     Total Secured Debt                                         448.3       448.3
Capital Leases***                                                 8.2         8.2
New Subordinated Notes                                            0.2         0.2
                                                               ------      ------
     Total Debt                                                 456.7       456.7
New Senior Convertible Preferred Stock                           53.8        53.8
New Junior Preferred Stock                                      133.6       120.1
                                                               ------      ------
     Total Debt and Preferred Stock                            $644.1      $630.6

---------------

  * Assumes $51.3 million commitment in Exit Facility out of a maximum amount of $61.85.

 ** An additional $11.5 million of letters of credit issued and outstanding under the Existing Credit Agreement will be deemed to be issued and outstanding under the New Senior Credit Agreement, but will not reduce availability under the Exit Facility. Drawings under such letters of credit will be reimbursed by Senior Lenders having reimbursement obligations with respect to such letters of credit under the Existing Credit Agreement and added to the amount of the Term Loan B Facility.

*** Subsidiary obligations.

E.  THE CONFIRMATION HEARING

     If the Debtors receive the Requisite Acceptances with respect to the Plan, the Debtors intend to file voluntary petitions to commence the Chapter 11 Cases in the United States Bankruptcy Court for the Southern District of New York and request that the Bankruptcy Court schedule, as promptly as possible, a Confirmation Hearing to approve this Disclosure Statement and the Solicitation as being in compliance with section 1126(b) of the Bankruptcy Code and to confirm the Plan. The Debtors will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors have reserved the right to modify the Plan, with the consent of the Creditor Group, to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification and, with the consent of the Creditor Group, to use all Ballots accepting the Plan that were received pursuant to the Solicitation, and not subsequently revoked, to seek confirmation of the Plan (or of any modification thereof that does not materially and adversely affect the treatment of the Classes of Claims and Equity Interests with respect to which such Ballots were cast) pursuant to section 1129(b) of the Bankruptcy Code.

F.  SUMMARY OF POST-CONFIRMATION OPERATIONS

     Attached hereto as Exhibit D are the Financial Projections which project the financial performance of the Reorganized Debtors through December 31, 2007. The Financial Projections are based on the current business plan for the Reorganized Debtors, information available as of July 31, 2002 and numerous assumptions that are an integral part of the Financial Projections, many of which are beyond the control of the Reorganized Debtors and some or all of which may not materialize. See Section X.J -- "CERTAIN FACTORS TO BE
CONSIDERED -- INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS."

G.  REASONS FOR THE SOLICITATION; RECOMMENDATION

     The Solicitation is being conducted at this time in order to obtain the Requisite Acceptances prior to the filing of voluntary petitions for reorganization of the Debtors under Chapter 11 of the Bankruptcy Code. The Debtors anticipate that by conducting the Solicitation in advance of commencing the Chapter 11 Cases, the duration of the Chapter 11 Cases will be significantly shortened and the administration of the cases, which otherwise can be lengthy, complex, and extremely expensive, will be significantly shortened, greatly simplified, and much less costly.

     In light of the benefits to be attained by the holders of Eligible Claims pursuant to consummation of the transactions contemplated by the Plan, the Debtors' Boards of Directors recommend that such holders of Eligible Claims vote to accept the Plan. The Debtors' Boards of Directors have reached this decision after considering the alternatives to the Plan that are available to the Debtors and the likely effect on the Debtors' business operations, creditors, and shareholders of such alternatives. These alternatives include liquidation under Chapter 7 of the Bankruptcy Code or a reorganization under Chapter 11 of the Bankruptcy Code without a prepetition solicitation. The Debtors' Boards of Directors determined, after consulting with financial and legal advisors, that the Plan would result in a distribution of greater values to creditors and shareholders than would a liquidation under Chapter 7 or any other Chapter 11 reorganization. For a comparison of estimated distributions under Chapter 7 of the Bankruptcy Code and under the Plan, see Section VIII.C -- "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST - LIQUIDATION ANALYSIS." The Debtors' Boards of Directors also concluded that initiating a Chapter 11 case without a prepetition solicitation could result in (i) a significant delay in confirmation of a plan, (ii) higher fees and expenses, and (iii) an increased possibility that the reorganization cases would damage the Debtors' business, resulting in an increased possibility that the Debtors would not be able to reorganize successfully and therefore be forced to liquidate. For all of these reasons, the Debtors' Boards of Directors support the Plan and urge all holders of Eligible Claims to accept and support the Plan.

     Additionally, holders of Eligible Claims collectively holding 100% of the Existing Bank Debt, 100% of the principal amount of outstanding Senior Notes and 72.85% of the principal amount of outstanding Subordinated Notes are parties to the Lockup Agreement, in the form attached hereto as Exhibit F, pursuant to which such holders have agreed to vote to accept the Plan.

H.  SUMMARY OF VOTING PROCEDURES

     The Solicitation Package is being furnished prior to the commencement of the Chapter 11 Cases to holders of Eligible Claims whose names (or the names of whose Nominees) appear as of the Voting Record Date in the records maintained by the Debtors, JPMorgan Chase Bank, as Administrative Agent under the Existing Credit Agreement, and the securityholders list maintained by the Debtors' indenture trustees. IF SUCH ENTITIES DO NOT HOLD FOR THEIR OWN ACCOUNT, THEY SHOULD PROVIDE COPIES OF THE SOLICITATION PACKAGE TO THE BENEFICIAL OWNERS OF THE ELIGIBLE CLAIMS.

     All votes to accept or reject the Plan must be cast by using the Ballot enclosed with this Disclosure Statement or, in the case of a Nominee, the Master Ballot provided to such Nominee (or manually executed facsimiles thereof). No other votes will be counted. Consistent with the provisions of Federal Rule of Bankruptcy Procedure 3018, the Debtors have fixed August 28, 2002 as the Voting Record Date for the determination of holders of record of Eligible Claims entitled to receive the Solicitation Package. Ballots must be received by the Solicitation Agent no later than the Voting Deadline by 12:00 Midnight, New York City Time, on September 30, 2002. Except to the extent requested by the Debtors or as permitted by the Bankruptcy Court pursuant to Federal Rule of Bankruptcy Procedure 3018, Ballots received after the Voting Deadline will not be counted or otherwise used in connection with the Debtors' request for Confirmation of the Plan (or any permitted modification thereof). The Debtors reserve the right, subject to the consent of the Creditor Group, to use acceptances of the Plan received in the Solicitation to seek Confirmation of the Plan under any other circumstances, including a plan proposed in a non-prepackaged Chapter 11 case by the Debtors.

     Group reserves the right to amend the Plan, subject to the consent of the Creditor Group, either before or after the Petition Date. Amendments to the Plan that do not materially and adversely affect the treatment of Claims may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of resoliciting votes. In the event resolicitation is required, the Debtors will furnish new Ballots to be used to vote to accept or reject the Plan, as amended.

     Although the Solicitation relates to voluntary petitions for reorganization of the Debtors under Chapter 11 of the Bankruptcy Code, no such filings have yet been made. The Debtors intend to file their respective Chapter 11 petitions when the Requisite Acceptances have been received or when Group otherwise determines that such filing is necessary or appropriate to protect its property and interests. In addition, Group expressly reserves the right to extend the Voting Deadline, by oral or written notice to the Solicitation Agent, until the Requisite Acceptances have been received.

I.  CONCURRENT RESTRUCTURINGS

     Certain Subsidiaries of Viasystems closed their electronics manufacturing facilities in San Jose, California and Seattle, Washington in July 2002. Additionally, certain Subsidiaries of Viasystems are in the process of evaluating their electronics manufacturing facilities in Portland, Oregon; Ballynahinch, Northern Ireland; Coventry, England (plastics division only); Rouen, France; and Terni, Italy. This evaluation process could result in the restructuring, closure, or sale of these facilities. SEE SECTION
III.D. -- "MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS - CONCURRENT RESTRUCTURINGS."

                 II.  GENERAL INFORMATION REGARDING THE DEBTORS

A.  BACKGROUND

     Group was formed in 1996 by Hicks Muse in an effort to create a preferred global manufacturing provider to leading original equipment manufacturers ("OEMs") through acquisitions of printed circuit board fabricators and backpanel assemblers. Group had no operations prior to its first acquisition in October 1996. Since that time, the Debtors have broadened their focus to become a full-solution provider in the electronics manufacturing services ("EMS") industry. This change occurred as a result of the Debtors' recognition that many of the next generation products in the telecommunications and networking industries require highly advanced printed circuit boards and backpanel assemblies. As a result, the Debtors made a strategic decision to capitalize on their capabilities and compete for the complete assembly of their customers' products that utilize printed circuit boards and backpanels manufactured by the Debtors. Additionally, a significant portion of the Debtors' growth has been generated through 13 acquisitions since 1996. The Debtors have completed acquisitions of entire companies as well as acquisitions of captive manufacturing assets divested by OEM customers.

     Group is currently a publicly-held, Delaware corporation whose only material asset is the capital stock of Viasystems. Group's principal liabilities consist primarily of its guarantee of each of the Existing Credit Agreement and the Subordinated Notes.

     Viasystems, a Delaware corporation, is a wholly-owned direct subsidiary of Group. Viasystems, through its Subsidiaries, is a leading, worldwide, independent provider of EMS to the telecommunications, networking, automotive, consumer, industrial and computer industries. Viasystems offers EMS solutions to OEMs that outsource the manufacture of their products. Viasystems' manufacturing services consist of: (i) the design and fabrication of printed circuit boards, in particular, highly complex, multi-layered printed circuit boards; (ii) the manufacture of complex printed circuit board assemblies; (iii) the manufacture of custom-designed backpanel assemblies; (iv) the design and manufacture of wire harnesses and custom cable assemblies; (v) the design and manufacture of custom enclosures; (vi) the procurement and management of materials; and (vii) the assembly and testing of its customers' complete systems and products.

     Viasystems' customer base primarily consists of OEMs in the telecommunications, networking, automotive, consumer, industrial and computer industries. Viasystems currently is a supplier to over 250 OEMs, including many industry leaders. The products Viasystems manufactures include, or can be found in, a wide array of products, including switching and transmission equipment; wireless base stations; computers; workstations; servers and data networking equipment, including hubs, routers and switches; automotive dash panels and control systems; washers; dryers; and cooking systems.

     As of July 31, 2002, Viasystems, through its Subsidiaries, operates 24 manufacturing facilities located in the United States, Canada, Mexico, the United Kingdom, France, Italy, the Netherlands and China. Viasystems' executive offices are located in St. Louis, Missouri. As of July 31, 2002, Viasystems, through its Subsidiaries, employed approximately 19,500 persons. Of these employees, approximately 16,700 were involved in manufacturing, 1,500 worked in engineering, 250 worked in sales and marketing, and 1,050 worked in accounting and administrative capacities.

     Additional information concerning the Debtors and their financial condition and results of operations, on a consolidated basis, is set forth in the Debtors' recent periodic Securities and Exchange Commission filings attached hereto as Exhibits B-1, B-2, B-3, and B-4.

B.  EVENTS LEADING TO CHAPTER 11 CASES

     The Debtors have experienced and continue to experience financial difficulties due primarily to the dramatic downturn in telecom and networking component demand that occurred in 2001 and continues through 2002. The economic downturn affecting the Debtors' large telecommunication and networking customer base has resulted in slower sales and weaker cash flows than the Debtors expected.

     As a result of such downturn, during the first quarter of 2001, the Debtors began evaluating their cost position compared to anticipated levels of business for 2001 and beyond and determined that plant shutdowns, plant consolidations, and downsizing were required to reduce costs to more appropriate levels in line with expected customer demand. During 2001, the Debtors closed and consolidated four facilities and reduced employee headcount by approximately 31%.

     Additionally, during the third quarter of 2001, Viasystems issued $100 million principal amount of Senior Notes and warrants to purchase 10 million shares of Existing Group Common Stock to Hicks Muse for a purchase price of $100 million (the "Senior Notes Financing"). The Senior Notes Financing was intended to provide the liquidity the Debtors required to (i) continue efforts to expand manufacturing operations into low cost locations through acquisitions and the opening of greenfield facilities in China and Mexico and (ii) meet working capital requirements during the economic downturn.

     The Senior Notes Financing was intended to be sufficient to meet the Debtors' then-current liquidity requirements, however, by the fourth quarter of 2001, it became clear to the Debtors' management that the economic downturn was severe and would continue for a longer duration than anticipated at the time the Senior Notes Financing was consummated.

     In light of these developments, during the first quarter of 2002, Group's Board of Directors retained Rothschild as independent financial advisor to assist in the evaluation of recapitalization alternatives that would reduce debt and strengthen the Debtors' balance sheet and established a special committee (the "Special Committee") to evaluate recapitalization alternatives for the Debtors. Group's Board of Directors granted the Special Committee the power and authority to review and evaluate such recapitalization alternatives and to oversee, discuss and negotiate a final recapitalization structure with the Debtors' creditors and stockholders. The Special Committee was initially comprised of Richard W. Vieser, Kenneth F. Yontz, and William H. Cunningham, with David M. Sindelar and Timothy L. Conlon also becoming members approximately one month thereafter.

     The Special Committee subsequently concluded, after exploring various out-of-court restructuring alternatives, that to successfully implement the Debtors' business plans, the Debtors would have to emerge from any restructuring with significantly less debt. The Debtors and the Special Committee also concluded that the best vehicle to achieve a restructuring of its indebtedness was through consummation of a prepackaged Chapter 11 plan. During the second fiscal quarter of 2002, Rothschild, the Special Committee and the Creditor Group began negotiations regarding the Restructuring and the terms of the Plan.

     In anticipation of the Debtors' failure to satisfy certain financial maintenance covenants contained in the Existing Credit Agreement, the Debtors entered into an amendment to the Existing Credit Agreement on March 29, 2002 and a subsequent amendment on May 29, 2002 pursuant to which the Senior Lenders agreed (i) to refrain from exercising any rights or remedies under the Existing Credit Agreement in respect of the Debtors' failure to comply with certain covenants thereunder prior to May 29, 2002 and (ii) to waive the occurrence of certain defaults under the Existing Credit Agreement in respect of the Debtors' failure to comply with certain covenants thereunder from May 29, 2002 through August 29, 2002.

     On May 30, 2002, Viasystems announced that it would not make its scheduled $24.4 million interest payment on the Subordinated Notes that was due on June 3, 2002.

     On June 28, 2002, following the recommendation of the Special Committee and approval by the Debtors' full Boards of Directors (with Messrs. Hicks, Furst and Mulroney abstaining), the Debtors and the Creditor Group reached an agreement in principle regarding the terms of the Restructuring.

     On August 29, 2002 the Debtors entered into the Lockup Agreement with holders of Eligible Claims collectively holding 100% of the Existing Bank Debt, 100% of the principal amount of outstanding Senior Notes and 72.85% of the principal amount of outstanding Subordinated Notes. Under the Lockup Agreement, such holders of Eligible Claims have agreed, among other things, to vote to accept the Plan and not to take any action or pursue any remedies available to them under the Existing Credit Agreement or the agreements that govern the Senior Notes and the Subordinated Notes, as the case may be, subject to, among other things, the filing of the Chapter 11 Cases prior to October 15, 2002 and the occurrence of the Effective Date prior to January 31, 2003. As a result of the Lockup Agreement, the Debtors believe that they will obtain the Requisite Acceptances of the Plan by the holders of Claims in Classes 2A and 2B (Existing Credit Agreement Claims), Class 4 (Senior Note Claims and DTI Guaranty Claims), and Classes 5A and 5B (Subordinated Note Claims). Neither the Plan nor this Disclosure Statement is intended to or should be construed to modify the terms of the Lockup Agreement.

C.  RESTRUCTURING PROFESSIONALS

     The Debtors have retained Rothschild to act as the Debtors' financial advisor in connection with the Restructuring and have agreed to pay Rothschild an initial retainer of $1,000,000, a monthly fee of $200,000 and an advisory fee of $6,500,000, less the retainer and 50% of all monthly fee payments in excess of $300,000, payable immediately prior to the Petition Date or June 30, 2003, whichever is earlier. The Debtors have also agreed to pay all reasonable out-of-pocket expenses incurred by Rothschild (including the reasonable fees and expenses of its counsel).

     The Debtors have retained Weil, Gotshal & Manges LLP as counsel. The Debtors will pay Weil, Gotshal & Manges LLP in accordance with its standard billing terms.

     The Debtors have agreed to pay reasonable out-of-pocket expenses of the members of the Creditor Group and the reasonable fees and expenses of their financial and legal advisors, including a monthly fee of $125,000 and an advisory fee of $1,000,000, less all monthly fee payments in excess of $375,000, payable to Jefferies & Company, Inc., financial advisors to the Noteholders' Committee, immediately prior to the Petition Date or June 30, 2003, whichever is earlier.

     The Debtors have retained Innisfree M&A Incorporated to serve as the Solicitation Agent in connection with the Solicitation. The Debtors will pay the Solicitation Agent reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for reasonable out-of-pocket expenses. Brokers, dealers, commercial banks, trust companies and other Nominees will be reimbursed by the Debtors for customary mailing and handling expenses incurred by them in forwarding materials to their customers, but will not otherwise be compensated for their services. The Debtors also will pay any other customary fees and expenses attributable to the Solicitation.

D.  ESTIMATED PRE-RESTRUCTURING INDEBTEDNESS AND PREFERRED STOCK

                                                      AS OF
                                                  SEPTEMBER 30,
                                                      2002
                                                  -------------
                                                   (Millions)
Revolver*                                           $   88.5
Term B Loan                                            148.0
Tranche A Chips Loan                                   139.3
Tranche B Chips Loan                                   150.0
                                                    --------
          Total Existing Bank Debt                     525.7
Senior Notes                                           120.1
Subordinated Notes                                     540.6
Capital Leases**                                         8.2
                                                    --------
          Total Debt                                 1,194.6
Existing Group Preferred Stock                          55.1
                                                    --------
          Total Debt and Preferred Stock            $1,249.7

---------------

*  Excludes $11.5 million of issued and undrawn letters of credit.

** Subsidiary obligations.

     Viasystems, Viasystems Canada Holdings, Inc. (f/k/a Viasystems Canada, Inc.) and Print Service Holding N.V. are borrowers, and Group is a guarantor, under the Existing Credit Agreement. The Existing Bank Debt outstanding under the Existing Credit Agreement is comprised of revolving loans in an aggregate principal amount of $88.5 million (excluding $11.5 million of issued and undrawn letters of credit) and term loans in the aggregate principal amount of $437.3 million. Hicks Muse holds a participation interest in approximately $51.2 million in principal amount of the Existing Bank Debt.

     Viasystems is the obligor under the Senior Notes in the aggregate principal amount of $100 million and accrued interest as of September 30, 2002 of approximately $20.1 million. Hicks Muse holds all of the Senior Notes.

     Viasystems is the obligor, and Group is a guarantor of such obligations, under the Subordinated Notes in the aggregate principal amount of $500 million and accrued interest as of September 30, 2002 of approximately $40.6 million. Hicks Muse holds approximately $232.1 million principal amount of the Subordinated Notes and the members of the Noteholders' Committee hold approximately $132.1 million principal amount of the Subordinated Notes.

     Group owns all of the outstanding capital stock of Viasystems. Group's outstanding capital stock consists of (i) 141,534,081 shares of Existing Group Common Stock and (ii) 1,855,176 shares of Existing Group Preferred Stock. The Existing Group Preferred Stock accrues cumulative dividends at a rate per annum equal to $2.00 per share payable quarterly by issuance of additional shares of Existing Group Preferred Stock. Upon any liquidation, dissolution or winding up, holders of Existing Group Preferred Stock are entitled to a cash liquidation payment equal to $25.00 per share plus accrued and unpaid dividends.

      III.  MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS

A.  THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF THE REORGANIZED DEBTORS

  1.  REORGANIZED GROUP

     On the Effective Date, the term of each member of Group's and Viasystems' current Board of Directors will automatically expire. Subject to the requirements of section 1129(a)(5) of the Bankruptcy Code, the initial Board of Directors of Reorganized Group on and after the Effective Date will consist of nine members, the names of which will be set forth in the Plan Supplement, which will be filed with the Bankruptcy Court on or before the date that is five Business Days prior to the Confirmation Hearing. The Board of Directors of Reorganized Group will have the responsibility for the management, control, and operation of Reorganized Group on and after the Effective Date.

     Pursuant to the Stockholders Agreement, the Board of Directors of Reorganized Group will consist of (i) the Chief Executive Officer of Reorganized Group, (ii) five members designated for election by Hicks Muse, and (iii) three members designated for election by certain holders of Subordinated Notes (other then Hicks Muse) that are party to the Stockholders Agreement. See Section VI.B.5 -- "CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS -- NEW
SECURITIES -- STOCKHOLDERS AGREEMENT."

     The members of the Management Group will maintain their current positions as executive officers of Reorganized Group on and after the Effective Date. The Management Group is as follows:

NAME                                     POSITION
----                                     --------
David M. Sindelar......................  Chief Executive Officer
Timothy L. Conlon......................  President and Chief Operating Officer
David J. Webster.......................  Senior Vice President
Joseph S. Catanzaro....................  Senior Vice President and Chief Financial Officer

     David M. Sindelar has been Chief Executive Officer of Group since July 2001. He also served as Senior Vice President of Group from January 1997 through June 2001 and Chief Financial Officer of Group since its inception through June 2001. Mr. Sindelar also serves as Chief Executive Officer of International Wire Holding Company and LLS Corp. Mr. Sindelar was Senior Vice President and Chief Financial Officer of Berg Electronics Corp. from March 1993 through October 1998 and of Crain Industries, Inc. and Crain Holdings Corp. from August 1995 through December 1997 and of Jackson Holding Company from February 1993 through August 1995. Mr. Sindelar is a member of the Board of Directors and Chief Executive Officer of LLS Corp., which filed for protection under Chapter 11 of the Bankruptcy Code on January 16, 2002.

     Timothy L. Conlon has been President and Chief Operating Officer of Group since October 1998. Prior to joining Group, Mr. Conlon was employed as President and Chief Operating Officer of Berg Electronics Corp. from January 1997 through October 1998. Mr. Conlon also served as Executive Vice President and Chief Operating Officer of Berg Electronics Group, Inc., a wholly owned subsidiary of Berg Electronics Corp., from October 1993 through January 1997. Prior to joining Berg Electronics Corp., Mr. Conlon was employed as President of the Cutting and Welding Division of Thermadyne Industries, Inc. from April 1993 through October 1993. Prior to joining Thermadyne Industries, Inc., Mr. Conlon spent nine years in the electronic connector industry including serving as General Manager of the Information Technologies and Spectra strip divisions of Amphenol Corporation from 1990 through July 1992 and President of Cambridge Products from 1988 through 1989.

     David J. Webster has been Senior Vice President of Group since 1997. Mr. Webster also serves as Senior Vice President of LLS Corp. and International Wire Group. From 1997 through 2001, Mr. Webster was a partner of Mills & Partners, Inc and from 1997 through 1998 served as Senior Vice President of Berg Electronics Corp. During 1997 Mr. Webster served as Senior Vice President of Crain Industries, Inc. Prior to 1997, Mr. Webster was a partner in the law firm of Weil, Gotshal & Manges LLP. Mr. Webster is a member of the Board of Directors of LLS Corp., which filed for protection under Chapter 11 of the Bankruptcy Code on January 16, 2002.

     Joseph S. Catanzaro has been Senior Vice President & Chief Financial Officer of Group since September 2001. He also served as Senior Vice
President -- Finance of Group from June 1999 to September 2001. Mr. Catanzaro joined Group in October 1998 in the position of Vice President of Business Services. Prior to joining Group, Mr. Catanzaro was Vice President of Finance of Berg Electronics Corp. from April 1993 to October 1998.

  2.  REORGANIZED VIASYSTEMS

     The officers and directors of Reorganized Group on and after the Effective Date will also serve as the officers and directors of Reorganized Viasystems unless otherwise provided in the Plan Supplement.

B.  INCENTIVE OPTION PLAN

     In connection with the Plan, Reorganized Group will adopt an Incentive Option Plan that is intended to provide incentives to employees to continue their efforts to foster and promote the long-term growth and performance of the Reorganized Debtors and their Subsidiaries. The Incentive Option Plan will authorize the issuance of New Options to purchase up to 2,777,778 shares of New Common Stock. Up to eighty percent of such New Options will be issued on the Effective Date (the "Tranche A Options") with a per share exercise price equal to $12.68, with DTI, or $13.22, without DTI. Tranche A Options will be issued to employees of the Reorganized Debtors and their Subsidiaries in accordance with an allocation recommended by the Chief Executive Officer of Reorganized Group and approved by the Compensation Committee of the Board of Directors of Reorganized Group; provided, a designee of Hicks Muse and a designee of GSC must consent to such allocation. The Tranche A Options will vest as follows: one-third immediately upon the date of grant, one-third upon the 24-month anniversary of the Effective Date, and one-third upon the 36-month anniversary of the Effective Date. The remaining 20% of such New Options, plus any additional options not granted as Tranche A Options and allocated as "Tranche B Options" with the approval of Hicks Muse and GSC, will be available for future grants at the discretion of the Compensation Committee subject to such terms and conditions as the Compensation Committee may determine at the time of grant.

C.  EMPLOYMENT AGREEMENTS

     Prior to Confirmation, the Debtors intend to assume all employment agreements currently in effect.

D.  CONCURRENT RESTRUCTURINGS

     A Subsidiary of Viasystems closed its electronics manufacturing facility in San Jose, California in July 2002. The closure resulted in the termination of 198 employees. The Debtors will record cash restructuring charges of $2.2 million and non-cash restructuring charges of $4.7 million in connection with the closure.

     A Subsidiary of Viasystems closed its electronics manufacturing facility in Seattle, Washington in July 2002. The closure resulted in the termination of 29 employees. The Debtors will record cash restructuring charges of $0.4 million and non-cash restructuring charges of $0.8 million in connection with the closure.

     Certain Subsidiaries of Viasystems are also in the process of evaluating their electronics manufacturing facilities in Portland, Oregon; Ballynahinch, Northern Ireland; Coventry, England (plastics division only); Rouen, France; and Terni, Italy. This evaluation process could result in the restructuring, closure, or sale of these facilities.

                            IV.  SUMMARY OF THE PLAN

A.  INTRODUCTION

     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and shareholders. In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

     The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying Claims against and Equity Interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any Person or entity acquiring property under the plan, and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan, and terminates all rights and interests of equity security holders.

     THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS ATTACHED THERETO AND DEFINITIONS THEREIN), WHICH IS ATTACHED HERETO AS EXHIBIT A.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

     THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, THEIR ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

B.  SCHEDULE OF TREATMENT OF CLAIMS AND EQUITY INTERESTS

CLASS            TITLE                                     STATUS       ENTITLED TO VOTE
-----            -----                                     ------       ----------------
Unclassified...  Administrative Claims                     Unimpaired   No
Unclassified...  Priority Tax Claims                       Unimpaired   No
Class 1A.......  Group Other Priority Claims               Unimpaired   No; deemed to accept
Class 1B.......  Viasystems Other Priority Claims          Unimpaired   No; deemed to accept
Class 2A.......  Group Existing Credit Agreement Claims    Impaired     Yes
Class 2B.......  Viasystems Existing Credit Agreement      Impaired     Yes
                 Claims
Class 3A.......  Group Other Secured Claims                Unimpaired   No; deemed to accept
Class 3B.......  Viasystems Other Secured Claims           Unimpaired   No; deemed to accept
Class 4........  Viasystems Senior Note Claims and DTI     Impaired     Yes
                 Guaranty Claims
Class 5A.......  Group Subordinated Note Claims            Impaired     Yes
Class 5B.......  Viasystems Subordinated Note Claims       Impaired     Yes
Class 6A.......  Group General Unsecured Claims            Impaired     Yes
Class 6B.......  Viasystems General Unsecured Claims       Impaired     Yes
Class 7A.......  Group Intercompany Claims                 Unimpaired   No; deemed to accept
Class 7B.......  Viasystems Intercompany Claims            Unimpaired   No; deemed to accept
Class 8........  Existing Group Preferred Stock            Impaired     No; deemed to reject
Class 9A.......  Existing Group Common Stock               Impaired     No; deemed to reject
Class 9B.......  Existing Viasystems Common Stock          Unimpaired   No; deemed to accept
Class 10.......  Existing Other Equity Interests           Impaired     No; deemed to reject

C.  TREATMENT OF UNCLASSIFIED CLAIMS

     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

  1.  ADMINISTRATIVE CLAIMS

     Each holder of an Allowed Administrative Claim will receive, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement relating thereto and (b) any Allowed Administrative Claim may be paid on such other terms as may be agreed on between the holder of such claim and the Debtors.

  2.  PRIORITY TAX CLAIMS

     On the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, in the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim, of a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, or
(c) such other treatment as to which the Debtors and such holder will have agreed upon in writing; provided, however, that the Debtors reserve the right to prepay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; provided further, however, that no holder of an Allowed Priority Tax Claim will be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

D.  TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

  1.  CLASS 1A -- GROUP OTHER PRIORITY CLAIMS

          a. Claims in Class: Class 1A consists of all Other Priority Claims against Group.

          b. Treatment: On the later of (i) the Distribution Date or (ii) the date on which its Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim against Group will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, Cash equal to the full amount of its Allowed Other Priority Claim.

  2.  CLASS 1B -- VIASYSTEMS OTHER PRIORITY CLAIMS

          a. Claims in Class: Class 1B consists of all Other Priority Claims against Viasystems.

          b. Treatment: On the later of (i) the Distribution Date or (ii) the date on which its Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim against Viasystems will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, Cash equal to the full amount of its Allowed Other Priority Claim.

  3.  CLASS 2A -- GROUP EXISTING CREDIT AGREEMENT CLAIMS

          a. Claims in Class: Class 2A consists of all Existing Credit Agreement Claims against Group. Existing Credit Agreement Claims will be reduced by approximately $77.43 million pursuant to the consummation of the Rights Offering and the Hicks Muse Exchange.

          b. Treatment: For purposes of the Plan, Existing Credit Agreement Claims are Allowed in the aggregate amount of not less than $525.7 million. The legal, equitable, and contractual rights of the holders of Existing Credit Agreement Claims against Group will be deemed satisfied by Group's guarantee of the obligations under the New Senior Credit Agreement.

  4.  CLASS 2B -- VIASYSTEMS EXISTING CREDIT AGREEMENT CLAIMS

          a. Claims in Class: Class 2B consists of all Existing Credit Agreement Claims against Viasystems. Existing Credit Agreement Claims will be reduced by approximately $77.43 million pursuant to the consummation of the Rights Offering and the Hicks Muse Exchange.

          b. Treatment: For purposes of the Plan, Existing Credit Agreement Claims are Allowed in the aggregate amount of not less than $525.7 million. On the Effective Date, each holder of an Allowed Existing Credit Agreement Claim against Viasystems will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Existing Credit Agreement Claim, an amount of indebtedness under the New Senior Credit Agreement equal to the amount of such holder's Allowed Existing Credit Agreement Claim and all rights related to such indebtedness under the New Senior Credit Agreement.

  5.  CLASS 3A -- GROUP OTHER SECURED CLAIMS

          a. Claims in Class: Each sub-Class of Class 3A consists of a single Secured Claim against Group, and in the aggregate includes all Other Secured Claims against Group. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes. If the Claim of a holder of an Other Secured Claim against Group exceeds the value of the collateral that secures it, such holder will have an Other Secured Claim against Group equal to the value of the collateral for such Claim and a General Unsecured Claim against Group for the deficiency.

          b. Treatment: The legal, equitable, and contractual rights of the holders of Other Secured Claims against Group are unaltered by the Plan, and such Secured Claims will otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

  6.  CLASS 3B -- VIASYSTEMS OTHER SECURED CLAIMS

          a. Claims in Class: Each sub-Class of Class 3B consists of a single Secured Claim against Viasystems, and in the aggregate includes all Other Secured Claims against Viasystems. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes. If the Claim of a holder of an Other Secured Claim against Viasystems exceeds the value of the collateral that secures it, such holder will have an Other Secured Claim against Viasystems equal to the value of the collateral for such Claim and a General Unsecured Claim against Viasystems for the deficiency.

          b. Treatment: The legal, equitable, and contractual rights of the holders of Other Secured Claims against Viasystems are unaltered by the Plan, or such Secured Claims will otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

  7.  CLASS 4 -- VIASYSTEMS SENIOR NOTE CLAIMS AND DTI GUARANTY CLAIMS

          a. Claims in Class: Class 4 consists of all Senior Note Claims and DTI Guaranty Claims against Viasystems.

          b. Treatment: For purposes of the Plan, Senior Note Claims are Allowed in the aggregate Amount of not less than $120.1 million. On the later of
     (i) the Effective Date or (ii) the date on which its Senior Note Claim or DTI Guaranty Claim becomes an Allowed Senior Note Claim or Allowed DTI Guaranty Claim, each holder of an Allowed Senior Note Claim or Allowed DTI Guaranty Claim will transfer to Group such Allowed Senior Note Claim or Allowed DTI Guaranty Claim and will receive from Group in exchange therefor a Pro Rata distribution of 1,336,000 shares of New Junior Preferred Stock and 1,762,487 shares of New Common Stock, with DTI, or 1,201,000 shares of New Junior Preferred Stock and 1,584,344 shares of New Common Stock, without DTI (after which, Group will contribute such Allowed Senior Note Claim or DTI Guaranty Claim to Viasystems for cancellation and in satisfaction, settlement, release, and discharge of such Claim).

  8.  CLASS 5A -- GROUP SUBORDINATED NOTE CLAIMS

          a. Claims in Class: Class 5A consists of all Subordinated Note Claims against Group.

          b. Treatment: For purposes of the Plan, Subordinated Note Claims are Allowed in the aggregate Amount of not less than $540.6 million. The legal, equitable, and contractual rights of the holders of Subordinated Note Claims against Group will be deemed satisfied by virtue of the treatment afforded to holders of Subordinated Note Claims against Viasystems.

  9.  CLASS 5B -- VIASYSTEMS SUBORDINATED NOTE CLAIMS

          a. Claims in Class: Class 5B consists of all Subordinated Note Claims against Viasystems.

          b. Treatment: For purposes of the Plan, Subordinated Note Claims are Allowed in the aggregate Amount of not less than $540.6 million. On the later of (i) the Effective Date or (ii) the date on which its Subordinated Note Claim becomes an Allowed Subordinated Note Claim, each holder of an Allowed Subordinated Note Claim against Viasystems will transfer to Group such Allowed Subordinated Note Claim and will receive from Group in exchange therefor a Pro Rata distribution of 17,131,247 shares, with DTI, or 17,558,818 shares, without DTI, of New Common Stock (after which Group will contribute such Subordinated Note Claim to Viasystems for cancellation and in satisfaction, settlement, release, and discharge of such Claim).

  10.  CLASS 6A -- GROUP GENERAL UNSECURED CLAIMS

          a. Claims in Class: Class 6A consists of all General Unsecured Claims against Group.

          b. Treatment: If the holders of General Unsecured Claims against Group vote as a class to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, then on the Effective Date, each holder of an Allowed General Unsecured Claim against Group will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, a Pro Rata distribution of New Warrants to purchase 159,574 shares of New Common Stock, either with or without DTI. In the event holders of General Unsecured Claims against Group vote as a class to reject the Plan, then such holders will not receive any distributions under the Plan.

  11.  CLASS 6B -- VIASYSTEMS GENERAL UNSECURED CLAIMS

          a. Claims in Class: Class 6B consists of all General Unsecured Claims against Viasystems.

          b. Treatment: Each holder of an Allowed General Unsecured Claim against Viasystems will receive, in full satisfaction, settlement, release, and discharge of and in exchange for each such Allowed General Unsecured Claim, a New Subordinated Note in a principal amount equal to 85% of the amount of each such Allowed General Unsecured Claim.

  12.  CLASS 7A -- GROUP INTERCOMPANY CLAIMS

          a. Claims in Class: Class 7A consists of all Intercompany Claims against Group.

          b. Treatment: The legal, equitable, and contractual rights of the holders of Intercompany Claims against Group are unaltered by the Plan, or such Intercompany Claims will otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

  13.  CLASS 7B -- VIASYSTEMS INTERCOMPANY CLAIMS

          a. Claims in Class: Class 7B consists of all Intercompany Claims against Viasystems.

          b. Treatment: The legal, equitable, and contractual rights of the holders of an Allowed Intercompany Claims against Viasystems are unaltered by the Plan, or such Intercompany Claims will otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

  14.  CLASS 8 -- EXISTING GROUP PREFERRED STOCK

          a. Equity Interests in Class: Class 8 consists of all Existing Group Preferred Stock.

          b. Treatment: If the holders of Group General Unsecured Claims (Class
     6A) vote as a class to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, then on the Effective Date, each holder of an Allowed Existing Group Preferred Stock Equity Interest will receive a Pro Rata distribution of New Warrants to purchase 1,436,171 shares of New Common Stock, either with or without DTI. If holders of Group General Unsecured Claims (Class 6A) vote as a class to reject the Plan, holders of Existing Group Preferred Stock will not receive any distribution.

  15.  CLASS 9A -- EXISTING GROUP COMMON STOCK

          a. Equity Interests in Class: Class 9A consists of all Existing Group Common Stock.

          b. Treatment: On the Effective Date, all Existing Group Common Stock will be cancelled, and the holders of Existing Group Common Stock will not receive or retain any property or interest in property on account of their Existing Group Common Stock.

  16. CLASS 9B -- EXISTING VIASYSTEMS COMMON STOCK

          a. Equity Interests in Class: Class 9B consists of all Existing Viasystems Common Stock.

          b. Treatment: For and in consideration of Group acquiring certain Allowed Viasystems Existing Credit Agreement Claims, Allowed Senior Note Claims, Allowed DTI Guaranty Claims and Allowed Viasystems Subordinated Note Claims and contributing such Claims to Viasystems, and for and in consideration of Group funding the consideration or providing for distributions under the Plan to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, certain Allowed Existing Credit Agreement Claims, Allowed Other Secured Claims, certain Allowed General Unsecured Claims, and Allowed Existing Group Preferred Stock Equity Interests, the legal, equitable, and contractual rights of Group in the Existing Viasystems Common Stock are unaltered and unimpaired by the Plan.

  17.  CLASS 10 -- EXISTING OTHER EQUITY INTERESTS

          a. Claims and Equity Interests in Class: Class 10 consists of all Existing Other Equity Interests in Group and Viasystems.

          b. Treatment: On the Effective Date, all Existing Other Equity Interests will be cancelled, and the holders of Existing Other Equity Interests in Group and Viasystems will not receive or retain any property or interest in property on account of their Existing Other Equity Interests.

E.  ALLOWED CLAIMS AND EQUITY INTERESTS

     Notwithstanding any provision in the Plan to the contrary, the Debtors or Reorganized Debtors will only make distributions to holders of Allowed Claims and Allowed Equity Interests. No holder of a Disputed Claim or Disputed Equity Interest will receive any distribution on account thereof until and to the extent that its Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

F.  POSTPETITION INTEREST

     In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all unsecured Claims against the Debtors will be calculated as of the Petition Date. Except as otherwise explicitly provided in the Plan, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, no holder of a Claim will be entitled to or receive Postpetition Interest.

G.  ALTERNATIVE TREATMENT

     Notwithstanding any provision in the Plan to the contrary, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled under the Plan, any other distribution or treatment to which it, the Debtors, the Senior Lenders, the Noteholders' Committee, and Hicks Muse may agree to in writing; provided, however, that such other distribution or treatment shall not provide a return having a present value in excess of the present value of the distribution or treatment that otherwise would be given such holder pursuant to the Plan.

H.  TAX ALLOCATION

     For tax purposes, the value of any New Securities received by holders of Claims in satisfaction of interest bearing obligations will be allocated first to the full satisfaction of principal of such interest bearing obligations and second in satisfaction of any accrued unpaid interest.

I.  RIGHTS OFFERING

  1.  THE RIGHTS

     Group will issue non-transferable, non-certificated subscription rights (the "Rights") entitling the purchase from Group, on the Effective Date and incident to and as part of the transactions that comprise the Plan, of (i) 2,758,828 shares, with DTI, or 2,646,135 shares, without DTI, of New Senior Convertible Preferred Stock at an aggregate purchase price of $34.98 million (5.5169 shares, with DTI, or 5.2916 shares, without DTI, for each $1,000 in principal amount of Subordinated Notes held) by the holders of Subordinated Note Claims as of the Voting Record Date (including Hicks Muse), (ii) 888,709 shares, with DTI, or 852,408 shares, without DTI, of New Senior Convertible Preferred Stock at an aggregate purchase price of $11.27 million by Hicks Muse, and (iii) 591,492 shares, with DTI, or 567,331 shares, without DTI, of New Senior Convertible Preferred Stock at an aggregate purchase price of $7.5 million by TCW (the "Rights Offering").

     No fractional shares of New Senior Convertible Preferred Stock or Cash in lieu thereof will be issued or paid. The number of shares of New Senior Convertible Preferred Stock available for purchase by a Rights Holder will be rounded down to the nearest whole number.

  2.  RIGHTS PERIOD

     The Rights Offering will commence by announcement as soon as practicable following the Petition Date and will expire on the Rights Deadline. After the Rights Deadline, unexercised Rights will be null and void. Group will not be obligated to honor any purported exercise of Rights received by the Rights Agent after the Rights Deadline, regardless of when the documents relating to such exercise were sent.

  3.  SUBSCRIPTION PRICE

     The Subscription Price will be between $12.68, with DTI, and $13.22, without DTI, per share of New Senior Convertible Preferred Stock, payable in Cash or by transfer of Existing Bank Debt to Group. Payments may only be made in accordance with procedures prescribed by each beneficial holder's Nominee, with respect to Cash payments, or by tender of documents of transfer and assignment in form and substance reasonably satisfactory to Group, with respect to the transfer of Existing Bank Debt to Group. The Subscription Form and exact Subscription Price will be set forth in a supplemental notice to be delivered to the Rights Holders as soon as practicable following the Petition Date.

  4.  TRANSFER RESTRICTION; REVOCATION

     THE RIGHTS ARE NOT TRANSFERABLE. ONCE A RIGHTS HOLDER HAS PROPERLY EXERCISED ITS RIGHTS, SUCH EXERCISE WILL NOT BE PERMITTED TO BE REVOKED. UPON SUCH EXERCISE, RIGHTS HOLDERS WHO HOLD SUBORDINATED NOTES WILL NOT BE PERMITTED TO SELL, TRANSFER, ASSIGN, PLEDGE OR OTHERWISE DISPOSE OF SUCH SUBORDINATED NOTES. ANY SUCH TRANSFER OR ATTEMPTED TRANSFER WILL BE NULL AND VOID AND THE DEBTORS WILL NOT TREAT ANY PURPORTED TRANSFEREE AS THE HOLDER OF SUCH SUBORDINATED NOTES.

  5.  PROCEDURES FOR EXERCISE OF RIGHTS

     Rights issued to holders of Subordinated Note Claims may only be exercised by such Rights Holders to the extent such holders hold the Subordinated Notes giving rise to the Subordinated Note Claim at such time of exercise. Rights Holders will be able to exercise their Rights by causing their Subscription Forms to be delivered to the Rights Agent at or prior to the Rights Deadline, having properly completed and executed the Subscription Form, and tendered the Subscription Price in accordance with procedures set forth in the Subscription Form and prescribed by each beneficial owner's Nominee, with respect to Cash payments, or Group, with respect to the transfer of Existing Bank Debt to Group.

     Upon receipt of the Subscription Form, Nominees should contact the respective beneficial owners of Subordinated Note Claims as soon as possible to ascertain the beneficial owners' intentions and to obtain instructions with respect to the Rights. If a beneficial owner so instructs, the Nominee should complete the Subscription Form and submit such Subscription Form and the applicable Subscription Price to the Rights Agent prior to the Rights Deadline.

     THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION FORMS SHOULD BE READ CAREFULLY AND FOLLOWED IN DETAIL.

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Debtors, whose determinations will be final and binding. The Debtors, in their sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Right. Subscription Forms will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine, in their sole discretion. Neither the Debtors nor the Rights Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

  6. COMMITMENTS

     Incident to and as part of the transactions that comprise the Plan and pursuant to the Commitment Agreements, (i) Hicks Muse has agreed to exercise its Rights in full and, on the Effective Date, to cause the record holder to transfer Existing Bank Debt beneficially owned by Hicks Muse under a participation agreement in the principal amount of $27.5 million to Group in exchange for 2,168,806 shares, with DTI, or 2,080,215 shares, without DTI, of New Senior Convertible Preferred Stock (Group will thereafter contribute such Existing Bank Debt to Viasystems for cancellation); (ii) TCW has agreed to exercise its Rights in full and, on the Effective Date, to transfer Existing Bank Debt in the principal amount of $7.5 million to Group in exchange for 591,492 shares, with DTI, or 567,331 shares, without DTI, of New Senior Convertible Preferred Stock (Group will thereafter contribute such Existing Bank Debt to Viasystems for cancellation); and (iii) GSC has agreed, on the Effective Date, to purchase from Group all or any portion of the remaining shares of New Senior Convertible Preferred Stock that the holders of Subordinated Note Claims (other than Hicks Muse) do not purchase in the Rights Offering, up to 1,478,731 shares, with DTI, or 1,418,328 shares, without DTI, of New Senior Convertible Preferred Stock at an aggregate purchase price of up to $18.75 million. In consideration for such commitments, Group has agreed to pay Hicks Muse, TCW, and GSC a fee, in Cash, equal to two percent of the price of the New Senior Convertible Preferred Stock purchased by such Persons in the Rights Offering.

  7. CONDITIONS TO ISSUANCE OF SHARES

     None of Group, Hicks Muse, TCW, GSC, or any exercising Rights Holder will be under any obligation, or have any right, to transfer or purchase any shares of New Senior Convertible Preferred Stock unless and until the Plan has been confirmed, all conditions to the Effective Date have been satisfied or waived, and all Subordinated Note Claims are exchanged for New Common Stock pursuant to the Plan. The Rights Offering is not conditioned on the exercise of any minimum number of Rights by Rights Holders. Group reserves the right at any time prior to the Rights Deadline to terminate the Rights Offering if consummation thereof is prohibited by law or applicable regulation. Reorganized Group will otherwise be obligated to complete the Rights Offering on the Effective Date.

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

  8. PROCEEDS

     Group expects the proceeds from the Rights Offering to be $53.75 million based on the combined value of Cash and Existing Bank Debt to be received by Group. Tendered Existing Bank Debt will be cancelled. All Cash proceeds from the Rights Offering will be used to reduce outstanding indebtedness of the Debtors under the Existing Credit Agreement.

  9. NO RECOMMENDATION BY CREDITOR GROUP REGARDING EXERCISE OF RIGHTS

     THIS DISCLOSURE STATEMENT AND THE MATERIALS ATTACHED HERETO OR SUBMITTED HEREWITH DO NOT CONSTITUTE A RECOMMENDATION BY THE CREDITOR GROUP OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS, OR PROFESSIONALS, REGARDING WHETHER OR NOT A RIGHTS HOLDER SHOULD EXERCISE THE RIGHTS. THE DECISION TO EXERCISE OR NOT EXERCISE THE RIGHTS IS WITHIN THE SOLE DISCRETION OF EACH RIGHTS HOLDER AND SHOULD BE MADE ON THE BASIS OF SUCH RIGHTS HOLDER'S INDEPENDENT ASSESSMENT OF THE FACTS AND CIRCUMSTANCES. IN THAT REGARD, EACH RIGHTS HOLDER IS ENCOURAGED TO REVIEW CAREFULLY ALL OF THE MATERIALS INCLUDED HEREWITH, THE MATERIALS THAT WILL BE PROVIDED WITH THE SUBSCRIPTION FORM, AND ANY OTHER MATERIALS DEEMED RELEVANT BY SUCH RIGHTS HOLDER AND TO CONSULT WITH SUCH RIGHTS HOLDER'S OWN FINANCIAL AND LEGAL ADVISORS.

J. HICKS MUSE EXCHANGE

     Incident to and as part of the transactions that comprise the Plan and pursuant to that certain Commitment Agreement executed by Hicks Muse, Hicks Muse has agreed, on the Effective Date, to transfer Existing Bank Debt to Group for shares of New Common Stock (the "Hicks Muse Exchange"). Under the Hicks Muse Exchange, Hicks Muse will direct the record holder to transfer Existing Bank Debt beneficially owned by Hicks Muse under a participation agreement in the principal amount of $23.7 million to Group (Group will thereafter contribute such Existing Bank Debt to Viasystems for cancellation). In exchange, Group will transfer 1,867,237 shares, with DTI, or 1,790,964 shares, without DTI, of New Common Stock to Hicks Muse. Tendered Existing Bank Debt will be cancelled (following its contribution by Group to Viasystems). Neither Group nor Hicks Muse will have any obligation under the Hicks Muse Exchange unless and until the Plan has been Confirmed and all conditions to the consummation of the Plan have been satisfied or waived.

K. MEANS FOR IMPLEMENTATION OF THE PLAN

  1. CONTINUED CORPORATE EXISTENCE; AUTHORIZED CAPITAL STOCK

     Reorganized Group and Reorganized Viasystems will continue to exist after the Effective Date as separate corporate entities in accordance with the applicable law in the applicable jurisdiction in which they are incorporated under their respective certificates of incorporation and bylaws in effect before the Effective Date except as their certificates of incorporation and bylaws may be amended pursuant to the Plan. On the Effective Date, the certificate of incorporation and bylaws of each Reorganized Debtor will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. In addition, the Reorganized Group Certificate of Incorporation will include a provision (i) authorizing 25 million shares of New Preferred Stock, of which 4.5 million shares will be designated New Senior Convertible Preferred Stock and 1.5 million shares will be designated New Junior Preferred Stock, and (ii) authorizing 100 million shares of New Common Stock. See Section VI.B -- "CAPITAL STRUCTURE OF THE REORGANIZED
DEBTORS -- NEW SECURITIES."

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

  2. CORPORATE ACTION; CANCELLATION OF SECURITIES

     As of the Effective Date, the Certificates evidencing the Extinguished Securities will evidence solely the right to receive from Viasystems or Group the distribution of the consideration, if any, under the Plan as described in
Section IV.D -- "SUMMARY OF THE PLAN -- TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS." On the Effective Date, except as otherwise provided for in the Plan, (i) the Extinguished Securities, to the extent not already cancelled, will be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person and (ii) the obligations of the Debtors under the Extinguished Securities and under the Debtors' certificate of incorporation, any agreements, indentures, or certificates of designations governing the Extinguished Securities will be terminated and discharged; provided, however, that each indenture or other agreement that governs the rights of the holder of a Claim based on the Extinguished Securities and that is administered by an indenture trustee, agent, or servicer will continue in effect solely for the purposes of (a) allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan and (b) permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, and expenses under such indenture or other agreement. Additionally, the cancellation of any indenture will not impair the rights and duties under such indenture as between the indenture trustee thereunder and the beneficiaries of the trust created thereby. Additionally, as of the Effective Date, all Equity Interests other than the Equity Interests in Viasystems, to the extent not already cancelled, will be cancelled.

     Any actions taken by an indenture trustee, agent or servicer that are not for the purposes authorized under the Plan will not be binding upon the Debtors. Except with respect to the making of distributions as provided in the preceding paragraph, the Reorganized Debtors may, with or without cause, terminate any indenture or other governing agreement and the authority of any indenture trustee, agent or servicer to act thereunder at any time by giving five Business Days' written notice of termination to the indenture trustee, agent, or servicer. If distributions under the Plan on account of Subordinated Note Claims have not been completed at the time of termination of the indenture or other governing agreement, the Reorganized Debtors will designate a distribution agent to act in place of the indenture trustee, agent, or servicer, and the provisions of the Plan will be deemed to apply to the new distribution agent.

  3. DIRECTORS AND EXECUTIVE OFFICERS

     On the Effective Date, the term of each member of the current Board of Directors of Group and Viasystems will automatically expire. The initial Board of Directors of Reorganized Group on and after the Effective Date will consist of nine members. Group will identify the individuals proposed to serve as directors of Reorganized Group in the Plan Supplement, which will be filed with the Bankruptcy Court on or before the date that is five Business Days prior to the Confirmation Hearing. Board members will be designated for election in the manner described in Section III.A.1 -- "MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS -- THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF THE REORGANIZED DEBTORS -- REORGANIZED GROUP." The board of directors of Reorganized Group will have the responsibility for the management, control, and operation of Reorganized Group on and after the Effective Date. The members of the Management Group will maintain their current positions as executive officers of Reorganized Group on and after the Effective Date. The officers and directors of Reorganized Group on and after the Effective Date will also serve as the officers and directors of Reorganized Viasystems unless otherwise provided in the Plan Supplement.

  4. NEW SECURITIES

     As of the Effective Date, the issuance by Reorganized Group of an aggregate of (i) 4,239,029 shares, with DTI, or 4,065,874 shares, without DTI, of New Senior Convertible Preferred Stock, (ii) 1,336,000 shares, with DTI, or 1,201,000 shares, without DTI, of New Junior Preferred Stock, and (iii) 20,760,971 shares, with DTI, or 20,934,126 shares, without DTI, of New Common Stock will be authorized.

     As of the Effective Date, the issuance by Reorganized Group of New Warrants to purchase an aggregate of 1,595,745 shares of New Common Stock will be authorized.

     As of the Effective Date, the grant by Reorganized Group of the Tranche A New Options to purchase an aggregate of 2,222,222 shares of New Common Stock in accordance with the Incentive Option Plan will be authorized.

     As of the Effective Date, the reservation by Reorganized Group of 8,056,996 shares, with DTI, or 7,883,841 shares, without DTI, of New Common Stock for issuance pursuant to any conversion of the New Senior Convertible Preferred Stock and any exercise of New Warrants or Tranche A New Options will be authorized.

     The issuance, grant, and reservation of New Securities described in this
Section IV.K.4 and authorized pursuant to the Plan will not require any further act or action by, among other Persons, any shareholders or creditors of Group, under applicable law, regulation, order or rule.

     All New Securities to be issued or granted will be deemed issued or granted, as applicable, as of the Effective Date regardless of the date on which they are actually distributed. The New Securities are described in Section
VI.B -- "CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS -- NEW SECURITIES."

  5. NEW SENIOR CREDIT AGREEMENT

     Indebtedness under the Existing Credit Agreement (which indebtedness will be reduced by approximately $77.43 million pursuant to the consummation of the Rights Offering and the Hicks Muse Exchange) will be restructured in the New Senior Credit Agreement to provide for a Term Loan A Facility in an amount between $69.5 million and $85.4 million and a Term Loan B Facility in an amount between $362.9 million and $378.8 million. In addition, the New Senior Credit Agreement will include the Exit Facility, which will provide for revolving loans of up to $61.85 million and a letter of credit subfacility with a sublimit of $15.0 million. The Exit Facility will be part of the New Senior Credit Agreement. The Exit Facility will provide liquidity for working capital and other general corporate purposes to Reorganized Group and its Subsidiaries following the conclusion of the Chapter 11 Cases. Availability under the Exit Facility will be subject to a domestic asset coverage test and, with respect to revolving advances, limited to circumstances in which Reorganized Viasystems and its Subsidiaries have less than $20 million in unrestricted cash and cash equivalents on hand at the time of, and after giving effect to, borrowing. As of the date of this Disclosure Statement, the committed amount of the Exit Facility is $51.3 million. On the Effective Date, the Reorganized Debtors will enter into the New Senior Credit Agreement. See Section VI.C -- "CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS -- NEW SENIOR CREDIT AGREEMENT."

  6. NEW SUBORDINATED NOTES

     On the Effective Date, Reorganized Viasystems will issue New Subordinated Notes to holders of General Unsecured Claims against Viasystems in aggregate principal amount equal to 85% of such Allowed Claims. See Section
VI.D -- "CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS -- NEW SUBORDINATED
NOTES."

  7.  RIGHTS OFFERING AND HICKS MUSE EXCHANGE

     Incident to and as part of the transactions that comprise the Plan, Group is (i) issuing Rights to purchase 4,239,029 shares, with DTI, or 4,065,874 shares, without DTI, of New Senior Convertible Preferred Stock at an aggregate purchase price of $53.75 million under the Rights Offering and (ii) exchanging 1,867,237 shares, with DTI, or 1,790,964 shares without DTI, of New Common Stock for $23.7 million in Existing Bank Debt under the Hicks Muse Exchange. On the Effective Date, Group will consummate the Rights Offering and the Hicks Muse Exchange, all as contemplated by the Rights Offering and the Commitment Agreements. See Section IV.I - "SUMMARY OF THE PLAN -- RIGHTS OFFERING" and
Section IV.J -- "SUMMARY OF THE PLAN -- HICKS MUSE EXCHANGE."

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

  8.  INCENTIVE OPTION PLAN

     On the Effective Date, Reorganized Group will adopt the Incentive Option Plan pursuant to which Reorganized Group will be authorized to grant New Options to purchase up to 2,777,778 shares of New Common Stock. See Section
III.B -- "MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED
DEBTORS -- INCENTIVE OPTION PLAN."

  9.  REVESTING OF ASSETS

     The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, will revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors will be free and clear of all Claims, encumbrances, Equity Interests, charges and liens except as specifically provided or contemplated in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.

  10.  PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS

     Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or entity without the approval of the Bankruptcy Court. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

  11.  EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

     The chairman of the board of directors, president, chief financial officer, any executive vice-president or senior vice-president, or any other appropriate officer of each Debtor will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the appropriate Debtor will be authorized to certify or attest to any of the foregoing actions.

  12.  EXEMPTION FROM CERTAIN TRANSFER TAXES

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

L.  PROVISIONS GOVERNING DISTRIBUTIONS

  1. DISTRIBUTIONS FOR CLAIMS AND EQUITY INTERESTS ALLOWED AS OF THE EFFECTIVE DATE

     Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, distributions and issuances of New Securities to be made in exchange for or on account of Claims or Equity Interests that are

Allowed Claims or Allowed Equity Interests as of the Effective Date will be made on the Distribution Date, or as soon thereafter as reasonably practicable. All Cash distributions will be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Any distribution under the Plan of property other than Cash (including any issuance of New Securities and the distribution of such New Securities in exchange for Allowed Claims as of the Effective Date) will be made by the Disbursing Agent, the indenture trustee or the transfer agent in accordance with the terms of the Plan.

  2.  DISBURSING AGENT

     The Disbursing Agent will make all distributions required under the Plan, except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions will be deposited with the appropriate indenture trustee, agent, or servicer, who will deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement.

     If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by an indenture trustee, agent, or servicer), such Disbursing Agent, indenture trustee, agent, or servicer will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent will be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond will be paid by the Reorganized Debtors.

  3.  SURRENDER OF SECURITIES OR INSTRUMENTS

     On or before the Distribution Date, or as soon as reasonably practicable thereafter, each holder of a Certificate will surrender such Certificate to the Disbursing Agent, or, with respect to the Subordinated Notes, the indenture trustee, and such Certificate will be cancelled. No distribution of property under the Plan, including the sale of New Senior Convertible Preferred Stock to a holder of a Subordinated Note Claim pursuant to the Rights Offering, will be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the indenture trustee, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or indenture trustee, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or indenture trustee, as the case may be, prior to the second anniversary of the Effective Date will be deemed to have forfeited all rights and Claims or Equity Interests in respect of such Certificate, will not participate in any distribution under the Plan and will have no right to participate in the Rights Offering, and (i) all Cash in respect of such forfeited distribution, including interest accrued thereon, will revert to Reorganized Group and (ii) all New Securities in respect of such forfeited distribution will be cancelled notwithstanding any federal or escheat laws to the contrary.

  4.  INSTRUCTIONS TO DISBURSING AGENT

     Prior to any distribution on account of a Subordinated Note Claim, the indenture trustee will (i) inform the Disbursing Agent as to the amount of properly surrendered Subordinated Notes and (ii) inform the Disbursing Agent in a properly completed letter of transmittal, accompanied by properly remitted securities, of the names of holders of Allowed Subordinated Note Claims, and the number of shares of New Stock to be issued and distributed to or on behalf of such holders of Allowed Subordinated Note Claims in exchange for properly surrendered Subordinated Notes.

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

  5.  SERVICES OF INDENTURE TRUSTEE

     The indenture trustee's services with respect to consummation of the Plan will be as set forth in the Plan and as authorized by the indenture.

  6.  RECORD DATE FOR DISTRIBUTIONS

     At the close of business on the Distribution Record Date, the transfer ledgers for the Existing Bank Debt (maintained by JPMorgan Chase Bank, as Administrative Agent under the Existing Credit Agreement), Senior Notes, Subordinated Notes, and Existing Group Stock will be closed, and there will be no further changes in the record holders of such debt and securities. The Reorganized Debtors and the Disbursing Agent, if any, will have no obligation to recognize any transfer of any such debt and securities occurring after the Distribution Record Date and will be entitled instead to recognize and deal for all purposes under the Plan with only those record holders listed on the transfer ledgers as of the close of business on the Distribution Record Date.

  7.  MEANS OF CASH PAYMENT

     Cash payments under the Plan will be in U.S. funds by check, wire transfer, or such other commercially reasonable manner as the payor will determine in its sole discretion.

  8.  CALCULATION OF DISTRIBUTION AMOUNTS OF NEW STOCK AND NEW WARRANTS

     No fractional shares of New Stock or New Warrants to purchase fractional shares of New Stock will be issued or distributed under the Plan or by Reorganized Group or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New Stock or New Warrants to purchase shares of New Stock will receive the total number of whole shares of New Stock or New Warrants to purchase the total number of whole shares of New Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Stock or a New Warrant to purchase a fractional share of New Stock, such number of shares or New Warrants to purchase shares to be distributed will be rounded down to the nearest whole number.

  9.  DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

     Distributions to holders of Allowed Claims will be made by the Disbursing Agent or the indenture trustee, as the case may be, (i) at the holder's last known address, (ii) at the address in any written notice of address change delivered to the Disbursing Agent, (iii) in the case of the holder of a Subordinated Note Claim, at the address in the indenture trustee's official records, or (iv) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any holder's distribution is returned as undeliverable, no further distributions to such holder will be made, unless and until the Disbursing Agent or indenture trustee is notified of such holder's then current address, at which time all missed distributions will be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee will be returned to the appropriate Reorganized Debtor or the indenture trustee, as the case may be, until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second anniversary of the Effective Date, after which date (a) all Cash in respect of such forfeited distribution including interest accrued thereon will revert to Reorganized Group and (b) all New Securities in respect of such forfeited distribution will be cancelled, in each case, notwithstanding any federal or escheat laws to the contrary.

  10.  WITHHOLDING AND REPORTING REQUIREMENTS

     In connection with the Plan and all distributions thereunder, the Disbursing Agent will, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions under the Plan will be subject to any such withholding and reporting requirements. The Disbursing Agent will be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.

  11.  SETOFFS

     Other than in respect of any Existing Credit Agreement Claim, a Reorganized Debtor may, but will not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the Claim's holder; provided, however, that neither the failure to do so nor the allowance of any Claim under the Plan will constitute a waiver or release by the Reorganized Debtor of any claim that the Debtor or Reorganized Debtor may have against such holder. Nothing in the Plan will be deemed to expand rights to setoff under applicable non-bankruptcy law. Notwithstanding the foregoing, the Reorganized Debtors shall be deemed to waive and shall have no right of setoff or recoupment against any Existing Credit Agreement Claim or against any amounts at any time due or outstanding under the DIP Facility.

M.  PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

  1. OBJECTIONS TO CLAIMS AND EQUITY INTERESTS; DISPUTED CLAIMS AND EQUITY INTERESTS

     The Debtors intend to make distributions, as required by the Plan, in accordance with the books and records of the Debtors (or in the case of the Existing Bank Debt, in accordance with the books and records of JPMorgan Chase Bank as Administrative Agent under the Existing Credit Agreement). Unless disputed by a holder of a Claim or Equity Interest, the amount set forth in the books and records of the Debtors will constitute the amount of the Allowed Claim or Allowed Equity Interest of such holder. If any holder of a Claim or Equity Interest disagrees with the Debtors, such holders must so advise the Debtors in writing, in which event, the Claim or Equity Interest will be a Disputed Claim or a Disputed Equity Interest. The Debtors intend to attempt to resolve any such disputes consensually, or through other judicial means outside of the Bankruptcy Court. Nevertheless, the Debtors may, in their discretion, file with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or Equity Interest, or any other appropriate motion or adversary proceeding with respect thereto. All such objections will be litigated to Final Order; provided, however, that the Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Claims or Equity Interests. In addition, any Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of the any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

  2. NO DISTRIBUTION PENDING ALLOWANCE

     Notwithstanding any other provision in the Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided under the Plan will be made on account of or in exchange for such Claim unless and until such Disputed Claim becomes an Allowed Claim.

  3. DISTRIBUTIONS AFTER ALLOWANCE

     To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a distribution will be made to the holder of such Allowed Claim or Allowed Equity

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

Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent will provide to the holder of such Claim or Equity Interest the distribution to which such holder is entitled under the Plan on account of or in exchange for such Allowed Claim.

N. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

  1. ASSUMED CONTRACTS AND LEASES

     Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date each Reorganized Debtor will be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms,
(iii) is the subject of a motion to reject filed on or before the Confirmation Date or (iv) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, filed as part of the Plan Supplement. The Confirmation Order will constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date.

     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property will include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

  2. PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

     Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default will be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the applicable Debtor. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

  3. REJECTED CONTRACTS AND LEASES

     Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, none of the executory contracts and unexpired leases to which a Debtor is a party will be rejected under the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which either Debtor is a party.

  4.  CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

     All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the appropriate Debtor and its counsel within 60 days after the earlier of (i) the date of entry of an order of the Bankruptcy Court approving such rejection or (ii) the Confirmation Date. Any Claims not filed within such times will be forever barred from assertion against the respective Debtor, its Estate, and its property.

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

  5.  COMPENSATION AND BENEFIT PLANS AND TREATMENT OF RETIREMENT PLAN

     Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and benefit plans of the Debtors, including benefit plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, will be deemed to be, and will be treated as if they were, executory contracts that are to be assumed under the Plan. The Debtors' obligations under such plans and programs will survive Confirmation of the Plan, except for (i) executory contracts or employee benefit plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided, however, that the Debtors' obligations, if any, to pay all "retiree benefits," as defined in section 1114(a) of the Bankruptcy Code, will continue unimpaired and in full force and effect.

O.  ACCEPTANCE OR REJECTION OF THE PLAN

  1.  CLASSES ENTITLED TO VOTE

     Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan is entitled to vote to accept or reject the Plan. Notwithstanding any distribution of Warrants that holders of Equity Interests in Class 8 may be entitled to receive under the Plan, the Debtors intend to seek entry of an order pursuant to which such holders will be deemed to have rejected the Plan and will not be entitled to vote in respect of the Plan. By operation of law, each unimpaired Class of Claims or Equity Interests is deemed to have accepted the Plan and, therefore, is not entitled to vote. Because holders of Claims and Equity Interests in Classes that are not entitled to receive or retain any property under the Plan are presumed to have rejected the Plan, they are not entitled to vote.

  2.  ACCEPTANCE BY IMPAIRED CLASSES

     An Impaired Class of Claims will have accepted the Plan if the holders of at least two-thirds in amount and more than one-half in number of the Allowed Claims in the Class actually voting have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.

  3.  ELIMINATION OF CLASSES

     Any Class that does not contain any Allowed Claims or Equity Interests or any Claims or Equity Interests temporarily allowed for voting purposes under Federal Rule of Bankruptcy Procedure 3018, as of the date of the commencement of the Confirmation Hearing, will be deemed not included in the Plan for purposes of (i) voting to accept or reject the Plan and (ii) determining whether such Class has accepted or rejected the Plan under section 1129(a)(8) of the Bankruptcy Code.

  4.  NONCONSENSUAL CONFIRMATION

     The Bankruptcy Court may confirm the Plan over the dissent of any Impaired Class if all of the requirements for consensual confirmation under subsection 1129(a), other than subsection 1129(a)(8), of the Bankruptcy Code and for nonconsensual confirmation under of subsection 1129(b) of the Bankruptcy Code have been satisfied.

     To obtain confirmation notwithstanding the nonacceptance of a Class, the Debtors must demonstrate to the Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to any dissenting Impaired Classes. A plan does not discriminate unfairly if the legal rights of a dissenting Class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its Claims or Equity

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

Interests. If required, the Debtors will show at the Confirmation Hearing that the Plan does not discriminate unfairly.

     The Bankruptcy Code establishes different "fair and equitable" tests for secured claims, unsecured claims and equity interests, as follows:

     - Secured Claims. Any of (i) each holder of an impaired secured claim retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each holder of an impaired secured claim realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) of this paragraph.

     - Unsecured Claims. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value, as of the effective date of the plan, equal to the amount of its allowed claims or
       (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan, subject to the applicability of the "new value" exception.

     - Equity Interests. Either (i) each equity interest holder receives or retains under the plan property of a value, as of the effective date of the plan, equal to the greater of (a) the fixed liquidation preference or fixed redemption price, if any, of such stock or (b) the value of the stock, or (ii) the holders of interests that are junior to the stock will not receive or retain any property under the plan on account of such interests.

To the extent necessary, the Debtors will request confirmation of the Plan, as the Plan may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

P.  CONDITIONS PRECEDENT; WAIVER

  1.  CONDITIONS TO CONFIRMATION

     The Confirmation of the Plan is subject to the satisfaction or due waiver of the following conditions precedent:

          a. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Senior Lenders, the Noteholders' Committee, and Hicks Muse.

          b. The Exit Facility commitment and the Commitment Agreements shall be in full force and effect and shall not have expired or otherwise terminated.

  2.  CONDITIONS TO EFFECTIVE DATE

     The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the Plan.

          a. The Confirmation Order shall have been entered by the Bankruptcy Court and that order must provide, among other things, that:

        - the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

        - the provisions of the Confirmation Order are non-severable and mutually dependent;

        - all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Cases or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits, or requires termination of such contract or lease;

        - the transfers of property by the Debtors (i) to the Reorganized Debtors (A) are or will be legal, valid, and effective transfers of property, (B) vest or will vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Equity Interests, except as expressly provided in the Plan or Confirmation Order, (C) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (D) do not and will not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including any laws affecting successor, transferee or stamp or recording tax liability and (ii) to holders of Claims or Equity Interests under the Plan are for good consideration and value;

        - except as expressly provided in the Plan (or any order of the Bankruptcy Court), upon the effectiveness of all transactions incident to and part of the Plan, the Debtors are discharged effective upon the Confirmation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant to the Plan, or obligation of the Debtors incurred before the Confirmation Date, or from any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

        - all Existing Group Preferred Stock, Existing Group Common Stock, and Existing Other Equity Interests in Group shall be cancelled effective upon the Effective Date;

        - the New Securities issued under the Plan are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Securities are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code; and

        - The Debtors and the members of the Creditor Group have acted in good faith with respect to the formulation, Solicitation, and Confirmation of the Plan, pursuant to section 1125(e) of the Bankruptcy Code.

          b. All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

          c. The New Senior Credit Agreement shall have been executed by all necessary parties thereto and prior to, or simultaneously with, the effectiveness of the Plan, all conditions precedent thereto shall have been satisfied or waived such that it shall have become effective.

          d. The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Securities.

          e. All other actions, documents, and agreements necessary to implement the Plan shall have been effected or executed, including the consummation of the Commitment Agreements.

          f. No stay of the Confirmation Order and/or consummation of the Plan is in effect.

          g. The aggregate amount of Allowed Claims and Disputed Claims classified in Class 6B-Viasystems General Unsecured Claims shall not exceed $7.5 million.

          h. The Lockup Agreement shall not have been terminated.

          i. All definitive documentation relating to the Plan and the transactions contemplated thereby shall be consistent in all material respects with the Lockup Agreement and the definitive documentation relating to the classes of Preferred Stock, the New Warrants, the Stockholders Agreement, the New

     Subordinated Notes, the Incentive Option Plan, the New Senior Credit Agreement, the DIP Facility, the Reorganized Group Certificate of Incorporation and all other documents material to the consummation of the transactions contemplated under the Plan shall be in form and substance reasonably acceptable to each of the Senior Lenders, the Noteholders' Committee, and Hicks Muse.

  3.  WAIVER OF CONDITIONS

     Each of the conditions set forth in Section IV.P.2, other than as set forth in subsection (c), (e) or (f) thereof, may be waived in whole or in part by the Debtors, with the consent of the Senior Lenders, the Noteholders' Committee, and Hicks Muse (which consent shall not be unreasonably withheld), without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The conditions set forth in Section IV.P.1 above may not be waived without the consent of the Senior Lenders, the Noteholders' Committee, and Hicks Muse (which consent shall not be unreasonably withheld). The failure to satisfy or waive any condition to Confirmation or the Effective Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each such right will be deemed an ongoing right that may be asserted at any time.

Q.  MODIFICATIONS AND AMENDMENTS; WITHDRAWAL

     The Debtors may alter, amend, or modify the Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, with the consent of the Senior Lenders, the Noteholders' Committee, and Hicks Muse (which consent shall not be unreasonably withheld). The Debtors reserve the right to include any amended exhibits in the Plan Supplement, whereupon each such amended exhibit will be deemed substituted for the original of such exhibit. After the Confirmation Date the Debtors or Reorganized Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, and the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and extent of the Plan so long as such proceedings do not materially and adversely affect the treatment of holders of Claims or Equity Interests under the Plan.

R.  RETENTION OF JURISDICTION

     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan's Confirmation and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction (except with respect to the purposes described under clauses (i) and (xiv) below, with respect to which jurisdiction will not be exclusive) over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

          (i) determine any and all objections to the allowance of Claims or Equity Interests;

          (ii) determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

          (iii) determine any and all motions to subordinate Claims or Equity Interests at any time and on any basis permitted by applicable law;

          (iv) hear and determine all Professional Fee Claims and other Administrative Claims;

          (v) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

          (vi) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

          (vii) enter such orders as may be necessary or appropriate in aid of the consummation of the Plan and to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

          (viii) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

          (ix) hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

          (x) issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with or compel action for the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

          (xi) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

          (xii) hear and determine any matters arising in connection with or relating to the Plan, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

          (xiii) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

          (xiv) recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

          (xv) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

          (xvi) hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

          (xvii) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

          (xviii) enter a final decree closing the Chapter 11 Cases.

S.  COMPROMISES AND SETTLEMENTS

     Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), the Debtors may compromise and settle various Claims against them and/or claims they may have against other Persons. Each of the Debtors expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right will transfer to the Reorganized Debtors pursuant to the Plan and Bankruptcy Court approval of such action will not be required.

T.  MISCELLANEOUS PROVISIONS

  1.  BAR DATES FOR CERTAIN CLAIMS

     a.  Administrative Claims

     The Confirmation Order will establish an Administrative Claims Bar Date for the filing of all Administrative Claims (other than Professional Fee Claims or Claims for the expenses of the members of any Committee (if appointed)), which date will be 60 days after the Confirmation Date. Holders of asserted Administrative Claims, other than Professional Fee Claims or Claims for United States Trustee fees or the expenses of the members of any Committee (if appointed), not paid and not arising out of transactions in the ordinary course of business prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Federal Rules of Bankruptcy Procedure 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors or Reorganized Debtors, as the case may be, will have 60 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claim.

     b.  Professional Fee Claims

     All final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or any Committee (if appointed) prior to the Effective Date must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 60 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

     Notwithstanding the foregoing, the reasonable fees and expenses incurred on or after the Petition Date by Stroock & Stroock & Lavan LLP, as counsel to the Noteholders' Committee, Jefferies & Company, Inc., as financial advisors to the Noteholders' Committee, Vinson & Elkins L.L.P., as counsel to Hicks Muse, and any other professionals retained by the Noteholders' Committee or Hicks Muse respectively, including local counsel, pursuant to their respective agreements entered into with the Debtors or Reorganized Debtors prior to, on, or subsequent to the Petition Date, shall be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors' businesses, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors or the Reorganized Debtors and any such Professional cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses shall be determined by the Bankruptcy Court.

  2.  PAYMENT OF STATUTORY FEES

     All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases will be paid by the Reorganized Debtors.

  3.  SEVERABILITY OF PLAN PROVISIONS

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

  4.  SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of all Persons named or referred to in the Plan will be binding on, and will inure to the benefit of, their respective heirs, executors, administrators, personal representatives, successors or assigns.

  5.  DISCHARGE OF THE DEBTORS AND INJUNCTION

     All consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Equity Interests in the Debtors of any nature whatsoever or against any of the Debtors' assets or properties. Except as otherwise expressly provided in the Plan, entry of the Confirmation Order (subject to the occurrence of the Effective Date) will act as a discharge of all Claims against and debt of, liens on, and Equity Interests in each of the Debtors, the Debtors' assets, and their properties, arising at any time prior to the entry of the Confirmation Order, regardless of whether a proof of Claim or proof of Equity Interest therefor was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder, subject to the occurrence of the Effective Date. Upon entry of the Confirmation Order, and subject to the occurrence of the Effective Date, any holder of such discharged Claim or Equity Interest will be precluded from asserting against the Debtors or any of their assets or properties any other or further Claim or Equity Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature whatsoever that occurred before the date of entry of the Confirmation Order, except as otherwise expressly provided by the Plan. The Confirmation Order will be a judicial determination of discharge of all liabilities of the Debtors, subject to the occurrence of the Effective Date.

     In accordance with section 524 of the Bankruptcy Code, the discharge described in this section and section 1141 of the Bankruptcy Code will act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Equity Interest discharged under the Plan. Except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against, or Equity Interests in, the Debtors will be permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. The foregoing injunction will extend to successors of the Debtors (including the Reorganized Debtors) and their respective properties and interests in property.

  6.  DEBTORS' RELEASES

     On the Effective Date, effective as of the Confirmation Date, the Debtors will release and be permanently enjoined from any prosecution or attempted prosecution of any and all causes of action which they have or may have against any present or former director, officer, or employee of the Debtors; provided, however, that the foregoing will not operate as a waiver of or release from any causes of action arising out of (i) any express contractual obligation owing by any such director, officer, or employee of the Debtors or (ii) the willful misconduct or gross negligence of such director, officer, or employee in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan.

     On the Effective Date, effective as of the Confirmation Date, the Debtors will release and be permanently enjoined from any prosecution or attempted prosecution of any and all claims and causes of action, including any claims or causes of action under Chapter 5 of the Bankruptcy Code, which they have or may have against any member of the Creditor Group and its respective members, officers, directors, agents, financial advisors,

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

attorneys, employees, equity holders, partners, affiliates and representatives and their respective property in connection with (i) actions taken as or in its capacity of being a member of the Creditor Group and (ii) the Chapter 11 Cases.

  7.  OTHER RELEASES

     On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided in the Plan or in the Confirmation Order, the Debtors, the Reorganized Debtors, each member of the Creditor Group, and the indenture trustee, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives and their respective property will be released from any and all claims, obligations, rights, causes of action, and liabilities which the Debtors, or the Reorganized Debtors, may be entitled to assert, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or thereafter arising, based in whole or in part upon any, act or omission, transaction, or other occurrence taking place on or before the Confirmation Date, in any way relating to the Chapter 11 Cases or the Plan; provided, however, that nothing will release any Person from any claims, obligations, rights, causes of action, or liabilities based upon any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the Solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan arising out of such Person's gross negligence or willful misconduct.

  8.  EXCULPATION AND LIMITATION OF LIABILITY

     The Reorganized Debtors, the members of the Creditor Group, and any and all of their respective present or former members, officers, directors, employees, equity holders, partners, affiliates, advisors, attorneys, or agents, or any of their successors or assigns, will not have or incur any liability to any holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the administration of the Chapter 11 Cases, the Solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     Notwithstanding any other provision of the Plan, no holder of a Claim or Equity Interest, no other party-in-interest, none of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, will have any right of action against the Reorganized Debtors, the Estates, any Committee, the members of the Creditor Group, any holder of Eligible Claims, or any of their respective present or former members, officers, directors, employees, equity holders, partners, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the administration of the Chapter 11 Cases, the Solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

  9.  WAIVER OF ENFORCEMENT OF SUBORDINATION

     All Claims against and Equity Interests in the Debtors and all rights and claims between or among holders of Claims and Equity Interests relating in any manner whatsoever to Claims against and Equity Interests in the Debtors, based upon any claimed subordination rights (if any), will be deemed satisfied by the distributions under the Plan to holders of Claims and Equity Interests having such subordination rights, and such subordination rights will be deemed waived, released, discharged, and terminated as of the Effective Date. Distributions to the various Classes of Claims and Equity Interests under the Plan will not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim or Equity Interest will have, receive and retain the benefit of the distributions in the manner set forth in the Plan.

  10.  TERM OF INJUNCTIONS OR STAYS

     Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), will remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order will remain in full force and effect in accordance with their terms.

  11.  BINDING EFFECT

     The Plan will be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Equity Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Cases.

  12.  REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

     The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation of the Plan does not occur, then (i) the Plan will be null and void in all respects,
(ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, will (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

  13.  COMMITTEES

     On the Effective Date, the duties of any Committee will terminate.

  14.  PLAN SUPPLEMENT

     Any and all exhibits, lists, or schedules referred to in the Plan but not filed with the Plan will be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five Business Days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims against or Equity Interests in the Debtors may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section IV.T.15 -- "SUMMARY OF THE PLAN -- MISCELLANEOUS PROVISIONS -- NOTICES TO DEBTORS."

  15.  NOTICES TO DEBTORS

     Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor under the Plan will be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

           VIASYSTEMS GROUP, INC.
           VIASYSTEMS, INC.
           101 South Hanley Road
           St. Louis, Missouri 63105
           Attn: David J. Webster
           Telephone: (314) 746-2280
           Facsimile: (314) 746-2299

     with a copy to:

           WEIL, GOTSHAL & MANGES LLP
           767 Fifth Avenue
           New York, New York 10153
           Attn: Alan B. Miller
           Telephone: (212) 310-8000
           Facsimile: (212) 310-8007

  16.  INDEMNIFICATION OBLIGATIONS

     Except as otherwise specifically set forth in the Plan, any obligations or rights of the Debtors or Reorganized Debtors to defend, indemnify, reimburse, or limit the liability of the Debtors' present and former directors, officers or employees (the "Covered Persons") pursuant to the Debtors' or Reorganized Debtors' certificates of incorporation, bylaws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Covered Persons based upon any act or omission related to such Covered Persons' service with, for, or on behalf of the Debtors prior to the Effective Date will be deemed executory contracts assumed under the Plan and will, in any event, survive Confirmation of the Plan and remain unaffected thereby, and will not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date.

  17.  GOVERNING LAW

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of New York will govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor will govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

  18.  PREPAYMENT

     Except as otherwise provided in the Plan or the Confirmation Order, the Debtors will have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment will not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

  19.  SECTION 1125(E) OF THE BANKRUPTCY CODE

     As of the Confirmation Date, the Debtors and the members of the Creditor Group will be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the

Bankruptcy Code. As of the Confirmation Date, the Debtors, the members of the Creditor Group, and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals will be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the Solicitation of acceptances or rejections of the Plan or the offer and issuance of New Securities under the Plan.

               V.  ANTICIPATED EVENTS DURING THE CHAPTER 11 CASES

A.  COMMENCEMENT OF THE CHAPTER 11 CASES

     If Group receives the Requisite Acceptances in response to the Solicitation, the Debtors intend to promptly commence the Chapter 11 Cases. From and after the Petition Date, the Debtors will continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     The Debtors do not expect the Chapter 11 Cases to be protracted. To expedite their emergence from Chapter 11, the Debtors intend to seek, among other things, the relief detailed below from the Bankruptcy Court on the Petition Date. If granted, this relief will facilitate the administration of the Chapter 11 Cases. There can be no assurance, however, that the Bankruptcy Court will grant the requested relief. Bankruptcy courts customarily provide various other forms of administrative and other relief in the early stages of Chapter 11 cases. The Debtors intend to seek all necessary and appropriate relief from the Bankruptcy Court in order to facilitate their reorganization goals, including the matters described below.

  1.  SCHEDULES AND STATEMENT OF FINANCIAL AFFAIRS

     Section 521 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 1007 direct that, unless otherwise ordered by the court, the Debtors must prepare and file Schedules of claims, executory contracts and unexpired leases and related information and a statement of financial affairs within 15 Business Days of the commencement of their Chapter 11 Cases. The purpose of this requirement is to provide the Debtors' creditors, equity security holders and other interested parties with sufficient information to make informed decisions with respect to the Debtors' reorganization.

  2.  APPROVAL OF PREPETITION SOLICITATION AND SCHEDULING OF CONFIRMATION
  HEARING

     To facilitate the prompt Confirmation and consummation of the Plan, the Debtors intend to seek an order scheduling a hearing to (i) approve the prepetition Solicitation procedures, including this Disclosure Statement, and
(ii) confirm the Plan, for a date immediately following the end of the applicable notice period therefor, or as soon thereafter as the Bankruptcy Court's calendar permits.

  3.  CASH MANAGEMENT SYSTEM

     Because the Debtors expect the entire Chapter 11 Cases to last for less than three months, and because of the administrative hardship that any operating changes would impose on the Debtors, the Debtors intend to seek Bankruptcy Court authority to continue using their existing cash management system, bank accounts and business forms. Absent the Bankruptcy Court's authorization of the continued use of the cash management system, the Debtors' cash flow could be severely impeded, to the detriment of the Debtors' estates and creditors.

     Continued use of the existing cash management system will facilitate the Debtors' smooth and orderly transition into Chapter 11, minimize the disruption to their businesses while in Chapter 11, and expedite their emergence from Chapter 11. Requiring the Debtors to adopt and implement a new cash management system would likely increase the costs of the Chapter 11 Cases, primarily as a result of the significant time and expense associated with the transition to a new cash management system. For the same reasons, requiring the

Debtors to cancel their existing bank accounts and establish new accounts or requiring it to create new business forms would only frustrate the Debtors' efforts to reorganize expeditiously.

  4.  RETENTION OF PROFESSIONALS

     The Debtors intend to seek Bankruptcy Court authority to retain and employ certain Professionals to represent them and assist them in connection with the Chapter 11 Cases. Some of these Professionals have been intimately involved with the negotiation and development of the Plan and include: (i) Weil, Gotshal & Manges LLP, as counsel for the Debtors, (ii) Rothschild Inc., as financial advisor to the Debtors; (iii) PricewaterhouseCoopers LLP, as accountants to the Debtors; and (iv) Innisfree M&A Incorporated, as Solicitation Agent for the Debtors. The Debtors may also seek authority to retain certain professionals to assist with the operations of their businesses in the ordinary course. These so-called "ordinary course professionals" will not be involved in the administration of the Chapter 11 Cases.

  5.  JOINT ADMINISTRATION

     The Debtors will seek authority to consolidate all filings under a single case name, in a single docket, for administrative purposes that would result if the Bankruptcy Court maintained entirely separate dockets for each of the cases and will reduce costs for parties making filings with the Bankruptcy Court.

B.  DEBTOR IN POSSESSION FINANCING

     Pursuant to the Lockup Agreement, Viasystems has received commitments from certain lenders led by JPMorgan Chase Bank with respect to the DIP Facility to fund its working capital needs during the pendency of the Chapter 11 Cases. The Lockup Agreement outlines only the key terms of the DIP Facility. Consequently, the final agreement for the DIP Facility remains subject to negotiation. In addition, the Bankruptcy Court must approve the final agreement. The following description outlines the key terms of the DIP Facility.

  1.  STRUCTURE

     The DIP Facility will provide Viasystems, as borrower, a revolving credit facility of up to $37.5 million. A fixed percentage of eligible domestic accounts receivable and eligible domestic inventory will set the maximum amount of Viasystems' advances at any given time under the DIP Facility. The fixed percentage remains subject to negotiation. Viasystems may use up to $10.0 million of the DIP Facility for letters of credit. Upon the consummation of the Plan, any letters of credit outstanding under the DIP Facility shall be deemed outstanding under the Exit Facility.

  2.  INTEREST RATES AND FEES

     Viasystems may choose to pay interest on advances under the DIP Facility at either the Eurodollar Rate plus 3.50% per annum or the Base Rate plus 2.50% per annum. The default rate is 2.00% above the rate otherwise applicable. In addition, any interest, fees and other amounts that are overdue under the DIP Facility bear interest at 4.50% above the Base Rate. Viasystems must pay a commitment fee of 0.50% per annum on the average daily unused portion of the DIP Facility and an upfront fee of 2.0% of the aggregate DIP Facility commitments.

     In addition, Viasystems will pay an advisory fee of $250,000, a documentation agent's fee of $166,000, and an annual administration fee of $50,000 in respect of the DIP Facility.

  3.  SECURITY AND GUARANTEES

     Group and all of its Subsidiaries formed under the laws of any state in the United States will jointly and severally guarantee Viasystems' obligations under the DIP Facility. The collateral for the DIP Facility will be the same collateral as under the Existing Credit Agreement: all or substantially all of the assets of Group, Viasystems and each guarantor. Subject to legal restrictions and practical considerations, Viasystems also will cause to be pledged the stock and assets of certain foreign Subsidiaries. The liens and guarantees in respect of the DIP Facility will prime, and be senior to, the liens and guarantees in respect of the Existing Credit Agreement.

  4.  USE OF CASH COLLATERAL

     The DIP Facility will not be available for use by Viasystems unless the Bankruptcy Court authorizes the use of proceeds of prepetition collateral that constitutes "cash collateral" (within the meaning of the Bankruptcy Code) in respect of the liens under the Existing Credit Agreement.

  5.  COVENANTS

     The DIP Facility will require Viasystems to observe certain conditions, affirmative covenants and negative covenants (including financial covenants) which are similar in type to those found in the Existing Credit Agreement but will be made more restrictive in various respects. Additional covenants include the following: (i) minimum EBITDA covenant tested monthly on a 3-month trailing basis (minimum level is subject to negotiation); (ii) limitations on capital expenditures; (iii) restrictions on material amendments to the Plan; (iv) standard reporting requirements for debtor-in-possession facilities, including the submission of 13-week cash flow forecasts (updated monthly) with weekly reporting of actual versus projected cash flow; and (v) notice of the amount and timing of any proposed stay bonuses or other cash retention payments for managers and executives of Viasystems (including market comparables in respect of such bonuses and payments).

  6. MATURITY AND AMORTIZATION

     The DIP Facility will cease to be available on the earlier of one year after the filing of the Chapter 11 Cases or the Effective Date. In addition, in the event that the Final Order is not entered within 30 days after the entry of the interim order approving the DIP Facility, the DIP Facility will terminate.

  7. ADEQUATE PROTECTION

     The Senior Lenders will receive adequate protection in the form of (i) current interest payments at the applicable non-default interest rate under the Existing Credit Agreement, (ii) a super-priority claim and an adequate protection lien on the assets of the Debtors, immediately junior in rank to the DIP Facility, and (iii) payment on a current basis of all fees and expenses of the Senior Lenders to the extent payable under the Existing Credit Agreement.

C. DTI GUARANTY CLAIM

  1. PROCEEDINGS

     On October 3, 2000, Viasystems issued a letter of guarantee to the Department of Trade and Industry for the United Kingdom (the "DTI"), as amended by the letter from Viasystems to the DTI dated August 16, 2001, and as further amended by the Settlement Agreement dated January 31, 2002 between Viasystems, European PCB Group (Cayman Islands) Ltd. ("European PCB Group"), and the DTI (collectively, the "DTI Guaranty") in respect of certain liabilities of Viasystems Tyneside Limited, formerly an indirect subsidiary of Viasystems, pursuant to a loan agreement between Viasystems Tyneside Limited and the DTI dated December 11, 1997. The loan agreement is secured by land and a building in North Tyneside, United Kingdom, which has an appraised value in excess of the liabilities subject of the DTI Guaranty. Under the DTI Guaranty, Viasystems and European PCB Group agreed to pay an aggregate of L12 million over a period commencing January 31, 2002 through December 31, 2003. Currently, an aggregate of L9 million remains outstanding under the DTI Guaranty. European PCB Group has agreed to indemnify Viasystems in the event Viasystems is required to make any such payments.

     Viasystems Tyneside Limited is currently in administrative receivership under the laws of the United Kingdom. Viasystems believes that the proceeds realized from the proceedings involving Viasystems Tyneside

Limited and anticipated payments to the DTI by European PCB Group together with the proceeds from the sale of the land and building in North Tyneside that will be available to the DTI will be sufficient to satisfy, in full, all the obligations owing under the DTI Guaranty to the DTI and, consequently, Viasystems believes it will have no remaining obligations under the DTI Guaranty. Accordingly, Viasystems intends to commence a proceeding in the Bankruptcy Court to estimate the DTI Guaranty Claim at no value. Due to the inherent uncertainty of litigation, however, the result of any such proceeding and the ultimate Allowed DTI Guaranty Claim cannot be predicted.

  2. EFFECT ON NEW SECURITIES

     For purposes of this Disclosure Statement, certain information regarding the New Securities is presented on the basis of the relative effects of the Allowed portion of the DTI Guaranty Claim equaling the maximum potential amount of such Claim (estimated at $13.5 million) and the relative effects of the entire DTI Guaranty Claim being Disallowed or otherwise not being entitled to receive a distribution under the Plan. The methodology for determining the actual effect of the DTI Guaranty Claim on the New Securities is set forth below.

     The determination of the number of shares and purchase price of New Common Stock and New Senior Convertible Preferred Stock and the exercise price of the New Warrants and Tranche A New Options will be based upon the following facts and assumptions:

     - the Allowed DTI Guaranty Claim amount will be established by agreement or through the estimation process (the "DTI Amount");

     - each share of New Senior Convertible Preferred Stock is initially convertible into one share of New Common Stock;

     - the aggregate number of shares of New Common Stock and New Senior Convertible Preferred Stock to be issued under the Plan (including the Rights Offering and Hicks Muse Exchange) will total 25 million shares (the "Total Common Shares");

     - the aggregate value of the Total Common Shares equals $330.5 million less the DTI Amount (the "Initial Common Equity Value");

     - the initial share price of the New Common Stock equals the Initial Common Equity Value divided by the Total Common Shares (the "Initial Common Share Price"); and

     - the holders of Senior Note Claims will receive 1,584,344 shares of the New Common Stock ("Senior Note Common Shares").

     Based on the facts and assumptions set forth above, the actual number of shares of New Common Stock and New Senior Convertible Preferred Stock to be issued with respect to the DTI Guaranty Claim, the Rights Offering, the Hicks Muse Exchange, and the Subordinated Note Claims can be determined as follows:

     - the number of shares of New Common Stock to be issued to the holder of the DTI Guaranty Claim (the "DTI Common Shares") is equal to the product of (i) the DTI Amount divided by the aggregate amount of Senior Notes Claims ($120.1 million) and (ii) the Senior Note Common Shares;

     - the number of shares of New Senior Convertible Preferred Stock to be issued pursuant to the Rights Offering is equal to the aggregate amount of the Rights Offering ($53.75 million) divided by the Initial Common Share Price;

     - the number of shares of New Common Stock to be issued pursuant to the Hicks Muse Exchange is equal to the aggregate amount of the Hicks Muse Exchange ($23.7 million) divided by the Initial Common Share Price; and

     - New Common Stock equal to the remaining Total Common Shares will be issued to the holders of Subordinated Note Claims.

     The actual number of shares of New Junior Preferred Stock to be issued with respect to the Senior Note Claims and the DTI Guaranty Claim will equal one share for each $100 of such Allowed Claim.

     Based on the facts and assumptions set forth above, the exercise price of the New Warrants to be issued with respect to the Group General Unsecured Claims and the Group Existing Preferred Stock can be determined by dividing (i) the sum of the Initial Common Equity Value and $322.0 million by (ii) the Total Common Shares.

     The exercise price of the Tranche A New Options will be the Initial Common Share Price.

D. ANTICIPATED TIMETABLE FOR THE CHAPTER 11 CASES

     Following the Petition Date, the Debtors expect the Chapter 11 Cases to proceed on the following estimated timetable. There can be no assurance, however, that the Bankruptcy Court's orders to be entered on or shortly after the Petition Date will permit the Chapter 11 Cases to proceed as expeditiously as anticipated.

     The Debtors anticipate that the hearing to consider the adequacy of the Disclosure Statement and Confirmation of the Plan will occur within 45 days after the Petition Date. Assuming that the Plan is confirmed at that hearing, the Plan provides that the Effective Date will be the first Business Day (i) on which all conditions to the Plan's consummation (as set forth in Article X of the Plan) have been satisfied or waived and (ii) that is the date on which the Plan is consummated. See Section IV.P -- "SUMMARY OF THE PLAN -- CONDITIONS PRECEDENT; WAIVER." Based upon information currently available, the Debtors believe that the Effective Date could occur as early as 10 Business Days following the Confirmation Date. Under this timetable, the Debtors would emerge from Chapter 11 within 60 days after the Petition Date. There can be no assurance, however, that this projected timetable can be achieved.

               VI.  CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS

A. ESTIMATED POST-RESTRUCTURING CAPITAL STRUCTURE

                                                        AS OF SEPTEMBER 30, 2002
                                                        ------------------------
                                                        WITH DTI    WITHOUT DTI
                                                        ---------   ------------
                                                               (Millions)
Exit Revolving Facility                                  $  0.0        $  0.0
Term Loan A Facility*                                      69.5          69.5
Term Loan B Facility**                                    378.8         378.8
                                                         ------        ------
     Total Secured Debt                                   448.3         448.3
Capital Leases***                                           8.2           8.2
New Subordinated Notes                                      0.2           0.2
                                                         ------        ------
     Total Debt                                           456.7         456.7
New Senior Convertible Preferred Stock                     53.8          53.8
New Junior Preferred Stock                                133.6         120.1
                                                         ------        ------
     Total Debt and Preferred Stock                      $644.1        $630.6

---------------

* Assumes $51.3 million commitment in Exit Facility out of a maximum amount of $61.85.

** An additional $11.5 million of letters of credit issued and outstanding under the Existing Credit Agreement will be deemed to be issued and outstanding under the New Senior Credit Agreement, but will not reduce availability under the Exit Facility. Drawings under such letters of credit will be reimbursed by Senior Lenders having reimbursement obligations with respect to such letters of credit under the Existing Credit Agreement and added to the amount of the Term Loan B Facility.

*** Subsidiary obligations.

B.  NEW SECURITIES

     The following discussion summarizes the material provisions of the New Securities including references, where applicable, to the Reorganized Group Certificate of Incorporation and Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and the Reorganized Group Certificate of Incorporation and Bylaws.

  1.  NEW COMMON STOCK

     The Reorganized Group Certificate of Incorporation will authorize the issuance of 100 million shares of New Common Stock having a par value of $0.01 per share. Holders of New Common Stock will be entitled to vote upon all matters submitted to a vote of the stockholders of Reorganized Group and will be entitled to one vote for each share of New Common Stock held. Holders of New Common Stock will not have preemptive rights. Subject to the prior rights and preferences applicable to the New Senior Convertible Preferred Sock and the New Junior Preferred Stock, holders of New Common Stock will be entitled to receive dividends as may be declared by the Board of Directors of Reorganized Group from time to time.

  2.  NEW PREFERRED STOCK

     The Reorganized Group Certificate of Incorporation will authorize the issuance of 25 million shares of New Preferred Stock having a par value of $0.01 per share in one or more classes or series, including those described below, and will reserve to the Board of Directors of Reorganized Group the power to designate for each class or series the following: (i) the terms and conditions of any voting, dividend and conversion or exchange rights; (ii) the amount payable on the class or series upon redemption and upon dissolution or distribution of the assets of Reorganized Group, and (iii) the rights, qualifications, limitations, or restrictions pertaining to the class or series.

     a.  New Senior Convertible Preferred Stock

     The principal terms of the New Senior Convertible Preferred Stock to be designated and issued by Reorganized Group under the Plan will be as follows:

Face Amount:                     The initial aggregate face amount will be
                                 $53.75 million.

Authorization:                   4.5 million shares.

Total Issued:                    4,239,029 shares, with DTI, or 4,065,874
                                 shares, without DTI

Dividends:                       Dividends will accrue on a semi-annual basis at
                                 the rate of 9.0% per annum based on the face amount (plus accrued but unpaid dividends) cumulative from the date of issuance provided, however, that in the event that dividends are paid in respect of the New Common Stock during any semi-annual dividend period in an aggregate amount which would on an as-converted basis exceed the dividends payable on the New Senior
                                 Convertible Preferred Stock for such period, the New Senior Convertible Preferred Stock will participate on an as-converted basis to the extent of such excess in additional dividends.

Conversion:                      Each share of New Senior Convertible Preferred
                                 Stock will be convertible at any time (in whole or in part) into a number of shares of New
                                 Common Stock at the then-applicable liquidation preference divided by the initial conversion price equal to $12.68, with DTI, or $13.22, without DTI (subject to customary anti-dilution adjustments).

Voting: The New Senior Convertible Preferred Stock will vote together with the New Common Stock on an as-converted basis and will vote as a class as required by applicable law.

Liquidation Preference:          Before any payments are made to the holders of
                                 the New Junior Preferred Stock or the New
                                 Common Stock, the New Senior Convertible
                                 Preferred Stock will have a liquidation
                                 preference equal to the greater of (i) the face amount ($12.68 per share, with DTI, or $13.22 per share, without DTI) plus the value of all accrued but unpaid dividends up to (but not including) the date of liquidation and (ii) the amounts that such holders of New Senior
                                 Convertible Preferred Stock would have received if all of the then-outstanding shares of New
                                 Senior Convertible Preferred Stock had been converted into shares of New Common Stock immediately prior to any liquidation of Reorganized Group.

Rank: The New Senior Convertible Preferred Stock will rank senior to the New Junior Preferred Stock and the New Common Stock.

Mandatory Redemption:            Upon the 10th anniversary of the date of
                                 issuance, the New Senior Convertible Preferred
                                 Stock will be subject to mandatory redemption.

     b.  New Junior Preferred Stock

     The principal terms of the New Junior Preferred Stock to be designated and issued by Reorganized Group under the Plan will be as follows:

Face Amount:                     The initial aggregate face amount will be
                                 $133.6 million, with DTI, or $120.1 million, without DTI.

Authorization:                   1.5 million shares.

Total Issued:                    1,336,000 shares, with DTI, or 1,201,000
                                 shares, without DTI.

Dividends:                       Dividends will accrue on a semi-annual basis at
                                 the below rates per annum based on the face amount (plus accrued but unpaid dividends) cumulative from the date of issuance:


1st year:              0.0%
2nd year:              1.0%
3rd year:              3.0%
4th year:              5.0%
5th -- 10th year:      8.0%

                                 In the event of the payment of dividends on the New Common Stock, if such dividends exceed the per share dividends provided above, based on a hypothetical conversion rate equal to the then-applicable liquidation preference divided by the Initial Common Share Price (the "Notional Conversion Rate"), additional dividends will be payable on the New Junior Preferred Stock equal to such excess.

Voting: The New Junior Preferred Stock will not have any voting rights other than those provided by law (including as required to comply with section 1123(a)(6) of the Bankruptcy Code) and except for with respect to those matters expressly set forth in the certificate of designation therefor.

Protective Provisions:           The New Junior Preferred Stock will contain
                                 anti-layering restrictions with respect to additional preferred stock and limitations on incurrence of material indebtedness.

Liquidation Preference:          The initial liquidation preference will be
                                 equal to the face amount ($100 per share) and all accrued but unpaid dividends up to (but not including) the date of liquidation before any payments are made to the holders of New Common
                                 Stock. In the event of an actual liquidation of Reorganized Group, if the distribution on New
                                 Junior Preferred Stock determined on the basis of the Notional Conversion Rate would exceed the foregoing liquidation preference, such holders shall be entitled to such greater distribution.

Rank: The New Junior Preferred Stock will rank junior in right of payment to the Senior Convertible Preferred Stock and will rank senior to the New Common Stock.

Mandatory Redemption:            Upon the 10th anniversary of the date of
                                 issuance, the New Junior Preferred Stock will be subject to mandatory redemption.

  3.  NEW WARRANTS

     Reorganized Group will be authorized to issue New Warrants to purchase up to 1,595,745 shares of New Common Stock to the holders of Group General Unsecured Claims and Existing Group Preferred Stock. The New Warrants will (i) have a per share exercise price equal to $25.56, with DTI, or $26.10, without DTI, (ii) be exercisable immediately and (iii) expire seven years after the date issued.

  4. NEW OPTIONS

     Under the Incentive Option Plan, New Options to purchase up to 2,777,778 shares of New Common Stock may be granted to employees of the Reorganized Debtors and their Subsidiaries. See III.B -- "MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS -- INCENTIVE OPTION PLAN."

  5. STOCKHOLDERS AGREEMENT

     In connection with the Plan, Reorganized Group will enter into a Stockholders Agreement with Hicks Muse and certain holders of Subordinated Notes (other than Hicks Muse). The principal terms of the Stockholders Agreement will be as follows:

     a.  Board of Directors of Reorganized Group

     The Board of Directors of Reorganized Group will be comprised of nine members as follows: (i) the Chief Executive Officer of Reorganized Group will be designated for election, (ii) five members will be designated for election by Hicks Muse, and (iii) three members will be designated for election by the holders of Subordinated Notes (other than Hicks Muse). The Compensation Committee of the Board of Directors of Reorganized Group will be comprised of two members designated by Hicks Muse and one member designated by the holders of Subordinated Notes (other than Hicks Muse). To the extent that the equity ownership in Reorganized Group by Hicks Muse or the holders of Subordinated Notes (other than Hicks Muse) is reduced by disposition during the term of the Stockholders Agreement, such constituency's right to designate directors for election shall be reduced as set forth in the Stockholders Agreement.

     b.  Hicks Muse Protections

     Without approval of Hicks Muse, Reorganized Group will not take any of the following actions: (i) other than transactions in which Hicks Muse will have pre-emptive rights to maintain their equity ownership percentage and other customary exceptions, issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities; (ii) issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities for consideration below fair market value; (iii) issue preferred stock or other equity ranking senior to the New Common Stock; (iv) incur material indebtedness or financial obligations (in excess of amounts to be agreed upon); or (v) take such other actions to be determined by agreement among the parties to the Stockholders Agreement.

     In the event that Hicks Muse owns in the aggregate less than 50.1% of the fully diluted common equity ownership of Reorganized Group as a result of dilution related to the New Warrants, any DTI Guaranty Claim, and/or equity issued pursuant to the Incentive Option Plan, the Stockholders Agreement will provide Hicks Muse with certain additional contractual control and protection rights to be agreed upon, including such rights to be provided to the holders of Subordinated Notes (other than Hicks Muse) described in Section VI.B.5.c below.

     c.  Minority Shareholder Protections

     The Stockholders Agreement will provide substantially to the effect that without approval of at least a majority in interest of the holders of Subordinated Notes (other than Hicks Muse) party to the Stockholders Agreement, Reorganized Group will not take any of the following actions: (i) other than transactions in which the holders of New Common Stock party to the Stockholders Agreement have pre-emptive rights to maintain their equity ownership percentage and other customary exceptions, issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities; (ii) issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities for consideration below fair market value; (iii) redeem or repurchase any of its outstanding capital stock; (iv) declare or make any dividend or other distribution on, or on account of, capital stock (excluding such dividends or other distributions with respect to the New Senior Convertible Preferred Stock and New Junior Preferred Stock); (v) consummate any corporate reorganizations, including dissolution, liquidation, reorganization or act of bankruptcy; (vi) consummate any merger, sale of all or substantially all assets or any other transaction that results in a "change of control," other than in any transaction based on an enterprise value in excess of $828.0 million (as adjusted for equity issuances or repurchases of, or dividends on, New Common Stock); (vii) enter into any transaction(s) with affiliates or insiders (including directors, officers and stockholders) that are not wholly-owned subsidiaries outside the ordinary course and on other than arm's length terms; (viii) incur material indebtedness or financial obligations (in excess of agreed upon amounts); (ix) other than as part of a transaction permitted under clause (vi) above, sell or transfer (by lease or otherwise) material businesses; (x) other than amendments effected in conjunction with a transaction permitted under clause (i) or (vi) above, modify its certificate of incorporation or bylaws; or (xi) change the number of directors on the board or establish any new committees and/or engage in new corporate governance activities.

     d.  New Common Stock Registration Rights

     Demand Registration Rights. At any time after the third anniversary of the Effective Date the holders of 30% or more of the outstanding shares of registrable New Common Stock (including securities convertible into New Common Stock) and at any time after the earlier of (i) the initial public offering of Reorganized Group common equity securities following consummation of the Plan or
(ii) the date on which Reorganized Group otherwise becomes subject to the periodic reporting requirements under the Exchange Act, the holders of 15% or more of the outstanding shares of registrable New Common Stock (including securities convertible into New Common Stock), shall be entitled to demand up to three registrations of their registrable New Common Stock on Form S-3 (or, if Form S-3 is not then available to Reorganized Group, Form S-1, or any successor forms).

     All holders of registrable New Common Stock who are a party to the Stockholders Agreement shall be entitled to participate in any demand registration on a pro rata basis and the holders shall have a priority over any shares sought to be sold by Reorganized Group or any person who is not a party to the Stockholders Agreement in any such registration. Any cutback required with respect to the holders who are a party to the Stockholders Agreement shall be effected on a pro rata basis. If a cutback occurs with respect to any such holder which made a demand registration, then such holder shall receive one additional demand registration right.

     At any time that Reorganized Group is entitled to register New Common Stock on Form S-3, the holders of 10% or more of the outstanding shares of registrable New Common Stock (including securities convertible into New Common Stock) shall be entitled to require Reorganized Group to use its reasonable efforts to file and have declared effective a shelf registration statement covering the resale of the registrable New Common Stock held by such holders. Subject to customary blackouts, Reorganized Group shall use its reasonable efforts to maintain the effectiveness of any such shelf registration statement continuously for two years or such shorter period of time which shall terminate the day after the date on which all of the registrable New Common Stock covered by the shelf registration statement has been sold pursuant to the shelf registration statement or the first date on which there shall cease to be any registrable New Common Stock held by the holders whose shares are covered by the shelf registration statement.

     Piggyback Registration Rights. At any time after the earlier of (i) the initial public offering of New Common Stock and (ii) the date on which Reorganized Group becomes subject to the periodic reporting requirements under the Exchange Act, holders of registrable New Common Stock shall be entitled to piggyback onto any registration effected by Reorganized Group under the Securities Act of the New Common Stock or other equity securities on any forms other than Form S-4 or S-8 (or any successor or similar form(s)) for its own account or for the account of any other holders. Reorganized Group shall have priority in any registration it has initiated for its own account, including any demand registration converted into a registration for its own account as described below. Any cutback required with respect to the holders exercising piggyback registration rights shall be effected on a pro rata basis.

     Selection of Underwriters. In the event an offering of shares of New Common Stock is to be underwritten, with respect to (i) any demand registration, the holders of a majority of the shares being offered shall select a nationally recognized firm of underwriters, with the consent of Reorganized Group, which will not be unreasonably withheld and (ii) any registration initiated by Reorganized Group for its own account, Reorganized Group shall select a nationally recognized firm of underwriters in its sole discretion. Reorganized Group may elect to convert any demand registration into a registration for its own account, in which case Reorganized Group shall select a nationally recognized firm of underwriters in its sole discretion. If Reorganized Group makes such election then any holder that exercised its demand registration right which was so converted, if any, shall receive one additional demand registration right.

     Blackouts. Reorganized Group shall have a customary right to suspend, at any time (but not to exceed one time in any twelve-month period) the registration process and/or suspend a holders' ability to use a prospectus if certain significant corporate events are contemplated.

     Expenses. Reorganized Group shall pay all customary costs and expenses associated with each registration, including for each registration statement prepared the reasonable fees and expenses of one firm of attorneys selected by the holders of a majority of the shares of New Common Stock covered by such registration. Holders of New Common Stock will pay underwriting discounts, commissions and applicable transfer taxes, if any, on any shares sold by them.

     e.  New Junior Preferred Stock Registration Rights

     At any time after the earlier of (i) the initial public offering of Reorganized Group common equity securities following consummation of the Plan,
(ii) the first anniversary of the Effective Date, and (iii) the date on which Reorganized Group otherwise becomes subject to the periodic reporting requirements under the Exchange Act, the holders of 20% or more of the registrable New Junior Preferred Stock shall be entitled to require Reorganized Group to use its reasonable efforts to file and have declared effective a shelf registration statement covering the resale of the registrable New Junior Preferred Stock of such holders. At any time that Reorganized Group is entitled to effect registration of New Junior Preferred Stock on Form S-3, the holders of

10% or more of the outstanding shares of registrable New Junior Preferred Stock shall be entitled to require Reorganized Group to use its reasonable efforts to file and have declared effective a shelf registration statement covering the resale of the registrable New Junior Preferred Stock of such holders. Subject to customary blackouts, Reorganized Group shall use its reasonable efforts to maintain the effectiveness of any such shelf registration statement continuously for two years or such shorter period of time which shall terminate the day after the date on which all of the registrable New Junior Preferred Stock covered by the shelf registration statement has been sold pursuant to the shelf registration statement or the first date on which there shall cease to be any registrable New Junior Preferred Stock. Reorganized Group will pay all customary costs and expenses associated with each shelf registration of New Junior Preferred Stock. Holders of New Junior Preferred Stock will pay underwriting discounts, commissions and applicable transfer taxes, if any, on any shares sold by them.

     f.  Preemptive Rights

     Reorganized Group will provide customary preemptive rights with certain specific exemptions as agreed by the parties to the Stockholders Agreement.

  6.  SECURITIES LAW MATTERS

     The Debtors are relying on section 3(a)(9) and/or section 4(2) of the Securities Act, and Regulation D promulgated thereunder, and section 1145(a)(1) of the Bankruptcy Code to exempt the offer of the New Stock and the New Warrants that may be deemed to occur through the solicitation of acceptances of the Plan and the related Rights Offering and Hicks Muse Exchange and the issuance of those securities pursuant to the Plan, the Rights Offering and Hicks Muse Exchange from the registration requirements of the Securities Act and applicable state securities and blue sky laws.

     Section 1145(a)(1) exempts the offer or sale of securities pursuant to a plan of reorganization from the registration requirements of the Securities Act and from registration under state securities laws if the following conditions are satisfied: (i) the securities are issued by a company (a "debtor" under the Bankruptcy Code) (or its affiliates or successors) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and
(iii) the securities are issued in exchange for the recipients' claim against or interest in the debtor, or principally in such exchange and partly for cash or property. In general, offers and sales of securities made in reliance on the exemption afforded under section 1145(a)(1) of the Bankruptcy Code are deemed to be made in a public offering, so that the recipients thereof, other than underwriters, are free to resell such securities without registration under the Securities Act. In addition, such securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

     The exemption from the registration requirements of the Securities Act for resales provided by section 1145(a) is not available to a recipient of New Stock or New Warrants, or to the New Common Stock issued upon exercise of such New Warrants, if such individual or entity is deemed to be an "underwriter" with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines the term "underwriter" as one who (a) purchases a claim with a view toward distribution of any security to be received in exchange for the claim, or (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view toward distribution, or (d) is a control person of the issuer of the securities. Notwithstanding the foregoing, statutory underwriters may be able to sell securities without registration pursuant to Rule 144 under the Securities Act (subject, however, to any resale limitations contained therein), which, in effect, permits the resale of securities (including those securities received by statutory underwriters pursuant to a chapter 11 plan) subject to applicable volume limitations, notice and manner of sale requirements and certain other conditions.

     THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PRO-

VIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE SECURITIES AND BANKRUPTCY MATTERS DESCRIBED HEREIN. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, THE DEBTORS ENCOURAGE EACH CREDITOR AND PARTY-IN-INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISORS WITH RESPECT TO ALL SUCH MATTERS. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN.

C.  NEW SENIOR CREDIT AGREEMENT

  1.  TERM LOAN FACILITIES

     On the Effective Date the Borrowers will enter into the New Senior Credit Agreement pursuant to which the Existing Credit Agreement Claims of the Senior Lenders will be exchanged for indebtedness under the New Senior Credit Agreement. Pursuant to the Lockup Agreement, the Senior Lenders consented to certain terms applying to the New Senior Credit Agreement. The Lockup Agreement outlines only the key terms of the New Senior Credit Agreement. Consequently, the final agreement for the New Senior Credit Agreement remains subject to negotiation. The following description outlines the key terms of the New Senior Credit Agreement.

     a.  Structure

     The New Senior Credit Facility will provide for an aggregate term loan facility in the amount of $448.3 million (not including $11.5 million of undrawn letters of credit issued prior to the Petition Date under the Existing Credit Agreement) comprising (i) the Term Loan A Facility and (ii) the Term Loan B Facility and is subject to adjustment as described below. The Term Loan A Facility is for an amount between $69.5 million and $85.4 million. The final size of the Term Loan A Facility will be 1.50 times the commitments under the Exit Facility which are made by lenders under the Existing Credit Agreement to the extent that such lenders' Existing Credit Agreement Claims are not converted into equity of Group upon confirmation of the Plan. Only those lenders having Existing Credit Agreement Claims that are not converted into equity of Group upon confirmation of the Plan and having commitments under the Exit Facility are eligible to participate in the Term Loan A Facility. The Term Loan B Facility will be for an amount between $362.9 million and $378.8 million. The final size of the Term Loan B Facility will be equal to the amount of the outstanding loans under the Existing Credit Agreement which are not converted into equity of Group upon confirmation of the Plan minus the amount of the Term Loan A Facility. The size of the New Senior Credit Facility (and the relative sizes of the Term Loan A Facility and the Term Loan B Facility) is subject to adjustment based on any additional commitments under the Exit Facility that may be received by Group and Viasystems. The Term Loan A Facility and the Term Loan B Facility, and the liens and guarantees in respect thereof, will be junior to the Exit Facility, and the liens and guarantees in respect thereof.

     At the time of the Credit Facility Restructuring, the Borrowers may retain up to $11.5 million of then-outstanding letters of credit issued prior to the Petition Date under the Existing Credit Agreement. Such letters of credit shall be deemed to be issued and outstanding under the New Senior Credit Agreement, and shall not reduce availability under the Exit Facility. The New Senior Credit Agreement also will permit Viasystems to have issued new letters of credit under the Exit Facility. If there is a drawing under any letter of credit issued prior to the Petition Date under the Existing Credit Agreement, Senior Lenders that had reimbursement obligations in respect of such letter of credit under the Existing Credit Agreement must reimburse the issuing bank for their pro rata share of such drawing and treat such reimbursement as an additional loan to the Borrowers. The amount of such reimbursement will be added to the amount of the Term Loan B Facility and allocated to the reimbursing Senior Lenders. The amount of such reimbursement shall be repaid on September 30, 2008.

     b.  Interest Rates and Fees

     The Borrowers may choose to pay interest on advances under the New Senior Credit Agreement at either the Eurodollar Rate or the Base Rate plus the following applicable margin: (i) for Base Rate Term Loan A Facility advances, 2.50% per annum; (ii) for Base Rate Term Loan B Facility advances, 3.00% per annum; (iii) for Eurodollar Rate Term Loan A Facility advances, 3.50% per annum; and (iv) for Eurodollar Rate Term Loan B Facility advances, 4.00% per annum.

     The default rate is 2.00% above the rate otherwise applicable. In addition, any interest, fees and other amounts that are overdue under the New Senior Credit Agreement bear interest at 4.50% above the Base Rate for Term Loan A Facility advances and 5.00% above the Base Rate for Term Loan B Facility advances.

     The Borrowers must pay each Senior Lender who consents to the provisions of the Plan a restructuring fee equal to 1.00% of the principal amount of such Senior Lender's outstanding loans and participations in letters of credit and swing line loans under the Existing Credit Agreement immediately prior to the Effective Date. However, any fees paid to such Senior Lender in connection with the Fourth Amendment to the Existing Credit Agreement will reduce the applicable restructuring fee dollar-for-dollar. In addition, the Borrowers must pay a fronting fee equal to 1/8 of 1% per year on the face amount of all letters of credit and an annual administration fee of $200,000 until the repayment in full of the New Senior Credit Facility.

     c.  Security and Guarantees

     Reorganized Group and all of its Subsidiaries formed under the laws of any state in the United States will jointly and severally guarantee the Borrowers' obligations under the New Senior Credit Agreement. The collateral for the New Senior Credit Agreement will be the same collateral as under the Existing Credit
Agreement: all or substantially all of the assets of Reorganized Group, Reorganized Viasystems and each guarantor. Subject to legal restrictions and practical considerations, the Borrowers also will cause to be pledged assets in certain foreign countries, including, to the extent legally feasible and practicable, the Peoples' Republic of China, as collateral. The Term Loan A Facility and the Term Loan B Facility, and the liens and guarantees in respect thereof, will be junior to the Exit Facility, and the liens and guarantees in respect thereof.

     d.  Conditions to Credit Facility Restructuring

     The Credit Facility Restructuring will be conditioned upon satisfaction of customary conditions for facilities of this type, including the following conditions precedent on or prior to the Effective Date:

     - payment by Reorganized Viasystems of the restructuring fee described above;

     - indebtedness under the Existing Credit Agreement shall have been reduced by at least $50.0 million in aggregate principal amount by (i) the conversion of indebtedness under the Existing Credit Agreement held by Hicks Muse, other holders of Subordinated Notes and TCW into New Senior Convertible Preferred Stock, and (ii) receipt by Reorganized Viasystems of cash in connection with the Rights Offering which is applied to reduce Existing Bank Debt;

     - conversion of the Senior Notes and Subordinated Notes into New Stock;

     - delivery by the Borrowers of evidence satisfactory to the lenders showing that no cash payment has been made on account of any junior securities of Group and its Subsidiaries or on account of the DTI Guaranty; and

     - Reorganized Group and its Subsidiaries shall not have any outstanding class of securities that provides for any payment in cash prior to the payment in full of the New Senior Credit Facility.

     e.  Covenants

     The New Senior Credit Agreement will require Reorganized Viasystems to observe certain conditions, affirmative covenants and negative covenants (including financial covenants) which are similar in type to those found in the Existing Credit Agreement, but will be made more restrictive in various respects, including the following financial covenants which remain subject to negotiation: (i) minimum EBITDA, (ii) minimum interest coverage,
(iii) maximum total leverage, (iv) maximum capital expenditures and (v) minimum asset coverage.

     f.  Maturity and Amortization

     The Term Loan A Facility will be repayable in consecutive quarterly installments, commencing on March 31, 2003 and ending on or between March 31, 2005, if the Exit Facility is $51.3 million, and September 30, 2006, if the Exit Facility is $61.85 million. The ending date for installment payments on the Term Loan A Facility will depend on the aggregate amount of the Exit Facility.

     The Term Loan B Facility will be repayable in consecutive quarterly installments, commencing on March 31, 2003 and ending on September 30, 2008.

                                              TOTAL AMORTIZATION
                                                OF TERM LOAN A
                                              FACILITY AND TERM
PERIOD                                         LOAN B FACILITY
------                                       --------------------
March 31, 2003                                   $  7,500,000
June 30, 2003                                    $    500,000
September 30, 2003                               $  7,500,000
December 31, 2003                                $    500,000
March 31, 2004                                   $ 10,000,000
June 30, 2004                                    $    500,000
September 30, 2004                               $ 10,000,000
December 31, 2004                                $    500,000
March 31, 2005                                   $ 15,000,000
June 30, 2005                                    $    500,000
September 30, 2005                               $ 15,000,000
December 31, 2005                                $    500,000
March 31, 2006                                   $ 15,250,000
June 30, 2006                                    $    250,000
September 30, 2006                               $ 15,250,000
December 31, 2006                                $    250,000
March 31, 2007                                   $ 15,250,000
June 30, 2007                                    $    250,000
September 30, 2007                               $ 15,250,000
December 31, 2007                                $    250,000
March 31, 2008                                   $ 17,750,000
June 30, 2008                                    $    250,000
September 30, 2008                               $300,300,000

     The amount of the amortization payments in respect of the Term Loan B Facility shall be $250,000 in each fiscal quarter until the Term Loan A Facility has been paid in full. The amount of the amortization payments in respect of the Term Loan A Facility shall be the amount set forth in the foregoing total amortization schedule for such quarter minus $250,000. In the quarter in which the Term Loan A Facility is paid in full, the Term Loan B Facility amortization shall be $250,000 plus the amount by which the amount that would otherwise be allocated to the Term Loan A Facility exceeds the outstanding amount of such Term Loan A Facility at such time.

     In the event that amortization payments are made with respect to the Existing Credit Agreement subsequent to the date hereof and prior to the Petition Date, the full amount of any such payments shall reduce the respective amortization payments dollar-for-dollar on a pro rata basis. In addition, the amount of any draws on letters of credit issued under the Existing Credit Agreement and assumed under the New Senior Credit Agreement that are reimbursed by Senior Lenders having reimbursement obligations with respect to such letters of credit under the Existing Credit Agreement shall be added to the final amortization payment.

     g.  Prepayments

     Optional Prepayments. The Borrowers may prepay the Restructured Loans, prepay the loans under the Exit Facility and reduce the commitments under the Exit Facility in a minimum amount of $500,000 and additional integral amounts in multiples of $100,000. The Senior Lenders will apply optional prepayments of the term loans first to outstanding loans under the Term Loan A Facility, then to outstanding loans under the Term Loan B Facility, in each case, to the next four installments thereof and thereafter to the installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. The commitments under the Exit Facility, may not be reduced until the repayment of the Restructured Loans.

     Mandatory Prepayments. The Borrowers must prepay the Restructured Loans and reduce the commitments under the Exit Facility by the following amounts (subject to certain exceptions to be negotiated):

     - an amount equal to 100% of the net proceeds of any incurrence of indebtedness to be agreed by Reorganized Group or any of its Subsidiaries after the Effective Date;

     - an amount equal to 75% of the net proceeds of any equity issuances (other than (i) equity of Reorganized Group issued in connection with incentive plans and (ii) common equity infusions from existing equity holders and their respective affiliates) by Reorganized Group or any of its Subsidiaries after the Effective Date;

     - an amount equal to 100% of the net proceeds of any sale or other disposition by Reorganized Group or any of its Subsidiaries after the Effective Date of any material assets, except for (i) the sale of inventory or obsolete or worn-out property in the ordinary course of business, (ii) the proceeds of certain specified asset sales, (iii) transfers resulting from casualty or condemnation and (iv) other customary exceptions; provided that the Borrowers may retain the proceeds of the sale of the Richmond Facility to the extent such proceeds do not exceed the difference between the Maximum Amount (as defined below) and the total commitments under the Exit Facility; and

     - if cash and cash equivalents on hand of Reorganized Group and its Subsidiaries as at December 31 of each fiscal year (commencing with December 31, 2003) exceeds $87.5 million, an amount equal to the lesser of (i) 75% of excess cash flow and (ii) the amount of cash and cash equivalents on hand as at such date in excess of $87.5 million.

     The Senior Lenders will apply each mandatory prepayment (a) first, to the repayment of the loans under the Term Loan A Facility and (b) thereafter, to the repayment of the loans under the Term Loan B Facility, in each case, ratably in accordance with the then outstanding amounts thereof. Once the Borrowers pay all outstanding Restructured Loans, the Borrowers must reduce the commitments in respect of the Exit Facility and cash collateralize or replace the letters of credit and prepay loans under the Exit Facility to the extent the aggregate amount thereof exceeds such commitments as so reduced.

  2.  EXIT FACILITY

     Reorganized Viasystems has received commitments from certain lenders led by JPMorgan Chase Bank with respect to the Exit Facility. The Lockup Agreement outlines only the key terms of the Exit Facility. Consequently, the final agreement for the Exit Facility remains subject to negotiation. The following description outlines the key terms of the Exit Facility.

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     a.  Structure

     The Exit Facility will provide Reorganized Viasystems, as borrower, a revolving credit facility of up to $61.85 million and a letter of credit subfacility with a sublimit of $15.0 million. The maximum amount of the Exit Facility (the "Maximum Amount") will be limited to $50.0 million, provided that the Maximum Amount will increase over $50.0 million, up to a maximum amount of $61.85 million, by $0.50 for each $1.00 of outstanding debt under the Existing Credit Agreement held by Hicks Muse that converts to common stock of Reorganized Group pursuant to the Hicks Muse Exchange. The Maximum Amount will be reduced by the amount of net proceeds of the sale of Reorganized Viasystems' Richmond, Virginia facility that are retained by Reorganized Viasystem and not applied as a prepayment of the New Senior Credit Facility. To be eligible to request a revolving advance under the Exit Facility, Reorganized Viasystems and its Subsidiaries must meet a domestic asset coverage test and have less than $20.0 million in unrestricted cash and cash equivalents on hand at the time of, or after giving effect to, the borrowing. The Exit Facility, and the liens and guarantees in respect thereof, will be senior to the Term Loan A Facility and Term Loan B Facility, and the liens and guarantees in respect thereof.

     b.  Interest Rates and Fees

     Reorganized Viasystems may choose to pay interest on advances under the Exit Facility at either the Eurodollar Rate plus 3.25% per annum or the Base Rate plus 2.25% per annum. The default rate is 2.00% above the rate otherwise applicable. In addition, any interest, fees and other amounts that are overdue under the Exit Facility bear interest at 4.25% above the Base Rate.

     Reorganized Viasystems must pay a commitment fee of 0.50% per annum on the average daily unused portion of the Exit Facility and an upfront fee equal to 0.50% of the aggregate initial commitments for the Exit Facility.

     c.  Security and Guarantees

     Reorganized Group and all of its Subsidiaries formed under the laws of any state in the United States will jointly and severally guarantee Viasystems' obligations under the Exit Facility. The collateral for the Exit Facility will be the same collateral as under the Existing Credit Agreement: all or substantially all of the assets of Reorganized Group, Reorganized Viasystems and each guarantor. In addition, subject to legal restrictions and practical considerations, Reorganized Viasystems also will cause to be pledged assets in certain foreign countries, including, to the extent legally feasible and practicable, the Peoples' Republic of China, as collateral. The Exit Facility, and the liens and guarantees in respect thereof, will be senior to the Term Loan A Facility and Term Loan B Facility, and the liens and guarantees in respect thereof.

     d.  Covenants

     The Exit Facility will require Reorganized Viasystems to observe the same affirmative and negative covenants (including financial covenants) as described above in the description of the Term Loan A Facility and the Term Loan B Facility.

     e.  Maturity and Amortization

     The Exit Facility will cease to be available on the fifth anniversary of the closing of the New Senior Credit Agreement.

     f.  Prepayments

     The Exit Facility will provide for optional prepayments and mandatory prepayments as described above in the description of the Term Loan A Facility and the Term Loan B Facility.

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D.  NEW SUBORDINATED NOTES

     Reorganized Viasystems will issue New Subordinated Notes to holders of General Unsecured Claims against Viasystems in an aggregate principal amount equal to 85% of such Allowed Claims. The New Subordinated Notes will be subordinated to all indebtedness under the New Senior Credit Agreement and all other indebtedness of Viasystems for borrowed money. All principal and accrued interest under the New Subordinated Notes will be due and payable upon the 10-year anniversary of the Effective Date. The New Subordinated Notes will bear interest at the following rates, compounded semi-annually: (i) 0.0% in the first year, (ii) 1.0% in the second year, (iii) 3.0% in the third year, (iv) 5.0% in the fourth year, and (v) 8.0% in the fifth year and thereafter. The New Subordinated Notes will be non-transferable.

           VII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.  GENERAL

     The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtors and certain holders of Claims. The following summary does not address the federal income tax consequences to holders not entitled to vote on the Plan, including holders whose Claims or Equity Interests are entitled to reinstatement or payment in full in cash under the Plan or holders whose Claims or Equity Interests are to be extinguished without any distribution.

     The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder (the "Regulations"), judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

     The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as Persons who are related to the Debtors within the meaning of the Tax Code, foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities and holders of Claims who are themselves in bankruptcy). Furthermore, this discussion assumes that holders of Claims hold only Claims in a single Class. Holders of multiple Classes of Claims should consult their own tax advisors as to the effect such ownership may have on the federal income tax consequences described below.

     This discussion assumes that the various debt and other arrangements to which the Debtors are a party will be respected for federal income tax purposes in accordance with their form.

     ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

B.  CONSEQUENCES TO THE DEBTORS

     The Debtors expect to report consolidated net operating loss ("NOL") carryforwards for federal income tax purposes of at least $828 million as of December 31, 2001, a portion of which is subject to certain existing limitations. The Debtors expect to utilize a portion of such losses during the taxable year ending December 31, 2002.

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     As discussed below, the amount of the Debtors' NOL carryforwards may be significantly reduced upon implementation of the Plan. In addition, the Reorganized Debtors' subsequent utilization of any losses and NOL carryforwards remaining and possibly certain other tax attributes may be restricted as a result of and upon the implementation of the Plan.

  1.  REDUCTION OF NOLS

     The Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes -- such as NOL carryforwards, current year NOLs, tax credits and tax basis in assets -- by the amount of any cancellation of debt ("COD"). COD is the amount by which the indebtedness discharged (reduced by any unamortized discount) exceeds any consideration given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction).

     As a result of the transactions in respect of Claims pursuant to the Plan, the Debtors will have substantial COD. The extent of such COD and resulting tax attribute reduction will depend, in part, on the value of the New Securities distributed. The Debtors also expect that a portion of their NOLs will be utilized to offset a portion of certain taxable income expected to be recognized in the taxable year ending December 31, 2002. Based on the estimated reorganization value of the Reorganized Debtors (see Section
VIII.D -- "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS
TEST -- VALUATION OF THE REORGANIZED DEBTORS") and the taxable income expected to be recognized, it is anticipated that there will be material reductions in the consolidated NOL carryforwards and current year NOLs of the Debtors.

  2.  LIMITATION ON NOL CARRYFORWARDS AND OTHER TAX ATTRIBUTES

     Following the implementation of the Plan, the Debtors anticipate that any remaining NOL and tax credit carryforwards and, possibly, certain other tax attributes of the Reorganized Debtors allocable to periods prior to the Effective Date (collectively, "Pre-Change Losses") will be subject to limitation under section 382 of the Tax Code as a result of an "ownership change" of the Reorganized Debtors by reason of the transactions pursuant to the Plan.

     Under section 382, if a corporation undergoes an "ownership change" the amount of its Pre-Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation. Such limitation also may apply to certain losses or deductions which are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change that are subsequently recognized. As discussed more fully below, the Debtors anticipate that the issuance of the New Stock pursuant to the Plan will result in an "ownership change" of the Reorganized Debtors for these purposes.

     a.  General Section 382 Annual Limitation

     In general, the amount of the annual limitation to which a corporation (or a consolidated group) that undergoes an ownership change would be subject is equal to the product of (i) the fair market value of the stock of the loss corporation (or, in the case of a consolidated group, the parent corporation) immediately before the ownership change (with certain adjustments) multiplied by
(ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs.

     Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation (or the consolidated group) does not continue its historic business or uses a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

     As indicated above, section 382 can operate to limit built-in losses recognized subsequent to the date of the ownership change. If a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of "built-in" income and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net built-in

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loss) generally will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its Pre-Change Losses against such built-in gain income in addition to its regular annual allowance. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to be taken into account in the group computation of net unrealized built-in loss. In this regard, it is noted that the Group consolidated group includes certain Subsidiaries acquired within the past five years that may have a net unrealized built-in loss. Such corporations would nevertheless still be taken into account in determining whether the consolidated group has a net unrealized built-in gain. In general, a loss corporation's (or consolidated group's) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. It is possible that the Debtors will be in a net unrealized built-in loss position as of the Effective Date.

     b.  Special Bankruptcy Exceptions

     An exception to the foregoing annual limitation rules generally applies where qualified (so-called "old and cold") creditors of a company in bankruptcy receive, in respect of their claims, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan. Under this exception, a debtor's Pre-Change Losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the reorganization, and during the part of the taxable year prior to and including the reorganization, in respect of all debt converted into stock in the reorganization. The Debtors anticipate that this special rule will not be available because the foregoing 50% test will not be satisfied.

     Where the preceding special rule is not applicable, the annual limitation of a corporation in bankruptcy that undergoes an "ownership change" is determined by treating the "fair market value of the stock of the loss corporation" as equal to the lesser of (i) its stock value immediately after the ownership change (reflecting the increase in value resulting from any surrender or cancellation of the creditors' claims in the transaction) reduced by any contractions or redemptions occurring after and in connection with the ownership change or (ii) the value of the loss corporation's pre-change assets, which value is reduced by certain capital contributions made to the loss corporation during the two year period ending on the date of the ownership change. Furthermore, if at least one-third of the loss corporation's assets consist of non-business assets, the "fair market value of the stock of the loss corporation" is reduced by the value of such non-business assets. The Debtors anticipate that absent this special method for computing the annual limitation, which is available solely in the context of a bankruptcy, their annual limitation in respect of an "ownership change" given prevailing values would be minimal or zero. Accordingly, if the issuance of New Stock pursuant to the Plan did not effect an ownership change and an ownership change were to occur after consummation of the Plan, the Debtors' remaining NOLs (after reduction as discussed below) could be of little or no utility. Such a result could affect the value of the Reorganized Debtors. While the Debtors anticipate (and Rothschild's valuation analysis of the Debtors assumes) that such issuance pursuant to the Plan will effectuate an "ownership change," there can be no assurance that the IRS might not successfully challenge the Debtors' position. In particular, if the IRS were to successfully challenge the Debtors' application of certain rules under section 382 or certain existing Group shareholders emerged, as a result of the Plan, as "five percent shareholders" under these rules, it is possible that the Plan would not effect an "ownership change." As noted, while the Debtors expect that none of these potentialities will occur, and, in fact, have taken steps, to the extent feasible, to avoid this result, there cannot be certainty that the Plan will result in an "ownership change."

     Even if the issuance of the New Stock pursuant to the Plan effects an "ownership change," the NOLs and other tax attributes of the Debtors could still be compromised or rendered of little or no value by post-

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consummation events, including a further "ownership change" of the Reorganized
Debtors following a decline in the fair market value of the New Stock issued pursuant to the Plan.

  3.  ALTERNATIVE MINIMUM TAX

     In general, a federal alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90% of a corporation's taxable income for AMT purposes may be offset by available NOL carryforwards (as computed for AMT purposes). However, recent legislation provides for a temporary waiver of this limitation for AMT NOL carrybacks originating in years ending in 2001 or 2002, or NOL carryforwards to the 2001 and 2002 tax years.

     In addition, if a corporation (or consolidated group) undergoes an "ownership change" within the meaning of section 382 of the Tax Code and is in a net unrealized built-in loss position on the date of the ownership change, the corporation's (or group's) aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. It is possible that the Debtors will be in a net unrealized built-in loss position on the Effective Date.

     Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

C.  CONSEQUENCES TO CERTAIN HOLDERS OF CERTAIN CLAIMS

  1.  CERTAIN HOLDERS OF VIASYSTEMS EXISTING CREDIT AGREEMENT CLAIMS (CLASS 2B)

     Pursuant to the Plan, holders of Allowed Viasystems Existing Credit Agreement Claims (other than holders of Existing Bank Debt tendered pursuant to the Rights Offering or Hicks Muse Exchange) (the "Old Debt") will receive, in satisfaction and discharge of their Claims an amount of New Bank Debt (the "New Debt") equivalent to the amount of Old Debt such holder held under the Existing Credit Agreement.

     The federal income tax consequences of the Plan to holders of Old Debt depend, in part, on whether both the Old Debt and the New Debt constitute "securities" for federal income tax purposes and on whether the terms of the New Debt differ sufficiently from the terms of the Old Debt so that the exchange constitutes a "material modification" of the Old Debt for federal income tax purposes.

     The term "security" is not defined in the Tax Code or in the Regulations and has not been clearly defined by judicial decisions. The determination of whether a particular debt constitutes a "security" depends on an overall evaluation of the nature of the debt. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of five years or less (e.g., trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten years or more constitute securities.

     The term "material modification" of a debt instrument is defined under the Regulations to encompass a variety of changes to a debt instrument including a modification that results in a change in the yield to maturity on the debt instrument of at least the greater of (i) 25 basis points, or (ii) 5 percent of the annual yield of the unmodified debt instrument.

     The Debtors believe it is likely, and the following discussion assumes (a) that the New Debt constitutes a material modification of the Old Debt, and (b) that neither the Old Debt nor the New Debt constitute "securities" for federal income tax purposes. However, each holder of Old Debt is urged to consult its tax advisor regarding these matters.

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     a.  Gain or Loss -- In General

     Based upon the discussion and under the assumptions described above, each holder of Old Debt would recognize gain or loss in an amount equal to the difference between (i) the "issue price" of any of the New Debt (determined as described below) received by such holder, and (ii) the holder's adjusted tax basis in the Old Debt (other than any Claim for accrued but unpaid interest). For a discussion of the tax consequences of Claims for accrued interest see
Section VII.C.6 -- "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE
PLAN -- CONSEQUENCES TO CERTAIN HOLDERS OF CERTAIN CLAIMS AND EQUITY
INTERESTS -- EXCHANGE OF ACCRUED INTEREST CLAIMS."

     Where gain or loss is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Old Debt constitutes a capital asset in the hands of the holder and how long it has been held, whether the Old Debt was acquired at a market discount and whether and to what extent the holder had previously claimed a bad debt deduction. A holder which purchased its Old Debt from a prior holder at a market discount may be subject to the market discount rules of the Tax Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Old Debt (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Old Debt as of the date of the exchange.

     In general, a holder's tax basis in any New Debt will equal the issue price of such New Debt and the holding period for such New Debt will begin the day following the Effective Date.

     b.  Ownership and Disposition of New Debt

     Any stated interest on the New Debt that is payable annually or more frequently will be includable in income by a holder in accordance with the holder's regular method of accounting.

     In addition, under certain circumstances, a holder of New Debt may be required to recognize imputed interest in the event the New Debt is treated as issued with original issue discount ("OID"). In general, a debt instrument is treated as having OID to the extent its "stated redemption price at maturity" (the stated principal amount of the New Debt plus any stated interest not payable annually or more frequently) exceeds its "issue price" (other than by a de minimis amount).

     The "issue price" of New Debt will depend upon whether the New Debt or the Old Debt is traded on an "established securities market" during the 60 day period ending 30 days after the Effective Date. Pursuant to applicable Regulations, an "established securities market" includes (i) a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions, or (ii) that price quotations for such notes are readily available from dealers, brokers or traders. If, neither the Old Debt nor the New Debt is traded on an established securities market and, the stated interest rate of the New Debt is greater than the applicable federal rate for similar term obligations in effect on the Effective Date, then the issue price of the New Debt will be its stated principal amount; if both the New Debt and the Old Debt are traded on an established securities market, then the issue price of the New Debt will be its fair market value on the Effective Date; if the New Debt is traded on an established securities market but the Old Debt is not, then the issue price will be equal to the fair market value of the New Debt on the Effective Date; if the New Debt is not traded on an established securities market but the Old Debt is, then the issue price will be the fair market value of the Old Debt on the Effective Date. If (i) neither the New Debt nor the Old Debt is traded on an established securities market and (ii) the New Debt does not have stated interest greater then the applicable federal rate for similar term obligations on the Effective Date, then the issue price will be an amount arrived at by discounting all payments to be made under the terms of the New Debt by the applicable federal rate for similar term obligations.

     If the New Debt is treated as issued with OID, each holder generally will be required to accrue the OID in respect of the New Debt received and include such amount in gross income as interest, over the term of the

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New Debt based on the constant yield method. Accordingly, each holder of such debt instrument, if and to the extent the debt instrument held is issued with OID, generally would be required to include amounts in gross income in advance of the payment of cash in respect of such income. A holder's tax basis in the New Debt would be increased by the amount of any OID included in income and reduced by any cash payments (other than payments of stated interest) made with respect to the New Debt.

  2.  CERTAIN HOLDERS OF VIASYSTEMS GENERAL UNSECURED CLAIMS (CLASS 6B)

     Pursuant to the Plan, holders of Allowed Viasystems General Unsecured Claims will receive, in satisfaction and discharge of their Claims a New Subordinated Note in a principal amount equal to 85% of the amount of such Allowed General Unsecured Claim and bearing interest all of which is payable together with the principal on the maturity date.

     The tax consequences to the holders of Allowed Viasystems General Unsecured Claims will be the same as the tax consequences described in Section VII. C.1. above (other than the first paragraph thereof) treating the Allowed Viasystems General Unsecured Claim as the "Old Debt" and the New Subordinated Note received in exchange therefor as the "New Debt."

  3. HOLDERS OF SENIOR NOTE CLAIMS AND DTI GUARANTY CLAIMS (CLASS 4), HOLDERS OF VIASYSTEMS SUBORDINATED NOTE CLAIMS (CLASS 5B), AND CERTAIN HOLDERS OF EXISTING BANK DEBT WHO EXCHANGE SAME PURSUANT TO THE RIGHTS OFFERING OR HICKS MUSE EXCHANGE

     Pursuant to the Plan, holders of Existing Bank Debt to be tendered pursuant to the Rights Offering or Hicks Muse Exchange, Senior Note Claims, DTI Guaranty Claims and Subordinated Note Claims (collectively, the "Debt Claims") will receive, in exchange for their Debt Claims, some combination of New Stock.

     The federal income tax consequences of the Plan to holders of Debt Claims depend, in part, on whether the exchange of the Debt Claims for the New Stock pursuant to the Plan (the "Exchange") will constitute a non-recognition transaction described in section 351(a) of the Tax Code (a "Section 351 Transaction").

     The Debtors anticipate, and the following discussion assumes (except for the last paragraph of Section VII.3.a below) that the Exchange will constitute a
Section 351 Transaction; however, there can be no assurance that the IRS could not successfully take a contrary position. Accordingly, a holder of a Debt Claim is urged to consult its tax advisor regarding the characterization of the Exchange as a Section 351 Transaction.

     a.  Gain or Loss -- In General

     Under Section 351 of the Tax Code, if (i) property is transferred to a corporation solely in exchange for the stock of such corporation, and (ii) immediately after the exchange the transferors are in control of such corporation (i.e. they own 80% of the combined voting power and 80% of each other class of stock), then no gain (except as discussed below) or loss is recognized by the transferor on the exchange. The Debtors anticipate that these requirements should be satisfied in the case of the Exchange. Therefore, the Debtors generally expect to treat holders of the Debt Claims as not recognizing gain (except as discussed below) or loss in respect of the Exchange. As noted above, however, there can be no assurance that the IRS could not successfully take a contrary position. Moreover, the nonrecognition provisions of section 351 are not applicable to certain holders who themselves are bankrupt. Accordingly, bankrupt holders are urged to consult their own tax advisors regarding the tax treatment of the Exchange.

     Notwithstanding the qualification of the Exchange as a Section 351 Transaction, a holder of a Debt Claim who receives stock in the Exchange and who realizes gain (i.e. the amount by which the fair market value of the New Stock and any other non-stock property received by such transferor exceeds such transferor's basis in the Debt Claims) on the Exchange would be taxable on such gain to the extent, if any, of (a) the fair market value of all consideration received by such transferor under the Plan on the Exchange that constitutes "nonqualified preferred stock" within the meaning of the Tax Code, (b) the fair market value of any other non-stock property received by such transferor and,
(c) any accrued market discount on any Claim in respect

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of a debt instrument that was acquired by a holder (who has not elected to amortize such market discount into income on a current basis) from a prior holder at a market discount. Preferred Stock that participates in corporate growth to any significant extent is not "nonqualified preferred stock" within the meaning of the Tax Code. The Debtors do not expect to treat either the New Senior Convertible Preferred Stock or the New Junior Preferred Stock as "nonqualified preferred stock" because of certain participation features that are provided for therein; however, the impact of these participation features on such stock's classification as "nonqualified preferred stock" is not free from doubt and there is no assurance that the IRS could not successfully treat such stock as "nonqualified preferred stock." The Debtors do not intend to treat the Rights received in respect of the Rights Offering as requiring gain recognition under these rules; however, there can be no assurance that the IRS could not successfully take a contrary position. Accordingly, a recipient of New Senior Convertible Preferred Stock or New Junior Preferred Stock as well as a recipient of the Rights in respect of the Rights Offering is urged to consult its tax advisor regarding the treatment and value of such Stock or Rights for federal income tax purposes. For a discussion of the tax consequences of Claims for accrued interest, see Section VII.C.6 -- "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN -- CONSEQUENCES TO CERTAIN HOLDERS OF CERTAIN CLAIMS AND EQUITY INTERESTS -- EXCHANGE OF ACCRUED INTEREST CLAIMS."

     If gain were to be recognized on the Exchange by a Debt Claim holder, the character of such gain as long-term or short-term capital gain or as ordinary income will be determined by a number of factors, including the tax status of the holder, whether the Debt Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Debt Claim was acquired at a market discount and whether and to what extent the holder had previously claimed a bad debt deduction. A holder which purchased its Debt Claim from a prior holder at a market discount may be subject to the market discount rules of the Tax Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Debt Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Debt Claim as of the date of the exchange.

     A holder's tax basis in any New Stock other than "nonqualified preferred stock" (see the second preceding paragraph above) and any other non-stock property received in the Exchange will equal its tax basis in its Debt Claim exchanged reduced by the fair market value of any "nonqualified preferred stock" and any other non-stock property received in the transaction and increased by any gain recognized in respect of accrued market discount in the holders' claim. A holder's tax basis in any "nonqualified preferred stock" and any other non-stock property received in the transaction will be equal to its fair market value. Assuming the Debt Claim is a capital asset in the hands of a holder, such holder will have a holding period in the New Stock (other than any "non qualified preferred stock") that will include the holding period of the Debt Claim. The holding period of any "non qualified preferred stock" received will commence on the day following the Effective Date.

     If the IRS were to successfully challenge the treatment of the Exchange as a Section 351 Transaction, each holder of a Debt Claim would recognize gain or loss in an amount equal to the difference between (i) the fair market value of any New Stock and any non-stock consideration received by the holder in exchange for its Debt Claim (other than any Claim for accrued but unpaid interest) (less, in the case of receipt of New Senior Convertible Preferred Stock, any cash paid for such New Senior Convertible Preferred Stock) and (ii) the holder's adjusted tax basis in its Debt Claim (other than any Claim for accrued but unpaid interest). In such event, a holder's tax basis in any New Stock received will equal the fair market value of such stock (or the purchase price thereof in the case of stock purchased for cash pursuant to the Rights Offering), and the holding period for such stock generally will begin on the day following the Effective Date.

     b.  Ownership and Disposition of New Stock

     Pursuant to the Plan, the New Junior Preferred Stock and the New Senior Convertible Preferred Stock may provide for the payment of Cash dividends. The New Common Stock may also pay Cash dividends. Such dividends in any taxable year of Group will be includable in income by a holder in accordance with the holder's regular method of accounting to the extent of the Reorganized Group's current and accumulated
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earnings and profits (as determined for federal income tax purposes) for such taxable year. Dividends in excess of such amount for such taxable year will be treated as a tax-free return of capital to the extent of the holder's basis in its stock. Further dividends in such taxable year will be treated as capital gain from the sale or exchange of stock.

     In addition, to the extent that the redemption price of preferred stock exceeds its issue price (generally its fair market value) by more than the product of (i) 0.25% of the redemption price and (ii) the number of complete years to maturity, then, under section 305 of the Tax Code and Treasury Regulations authorized thereunder, such excess may be required to be amortized over the term of the preferred stock on a constant yield basis with the annual amortization amounts treated as dividends subject to the rules of the preceding paragraph (with the result that holders of preferred stock may be required to include in taxable income such "constructive dividends" in advance of the receipt of cash or property in respect thereof). Moreover, the legislative history to the 1990 revisions under Section 305 states that the IRS may provide for a similar result where the terms of preferred stock provide for the accumulation of dividends that the corporation has no intention to pay currently. Whether stock is "preferred stock" for purposes of both of these rules depends, in part, on whether such stock participates in corporate growth to any significant extent. The Debtors intend to treat the New Senior Convertible Preferred Stock and the New Junior Preferred Stock as having a significant participation in future growth and therefore as not constituting "preferred stock" for the purposes of these rules. However, there can be no assurance that the IRS might not successfully take a contrary position causing holders to be subject to the "constructive dividend" treatment described above. Accordingly, a recipient of New Senior Convertible Preferred Stock or New Junior Preferred Stock is urged to consult its tax advisor regarding the possible application of Section 305 of the Tax Code to such stock.

     The character of any gain recognized by a holder upon a subsequent sale or other taxable disposition of New Common Stock, New Junior Preferred Stock or New Senior Convertible Preferred Stock received pursuant to the Plan (or any stock or property received for it in a later tax-free exchange) will be treated as ordinary income to the extent of (a) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to its Claim and any ordinary loss deductions incurred in respect of its Claim, less any income (other than interest income) recognized by the holder in respect of its Claim, and (b) with respect to a cash-basis holder, any amounts which would have been included in its gross income if the holder's Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

     A holder of New Senior Convertible Preferred Stock will not recognize gain or loss on the conversion of the New Senior Convertible Preferred Stock to New Common Stock pursuant to the conversion provisions, except possibly for any cash paid to a holder in lieu of a fractional share. A holder's aggregate tax basis in the New Common Stock received upon conversion generally will be equal to the holder's aggregate tax basis in the New Senior Convertible Preferred Stock exchanged therefore (less the portion of the holder's basis allocable to any fractional share, as to which the holder receives cash). A holder's holding period in the stock received upon conversion will include the holding period of the New Senior Convertible Preferred Stock.

  4.  CONSEQUENCES TO HOLDERS OF ALLOWED GROUP GENERAL UNSECURED CLAIMS (CLASS
6A)

     Pursuant to the Plan, the holders of Allowed Group General Unsecured Claims may receive, in exchange for such Claims, a pro rata distribution of New Warrants.

     a.  Gain or Loss -- In General

     The Debtors believe that the Group General Unsecured Claims do not constitute "securities" for federal income tax purposes. The following discussion is based upon that assumption. Holders of Group General Unsecured Claims are urged to consult their own tax advisors regarding the characterization of such Claims and their treatment under the Plan.

     Subject to the last paragraph of this Section VII.4.a., in general, a holder of Group General Unsecured Claims would recognize gain or loss on the receipt of New Warrants in an amount equal to the difference between such holder's adjusted basis in its Group General Unsecured Claims and the fair market value of the New Warrants.
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     Where gain or loss is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount and whether and to what extent the holder had previously claimed a bad debt deduction. A holder that purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Tax Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

     In general, a holder's aggregate tax basis in the New Warrants received will equal their fair market value.

     Notwithstanding the foregoing, it is possible that the IRS may take the position that the holders of Group General Unsecured Claims are receiving the New Warrants not in exchange for their Claims, but rather in exchange for their votes on the Plan. If such a position were to prevail, such holders would recognize ordinary income in an amount equal to the fair market value of the New Warrants.

     b.  Ownership and Disposition of New Warrants

     A holder of a New Warrant generally will not recognize gain or loss upon the exercise of such warrant. A holder's tax basis in the New Group Common Stock received upon exercise of a New Warrant generally will be equal to the sum of the holder's tax basis in the New Warrant and the exercise price. The holding period of the New Group Common Stock received upon exercise of a New Warrant will commence on the day following the exercise of such warrant.

     Upon the lapse or disposition of a New Warrant, the holder generally would recognize gain or loss equal to the difference between the amount received (zero in the case of a lapse) and its tax basis in such warrant. In general, such gain or loss should be a capital gain or loss, long-term or short-term, depending upon whether the requisite holding period was satisfied.

  5. SPECIAL CONSIDERATIONS FOR PARTICIPANTS IN THE RIGHTS OFFERING

     It is possible that, contrary to the Debtors' expectations, the IRS might treat the Rights, for federal income tax purposes, as having been distributed to participants in the Rights Offering prior to effectuation of the Plan, and not as part of the exchanges effected pursuant to the Plan. Under this treatment, it is possible recipients of the Rights could recognize ordinary income, for tax purposes, equal to the fair market value of the Rights when received. If so, such recipient would have a tax basis in the Right equal to such value, which basis would be added to the tax basis of the New Senior Convertible Preferred Stock upon exercise of the Rights, or would result in a capital loss if the Right lapses unexercised. Alternatively, as discussed above in Section VII.3.a., the Rights may be treated as additional consideration received by holders of Debt Claims in the exchange.

  6.  EXCHANGE OF ACCRUED INTEREST CLAIMS

     In general, to the extent that any amount received by a holder of an Allowed Claim (whether paid in Cash or New Stock) is received in respect of accrued interest during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed or amortized OID was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a security, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID. Accordingly it is also unclear whether, by analogy, a holder of a Claim with previously included OID that is not paid in full would be required to recognize a capital loss rather than an ordinary loss.

     Pursuant to the Plan all amounts received in respect of Allowed Claims will be treated as having been received first in exchange for the principal amount of such Claims and thereafter in exchange for the portion of

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such Claim representing accrued but unpaid interest. However, there is no assurance that such allocation would be respected by the IRS for federal income tax purposes.

     Each holder of a Claim is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest or amortized OID for tax purposes.

  7. EFFECT OF ANTI-DILUTION PROVISIONS OF NEW WARRANTS AND NEW SENIOR CONVERTIBLE PREFERRED STOCK

     If the terms of the New Warrants provide for any adjustment to the number of shares of New Group Common Stock for which the New Warrants may be exercised or to the exercise price of the New Warrants, such adjustments may, under certain circumstances, result in constructive distributions that could be taxable to holders of New Warrants under section 305 of the Tax Code. On the other hand, the absence of an appropriate adjustment could result in constructive distributions that could be taxable to holders of New Group Common Stock and New Senior Convertible Preferred Stock under section 305 of the Tax Code.

     Similarly, if the terms of the New Senior Convertible Preferred Stock provide for any adjustment to the number of shares of New Group Common Stock for which the conversion feature may be exercised or to the exercise price of the conversion feature, such adjustments may, under certain circumstances, result in constructive distributions that could be taxable to holders of New Senior Convertible Preferred Stock under section 305 of the Tax Code. On the other hand, the absence of an appropriate adjustment could result in constructive distributions that could be taxable to holders of New Group Common Stock or possibly holders of New Warrants under section 305 of the Tax Code.

  8.  INFORMATION REPORTING AND WITHHOLDING

     All distributions to holders of Allowed Claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding," the current rate of which is 30%. Backup withholding generally applies if the holder (i) fails to furnish its social security number or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain Persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

D.  IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

     THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

    VIII.  FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST

A.  FEASIBILITY OF THE PLAN

     In connection with Confirmation of the Plan, section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This is the so-called "feasibility" test. To support its belief in the feasibility of the Plan, Group, with the assistance of its financial advisors, has prepared the Financial Projections attached hereto as Exhibit D.

     The Financial Projections indicate that the Reorganized Debtors should have sufficient cash flow to make the payments required under the Plan on the Effective Date, repay and service debt obligations and maintain operations on a going-forward basis. Accordingly, the Debtors believe that the Plan complies with the standard
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of section 1129(a)(11) of the Bankruptcy Code. As noted in the Financial
Projections, however, the Debtors caution that no representations can be made as to the accuracy of the Financial Projections or as to the Reorganized Debtors' ability to achieve the projected results. Many of the assumptions upon which the Financial Projections are based are subject to uncertainties outside the control of the Debtors. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Financial Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Debtors' financial results. See Section X -- "CERTAIN FACTORS TO BE CONSIDERED" for a discussion of certain risk factors that could affect financial feasibility of the Plan.

     THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING FINANCIAL PROJECTIONS. FURTHERMORE, THE FINANCIAL PROJECTIONS HAVE NOT BEEN AUDITED BY GROUP'S INDEPENDENT CERTIFIED ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE FINANCIAL PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, LITIGATION, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY, IF NOT ALL, OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE FINANCIAL PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE FINANCIAL PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE FINANCIAL PROJECTIONS.

B.  BEST INTERESTS TEST

     Even if the Plan is accepted by all holders of Eligible Claims, the Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interests of all holders of Claims and Equity Interests that are Impaired by the Plan and that have not accepted the Plan as a requirement to confirm the Plan. The "best interests" test, set forth in section 1129(a)(7) of the Bankruptcy Code, requires the Bankruptcy Court to find either that all members of an Impaired class of Claims or Equity Interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date.

     To calculate the probable distribution to members of each Impaired class of Claims and Equity Interests if a debtor were liquidated under Chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the disposition of the Debtors' assets if their Chapter 11 Cases were converted to Chapter 7 cases under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the Debtors' assets by a Chapter 7 trustee.

     The amount of liquidation value available to holders of unsecured Claims against the Debtors would be reduced by, first, the claims of secured creditors (to the extent of the value of their collateral), and second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 cases and the Chapter 11 Cases. Costs of a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code would include the compensation of a Chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operations of the Debtors during the pendency of the Chapter 11 Cases. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay unsecured Claims or to make any distribution in respect of Equity Interests. The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of unsecured Claims.
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     In a Chapter 7 liquidation, no junior class of Claims or Equity Interests may be paid unless all classes of Claims or Equity Interests senior to such junior class are paid in full. Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable non-bankruptcy law. Therefore, no class of Claims or Equity Interests that is contractually subordinated to another class would receive any payment on account of its Claims or Equity Interests, unless and until such senior class were paid in full.

     Once the Bankruptcy Court ascertains the recoveries in liquidation of the Debtors' secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the value of distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court. As shown in the Liquidation Analysis attached hereto as Exhibit C, Group believes that each member of each Class of Impaired Claims and Equity Interests will receive at least as much, if not more, under the Plan as they would receive if the Debtors were liquidated.

C.  LIQUIDATION ANALYSIS

     As noted above, the Debtors believe that under the Plan all holders of Impaired Claims and Equity Interests will receive property with a value not less than the value such holder would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. The Debtors' belief is based primarily on (i) consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of Impaired Claims and Equity Interests, including (a) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a Chapter 7 trustee and professional advisors to the trustee, (b) the erosion in value of assets in a Chapter 7 case in the context of the rapid liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail, (c) the adverse effects on the Debtors' businesses as a result of the likely departure of key employees and the probable loss of customers, (d) the substantial increases in claims, such as estimated contingent claims, which would be satisfied on a priority basis or on parity with the holders of Impaired Claims and Equity Interests of the Chapter 11 Cases, (e) the reduction of value associated with a Chapter 7 trustee's operation of the Debtors' businesses, and (f) the substantial delay in distributions to the holders of Impaired Claims and Equity Interests that would likely ensue in a Chapter 7 liquidation and (ii) the liquidation analysis prepared by the Debtors, which is attached hereto as Exhibit C.

     The Debtors believe that any liquidation analysis is speculative, as such an analysis necessarily is premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. Thus, there can be no assurance as to values that would actually be realized in a Chapter 7 liquidation, nor can there be any assurance that a Bankruptcy Court would accept the Debtors' conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

     For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims. This estimate is based solely upon the Debtors' review of its books and records and the Debtors' estimates as to additional Claims that may be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the case from Chapter 11 to Chapter 7. No order or finding has been entered by the Bankruptcy Court or any other court estimating or otherwise fixing the amount of Claims at the projected-amounts of Allowed Claims set forth in the Liquidation Analysis. In preparing the Liquidation Analysis, the Debtors have projected an amount of Allowed Claims that is at the lower end of a range of reasonableness such that, for purposes of the Liquidation Analysis, the largest possible liquidation dividend to holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including any determination of the value of any distribution to be made on account of Allowed Claims under the Plan.

     To the extent that Confirmation of the Plan requires the establishment of amounts for the Chapter 7 liquidation value of the Debtors, funds available to pay Claims, and the reorganization value of the Debtors, the Bankruptcy Court will determine those amounts at the Confirmation Hearing. Accordingly, the annexed

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Liquidation Analysis is provided solely to disclose to holders the effects of a hypothetical Chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein.

D.  VALUATION OF THE REORGANIZED DEBTORS

     In connection with certain matters relating to the Plan, the Debtors directed Rothschild to prepare a valuation analysis of the Debtors' business and New Securities to be issued under the Plan. The valuation analysis was prepared by Rothschild based on the Financial Projections and financial and market conditions prevailing as of March 22, 2002. Specifically, the valuation was developed for purposes of assisting the Debtors in evaluating (i) the relative recoveries of holders of Allowed Claims and Equity Interests and (ii) whether the Plan met the "best interest test" under the Bankruptcy Code.

     In preparing its analysis, Rothschild has, among other things: (i) reviewed certain recent publicly available financial results of the Debtors; (ii) reviewed certain internal financial and operating data of the Debtors; (iii) discussed with certain senior executives the current operations and prospects of the Debtors; (iv) reviewed certain operating and financial forecasts prepared by the Debtors, including the Financial Projections; (v) discussed with certain senior executives of the Debtors key assumptions related to the Financial Projections; (vi) prepared discounted cash flow analyses based on the Financial Projections, utilizing various discount rates; (vii) considered the market value of certain publicly-traded companies in businesses reasonably comparable to the operating business of the Debtors; (viii) considered certain economic and industry information relevant to the operating business of the Debtors; and (ix) conducted such other analyses as Rothschild deemed necessary under the circumstances.

     Rothschild assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information available to it from public sources or as provided to Rothschild by the Debtors or their representatives. Rothschild also assumed that the Financial Projections have been reasonably prepared on a basis reflecting the Debtors' best estimates and judgment as to future operating and financial performance. The Financial Projections assume the Debtors will achieve certain customer growth and pricing levels for its product offerings. To the extent that the Debtors do not meet such customer growth and/or pricing levels during the projected period, such variances may have a material impact on the operating and financial forecast and on the valuation. Rothschild did not make any independent evaluation of the Debtors' assets, nor did Rothschild verify any of the information it reviewed. To the extent the valuation is dependent upon the Reorganized Debtors' achievement of the Financial Projections, the valuation must be considered speculative.

     In addition to the foregoing, Rothschild relied upon the following assumptions with respect to the valuation of the Debtors:

     - the Effective Date occurs on or about September 30, 2002;

     - the pro forma debt levels of Group estimated as of September 30, 2002, would be $456.5 million of secured debt, $8.2 million of capital lease obligations, $133.6 million, with DTI, or $120.1 million, without DTI, of New Junior Preferred Stock and $53.75 million of New Senior Convertible Preferred Stock;

     - as of September 30, 2002, the Debtors and their Subsidiaries would have an estimated $79.1 million in Cash after making all distributions required pursuant to the Plan; and

     - general financial and market conditions as of the date of this Disclosure Statement do not differ materially from those conditions prevailing as of March 22, 2002.

     As a result of such analyses, review, discussions, considerations and assumptions, Rothschild presented to the Debtors estimates that the total enterprise value ("TEV") of the Debtors is a range of approximately $691 million to $965 million with a mid-point value of $828 million. Rothschild reduced such mid-point TEV estimate by the estimated pro forma net debt levels of the Debtors as of September 30, 2002 (approximately $377.4 million, either with or without DTI) and $133.6 million, with DTI, or $120.1, without DTI, of New Junior Preferred Stock to calculate the implied reorganized equity value of Group. Rothschild estimates that

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the Debtors' mid-point total reorganized equity value, assuming full conversion of the New Senior Convertible Preferred Stock, will range from $317.0 million, with DTI, to $330.5 million, without DTI. Based on the foregoing valuations and the distribution of the New Stock described herein, holders of Allowed Class 4 Claims will receive approximately a 60.0%, with DTI, to 60.7%, without DTI, recovery on their Allowed Claims and holders of Allowed Class 5 Claims will receive approximately a 40.2%, with DTI, to 42.9%, without DTI, recovery on their Allowed Claims. These estimated ranges of values represent a hypothetical value that reflects the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies. The equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the implied equity value ranges associated with Rothschild's valuation analysis. Rothschild's estimate is based on economic, market, financial and other conditions as they exist on, and on the information made available as of, March 22, 2002. It should be understood that, although subsequent developments may affect Rothschild's conclusions, Rothschild does not have any obligation to update, revise or reaffirm its estimate.

     The summary set forth above does not purport to be a complete description of the analyses performed by Rothschild. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of implied equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. In addition, estimates of implied equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were sold. The estimates prepared by Rothschild assume that the Reorganized Debtors will continue as the owners and operators of their businesses and assets. Depending on the results of the Debtors' operations or changes in the financial markets, actual total enterprise value may differ from Rothschild's valuation analysis disclosed herein.

     In addition, the valuation of New Securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by other factors not possible to predict. Accordingly, the implied equity value estimated by Rothschild does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets. Rothschild does not make any representation or warranty as to the fairness of the terms of the Plan.

     THE FOREGOING VALUATION IS BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS WHICH ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR THE REORGANIZED DEBTORS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE RANGES REFLECTED IN THE VALUATION WOULD BE REALIZED IF THE PLAN WERE TO BECOME EFFECTIVE, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

         IX.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

     The Debtors believe that the Plan affords holders of Impaired Claims and Impaired Equity Interests the potential for the greatest realization on the Debtors' assets and, therefore, is in the best interests of such holders. If, however, the Requisite Acceptances are not received, or the Requisite Acceptances are received, the Chapter 11 Cases are commenced, and the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (i) commencement of "non-prepackaged" or "traditional" Chapter 11 Cases,

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(ii) formulation of an alternative plan or plans of reorganization, or (iii)
liquidation of the Debtors under Chapter 7 or 11 of the Bankruptcy Code.

A. COMMENCEMENT OF A "TRADITIONAL" CHAPTER 11 CASE

     If the Requisite Acceptances are not received, the Debtors nevertheless could commence "traditional" Chapter 11 Cases, in which circumstance it could continue to operate its businesses and manage its properties as a debtor-in-possession, but would become subject to the numerous restrictions imposed on debtors-in-possession by the Bankruptcy Code. It is not clear whether the Debtors could survive as a going concern in a protracted Chapter 11 Case. They could have difficulty sustaining operations in the face of the high costs, erosion of customer confidence, loss of key employees and liquidity difficulties that could well result if it remained a Chapter 11 debtor-in-possession for any length of time. Ultimately, the Debtors (or other parties in interest) could propose another plan or liquidate the Debtors under Chapter 7 or Chapter 11 of the Bankruptcy Code.

B. ALTERNATIVE PLAN(S)

     If the Requisite Acceptances are not received or if the Plan is not confirmed, the Debtors (or, if the Debtors' exclusive periods in which to file and solicit acceptances of a reorganization plan have expired, any other party-in-interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of assets.

     With respect to an alternative plan, the Debtors have explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan. The Debtors believe that the Plan, as described herein, which is the result of extensive negotiations between the Debtors and various constituencies, enables holders of Impaired Claims and Equity Interests to realize the greatest possible value under the circumstances, and that, as compared to any alternative plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.

C. LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

     If no plan is confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors' assets for distribution to creditors in accordance with the priorities by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Equity Interests in the Debtors.

     The Debtors believe that in liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other Professionals to assist such trustees would cause a substantial diminution in the value of the Debtors' assets. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors' assets.

     The Debtors could also be liquidated pursuant to the provisions of Chapter 11 plans of reorganization. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 Case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims and Equity Interests under a Chapter 11 liquidation plan probably would be delayed substantially.

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     Although preferable to a Chapter 7 liquidation, the Debtors believe that any alternative liquidation under Chapter 11 is a much less attractive alternative to creditors than the Plan because of the greater return the Debtors anticipate is provided by the Plan. THE DEBTORS BELIEVE THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO HOLDERS OF IMPAIRED CLAIMS AND EQUITY INTERESTS THAN WOULD ANY OTHER REASONABLY CONFIRMABLE REORGANIZATION PLAN OR LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

     The Liquidation Analysis, prepared by the Debtors with their financial advisors, is premised upon a liquidation in a Chapter 7 case and is attached hereto as Exhibit C. In the analysis, the Debtors have taken into account the nature, status, and underlying value of the assets of the Debtors, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

     Based on the Debtors' experience in the restructuring of business operations in the several years prior to the Petition Date and its experience in seeking investors, the Debtors have no knowledge of a buyer ready, willing, and able to purchase the Debtors as a whole or even to purchase significant portions of the Debtors as ongoing businesses. Therefore, the likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a liquidation of the Debtors' assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the opinion of the Debtors, the recoveries projected to be available in liquidation are not likely to afford holders of Claims and Equity Interests as great a realization potential as does the Plan.

                      X.  CERTAIN FACTORS TO BE CONSIDERED

     Holders of Eligible Claims should consider the risks and uncertainties below in making their decision regarding whether to vote to accept the Plan. The risks and uncertainties described below are not the only ones the Debtors face. Additional risks and uncertainties not presently known to the Debtors or that they currently deem immaterial may also harm their businesses.

A.  GENERAL

     While the Debtors would hope that a Chapter 11 filing solely for the purpose of implementing an agreed-upon restructuring would be of short duration and would not be seriously disruptive to its business, the Debtors cannot be certain that this would be the case. Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in Chapter 11 or to assure that the Plan will be confirmed.

     Even if confirmed on a timely basis, a Chapter 11 proceeding to confirm the Plan could have an adverse effect on the Debtors' business. Among other things, it is possible that a bankruptcy proceeding could adversely affect (i) the Subsidiaries' relationships with their key suppliers, (ii) the Subsidiaries' relationships with their customers, particularly those that depend on any Subsidiary as a primary supplier, (iii) the Subsidiaries' relationships with their employees, (iv) the legal rights and obligations of the Subsidiaries under agreements that may be in default as a result of the Chapter 11 Case, and (v) Group's ability to list or quote the New Securities on a national securities exchange, or United States automated interdealer quotation system.

     A Chapter 11 proceeding also will involve additional expenses and will divert the attention of the Debtors' management from operation of their business and implementation of the strategic plan.

     The extent to which a Chapter 11 proceeding disrupts the Debtors' business will likely be directly related to the length of time it takes to complete the proceeding. If the Debtors are unable to obtain Confirmation of the Plan on a timely basis because of a challenge to the Plan or a failure to satisfy the conditions to the Plan, they may be forced to operate in Chapter 11 for an extended period while they try to develop a different reorganization plan that can be confirmed. That would increase both the probability and the magnitude of the adverse effects described above.

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B.  BUSINESS AND INDUSTRY RISKS

  1.  DEBT AND CASH FLOW

     Upon Confirmation and effectiveness of the Plan, Viasystems will continue to have substantial outstanding indebtedness. On the Effective Date and after giving effect to the Rights Offering and the Hicks Muse Exchange, Viasystems' total outstanding debt obligations will be approximately $456.5 million. In addition, Viasystems will have up to approximately $51.3 million in additional borrowing capacity under the Exit Facility (with the ability to increase such capacity to $61.85 million). See Section IV.K.5 -- "SUMMARY OF THE PLAN -- MEANS FOR IMPLEMENTATION OF THE PLAN -- NEW SENIOR CREDIT AGREEMENT." This substantial (albeit significantly reduced) leverage may have important consequences for the Debtors, including (i) making it difficult for the Debtors to satisfy their other financial obligations, (ii) placing the Debtors at a competitive disadvantage compared to their competitors that have less debt, and (iii) making it difficult for the Debtors to obtain additional financing in the future for working capital, capital expenditures, and other purposes.

     Assuming consummation of the Plan, the Debtors' ability to meet their debt service obligations and to reduce their total indebtedness will depend on the Debtors' future operating performance. The Debtors' future operating performance may depend on their ability to maintain their existing customer base, expand service offerings and attract new customers, which may require additional financing. In addition, the Debtors' future operating performance will depend on economic, competitive, regulatory, legislative and other factors affecting their business that are beyond their control.

     The Debtors, on a consolidated basis, have incurred net losses of approximately $587.0 million, $136.0 million, and $720.3 million for the years ended December 31, 2001, 2000, and 1999, respectively and may incur significant losses in the foreseeable future.

  2.  INCREASED COMPETITION

     The EMS industry is highly competitive. The Debtors compete against numerous U.S. and foreign EMS providers. In addition, current and prospective customers continually evaluate the merits of manufacturing products internally. The trend towards consolidation in the EMS industry results in a continually changing competitive landscape. The consolidation trend in the industry also results in larger and more geographically diverse competitors that have significant combined resources with which to compete against the Debtors. Some of the Debtors' competitors have substantially greater managerial, manufacturing, financial, systems, sales and marketing resources than the Debtors. These potential competitors may (i) benefit from greater name recognition, critical mass and geographic and market presence, (ii) take greater advantage of acquisition opportunities, (iii) position themselves better to compete on price for their products, (iv) respond more quickly to new or emerging technologies, (v) adapt more quickly to changes in customer requirements, and (vi) devote greater resources to the development, promotion and sale of their products.

     The Debtors may be operating at a cost disadvantage compared to manufacturers who have greater direct buying power from component suppliers, distributors and raw material suppliers or who have lower cost structures than the Debtors. As a result, some of the Debtors' competitors may be able to obtain business from the Debtors' customers. Some of the Debtors' manufacturing processes are not subject to significant proprietary protection, and companies with greater resources or a greater market presence may enter the Debtors' market or increase their competition with the Debtors. Increased competition could result in price reductions, reduced sales, margin pressure or loss of market share.

  3.  DEMAND VOLATILITY

     EMS providers must provide increasingly rapid product turnaround for their customers. The Debtors generally do not obtain firm, long-term purchase commitments from their customers and the Debtors continue to experience reduced lead-times in customer orders. Customers may cancel, reduce or delay their orders. Order cancellations, reductions or delays by a significant customer or by a group of customers have and could continue to harm the Debtors' operating results. Furthermore, the Debtors' customers and potential customers

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could decide to manufacture in house the products the Debtors offer. To be successful, the Debtors must excel in terms of service, product quality and price not only compared to their direct competitors but also compared to the Debtors' customers' internal manufacturing capabilities.

     On occasion, customers may require rapid increases in production, which can stress the Debtors' resources and reduce operating margins. Although the Debtors have available manufacturing capacity, the Debtors may not have sufficient capacity at any given time to meet all of their customers' demands concurrently. In addition, because many of the Debtors' operating expenses are relatively fixed, a reduction in customer demand can dramatically harm the Debtors' gross margins and operating results on a short term basis. Customers often expect decreased prices over time.

     In addition, the Debtors make significant decisions, including determinations regarding the level of business the Debtors will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements based on the Debtors' estimates of customer requirements. The short-term nature of the Debtors' customers' commitments and the possibility of rapid changes in demand for their products impairs the Debtors' ability to estimate their future customer requirements accurately. As a consequence of the above factors, many of which are beyond the Debtors' control, the Debtors' quarterly results may vary significantly.

  4.  DEPENDENCE UPON KEY PERSONNEL

     The Debtors' future success depends in large part on the continued service of its key technical and management personnel and the Debtors' ability to continue to attract and retain qualified employees. The competition for these individuals is intense, and the loss of key employees, generally none of whom is subject to an employment agreement for a specified term, may have a material adverse effect on the Debtors.

  5.  DECLINE IN MARKET DEMAND

     The demand for the Debtors' products depends upon the general economic conditions of the markets in which the Debtors compete. Downward economic cycles may result in lower sales, which may reduce the Debtors' ability to make payments on its financial obligations or impact the value of the Group's equity.

  6.  CYCLICAL FLUCTUATIONS

     The Debtors' business is focused in the telecommunications and networking industries, with approximately 53.6% of net sales for the year ended December 31, 2001 coming from businesses within those industries. These industry segments are subject to rapid technological change and product obsolescence. To the extent these industries continue to experience weakened demand, the Debtors' revenues and profitability could suffer.

  7.  RELIANCE UPON MAJOR CUSTOMERS

     Sales to the Debtors' ten largest customers have represented a significant portion of the Debtors' net sales in recent periods. The Debtors' ten largest customers accounted for approximately 61% of its net sales for the year ended December 31, 2001. The identities of the Debtors' principal customers have varied from year to year, and the Debtors' principal customers may not continue to purchase services from the Company at current levels, if at all. Significant reductions in sales to any of these customers or the loss of major customers could seriously harm the Debtors' business. If the Debtors are not able to timely replace expired, canceled or reduced customer contracts with new business, their revenues will decrease.

  8.  INTERNATIONAL OPERATIONS

     Approximately 46% of the Debtors' net sales for the year ended December 31, 2001 were attributable to the Subsidiaries located outside North America. In addition, it is expected that the percentage of the Debtors' net sales attributable to operations located outside North America will continue to increase for the foreseeable future. Because the Debtors have broad geographic coverage, they have exposure to political and economic

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risks. Along with the risks associated with rapid growth discussed above, international operations pose special, additional risks, including (i) economic or political instability, (ii) foreign exchange rate fluctuations, (iii) difficulties in staffing and managing foreign personnel, and (iv) cultural differences.

     As the Debtors continue to grow their international presence, these risks may increase. In addition, changes in policies by the U.S. government or foreign governments could negatively affect the Debtors' operating results due to changes in duties, tariffs, taxes or limitations on currency or fund transfers.

  9.  FOREIGN CURRENCY FLUCTUATIONS

     To the extent that the Debtors incur costs in one currency and make sales in another their profit margins may be affected by changes in the exchange rates between the two currencies, primarily as a result of currency translation. Most of the Debtors' sales have historically been made in U.S. dollars and European and Asian currencies. The Debtors generally try to match the currencies of its sales with those of its operating expenses. Volatility in currency exchange rates may generate losses which could have a material adverse effect on the Debtors' financial condition or results of operations.

  10.  ENVIRONMENTAL REMEDIATION

     Two of the Debtors' facilities that were closed during 2001 and have no ongoing production are currently undergoing remediation procedures. While the cost of the remediation could be material, the prior owners of the facilities are conducting the requisite remedial actions and have agreed to indemnify the Company for costs associated with the remediations. The Debtors believe that any environmental liability which the Debtors may incur for known matters and environmental compliance will not have a material effect on the Debtors' financial position. Nevertheless, the Debtors cannot guarantee that their costs relating to such matters will not be greater than they currently expect or that additional remediation and compliance obligations that require the Debtors to make material expenditures will not arise.

  11.  RAW MATERIALS

     The Debtors rely on a limited number of suppliers for certain raw materials components. In many cases, the Debtors do not have any long-term supply agreements. Shortages of materials and components have occurred from time to time and could occur in the future. Raw materials or component shortages could interrupt manufacturing, disrupt schedules and production or result in shipping delays or increased prices, any of which could adversely affect the Debtors' ability to manufacture products for their customers on a timely basis or at acceptable cost. Moreover, the consolidation trend in the Debtors' suppliers' industry results in changes in supply relationships and in the price, availability and quality of components and raw materials.

C.  TRANSACTIONS WITH AFFILIATES

  1.  DIRECTORS' AFFILIATION WITH HICKS MUSE

     Thomas O. Hicks and Jack D. Furst, each members of the Debtors' Boards of Directors, are principals of Hicks Muse and have substantial economic interests therein. The Right Honorable Brian Mulroney, a member of Group's Board of Directors, is an employee of Hicks Muse. Additionally David M. Sindelar, Richard
W. Vieser and Kenneth Yontz, each a member of the Debtors' Boards of Directors and a member of the Special Committee, have invested an aggregate of $500,000, $1,000,000 and $2,000,000, respectively, in certain Hicks Muse entities that hold Bank Debt, Senior Notes, Subordinated Notes, and Existing Group Stock.

     Thomas O. Hicks, David M. Sindelar, Jack D. Furst, Richard W. Vieser, and William H. Cunningham, each members of the Board of Directors of Group and (other than Mr. Cunningham) Viasystems, also serve on the Boards of Directors of other entities that are affiliated with Hicks Muse, including International Wire Holding Company (Messrs. Sindelar, Furst, and Vieser), International Wire Group, Inc. (Messrs. Sindelar, Furst, and Vieser), Home Interiors & Gifts, Inc. (Messrs. Hicks and Furst), LLS Corp. (Mr. Sindelar), Cooperative Computing, Inc. (Messrs. Hicks and Furst), and LIN TV, Corp. (Mr. Cunningham).

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  2.  SENIOR NOTES

     On July 19, 2001, Viasystems issued $100 million principal amount of Senior Notes and Group issued warrants to purchase 10 million shares of Existing Group Common Stock to Hicks Muse for an aggregate purchase price of $100 million.

  3.  HICKS MUSE ACQUISITION OF VIASYSTEMS INDEBTEDNESS

     Hicks Muse holds $232.1 million of Subordinated Notes and a participation interest in $51.2 million of Existing Bank Debt, acquired through open market purchases at a discount to face amount.

  4.  TRANSACTIONS WITH EUROPEAN PCB GROUP

     In the first quarter of 2000, immediately prior to Group's initial public offering, Group transferred all of the capital stock of certain businesses in Europe to a new entity formed by Group's pre-IPO stockholders, European PCB Group (Cayman Islands), Ltd. ("European PCB Group"), in exchange for a subordinated promissory note in the aggregate principal amount of $124.0 million. In the third quarter of 2001, such promissory note was written-off. Subsequent to such transfer, the Debtors have continued to purchase and receive products and other services, on an arms-length basis, from European PCB Group.

     In 2001, the Debtors purchased an aggregate of $17.1 million of printed circuit boards and other products from European PCB Group and had sales of $6.4 million to European PCB Group. In addition, the Debtors paid approximately $4.4 million in sales-force fees and commissions to European PCB Group and received $1.5 million in management fees from European PCB Group during the year ended December 31, 2001. Additionally, on January 31, 2002, Viasystems and European PCB Group entered into a settlement agreement with respect to the DTI Guaranty pursuant to which Viasystems and European PCB Group jointly and severally agreed to pay up to a maximum of L12 million.

  5.  PURCHASES FROM INTERNATIONAL WIRE GROUP, INC.

     In the first quarter of 2000, concurrently with Group's initial public offering, the Debtors acquired all of the outstanding shares of Wirekraft Industries, Inc., a wholly owned subsidiary of International Wire Group, Inc., an affiliate of Hicks Muse for a purchase price of $210 million.

     Wirekraft Industries, Inc., a Subsidiary of Group, purchased an aggregate of $36.8 million of product from International Wire Group, Inc., an affiliate of Hicks Muse, during the year ended December 31, 2001. Thomas O. Hicks, Chairman of the Debtors' Boards of Directors, is a principal of Hicks Muse. Jack D. Furst, a principal of Hicks Muse, David M. Sindelar and Richard W. Vieser, each members of the Debtors' Boards of Directors, are members of the Boards of Directors of International Wire Group, Inc.

D.  FAILURE TO RECEIVE REQUISITE ACCEPTANCES

     If the Requisite Acceptances are received, the Debtors intend to file voluntary petitions for relief under Chapter 11 of the Bankruptcy Code and to seek, as promptly thereafter as practicable, Confirmation of the Plan. If the Requisite Acceptances are not received, the Debtors may nevertheless file petitions for relief under Chapter 11 and seek confirmation of a modified plan notwithstanding the dissent of certain Classes of Claims or Equity Interests. The Bankruptcy Court may confirm a modified plan pursuant to the "cramdown" provisions of the Bankruptcy Code which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired class of claims or equity interests if it determines that the rejecting class is being treated appropriately given the relative priority of the claims or equity interests in such class. In order to confirm a plan against a dissenting class, the Bankruptcy Court must also find that at least one impaired class has accepted the plan, with such acceptance being determined without including the acceptance of any "insider" in such class.

     Alternatively, the Debtors may seek to accomplish an alternative restructuring of their capitalization and their obligations to securityholders and other creditors and obtain their consent to any such restructuring plan by means of another out-of-court solicitation for acceptance of a plan of reorganization for the Debtors, or
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otherwise. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to the holders of impaired Claims and Equity Interests as those proposed in the Plan.

E.  FAILURE TO CONFIRM THE PLAN

     Even if the Requisite Acceptances are received and, with respect to those Classes deemed to have rejected the Plan, the requirements for "cramdown" are met, the Bankruptcy Court, which as a court of equity may exercise substantial discretion, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that Confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization of the Debtors (see Section VIII.A -- "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST -- FEASIBILITY OF THE PLAN") and that the value of distributions to dissenting holders of Claims and Equity Interests may not be less than the value such holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. See Section VIII.B -- "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST -- BEST INTERESTS TEST." Although the Debtors believe that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

     Additionally, the Solicitation must comply with the requirements of section 1126(b) of the Bankruptcy Code and the applicable Federal Rules of Bankruptcy Procedure with respect to the length of the Solicitation period, compliance with applicable non-bankruptcy law, if any, and in the absence of applicable non-bankruptcy law, the adequacy of the information contained in this Disclosure Statement (as defined in section 1125(a)(1) of the Bankruptcy Code). If the Bankruptcy Court were to find that the Solicitation did not so comply, all acceptances received pursuant to the Solicitation could be deemed invalid and the Debtors could be forced to resolicit acceptances under section 1125(b) of the Bankruptcy Code, in which case Confirmation of the Plan could be delayed and possibly jeopardized. The Debtors believe that the Solicitation complies with the requirements of section 1126(b) of the Bankruptcy Code, that duly executed Ballots will be in compliance with applicable provisions of the Bankruptcy Code, and that if the Requisite Acceptances are received, the Plan should be confirmed by the Bankruptcy Court.

     The Debtors' ability to propose and confirm an alternative reorganization plan is uncertain. Confirmation of any alternative reorganization plan under Chapter 11 of the Bankruptcy Code would likely take significantly more time and result in delays in the ultimate distributions to the holders of Eligible Claims. If confirmation of an alternative plan of reorganization was not possible, the Debtors would likely be liquidated. Based upon the Debtors' analysis, liquidation under Chapter 7 would result in distributions of reduced value to holders of Eligible Claims. See Section VIII -- "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST." In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. However, it is unlikely that any liquidation would realize the full going concern value of their businesses. Instead, the Debtors' assets would be sold separately. Consequently, the Debtors believe that a liquidation under Chapter 11 would also result in smaller distributions, if any, to the holders of Eligible Claims than those provided for in the Plan.

F.  FAILURE TO CONSUMMATE THE PLAN

     Consummation of the Plan is conditioned upon, among other things, entry of the Confirmation Order and an order (which may be the Confirmation Order) approving the assumption and assignment of all executory contracts and unexpired leases (other than those specifically rejected by the Debtors) to Reorganized Group and Reorganized Viasystems or their assignees. As of the date of this Disclosure Statement, there can be no assurance that any or all of the foregoing conditions will be met (or waived) or that the other conditions to consummation, if any, will be satisfied. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated and the Restructuring completed.

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G.  NEW STOCK RISKS

     Following consummation of the Restructuring, it is not expected that a market for any class of New Stock will exist. The Reorganized Debtors do not expect to have any class of New Stock listed on a national securities exchange or the NASDAQ Stock Market. The trading price of any class of New Stock in any market, if any, will be affected by numerous factors. These include the risk factors set forth in this Disclosure Statement, as well as prevailing economic and financial trends and conditions in the public securities markets. The trading price, if any, of New Stock may be affected by developments which may not have any direct relationship with Group's business or long-term prospects.

     The Reorganized Debtors do not expect to be subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act. Further, the Reorganized Debtors do not contemplate providing holders of New Stock with any of the information that otherwise would be required to be publicly disclosed under sections 13 or 15(d) of the Exchange Act.

     Following consummation of the Restructuring, the ownership of the New Stock will be significantly more concentrated than was the ownership of the Existing Group Stock prior to the Restructuring. Assuming that the current holders of Senior Notes, the DTI Guaranty, and Subordinated Notes do not significantly change prior to the consummation of the Restructuring, Group will be controlled by Hicks Muse. Hicks Muse, which currently holds a participation interest in the Existing Bank Debt, all of the Senior Notes, Subordinated Notes, and Equity Interests in Group, will be Reorganized Group's largest shareholder with shares of New Common Stock representing approximately 54.3%, with DTI, or 54.4%, without DTI, of the New Common Stock on a fully diluted basis before giving effect to any exercise of New Warrants or New Options. Hicks Muse may seek to influence the direction of Reorganized Group and may have the ability to control its management, policies and financing decisions, to elect a majority of the members of its board and to control the vote on all matters coming before its holders of New Stock.

     Reorganized Group does not anticipate that any dividends will be paid with respect to the New Common Stock in the foreseeable future.

H.  CLAIMS ESTIMATIONS

     There can be no assurance that the estimated amount of Claims and Equity Interests set forth herein are correct and the actual Allowed amounts of Claims and Equity Interests may differ from estimates. The estimated amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions-prove incorrect, the actual Allowed amounts of Claims and Equity Interests may vary from those estimated therein.

I.  CERTAIN TAX CONSIDERATIONS

     THERE ARE A NUMBER OF MATERIAL INCOME TAX CONSIDERATIONS, RISKS AND UNCERTAINTIES ASSOCIATED WITH CONSUMMATION OF THE PLAN. INTERESTED PARTIES SHOULD READ CAREFULLY THE DISCUSSION SET FORTH IN SECTION VII -- "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN" FOR A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED UNDER THE PLAN BOTH TO GROUP AND TO HOLDERS OF CLAIMS THAT ARE IMPAIRED UNDER THE PLAN.

J.  INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS

     The Financial Projections cover the Debtors' operations through the period ending December 31, 2007. These Financial Projections are based on numerous assumptions that are an integral part of the Financial Projections, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized Debtors, industry performance, general business and economic conditions, competition, adequate financing, absence of material contingent or unliquidated litigation or indemnity claims, and other matters, many of which are beyond the control of Reorganized Debtors and some

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or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of Reorganized Debtors' operations. These variations may be material and may adversely affect the ability of the Reorganized Debtors to pay the obligations owing to certain holders of Claims entitled to distributions under the Plan and other post-Effective Date indebtedness. Because the actual results achieved throughout the periods covered by the Financial Projections may vary from the projected results, the Financial Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

                    XI.  THE SOLICITATION; VOTING PROCEDURES

A.  VOTING DEADLINE

     The period during which Ballots with respect to the Plan will be accepted by the Debtors (and may be withdrawn or revoked unless the Bankruptcy Court issues an order to the contrary) will terminate on the Voting Deadline. Except to the extent the Debtors so determine or as permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Debtors in connection with the Debtors' request for Confirmation of the Plan (or any permitted modification thereof).

     The Debtors reserve the absolute right, at any time or from time to time, to extend, by oral or written notice to the Solicitation Agent, the period of time (on a daily basis, if necessary) during which Ballots will be accepted for any reason including determining whether or not the Requisite Acceptances have been received, by making a public announcement of such extension no later than 9:00 a.m., New York City time, on the first Business Day next succeeding the previously announced Voting Deadline. Without limiting the manner in which the Debtors may choose to make any public announcement, the Debtors will not have any obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a news release through the Dow Jones News Service. There can be no assurance that the Debtors will exercise their right to extend the Solicitation period for the receipt of Ballots.

B.  VOTING PROCEDURES

     Under the Bankruptcy Code, for purposes of determining whether the Requisite Acceptances have been received, only holders of Impaired Claims who actually vote will be counted. The failure of a holder to deliver a duly executed Ballot will be deemed to constitute an abstention by such holder with respect to voting on the Plan and such abstentions will not be counted as votes for or against the Plan.

     The Debtors are providing the Solicitation Package to holders of Eligible Claims whose names (or the names of whose Nominees) appear as of the Voting Record Date in the records maintained by the Debtors and the securityholders list maintained by the indenture trustees. Nominees should provide copies of the Solicitation Package to the beneficial owners of the Eligible Claims. Any beneficial owner of Eligible Claims who has not received a Ballot should contact his/her or its Nominee or the Solicitation Agent.

     You should provide all of the information requested by the Ballots you receive. You should complete and return all Ballots that you receive in the return envelope provided with each such Ballot.

C.  SPECIAL NOTE FOR HOLDERS OF SUBORDINATED NOTES

     Only holders of Subordinated Notes as of the Voting Record Date are entitled to vote on the Plan. The indenture trustee will not vote on behalf of the holders of such notes. Holders must submit their own Ballots.

  1.  BENEFICIAL OWNERS

     A beneficial owner holding Subordinated Notes as record holder in its own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Solicitation Agent on or before the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

     Any beneficial owner holding Subordinated Notes in "street name" through a Nominee may vote on the Plan by one of the following two methods (as selected by such beneficial owner's Nominee).

     - Complete and sign the enclosed beneficial owner Ballot. Return the Ballot to your Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return it to the Solicitation Agent by the Voting Deadline. If no self-addressed, postage-paid envelope was enclosed for this purpose, contact the Solicitation Agent for instructions.

     - Complete and sign the pre-validated Ballot (as described below) provided to you by your Nominee. Return the pre-validated Ballot to the Solicitation Agent by the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

     Any Ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to the Solicitation Agent that Ballot or a Master Ballot that reflects the vote of such beneficial owner.

  2.  NOMINEES

     A Nominee that on the Voting Record Date is the registered holder of Subordinated Notes for a beneficial owner should obtain the votes of the beneficial owners of such Subordinated Notes, consistent with customary practices for obtaining the votes of securities held in "street name," in one of the following two ways:

     a. Pre-Validated Ballots

          A Nominee may pre-validate a Ballot by: (i) signing the Ballot; (ii) indicating on the Ballot the name of the registered holder and the amount of Subordinated Notes held by the Nominee; and (iii) forwarding such Ballot together with the Solicitation Package and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then complete the information requested in the Ballot, review the certifications contained in the Ballot, and return the Ballot directly to the Solicitation Agent in the pre-addressed, postage paid envelope so that it is received by the Solicitation Agent before the Voting Deadline. A list of the beneficial owners to whom "pre-validated" Ballots were delivered should be maintained by the Nominee for inspection for at least one year from the Voting Deadline.

     b. Master Ballots

          A Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his/her or its vote on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot, and return the Ballot to the Nominee. After collecting the Ballots, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Ballot, execute the Master Ballot, and deliver the Master Ballot to the Solicitation Agent so that it is received by the Solicitation Agent before the Voting Deadline. All Ballots returned by beneficial owners should either be forwarded to the Solicitation Agent (along with the Master Ballot) or retained by Nominees for inspection for at least one year from the Voting Deadline.

     EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE SOLICITATION AGENT SO THAT IT IS RECEIVED BY THE SOLICITATION AGENT BEFORE THE VOTING DEADLINE.

  3.  SECURITIES CLEARING AGENCIES

     The Debtors expect that the Depository Trust Company, as a Nominee holder of Subordinated Notes, will arrange for its participants to vote by executing an omnibus proxy in favor of such participants. As a result of the omnibus proxy, such participant will be authorized to vote its Voting Record Date positions held in the name of such securities clearing agencies.

  4.  MISCELLANEOUS

     For purposes of voting to accept or reject the Plan, the beneficial owners of Subordinated Notes will be deemed to be the "holders" of the Claims represented by such Subordinated Notes. Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted. Group, in its sole discretion, may request that the Solicitation Agent attempt to contact such voters to cure any such defects in the Ballots.

     Except as provided below, unless the Ballot is timely submitted to the Solicitation Agent before the Voting Deadline together with any other documents required by such Ballot, Group may, in its sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking Confirmation of the Plan.

     In the event of a dispute with respect to any Subordinated Note Claim, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

D.  FIDUCIARIES AND OTHER REPRESENTATIVES

     If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such Person should indicate such capacity when signing and, unless otherwise determined by Group, must submit proper evidence satisfactory to Group of authority to so act. Authorized signatories should submit the separate Ballot of each beneficial owner for whom they are voting.

     UNLESS THE BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE SOLICITATION AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, HOWEVER, THAT THE DEBTORS RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO REQUEST OF THE BANKRUPTCY COURT THAT ANY SUCH BALLOT BE COUNTED. IN NO CASE SHOULD A BALLOT BE DELIVERED TO ANY ENTITY OTHER THAN THE NOMINEE OR THE SOLICITATION AGENT.

E.  PARTIES ENTITLED TO VOTE

     Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be "Impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or equity interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or equity interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or equity interest as it existed before the default.

     In general, a holder of a claim or equity interest may vote to accept or to reject a plan if the claim or equity interest is "allowed," which means generally that no party-in-interest has objected to such claim or equity interest, and the claim or equity interest is Impaired by the plan. If, however, the holder of an Impaired claim or equity interest will not receive or retain any distribution under the plan on account of such claim or equity interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and equity interests do not actually vote on the plan. If a claim or equity interest is not Impaired by the plan, the Bankruptcy Code deems the holder of such claim or equity interest to have accepted the plan and, accordingly, holders of such claims and equity interests are not entitled to vote on the plan.

     Classes 1A, 1B, 3A, 3B, 7A, 7B, and 9B of the Plan are not Impaired. Accordingly, under section 1126(f) of the Bankruptcy Code, all such Classes of Claims and Equity Interests are deemed to have accepted the Plan and are not entitled to vote in respect of the Plan.

     Class 8 is Impaired. Notwithstanding any distribution of New Warrants that holders of Equity Interests in Class 8 may be entitled to receive under the Plan, the Debtors intend to seek entry of an order pursuant to which such holders will be deemed to have rejected the Plan and will not be entitled to vote in respect of the Plan.

     Classes 9A and 10 will not receive or retain any distribution or property under the Plan on account of their Claims and Equity Interests, other than, with respect to Class 10, such proceeds, if any, that may be available under the Debtors' directors' and officers' liability policy, subject to the terms and conditions of such policy. Accordingly, under section 1126(g) of the Bankruptcy Code, all such Classes of Claims and Equity Interests are deemed to have rejected the Plan and are not entitled to vote in respect of the Plan.

     Therefore, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Debtors are soliciting acceptances only from holders of Claims and Equity Interests in Classes 2A, 2B, 4, 5A, 5B, 6A, and 6B.

     A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

F. AGREEMENTS UPON FURNISHING BALLOTS

     The delivery of an accepting Ballot to the Solicitation Agent by a holder of Eligible Claims pursuant to one of the procedures set forth above will constitute the agreement of such holder to accept (i) all of the terms of, and conditions to the Solicitation and (ii) the terms of the Plan; provided, however, all parties in interest retain their right to object to Confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code.

G.  WAIVERS OF DEFECTS, IRREGULARITIES, ETC.

     Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Solicitation Agent and the Debtors in their sole discretion, which determination will be final and binding. As indicated in Section XI.H, effective withdrawals of Ballots must be delivered to the Solicitation Agent prior to the Voting Deadline. The Debtors reserve the absolute right to contest the validity of any such withdrawal. The Debtors also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserves the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other Person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

H.  WITHDRAWAL OF BALLOTS; REVOCATION

     Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Solicitation Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Solicitation Agent in a timely manner at the address set forth in Section XI.J. Prior to the filing of the Plan, Group intends to consult with the Solicitation Agent to determine whether any withdrawals of Ballots were received and whether the Requisite Acceptances of the Plan have been received.

As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

     Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots which is not received in a timely manner by the Solicitation Agent will not be effective to withdraw a previously cast Ballot.

     Any party who has previously submitted to the Solicitation Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his or its vote by submitting to the Solicitation Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date will be counted for purposes of determining whether the Requisite Acceptances have been received.

     The Debtors will pay all costs, fees and expenses relating to the Solicitation, including customary mailing and handling costs of Nominees.

I.  DELIVERY OF EXTINGUISHED SECURITIES

     The Debtors are not at this time requesting the delivery of, and neither the Debtors nor the Solicitation Agent will accept, certificates representing any Extinguished Securities. In connection with the Effective Date, the Debtors will furnish all record holders of Extinguished Securities with appropriate letters of transmittal to be used to remit their Extinguished Securities in exchange for the distribution under the Plan. Information regarding such remittance procedure (together with all appropriate materials) will be distributed by the Reorganized Debtors after the Confirmation Date.

J. FURTHER INFORMATION; ADDITIONAL COPIES

     If you have any questions or require further information about the voting procedure for voting your Claim or about the Solicitation Package, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits to such documents (at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d)), please contact the Solicitation Agent:

           Innisfree M&A Incorporated
           501 Madison Avenue
           20th Floor
           New York, New York 10022
           Telephone: (877) 750-2689
           Banks and Brokers call (212) 750-5833

                      XII.  RECOMMENDATION AND CONCLUSION

     For all of the reasons set forth in this Disclosure Statement, the Debtors believe that Confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all holders of Eligible Claims to vote to accept the Plan, and to complete and return their ballots so that they will be received by the Solicitation Agent on or before 12:00 Midnight, New York City time, on September 30, 2002.

Dated: August 30, 2002

                                          VIASYSTEMS GROUP, INC.

                                          By:     /s/ DAVID M. SINDELAR
                                            ------------------------------------
                                          Name: David M. Sindelar
                                          Title:   Chief Executive Officer

                                          VIASYSTEMS, INC.

                                          By:     /s/ DAVID M. SINDELAR
                                            ------------------------------------
                                          Name: David M. Sindelar
                                          Title:   Chief Executive Officer

                                    ANNEX I

                                    Glossary

                                    ANNEX I

                                    Glossary

ADMINISTRATIVE CLAIM..........    A Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy
                                  Code and entitled to priority under section 507(a)(1) of the
                                  Bankruptcy Code, including (i) actual, necessary costs and expenses, incurred after the Petition Date, of preserving
                                  the Debtors' Estates and operating their businesses,
                                  including wages, salaries, or commissions for services
                                  rendered after the Petition Date, (ii) Professional Fee
                                  Claims, (iii) all fees and charges assessed against the
                                  Estates under chapter 123 of title 28, United States Code,
                                  (iv) all Allowed Claims that are entitled to be treated as
                                  Administrative Claims by virtue of a Final Order entered
                                  under section 546(c)(2)(A) of the Bankruptcy Code, (v) the reasonable post-petition fees and expenses of indenture
                                  trustees, including successors thereto, including reasonable attorney's fees and expenses of such indenture trustees and
                                  (vi) any obligations under the DIP Facility.
ADMINISTRATIVE CLAIMS BAR
DATE..........................    The date, if any, designated by the Bankruptcy Court as the last date for filing proofs of Administrative Claims against the Debtors.
AFFILIATE OR AFFILIATE........    Any entity that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under
                                  common control with, a specified entity; for purposes of the definition of "Affiliate" or "affiliate," any entity that
                                  own, controls, or holds with power to vote 20% or more of
                                  the outstanding voting securities of, or controls or directs the management of, the entity specified shall be deemed to be an Affiliate of such entity.
ALLOWED.......................    With respect to a Claim or Equity Interest within a
                                  particular Class, an Allowed Claim or Allowed Equity
                                  Interest of the type described in such Class.
ALLOWED CLAIM.................    Any Claim against any Debtor, which is listed by such Debtor in its books and records as liquidated in amount and not
                                  disputed or contingent; provided, however, that to the
                                  extent that a Claim is a Disputed Claim, the determination of whether such Claim will be Allowed and/or the amount of any such Claim will be determined, resolved, or adjudi-
                                  cated, as the case may be, in the manner in which such Claim would have been determined, resolved, or adjudicated if the
                                  Chapter 11 Cases had not been commenced; provided further, however, that the Reorganized Debtors, in their discretion, may bring an objection or other motion before the Bankruptcy
                                  Court with respect to resolution of a Disputed Claim. An
                                  Allowed Claim (i) includes a Disputed Claim to the extent
                                  such Disputed Claim becomes Allowed after the Effective Date and (ii) will be net of any valid setoff exercised with
                                  respect to such Claim (other than in the case of an Existing
                                  Credit Agreement Claim) pursuant to the provisions of the
                                  Bankruptcy Code and applicable law. Unless otherwise
                                  specified in the Plan, in section 506(b) of the Bankruptcy
                                  Code or by order of the Bankruptcy Court, an "Allowed Claim"
                                  will not, for purposes of distributions under the Plan,
                                  include (a) for prepetition Claims, interest on such Claim or Claims accruing from or after the Petition Date, (b)
                                  punitive or exemplary damages or (c) any fine, penalty or
                                  forfeiture.

ALLOWED EQUITY INTEREST.......    An Equity Interest in any Debtor, which has been or
                                  hereafter is listed by such Debtor in its books and records as liquidated in an amount and not disputed or contingent;
                                  provided, however, that to the extent an Equity Interest is a Disputed Equity Interest, the determination of whether
                                  such Equity Interest will be Allowed and/or the amount of
                                  any such Equity Interest will be determined, resolved, or
                                  adjudicated, as the case may be, in the manner in which such
                                  Equity Interest would have been determined, resolved, or
                                  adjudicated if the Chapter 11 Cases had not been commenced;
                                  provided further, however, that the Reorganized Debtors may in their discretion, bring an objection or other motion
                                  before the Bankruptcy Court with respect to resolution of a
                                  Disputed Equity Interest.
BALLOTS.......................    Each of the ballot forms (including Master Ballots)
                                  distributed with this Disclosure Statement to holders of
                                  Eligible Claims.
BANKRUPTCY CODE...............    The Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. sec.sec. 101-1330, as
                                  now in effect or hereafter amended.
BANKRUPTCY COURT..............    The United States Bankruptcy Court for the Southern District
                                  of New York or any other court with jurisdiction over the
                                  Chapter 11 Cases.
BANKRUPTCY RULES..............    Collectively, the Federal Rules of Bankruptcy Procedure and
                                  the Official Bankruptcy Forms, the Federal Rules of Civil
                                  Procedure, as applicable to the Chapter 11 Cases or
                                  proceedings therein, and the Local Rules of the Bankruptcy
                                  Court, all as now in effect or hereafter amended.
BASE RATE.....................    A rate per annum equal to the greatest of (i) the prime rate in effect on such day, (ii) the base CD rate plus 1% and
                                  (iii) the federal funds effective rate plus 0.5%, in each
                                  case as further described in the Existing Credit Agreement.
BORROWERS.....................    Collectively, Reorganized Viasystems, Viasystems Canada
                                  Holdings, Inc., a Quebec corporation, and Print Service
                                  Holding N.V., a company organized under the laws of the
                                  Netherlands.
BUSINESS DAY..................    Any day, excluding Saturdays, Sundays or "legal holidays"
                                  (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in the City of New York.
CASH..........................    Legal tender of the United States of America.
CERTIFICATE...................    Any certificate, instrument, or other document evidencing an
                                  Extinguished Security.
CHAPTER 11 CASES..............    The jointly administered Chapter 11 cases of the Debtors.
CLAIM.........................    A claim, as defined in section 101(5) of the Bankruptcy
                                  Code, against a Debtor.
CLASS.........................    One of the classes of Claims or Equity Interests described in the Plan.
COMMITTEE.....................    Any official committee appointed in the Chapter 11 Cases, as such committee may be reconstituted from time to time.
COMMITMENT AGREEMENTS.........    Collectively, (i) that certain Subscription and Conversion
                                  Commitment Agreement among certain Hicks Muse entities and the Debtors, (ii) that certain Subscription and Standby
                                  Commitment Agreement among TCW and the Debtors, and (iii)
                                  that certain Subscription and Standby Commitment Agreement among GSC and the Debtors, each dated as of August 29, 2002.
CONFIRMATION..................    The Bankruptcy Court's confirmation of the Plan.
CONFIRMATION DATE.............    The date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

CONFIRMATION HEARING..........    The Bankruptcy Court's hearing to consider Confirmation of the Plan, as it may be adjourned or continued from time to time.
CONFIRMATION ORDER............    The Bankruptcy Court's order confirming the Plan under
                                  section 1129 of the Bankruptcy Code.
CREDIT FACILITY
  RESTRUCTURING...............    The restructuring of the Existing Credit Agreement,
                                  including the availability of the Exit Facility.
CREDITOR GROUP................    Collectively, the Senior Lenders, the Noteholders'
                                  Committee, and Hicks Muse.
CURE..........................    The payment of Cash by a Debtor, or the distribution of
                                  other property (as the parties may agree or the Bankruptcy
                                  Court may order), as necessary to cure a default by a Debtor under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume that contract or lease
                                  under section 365(a) of the Bankruptcy Code.
DEBTOR........................    Each of Group and Viasystems and "Debtors" means both of
                                  them collectively, and when the context so requires, in
                                  their capacity as debtors and debtors-in-possession under
                                  sections 1107 and 1108 of the Bankruptcy Code.
DIP FACILITY..................    The debtor-in-possession credit facility to be entered into in the Chapter 11 Cases by and among the Debtors, certain of the subsidiaries of the Debtors, as guarantors, the lenders party thereto, JPMorgan Chase Bank, as Agent, and J.P.
                                  Morgan Securities Inc., as exclusive advisor, sole lead
                                  arranger and sole bookrunner.
DISALLOWED CLAIM..............    Any Claim against any Debtor that has been disallowed, in
                                  whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the holder thereof.
DISALLOWED EQUITY INTEREST....    Any Equity Interest in any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the
                                  holder thereof.
DISBURSING AGENT..............    Reorganized Group or any party designated by Reorganized
                                  Group, in its sole discretion, and approved by the
                                  Bankruptcy Court if other than a Debtor, to serve as a
                                  disbursing agent under the Plan.
DISPUTED CLAIM................    Any Claim, or any portion thereof, that is not an Allowed
                                  Claim or a Disallowed Claim.
DISPUTED EQUITY INTEREST......    Every Equity Interest that is not an Allowed Equity Interest or a Disallowed Equity Interest.
DISTRIBUTION DATE.............    The date, occurring as soon as practicable after the
                                  Effective Date, on which the Disbursing Agent first makes
                                  distributions to holders of Allowed Claims and Allowed
                                  Equity Interests as provided in the Plan.
DISTRIBUTION RECORD DATE......    The record date for purposes of making distributions under the Plan on account of Allowed Claims and Equity Interests, which date will be the eighth (8th) Business Day after the
                                  Confirmation Date.
DTI GUARANTY..................    That certain guaranty, dated October 3, 2000, executed by
                                  Viasystems with respect to the L12 million (Sterling) loan made by the Secretary of State for Trade and Industry for
                                  the United Kingdom to Viasystems Tyneside Limited.
DTI GUARANTY CLAIM............    Any Claim under the DTI Guaranty and the related Settlement
                                  Agreement, dated January 31, 2002, among the Secretary of
                                  State for Trade and Industry, Viasystems, and European PCB
                                  Group (Cayman Islands) Ltd.
EFFECTIVE DATE................    The first Business Day (i) on which all conditions to the
                                  Plan's consummation have been satisfied or waived and (ii)
                                  that is the date on which the Plan is consummated.

ELIGIBLE CLAIMS...............    Collectively, the Existing Credit Agreement Claims, Senior
                                  Note Claims, DTI Guaranty Claims, Subordinated Note Claims,
                                  and General Unsecured Claims, holders of which are entitled to vote under Article VIII of the Plan and section 1126 of the Bankruptcy Code to accept or reject the Plan.
EQUITY INTEREST...............    The legal, equitable, contractual and other rights of any
                                  Person with respect to any capital stock or other ownership interest in any Debtor, whether or not transferable, and any option, warrant or right to purchase, sell, or subscribe for an ownership interest or other equity security in any
                                  Debtor.
ESTATE........................    The estate of either of the Debtors in the Chapter 11 Cases, and "Estates" means, collectively, the estates of both of
                                  the Debtors in the Chapter 11 Cases, as created under
                                  section 541 of the Bankruptcy Code.
EURODOLLAR RATE...............    The rate (adjusted for statutory reserve requirements for
                                  eurocurrency liabilities) for eurodollar deposits for a
                                  period equal to one, two, three or (with respect to the New
                                  Senior Credit Facility) six months or, to the extent
                                  available to all lenders under the New Senior Credit
                                  Facility, nine or twelve months (as selected by the
                                  applicable Borrower) appearing on Page 3750 of the Telerate screen.
EXCHANGE ACT..................    The Securities Exchange Act of 1934, as now in effect or
                                  hereafter amended.
EXISTING BANK DEBT............    Indebtedness under the Existing Credit Agreement.
EXISTING CREDIT AGREEMENT.....    That certain Credit Agreement, dated as of March 29, 2000, as amended by the First Amendment dated as of April 23,
                                  2001, the Second Amendment dated as of June 28, 2001, the
                                  Third Amendment dated as of March 29, 2002, and the Fourth
                                  Amendment and Waiver dated as of May 29, 2002, as it may be further amended from time to time, among Group, Viasystems,
                                  Viasystems Canada Holdings, Inc. (f/k/a Viasystems Canada,
                                  Inc.), Print Service Holding N.V., the several banks and
                                  other financial institutions from time to time parties
                                  thereto, J.P. Morgan Bank Canada, as Canadian Administrative
                                  Agent, J.P. Morgan Europe Limited, as Multicurrency
                                  Administrative Agent, and JPMorgan Chase Bank, as
                                  Administrative Agent.
EXISTING CREDIT AGREEMENT
CLAIM.........................    Any claim arising under the Existing Credit Agreement.
EXISTING GROUP COMMON STOCK...    Group's common stock, par value $.01 per share, issued and outstanding immediately before the Petition Date.
EXISTING GROUP PREFERRED
  STOCK.......................    Group's Series B preferred stock, par value $.01 per share, issued and outstanding immediately before the Petition Date.
EXISTING GROUP STOCK..........    Collectively, the Existing Group Common Stock and the
                                  Existing Group Preferred Stock.

EXISTING OTHER EQUITY
INTERESTS.....................    Collectively, (i) (a) all incentive stock options,
                                  non-qualified stock options, and stock appreciation rights granted under any Debtor-sponsored stock option plans or (b)
                                  any other options, warrants, or rights, contractual or
                                  otherwise, if any, to acquire or receive an Equity Interest existing immediately before the Petition Date and (ii) any
                                  Claim against the Debtors, under applicable federal or state law, whether or not such Claim is listed on the Schedules or evidenced by a filed proof of claim, whether or not the
                                  subject of an existing lawsuit, arising from or seeking the rescission of a purchase or sale of equity of the Debtors or any affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim as provided in section 501(b) of the Bankruptcy Code.
EXISTING VIASYSTEMS COMMON
STOCK.........................    Viasystems' common stock, par value $.01 per share, issued and outstanding immediately before the Petition Date.
EXIT FACILITY.................    The revolving credit facility provided for in the New Senior
                                  Credit Agreement, and all ancillary agreements, documents, and instruments to be issued or given in connection
                                  therewith.
EXTINGUISHED SECURITIES.......    All Existing Group Common Stock, Existing Group Preferred
                                  Stock, Existing Other Equity Interests, Senior Notes, and
                                  Subordinated Notes.
FACE AMOUNT...................    When used in reference to (i) a Disputed Claim, the full
                                  stated amount claimed by the holder thereof in any proof of
                                  Claim timely filed with the Bankruptcy Court, (ii) an
                                  Allowed Claim, the Allowed amount thereof, and (iii) an
                                  Equity Interest, the number of shares evidencing such Equity
                                  Interests.
FINAL ORDER...................    An order or judgment, entered by the Bankruptcy Court, that has not been amended, modified, or reversed, and as to which
                                  (i) no stay is in effect, (ii) the time to seek rehearing, review, modification, or amendment or to file a notice of
                                  appeal has expired, and (iii) no appeal or request for
                                  modification, amendment, a stay, rehearing or other review is pending.
FINANCIAL PROJECTIONS.........    The projected financial information attached hereto as
                                  Exhibit D which projects the financial performance of the
                                  Reorganized Debtors through December 31, 2007 and is based upon information available as of March 22, 2002.
GENERAL UNSECURED CLAIM.......    An unsecured Claim other than a Senior Note Claim, the DTI
                                  Guaranty Claim, a Subordinated Note Claim, or an
                                  Intercompany Claim that is not entitled to priority under
                                  section 507 of the Bankruptcy Code.
GROUP.........................    Viasystems Group, Inc., a Delaware corporation and parent
                                  company of Viasystems.
GSC...........................    Collectively, GSC Partners CDO Fund, Limited, GSC Partners
                                  CDO Fund II, GSC Recovery IIA, L.P., and GSC Recovery II,
                                  L.P.
HICKS MUSE....................    Collectively, (i) Hicks, Muse, Tate & Furst Equity Fund III,
                                  L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999),
                                  L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse
                                  PG-IV (1999), C.V., HM 4-SBS (1999) Coinvestors, L.P., HM
                                  4-EQ (1999) Coinvestors, L.P., Pearl Street, L.P., and Pearl
                                  Street II, L.P., collectively the sole holders of the Senior
                                  Notes and holders of Subordinated Notes, Equity Interests in
                                  Group, and a participation interest in the Existing Bank
                                  Debt, (ii) Hicks, Muse, Tate & Furst Incorporated, and (iii)
                                  certain other affiliates of Hicks, Muse, Tate & Furst
                                  Incorporated.

HICKS MUSE EXCHANGE...........    The exchange of a portion of the Existing Bank Debt held
                                  indirectly by Hicks Muse for New Common Stock.
IMPAIRED......................    When used with reference to a Claim or Equity Interest, a
                                  Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
INCENTIVE OPTION PLAN.........    The incentive option plan to be adopted by Reorganized Group pursuant to the Plan, pursuant to which the New Options will be issued.
INTERCOMPANY CLAIM............    Any claim held by a Subsidiary.
LOCKUP AGREEMENT..............    The Lockup Agreement, dated as of August 29, among Group,
                                  Viasystems, and the other parties thereto in the form
                                  attached hereto as Exhibit F.
MANAGEMENT GROUP..............    Group's current management team consisting of David M.
                                  Sindelar, Timothy L. Conlon, David J. Webster, and Joseph S.
                                  Catanzaro.
MASTER BALLOT.................    Each of the ballot forms distributed with this Disclosure
                                  Statement to a Nominee.
NEW BANK DEBT.................    Indebtedness under the New Senior Credit Agreement.
NEW COMMON STOCK..............    The new common stock to be issued by Reorganized Group
                                  pursuant to the Plan as of the Effective Date.
NEW JUNIOR PREFERRED STOCK....    The new junior preferred stock to be issued by Reorganized
                                  Group pursuant to the Plan as of the Effective Date, the
                                  principal terms of which are set forth in Section
                                  VI.B. -- "CAPITAL STRUCTURE OF THE REORGANIZED
                                  DEBTORS -- NEW SECURITIES."
NEW OPTIONS...................    The options to be issued by Reorganized Group to purchase
                                  New Common Stock pursuant to the provisions of the Incentive
                                  Option Plan.
NEW PREFERRED STOCK...........    Collectively, (i) the New Senior Convertible Preferred Stock
                                  and the New Junior Preferred Stock and (ii) any other class of preferred stock that may be designated by the Board of
                                  Directors of Reorganized Group in accordance with the
                                  Reorganized Group Certificate of Incorporation.
NEW SECURITIES................    Collectively, the New Senior Convertible Preferred Stock,
                                  the New Junior Preferred Stock, the New Common Stock, the
                                  New Warrants and/or the New Options, as applicable.
NEW SENIOR CONVERTIBLE PRE-
FERRED STOCK..................    The new senior convertible preferred stock to be issued by
                                  Reorganized Group pursuant to the Plan, including the Rights
                                  Offering, as of the Effective Date, the principal terms of which are set forth in Section VI.B. -- "CAPITAL STRUCTURE
                                  OF THE REORGANIZED DEBTORS -- NEW SECURITIES."
NEW SENIOR CREDIT AGREEMENT...    The credit agreement (pursuant to which the New Senior
                                  Credit Facility is provided) to be entered into by
                                  Reorganized Group, Reorganized Viasystems, certain foreign
                                  Subsidiaries of Reorganized Viasystems, the banks and other financial institutions parties thereto, dated as of the
                                  Effective Date, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith, the principal terms of which are set forth in Section
                                  VII.C. -- "CAPITAL STRUCTURE OF THE REORGANIZED
                                  DEBTORS -- NEW SENIOR CREDIT AGREEMENT."
NEW SENIOR CREDIT FACILITY....    Collectively, (i) the Exit Facility, (ii) the Term Loan A
                                  Facility and (iii) the Term Loan B Facility.
NEW STOCK.....................    Collectively, the New Preferred Stock and the New Common
                                  Stock.

NEW SUBORDINATED NOTES........    The new notes to be issued by Reorganized Viasystems
                                  pursuant to the Plan as of the Effective Date, the principal terms of which are set forth in Section VI.B. -- "CAPITAL
                                  STRUCTURE OF THE REORGANIZED DEBTORS -- NEW SECURITIES."
NEW WARRANTS..................    The new warrants to purchase New Common Stock to be issued by Reorganized Group pursuant to the Plan as of the
                                  Effective Date, the principal terms of which are set forth in Section VI.B. -- "CAPITAL STRUCTURE OF THE REORGANIZED
                                  DEBTORS -- NEW SECURITIES."
NOMINEE.......................    A bank, brokerage firm or other nominee holding Eligible
                                  Claims in its own name on behalf of a beneficial owner, or any agent thereof.
NOTEHOLDERS' COMMITTEE........    The informal committee of certain holders of Subordinated
                                  Notes formed prior to the Petition Date consisting of
                                  representatives of GSC, Credit Suisse Asset Management and
                                  MW Post Advisory Group.
OTHER PRIORITY CLAIM..........    A Claim entitled to priority under section 507(a) of the
                                  Bankruptcy Code, other than a Priority Tax Claim or an
                                  Administrative Claim.
OTHER SECURED CLAIM...........    Any Allowed Claim, any Claim that is Disallowed only
                                  pursuant to sections 502(b)(5) or 502(e) of the Bankruptcy
                                  Code, or that is not an Allowed Secured Claim only because of the failure of the entity to file a proof of claim for
                                  such Claim, in each case, which Claim is secured by a lien
                                  (that is not subject to avoidance or otherwise invalid) on property of a Debtor's Estate to the extent it is a Secured
                                  Claim as determined in accordance with section 506(a) of the
                                  Bankruptcy Code, or, in the event that such Claim is subject to permissible setoff under section 553 of the Bankruptcy
                                  Code, to the extent of such permissible setoff; provided,
                                  however, that to the extent the amount of such an Allowed
                                  Claim exceeds the value of the property securing such claim or the permissible setoff, such amount will be a General
                                  Unsecured Claim; provided further, however, that an Existing
                                  Credit Agreement Claim is not an Other Secured Claim.
PERSON........................    An individual, corporation, partnership, joint venture,
                                  association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.
PETITION DATE.................    The date on which the Debtors file their petitions for
                                  relief commencing the Chapter 11 Cases.
PLAN..........................    The Debtors' Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code, in substantially the form attached hereto as Exhibit A, as it may be amended, modified, or
                                  supplemented from time to time, including all exhibits and schedules to the Plan.
PLAN SUPPLEMENT...............    The compilation of documents, including any exhibits to the
                                  Plan not included therewith, that the Debtors may file with the Bankruptcy Court on or before the date that is five (5)
                                  Business Days prior to the Confirmation Hearing.
POSTPETITION INTEREST.........    Interest, accruing after the Petition Date, on a Claim.
PRIORITY TAX CLAIM............    Any Claim that is entitled to priority under section
                                  507(a)(8) of the Bankruptcy Code.
PROFESSIONAL..................    A professional Person, as that term is used in sections 327 and 1103 of the Bankruptcy Code.
PROFESSIONAL FEE CLAIM........    A Professional's Claim for compensation or reimbursement of costs and expenses relating to services performed on and
                                  after the Petition Date and before and including the
                                  Effective Date.

PRO RATA......................    At any time, the proportion that the Face Amount of an
                                  Allowed Claim or Allowed Equity Interest in a particular
                                  Class bears to the aggregate Face Amount of all Claims or
                                  Equity Interests (including Disputed Claims or Disputed
                                  Equity Interests, but excluding Disallowed Claims or
                                  Disallowed Equity Interests) in that Class, unless the Plan provides otherwise.
REORGANIZED DEBTOR............    Each of Reorganized Group and Reorganized Viasystems, and
                                  "Reorganized Debtors' means both of them collectively.
REORGANIZED GROUP.............    Group, on and after the Effective Date.
REORGANIZED GROUP BYLAWS......    Reorganized Group's bylaws in effect under the laws of the
                                  State of Delaware, as amended by the Plan and in the form to be filed with the Plan Supplement.
REORGANIZED GROUP CERTIFICATE
OF INCORPORATION..............    Reorganized Group's certificate of incorporation in effect under the laws of the State of Delaware, as amended by the
                                  Plan and in the form to be filed with the Plan Supplement.
REORGANIZED VIASYSTEMS........    Viasystems, on and after the Effective Date.
REQUISITE ACCEPTANCES.........    With respect to each Impaired Class of Claims, acceptance of the Plan by (i) holders of at least two-thirds in amount of
                                  Allowed Claims in such Impaired Class of Claims actually
                                  voting and (ii) the holders of more than one-half in number of Allowed Claims in such Impaired Class of Claims actually voting, in each case not counting the vote of any holder
                                  designated under section 1126(e) of the Bankruptcy Code.
RESTRUCTURED LOANS............    Collectively, the Term Loan A Facility loans and the Term
                                  Loan B Facility loans under the New Senior Credit Agreement.
RESTRUCTURING.................    Collectively, the transactions and transfers described in
                                  Article IV of the Plan.
RIGHTS AND RIGHTS OFFERING....    The offering of rights to purchase New Senior Convertible
                                  Preferred Stock described in Section IV.I -- "SUMMARY OF THE
                                  PLAN -- RIGHTS OFFERING."
RIGHTS AGENT..................    The Person engaged by the Debtors to conduct the Rights
                                  Offering, as identified in the Subscription Form.
RIGHTS DEADLINE...............    The date and time in which the Subscription Form and
                                  Subscription Price must be received by the Solicitation
                                  Agent, which date will be prior to the Effective Date and
                                  will be set forth in the Subscription Form.
RIGHTS HOLDERS................    Collectively, Hicks Muse, TCW, and holders of Subordinated
                                  Note Claims as of the Voting Record Date.
ROTHSCHILD....................    Rothschild Inc., the Debtors' financial advisor in
                                  connection with the Restructuring.
SCHEDULES.....................    The schedules of assets and liabilities, statements of
                                  financial affairs, and lists of holders of Claims and Equity
                                  Interests filed by the Debtors pursuant to section 521 of
                                  the Bankruptcy Code and Bankruptcy Rule 1007, including any amendments and supplements thereto.
SECURITIES ACT................    The Securities Act of 1933, as now in effect or hereafter
                                  amended.
SECURED CLAIM.................    A Claim that is secured by a lien that is valid, perfected and enforceable, and not avoidable, upon property in which a
                                  Debtor has an interest, to the extent of the value, as of
                                  the Effective Date, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section
                                  506 of the Bankruptcy Code, or as otherwise agreed to in
                                  writing by a Debtor or Reorganized Company and the holder of such Claim.
SENIOR LENDERS................    The holders of Claims under the Existing Credit Agreement.

SENIOR NOTES..................    The 14% senior unsecured notes due 2007 of Viasystems in the aggregate principal amount of $100 million issued under that certain Subscription Agreement, dated as of July 19, 2001, among Group, Viasystems and Hicks, Muse, Tate & Furst Equity
                                  Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV
                                  (1999), L.P., HMTF Private Equity Fund IV (1999), L.P.,
                                  Hicks, Muse PG-IV (1999), C.V., HM 4-SBS (1999) Coinvestors,
                                  L.P., and HM 4-EQ (1999) Coinvestors, L.P.
SENIOR NOTE CLAIM.............    Any Claim under the Senior Notes.
STOCKHOLDERS AGREEMENT........    The agreement among Reorganized Group and certain holders of
                                  New Securities governing, among other things, the
                                  registration of New Securities held by such Persons, and
                                  described in Section VI.B.5 -- "CAPITAL STRUCTURE OF THE
                                  REORGANIZED DEBTORS -- NEW SECURITIES -- STOCKHOLDERS
                                  AGREEMENT."
SOLICITATION..................    The solicitation by the Debtors from holders of Eligible
                                  Claims of acceptances of the Plan pursuant to section
                                  1126(b) of the Bankruptcy Code.
SOLICITATION AGENT............    Innisfree M&A Incorporated
SOLICITATION PACKAGE..........    The package provided by the Debtors that includes this
                                  Disclosure Statement and related materials and, where
                                  appropriate, Ballots.
SPECIAL COMMITTEE.............    The special committee established by Group's Board of
                                  Directors to evaluate recapitalization structures for the
                                  Debtors.
SUBORDINATED NOTES............    The 9 3/4% senior subordinated notes due 2007 of Viasystems in the aggregate principal amount of $500 million (i) issued under the two indentures, dated as of June 6, 1997 and
                                  February 17, 1998, each between Viasystems and The Bank of
                                  New York, as Trustee, and (ii) guaranteed by Group pursuant to the two First Supplemental Indentures, dated as of August
                                  29, 2002, among Group, Viasystems and The Bank of New York.
SUBORDINATED NOTE CLAIM.......    Any claim under the Subordinated Notes.
SUBSCRIPTION FORM.............    The Rights Offering subscription form to be distributed to holders of Subordinated Note Claims, Hicks Muse, and TCW.
SUBSCRIPTION PRICE............    The price per share of New Senior Convertible Preferred
                                  Stock sold pursuant to the Rights Offering.
SUBSIDIARIES..................    The direct and indirect subsidiaries of Group and Viasystems listed on the schedule attached hereto as Exhibit E.
TERM LOAN A FACILITY..........    The term loan A facility under the New Senior Credit
                                  Agreement.
TERM LOAN B FACILITY..........    The term loan B facility under the New Senior Credit
                                  Agreement.
TCW...........................    TCW Share Opportunity Fund III, L.P.
VIASYSTEMS....................    Viasystems, Inc., a Delaware corporation.
VOTING DEADLINE...............    12:00 midnight, New York City time on September 30, 2002, or
                                  12:00 midnight, New York City time on such later date as may be determined by Group, in its sole discretion; the date and time in which the Ballots must be received by the
                                  Solicitation Agent.
VOTING RECORD DATE............    August 28, 2002; the date for the determination of holders of record of Eligible Claims entitled to receive the
                                  Solicitation Package and holders of Subordinated Note Claims entitled to Rights under the Rights Offering.

                                   EXHIBIT A

          Prepackaged Plan of Reorganization of Viasystems Group, Inc.
                              and Viasystems, Inc.
                    Under Chapter 11 of the Bankruptcy Code

                         UNITED STATES BANKRUPTCY COURT
                         SOUTHERN DISTRICT OF NEW YORK
---------------------------------------------------------------
IN RE
VIASYSTEMS GROUP, INC., AND
VIASYSTEMS, INC.,

                            DEBTORS.
---------------------------------------------------------------

                                                  CHAPTER 11
                                                  CASE NO. 02-         (    )
                                                  (JOINTLY ADMINISTERED)

                           PREPACKAGED JOINT PLAN OF
                  REORGANIZATION OF VIASYSTEMS GROUP, INC. AND
            VIASYSTEMS, INC. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                          WEIL, GOTSHAL & MANGES LLP

                                          Alan B. Miller
                                          767 Fifth Avenue
                                          New York, New York 10153
                                          (212) 310-8000

                                          - and -

                                          Stephen A. Youngman
                                          100 Crescent Court, Suite 1300
                                          Dallas, Texas 75201
                                          (214) 746-7700

                                          Attorneys for Viasystems Group, Inc.
                                          and
                                          Viasystems, Inc.

Dated: New York, New York
       August 30, 2002

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
INTRODUCTION............................................................    1

I.     DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME....    1

       A.   Scope of Definitions; Rules of Construction.................    1

       B.   Definitions.................................................    1

       C.   Rules of Interpretation.....................................    8

       D.   Computation of Time.........................................    8

II.    TREATMENT OF UNCLASSIFIED CLAIMS.................................    8

       A.   Administrative Claims.......................................    8

       B.   Priority Tax Claims.........................................    9

III.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS......    9

       A.   Introduction................................................    9

       B.   Summary of Classes..........................................    9

       C.   Treatment of Classified Claims and Equity Interests.........   10

       D.   Allowed Claims and Equity Interests.........................   13

       E.   Postpetition Interest.......................................   13

       F.   Alternative Treatment.......................................   13

       G.   Tax Allocation..............................................   14

IV.    RIGHTS OFFERING..................................................   14

       A.   The Rights..................................................   14

       B.   Rights Period...............................................   14

       C.   Subscription Price..........................................   14

       D.   Transfer Restriction........................................   14

       E.   Procedures for Exercise of Rights; Revocation...............   14

       F.   Commitments.................................................   15

       G.   Conditions to Issuance of Shares............................   15

       H.   Proceeds....................................................   15

V.     HICKS MUSE EXCHANGE..............................................   15

VI.    MEANS FOR IMPLEMENTATION OF THIS PLAN............................   16

       A.   Continued Corporate Existence; Authorized Capital Stock.....   16

       B.   Corporate Action; Cancellation of Securities................   16

       C.   Directors and Executive Officers............................   17

       D.   New Securities..............................................   17

       E.   New Senior Credit Agreement.................................   17

       F.   New Subordinated Notes......................................   18

       G.   Rights Offering and Hicks Muse Exchange.....................   18

                                                                          PAGE
                                                                          ----
       H.   Incentive Option Plan.......................................   18

       I.   Revesting of Assets.........................................   18

       J.   Preservation of Rights of Action; Settlement of Litigation
            Claims......................................................   19

       K.   Effectuating Documents; Further Transactions................   19

       L.   Exemption from Certain Transfer Taxes.......................   19

VII.   PROVISIONS GOVERNING DISTRIBUTIONS...............................   19

       A.   Distributions for Claims and Equity Interests Allowed as of
            the Effective Date..........................................   19

       B.   Disbursing Agent............................................   20

       C.   Surrender of Securities or Instruments......................   20

       D.   Instructions to Disbursing Agent............................   20

       E.   Services of Indenture Trustee...............................   20

       F.   Record Date for Distributions...............................   20

       G.   Means of Cash Payment.......................................   21

       H.   Calculation of Distribution Amounts of New Stock and New
            Warrants....................................................   21

       I.   Delivery of Distributions; Undeliverable or Unclaimed
            Distributions...............................................   21

       J.   Withholding and Reporting Requirements......................   21

       K.   Setoffs.....................................................   21

       L.   Effect of DTI Guaranty Claim................................   22

VIII.  PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED
       CLAIMS...........................................................   23

       A.   Objections to Claims; Disputed Claims.......................   23

       B.   No Distribution Pending Allowance...........................   23

       C.   Distributions After Allowance...............................   23

IX.    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES............   24

       A.   Assumed Contracts and Leases................................   24

       B.   Payments Related to Assumption of Contracts and Leases......   24

       C.   Rejected Contracts and Leases...............................   24

       D.   Claims Based on Rejection of Executory Contracts or
            Unexpired Leases............................................   24

       E.   Compensation and Benefit Plans and Treatment of Retirement
            Plan........................................................   24

X.     ACCEPTANCE OR REJECTION OF THIS PLAN.............................   25

       A.   Classes Entitled To Vote....................................   25

       B.   Acceptance by Impaired Classes..............................   25

       C.   Elimination of Classes......................................   25

       D.   Nonconsensual Confirmation..................................   25

XI.    CONDITIONS PRECEDENT TO THIS PLAN'S CONFIRMATION AND
       CONSUMMATION.....................................................   26

       A.   Conditions to Confirmation..................................   26

                                                                          PAGE
                                                                          ----
       B.   Conditions to Effective Date................................   26

       C.   Waiver of Conditions........................................   27

XII.   MODIFICATIONS AND AMENDMENTS; WITHDRAWAL.........................   28

XIII.  RETENTION OF JURISDICTION........................................   28

XIV.   COMPROMISES AND SETTLEMENTS......................................   29

XV.    MISCELLANEOUS PROVISIONS.........................................   29

       A.   Bar Dates for Certain Claims................................   29

       B.   Payment of Statutory Fees...................................   30

       C.   Severability of Plan Provisions.............................   30

       D.   Successors and Assigns......................................   30

       E.   Discharge of the Debtors and Injunction.....................   30

       F.   Debtors' Releases...........................................   31

       G.   Other Releases..............................................   31

       H.   Exculpation and Limitation of Liability.....................   32

       I.   Waiver of Enforcement of Subordination......................   32

       J.   Term of Injunctions or Stays................................   32

       K.   Binding Effect..............................................   32

       L.   Revocation, Withdrawal, or Non-Consummation.................   33

       M.   Committees..................................................   33

       N.   Plan Supplement.............................................   33

       O.   Notices to Debtors..........................................   33

       P.   Indemnification Obligations.................................   33

       Q.   Governing Law...............................................   34

       R.   Prepayment..................................................   34

       S.   Section 1125(e) of the Bankruptcy Code......................   34

Exhibit A  Terms of New Senior Credit Agreement

Exhibit B  Terms of New Stock

Exhibit C  Terms of Stockholders Agreement

                                  INTRODUCTION

     Viasystems Group, Inc. and Viasystems, Inc. jointly propose the following plan of reorganization under Chapter 11 of the Bankruptcy Code.

                                   ARTICLE I.

                     DEFINITIONS, RULES OF INTERPRETATION,
                            AND COMPUTATION OF TIME

A.  SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

     Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in this Article I. Any term that is used and not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B.  DEFINITIONS

     1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Petition Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, (d) all Allowed Claims that are entitled to be treated as Administrative Claims by virtue of a Final Order entered under section 546(c)(2)(A) of the Bankruptcy Code, (e) the reasonable post-petition fees and expenses of indenture trustees, including successors thereto, including reasonable attorney's fees and expenses of such indenture trustees and (f) any obligations under the DIP Facility.

     1.2 "Administrative Claims Bar Date" means the date, if any, designated by the Bankruptcy Court as the last date for filing proofs of Administrative Claims against the Debtors.

     1.3 "Affiliate" means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified entity; for purposes of the definition of "Affiliate" or "affiliate," any entity that owns, controls, or holds with power to vote 20% or more of the outstanding voting securities of, or controls or directs the management of, the entity specified shall be deemed to be an Affiliate of such entity.

     1.4 "Allowed" means, with respect to a Claim or Equity Interest within a particular Class, an Allowed Claim or Allowed Equity Interest of the type described in such Class.

     1.5 "Allowed Claim" means any Claim against any Debtor, which is listed by such Debtor in its books and records as liquidated in amount and not disputed or contingent; provided, however, that to the extent that a Claim is a Disputed Claim, the determination of whether such Claim shall be Allowed and/or the amount of any such Claim shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; and provided further, however, that the Reorganized Debtors, in their discretion, may bring an objection or other motion before the Bankruptcy Court with respect to resolution of a Disputed Claim. An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date and (ii) shall be net of any valid setoff exercised with respect to such Claim (other than in the case of an Existing Credit Agreement Claim) pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, an "Allowed Claim" shall not, for purposes of distributions under this Plan, include (a) for prepetition Claims, interest on such Claim or Claims accruing from or after the Petition Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture.

     1.6 "Allowed Equity Interest" means an Equity Interest in any Debtor, which has been or hereafter is listed by such Debtor in its books and records as liquidated in an amount and not disputed or contingent; provided, however, that to the extent an Equity Interest is a Disputed Equity Interest, the determination of whether such Equity Interest shall be Allowed and/or the amount of any such Equity Interest shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Equity Interest would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; and provided, further, however, that the Reorganized Debtors may in their discretion, bring an objection or other motion before the Bankruptcy Court with respect to resolution of a Disputed Equity Interest.

     1.7 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. sec.sec. 101-1330, as now in effect or hereafter amended.

     1.8 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the Chapter 11 Cases.

     1.9 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, all as now in effect or hereafter amended.

     1.10 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in the City of New York.

     1.11  "Cash" means legal tender of the United States of America.

     1.12 "Certificate" means any certificate, instrument, or other document evidencing an Extinguished Security.

     1.13 "Chapter 11 Cases" means the jointly administered Chapter 11 cases of the Debtors.

     1.14 "Claim" means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

     1.15 "Class" means one of the classes of Claims or Equity Interests described in Article III below.

     1.16 "Committee" means any official committee appointed in the Chapter 11 Cases, as such committee may be reconstituted from time to time.

     1.17 "Commitment Agreements" means (i) that certain Subscription and Conversion Commitment Agreement among certain Hicks Muse entities and the Debtors, (ii) that certain Subscription and Standby Commitment Agreement among TCW and the Debtors, and (iii) that certain Subscription and Standby Commitment Agreement among GSC and the Debtors, each dated as of August 29, 2002, collectively or individually, as applicable.

     1.18 "Confirmation" means the Bankruptcy Court's confirmation of this Plan.

     1.19 "Confirmation Date" means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

     1.20 "Confirmation Hearing" means the Bankruptcy Court's hearing to consider confirmation of this Plan, as it may be adjourned or continued from time to time.

     1.21 "Confirmation Order" means the Bankruptcy Court's order confirming this Plan under section 1129 of the Bankruptcy Code.

     1.22 "Creditor Group" means, collectively, the Senior Lenders, the Noteholders' Committee, and Hicks Muse.

     1.23 "Cure" means the payment of Cash by a Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure a default by a Debtor under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.

     1.24 "Debtor" means each of Group and Viasystems and "Debtors" means both of them collectively, and when the context so requires, in their capacity as a debtor and debtor-in-possession under sections 1107 and 1108 of the Bankruptcy Code.

     1.25 "DIP Facility" means the debtor-in-possession credit facility to be entered into in the Chapter 11 Cases by and among the Debtors, certain of the subsidiaries of the Debtors, as guarantors, the lenders party thereto, JPMorgan Chase Bank, as Agent, and J.P. Morgan Securities Inc., as exclusive advisor, sole lead arranger and sole bookrunner.

     1.26 "Disallowed Claim" means any Claim against any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the holder thereof.

     1.27 "Disallowed Equity Interest" means any Equity Interest in any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the holder thereof.

     1.28 "Disbursing Agent" means Reorganized Group or any party designated by Reorganized Group, in its sole discretion, and approved by the Bankruptcy Court if other than a Debtor, to serve as a disbursing agent under this Plan.

     1.29 "Disclosure Statement" means the disclosure statement distributed to holders of Claims in classes 2A, 2B, 4, 5A, 5B, 6A, and 6B pursuant to section 1126(b) of the Bankruptcy Code.

     1.30 "Disputed Claim" means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

     1.31 "Disputed Equity Interest" means every Equity Interest that is not an Allowed Equity Interest or a Disallowed Equity Interest.

     1.32 "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims and Allowed Equity Interests as provided in Article VII.

     1.33 "Distribution Record Date" means the record date for purposes of making distributions under this Plan on account of Allowed Claims and Equity Interests, which date shall be the eighth (8th) Business Day after the Confirmation Date.

     1.34 "DTI Guaranty" means that certain guaranty, dated October 3, 2000, executed by Viasystems with respect to the L12 million (Sterling) loan made by the Secretary of State for Trade and Industry for the United Kingdom to Viasystems Tyneside Limited.

     1.35 "DTI Guaranty Claim" means any Claim under the DTI Guaranty and the related Settlement Agreement, dated January 31, 2002, among the Secretary of State for Trade and Industry, Viasystems, and European PCB Group (Cayman Islands) Ltd.

     1.36 "Effective Date" means the first Business Day (i) on which all conditions to this Plan's consummation in Article XI.B have been satisfied or waived and (ii) that is the date on which this Plan is consummated.

     1.37 "Equity Interest" means the legal, equitable, contractual and other rights of any Person with respect to any capital stock or other ownership interest in any Debtor, whether or not transferable, and any option, warrant or right to purchase, sell, or subscribe for an ownership interest or other equity security in any Debtor.

     1.38 "Estate" means the estate of either of the Debtors in the Chapter 11 Cases, and "Estates" means, collectively, the estates of both of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

     1.39 "Eurodollar Rate" means the rate (adjusted for statutory reserve requirements for euro currency liabilities) for eurodollar deposits for a period equal to one, two, three or (with respect to the New Senior Credit Facility) six months or, to the extent available to all lenders under the New Senior Credit Facility, nine or twelve months (as selected by the applicable Borrower) appearing on Page 3750 of the Telerate screen.

     1.40 "Existing Bank Debt" means indebtedness under the Existing Credit Agreement.

     1.41 "Existing Credit Agreement" means that certain Credit Agreement, dated as of March 29, 2000, as amended by the First Amendment dated as of April 23, 2001, the Second Amendment dated as of June 28, 2001, the Third Amendment dated as of March 29, 2002, and the Fourth Amendment and Waiver dated as of May 29, 2002, as it may be further amended from time to time, among Group, Viasystems, Viasystems Canada Holdings, Inc. (f/k/a Viasystems Canada, Inc.), Print Service Holding N.V., the several banks and other financial institutions from time to time parties thereto, J.P. Morgan Bank Canada, as Canadian Administrative Agent, J.P. Morgan Europe Limited, as Multicurrency Administrative Agent, and JPMorgan Chase Bank, as Administrative Agent.

     1.42 "Existing Credit Agreement Claim" means any claim arising under the Existing Credit Agreement.

     1.43 "Existing Group Common Stock" means Group's common stock, par value $.01 per share, issued and outstanding immediately before the Petition Date.

     1.44 "Existing Group Preferred Stock" means Group's Series B preferred stock, par value $.01 per share, issued and outstanding immediately before the Petition Date.

     1.45 "Existing Group Stock" means, collectively, the Existing Group Common Stock and the Existing Group Preferred Stock.

     1.46 "Existing Other Equity Interests" means, collectively, (i) (a) all incentive stock options, non-qualified stock options, and stock appreciation rights granted under any Debtor-sponsored stock option plans or (b) any other options, warrants, or rights, contractual or otherwise, if any, to acquire or receive an Equity Interest existing immediately before the Petition Date and
(ii) any Claim against the Debtors, under applicable federal or state law, whether or not such Claim is listed on the Schedules or evidenced by a filed proof of claim, whether or not the subject of an existing lawsuit, arising from or seeking the rescission of a purchase or sale of equity of the Debtors or any affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim as provided in section 510(b) of the Bankruptcy Code.

     1.47 "Existing Viasystems Common Stock" means Viasystems' common stock, par value $.01 per share, issued and outstanding immediately before the Petition Date.

     1.48 "Exit Facility" means the revolving credit facility provided for in the New Senior Credit Agreement, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith.

     1.49 "Extinguished Securities" means all Existing Group Common Stock, Existing Group Preferred Stock, Existing Other Equity Interests, Senior Notes, and Subordinated Notes.

     1.50 "Face Amount" means when used in reference to (i) a Disputed Claim, the full stated amount claimed by the holder thereof in any proof of Claim timely filed with the Bankruptcy Court, (ii) an Allowed Claim, the Allowed amount thereof, and (iii) an Equity Interest, the number of shares evidencing such Equity Interests.

     1.51 "Final Order" means an order or judgment, entered by the Bankruptcy Court, that has not been amended, modified, or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, review, modification or amendment or to file a notice of appeal has expired, and (iii) no appeal or request for modification, amendment, a stay, rehearing or other review is pending.

     1.52 "General Unsecured Claim" means an unsecured Claim other than a Senior Note Claim, the DTI Guaranty Claim, a Subordinated Note Claim, or an Intercompany Claim that is not entitled to priority under section 507 of the Bankruptcy Code.

     1.53 "Group" means Viasystems Group, Inc., a Delaware corporation and parent company of Viasystems.

     1.54 "GSC" means, collectively, GSC Partners CDO Fund, Limited, GSC Partners CDO Fund II, GSC Recovery IIA, L.P., and GSC Recovery II, L.P.

     1.55 "Hicks Muse" means, collectively, Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-SBS
(1999) Coinvestors, L.P., HM 4-EQ (1999) Coinvestors, L.P., Pearl Street, L.P., and Pearl Street II, L.P.

     1.56 "Impaired" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     1.57 "Incentive Option Plan" means the incentive option plan to be adopted by Reorganized Group pursuant to Article VI.H, pursuant to which New Options will be issued.

     1.58  "Intercompany Claim" means any claim held by a Subsidiary.

     1.59 "New Common Stock" means the new common stock to be issued by Reorganized Group pursuant to this Plan as of the Effective Date.

     1.60 "New Junior Preferred Stock" means the new junior preferred stock to be issued by Reorganized Group pursuant to this Plan as of the Effective Date.

     1.61 "New Options" means the options to be issued by Reorganized Group to purchase New Common Stock pursuant to the provisions of the Incentive Option Plan.

     1.62 "New Preferred Stock" means, collectively, (i) the New Senior Convertible Preferred Stock and the New Junior Preferred Stock and (ii) any other class of preferred stock that may be designated by the Board of Directors of Reorganized Group in accordance with the Reorganized Group Certificate of Incorporation.

     1.63 "New Securities" means, collectively, the New Senior Convertible Preferred Stock, the New Junior Preferred Stock, the New Common Stock, the New Warrants and the New Options, as applicable.

     1.64 "New Senior Convertible Preferred Stock" means the new senior convertible preferred stock to be issued by Reorganized Group pursuant to this Plan, including the Rights Offering, as of the Effective Date.

     1.65 "New Senior Credit Agreement" means the credit agreement (pursuant to which the New Senior Credit Facility is provided) to be entered into by Reorganized Group, Reorganized Viasystems, certain foreign subsidiaries of Reorganized Viasystems, the banks and other financial institutions parties thereto, dated as of the Effective Date, containing terms and conditions substantially the same as set forth in Exhibit A annexed hereto, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith.

     1.66 "New Senior Credit Facility" means collectively, (i) the Exit Facility, (ii) the Term Loan A Facility and (iii) the Term Loan B Facility.

     1.67 "New Stock" means, collectively, the New Senior Convertible Preferred Stock, the New Junior Preferred Stock, and the New Common Stock.

     1.68 "New Subordinated Notes" means the new notes to be issued by Reorganized Viasystems pursuant to this Plan as of the Effective Date.

     1.69 "New Warrants" means the new warrants to purchase New Common Stock to be issued by Reorganized Group pursuant to this Plan as of the Effective Date.

     1.70 "Noteholders' Committee" means the informal committee of certain holders of Subordinated Notes formed prior to the Petition Date consisting of representatives of GSC Partners, Credit Suisse Asset Management and MW Post Advisory Group.

     1.71  "Other Priority Claim" means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

     1.72 "Other Secured Claim" means any Allowed Claim, any Claim that is Disallowed only pursuant to sections 502(b)(5) or 502(e) of the Bankruptcy Code, or that is not an Allowed Secured Claim only because of the failure of the entity to file a proof of claim for such Claim, in each case, which Claim is secured by a lien (that is not subject to avoidance or otherwise invalid) on property of a Debtor's Estate to the extent it is a Secured Claim as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff; provided, however, that to the extent the amount of such an Allowed Claim exceeds the value of the property securing such claim or the permissible setoff, such amount shall be a General Unsecured Claim; provided, further, however, that an Existing Credit Agreement Claim is not an Other Secured Claim.

     1.73 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

     1.74  "Petition Date" means           , 2002, the date on which the Debtors
filed their petitions for relief commencing the Chapter 11 Cases.

     1.75 "Plan" means this plan of reorganization, as it may be amended, modified, or supplemented from time to time, including all exhibits and schedules hereto.

     1.76 "Plan Supplement" means the compilation of documents, including any exhibits to this Plan not included herewith, that the Debtors may file with the Bankruptcy Court on or before the date that is five (5) Business Days prior to the Confirmation Hearing.

     1.77 "Postpetition Interest" means interest, accruing after the Petition Date, on a Claim.

     1.78  "Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

     1.79 "Professional" means a professional Person, as that term is used in sections 327 and 1103 of the Bankruptcy Code.

     1.80 "Professional Fee Claim" means a Professional's Claim for compensation or reimbursement of costs and expenses relating to services performed on and after the Petition Date and before and including the Effective Date.

     1.81 "Pro Rata" means, at any time, the proportion that the Face Amount of an Allowed Claim or Allowed Equity Interest in a particular Class bears to the aggregate Face Amount of all Claims or Equity Interests (including Disputed Claims or Disputed Equity Interests, but excluding Disallowed Claims or Disallowed Equity Interests) in that Class, unless this Plan provides otherwise.

     1.82 "Reorganized Debtor" means each of Reorganized Group and Reorganized Viasystems, and "Reorganized Debtors" means both of them.

     1.83  "Reorganized Group" means Group on and after the Effective Date.

     1.84 "Reorganized Group Bylaws" means Reorganized Group's bylaws in effect under the laws of the State of Delaware, as amended by this Plan and in the form to be filed with the Plan Supplement.

     1.85 "Reorganized Group Certificate of Incorporation" means Reorganized Group's certificate of incorporation in effect under the laws of the State of Delaware, as amended by this Plan and in the form to be filed with the Plan Supplement.

     1.86 "Reorganized Viasystems" means Viasystems on and after the Effective Date.

     1.87 "Rights" means the rights to purchase New Senior Convertible Preferred Stock as described in Article IV.

     1.88 "Rights Agent" means the Person engaged by the Debtors to conduct the Rights Offering, as identified in the Subscription Form.

     1.89 "Rights Deadline" the date and time in which the Subscription Form and Subscription Price must be received by the Solicitation Agent, which such date will be prior to the Effective Date and will be set forth in the Subscription Form.

     1.90 "Rights Offering" means the offering of rights to purchase New Senior Convertible Preferred Stock as described in Article IV.

     1.91 "Rights Holders" means, collectively, Hicks Muse, TCW and holders of Subordinated Note Claims as of the Voting Record Date.

     1.92 "Schedules" means the schedules of assets and liabilities, statements of financial affairs, and lists of holders of Claims and Equity Interests filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any amendments and supplements thereto.

     1.93 "Secured Claim" means a Claim that is secured by a lien that is valid, perfected and enforceable, and not avoidable, upon property in which a Debtor has an interest, to the extent of the value, as of the Effective Date, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code, or as otherwise agreed to in writing by a Debtor or Reorganized Debtor and the holder of such Claim.

     1.94 "Senior Lender" means the holder of a claim under the Existing Credit Agreement.

     1.95 "Senior Notes" means the 14% senior unsecured notes due 2007 of Viasystems in the aggregate principal amount of $100 million issued under that certain Subscription Agreement, dated as of July 19, 2001, among Group, Viasystems and Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-SBS (1999) Coinvestors, L.P., and HM 4-EQ (1999) Coinvestors, L.P.

     1.96  "Senior Note Claim" means any Claim under the Senior Notes.

     1.97 "Solicitation Order" means the Final Order of the Bankruptcy Court or other court of competent jurisdiction providing, among other things, that Class 8 is deemed to have rejected this Plan and is not entitled to vote hereon.

     1.98 "Stockholders Agreement" means the agreement among Reorganized Group and certain holders of New Securities governing, among other things, the registration of New Securities held by such Persons and containing the terms and conditions set forth in Exhibit C annexed hereto.

     1.99 "Subordinated Notes" means the 9 3/4% senior subordinated notes due 2007 of Viasystems in the aggregate principal amount of $500 million (i) issued under the two indentures, dated as of June 6, 1997 and February 17, 1998, each between Viasystems and The Bank of New York, as Trustee, and (ii) guaranteed by Group pursuant to the two First Supplemental Indentures, dated as of August 29, 2002, among Group, Viasystems and The Bank of New York.

     1.100  "Subordinated Note Claim" means any Claim under the Subordinated
Notes.

     1.101 "Subsidiaries" means the direct and indirect subsidiaries of Group and Viasystems.

     1.102  "TCW" means TCW Share Opportunity Fund III, L.P.

     1.103  "Viasystems" means Viasystems, Inc., a Delaware corporation.

C. RULES OF INTERPRETATION

  1.  GENERAL

     In this Plan (a) any reference to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to this Plan, (d) the words "hereof," "herein," "hereby," "hereunder," and words of similar import refer to this Plan in its entirety rather than to a particular portion of this Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan, and (f) the rules of construction, in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

  2.  "INCLUDING"

     As used in this Plan, "include," "includes," or "including" shall be deemed to be followed by the words "without limitation."

  3.  "ON"

     With reference to any distribution under this Plan, "on" a date (means on or as soon as reasonably practicable after that date.

  4.  "DTI"

     As used in this Plan, "with DTI" refers to the relative effects of the Allowed portion of the DTI Guaranty Claim equaling the maximum potential amount of such Claims (estimated at $13.5 million) and "without DTI" shall refer to the relative effects of the entire DTI Guaranty Claim being Disallowed or otherwise not entitled to receive a distribution under this Plan. The actual distributions and recovery percentages shall be determined based on the Allowed DTI Guaranty Claim established by agreement or through the estimation process.

D.  COMPUTATION OF TIME

     In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                  ARTICLE II.

                        TREATMENT OF UNCLASSIFIED CLAIMS

     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on this Plan.

A.  ADMINISTRATIVE CLAIMS

     Each holder of an Allowed Administrative Claim shall receive, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement relating thereto and (b) any Allowed Administrative Claim may be paid on such other terms as may be agreed on between the holder of such claim and the Debtors.

B.  PRIORITY TAX CLAIMS

     On the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, in the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim, of a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, or
(c) such other treatment as to which the Debtors and such holder shall have agreed upon in writing; provided, however, that the Debtors reserve the right to prepay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; provided further, however, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

                                  ARTICLE III.

          CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

A.  INTRODUCTION

     This Plan places all Claims and Equity Interests, except Unclassified Claims provided for in Article II, in the Classes listed below. A Claim or Equity Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in any other Class to the extent that any portion thereof falls within the description of such other Class.

B.  SUMMARY OF CLASSES

                    CLASS                         IMPAIRED/UNIMPAIRED, ENTITLEMENT TO VOTE
                    -----                         ----------------------------------------
Class 1A -- Group Other Priority Claims         Unimpaired -- Deemed to have accepted this
                                                Plan and not entitled to vote
Class 1B -- Viasystems Other Priority Claims    Unimpaired -- Deemed to have accepted this
                                                Plan and not entitled to vote
Class 2A -- Group Existing Credit Agreement     Impaired -- Entitled to vote
  Claims
Class 2B -- Viasystems Existing Credit          Impaired -- Entitled to vote
  Agreement Claims
Class 3A -- Group Other Secured Claims          Unimpaired -- Deemed to have accepted this
                                                Plan and not entitled to vote
Class 3B -- Viasystems Other Secured Claims     Unimpaired -- Deemed to have accepted this
                                                Plan and not entitled to vote
Class 4 -- Viasystems Senior Note Claims and    Impaired -- Entitled to vote
  DTI Guaranty Claims
Class 5A -- Group Subordinated Note Claims      Impaired -- Entitled to vote
Class 5B -- Viasystems Subordinated Note        Impaired -- Entitled to vote
  Claims
Class 6A -- Group General Unsecured Claims      Impaired -- Entitled to vote
Class 6B -- Viasystems General Unsecured        Impaired -- Entitled to vote
  Claims
Class 7A -- Group Intercompany Claims           Unimpaired -- Deemed to have accepted this
                                                Plan and not entitled to vote

                    CLASS                         IMPAIRED/UNIMPAIRED, ENTITLEMENT TO VOTE
                    -----                         ----------------------------------------
Class 7B -- Viasystems Intercompany Claims      Unimpaired -- Deemed to have accepted this
                                                Plan and not entitled to vote
Class 8 -- Existing Group Preferred Stock       Impaired -- If the Bankruptcy Court enters
                                                the Solicitation Order, Class 8 shall be
                                                deemed to have rejected this Plan and not
                                                entitled to vote
Class 9A -- Existing Group Common Stock         Impaired -- Deemed to have rejected this Plan
                                                and not entitled to vote
Class 9B -- Existing Viasystems Common Stock    Unimpaired -- Deemed to have accepted this
                                                Plan and not entitled to vote
Class 10 -- Existing Other Equity Interests     Impaired -- Deemed to have rejected this Plan
                                                and not entitled to vote

C.  TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

  1.  CLASS 1A -- GROUP OTHER PRIORITY CLAIMS

     a. Claims in Class: Class 1A consists of all Other Priority Claims against Group.

     b. Treatment: On the later of (i) the Distribution Date or (ii) the date on which its Other Priority Claim becomes an Allowed Other Priority Claim, or, in each case, as soon as practicable thereafter, each holder of an Allowed Other Priority Claim against Group shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, Cash equal to the full amount of its Allowed Other Priority Claim.

  2.  CLASS 1B -- VIASYSTEMS OTHER PRIORITY CLAIMS

     a. Claims in Class: Class 1B consists of all Other Priority Claims against Viasystems.

     b. Treatment: On the later of (i) the Distribution Date or (ii) the date on which its Other Priority Claim becomes an Allowed Other Priority Claim, or, in each case, as soon as practicable thereafter, each holder of an Allowed Other Priority Claim against Viasystems shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, Cash equal to the full amount of its Allowed Other Priority Claim.

  3.  CLASS 2A -- GROUP EXISTING CREDIT AGREEMENT CLAIMS

     a. Claims in Class: Class 2A consists of all Existing Credit Agreement Claims against Group. Existing Credit Agreement Claims will be reduced by approximately $77.43 million pursuant to the consummation of the Rights Offering and the Hicks Muse Exchange.

     b. Treatment: For purposes of the Plan, Existing Credit Agreement Claims are Allowed in the aggregate amount of not less than $525.7 million. The legal, equitable, and contractual rights of the holders of Existing Credit Agreement Claims against Group shall be deemed satisfied by Group's guarantee of the obligations under the New Senior Credit Agreement.

  4.  CLASS 2B -- VIASYSTEMS EXISTING CREDIT AGREEMENT CLAIMS

     a. Claims in Class: Class 2B consists of all Existing Credit Agreement Claims against Viasystems. Existing Credit Agreement Claims will be reduced by approximately $77.43 million pursuant to the consummation of the Rights Offering and the Hicks Muse Exchange.

     b. Treatment: For purposes of the Plan, Existing Credit Agreement Claims are Allowed in the aggregate amount of not less than $525.7 million. On the Effective Date, each holder of an Allowed Existing Credit Agreement Claim against Viasystems shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Existing Credit Agreement Claim, an amount of indebtedness under the New Senior

Credit Agreement equal to the amount of such holder's Allowed Existing Credit Agreement Claim and all rights related to such indebtedness under the New Senior Credit Agreement.

  5.  CLASS 3A -- GROUP OTHER SECURED CLAIMS

     a. Claims in Class: Each sub-Class of Class 3A consists of a single Secured Claim against Group, and in the aggregate includes all Other Secured Claims against Group. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and this Plan, including for voting purposes. If the Claim of a holder of an Other Secured Claim against Group exceeds the value of the collateral that secures it, such holder shall have an Other Secured Claim against Group equal to the value of the collateral for such Claim and a General Unsecured Claim against Group for the deficiency.

     b. Treatment: The legal, equitable, and contractual rights of the holders of Other Secured Claims against Group are unaltered by this Plan, or such Secured Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

  6.  CLASS 3B -- VIASYSTEMS OTHER SECURED CLAIMS

     a. Claims in Class: Each sub-Class of Class 3B consists of a single Secured Claim against Viasystems, and in the aggregate includes all Other Secured Claims against Viasystems. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and this Plan, including for voting purposes. If the Claim of a holder of an Other Secured Claim against Viasystems exceeds the value of the collateral that secures it, such holder shall have an Other Secured Claim against Viasystems equal to the value of the collateral for such Claim and a General Unsecured Claim against Viasystems for the deficiency.

     b. Treatment: The legal, equitable, and contractual rights of the holders of Other Secured Claims against Viasystems are unaltered by this Plan, and such Secured Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

  7.  CLASS 4 -- VIASYSTEMS SENIOR NOTE CLAIMS AND DTI GUARANTY CLAIMS

     a. Claims in Class: Class 4 consists of all Senior Note Claims and DTI Guaranty Claims against Viasystems.

     b. Treatment: For purposes of the Plan, Senior Note Claims are Allowed in the aggregate amount of not less than $120.1 million. On the later of (i) the Effective Date or (ii) the date on which its Senior Note Claim or DTI Guaranty Claim becomes an Allowed Senior Note Claim or Allowed DTI Guaranty Claim, each holder of an Allowed Senior Note Claim or Allowed DTI Guaranty Claim shall transfer to Group such Allowed Senior Note Claim or Allowed DTI Guaranty Claim and shall receive from Group in exchange therefor a Pro Rata distribution of 1,336,000 shares of New Junior Preferred Stock and 1,762,487 shares of New Common Stock, with DTI, or 1,201,000 shares of New Junior Preferred Stock and 1,584,344 shares of New Common Stock, without DTI (after which Group will contribute such Allowed Senior Note Claim or Allowed Guaranty Claim to Viasystems for cancellation and in satisfaction, settlement, release, and discharge of such Claim).

  8.  CLASS 5A -- GROUP SUBORDINATED NOTE CLAIMS

     a. Claims in Class: Class 5A consists of all Subordinated Note Claims against Group.

     b. Treatment: For purposes of the Plan, Subordinated Note Claims are Allowed in the aggregate amount of not less than $540.6 million. The legal, equitable, and contractual rights of the holders of Subordinated Note Claims against Group shall be deemed satisfied by virtue of the treatment afforded to holders of Subordinated Note Claims against Viasystems.

  9.  CLASS 5B -- VIASYSTEMS SUBORDINATED NOTE CLAIMS

     a. Claims in Class: Class 5B consists of all Subordinated Note Claims against Viasystems.

     b. Treatment: For purposes of the Plan, Subordinated Note Claims are Allowed in the aggregate amount of not less than $540.6 million. On the later of
(i) the Effective Date or (ii) the date on which its Subordinated Note Claim becomes an Allowed Subordinated Note Claim, or, in each case, as soon as practicable thereafter, each holder of an Allowed Subordinated Note Claim against Viasystems shall transfer to Group such Allowed Subordinated Note Claim and shall receive from Group in exchange therefor a Pro Rata distribution of 17,131,247 shares, with DTI, or 17,558,818 shares, without DTI, of New Common Stock(after which Group will contribute such Allowed Subordinated Note Claim to Viasystems for cancellation and in satisfaction, settlement, release, and discharge of such Claim).

  10.  CLASS 6A -- GROUP GENERAL UNSECURED CLAIMS

     a. Claims in Class: Class 6A consists of all General Unsecured Claims against Group.

     b. Treatment: If the holders of General Unsecured Claims against Group vote as a class to accept this Plan in accordance with section 1126(c) of the Bankruptcy Code, then on the Effective Date, each holder of an Allowed General Unsecured Claim against Group shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, a Pro Rata distribution of New Warrants to purchase 159,574 shares of New Common Stock, either with or without DTI. In the event holders of General Unsecured Claims against Group vote as a class to reject this Plan, then such holders shall not receive any distributions under this Plan.

  11. CLASS 6B -- VIASYSTEMS GENERAL UNSECURED CLAIMS

     a. Claims in Class: Class 6B consists of all General Unsecured Claims against Viasystems.

     b. Treatment: Each holder of an Allowed General Unsecured Claim against Viasystems shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for each such Allowed General Unsecured Claim, a New Subordinated Note in a principal amount equal to 85% of the amount of each such Allowed General Unsecured Claim.

  12. CLASS 7A -- GROUP INTERCOMPANY CLAIMS

     a. Claims in Class: Class 7A consists of all Intercompany Claims against Group.

     b. Treatment: The legal, equitable, and contractual rights of the holders of Intercompany Claims against Group are unaltered by this Plan, or such Intercompany Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

  13. CLASS 7B -- VIASYSTEMS INTERCOMPANY CLAIMS

     a. Claims in Class: Class 7B consists of all Intercompany Claims against Viasystems.

     b. Treatment: The legal, equitable, and contractual rights of the holders of an Allowed Intercompany Claims against Viasystems are unaltered by this Plan, or such Intercompany Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

  14. CLASS 8 -- EXISTING GROUP PREFERRED STOCK

     a. Equity Interests in Class: Class 8 consists of all Existing Group Preferred Stock.

     b. Treatment: If the holders of Group General Unsecured Claims (Class 6A) vote as a class to accept this Plan in accordance with section 1126(c) of the Bankruptcy Code, then on the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Existing Group Preferred Stock Equity Interest shall receive a Pro Rata distribution of New Warrants to purchase 1,436,171 shares of New Common Stock, either with or without DTI. If holders of Group General Unsecured Claims (Class 6A) vote as a class to reject this Plan, holders of Existing Group Preferred Stock shall not receive any distribution.

  15. CLASS 9A -- EXISTING GROUP COMMON STOCK

     a. Equity Interests in Class: Class 9A consists of all Existing Group Common Stock.

     b. Treatment: On the Effective Date, all Existing Group Common Stock shall be cancelled, and the holders of Existing Group Common Stock shall not receive or retain any property or interest in property on account of their Existing Group Common Stock.

  16. CLASS 9B -- EXISTING VIASYSTEMS COMMON STOCK

     a. Equity Interests in Class: Class 9B consists of all Existing Viasystems Common Stock.

     b. Treatment: For and in consideration of Group acquiring certain Allowed Viasystems Existing Credit Agreement Claims, Allowed Senior Note Claims, Allowed DTI Guaranty Claims and Allowed Viasystems Subordinated Note Claims and contributing such Claims to Viasystems, and for and in consideration of Group funding the consideration or providing for distributions under this Plan to holders of Allowed Administrative Claims, certain Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Existing Credit Agreement Claims, Allowed Other Secured Claims, certain Allowed General Unsecured Claims, and Allowed Existing Group Preferred Stock Equity Interests, the legal, equitable, and contractual rights of Group in the Existing Viasystems Common Stock are unaltered and unimpaired by this Plan.

  17. CLASS 10 -- EXISTING OTHER EQUITY INTERESTS

     a. Claims and Equity Interests in Class: Class 10 consists of all Existing Other Equity Interests in Group and Viasystems.

     b. Treatment: On the Effective Date, all Existing Other Equity Interests shall be cancelled, and the holders of Existing Other Equity Interests in Group and Viasystems shall not receive or retain any property or interest in property on account of their Existing Other Equity Interests.

D.  ALLOWED CLAIMS AND EQUITY INTERESTS

     Notwithstanding any provision herein to the contrary, the Debtors or Reorganized Debtors shall only make distributions to holders of Allowed Claims and Allowed Equity Interests. No holder of a Disputed Claim or Disputed Equity Interest shall receive any distribution on account thereof until and to the extent that its Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

E.  POSTPETITION INTEREST

     In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all unsecured Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, no holder of a Claim shall be entitled to or receive Postpetition Interest.

F.  ALTERNATIVE TREATMENT

     Notwithstanding any provision herein to the contrary, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any other distribution or treatment to which it, the Debtors the Senior Lenders, the Noteholders' Committee, and Hicks Muse may agree to in writing, provided, however, that such other distribution or treatment shall not provide a return having a present value in excess of the present value of the distribution or treatment that otherwise would be given such holder pursuant to this Plan.

G.  TAX ALLOCATION

     For tax purposes, the value of any New Securities received by holders of Claims in satisfaction of interest bearing obligations shall be allocated first to the full satisfaction of principal of such interest bearing obligations and second in satisfaction of any accrued unpaid interest.

                                  ARTICLE IV.

                                RIGHTS OFFERING

A.  THE RIGHTS

     Group will issue non-transferable, non-certificated subscription rights (the "Rights") entitling the purchase from Group, on the Effective Date and incident to and as part of the transactions that comprise this Plan, of (i) 2,758,828 shares, with DTI, or 2,646,135 shares, without DTI, of New Senior Convertible Preferred Stock at an aggregate purchase price of $34.98 million (5.5169 shares, with DTI, or 5.2916 shares, without DTI, for each $1,000 in principal amount of Subordinated Notes held) by the holders of Subordinated Note Claims as of the Voting Record Date (including Hicks Muse), (ii) 888,709 shares, with DTI, or 852,408 shares, without DTI, of New Senior Convertible Preferred Stock at an aggregate purchase price of $11.27 million by Hicks Muse, and (iii) 591,492 shares, with DTI, or 567,331 shares, without DTI, of New Senior Convertible Preferred Stock at an aggregate purchase price of $7.5 million by TCW (the "Rights Offering").

     No fractional shares of New Senior Convertible Preferred Stock or Cash in lieu thereof shall be issued or paid. The number of shares of New Senior Convertible Preferred Stock available for purchase by a Rights Holder shall be rounded down to the nearest whole number.

B.  RIGHTS PERIOD

     The Rights Offering shall commence by announcement as soon as practicable following the Petition Date and shall expire on the Rights Deadline. After the Rights Deadline, unexercised Rights shall be null and void. Group shall not be obligated to honor any purported exercise of Rights received by the Rights Agent after the Rights Deadline, regardless of when the documents relating to such exercise were sent.

C.  SUBSCRIPTION PRICE

     The Subscription Price will be between $12.68, with DTI, and $13.22, without DTI, per share of New Senior Convertible Preferred Stock, payable in Cash or by transfer of Existing Bank Debt to Group. Payments may only be made in accordance with procedures prescribed by the Debtors in the Disclosure Statement. The exact Subscription Price shall be set forth in a supplemental notice to be delivered to the Rights Holders as soon as practicable prior to the Rights Deadline.

D.  TRANSFER RESTRICTION; REVOCATION

     The Rights are not transferable. Once a Rights Holder has properly exercised its Rights, such exercise shall not be permitted to be revoked. Upon such exercise, Rights Holders who hold Subordinated Notes shall not be permitted to sell, transfer, assign, pledge or otherwise dispose of such Subordinated Notes. Any such transfer shall be null and void and the Debtors shall not treat any purported transferee as the holder of such Subordinated Notes.

E.  PROCEDURES FOR EXERCISE OF RIGHTS

     Rights issued to holders of Subordinated Note Claims may only be exercised by such Rights Holders to the extent such holders hold the Subordinated Notes giving rise to the Subordinated Note Claim at such time of exercise. Rights Holders shall be able to exercise their Rights by causing their Subscription Forms to be delivered to the Rights Agent at or prior to the Rights Deadline, having properly completed and executed the

Subscription Form, and tendered the Subscription Price in accordance with procedures set forth in the Disclosure Statement and the Subscription Form.

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights shall be determined by the Debtors, whose determinations shall be final and binding. The Debtors, in their sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Right. Subscription Forms shall not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine, in their sole discretion. Neither the Debtors nor the Rights Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

F.  COMMITMENTS

     Incident to and as part of the transactions that comprise this Plan and pursuant to the Commitment Agreements, (i) Hicks Muse has agreed to exercise its Rights in full and, on the Effective Date, to direct the record holder to transfer Existing Bank Debt beneficially owned by Hicks Muse under a participation agreement in the principal amount of $27.5 million to Group in exchange for 2,168,806 shares, with DTI, or 2,080,215 shares, without DTI, of New Senior Convertible Preferred Stock (Group will thereafter contribute such Existing Bank Debt to Viasystems for cancellation); (ii) TCW has agreed to exercise its Rights in full and, on the Effective Date, to transfer Existing Bank Debt in the principal amount of $7.5 million to Group in exchange for 591,492 shares, with DTI, or 567,331 shares, without DTI, of New Senior Convertible Preferred Stock (Group will thereafter contribute such Existing Bank Debt to Viasystems for cancellation); and (iii) GSC has agreed, on the Effective Date, to purchase from Group all or any portion of the remaining shares of New Senior Convertible Preferred Stock that the holders of Subordinated Note Claims (other than Hicks Muse) do not purchase in the Rights Offering, up to 1,478,731 shares, with DTI, or 1,418,328 shares, without DTI, of New Senior Convertible Preferred Stock at an aggregate purchase price of up to $18.75 million. In consideration for such commitments, Group has agreed to pay Hicks Muse, TCW, and GSC a fee, in Cash, equal to two percent of the price of the New Senior Convertible Preferred Stock purchased by such Persons in the Rights Offering.

G.  CONDITIONS TO ISSUANCE OF SHARES

     None of Group, Hicks Muse, TCW, GSC, or any exercising Rights Holder shall be under any obligation, or have any right, to transfer or purchase any shares of New Senior Convertible Preferred Stock unless and until this Plan has been Confirmed, all conditions to the Effective Date have been satisfied or waived, and all Subordinated Note Claims are exchanged for New Common Stock pursuant to this Plan. The Rights Offering is not conditioned on the exercise of any minimum number of Rights by Rights Holders. Group reserves the right at any time prior to the Rights Deadline to terminate the Rights Offering if consummation thereof is prohibited by law or applicable regulation. Reorganized Group shall otherwise be obligated to complete the Rights Offering on the Effective Date.

H.  PROCEEDS

     Tendered Existing Bank Debt received as proceeds of the Rights Offering shall be cancelled. All Cash proceeds from the Rights Offering shall be used to reduce outstanding indebtedness of the Debtors under the Existing Credit Agreement.

                                   ARTICLE V.

                              HICKS MUSE EXCHANGE

     Incident to and as part of the transactions that comprise this Plan and pursuant to that certain Commitment Agreement executed by Hicks Muse, Hicks Muse has agreed, on the Effective Date, to transfer Existing Bank Debt to Group for shares of New Common Stock (the "Hicks Muse Exchange"). Under the

Hicks Muse Exchange, Hicks Muse will direct the record holder to transfer Existing Bank Debt beneficially owned by Hicks Muse under a participation agreement in the principal amount of $23.7 million to Group (Group will thereafter contribute such Existing Bank Debt to Viasystems for cancellation). In exchange, Group shall issue 1,867,237 shares, with DTI, or 1,790,964 shares, without DTI, of New Common Stock to Hicks Muse. Tendered Existing Bank Debt shall be cancelled (following its contribution by Group to Viasystems). Neither Group nor Hicks Muse shall have any obligation under the Hicks Muse Exchange unless and until this Plan has been Confirmed and all conditions to the consummation of this Plan have been satisfied or waived.

                                  ARTICLE VI.

                     MEANS FOR IMPLEMENTATION OF THIS PLAN

A.  CONTINUED CORPORATE EXISTENCE; AUTHORIZED CAPITAL STOCK

     Reorganized Group and Reorganized Viasystems shall continue to exist after the Effective Date as separate corporate entities in accordance with the applicable law in the applicable jurisdiction in which they are incorporated under their respective certificates of incorporation and bylaws in effect before the Effective Date except as their certificates of incorporation and bylaws may be amended pursuant to this Plan. On the Effective Date, the certificate of incorporation and bylaws of each Reorganized Debtor shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. In addition, the Reorganized Group Certificate of Incorporation shall include a provision (i) authorizing 25 million shares of New Preferred Stock, of which 4.5 million shares shall be designated New Senior Convertible Preferred Stock and 1.5 million shares shall be designated New Junior Preferred Stock, and (ii) authorizing 100 million shares of New Common Stock.

B.  CORPORATE ACTION; CANCELLATION OF SECURITIES

     As of the Effective Date, the Certificates evidencing the Extinguished Securities shall evidence solely the right to receive from Viasystems or Group the distribution of the consideration, if any, set forth in Article III.C. On the Effective Date, except as otherwise provided for herein, (i) the Extinguished Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person and (ii) the obligations of the Debtors under the Extinguished Securities and under the Debtors' certificate of incorporation, any agreements, indentures, or certificates of designations governing the Extinguished Securities shall be terminated and discharged; provided, however, that each indenture or other agreement that governs the rights of the holder of a Claim based on the Extinguished Securities and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of (a) allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims hereunder and (b) permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, and expenses under such indenture or other agreement. Additionally, the cancellation of any indenture shall not impair the rights and duties under such indenture as between the indenture trustee thereunder and the beneficiaries of the trust created thereby. Additionally, as of the Effective Date, all Equity Interests other than the Equity Interests in Viasystems, to the extent not already cancelled, shall be cancelled.

     Any actions taken by an indenture trustee, agent or servicer that are not for the purposes authorized hereunder shall not be binding upon the Debtors. Except with respect to the making of distributions as provided in the preceding paragraph, the Reorganized Debtors may, with or without cause, terminate any indenture or other governing agreement and the authority of any indenture trustee, agent or servicer to act thereunder at any time by giving five Business Days' written notice of termination to the indenture trustee, agent, or servicer. If distributions hereunder on account of Subordinated Note Claims have not been completed at the time of termination of the indenture or other governing agreement, the Reorganized Debtors shall designate a distribution agent to act in place of the indenture trustee, agent, or servicer, and the provisions of this Plan shall be deemed to apply to the new distribution agent.

C.  DIRECTORS AND EXECUTIVE OFFICERS

     On the Effective Date, the term of each member of the current Board of Directors of Group and Viasystems shall automatically expire. The initial Board of Directors of Reorganized Group on and after the Effective Date shall consist of nine members. Group shall identify the individuals proposed to serve as directors of Reorganized Group in the Plan Supplement, which shall be filed with the Bankruptcy Court on or before the date that is five Business Days prior to the Confirmation Hearing. The board of directors of Reorganized Group shall have the responsibility for the management, control, and operation of Reorganized Group on and after the Effective Date. The members of the Management Group shall maintain their current positions as executive officers of Reorganized Group on and after the Effective Date. The officers and directors of Reorganized Group on and after the Effective Date shall also serve as the officers and directors of Reorganized Viasystems unless otherwise provided in the Plan Supplement.

D. NEW SECURITIES

     As of the Effective Date, the issuance by Reorganized Group of an aggregate of (i) 4,239,029 shares, with DTI, or 4,065,874 shares, without DTI, of New Senior Convertible Preferred Stock, (ii) 1,336,000 shares, with DTI, or 1,201,000 shares, without DTI, of New Junior Preferred Stock, and (iii) 20,760,971 shares, with DTI, or 20,934,126 shares, without DTI, of New Common Stock by Group to Viasystems as a contribution to capital shall be authorized.

     As of the Effective Date, the issuance by Reorganized Group of New Warrants to purchase an aggregate of 1,595,745 shares of New Common Stock shall be authorized. The New Warrants shall (i) have a per share exercise price equal to $25.56, with DTI, or $26.10, without DTI, (ii) be exercisable immediately and
(iii) expire seven years after the date issued.

     As of the Effective Date, the grant by Reorganized Group of the Tranche A New Options to purchase an aggregate of 2,222,222 shares of New Common Stock in accordance with the Incentive Option Plan shall be authorized.

     As of the Effective Date, the reservation by Reorganized Group of 8,056,996 shares, with DTI, or 7,883,841 shares, without DTI, of New Common Stock for issuance pursuant to any conversion of the New Senior Convertible Preferred Stock and any exercise of New Warrants or Tranche A New Options shall be authorized.

     The issuance, grant, and reservation of New Securities authorized in this
Article VI.D shall not require any further act or action by, among other Persons, any shareholders or creditors of Group, under applicable law, regulation, order or rule.

     On or before the Distribution Date, Reorganized Group shall issue for distribution in accordance with the provisions hereof the New Securities required for distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. Descriptions of the terms of the New Senior Convertible Preferred Stock, the New Junior Preferred Stock, and the New Common Stock are set forth in Exhibit B annexed hereto.

     On the Effective Date, Reorganized Group shall enter into the Stockholders Agreement annexed hereto as Exhibit C.

E. NEW SENIOR CREDIT AGREEMENT

     Indebtedness under the Existing Credit Agreement (which indebtedness will be reduced by approximately $77.43 million pursuant to the consummation of the Rights Offering and the Hicks Muse Exchange) shall be restructured in the New Senior Credit Agreement to provide for a Term Loan A Facility in an amount between $69.5 million and $85.4 million and a Term Loan B Facility in an amount between $362.9 million and

$378.8 million. In addition, the New Senior Credit Agreement shall include the Exit Facility, which will provide for revolving loans of up to $61.85 million and a letter of credit subfacility with a sublimit of $15.0 million. The Exit Facility will be part of the New Senior Credit Agreement. The Exit Facility will provide liquidity for working capital and other general corporate purposes to Reorganized Group and its Subsidiaries following the conclusion of the Chapter 11 Cases. Availability under the Exit Facility will be subject to a domestic asset coverage test and, with respect to revolving advances, limited to circumstances in which Reorganized Viasystems and its Subsidiaries have less than $20 million in unrestricted cash and cash equivalents on hand at the time of, and after giving effect to, borrowing. As of the date of this Disclosure Statement, the committed amount of the Exit Facility is $51.3 million. On the Effective Date, the Reorganized Debtors will enter into the New Senior Credit Agreement.

F. NEW SUBORDINATED NOTES

     On the Effective Date, Reorganized Viasystems shall issue New Subordinated Notes to holders of General Unsecured Claims against Viasystems in aggregate principal amount equal to 85% of such Allowed Claims. The New Subordinated Notes shall be subordinated to all indebtedness under the New Credit Agreement and all other indebtedness of Viasystems for borrowed money. All principal and accrued interest under the New Subordinated Notes shall be due and payable upon the 10-year anniversary of the Effective Date. The New Subordinated Notes shall bear interest at the following rates, compounded semi-annually: (i) 0.0% in the first year, (ii) 1.0% in the second year, (iii) 3.0% in the third year, (iv) 5.0% in the fourth year, and (v) 8.0% in the fifth year and thereafter. The New Subordinated Notes shall be non-transferable.

G. RIGHTS OFFERING AND HICKS MUSE EXCHANGE

     Incident to and as part of the transactions that comprise this Plan, Group is (i) issuing Rights to purchase 4,239,029 shares, with DTI, or 4,065,874 shares, without DTI, of New Senior Convertible Preferred Stock at an aggregate purchase price of $53.75 million under the Rights Offering and (ii) exchanging 1,867,237 shares, with DTI, or 1,790,964 shares without DTI, of New Common Stock for $23.7 million in Existing Bank Debt under the Hicks Muse Exchange. On the Effective Date, Group shall consummate the Rights Offering and the Hicks Muse Exchange, all as contemplated by the Rights Offering and the Commitment Agreements.

H. INCENTIVE OPTION PLAN

     In connection with this Plan, Reorganized Group shall adopt an Incentive Option Plan that is intended to provide incentives to employees to continue their efforts to foster and promote the long-term growth and performance of the Reorganized Debtors and their Subsidiaries. The Incentive Option Plan shall authorize the issuance of New Options to purchase up to 2,777,778 shares of New Common Stock. Up to eighty-percent of such New Options will be issued on the Effective Date (the "Tranche A Options") with a per share exercise price equal to $12.68, with DTI, or $13.22, without DTI. Tranche A Options shall be issued to employees of the Reorganized Debtors and their Subsidiaries in accordance with an allocation recommended by the Chief Executive Officer of Reorganized Group and approved by the Compensation Committee of the Board of Directors of Reorganized Group; provided, a designee of Hicks Muse and a designee of GSC must consent to such allocation. The Tranche A Options shall vest as follows: one-third immediately upon the date of grant, one-third upon the 24-month anniversary of the Effective Date, and one-third upon the 36-month anniversary of the Effective Date. The remaining 20% of such New Options, plus any additional options not granted as Tranche A Options and allocated as "Tranche B Options" with the approval of Hicks Muse and GSC, shall be available for future grants at the discretion of the Compensation Committee, subject to such terms and conditions as the Compensation Committee may determine at the time of grant.

I. REVESTING OF ASSETS

     The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to this Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, encumbrances, Equity Interests, charges and liens except as specifically provided or contemplated herein or the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.

J. PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS

     Except as otherwise provided herein or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or entity without the approval of the Bankruptcy Court. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

K. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

     The chairman of the board of directors, president, chief financial officer, any executive vice-president or senior vice-president, or any other appropriate officer of each Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of this Plan. The secretary or assistant secretary of the appropriate Debtor shall be authorized to certify or attest to any of the foregoing actions.

L. EXEMPTION FROM CERTAIN TRANSFER TAXES

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to this Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A. DISTRIBUTIONS FOR CLAIMS AND EQUITY INTERESTS ALLOWED AS OF THE EFFECTIVE
   DATE

     Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions and issuances of New Securities to be made in exchange for or on account of Claims or Equity Interests that are Allowed Claims or Allowed Equity Interests as of the Effective Date shall be made on the Distribution Date, or as soon thereafter as reasonably practicable. All Cash distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Any distribution hereunder of property other than Cash (including any issuance of New Securities and the distribution of such New Securities in exchange for Allowed Claims as of the Effective Date) shall be made by the Disbursing Agent, the indenture trustee or the transfer agent in accordance with the terms of this Plan.

B. DISBURSING AGENT

     The Disbursing Agent shall make all distributions required hereunder, except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions hereof and the terms of the relevant indenture or other governing agreement.

     If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by an indenture trustee, agent, or servicer), such Disbursing Agent, indenture trustee, agent, or servicer shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

C. SURRENDER OF SECURITIES OR INSTRUMENTS

     On or before the Distribution Date, or as soon as reasonably practicable thereafter, each holder of a Certificate shall surrender such Certificate to the Disbursing Agent, or, with respect to the Subordinated Notes, the indenture trustee, and such Certificate shall be cancelled. No distribution of property hereunder, including the sale of New Senior Convertible Preferred Stock to a holder of a Subordinated Note Claim pursuant to the Rights Offering, shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the indenture trustee, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or indenture trustee, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or indenture trustee, as the case may be, prior to the second anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims or Equity Interests in respect of such Certificate, shall not participate in any distribution hereunder and shall have no right to participate in the Rights Offering, and (i) all Cash in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized Group and (ii) all New Securities in respect of such forfeited distribution shall be cancelled notwithstanding any federal or escheat laws to the contrary.

D.  INSTRUCTIONS TO DISBURSING AGENT

     Prior to any distribution on account of a Subordinated Note Claim, the indenture trustee shall (i) inform the Disbursing Agent as to the amount of properly surrendered Subordinated Notes and (ii) inform the Disbursing Agent in a properly completed letter of transmittal, accompanied by properly remitted securities, of the names of holders of Allowed Subordinated Note Claims, and the number of shares of New Stock to be issued and distributed to or on behalf of such holders of Allowed Subordinated Note Claims in exchange for properly surrendered Subordinated Notes.

E.  SERVICES OF INDENTURE TRUSTEE

     The indenture trustee's services with respect to consummation of this Plan shall be as set forth herein and as authorized by the indenture.

F.  RECORD DATE FOR DISTRIBUTIONS

     At the close of business on the Distribution Record Date, the transfer ledgers for the Existing Bank Debt (maintained by JPMorgan Chase Bank, as Administrative Agent under the Existing Credit Agreement), Senior Notes, Subordinated Notes, and Existing Group Stock shall be closed, and there shall be no further changes in the record holders of such debt and securities. The Reorganized Debtors and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such debt and securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders listed on the transfer ledgers as of the close of business on the Distribution Record Date.

G.  MEANS OF CASH PAYMENT

     Cash payments hereunder shall be in U.S. funds by check, wire transfer, or such other commercially reasonable manner as the payor shall determine in its sole discretion.

H.  CALCULATION OF DISTRIBUTION AMOUNTS OF NEW STOCK AND NEW WARRANTS

     No fractional shares of New Stock or New Warrants to purchase fractional shares of New Stock shall be issued or distributed hereunder or by Reorganized Group or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New Stock or New Warrants to purchase shares of New Stock shall receive the total number of whole shares of New Stock or New Warrants to purchase the total number of whole shares of New Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Stock or a New Warrant to purchase a fractional share of New Stock, such number of shares or New Warrants to purchase shares to be distributed shall be rounded down to the nearest whole number.

I.  DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

     Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or the indenture trustee, as the case may be, (a) at the holder's last known address, (b) at the address in any written notice of address change delivered to the Disbursing Agent, (c) in the case of the holder of a Subordinated Note Claim, at the address in the indenture trustee's official records, or (d) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent or indenture trustee is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee shall be returned to the appropriate Reorganized Debtor or the indenture trustee, as the case may be, until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second anniversary of the Effective Date, after which date (i) all Cash in respect of such forfeited distribution including interest accrued thereon shall revert to Reorganized Group and (ii) all New Securities in respect of such forfeited distribution shall be cancelled, in each case, notwithstanding any federal or escheat laws to the contrary.

J.  WITHHOLDING AND REPORTING REQUIREMENTS

     In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.

K.  SETOFFS

     Other than in respect of any Existing Credit Agreement Claim, a Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the Claim's holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any claim that the Debtor or Reorganized Debtor may have against such holder. Nothing in this Plan shall be deemed to expand rights to setoff under applicable non-bankruptcy law. Notwithstanding the foregoing, the Reorganized Debtors shall be deemed to waive and shall have no right of setoff or recoupment against any Existing Credit Agreement Claim or against any amounts at any time due or outstanding under the DIP Facility.

L.  EFFECT OF DTI GUARANTY CLAIM

     For purposes of this Plan, certain information regarding the New Securities is presented on the basis of the relative effects of the Allowed portion of the DTI Guaranty Claim equaling the maximum potential amount of such Claim (estimated at $13.5 million) and the relative effects of the entire DTI Guaranty Claim being Disallowed or otherwise not being entitled to receive a distribution under the Plan. The methodology for determining the actual effect of the DTI Guaranty Claim on the New Securities is set forth below.

     The determination of the number of shares and purchase price of New Common Stock and New Senior Convertible Preferred Stock and the exercise price of the New Warrants and Tranche A New Options shall be based upon the following facts and assumptions:

     - the Allowed DTI Guaranty Claim amount shall be established by agreement or through the estimation process (the "DTI Amount");

     - each share of New Senior Convertible Preferred Stock is initially convertible into one share of New Common Stock;

     - the aggregate number of shares of New Common Stock and New Senior Convertible Preferred Stock to be issued under the Plan (including the Rights Offering and Hicks Muse Exchange) shall total 25 million shares (the "Total Common Shares");

     - the aggregate value of the Total Common Shares equals $330.5 million less the DTI Amount (the "Initial Common Equity Value");

     - the initial share price of the New Common Stock equals the Initial Common Equity Value divided by the Total Common Shares (the "Initial Common Share Price"); and

     - the holders of Senior Note Claims shall receive 1,584,344 shares of the New Common Stock ("Senior Note Common Shares").

     Based on the facts and assumptions set forth above, the actual number of shares of New Common Stock and New Senior Convertible Preferred Stock to be issued with respect to the DTI Guaranty Claim, the Rights Offering, the Hicks Muse Exchange, and the Subordinated Note Claims shall be determined as follows:

     - the number of shares of New Common Stock to be issued to the holder of the DTI Guaranty Claim (the "DTI Common Shares") shall be equal to the product of (i) the DTI Amount divided by the aggregate amount of Senior Notes Claims ($120.1 million) and (ii) the Senior Note Common Shares;

     - the number of shares of New Senior Convertible Preferred Stock to be issued pursuant to the Rights Offering shall be equal to the aggregate amount of the Rights Offering ($53.75 million) divided by the Initial Common Share Price;

     - the number of shares of New Common Stock to be issued pursuant to the Hicks Muse Exchange shall be equal to the aggregate amount of the Hicks Muse Exchange ($23.7 million) divided by the Initial Common Share Price; and

     - New Common Stock equal to the remaining Total Common Shares shall be issued to the holders of Subordinated Note Claims.

     The number of shares of New Junior Preferred Stock to be issued with respect to the Senior Note Claims and the DTI Guaranty Claim shall equal one share for each $100 of such Allowed Claim.

     Based on the facts and assumptions set forth above, the exercise price of the New Warrants to be issued with respect to the Group General Unsecured Claims and the Group Existing Preferred Stock shall be determined by dividing (i) the sum of the Initial Common Equity Value and $322.0 million by (ii) the Total Common Shares.

     The exercise price of the Tranche A New Options shall be the Initial Common Share Price.

                                 ARTICLE VIII.

                       PROCEDURES FOR RESOLVING DISPUTED,
                      CONTINGENT, AND UNLIQUIDATED CLAIMS

A.  OBJECTIONS TO CLAIMS; DISPUTED CLAIMS

     The Debtors intend to make distributions, as required by this Plan, in accordance with the books and records of the Debtors (or in the case of the Existing Bank Debt, in accordance with the books and records of JPMorgan Chase Bank as Administrative Agent under the Existing Credit Agreement). Unless disputed by a holder of a Claim or Equity Interest, the amount set forth in the books and records of the Debtors shall constitute the amount of the Allowed Claim or Allowed Equity Interest of such holder. If any holder of a Claim or Equity Interest disagrees with the Debtors, such holders must so advise the Debtors in writing, in which event, the Claim or Equity Interest shall be a Disputed Claim or a Disputed Equity Interest. The Debtors intend to attempt to resolve any such disputes consensually, or through other judicial means outside of the Bankruptcy Court. Nevertheless, the Debtors may, in their discretion, file with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or Equity Interest, or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order; provided, however, that the Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Claims or Equity Interests. In addition, any Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of the any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

B.  NO DISTRIBUTION PENDING ALLOWANCE

     Notwithstanding any other provision herein, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of or in exchange for such Claim unless and until such Disputed Claim becomes an Allowed Claim.

C.  DISTRIBUTIONS AFTER ALLOWANCE

     To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a distribution shall be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Equity Interest the distribution to which such holder is entitled hereunder on account of or in exchange for such Allowed Claim.

                                  ARTICLE IX.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.  ASSUMED CONTRACTS AND LEASES

     Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, as of the Effective Date each Reorganized Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms,
(iii) is the subject of a motion to reject filed on or before the Confirmation Date or (iv) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, filed as part of the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date.

     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

B.  PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

     Any monetary amounts by which any executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the applicable Debtor. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C. REJECTED CONTRACTS AND LEASES

     Except as otherwise provided herein or in any contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan, none of the executory contracts and unexpired leases to which a Debtor is a party shall be rejected hereunder; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which either Debtor is a party.

D. CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

     All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the appropriate Debtor and its counsel within 60 days after the earlier of (i) the date of entry of an order of the Bankruptcy Court approving such rejection or (ii) the Confirmation Date. Any Claims not filed within such times shall be forever barred from assertion against the respective Debtor, its Estate, and its property.

E. COMPENSATION AND BENEFIT PLANS AND TREATMENT OF RETIREMENT PLAN

     Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and benefit plans of the Debtors, including benefit plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the

Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed hereunder. The Debtors' obligations under such plans and programs shall survive Confirmation of this Plan, except for (i) executory contracts or employee benefit plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided, however, that the Debtors' obligations, if any, to pay all "retiree benefits," as defined in section 1114(a) of the Bankruptcy Code, shall continue unimpaired and in full force and effect.

                                   ARTICLE X.

                      ACCEPTANCE OR REJECTION OF THIS PLAN

A. CLASSES ENTITLED TO VOTE

     Each Impaired Class of Claims that shall (or may) receive or retain property or any interest in property hereunder is entitled to vote to accept or reject this Plan. Notwithstanding any distribution of Warrants that holders of Equity Interests in Class 8 may be entitled to receive hereunder, the Debtors intend to seek entry of an order pursuant to which such holders shall be deemed to have rejected this Plan and shall not be entitled to vote in respect of this Plan. By operation of law, each unimpaired Class of Claims or Equity Interests is deemed to have accepted this Plan and, therefore, is not entitled to vote. Because holders of Claims and Equity Interests in Classes that are not entitled to receive or retain any property hereunder are presumed to have rejected this Plan, they are not entitled to vote.

B. ACCEPTANCE BY IMPAIRED CLASSES

     An Impaired Class of Claims shall have accepted this Plan if the holders of at least two-thirds in amount and more than one-half in number of the Allowed Claims in the Class actually voting have voted to accept this Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.

C. ELIMINATION OF CLASSES

     Any Class that does not contain any Allowed Claims or Equity Interests or any Claims or Equity Interests temporarily allowed for voting purposes under Federal Rule of Bankruptcy Procedure 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed not included in this Plan for purposes of (i) voting to accept or reject this Plan and (ii) determining whether such Class has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.

D. NONCONSENSUAL CONFIRMATION

     The Bankruptcy Court may confirm this Plan over the dissent of any Impaired Class if all of the requirements for consensual confirmation under subsection 1129(a), other than subsection 1129(a)(8), of the Bankruptcy Code and for nonconsensual confirmation under of subsection 1129(b) of the Bankruptcy Code have been satisfied.

     To obtain confirmation notwithstanding the nonacceptance of a Class, the Debtors must demonstrate to the Court that this Plan "does not discriminate unfairly" and is "fair and equitable" with respect to any dissenting Impaired Classes. A plan does not discriminate unfairly if the legal rights of a dissenting Class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its Claims or Equity Interests. If required, the Debtors shall show at the Confirmation Hearing that this Plan does not discriminate unfairly.

     To the extent necessary, the Debtors shall request confirmation of this Plan, as this Plan may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                                  ARTICLE XI.

                      CONDITIONS PRECEDENT TO THIS PLAN'S
                         CONFIRMATION AND CONSUMMATION

A. CONDITIONS TO CONFIRMATION

     The Confirmation hereof is subject to the satisfaction or due waiver of the following conditions precedent:

          1. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and the Senior Lenders, the Noteholders' Committee, and Hicks Muse.

          2. The Exit Facility commitment and the Commitment Agreements shall be in full force and effect and shall not have expired or otherwise terminated.

B. CONDITIONS TO EFFECTIVE DATE

     The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article XI.C below:

          1. The Confirmation Order shall have been entered by the Bankruptcy Court and that order must provide, among other things, that:

             a. the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with this Plan;

             b. the provisions of the Confirmation Order are non-severable and mutually dependent;

             c. all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Cases or hereunder shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits, or requires termination of such contract or lease;

             d. the transfers of property by the Debtors (i) to the Reorganized Debtors (A) are or shall be legal, valid, and effective transfers of property, (B) vest or shall vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Equity Interests, except as expressly provided herein or Confirmation Order, (C) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (D) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including any laws affecting successor, transferee or stamp or recording tax liability and (ii) to holders of Claims or Equity Interests hereunder are for good consideration and value;

             e. except as expressly provided herein (or in any order of the Bankruptcy Court), upon the effectiveness of all transactions incident to and part hereof, the Debtors are discharged effective upon the Confirmation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant hereto, or obligation of the Debtors incurred before the Confirmation Date, or from any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

             f. all Existing Group Preferred Stock, Existing Group Common Stock, and Existing Other Equity Interests in Group shall be cancelled effective upon the Effective Date;

             g. the New Securities issued hereunder are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Securities are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code; and

             h. the Debtors and the members of the Creditor Group have acted in good faith with respect to the formulation, the Solicitation, and Confirmation of the Plan, pursuant to section 1125(e) of the Bankruptcy Code.

          2. All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained.

          3. The New Senior Credit Agreement shall have been executed by all necessary parties thereto and prior to, or simultaneously with, the effectiveness of this Plan, all conditions precedent thereto shall have been satisfied or waived such that it shall have become effective.

          4. The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Securities.

          5. All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed, including the consummation of the Commitment Agreements.

          6. No stay of the Confirmation Order and/or consummation of this Plan is in effect.

          7. The aggregate amount of Allowed Claims and Disputed Claims in Class 6B -- Viasystems General Unsecured Claims shall not exceed $7.5 million.

          8. The Lockup Agreement shall not have been terminated.

          9. All definitive documentation relating to the Plan and the transactions contemplated thereby shall be consistent in all material respects with the Lockup Agreement and the definitive documentation relating to the classes of Preferred Stock, the New Warrants, the Stockholders Agreement, the New Subordinated Notes, the Incentive Option Plan, the New Senior Credit Agreement, the DIP Facility, the Reorganized Group Certificate of Incorporation and all other documents material to the consummation of the transactions contemplated under the Plan shall be in form and substance reasonably acceptable to each of the Senior Lenders, the Noteholders' Committee, and Hicks Muse.

C. WAIVER OF CONDITIONS

     Each of the conditions set forth in Article XI.B above, other than as set forth in Article XI.B. 3, 5, and 6, may be waived in whole or in part by the Debtors, with the consent of the Senior Lenders, the Noteholders' Committee, and Hicks Muse (which consent shall not be unreasonably withheld), without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The conditions set forth in Article XI.A above may not be waived without the consent of the Senior Lenders, the Noteholders' Committee and Hicks Muse (which consents shall not be unreasonably withheld). The failure to satisfy or waive any condition to confirmation or the Effective Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                  ARTICLE XII.

                    MODIFICATIONS AND AMENDMENTS; WITHDRAWAL

     The Debtors may alter, amend, or modify this Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, with the consent of the Senior Lenders, the Noteholders' Committee, and Hicks Muse (which consent shall not be unreasonably withheld). The Debtors reserve the right to include any amended exhibits in the Plan Supplement, whereupon each such amended exhibit shall be deemed substituted for the original of such exhibit. After the Confirmation Date the Debtors or Reorganized Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies herein, the Disclosure Statement, and the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and extent hereof so long as such proceedings do not materially and adversely affect the treatment of holders of Claims or Equity Interests hereunder.

                                 ARTICLE XIII.

                           RETENTION OF JURISDICTION

     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding this Plan's Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the purposes described under clauses (A) and (N) below, with respect to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Cases and this Plan, to the fullest extent permitted by law, including jurisdiction to:

          A. determine any and all objections to the allowance of Claims or Equity Interests;

          B. determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

          C. determine any and all motions to subordinate Claims or Equity Interests at any time and on any basis permitted by applicable law;

          D. hear and determine all Professional Fee Claims and other Administrative Claims;

          E. hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

          F. hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

          G. enter such orders as may be necessary or appropriate in aid of the consummation hereof and to execute, implement, or consummate the provisions hereof and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

          H. hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement hereof and all contracts, instruments, and other agreements executed in connection with this Plan;

          I. hear and determine any request to modify this Plan or to cure any defect or omission or reconcile any inconsistency herein or any order of the Bankruptcy Court;

          J. issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with or compel action for the implementation, consummation, or enforcement hereof or the Confirmation Order;

          K. enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

          L. hear and determine any matters arising in connection with or relating hereto, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

          M. enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

          N. recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

          O. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

          P. hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

          Q. hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

          R. enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIV.

                          COMPROMISES AND SETTLEMENTS

     Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), the Debtors may compromise and settle various Claims against them and/or claims they may have against other Persons. Each of the Debtors expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall transfer to the Reorganized Debtors pursuant hereto and Bankruptcy Court approval of such action shall not be required.

                                  ARTICLE XV.

                            MISCELLANEOUS PROVISIONS

A.  BAR DATES FOR CERTAIN CLAIMS

  1.  ADMINISTRATIVE CLAIMS

     The Confirmation Order shall establish an Administrative Claims Bar Date for the filing of all Administrative Claims (other than Professional Fee Claims or Claims for the expenses of the members of any Committee (if appointed)), which date shall be 60 days after the Confirmation Date. Holders of asserted Administrative Claims, other than Professional Fee Claims or Claims for United States Trustee fees or the expenses of the members of any Committee (if appointed), not paid and not arising out of transactions in the ordinary course of business prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) shall set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors or the Reorganized Debtors, as the case may be, shall have 60 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claim.

  2.  PROFESSIONAL FEE CLAIMS

     All final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or any Committee (if appointed) prior to the Effective Date must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 60 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. Notwithstanding the foregoing, the reasonable fees and expenses incurred on or after the Petition Date by Stroock & Stroock & Lavan LLP, as counsel to the Noteholders' Committee, Jefferies & Company, Inc., as financial advisors to the Noteholders' Committee, and Vinson & Elkins L.L.P., as counsel to Hicks Muse, and any other professionals retained by the Noteholders' Committee or Hicks Muse respectively, including local counsel, pursuant to their respective agreements entered into prior to, on, or subsequent to the Petition Date, shall be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors' businesses, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors or the Reorganized Debtors and any such professional cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses shall be determined by the Bankruptcy Court.

B.  PAYMENT OF STATUTORY FEES

     All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

C.  SEVERABILITY OF PLAN PROVISIONS

     If, prior to Confirmation, any term or provision hereof is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.  SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of all Persons named or referred to herein shall be binding on, and shall inure to the benefit of, their respective heirs, executors, administrators, personal representatives, successors or assigns.

E.  DISCHARGE OF THE DEBTORS AND INJUNCTION

     All consideration distributed hereunder shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Equity Interests in the Debtors of any nature whatsoever or against any of the Debtor's assets or properties. Except as otherwise expressly provided herein, entry of the Confirmation Order (subject to the occurrence of the Effective Date) shall act as a discharge of all Claims against and debt of, liens on, and Equity Interests in each of the Debtors, the Debtors' assets, and their properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of

Claim or proof of Equity Interest therefor was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept this Plan or is entitled to receive a distribution thereunder, subject to the occurrence of the Effective Date. Upon entry of the Confirmation Order, and subject to the occurrence of the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtors or any of their assets or properties any other or further Claim or Equity Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order except as otherwise expressly provided in this Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the occurrence of the Effective Date.

     In accordance with section 524 of the Bankruptcy Code, the discharge provided by this section and section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Equity Interest discharged hereby. Except as otherwise expressly provided in this Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against, or Equity Interests in, the Debtors shall be permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. The foregoing injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

F.  DEBTORS' RELEASES

     On the Effective Date, effective as of the Confirmation Date, the Debtors shall release and be permanently enjoined from any prosecution or attempted prosecution of any and all causes of action which they have or may have against any present or former director, officer, or employee of the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of (i) any express contractual obligation owing by any such director, officer, or employee of the Debtors or (ii) the willful misconduct or gross negligence of such director, officer, or employee in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of Confirmation hereof, the consummation hereof, the administration hereof, or the property to be distributed hereunder.

     On the Effective Date, effective as of the Confirmation Date, the Debtors shall release and be permanently enjoined from any prosecution or attempted prosecution of any and all claims and causes of action, including any claims or causes of action under Chapter 5 of the Bankruptcy Code, which they have or may have against any member of the Creditor Group and its respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives and their respective property in connection with (i) actions taken as or in its capacity of being a member of the Creditor Group and (ii) the Chapter 11 Cases.

G.  OTHER RELEASES

     On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation Order, the Debtors, the Reorganized Debtors, each member of the Creditor Group, and the indenture trustee, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives and their respective property shall be released from any and all claims, obligations, rights, causes of action, and liabilities which the Debtors, Reorganized Debtors, or any holder of a Claim against or Equity Interest in any Debtor may be entitled to assert, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Confirmation Date, in any way relating to the Chapter 11 Cases or this Plan, or otherwise; provided, however, that nothing shall release any Person from any claims, obligations, rights, causes of action, or liabilities based upon any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, the administration hereof, or the property to be distributed hereunder arising out of such Person's gross negligence or willful misconduct.

H.  EXCULPATION AND LIMITATION OF LIABILITY

     The Reorganized Debtors, the members of the Creditor Group, and any and all of their respective present or former members, officers, directors, employees, equity holders, partners, affiliates, advisors, attorneys, or agents, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the administration of the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, or the administration hereof or the property to be distributed hereunder, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities hereunder.

     Notwithstanding any other provision hereof, no holder of a Claim or Equity Interest, no other party-in-interest, none of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtors, the Estates, any Committee, the members of the Creditor Group, any holder of Eligible Claims, or any of their respective present or former members, officers, directors, employees, equity holders, partners, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, or the administration hereof or the property to be distributed hereunder, except for their willful misconduct or gross negligence.

I.  WAIVER OF ENFORCEMENT OF SUBORDINATION

     All Claims against and Equity Interests in the Debtors and all rights and claims between or among holders of Claims and Equity Interests relating in any manner whatsoever to Claims against and Equity Interests in the Debtors, based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions hereunder to holders of Claims and Equity Interests having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Distributions to the various Classes of Claims and Equity Interests hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim or Equity Interest shall have, receive and retain the benefit of the distributions in the manner set forth herein.

J.  TERM OF INJUNCTIONS OR STAYS

     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained herein or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained herein or the Confirmation Order shall remain in full force and effect in accordance with their terms.

K.  BINDING EFFECT

     This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Equity Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Cases.

L.  REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

     The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or consummation hereof does not occur, then (i) this Plan shall be null and void in all respects, (ii) any settlement or compromise embodied herein (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained herein, and no acts taken in preparation for consummation hereof, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

M.  COMMITTEES

     On the Effective Date, the duties of any Committee shall terminate.

N.  PLAN SUPPLEMENT

     Any and all exhibits, lists, or schedules referred to herein but not filed with this Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five Business Days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims against or Equity Interests in the Debtors may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XV.O.

O.  NOTICES TO DEBTORS

     Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor hereunder shall be (i) in writing,
(ii) served by (a) certified mail, return receipt requested, (b) hand delivery,
(c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

        VIASYSTEMS GROUP, INC.
        VIASYSTEMS, INC.
        101 South Hanley Road
        St. Louis, Missouri 63105
        Attn: David J. Webster
        Telephone: (314) 746-2280
        Facsimile: (314) 746-2299

     with a copy to:

        WEIL, GOTSHAL & MANGES LLP
        767 Fifth Avenue
        New York, New York 10153
        Attn: Alan B. Miller
        Telephone: (212) 310-8000
        Facsimile: (212) 310-8007

P.  INDEMNIFICATION OBLIGATIONS

     Except as otherwise specifically set forth herein, any obligations or rights of the Debtors or Reorganized Debtors to defend, indemnify, reimburse, or limit the liability of the Debtors' present and former directors, officers or employees (the "Covered Persons") pursuant to the Debtors' or Reorganized Debtors' certificates of incorporation, bylaws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Covered Persons based upon any act or omission related to such Covered Persons' service with, for, or on behalf of the Debtors prior to the Effective Date shall be deemed executory contracts assumed hereunder and shall, in any event, survive Confirmation hereof and remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date.

Q.  GOVERNING LAW

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of New York shall govern the construction and implementation hereof and any agreements, documents, and instruments executed in connection with this Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

R.  PREPAYMENT

     Except as otherwise provided herein or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

S.  SECTION 1125(E) OF THE BANKRUPTCY CODE

     As of the Confirmation Date, the Debtors and the members of the Creditor Group shall be deemed to have solicited acceptances hereof in good faith and in compliance with the applicable provisions of the Bankruptcy Code. As of the Confirmation Date, the Debtors, the members of the Creditor Group, and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections hereof or the offer and issuance of New Securities hereunder.

Dated: New York, New York
       August 30, 2002

                                          VIASYSTEMS GROUP, INC.
                                          VIASYSTEMS, INC.

                                          By:     /s/ DAVID M. SINDELAR
                                            ------------------------------------
                                            David M. Sindelar,
                                            Chief Executive Officer

                                          WEIL, GOTSHAL & MANGES LLP
                                          Attorneys for Viasystems Group, Inc.
                                          and Viasystems, Inc.

                                          By:      /s/ ALAN B. MILLER
                                            ------------------------------------
                                            Alan B. Miller
                                            767 Fifth Avenue
                                            New York, New York 10153
                                            (212) 310-8000

                                            - and -

                                            Stephen A. Youngman
                                            100 Crescent Court, Suite 1300
                                            Dallas, Texas 75201
                                            (214) 746-7700

                                   EXHIBIT A
                      TERMS OF NEW SENIOR CREDIT AGREEMENT

A.  TERM LOAN FACILITIES

  1.  STRUCTURE

     The New Senior Credit Facility will provide for an aggregate term loan facility in the amount of $448.3 million (not including $11.5 million of undrawn letters of credit issued prior to the Petition Date under the Existing Credit Agreement) comprising (i) the Term Loan A Facility and (ii) the Term Loan B Facility and is subject to adjustment as described below. The Term Loan A Facility is for an amount between $69.5 million and $85.4 million. The final size of the Term Loan A Facility will be 1.50 times the commitments under the Exit Facility which are made by lenders under the Existing Credit Agreement to the extent that such lenders' Existing Credit Agreement Claims are not converted into equity of Reorganized Group upon confirmation of the Plan. Only those lenders having Existing Credit Agreement Claims that are not converted into equity of Reorganized Group upon confirmation of the Plan and having commitments under the Exit Facility are eligible to participate in the Term Loan A Facility. The Term Loan B Facility will be for an amount between $362.9 million and $378.8 million. The final size of the Term Loan B Facility will be equal to the amount of outstanding loans under the Existing Credit Agreement which are not converted into equity of Reorganized Group upon confirmation of the Plan minus the amount of the Term Loan A Facility. The size of the New Senior Credit Agreement (and the relative sizes of the Term Loan A Facility and the Term Loan B Facility) is subject to adjustment based on any additional commitments under the Exit Facility that may be received by Group and Viasystems. The Term Loan A Facility and the Term Loan B Facility, and the liens and guarantees in respect thereof, will be junior to the Exit Facility, and the liens and guarantees in respect thereof.

     At the time of the Credit Facility Restructuring, the Borrowers may retain up to $11.5 million of then-outstanding letters of credit issued prior to the Petition Date under the Existing Credit Agreement. Such letters of credit shall be deemed to be issued and outstanding under the New Senior Credit Agreement, and shall not reduce availability under the Exit Facility. The New Senior Credit Agreement also will permit Viasystems to have issued new letters of credit under the Exit Facility. If there is a drawing under any letter of credit issued prior to the Petition Date under the Existing Credit Agreement, Senior Lenders that had reimbursement obligations in respect of such letter of credit under the Existing Credit Agreement must reimburse the issuing bank for their pro rata share of such drawing and treat such reimbursement as an additional loan to the Borrowers. The amount of such reimbursement will be added to the amount of the Term Loan B Facility and allocated to the reimbursing Senior Lenders. The amount of such reimbursement shall be repaid on September 30, 2008.

  2.  INTEREST RATES AND FEES

     The Borrowers may choose to pay interest on advances under the New Senior Credit Agreement at either the Eurodollar Rate or the Base Rate plus the following applicable margin: (i) for Base Rate Term Loan A Facility advances, 2.50% per annum; (ii) for Base Rate Term Loan B Facility advances, 3.00% per annum; (iii) for Eurodollar Rate Term Loan A Facility advances, 3.50% per annum; and (iv) for Eurodollar Rate Term Loan B Facility advances, 4.00% per annum.

     The default rate is 2.00% above the rate otherwise applicable. In addition, any interest, fees and other amounts that are overdue under the New Senior Credit Agreement bear interest at 4.50% above the Base Rate for Term Loan A Facility advances and 5.00% above the Base Rate for Term Loan B Facility advances.

     The Borrowers must pay each Senior Lender who consents to the provisions of the Plan a restructuring fee equal to 1.00% of the principal amount of such Senior Lender's outstanding loans and participations in letters of credit and swing line loans under the Existing Credit Agreement immediately prior to the Effective Date. However, any fees paid to such Senior Lender in connection with the Fourth Amendment to the

Existing Credit Agreement reduce the applicable restructuring fee dollar-for-dollar. In addition, the Borrowers must pay a fronting fee equal to 1/8 of 1% per year on the face amount of all letters of credit, and an annual administration fee of $200,000 until the repayment in full of the New Senior Credit Facility.

  3.  SECURITY AND GUARANTEES

     Reorganized Group and all of its Subsidiaries formed under the laws of any state in the United States will jointly and severally guarantee the Borrowers' obligations under the New Senior Credit Agreement. The collateral for the New Senior Credit Agreement will be the same collateral as under the Existing Credit
Agreement: all or substantially all of the assets of Reorganized Group, Reorganized Viasystems and each guarantor. Subject to legal restrictions and practical considerations, the Borrowers also will cause to be pledged assets in certain foreign countries, including, to the extent legally feasible and practicable, the Peoples' Republic of China, as collateral. The Term Loan A Facility and the Term Loan B Facility, and the liens and guarantees in respect thereof, will be junior to the Exit Facility, and the liens and guarantees in respect thereof.

  4.  CONDITIONS TO CREDIT FACILITY RESTRUCTURING

     The Credit Facility Restructuring will be conditioned upon satisfaction of customary conditions for facilities of this type, including the following conditions precedent on or prior to the Effective Date:

     - payment by Reorganized Viasystems of the restructuring fee described above;

     - indebtedness under the Existing Credit Agreement shall have been reduced by at least $50.0 million in aggregate principal amount by (i) the conversion of indebtedness under the Existing Credit Agreement held by Hicks Muse, other holders of Subordinated Notes and TCW into New Senior Convertible Preferred Stock, and (ii) receipt by Reorganized Viasystems of cash in connection with the Rights Offering which is applied to reduce Existing Bank Debt;

     - conversion of the Senior Notes and Subordinated Notes into New Stock;

     - delivery by the Borrowers of evidence satisfactory to the lenders showing that no cash payment has been made on account of any junior securities of Group and its Subsidiaries or on account of the DTI Guaranty; and

     - Reorganized Group and its Subsidiaries shall not have any outstanding class of securities that provides for any payment in cash prior to the payment in full of the New Senior Credit Facility.

  5.  COVENANTS

     The New Senior Credit Agreement will require Reorganized Viasystems to observe certain conditions, affirmative covenants and negative covenants (including financial covenants) which are similar in type to those found in the Existing Credit Agreement, but will be made more restrictive in various respects, including the following financial covenants which remain subject to negotiation: (i) minimum EBITDA, (ii) minimum interest coverage, (iii) maximum total leverage, (iv) maximum capital expenditures and (v) minimum asset coverage.

  6.  MATURITY AND AMORTIZATION

     The Term Loan A Facility will be repayable in consecutive quarterly installments, commencing on March 31, 2003 and ending on or between March 31, 2005, if the Exit Facility is $51.3 million, and September 30, 2006, if the Exit Facility is $61.85 million. The ending date for installment payments on the Term Loan A Facility will depend on the aggregate amount of the Exit Facility.

     The Term Loan B Facility will be repayable in consecutive quarterly installments, commencing on March 31, 2003 and ending on September 30, 2008.

                                           TOTAL AMORTIZATION OF
                                          TERM LOAN A FACILITY AND
PERIOD                                      TERM LOAN B FACILITY
------                                    ------------------------
March 31, 2003.........................         $  7,500,000
June 30, 2003..........................         $    500,000
September 30, 2003.....................         $  7,500,000
December 31, 2003......................         $    500,000
March 31, 2004.........................         $ 10,000,000
June 30, 2004..........................         $    500,000
September 30, 2004.....................         $ 10,000,000
December 31, 2004......................         $    500,000
March 31, 2005.........................         $ 15,000,000
June 30, 2005..........................         $    500,000
September 30, 2005.....................         $ 15,000,000
December 31, 2005......................         $    500,000
March 31, 2006.........................         $ 15,250,000
June 30, 2006..........................         $    250,000
September 30, 2006.....................         $ 15,250,000
December 31, 2006......................         $    250,000
March 31, 2007.........................         $ 15,250,000
June 30, 2007..........................         $    250,000
September 30, 2007.....................         $ 15,250,000
December 31, 2007......................         $    250,000
March 31, 2008.........................         $ 17,750,000
June 30, 2008..........................         $    250,000
September 30, 2008.....................         $300,300,000

     The amount of the amortization payments in respect of the Term Loan B Facility shall be $250,000 in each fiscal quarter until the Term Loan A Facility has been paid in full. The amount of the amortization payments in respect of the Term Loan A Facility shall be the amount set forth in the foregoing total amortization schedule for such quarter minus $250,000. In the quarter in which the Term Loan A Facility is paid in full, the Term Loan B Facility amortization shall be $250,000 plus the amount by which the amount that would otherwise be allocated to the Term Loan A Facility exceeds the outstanding amount of such Term Loan A Facility at such time.

     In the event that amortization payments are made with respect to the Existing Credit Agreement subsequent to the date hereof and prior to the Petition Date, the full amount of any such payments shall reduce the respective amortization payments dollar-for-dollar on a pro rata basis. In addition, the amount of any draws on letters of credit issued under the Existing Credit Agreement and assumed under the New Senior Credit Agreement that are reimbursed by Senior Lenders having reimbursement obligations with respect to such letters of credit under the Existing Credit Agreement shall be added to the final amortization payment.

  7.  PREPAYMENTS

     Optional Prepayments. The Borrowers may prepay the Restructured Loans, prepay the loans under the Exit Facility and reduce the commitments under the Exit Facility in a minimum amount of $500,000 and additional integral amounts in multiples of $100,000. The Senior Lenders will apply Optional prepayments of the term loans first to outstanding loans under the Term Loan A Facility, then to outstanding loans under the

Term Loan B Facility, in each case, to the next four installments thereof and thereafter to the installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. The commitments under the Exit Facility may not be reduced until the repayment of the Restructured Loans.

     Mandatory Prepayments. The Borrowers must prepay the Restructured Loans and reduce the commitments under the Exit Facility by the following amounts (subject to certain exceptions to be negotiated):

     - an amount equal to 100% of the net proceeds of any incurrence of indebtedness to be agreed by Reorganized Group or any of its Subsidiaries after the Effective Date;

     - an amount equal to 75% of the net proceeds of any equity issuances (other than (i) equity of Reorganized Group issued in connection with incentive plans and (ii) common equity infusions from existing equity holders and their respective affiliates) by Reorganized Group or any of its Subsidiaries after the Effective Date;

     - an amount equal to 100% of the net proceeds of any sale or other disposition by Reorganized Group or any of its Subsidiaries after the Effective Date of any material assets, except for (i) the sale of inventory or obsolete or worn-out property in the ordinary course of business, (ii) the proceeds of certain specified asset sales, (iii) transfers resulting from casualty or condemnation and (iv) other customary exceptions; provided that the Borrowers may retain the proceeds of the sale of the Richmond Facility to the extent such proceeds do not exceed the difference between $61.85 million and the total commitments under the Exit Facility; and

     - if cash and cash equivalents on hand of Reorganized Group and its Subsidiaries as at December 31 of each fiscal year (commencing with December 31, 2003) exceeds $87.5 million, an amount equal to the lesser of (i) 75% of excess cash flow and (ii) the amount of cash and cash equivalents on hand as at such date in excess of $87.5 million.

     The Senior Lenders will apply each mandatory prepayment (a) first, to the repayment of the loans under the Term Loan A Facility and (b) thereafter, to the repayment of the loans under the Term Loan B Facility, in each case, ratably in accordance with the then outstanding amounts thereof. Once the Borrowers pay all outstanding Restructured Loans, the Borrowers must reduce the commitments in respect of the Exit Facility and cash collateralize or replace the letters of credit and prepay loans under the Exit Facility to the extent the aggregate amount thereof exceeds such commitments as so reduced.

B.  EXIT FACILITY

  1.  STRUCTURE

     The Exit Facility will provide Reorganized Viasystems, as borrower, a revolving credit facility of up to $61.85 million and a letter of credit subfacility with a sublimit of $15.0 million. The maximum amount of the Exit Facility (the "Maximum Amount") will be limited to $50.0 million, provided that the Maximum Amount will increase over $50.0 million, up to a maximum amount of $61.85 million, by $0.50 for each $1.00 of outstanding debt under the Existing Credit Agreement held by Hicks Muse that converts to common stock of Reorganized Group pursuant to the Hicks Muse Exchange. The Maximum Amount will be reduced by the amount of net proceeds of the sale of Reorganized Viasystems' Richmond, Virginia facility that are retained by Reorganized Viasystems and not applied as a prepayment of the New Senior Credit Facility. To be eligible to request a revolving advance under the Exit Facility, Reorganized Group and its Subsidiaries must meet a domestic asset coverage test and have less than $20.0 million in unrestricted cash and cash equivalents on hand at the time of, or after giving effect to, the borrowing. The Exit Facility, and the liens and guarantees in respect thereof, will be senior to the Term Loan A Facility and Term Loan B Facility, and the liens and guarantees in respect thereof.

  2.  INTEREST RATES AND FEES

     Reorganized Viasystems may choose to pay interest on advances under the Exit Facility at either the Eurocurrency Rate plus 3.25% per annum or the Base Rate plus 2.25% per annum. The default rate is 2.00% above the rate otherwise applicable. In addition, any interest, fees and other amounts that are overdue under the Exit Facility bear interest at 4.25% above the Base Rate.

     Reorganized Viasystems must pay a commitment fee of 0.50% per annum on the average daily unused portion of the Exit Facility and an upfront fee equal to 0.50% of the aggregate initial commitments for the Exit Facility.

  3.  SECURITY AND GUARANTEES

     Reorganized Group and all of its Subsidiaries formed under the laws of any state in the United States will jointly and severally guarantee Reorganized Viasystems' obligations under the Exit Facility. The collateral for the Exit Facility will be the same collateral as under the Existing Credit Agreement: all or substantially all of the assets of Reorganized Group, Reorganized Viasystems and each guarantor. In addition, subject to legal restrictions and practical considerations, Reorganized Viasystems also will cause to be pledged assets in certain foreign countries, including, to the extent legally feasible and practicable, the Peoples' Republic of China, as collateral. The Exit Facility, and the liens and guarantees in respect thereof, will be senior to the Term Loan A Facility and Term Loan B Facility, and the liens and guarantees in respect thereof.

  4.  COVENANTS

     The Exit Facility will require Reorganized Viasystems to observe the same affirmative and negative covenants (including financial covenants) as described above in the description of the Term Loan A Facility and the Term Loan B Facility.

  5.  MATURITY AND AMORTIZATION

     The Exit Facility will cease to be available on the fifth anniversary of the closing of the New Senior Credit Agreement.

  6.  PREPAYMENTS

     The Exit Facility will provide for optional prepayments and mandatory prepayments as described above in the description of the Term Loan A Facility and the Term Loan B Facility.

                                                                       EXHIBIT B

                               TERMS OF NEW STOCK

A.  NEW COMMON STOCK

     The Reorganized Group Certificate of Incorporation will authorize the issuance of 100 million shares of New Common Stock having a par value of $0.01 per share. Holders of New Common Stock will be entitled to vote upon all matters submitted to a vote of the stockholders of Reorganized Group and will be entitled to one vote for each share of New Common Stock held. Holders of New Common Stock will not have preemptive rights. Subject to the prior rights and preferences applicable to the New Senior Convertible Preferred Sock and the New Junior Preferred Stock, holders of New Common Stock will be entitled to receive dividends as may be declared by the Board of Directors of Reorganized Group from time to time.

B.  NEW PREFERRED STOCK

     The Reorganized Group Certificate of Incorporation will authorize the issuance of 25 million shares of New Preferred Stock having a par value of $0.01 per share in one or more classes or series, including those described below, and will reserve to the Board of Directors of Reorganized Group the power to designate for each class or series the following: (i) the terms and conditions of any voting, dividend and conversion or exchange rights; (ii) the amount payable on the class or series upon redemption and upon dissolution or distribution of the assets of Reorganized Group, and (iii) the rights, qualifications, limitations, or restrictions pertaining to the class or series.

  1.  NEW SENIOR CONVERTIBLE PREFERRED STOCK

     The principal terms of the New Senior Convertible Preferred Stock to be designated and issued by Reorganized Group under the Plan will be as follows:

     Face Amount:                The initial aggregate face amount will be
                                 $53.75 million.

     Authorization:              4.5 million shares.

     Total Issued:               4,239,029 shares, with DTI, or 4,065,874
                                 shares, without DTI

     Dividends:                  Dividends will accrue on a semi-annual basis at
                                 the rate of 9.0% per annum based on the face amount (plus accrued but unpaid dividends) cumulative from the date of issuance; provided, however, that in the event that dividends are paid in respect of the New Common Stock during any semi-annual dividend period in an aggregate amount which would on an as-converted basis exceed the dividends payable on the New Senior
                                 Convertible Preferred Stock for such period, the New Senior Convertible Preferred Stock will participate on an as-converted basis to the extent of such excess in additional dividends.

     Conversion:                 Each share of New Senior Convertible Preferred
                                 Stock will be convertible at any time (in whole or in part) into a number of shares of New
                                 Common Stock at the then-applicable liquidation preference divided by the initial conversion price equal to $12.68, with DTI, or $13.22, without DTI (subject to customary anti-dilution adjustments).

     Voting: The New Senior Convertible Preferred Stock will vote together with the New Common Stock on an as-converted basis and will vote as a class as required by applicable law.

     Liquidation Preference:     Before any payments are made to the holders of
                                 the New Junior Preferred Stock or the New
                                 Common Stock the New Senior Convertible
                                 Preferred Stock will have a liquidation
                                 preference
                                 equal to the greater of (i) the face amount
                                 ($12.68 per share, with DTI, or $13.22 per share, without DTI) plus the value of all accrued but unpaid dividends up to (but not including) the date of liquidation and (ii) the amounts that such holders of New Senior
                                 Convertible Preferred Stock would have received if all of the then-outstanding shares of New
                                 Senior Convertible Preferred Stock had been converted into shares of New Common Stock immediately prior to any liquidation of Reorganized Group.

     Rank: The New Senior Convertible Preferred Stock will rank senior to the New Junior Preferred Stock and the New Common Stock.

     Mandatory Redemption:       Upon the 10th anniversary of the date of
                                 issuance, the New Senior Convertible Preferred
                                 Stock will be subject to mandatory redemption.

  2.  NEW JUNIOR PREFERRED STOCK

     The principal terms of the New Junior Preferred Stock to be designated and issued by Reorganized Group under the Plan will be as follows:

     Face Amount:                The initial aggregate face amount will be
                                 $133.6 million, with DTI, or $120.1 million, without DTI.

     Authorization:              1.5 million shares.

     Total Issued:               1,336,000 shares, with DTI, or 1,201,000
                                 shares, without DTI.

     Dividends:                  Dividends will accrue on a semi-annual basis at
                                 the below rates per annum based on the face amount (plus accrued but unpaid dividends) cumulative from the date of issuance:

                                          1st year:.................................  0.0%
                                          2nd year:.................................  1.0%
                                          3rd year:.................................  3.0%
                                          4th year:.................................  5.0%
                                          5th-10th year:............................  8.0%

                                 In the event of the payment of dividends on the New Common Stock, if such dividends exceed the per share dividends provided above, based on a hypothetical conversion rate equal to the then-applicable liquidation preference divided by the Initial Common Share Price (the "Notional Conversion Rate"), additional dividends will be payable on the New Junior Preferred Stock equal to such excess.

     Voting: The New Junior Preferred Stock will not have any voting rights other than those provided by law (including as required to comply with section 1123(a)(6) of the Bankruptcy Code) and except for with respect to those matters expressly set forth in the certificate of designation therefor.

     Protective Provisions:      The New Junior Preferred Stock will contain
                                 anti-layering restrictions with respect to additional preferred stock and limitations on incurrence of material indebtedness.

     Liquidation Preference:     The initial liquidation preference will be
                                 equal to the face amount ($100 per share) and all accrued but unpaid dividends up to (but not including) the date of liquidation before any payments are made to the holders of New Common
                                 Stock. In the event of an actual liquidation of Reorganized Group, if the distribution on New
                                 Junior Preferred Stock determined on the basis of the Notional Conversion Rate would exceed the foregoing liquidation preference, such holders shall be entitled to such greater distribution.

     Rank: The New Junior Preferred Stock will rank junior in right of payment to the Senior Convertible Preferred Stock and will rank senior to the New Common Stock.

     Mandatory Redemption:       Upon the 10th anniversary of the date of
                                 issuance, the New Junior Preferred Stock will be subject to mandatory redemption.

                                   EXHIBIT C
                        TERMS OF STOCKHOLDERS AGREEMENT

A. BOARD OF DIRECTORS OF REORGANIZED GROUP

     The Board of Directors of Reorganized Group will be comprised of nine members as follows: (i) the Chief Executive Officer of Reorganized Group will be designated for election, (ii) five members will be designated for election by Hicks Muse, and (iii) three members will be designated for election by the holders of Subordinated Notes (other than Hicks Muse). The Compensation Committee of the Board of Directors of Reorganized Group will be comprised of two members designated by Hicks Muse and one member designated by the holders of Subordinated Notes (other than Hicks Muse). To the extent that the equity ownership in Reorganized Group by Hicks Muse or the Holders of Subordinated Notes (other than Hicks Muse) is reduced by disposition during the term of the Stockholders Agreement, such constituency's right to designate directors for election shall be reduced as set forth in the Stockholders Agreement.

B. HICKS MUSE PROTECTIONS

     Without approval of Hicks Muse, Reorganized Group will not take any of the following actions: (i) other than transactions in which Hicks Muse will have pre-emptive rights to maintain their equity ownership percentage and other customary exceptions, issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities;
(ii) issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities for consideration below fair market value; (iii) issue preferred stock or other equity ranking senior to the New Common Stock; (iv) incur material indebtedness or financial obligations (in excess of amounts to be agreed upon); or (v) take such other actions to be determined by agreement among the parties to the Stockholders Agreement.

     In the event that Hicks Muse owns in the aggregate less than 50.1% of the fully diluted common equity ownership of Reorganized Group as a result of dilution related to the New Warrants, any DTI Guaranty Claim, and/or equity issued pursuant to the Incentive Option Plan, the Stockholders Agreement will provide Hicks Muse with certain additional contractual control and protection rights to be agreed upon, including such rights to be provided to the holders of Subordinated Notes (other than Hicks Muse) described in Section C below.

C. MINORITY SHAREHOLDER PROTECTIONS

     The Stockholders Agreement will provide substantially to the effect that without approval of at least a majority in interest of the holders of Subordinated Notes (other then Hicks Muse) party to the Stockholders Agreement, Reorganized Group will not take any of the following actions: (i) other than transactions in which the holders of New Common Stock party to the Stockholders Agreement have pre-emptive rights to maintain their equity ownership percentage and other customary exceptions, issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities; (ii) issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities for consideration below fair market value; (iii) redeem or repurchase any of its outstanding capital stock; (iv) declare or make any dividend or other distribution on, or on account of, capital stock (excluding such dividends or other distributions with respect to the New Senior Convertible Preferred Stock and New Junior Preferred Stock); (v) consummate any corporate reorganizations, including dissolution, liquidation, reorganization or act of bankruptcy; (vi) consummate any merger, sale of all or substantially all assets or any other transaction that results in a "change of control," other than in any transaction based on an enterprise value in excess of $828.0 million (as adjusted for equity issuances or repurchases of, or dividends on, New Common Stock); (vii) enter into any transaction(s) with affiliates or insiders (including directors, officers and stockholders) that are not wholly-owned subsidiaries outside the ordinary course and on other than arm's length terms; (viii) incur material indebtedness or financial obligations (in excess of agreed upon amounts); (ix) other than as part of a transaction permitted under clause (vi) above, sell or transfer (by lease or otherwise) material businesses; (x) other than amendments effected in conjunction with a transaction permitted under clause (i) or (vi) above, modify its certificate of incorporation or bylaws; or (xi) change the number of directors on the board or establish any new committees and/or engage in new corporate governance activities.

D. NEW COMMON STOCK REGISTRATION RIGHTS

     Demand Registration Rights. At any time after the third anniversary of the Effective Date the holders of 30% or more of the outstanding shares of registrable New Common Stock (including securities convertible into New Common Stock), and at any time after the earlier of (i) the initial public offering of Reorganized Group common equity securities following consummation of the Plan or
(ii) the date on which Reorganized Group otherwise becomes subject to the periodic reporting requirements under the Exchange Act, the holders of 15% or more of the outstanding shares of registrable New Common Stock (including securities convertible into New Common Stock), shall be entitled to demand up to three registrations of their registrable New Common Stock on Form S-3 (or, if Form S-3 is not then available to Reorganized Group, Form S-1, or any successor forms).

     All holders of registrable New Common Stock who are a party to the Stockholders Agreement shall be entitled to participate in any demand registration on a pro rata basis and the holders shall have a priority over any shares sought to be sold by Reorganized Group or any person who is not a party to the Stockholders Agreement in any such registration. Any cutback required with respect to the holders who are a party to the Stockholders Agreement shall be effected on a pro rata basis. If a cutback occurs with respect to any such holder which made a demand registration, then such holder shall receive one additional demand registration right.

     At any time that Reorganized Group is entitled to register New Common Stock on Form S-3, the holders of 10% or more of the outstanding shares of registrable New Common Stock (including securities convertible into New Common Stock) shall be entitled to require Reorganized Group to use its reasonable efforts to file and have declared effective a shelf registration statement covering the resale of the registrable New Common Stock held by such holders. Subject to customary blackouts, Reorganized Group shall use its reasonable efforts to maintain the effectiveness of any such shelf registration statement continuously for two years or such shorter period of time which shall terminate the day after the date on which all of the registrable New Common Stock covered by the shelf registration statement has been sold pursuant to the shelf registration statement or the first date on which there shall cease to be any registrable New Common Stock held by the holders whose shares are covered by the shelf registration statement.

     Piggyback Registration Rights. At any time after the earlier of (i) the initial public offering of New Common Stock and (ii) the date on which Reorganized Group becomes subject to the periodic reporting requirements under the Exchange Act, holders of registrable New Common Stock shall be entitled to piggyback onto any registration effected by Reorganized Group under the Securities Act of the New Common Stock or other equity securities on any forms other than Form S-4 or S-8 (or any successor or similar form(s)) for its own account or for the account of any other holders. Reorganized Group shall have priority in any registration it has initiated for its own account, including any demand registration converted into a registration for its own account as described below. Any cutback required with respect to the holders exercising piggyback registration rights shall be effected on a pro rata basis.

     Selection of Underwriters. In the event an offering of shares of New Common Stock is to be underwritten, with respect to (i) any demand registration, the holders of a majority of the shares being offered shall select a nationally recognized firm of underwriters, with the consent of Reorganized Group, which will not be unreasonably withheld and (ii) any registration initiated by Reorganized Group for its own account, Reorganized Group shall select a nationally recognized firm of underwriters in its sole discretion. Reorganized Group may elect to convert any demand registration into a registration for its own account, in which case

Reorganized Group shall select a nationally recognized firm of underwriters in its sole discretion. If Reorganized Group makes such election then any holder that exercised its demand registration right which was so converted shall receive one additional demand registration right.

     Blackouts. Reorganized Group shall have a customary right to suspend, at any time (but not to exceed one time in any twelve-month period) the registration process and/or suspend a holders' ability to use a prospectus if certain significant corporate events are contemplated.

     Expenses. Reorganized Group shall pay all customary costs and expenses associated with each registration, including for each registration statement prepared the reasonable fees and expenses of one firm of attorneys selected by the holders of a majority of the shares of New Common Stock covered by such registration. Holders of New Common Stock will pay underwriting discounts, commissions and applicable transfer taxes, if any, on any shares sold by them.

     E.  NEW JUNIOR PREFERRED STOCK REGISTRATION RIGHTS

     At any time after the earlier of (i) the initial public offering of Reorganized Group common equity securities following consummation of the Plan,
(ii) the first anniversary of the Effective Date, and (iii) the date on which Reorganized Group otherwise becomes subject to the periodic reporting requirements under the Exchange Act, the holders of 20% or more of the registrable New Junior Preferred Stock shall be entitled to require Reorganized Group to use its reasonable efforts to file and have declared effective a shelf registration statement covering the resale of the registrable New Junior Preferred Stock of such holders. At any time that Reorganized Group is entitled to effect registration of New Junior Preferred Stock on Form S-3, the holders of 10% or more of the outstanding shares of registrable New Junior Preferred Stock shall be entitled to require Reorganized Group to use its reasonable efforts to file and have declared effective a shelf registration statement covering the resale of the registrable New Junior Preferred Stock of such holders. Subject to customary blackouts, Reorganized Group shall use its reasonable efforts to maintain the effectiveness of any such shelf registration statement continuously for two years or such shorter period of time which shall terminate the day after the date on which all of the registrable New Junior Preferred Stock covered by the shelf registration statement has been sold pursuant to the shelf registration statement or the first date on which there shall cease to be any registrable New Junior Preferred Stock. Reorganized Group will pay all customary costs and expenses associated with each shelf registration of New Junior Preferred Stock. Holders of New Junior Preferred Stock will pay underwriting discounts, commissions and applicable transfer taxes, if any, on any shares sold by them.

     F. PREEMPTIVE RIGHTS

     Reorganized Group will provide customary preemptive rights with certain specific exemptions as agreed by the parties to the Stockholders Agreement.

                                  EXHIBIT B-1

                       Viasystems Group, Inc.'s Form 10-K
                     for the year ended December 31, 2001*

* Exhibit B-1 is a restatement of Viasystems Group, Inc.'s Form 10-K for the fiscal year ended December 31, 2001 modified in presentation solely to reflect the Form 10-K filed on April 1, 2002 and the Forms 10-K/A filed on April 2, 2002 and April 29, 2002 in one consolidated document.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K

 (Mark One)
    [X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



             FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001



                                   OR




    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                                   001-15755
                            (Commission File Number)

                             VIASYSTEMS GROUP, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      75-2668620
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                             101 SOUTH HANLEY ROAD
                           ST. LOUIS, MISSOURI 63105
                                 (314) 727-2087
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             TITLE OF EACH CLASS                        EXCHANGE ON WHICH REGISTERED
             -------------------                        ----------------------------
         Common Stock, $.01 par Value                     New York Stock Exchange

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing
requirements for the past 90 days.  Yes [X]     No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

     As of March 26, 2002, 141,534,081 shares of Registrant's common stock were outstanding. The approximate aggregate market value of voting stock held by non-affiliates of the Registrant was $20,573,390 (based upon the closing price for shares of the Registrant's common stock as reported by the New York Stock Exchange on that date).

                      DOCUMENTS INCORPORATED BY REFERENCE:

                                      NONE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

                        CAUTIONARY STATEMENTS CONCERNING
                           FORWARD-LOOKING STATEMENTS

     Statements made in this Annual Report on Form 10-K ("Report") include the use of "we" and "our", which, unless specified otherwise, refers collectively to Viasystems Group, Inc. ("Group"), Viasystems, Inc., Group's wholly owned subsidiary ("Viasystems"), and their subsidiaries.

     We have made forward-looking statements in this Report, including those made in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities and effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or other similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this Report.

     You should understand that many important factors could cause our results to differ materially from those expressed in forward-looking statements. These factors include, but are not limited to, fluctuations in our operating results and customer orders, our competitive environment, our reliance on our largest customers, risks associated with our international operations, our ability to protect our patents and trade secrets, environmental laws and regulations, our relationship with unionized employees, risks associated with our acquisition strategy, our substantial indebtedness and our ability to comply with the terms thereof, control by our largest stockholders and other factors.

ITEM 1.  BUSINESS

  GENERAL

     We are a leading, worldwide, independent provider of electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, primarily in the telecommunications, networking, automotive, consumer, industrial and computer industries. We offer EMS solutions to OEMs that outsource the design and manufacture of their products. Our manufacturing services consist of the following:

     - the design and fabrication of printed circuit boards, in particular, highly complex, multi-layered printed circuit boards;

     - the manufacture of complex printed circuit board assemblies;

     - the manufacture of custom-designed backpanel assemblies;

     - the design and manufacture of wire harnesses and custom cable assemblies;

     - the design and manufacture of custom enclosures;

     - the procurement and management of materials; and

     - the assembly and testing of our customers' complete systems and products.

     Based on our complete offering we have many touch points with our customers, which allows us to become involved with our customers' new products. Such access not only allows us to design and manufacture our customers' products but also gives us a competitive advantage with respect to providing other assembly and testing services for such products.

     Our customer base primarily consists of OEMs in the telecommunications, networking, automotive, consumer, industrial and computer industries. We currently are a supplier to over 250 OEMs, including the following industry leaders: Alcatel, Bosch, Cisco Systems, Delco/Delphi, General Electric, Harris, Intel, Lucent Technologies, Marconi Communications, Maytag, Nortel, Siemens and Sun Microsystems. The products we manufacture include, or can be found in, a wide array of products including switching and transmission equipment, wireless base stations, computers, workstations, servers and data networking equipment including hubs, routers and switches, automotive dash panels and control systems, and washers, dryers, and cooking systems.

     Our revenues for the year ended December 31, 2001, were approximately $1.2 billion. We operate 26 manufacturing facilities located in the United States, Canada, Mexico, the United Kingdom, France, Italy, the Netherlands and China.

  OUR DEVELOPMENT

     We were formed in 1996 by Hicks, Muse, Tate & Furst Incorporated under the name Circo Craft Holding Company to create a preferred global manufacturing provider to leading original equipment manufacturers through acquisitions of printed circuit board fabricators and backpanel assemblers. In August 1996, we changed our name to CC Canada Holding Company and then back to Circo Craft Holding Company in September 1996. We had no operations prior to our first acquisition in October 1996, when we changed our name to Circo Technologies, Inc. In January 1997, we changed our name to Viasystems Group, Inc.

     We have since broadened our focus to become a full-solution provider in the EMS industry. This change occurred as a result of our recognition that many of the next generation products in the telecommunications and networking industries require highly advanced printed circuit boards and backpanel assemblies. As a result, we made a strategic decision to capitalize on our capabilities and compete for the complete assembly of our customers' products that utilize our printed circuit boards and backpanels.

     A significant portion of our growth has been generated through 13 acquisitions since 1996. We have completed acquisitions of entire companies as well as acquisitions of captive manufacturing assets divested by OEM customers, including the acquisitions of Chang Yuen, a manufacturer of custom metal enclosures located in the People's Republic of China and certain manufacturing assets of Metawave Communications Corporation, both completed during the year ended December 31, 2001.

     We are headquartered in St. Louis, Missouri. The mailing address for our headquarters is 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105 and our telephone number at that location is (314) 727-2087. We can also be reached at our web site www.viasystems.com.

  OUR STRATEGY

     Our goal is to be the EMS full-solution partner of choice to leading OEMs through leadership in technology, quality and supply chain management. To meet this goal, we have implemented the following strategy which we believe will allow us to achieve superior financial performance and enhance stockholder value:

          Focus on the Telecommunications and Networking Customer
     Segments. Historically, we have focused our marketing efforts on the telecommunications and networking industries. We will continue to focus sales efforts on generating revenue from new telecommunication and networking programs as well as diversifying our customer base in these segments by increasing the penetration of our existing customer base and attracting new customers.

          Continue to Expand into the Automotive, Consumer and Industrial Markets. In order to take advantage of our unique global manufacturing capabilities, we have continued to expand our offerings and penetration into these markets to stabilize our business and provide alternative growth paths that are synergistic with our in-place capabilities and reduce our exposure and reliance on the unpredictable telecommunications and networking markets.

          Take Advantage of Our Ability to Provide a Full-Service Offering to, and Expand Relationships with, Our Customers. Building on our integrated manufacturing capabilities, we can provide our customers with a broad range of EMS solutions from fabrication of bare boards to final system assembly and test. Our wire harness, cable assembly and enclosure capabilities provide us with further opportunities to sell these services to our existing OEM customers. The capability of designing and manufacturing a broad range of product components from printed circuit boards to wire harnesses, cable assemblies and enclosures enables us to shorten our customers' product development cycles and to lower their cost. In addition, our vertical integration provides us with greater control over quality, delivery and cost, and enables us to offer our customers a complete EMS solution. Each of the Greenfield facilities (all of which are assembly facilities) we have opened since 1996 has been opened in response to the expansion of our relationships with existing customers. We will continue to emphasize being a full-solution partner to our existing customers.

          Concentrate on High Value-Added Products and Services. We focus on providing EMS solutions to leading manufacturers of advanced electronics products that generally require custom designed, more complex interconnect products and short lead-time manufacturing services. These products are typically lower-volume, higher-margin products.

          Capitalize on Our Advanced Printed Circuit Board and Backpanel Capabilities. Based on our estimates of market share and our product capabilities, we believe we are an industry leader in the manufacture of complex, technologically advanced multi-layer printed circuit boards and custom-designed backpanel assemblies. Our state-of-the-art manufacturing facilities allow us to efficiently produce commercial quantities of printed circuit boards with up to 48 layers and circuit track widths as narrow as three one-thousandths of an inch. We also have the capability to produce printed circuit boards with up to 60 layers and circuit track widths as narrow as two one-thousandths of an inch. We have pioneered advances in some of the most significant areas of printed circuit board fabrication. Because many of the next generation products in the telecommunications and networking industries will require highly advanced printed circuit boards and backpanel assemblies, we are well positioned to capitalize on our capabilities in those areas by competing for the complete assembly of customers' products that utilize our printed circuit boards and backpanels.

          Exploit our Low Cost Manufacturing Locations. Our facilities in China and Mexico allow us to offer OEM customers a lower cost solution for printed circuit board fabrication, printed circuit board assembly, backpanel assembly, wire harness and cable assembly and full system assembly. Approximately 61% of our manufacturing capacity is located in these low cost locations.

          Expand Manufacturing Facilities in Low Cost Locations. Since 1999, we have significantly expanded our operations, increasing our scale and expanding our capabilities, through acquisitions and the opening of greenfield facilities in China and Mexico. We continue to make significant investments in low cost locations, the most recent being a new, expanded metal fabrication facility in Shenzhen, China. These facilities provide us with operations in key low-cost geographic markets for our existing customers as well as the electronics industry in general.

          Evaluate Acquisition Opportunities. We continue to evaluate business acquisition opportunities in order to broaden our service offerings, gain access to new geographic markets, enhance our vertical integration strategy and/or obtain facilities and equipment at a lower cost than building or leasing them. We have acquired entire companies, such as Circo Craft Co. Inc., Mommers Print Service B.V., PAGG Corporation, the printed circuit board manufacturing division ("Kalex") of Termbray Industries International (Holdings) Limited, Top Line Electronics, Laughlin-Wilt Group, Inc., Accutec and Chang Yuen. In addition, given our strong relationships with leading OEMs in the telecommunications and networking segments, we expect to continue to proactively pursue acquisition opportunities from our OEM customers that divest their captive manufacturing assets. Prior acquisitions of this nature include the acquisition of the assets of the Interconnection Technologies Unit of the Microelectronics Group of Lucent Technologies, the acquisition of the wire harness assets of General Electric, the acquisition of the Marconi network components and services business, the acquisition of the Rouen global provisioning facility of Lucent Technologies, and the acquisition of certain manufacturing assets of Metawave Communications Corporation.

  MARKETS AND CUSTOMERS

     We provide services to more than 250 OEMs. Our position as a strategic supplier of EMS services, including printed circuit boards, backpanel assemblies, custom enclosures, and wire harnesses and cable assemblies, fosters close relationships with our customers. These relationships result in additional growth opportunities as we have expanded our capabilities and capacity to meet our customers' wide range of needs.

     The following table shows our net sales as a percentage by principal end-user markets we serve:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                          MARKETS                              1999     2000     2001
                          -------                             ------   ------   ------
Telecommunications and networking...........................   55.7%    61.7%    53.6%
Consumer/Industrial.........................................   22.9     17.3     24.6
Computer....................................................    8.3      8.9      8.7
Automotive..................................................    9.1      6.2     10.3
Other.......................................................    4.0      5.9      2.8
                                                              -----    -----    -----
          Total net sales...................................  100.0%   100.0%   100.0%
                                                              =====    =====    =====

     For the year ended December 31, 2001, sales to our 10 largest customers accounted for 61% of our net sales and sales to our single largest customer, Lucent Technologies, represented 21% of our net sales. No other single customer individually exceeded 10% of net sales for the year ended December 31, 2001.

     We cannot assure you that our principal customers will continue to purchase manufacturing services from us at current levels, if at all. Our customer concentration could increase or decrease, depending on future customer requirements, which will be dependent, in large part, on market conditions in the telecommunications, networking, automotive, consumer, industrial and computer industry segments in which our customers participate. The loss of one or more major customers, or a material decline in sales to or demand from our major customers, could have a material effect on our business and operating results.

  MANUFACTURING SERVICES

     Our offering of manufacturing services includes the following:

          Design and Prototyping Services. We provide comprehensive front-end engineering services, including full enclosure design, circuit board layout and related design services leading to efficient manufacturing and delivery. We offer quick-turn prototyping, which is the rapid production of a new product sample. Our quick-turn prototype service allows us to provide small test quantities to our customers' product development groups. Our participation in product design and prototyping allows us to reduce our customers' manufacturing costs and their time-to-market and time-to-volume. These services enable us to strengthen our relationships with customers that require advanced engineering services. In addition, by working closely with customers throughout the development and manufacturing process, we gain insight into their future product requirements.

          Printed Circuit Board and Backpanel Fabrication. Printed circuit boards and backpanels are platforms that connect semiconductors and other electronic components. Backpanels connect printed circuit boards. We manufacture multi-layer printed circuit boards and backpanels on a low-volume, quick-turn basis, as well as on a high-volume production basis. In recent years, the trend in the electronics industry has been to increase the speed and performance of components while reducing their size. Semiconductor designs are currently so complex that they often require printed circuit boards with many layers of narrow, tightly spaced wiring. These advancements in component technologies have driven the change in printed circuit board design to higher density printed circuits.

          Printed Circuit Board Assembly. Our manufacturing operations include the placement of electronic parts onto printed circuit boards as well as the manufacture of complete electronics products. As OEMs seek to provide greater functionality in smaller products, they require more sophisticated systems assembly technologies and processes. Our investment in advanced manufacturing equipment and our experience with the latest technologies enable us to offer a variety of complex systems assembly services. We offer testing of assembled printed circuit boards and testing of all of the functions of the completed product, and we work with our customers to develop product-specific test strategies. Our test capabilities include manufacturing defect analysis, in-circuit tests, functional tests and environmental stress tests of board or system assemblies.

          Custom Enclosures. We specialize in the manufacture of custom designed chassis and enclosures primarily used in the electronics, telecommunications, industrial and computer industries. As a fully integrated supply chain partner with expertise in design, rapid prototyping, manufacturing, packaging and logistics, we provide our customers with reduced manufacturing costs and shortened time to market throughout a product's life cycle. Custom metal enclosure fabrication takes place in four countries on three continents, central to our OEM customers' various points of manufacture.

          Wire Harnesses and Cable Assemblies. A wire harness and cable assembly is an assembly of wires with connectors and terminals attached to their ends that transmits electricity between two or more points. Our capability to provide wire harness and cable assembly components complements our vertically integrated approach to providing our OEM customers a complete EMS solution. We are one of the leading suppliers of wire harnesses and cable assemblies for use in household appliances. Due to the similarity in the process technology utilized in the manufacture of wire harnesses and cable assemblies for telecommunications and networking products and in the manufacture of wire harnesses for use in household appliances, we seek to leverage this expertise to enhance the value of the products and services we supply to our OEM customers in the telecommunications and networking industries.

          Full System Assembly and Test. We provide full system assembly services to OEMs. These services require sophisticated logistics capabilities and supply chain management capabilities to rapidly procure components, assemble products, perform complex testing and deliver products to end users around the world. Our full system assembly services involve combining custom metal enclosures and a wide range of subassemblies, including printed circuit board assembly. We also employ advanced test techniques to various subassemblies and final end products. Increasingly, OEMs require custom, build-to-order system solutions with very short lead times. We are focused on exploiting this trend through our advanced supply chain management capabilities.

          Packaging and Global Distribution. We offer our customers flexible, just-in-time and build-to-order delivery programs, allowing product shipments to be closely coordinated with customers' inventory requirements. Increasingly, we ship products directly into customers' distribution channels or directly to the end-user.

          After-Sales Support. We offer a wide range of after-sales support services. This support can be tailored to meet customer requirements, including field failure analysis, product upgrades, repair and engineering change management.

          Supply Chain Management. Effective management of the supply chain is critical to the success of OEMs as it directly impacts the time required to deliver product to market and the capital requirements associated with carrying inventory. Our global supply chain organization works with customers and suppliers to meet production requirements and procure materials. We utilize our enterprise resource planning systems to optimize inventory management.

  SALES AND MARKETING

     We focus on developing close relationships with our customers at the earliest development and design phases and continuing throughout all stages of production. We identify, develop and market new technologies that benefit our customers and position us as a preferred EMS provider.

     We market our products through our own sales and marketing organization. This global sales organization is structured to ensure geographic coverage and account coordination. As of December 31, 2001, we employed approximately 250 sales and marketing employees, of which 75 are direct sales representatives strategically located throughout fifteen countries in North America, Europe and Asia. The North American sales organization is divided into two regions (East and West) which are jointly serviced by direct sales representatives. In Europe and Asia, our sales force is focused by country and by customer. Each sales region has a support staff of sales engineers, program managers, technical service personnel and customer service organizations to ensure high-quality, customer-focused service. The global marketing organization further supports the sales organization through market research, market development and communications.

     We have enhanced our global sales and marketing network in order to leverage our increased EMS capabilities. For those customers with locations in more than one region of the world, we offer consistently high-quality products and services which can be delivered from the particular facility which best meets that customer's requirements. We assign global account managers to our most strategic customers. These global account managers are the strategic focal point within Viasystems for developing a strong strategic business partner relationship with our global accounts. Regional account managers support these global account managers, providing account sales support at the global account's various locations around the world.

  MANUFACTURING AND ENGINEERING

     We produce highly complex, technologically advanced multi-layer and standardized technology printed circuit boards, backpanel assemblies, printed circuit board assemblies, wire harnesses and custom cable assemblies, custom enclosures and full systems that meet increasingly tight tolerances and specifications demanded by OEMs. Multi-layering, which involves placing multiple layers of electronic circuitry on a single printed circuit board or backpanel, expands the number of circuits and components that can be contained on the interconnect product and increases the operating speed of the system by reducing the distance that electrical signals must travel. Increasing the density of the circuitry in each layer is accomplished by reducing the width of the circuit tracks and placing them closer together on the printed circuit board or backpanel. Interconnect products having narrow, closely spaced circuit tracks are known as fine line products. Today, we and a few other industry leaders are capable of efficiently producing commercial quantities of printed circuit boards with up to 48 layers and circuit track widths as narrow as three one-thousandths of an inch. We have the capability to produce printed circuit boards with up to 60 layers and circuit track widths as narrow as two one-thousandths of an inch. The manufacture of complex multi-layer interconnect products often requires the use of sophisticated circuit interconnections between layers, called blind or buried vias, and adherence to strict electrical characteristics to maintain consistent circuit transmission speeds, referred to as controlled impedance. These technologies require very tight lamination and etching tolerances and are especially critical for printed circuit boards with ten or more layers.

     The manufacture of printed circuit boards involves several steps: etching the circuit image on copper-clad epoxy laminate, pressing the laminates together to form a panel, drilling holes and depositing copper or other conductive material to form the innerlayer electrical connections and, lastly, cutting the panels to shape. Advanced interconnect products may also require additional critical steps, including dry film imaging, photoimageable soldermask processing, computer controlled drilling and routing, automated plating and process controls and achievement of controlled impedance. Manufacture of printed circuit boards used in backpanel assemblies requires specialized expertise and equipment because of the larger size of the backpanel relative to other printed circuit boards and the increased number of holes for component mounting.

     The manufacture of printed circuit board assemblies involves the attachment of various electronic components, such as integrated circuits, capacitors, microprocessors and resistors to printed circuit boards. The manufacture of backpanel assemblies involves attachment of electronic components, including printed circuit boards, integrated circuits and other components, to the backpanel, which is a large printed circuit board. We use surface mount, pin-through hole and press fit technologies in backpanel assembly. We also assemble higher-level sub-systems and full systems incorporating printed circuit boards and complex electromechanical components. We manufacture on a turnkey basis, directly procuring some or all of the components necessary for production.

     We also provide computer-aided testing of printed circuit boards, sub-systems and full systems, which contributes significantly to our ability to deliver high quality products on a consistent basis. We test boards and system level assemblies to verify that all components have been properly inserted and that the electrical circuits are complete. Further functional tests determine if the board or system assembly is performing to customer specifications.

  QUALITY STANDARDS

     Our quality systems are defect prevention based, customer focused and compliant to international standards. All of our facilities are compliant or certified to ISO 9002:1994. ISO 9002:1994 specifies requirements that focus on the effectiveness of the quality management system in meeting customer requirements. In addition to ISO 9002:1994, we have facilities that are certified to ISO 9001:2000, ISO 14001:1996 and QS 9000. The focus for 2002 is on obtaining TL 9000 certification at facilities which provide products which service the telecommunications industry.

     Our facilities are also compliant to industry and regulatory requirements, including Bellcore, British Approval Board for Telecommunications (BABT), Underwriters Laboratory (UL), and Canadian Standards Association (CSA). These requirements include quality, manufacturing process controls, manufacturing documentation and supplier certification of raw materials.

  TECHNOLOGY DEVELOPMENT

     Our close involvement with our customers at the early stages of their product development cycles positions us at the leading edge of technical innovation in the manufacturing of backpanel assemblies and printed circuit boards. We selectively seek orders that require the use of state-of-the-art manufacturing techniques or materials in order to further develop our manufacturing expertise. We work closely with our customers and suppliers to provide industry-leading solutions. Current areas of manufacturing process development include densification, laser ablation, large and thick backpanels, "on-board" fiber and embedded photonics.

     Recent developments in the electronics industry have necessitated improvements in the types of laminate used in the manufacture of interconnect products. New laminate materials may contain new chemical formulations to achieve better control of flow, resin systems with high glass transition temperatures, reduced surface imperfections and greatly improved dimensional stability. Future generations of interconnect products will require ultra fine lines, multi-layers of much greater complexity and thickness and extremely small holes in the range of 4 to 10 one-thousandths of an inch. The materials designed to meet these requirements, such as BT epoxy, cyanate esters, polyamide quartz and Kevlar epoxy, are beginning to appear in the marketplace. Widespread commercial use of these materials will depend upon statistical process control and improved manufacturing procedures to achieve the required yields and quality.

     We have developed expertise and techniques that we use in the manufacture of printed circuit boards, backpanels and subsystems. We believe many of the manufacturing processes related to the manufacture of printed circuit boards are proprietary, including our ability to manufacture large perimeter, thick, high-layer count backpanels. Generally, we rely on common law trade secret protection and on confidentiality agreements with our employees and customers, where applicable, to protect our expertise and techniques. We own 29 patents and license 16 patents and believe that patents have not historically constituted a significant form of intellectual property right in our industry. Two of our patents expire within the next two years and the remainder expire over the next 15 years. The expiration of any of these patents is not expected to have a material adverse effect on our ability to operate.

  SUPPLIER RELATIONSHIPS

     We order materials and components based on purchase orders received and accepted from our customers and seek to minimize our inventory of materials or components that are not identified for use in filling specific orders or specific customer contracts. Historically, materials and components we use have been readily available in the open market. We continue to work with our suppliers to develop just-in-time supply systems which reduce inventory carrying costs, and contract globally, where appropriate, to leverage our purchasing volumes. We also certify our suppliers and potential suppliers on the basis of quality, on-time delivery, costs, technical capability, and potential technical advancement.

  COMPETITION

     Significant competitive factors in the EMS industry include product quality, responsiveness to customers, manufacturing and engineering technology and price. We believe that competition in the market segments we serve is based more on product quality and responsive customer service and support than on price, in part, because the cost of interconnect products manufactured by us is usually low relative to the total cost of the equipment and because product reliability and prompt delivery are of greater importance to our customers. Our vertical model, including our key core competencies in manufacturing complex printed circuit boards, affords us the opportunity to supply our customers with state of the art solutions. We believe that our primary competitive strengths are our ability to provide responsive, flexible, short lead-time manufacturing services, our engineering and manufacturing expertise and our customer service support.

     We believe that our breadth of service offerings in the EMS industry compares favorably to that of the other leading EMS providers. However, we face intense competition from a number of established competitors in our various product markets. We also face competition from OEMs who perform EMS services internally. We have competitors that have greater financial and manufacturing resources than we do, including significantly greater printed circuit board assembly capacity. During periods of recession, our competitive advantages may be of reduced importance. In addition, captive interconnect product manufacturers may seek orders in the open market to fill excess capacity, thereby increasing price competition.

  INTERNATIONAL OPERATIONS

     As of December 31, 2001, we had 18 manufacturing facilities located outside the United States, with sales offices throughout Europe and Asia Pacific. We believe that our global presence is important as it allows us to provide consistent, quality products on a timely basis to our multinational customers worldwide. For additional information regarding our international operations, see Note 15 to the consolidated financial statements contained in Part II, Item 8.

     We rely heavily on our international operations and are subject to risks generally associated with operating in foreign countries, including price and exchange controls, fluctuations in currency exchange rates and other restrictive actions that could have a material effect on our results of operations, financial condition and cash flows.

  BACKLOG

     We estimate that our backlog of unfilled orders on December 31, 2000 and 2001 was approximately $326.2 million and $110.5 million, respectively. The decrease in backlog from December 31, 2000 was due to decreased demand primarily for printed circuit boards by our key North American telecommunication and networking customers. Because unfilled orders may be cancelled prior to delivery, the backlog outstanding at any point in time is not necessarily indicative of the level of business to be expected in the ensuing period.

  ENVIRONMENTAL

     Some of our operations are subject to federal, state, local and foreign environmental laws and regulations, which govern, among other things, the discharge of pollutants into the air and water, as well as the handling and disposal of solid and hazardous wastes. We believe that we are in material compliance with applicable environmental laws and the costs of compliance with such current or proposed environmental laws and regulations will not have a material adverse effect on us. Further, we are not a party to any claim or proceeding and we are not aware of any threatened claim or proceeding under environmental laws that could, if adversely decided, reasonably be expected to have a material adverse effect on us. Currently, remediation of contamination is being undertaken at our facilities in Virginia and Puerto Rico. Both of these facilities were closed during 2001 and have no ongoing production. While the cost of the remediation could be material, the prior owners are conducting the requisite remedial actions and have agreed to indemnify us for costs associated with the remediations. We believe that the prior owners of those facilities are fully capable of performing and will perform under such agreements. Accordingly, we do not believe that any of these matters are reasonably likely to have a material adverse effect on our business, results of operations, financial condition, prospects and ability to service debt.

  EMPLOYEES

     As of December 31, 2001, we had approximately 18,800 employees. Of these employees, approximately 16,100 were involved in manufacturing, 1,450 worked in engineering, 250 worked in sales and marketing, and 1,000 worked in accounting and administrative capacities. No employees are represented by a union pursuant to a collective bargaining agreement. We have not experienced any labor problems resulting in a work stoppage or work slowdown, and believe we have good relations with our employees.

  WHERE YOU CAN FIND MORE INFORMATION

     Group files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). Any reports, statements or other information filed by us may be read and copied at the SEC's public reference room, at 450 Fifth Street NW, Washington, DC, as well as at public reference rooms in New York, NY and Chicago, IL. For further information on public reference rooms, call 1 (800) SEC-0330. Group's filings are also available to the public from commercial retrieval services and at the Internet web site maintained by the SEC at http://www.SEC.gov.

ITEM 2.  PROPERTIES

     In addition to our executive offices in St. Louis, Missouri, as of December 31, 2001, we operate 26 principal manufacturing and research facilities, located in 8 different countries with a total area of approximately 6.3 million square feet, of which approximately 1.9 million square feet are leased. We believe our plants and equipment include state-of-the-art technology and are well maintained. We believe that our existing owned and leased facilities are adequate to meet our reasonably foreseeable requirements for at least the next two years.

     Some of our owned facilities are subject to mortgages under our senior credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements contained elsewhere in this Report.

                                          SIZE          TYPE OF
             LOCATION               (APPROX. SQ. FT.)   INTEREST   DESCRIPTION OF PRODUCTS/SERVICES PROVIDED
             --------               -----------------   --------   -----------------------------------------
UNITED STATES
Bucyrus, Ohio.....................         47,000        Leased    Wire harness and cable assembly
Columbus, Ohio....................         35,000        Leased    Full system assembly
Beaverton, Oregon.................         75,000        Leased    Full system assembly
Milford, Massachusetts............        108,000        Leased    Full system assembly
San Jose, California..............         60,000        Leased    Full system assembly
Mishawaka, Indiana................         38,000         Owned    Wire harness and cable assembly
Milwaukee, Wisconsin..............        305,000        Leased    Custom metal enclosure fabrication
Redmond, Washington...............         26,000        Leased    Full system assembly
CANADA
Pointe-Claire (Montreal),                 168,000         Owned    Printed circuit board fabrication
  Quebec..........................
Kirkland (Montreal), Quebec.......        121,000         Owned    Printed circuit board fabrication
Granby (Montreal), Quebec.........        119,000         Owned    Printed circuit board fabrication
MEXICO
Juarez, Mexico....................         51,000        Leased    Backpanel assembly
Juarez, Mexico....................        438,000        Leased    Wire harness and cable assembly
Chihuahua, Mexico.................        282,000         Owned    Wire harness and cable assembly
Chihuahua, Mexico.................        253,000        Leased    Wire harness and cable assembly
EUROPE
Echt, Netherlands.................        462,000         Owned    Printed circuit board fabrication and
                                                                   backpanel assembly
Rouen, France.....................        344,000         Owned    Full system assembly
Terni, Italy......................        234,000         Owned    Custom metal enclosure fabrication and
                                                                   full system assembly
Ballynahinch, Northern Ireland....         73,000         Owned    Wire harness and cable assembly, power
                                                                   supplies and printed circuit board
                                                                   fabrication
Coventry, England.................        219,000        Leased    Custom metal and plastic enclosure
                                                                   fabrication and full system assembly
ASIA
Guangzhou, China..................      2,000,000         Owned    Printed circuit board fabrication and
                                                                   assembly
Zhongshan, China..................        318,000         Owned    Printed circuit board fabrication
Shanghai, China...................        229,000         Owned    Backpanel assembly and custom metal
                                                                   enclosure fabrication
Shenzhen, China...................         95,000        Leased    Full system assembly
ShiYan, China.....................        176,000        Leased    Full system assembly
Qingdao, China....................         30,000        Leased    Full system assembly

     In addition to the facilities listed above, at December 31, 2001 we maintained several sales and marketing and other facilities located throughout North America, Europe, Asia and South America, all of which are leased.

ITEM 3.  LEGAL PROCEEDINGS

     Our operations have from time to time been involved in claims and litigation. The nature of our business is such that it is anticipated that we will be involved from time to time in claims and litigation in the ordinary course of our business. Based on experience with similar claims and litigation, we do not anticipate that these matters will have a material adverse effect on our business, results of operations, financial condition, prospects or ability to service debt.

     We anticipate that we may, from time to time, receive notifications alleging infringements of patents generally held by other manufacturers. Disputes over patent infringement are common in the electronics industry and typically begin with notices of the type described above. Although the ultimate resolution of any legal action and infringement notices described above cannot be predicted, we believe that the resolution, including any ultimate liability, will not have a material adverse effect on our business, results of operations, financial condition or ability to service debt. We are not currently involved in any patent infringement disputes and have not received any notices alleging infringement of patents, the unfavorable resolution of which we believe would be material.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     On October 19, 2001, Group held a Special Meeting of Stockholders, for stockholders of record as of September 24, 2001. The matter voted upon at the meeting was approval of the issuance by Group of up to 10 million shares of its common stock, par value $0.01 per share ("Common Stock"), to certain affiliates of Hicks, Muse, Tate & Furst Incorporated (Hicks, Muse, Tate & Furst Incorporated, its affiliates, and/or its partners collectively or individually, "HMTF") upon the exercise of certain warrants to purchase Common Stock held by HMTF in order to ensure compliance with (a) the provisions of that certain Subscription Agreement dated as of July 19, 2001 and (b) Rule 312 of the New York Stock Exchange.

    For: 95,807,675           Against: 144,238           Abstain: 1,357,037.

                                    PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER
MATTERS.

     Through April 17, 2002, Group's common stock was traded on the New York Stock Exchange ("NYSE") under the symbol "VG". Group's common stock now trades on The OTC Bulletin Board under the symbol "VSGI". The following table sets forth the range of high and low sales prices for each period indicated:

                                                         2000*               2001
                                                  -------------------   --------------
                                                    HIGH       LOW       HIGH     LOW
                                                  --------   --------   ------   -----
First quarter...................................  $23.0625   $14.4375   $11.01   $1.83
Second quarter..................................  $ 18.125   $  8.375   $ 4.75   $2.17
Third quarter...................................  $  21.75   $  13.75   $ 3.08   $0.53
Fourth quarter..................................  $  17.75   $   6.00   $ 1.50   $0.35

---------------

* The common stock first traded on the NYSE on March 24, 2000.

     Group has never paid cash dividends on its common stock and has no present plans to do so. Group is a holding company whose only significant asset is the stock of its wholly owned subsidiary, Viasystems, and, accordingly, Group relies on distributions from its subsidiaries for cash. Moreover, Viasystems' senior credit facility, the indentures governing Viasystems' senior subordinated notes and Group's Series B Preferred Stock each contain restrictions on Group's ability to pay dividends and/or receive distributions from its subsidiaries. There were approximately 552 shareholders of record as of March 26, 2002.

     On April 9, 2001, Group issued an aggregate of 1,650,319 shares pursuant to the acquisition of Top Line Electronics Corporation in June 2000. The shares were issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Exchange Act of 1933, as amended, by reason of Section 3(a)(10) thereunder.

     On April 17, 2001, Group issued an aggregate of 535,905 shares of common stock valued at $1.8 million pursuant to the acquisition of Chang Yuen. The shares were issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Exchange Act of 1933, as amended, by reason of
Section 4(2) thereunder.

     During the year ended December 31, 2001, Group issued an aggregate of 70,821 shares of common stock, in connection with the exercise employee stock options. The shares were issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Exchange Act of 1933, as amended, by reason of Section 4(2) thereunder.

     In January 2002, Group announced that it had been notified by the NYSE that it had fallen below the continued listing criteria requiring total market capitalization of $100.0 million. This notification was in addition to earlier notification that Group was below the $1.00 minimum share price also required for continued listing. In April 2002, Group's common stock ceased trading on the NYSE.

ITEM 6.  SELECTED FINANCIAL DATA

     The selected financial and other data below for the years ended December 31, 1997 through 2001 presents consolidated financial information of Group and its subsidiaries and has been derived from our audited consolidated financial statements.

     The following information should be read in conjunction with our audited consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all included elsewhere in this Report.

                                                                  YEAR ENDED DECEMBER 31,
                                           ---------------------------------------------------------------------
                                              1997          1998          1999           2000           2001
                                           -----------   -----------   -----------   ------------   ------------
STATEMENT OF OPERATIONS DATA:
Net sales................................  $   960,719   $ 1,202,321   $ 1,293,370   $  1,604,985   $  1,206,536
Cost of goods sold(1)....................      684,777       856,942       969,614      1,230,552      1,042,886
Selling, general and administrative
  expenses, including non-cash
  compensation expense charge of $0,
  $3,398, $110,070, $104,351 and $0,
  respectively(2)........................       83,497       119,424       232,653        225,611         96,838
Depreciation and amortization............      116,229       172,950       182,143        144,866        126,292
Write-off of amounts due from
  affiliates(3)..........................           --            --            --             --        144,099
Restructuring and impairment
  charges(4).............................           --            --       468,389             --        281,374
Write-off of acquired in-process research
  and development(5).....................      294,500        20,100        17,600             --             --
                                           -----------   -----------   -----------   ------------   ------------
Operating income (loss)..................     (218,284)       32,905      (577,029)         3,956       (484,953)
                                           -----------   -----------   -----------   ------------   ------------
Interest expense, net....................       73,322       101,045       117,822        105,514         97,174
Amortization of deferred financing
  costs..................................        6,629         9,354         6,619          4,296          4,013
Other expense (income)...................        1,138         4,964        23,594          1,857            879
                                           -----------   -----------   -----------   ------------   ------------
Loss before income taxes, cumulative
  effect of a change in accounting
  principle and extraordinary item.......     (299,373)      (82,458)     (725,064)      (107,711)      (587,019)
                                           -----------   -----------   -----------   ------------   ------------
Provision (benefit) for income taxes.....       13,490        (1,812)      (23,212)        (2,923)            --
                                           -----------   -----------   -----------   ------------   ------------
Loss before cumulative effect of a change
  in accounting principle and
  extraordinary item.....................     (312,863)      (80,646)     (701,852)      (104,788)      (587,019)
Cumulative effect -- write-off of
  start-up costs, net of income tax
  benefit of $6,734(6)...................           --            --        18,443             --             --
Extraordinary item -- loss on early
  extinguishment of debt, net of income
  tax benefit of $4,332 in 1997 and $0 in
  2000(7)................................        7,796            --            --         31,196             --
                                           -----------   -----------   -----------   ------------   ------------
Net loss.................................  $  (320,659)  $   (80,646)  $  (720,295)  $   (135,984)  $   (587,019)
                                           ===========   ===========   ===========   ============   ============
Basic net loss per weighted average
  common share(8)........................  $    (10.76)  $     (1.54)  $    (10.14)  $      (1.13)  $      (4.21)
                                           ===========   ===========   ===========   ============   ============
Basic weighted average common
  shares(8)..............................   26,507,409    48,205,838    62,123,268    121,607,031    140,891,151
Diluted net loss per weighted average
  common share(8)........................  $    (12.22)  $     (1.71)  $    (10.77)  $      (1.14)  $      (4.21)
                                           ===========   ===========   ===========   ============   ============
Diluted weighted average common
  shares(8)..............................   26,507,409    48,669,528    67,238,458    123,258,689    140,891,151
BALANCE SHEET DATA:
Cash and cash equivalents................  $    27,538   $     9,335   $    22,839   $     45,676   $     34,202
Working capital..........................       37,830        31,394       112,220        259,759        122,054
Total assets.............................    1,153,548     1,545,641     1,309,226      1,611,284        988,045
Total debt, including current
  maturities.............................      847,396     1,134,992     1,362,523      1,024,317      1,040,919
Stockholders' equity (deficit)...........      (26,738)      (90,578)     (537,247)        89,831       (361,936)

---------------

(1) During the year-ended December 31, 2001, we wrote-off approximately $49.3 million of inventory in connection with our 2001 restructuring plans. See
    Note 3 of our consolidated financial statements contained in Part II, Item
    8.

(2) During the years ended December 31, 1998 and 1999, we recorded non-cash compensation charges of $3.4 million and $110.1 million, respectively, which reflect the difference between the cost of the class A common stock and class A series II common stock and the value of the common stock that it was convertible into at those dates. Additionally, in connection with Group's initial public offering during the year ended December 31, 2000, we recorded non-cash compensation expense charges totaling $104.4 million: (i) $33.6 million related to the amendment of terms of the performance stock options held by members of management that eliminated the exercisability restrictions and variable exercise price terms; (ii) $63.0 million related to the conversion of each 6 2/3 shares of class A common stock and class A series II common stock into one share of common stock; and (iii) $7.8 million related to options issued to HMTF as consideration for the termination of certain agreements.

(3) Represents a charge taken to write-off amounts due from European PCB Group that have been impaired. See Note 1 of our consolidated financial statements contained in Part II, Item 8.

(4) Represents impairment losses taken in 1999 and 2001 related to the write-off of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" as well as charges related to our 2001 restructuring plans. See Note 3 to our consolidated financial statements contained in Part II, Item 8.

(5) Represents charges relating to the write-off of acquired in-process research and development costs associated with the acquisitions of Circo Craft and the assets of the Interconnection Technologies Unit of the Microelectronics Group (the "Lucent Division") of Lucent Technologies Inc. in 1996, the Forward Group Plc ("Forward") and Interconnection Systems (Holdings) Limited ("ISL") in 1997, Mommers Print Service B.V. and Zincocelere S.p.A. ("Zincocelere") in 1998 and Kalex in 1999. The write-off relates to acquired research and development for projects that do not have a future alternative use.

(6) Represents the write-off of the net book value of start-up costs as of January 1, 1999, related to the required adoption of the Financial Accounting Standards Board's issuance of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities and organizational costs to be expensed as incurred effective January 1, 1999.

(7) We recorded, as an extraordinary item, a non-cash write-off of deferred financing fees of approximately $7.8 million, net of income tax benefit of $4.3 million, in 1997 and $31.2 million, net of income tax benefit of $0, in 2000 related to deferred financing fees incurred on debt retired before maturity.

(8) Basic net loss per weighted average common share is computed by dividing the net loss plus the charge for preferred stock dividends and accretion less the loss attributable to class A common stock and class A series II common stock by the weighted average common shares outstanding during the period. Diluted net loss per weighted average common share is computed by dividing the net loss plus the charge for preferred stock dividends and accretion by the weighted average common shares outstanding during the period plus the weighted average class A common stock and class A series II common stock on an as if converted basis until March 23, 2000, at which time we converted each 6 2/3 shares of class A common stock and class A series II common stock into one share of common stock. Options and warrants were excluded from the diluted calculation because their effect is anti-dilutive. For further discussion on the calculation of basic and diluted loss per share, refer to
    Note 24 of our consolidated financial statements contained in Part II, Item
    8.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis our management evaluates its estimates and judgements. Our management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     Our management believes the following critical accounting policies, among others, affect our more significant judgements and estimates used in the preparation of our consolidated financial statements:

          Accounts Receivable. We perform ongoing credit evaluations of our customers and we adjust credit limits based upon each customer's payment history and current credit worthiness, as determined by credit information available at that time. We continuously monitor collections and payments from our customers and we maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. While such losses have historically been within our expectations and the provisions established, if the condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

          Inventories. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those historically experienced or projected by us, additional inventory write-downs may be required.

          Valuation of Goodwill and other Intangible Assets. We assess the impairment of goodwill and other identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important which could trigger an impairment review include, but are not limited to, the following:

             significant underperformance relative to historical or projected future operating results;

             significant changes in the manner of our use of the acquired assets or the strategy for our overall business;

             significant negative industry or economic trends; significant decline in our stock price for a sustained period; and

             our market capitalization relative to net book value.

             When we determine that the carrying value of goodwill and other intangible assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment bases on a projected discounted cash flow method using a discount rate determined by us to be commensurate with the risk inherent in our current business model. During the year ended December 31, 2001 we recorded an impairment charge totaling $133.3 million, of which, $129.1 related to goodwill.

             In 2002, Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" became effective and as a result, we will cease to amortize goodwill, resulting in a decrease to annual amortization expense of approximately $16.6 million. In lieu of amortization, we are required to perform an initial impairment review of our goodwill in 2002 and an annual impairment review thereafter. We currently do not expect to record an impairment charge upon completion of the initial impairment review. However, there can be no assurance that at the time the review is completed a material impairment charge will not be recorded.

          Income Taxes. We record a valuation allowance to reduce our deferred tax assets to the amount that we believe is more likely than not to be realized. While we have considered future taxable income and ongoing prudent, feasible tax planning strategies in assessing the need for the valuation allowance, in the event we were to determine that we would not be able to realize all or part of our net deferred tax assets in the future, an adjustment to the net deferred tax assets would be charged to income in the period such determination was made. Likewise, should we determine that we would be able to realize our deferred tax assets in the future in excess of its net recorded amount, an adjustment to the net deferred tax asset would increase income in the period such determination was made.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 2001

     Net sales for the year ended December 31, 2001 were $1,206.5 million, representing a $398.5 million, or 24.8%, decrease from the same period in 2000. The decrease was primarily a result of continued weakness in printed circuit board sales to key North American telecommunication and networking customers, partially offset by the impact of acquisitions made in 2000 and 2001.

     Cost of goods sold for the year ended December 31, 2001 was $993.6 million, or 82.4% of sales (excluding one-time write-offs of $49.3 million of inventory related to the Restructuring), compared to $1,230.6 million, or 76.7% of sales, for the year ended December 31, 2000. Cost of goods sold as a percent of net sales increased as a result of a higher percentage of EMS sales in 2001, which generally have lower margins than printed circuit board sales, and lower absorption of our fixed overhead cost in our facilities throughout North America, Europe and Asia due to lower demand from our key telecommunication and networking customers.

     Selling, general and administrative expenses for the year ended December 31, 2001 were $96.8 million, a decrease of $24.4 million, or 20.1%, versus the comparable period in 2000 (excluding the non-cash compensation expense charge of $104.4 million in March 2000). These costs decreased primarily due to cost reductions related to the Restructuring and a reduction in expenses as a result of the transfer of the operations formerly conducted by Forward, ISL, Zincocelere and the PCB production facility of Ericsson Telecom AB in March 2000, partially offset by increases in general and administrative expenses related to the acquisitions completed in 2000 and 2001.

     In connection with Group's initial public offering in March 2000, Group amended the terms of the performance stock options held by members of management to eliminate the exercisability restrictions and variable exercise price terms. The amended performance options have a fixed exercise price of $9.00 per share and are immediately exercisable. As a result of these amendments, we recorded a one-time, non-cash compensation expense charge of approximately $33.6 million during the three months ended March 31, 2000.

     Also in connection with Group's initial public offering in March 2000, Group converted each 6 2/3 shares of class A common stock and class A series II common stock into one share of common stock. This conversion eliminated the variable terms of the class A common stock and class A series II common stock and resulted in a one-time, non-cash compensation expense charge of approximately $63.0 million recorded during the three months ended March 31, 2000. This charge reflects the difference between the cost of the class A common stock and the class A series II common stock and the value of the common stock into which it was convertible at March 23, 2000.

     Additionally, in connection with Group's initial public offering in March 2000, Viasystems terminated the monitoring and oversight agreement and financial advisory agreement with HMTF. As consideration for such termination, Group granted to HMTF options to purchase an aggregate of 2,134,000 shares of Group's common stock at an exercise price of $21.00 per share. The option grant resulted in a net one-time, non-cash compensation expense charge of approximately $7.8 million recorded during the three months ended March 31, 2000.

     During the quarter ended December 31, 2001, we recorded non-cash asset impairments totaling $141.1 million primarily related to the write-off of long-lived assets in accordance with Statement of Financial Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("FAS 121"). Based on current business enterprise values using common appraisal methods, the assessment identified impairments of long-lived assets acquired pursuant to the Top Line, Laughlin-Wilt and NC&S acquisitions. The calculated business enterprise values determined were compared to the net book values of the related long-lived assets with the excess of net book value over the business enterprise value representing the amount of the impairment loss. The impairment loss for each group of assets, totaling $133.3 million, was first charged against goodwill ($129.1 million) with the remaining amounts being charged to property, plant and equipment ($4.2 million). The impairment resulted from the economic downturn experienced during 2001, primarily related to our telecommunication and networking customers. Through the third fiscal quarter of 2001, it was expected that the economic downturn impacting these assets was a short-term inventory correction. However, in the fourth quarter it became clear to management that the downturn impacting these assets was more severe and of a long-term nature resulting in a significant decline in profitability that is not expected to return in the near term.

     During the year ended December 31, 2001, we recorded a series of restructuring charges totaling $59.8 million. These charges were taken in light of the economic downturn primarily related to our large telecommunication and networking customers. During 2001 we began evaluating our cost position compared to anticipated levels of business for 2001 and beyond and determined that plant shutdowns, plant consolidations and downsizing were required to reduce costs to more appropriate levels in line with current and expected customer demand. A summary of the 2001 restructuring activity (the "Restructuring") by quarter is as follows:

     During the quarter ended March 31, 2001, we recorded a restructuring charge of $12.0 million, primarily related to the phase one workforce reductions in our Richmond, Virginia PCB fabrication facility as well as small workforce reductions at certain other North American operations. The workforce reductions impacted a total of 2,507 employees, of which 1,915 were regular, union employees, 547 were regular, non-union employees and 45 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended June 30, 2001, we recorded a restructuring charge of $30.5 million, primarily related to the closure of our Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities as well as small workforce reductions at certain other North American and European operations. The facility closures and workforce reductions impacted a total of 1,613 employees, of which 1,228 were regular, union employees, 373 were regular, non-union employees and 12 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended September 30, 2001, we recorded a restructuring charge of $16.2 million, primarily related to the consolidation of our two San Jose, California PCB assembly operations as well as headcount reductions at our corporate offices. The consolidation and workforce reductions impacted a total of 471 employees, of which 150 were regular, union employees, 315 were regular, non-union employees and 6 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended December 31, 2001, we recorded a restructuring charge of $7.1 million, primarily related to workforce reductions at our European PCB fabrication facility as well as small workforce reductions at other European facilities. The workforce reductions impacted a total of 455 employees, all of which were regular, non-union employees. All of these employees were terminated by December 31, 2001.

     Additionally, during the quarter ended December 31, 2001, we reversed $6.0 million of restructuring charges previously recorded. This reversal primarily related to a change in our plan related to the consolidation of our two San Jose, California PCB assembly operations. Initially, the plan included consolidating the leased operation into the owned operation, resulting in a restructuring charge related to the contractual obligation on the leased facility. Subsequently, we amended our plan and made the decision to consolidate the owned operation into the leased operation resulting in a reversal to the restructuring charge related to the lease commitment.

     In connection with the Restructuring, we also recorded impairment charges totaling $82.7 million to write-down to fair value certain land and buildings as well as machinery and equipment, office equipment and systems that were obsolete or redundant due to the closure and consolidation of facilities pursuant to the Restructuring. Included in the impairment charge were the following amounts: a write-down of land, buildings and leasehold improvements totaling $25.4 million, related to our Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities that were closed; a write-down of machinery and equipment totaling $14.9 million, a write-down of office equipment totaling $37.7 million, and a write-down of systems and construction in progress totaling $4.7 million, each primarily related to obsolete or redundant assets at our

Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities that were closed as well as certain other North American and European operations that were consolidated.

     At December 31, 2001, $17.7 million of the assets held for disposal had been sold or otherwise disposed, leaving $16.3 million remaining on the books, of which $13.0 million consisted of the land and building related to our Richmond, Virginia PCB fabrication facility. We are actively marketing the land and building for sale and expect to complete the disposal of the assets during 2002. The remaining $3.3 million of net book value of assets held for disposal on the books at December 31, 2001 consists primarily of machinery and equipment and office equipment related to redundant or obsolete assets at our Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities and are expected to be disposed of during the next 18-24 months.

     Below is a table summarizing restructuring and impairment activity for the year ended December 31, 2001 ($ in 000's):

                                                                                                             CUMULATIVE
                                            THREE MONTHS ENDED                                                DRAWDOWNS
                            ---------------------------------------------------                          -------------------
                            MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,                            CASH     NON-CASH
                              2001        2001         2001            2001       REVERSALS    TOTAL     PAYMENTS   CHARGES
                            ---------   --------   -------------   ------------   ---------   --------   --------   --------
Restructuring Activities:
 Personnel and
   severance..............   $11,755    $ 20,238      $ 6,505        $  5,524      $  (170)   $ 43,852   $36,282    $    --
 Lease and other
   contractual
   Commitments............        78       7,864        9,623           1,228       (5,836)     12,957     5,614         --
 Other....................       174       2,379          103             309           --       2,965     2,810         --
 Asset Impairments:
   Held for disposal......        --      75,043        5,454           2,210           --      82,707        --     82,707
   Held for use...........        --          --           --         133,252           --     133,252        --    133,252
   Other..................        --          --           --           5,641           --       5,641        --      5,641
                             -------    --------      -------        --------      -------    --------   -------    --------
Total restructuring and
 impairment charges.......   $12,007    $105,524      $21,685        $148,164      $(6,006)   $281,374   $44,706    $221,600
                             =======    ========      =======        ========      =======    ========   =======    ========


                             BALANCE AT
                            DECEMBER 31,
                                2001
                            ------------
Restructuring Activities:
 Personnel and
   severance..............    $ 7,570
 Lease and other
   contractual
   Commitments............      7,343
 Other....................        155
 Asset Impairments:
   Held for disposal......         --
   Held for use...........         --
   Other..................         --
                              -------
Total restructuring and
 impairment charges.......    $15,068
                              =======

     The significant components of the restructuring charge recorded for lease and other contractual commitments totaling approximately $13.0 million, are as follows: $8.5 million for leased and other facility commitments; $3.2 million for lease commitments on machinery and equipment; $1.2 million for waste water project commitments; and $0.1 million for other commitments.

     Also in connection with the Restructuring, we wrote-off inventory resulting in a $49.3 million and $0.8 million charge to cost of goods sold during the quarters ended June 30, 2001 and September 30, 2001, respectively. During the quarter ended December 31, 2001, we reversed inventory write-offs previously taken totaling $0.8 million. With respect to the inventory written-off during the quarter ended June 30, 2001, we have disposed of $39.1 million of the inventory and reversed the write-off and sold $1.0 million of the inventory, resulting in a remaining balance of $9.1 million at December 31, 2001. We expect to dispose of the remaining obsolete inventory during fiscal year 2002.

     The restructuring and impairment charges were determined based on formal plans approved by our management using the best information available to it at the time. The amounts we may ultimately incur may change as the balance of the plans are executed.

     We continue to review our operations in light of the continued economic downturn related to our telecommunication and networking customers. These reviews could result in additional workforce reductions. The impact these activities could have on our results of operations is not currently known.

     European PCB Group has disposed of the operations formerly conducted by Forward Group Plc and the PCB production facility of Ericsson Telecom AB. In addition, an administrative receiver has been appointed in respect of European PCB Group's ISL business. As a result, the business formerly conducted by Zincocelere S.p.A. is the only material asset remaining within European PCB Group. Accordingly, we compared the carrying amount of all current amounts due from European PCB Group, including the PCB

Group Notes, to their undiscounted expected future cash flows. We have concluded that amounts due from European PCB Group have been impaired. As a result, we recorded a charge for the quarter ended September 30, 2001 totaling $144.1 million to reflect the write-off of such amounts. This charge consisted of $127.6 million related to the PCB Group Notes and $16.5 million related to trade receivables.

     Depreciation and amortization decreased $18.6 million, from $144.9 million for the year ended December 31, 2000, to $126.3 million for the same period of 2001, primarily due to a reduction in expenses as a result of the distribution of the operations formerly conducted by Forward ISL, Zincocelere and the PCB production facility of Ericsson Telecom AB in March 2000 and due to a reduced fixed asset base as a result of the impairment of property and equipment held for disposal related to the closure of our Richmond, Virginia and San German, Puerto Rico PCB facilities, partially offset by the impact to depreciation of acquired fixed assets and to amortization of acquired intangibles from the acquisitions completed in 2000 and 2001.

     Other expense decreased $9.6 million, from $111.7 million for the year ended December 31, 2000, to $102.1 million for the same period of 2001, primarily due to reduced interest expense and amortization of deferred financing costs related to the recapitalization in connection with Group's initial public offering completed in March 2000 and reductions in market benchmark interest rates realized during 2001, partially offset by higher interest margins charged on borrowed funds under our senior secured credit facility resulting from amendments to the credit agreement completed during 2001.

     During the quarter ended March 31, 2000, we recorded, as an extraordinary item, a one-time, non-cash write-off of deferred financing fees of approximately $31.2 million, net of $0 income tax benefit, related to deferred financing fees incurred on debt under our prior credit agreement, which was retired before maturity with proceeds from Group's initial public offering.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     Net sales for the year ended December 31, 2000 were $1.6 billion, representing a $311.6 million, or 24.1%, increase from the comparable period in 1999. The increase was primarily due to volume growth in the telecom/datacom industry and acquisitions completed in 1999 and 2000, partially offset by the reduction in sales associated with the distribution of the operations formerly conducted by Forward, ISL, Zincocelere and Viasystems Sweden in March 2000.

     Cost of goods sold for the year ended December 31, 2000 was $1.2 billion, or 76.7% of net sales, compared to $969.6 million, or 75.0% of net sales, for the year ended December 31, 1999. Cost of goods sold as a percent of net sales increased year over year as a result of a higher percentage of EMS sales in 2000, which generally have lower margins than printed circuit board sales. This was partially offset by higher production volume absorption and cost containment initiatives.

     Selling, general and administrative expenses (excluding the non-cash compensation expense charge of $110.1 million and $104.4 million in 1999 and 2000, respectively) for the year ended December 31, 2000 decreased by $1.3 million versus the comparable period in 1999. These costs decreased primarily due to a reduction in expenses as a result of the distribution of the operations formerly conducted by Forward, ISL, Zincocelere and Viasystems Sweden in March 2000, partially offset by increases in general and administrative expenses related to the acquisitions completed in 1999 and 2000.

     During the year ended December 31, 1999 we recorded a non-cash compensation charge of $110.1 million, which reflects the difference between the cost of the class A common stock and class A series II common stock and the value of common stock into which it was convertible at December 31, 1999.

     In connection with Group's initial public offering in March 2000, we amended the terms of the performance stock options held by members of management to eliminate the exercisability restrictions and variable exercise price terms. The amended performance options have a fixed exercise price of $9.00 per share and are immediately exercisable. As a result of these amendments, we recorded a one-time non-cash compensation expense charge of approximately $33.6 million during the year ended December 31, 2000.

     Also in connection with Group's initial public offering in March 2000, Group converted each 6 2/3 shares of class A common stock and class A series II common stock into one share of common stock. This conversion eliminated the variable terms of the class A and class A series II common stock and resulted in a one-time non-cash compensation expense charge of approximately $63.0 million recorded during the year ended December 31, 2000.

     Additionally, in connection with Group's initial public offering in March 2000, Viasystems terminated the monitoring and oversight agreement and financial advisory agreement with HMTF. As consideration for such termination, we granted HMTF options to purchase an aggregate of 2,134,000 shares of Group's common stock at an exercise price of $21.00 per share. The option grant resulted in a net one-time non-cash compensation expense charge of approximately $7.8 million recorded during the year ended December 31, 2000.

     Other expense decreased $36.3 million, from $148.0 million for the year ended December 31, 1999, to $111.7 million in the same period of 2000, due primarily to reduced interest expense and amortization of deferred financing costs related to the recapitalization in connection with the initial public offering completed in March 2000. Additionally, in 1999 we recorded a loss on disposal of plant, property and equipment related to the closure of our Selkirk, Scotland facility.

     Depreciation and amortization decreased $37.2 million, from $182.1 million for the year ended December 31, 1999, to $144.9 million for the same period in 2000, primarily as a result of the distribution of the operations formerly conducted by Forward, ISL, Zincocelere and Viasystems Sweden in March 2000. This decrease was partially offset by the depreciation of acquired fixed assets and amortization of acquired intangibles from the acquisitions completed in 1999 and 2000.

     During 1999, we recorded a non-cash impairment loss of $468.4 million related to the write-off of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Based on current business enterprise values using common appraisal methods, the assessment identified impairment of long-lived assets acquired pursuant to the Forward, ISL and Zincocelere acquisitions. The calculated business enterprise values determined were compared to the net book value of the related long-lived assets with the difference representing the amount of the impairment loss. The impairment loss for each group of assets was first charged against goodwill with any remaining amounts being charged to the other acquired intangibles and property, plant and equipment, if necessary. The impairment resulted from significant changes in the markets served by the acquired businesses that were not anticipated at the time of each acquisition, most significantly a decline in market pricing. The decline in market pricing was due to the convergence of two factors: significant currency fluctuations and the emergence of significant offshore competition from Asia Pacific. While the primary currency for the acquired businesses is the U.K. pound sterling, their competitors were in Continental Europe and beginning to emerge from Asia Pacific. The currencies for most of the Continental European and Asia Pacific countries declined significantly against the U.K. pound sterling, which resulted in an improved relative cost position for the competitors and reduced market pricing. This decline in market pricing has resulted in a significant decline in profitability that is not expected to return in the near term.

     During 1999, we recorded a one-time non-cash write-off of $17.6 million related to in-process research and development acquired in the Kalex acquisition.

     During 1999, we recorded a one-time non-cash cumulative effect of a change in accounting principle of $18.4 million (net of $6.7 million income tax benefit) related to the write-off of the net book value of start-up costs as of January 1, 1999.

     During the year ended 2000, we recorded, as an extraordinary item, a one-time, non-cash write-off of deferred financing fees of approximately $31.2 million (net of $0 income tax benefit) related to deferred financing fees incurred on debt under the old credit agreement, which was retired before maturity with proceeds from Group's initial public offering.

  HOLDING COMPANY STRUCTURE

     Group is a holding company that has no significant assets other than the capital stock of Viasystems and therefore, Group relies on dividends and distributions from Viasystems as its sole source of cash. Group's right to participate in dividends or other distributions from Viasystems is subject to restrictions imposed by the terms of Viasystems' senior secured credit facility, senior unsecured notes and senior subordinated notes, as well as the prior rights of Viasystems' creditors and other statutory restrictions.

  CASH FLOWS

     Net cash provided by operating activities was $47.9 million for the year ended December 31, 2001, compared to net cash provided by operating activities of $31.2 million for the same period in 2000. The increase in net cash provided by operating activities relates to collection of receipts from certain major customers and reduced investments in inventories, partially offset by payments to vendors.

     Net cash used in investing activities was $89.4 million for the year ended December 31, 2001, compared to $497.2 million for the year ended December 31, 2000. The net cash used in investing activities for 2001 included $78.8 million related to capital expenditures with the remainder used for two small acquisitions. In 2000, net cash used in investing activities included $360.3 million related to the acquisitions of the Wire Harness Business of International Wire, Marconi Communications Inc.'s network component and services business ("NC&S"), Top Line Electronics Corporation, Lucent Technologies' global provisioning facility in Rouen, Laughlin-Wilt and Accutec, with the remaining amounts related to capital expenditures.

     Net cash provided by financing activities was $31.1 million for the year ended December 31, 2001, compared to $490.0 million for the year ended December 31, 2000. The net cash provided by financing activities for 2001 relates principally to the $100.0 million in proceeds realized from the July 2001 issuance of Viasystems senior unsecured notes and warrants to purchase Group's common stock, less payments on revolving loans under Viasystems' senior credit facility and repayment of other long-term and capital lease obligations. Cash provided by financing activities in 2000 relates principally to the proceeds from our March 2000 initial public offering, as offset by debt repayments.

     On July 19, 2001, we issued $100.0 million principal amount of senior unsecured notes and warrants to purchase 10 million shares of Group's common stock to affiliates of Hicks, Muse, Tate & Furst Incorporated for a purchase price of $100.0 million. The senior unsecured notes bear interest at 14% per annum and mature on May 1, 2007. Interest is not payable currently, but rather will accrete semi-annually and be payable in full at maturity of the senior unsecured notes. The warrants are immediately exercisable and have an exercise price of $.01 per share and terminate in 2011. We have allocated $30.0 million of the proceeds from the senior unsecured notes to paid-in-capital and $70.0 million to debt, which represents the relative fair value of the securities at the time of issuance. The resulting debt discount of $30.0 million is being amortized, using the effective interest method, over the life of the senior unsecured notes. At December 31, 2001, the remaining unamortized discount was $26.9 million. The fair value of the warrants was determined using a Black-Scholes pricing model, assuming expected volatility of 116%, a risk-free rate of return of 3.0% and a dividend yield of 0%.

  LIQUIDITY AND CAPITAL RESOURCES

     The following summarizes our contractual obligations at December 31, 2001, and the effect such obligations are expected to have on our liquidity and cash flow in future periods.

                                                            PAYMENTS DUE BY YEAR
                                           ------------------------------------------------------
                                                                             2005 TO    2007 AND
                                            TOTAL     2002    2003 TO 2004    2006     THEREAFTER
                                           --------   -----   ------------   -------   ----------
                                                               (IN MILLIONS)
Contractual Obligations:
  Long-term debt(1)......................  $1,040.9   $ 3.2      $79.9        $70.8      $887.0
  Non-cancelable operating lease
     obligations.........................      55.3    11.3       15.2         10.5        18.3
                                           --------   -----      -----        -----      ------
          Total contractual cash
            obligations..................  $1,096.2   $14.5      $95.1        $81.3      $905.3
                                           ========   =====      =====        =====      ======

---------------

(1) Includes capital lease obligations.

     In addition to the above contractual cash obligations, we guaranteed approximately 12 million British Pounds (approximately $18.0 million) of an obligation with the Department of Trade and Industry (the "DTI") of the United Kingdom in respect of a grant provided to ISL. The grant is also secured by land and a building in North Tyneside owned by ISL which has an appraised value in excess of the grant obligation. Throughout the year, we have been engaged in discussions with the DTI regarding the guarantee and the grant. On January 31, 2002, we and European PCB Group entered into a settlement agreement with the DTI. Under the settlement agreement, we and European PCB Group jointly and severally agreed to pay 12.0 million British Pounds (approximately $18.0 million) in 9 installments beginning January 31, 2002 and ending on December 31, 2003. The first installment totaled 2.0 million British Pounds (approximately $3.0 million) and was paid on January 31, 2002 by European PCB Group with the remaining installments due periodically through December 31, 2003. We believe that European PCB Group has the ability and will continue to make the scheduled payments due under the settlement agreement. Furthermore, we believe that proceeds from the sale of the land and building in North Tyneside will be sufficient to satisfy all or substantially all amounts paid pursuant to the settlement agreement. European PCB Group has agreed to indemnify us in the event we are required to make any such payments.

     In addition, we have $9.8 million of letters of credit issued with respect to certain indebtedness of Zincocelere. The remaining obligation due by Zincocelere under the indebtedness totals approximately 7.2 million Euros (approximately $6.3 million). Historically, Zincocelere has made the scheduled payments under the indebtedness and we believe Zincocelere will continue to operate and make all future payments required under the indebtedness.

     As a result of the dramatic downturn in telecom component demand during 2001 and our highly leveraged capital structure, we expect to fail to satisfy certain financial maintenance covenants contained in our senior secured credit facility on March 31, 2002. In anticipation of this circumstance, we entered into an amendment to our credit agreement on March 29, 2002. The amendment provides that our credit facility lenders will refrain from exercising any rights or remedies in respect of our failure to comply prior to May 29, 2002. Under the terms of the amendment, our revolving borrowings under the senior secured credit facility are limited to $100 million, unless our consolidated net sales for the preceding eight week period exceed specified thresholds, in which case our revolving loan availability is increased to $150 million. The amendment further increases the interest rates payable on these borrowings by .25% per annum, imposes additional financial and operating restrictions and provides for the grant of certain additional liens to secure these borrowings. A fee of approximately $1.5 million was paid to our credit facility lenders in connection with the amendment.

     In light of these developments, we have retained Rothschild Inc. to assist us in evaluating several recapitalization alternatives in an effort to reduce debt and strengthen our balance sheet.

     As of December 31, 2001, we had $34.2 million of cash and cash equivalents and our working capital was $122.1 million. Giving effect to the recent amendment to our credit agreement, as of December 31, 2001, we would have had revolver availability under the senior secured credit facility of $78.9 million.

     We anticipate that our primary uses of cash for the next twelve months will be:

     - to meet working capital requirements;

     - for capital expenditures for maintenance, replacement and acquisitions of equipment, expansion of capacity, productivity improvements and product and process technology development; and

     - to pay interest on, and to repay principal of, indebtedness under our senior secured credit facility, our senior subordinated notes and our other outstanding indebtedness.

     We expect that our primary sources of cash will be cash on hand, cash from operating activities and revolving borrowings under our senior secured credit facility, as amended. We anticipate that these sources of cash will be sufficient to meet our requirements for working capital, capital expenditures, and debt service over the next 12 months. These expectations, however, assume that the forbearance under the recent amendment to our credit agreement will be extended in order to permit us to implement a restructuring or other plan. In the event that we are unable to enter into satisfactory arrangements with the lenders under our senior secured credit facility to extend such forbearance beyond May 29, 2002, up to $1 billion of indebtedness could become due and payable shortly thereafter. This indebtedness consists of term loans of $437.8 million and revolving loans of $10.6 million under the senior secured credit facility, $79.5 million (net of $26.6 million of unamortized discount) of senior unsecured notes, and $500 million principal amount of senior subordinated notes. Although there is no current default under the senior unsecured notes or the senior subordinated notes, a default would arise under these debt obligations in the event of an acceleration of the maturity of the senior secured credit facility indebtedness. In such event, we would not have sufficient liquidity to repay such indebtedness and we would not expect to be able to refinance such indebtedness. In addition, our future operating performance and ability to meet our financial obligations will be subject to future economic conditions and to financial, business and other factors, many of which will be beyond our control.

     Borrowings under our senior secured credit facility bear interest at floating rates which vary according to the interest option we select. Base rate term loans bear interest at the then effective base rate plus an applicable margin ranging from 2.50% to 3.00%. Eurocurrency term loans bear interest at the then effective eurocurrency base rate plus an applicable margin ranging from 3.50% to 4.00%. Revolving credit loans bear interest, at our option, at the then effective base rate plus 2.5% or the then effective eurocurrency base rate plus 3.50%. Our senior subordinated notes bear interest, payable semiannually, at the rate of 9 3/4% per annum.

  RECENT EVENTS

     As of March 27, 2002, HMTF has increased its investment in Viasystems through open market purchases of $232.1 million of Viasystems' 9 3/4 senior subordinated notes and $51.3 million of Viasystems' senior secured bank debt. These purchases were made at a discount to the face amount.

  NET OPERATING LOSS CARRYFORWARD

     For United States federal income tax purposes we had net operating loss carryforwards, or NOLs, amounting to approximately $867.1 million as of December 31, 2001. These NOLs have been reduced by approximately $92.5 million to reflect the offset against the NOLs of cancellation of indebtedness income we recognized as a result of open market purchases at a discount during 2001 by HMTF of Viasystems, indebtedness with an aggregate principal amount of $163.4 million.

     These NOLs expire in 2018 through 2021 if not utilized before then to offset taxable income. Section 382 of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder impose limitations on the ability of corporations to use NOLs if the corporation experiences more than a 50% change in ownership during certain periods. We believe an ownership change occurred in March 2000 in connection with our initial public offering. As a consequence, the utilization of our NOLs is limited pursuant to Section 382 to approximately $96.5 million per year, with any unused portion carried over to succeeding years. Further changes in ownership in future periods could substantially restrict our ability to utilize our tax net operating loss carryforwards. In addition, as of December 31, 2001, we had NOLs of $17.7 million in the United Kingdom, $29.1 million in the Netherlands, $6.5 million in Italy, $54.4 million in Luxembourg, $0.5 million in

Brazil, $17.0 million in Canada, $0.5 million in Puerto Rico and $28.6 million in Hong Kong. These NOLs carry forward indefinitely except Canada and Puerto Rico, which expire in 2008.

  RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", and No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets".

     SFAS 141 supercedes Accounting Principles Board Opinion No. 16, "Business Combinations". The most significant changes made by SFAS 141 are: (1) requiring that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, (2) establishing specific criteria for the recognition of intangible assets separately from goodwill, and (3) requiring unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized). We are currently assessing the impact of SFAS 141 on our operating results and financial condition.

     SFAS 142 supercedes Accounting Principles Board Opinion No. 17, "Intangible Assets". SFAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., the post-acquisition accounting). The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS 142 are: (1) goodwill and indefinite lived intangible assets will no longer be amortized, (2) goodwill will be tested for impairment at least annually at the reporting unit level, (3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and (4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. Upon implementation of SFAS 142, our amortization expense for fiscal year 2002 is expected to decrease by approximately $16.6 million compared to fiscal year 2001 as a result of no longer amortizing goodwill. We currently do not expect to record an impairment charge upon completion of the initial impairment review. However, there can be no assurance that at the time the review is completed a material impairment charge will not be recorded.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets". SFAS 144 supercedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and Assets to be Disposed of" and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provision of SFAS 144 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS 144 are: (1) removes goodwill from its scope and, therefore, eliminates the requirements of SFAS 121 to allocate goodwill to long-lived assets to be tested for impairment, and (2) describes a probability-weighted cash flow estimation approach to deal with situations in which alternative course of action to recover the carrying amount of a long-lived assets are under consideration or a range is estimated for the amount of possible future cash flows. We currently do not expect the implementation of SFAS 144 to have a material impact on our operating results and financial condition. However, there can be no assurance that at the time the review is completed a material impairment charge will not be recorded.

  IN-PROCESS RESEARCH AND DEVELOPMENT

     Kalex's in-process R&D value was comprised of three primary projects consisting of developing Rambus technology, increasing board layer count and developing ball grid array substrates capability. At the acquisition date, R&D programs ranged from 65% to 80% complete and total continuing R&D commitments to complete the projects were expected to be $2.4 million. Since the date of the acquisition we have completed the Rambus project and continued to pursue the board layer count project and the ball grid array substrate project.

     Rambus technology is designed to improve the communication between current and next generation fast central processing unit microchips and peripherals on the motherboard. This requires motherboards with finer lines, much lower impedance, and extremely small variance in specification tolerance. The applications for Rambus technology are personal computers, workstations, mainframes, mobile phones, communications equipment and network systems.

     Because we have capabilities at most of our facilities to produce high layer count printed circuit boards, the board layer count project has progressed quickly and is nearing completion. The ball grid array substrates project is designed to improve printed circuit board density and performance. This project, to be successful, will require specific machinery and precision tools, including unique drilling, routing, lamination, and etching equipment. We will further evaluate this program before committing to such investment.

     These estimates are subject to change, given the uncertainties of the development process, and no assurance can be given that deviations from these estimates will not occur.

  CONVERSION TO THE EURO

     On January 1, 1999, eleven participating countries of the European Union converted to the Euro as their common national currency. The previous national currencies of these countries will still be accepted as legal tender until at least January 1, 2002. Upon conversion to the Euro we did not experience any disruption or material impact on our results of operations, financial condition or cash flows.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  INTEREST RATE RISK

     At December 31, 2000 and 2001, approximately $488.6 and $448.4 million, respectively, of our long-term debt, specifically borrowings outstanding under our senior credit facility and the loan notes, bore interest at variable rates. Accordingly, our earnings and cash flow are affected by changes in interest rates. Assuming the current level of borrowings at variable rates and assuming a two percentage point increase in the average interest rate under these borrowings, it is estimated that our interest expense for the year ended December 31, 2000 and 2001, would have increased by approximately $9.8 and $9.0 million, respectively. In the event of an adverse change in interest rates, management would likely take actions that would mitigate our exposure to interest rate risk; however, due to the uncertainty of the actions that would be taken and their possible effects, this analysis assumes no such action. Further, this analysis does not consider the effects of the change in the level of overall economic activity that could exist in such an environment.

  FOREIGN CURRENCY RISK

     We conduct our business in various regions of the world, and export and import products to and from several countries. Our operations may, therefore, be subject to volatility because of currency fluctuations. Sales and expenses are frequently denominated in local currencies, and results of operations may be affected adversely as currency fluctuations affect our product prices and operating costs or those of our competitors. From time to time, we enter into foreign exchange forward contracts to minimize the short-term impact of foreign currency fluctuations. We do not engage in hedging transactions for speculative investment reasons. Our hedging operations historically have not been material and gains or losses from these operations have not been material to our cash flows, financial position or results from operations. There can be no assurance that our hedging operations will eliminate or substantially reduce risks associated with fluctuating currencies.

ITEM 8.  FINANCIAL STATEMENTS

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULE

VIASYSTEMS GROUP, INC. & SUBSIDIARIES
Report of Independent Accountants...........................     27
Consolidated Balance Sheets as of December 31, 2000 and
  2001......................................................     28
Consolidated Statements of Operations for the years ended
  December 31, 1999, 2000 and 2001..........................     29
Consolidated Statements of Stockholders' Equity (Deficit)
  for the years ended December 31, 1999, 2000 and 2001......     30
Consolidated Statements of Cash Flows for the years ended
  December 31, 1999, 2000 and 2001..........................     31
Notes to Consolidated Financial Statements..................     32
Schedule II -- Valuation and Qualifying Accounts............     74

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Viasystems Group, Inc.:

     In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Viasystems Group, Inc. and its subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, as a result of the dramatic downturn in telecom component demand during 2001, and the Company's highly leveraged capital structure, the Company will fail to satisfy at March 31, 2002, certain financial maintenance covenants contained in its senior credit facility. The potential ramification from the failure to satisfy these covenants raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 25. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     As discussed in Note 21 to the consolidated financial statements, in 1999 the Company changed its method of reporting costs of start-up activities.

                                          PRICEWATERHOUSECOOPERS LLP

Fort Worth, Texas
January 28, 2002, except for Recent Events for Note 1 and Note 25 for which the date is March 29, 2002

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,
                                                              -------------------------------
                                                                   2000             2001
                                                              --------------   --------------
                                                              (IN THOUSANDS, EXCEPT SHARE AND
                                                                    PER SHARE AMOUNTS)
                                           ASSETS

Current assets:
  Cash and cash equivalents.................................   $    45,676      $    34,202
  Accounts receivable, less allowance for doubtful accounts
     of $7,233 and $15,654, respectively....................       320,561          157,443
  Inventories...............................................       255,973          113,589
  Prepaid expenses and other................................        70,922           37,036
                                                               -----------      -----------
          Total current assets..............................       693,132          342,270
Property, plant and equipment, net..........................       452,621          353,651
Deferred financing costs, net...............................        23,332           25,591
Intangible assets, net......................................       419,236          247,944
Other assets................................................        22,963           18,589
                                                               -----------      -----------
          Total assets......................................   $ 1,611,284      $   988,045
                                                               ===========      ===========

                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term obligations...............   $    23,882      $     3,215
  Accounts payable..........................................       293,696          125,897
  Accrued and other liabilities.............................       112,200           90,502
  Income taxes payable......................................         3,595              602
                                                               -----------      -----------
          Total current liabilities.........................       433,373          220,216
Deferred taxes..............................................        17,343           17,019
Long-term obligations, less current maturities (includes $0
  and $242.9 million, face amount, held by related parties,
  respectively).............................................     1,000,435        1,037,704
Other non-current liabilities...............................        24,201           23,430
Commitments and Contingencies
Preferred Stock:
  Series B Preferred Stock, par value $.01 per share,
     6,000,000 shares authorized; 1,647,343 and 1,783,137
     shares issued and outstanding, respectively, including
     liquidation preferences of $25.00 per share............        46,101           51,612
Stockholders' equity (deficit) Common stock, par value $.01
  per share, 500,000,000 shares authorized; 139,277,105 and
  141,534,081 shares issued and outstanding in 2000 and
  2001, respectively........................................         1,393            1,416
  Paid-in capital...........................................     1,555,269        1,581,606
  Notes due from affiliates.................................      (124,532)              --
  Accumulated deficit.......................................    (1,314,938)      (1,901,957)
  Treasury stock, at cost...................................          (122)            (122)
  Accumulated other comprehensive loss......................       (27,239)         (42,879)
                                                               -----------      -----------
          Total stockholders' equity (deficit)..............        89,831         (361,936)
                                                               -----------      -----------
          Total liabilities and stockholders' equity
            (deficit).......................................   $ 1,611,284      $   988,045
                                                               ===========      ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    YEARS ENDED DECEMBER 31,
                                                           ------------------------------------------
                                                               1999           2000           2001
                                                           ------------   ------------   ------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales................................................   $1,293,370     $1,604,985     $1,206,536
Operating expenses:
  Cost of goods sold.....................................      969,614      1,230,552      1,042,886
  Selling, general and administrative, including non-cash
     compensation expense charges of $110,070, $104,351
     and $0 respectively.................................      232,653        225,611         96,838
  Depreciation...........................................      118,873         98,457         79,718
  Amortization...........................................       63,270         46,409         46,574
  Write-off of amounts due from affiliates...............           --             --        144,099
  Restructuring and impairment charges...................      468,389             --        281,374
  Write-off of acquired in-process research and
     development.........................................       17,600             --             --
                                                            ----------     ----------     ----------
Operating income (loss)..................................     (577,029)         3,956       (484,953)
                                                            ----------     ----------     ----------
Other expenses:
  Interest expense.......................................      117,822        105,514         97,174
  Amortization of deferred financing costs...............        6,619          4,296          4,013
  Other expense, net.....................................       23,594          1,857            879
                                                            ----------     ----------     ----------
Loss before income taxes, cumulative effect of a change
  in accounting principle and extraordinary item.........     (725,064)      (107,711)      (587,019)
Benefit for income taxes.................................      (23,212)        (2,923)            --
                                                            ----------     ----------     ----------
Loss before cumulative effect of a change in accounting
  principle and extraordinary item.......................     (701,852)      (104,788)      (587,019)
Cumulative effect -- write-off of start-up costs, net of
  income tax benefit of $6,734...........................       18,443             --             --
Extraordinary item -- loss on early extinguishment of
  debt, net of income tax benefit of $0..................           --         31,196             --
                                                            ----------     ----------     ----------
       Net loss..........................................   $ (720,295)    $ (135,984)    $ (587,019)
                                                            ==========     ==========     ==========
Basic loss per weighted average common share:
  Before cumulative effect of a change in accounting
     principle and extraordinary item....................   $    (9.89)    $    (0.88)    $    (4.21)
  Cumulative effect......................................         (.25)            --             --
  Extraordinary item.....................................           --          (0.25)            --
                                                            ----------     ----------     ----------
       Net loss..........................................   $   (10.14)    $    (1.13)    $    (4.21)
                                                            ==========     ==========     ==========
Diluted loss per weighted average common share:
  Before cumulative effect of a change in accounting
     principle and extraordinary item....................   $   (10.50)    $    (0.89)    $    (4.21)
  Cumulative effect......................................        (0.27)            --             --
  Extraordinary item.....................................           --          (0.25)            --
                                                            ----------     ----------     ----------
       Net loss..........................................   $   (10.77)    $    (1.14)    $    (4.21)
                                                            ==========     ==========     ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                         ACCUMULATED
                                                                                                          AND OTHER
                                                                  NOTES DUE                             COMPREHENSIVE
                                            COMMON    PAID IN        FROM      ACCUMULATED   TREASURY      INCOME
                                            STOCK     CAPITAL     AFFILIATES     DEFICIT      STOCK        (LOSS)         TOTAL
                                            ------   ----------   ----------   -----------   --------   -------------   ---------
                                                                    (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
BALANCE AT DECEMBER 31, 1998..............  $ 573    $  358,388   $      --    $  (458,659)   $  --       $  9,120      $ (90,578)
Comprehensive loss:
  Net loss................................     --            --          --       (720,295)      --             --       (720,295)
  Foreign currency translation
    adjustments...........................     --            --          --             --       --        (32,858)       (32,858)
  Minimum pension liability, net of income
    tax benefit of $254...................     --            --          --             --       --            593            593
                                                                                                                        ---------
Total comprehensive loss..................                                                                               (752,560)
                                                                                                                        ---------
Issuance of 27,329,906 shares of common
  stock...................................    273       199,774          --             --       --             --        200,047
Issuance of 273,223 shares of common stock
  issued for business combinations........      3         1,997          --             --       --             --          2,000
Issuance of 5,182,829 shares of class A
  series II common stock..................     52           259          --             --       --             --            311
Repurchase of 16,667 shares of common
  stock and 666,678 shares of class A
  common stock............................     --            --          --             --     (162)            --           (162)
Cancellation of 666,678 shares of class A
  common stock............................     (7)          (33)         --             --       40             --             --
Stock issuance costs......................     --        (1,903)         --             --       --             --         (1,903)
Paid-in-kind dividends of 115,899 shares
  of Series B
  Preferred Stock.........................     --        (4,240)         --             --       --             --         (4,240)
Net distribution prior to as-if pooling of
  Wire Harness Business...................     --          (232)         --             --       --             --           (232)
Non-cash compensation expense charge......     --       110,070          --             --       --             --        110,070
                                            ------   ----------   ---------    -----------    -----       --------      ---------
BALANCE AT DECEMBER 31, 1999..............    894       664,080          --     (1,178,954)    (122)       (23,145)      (537,247)
Comprehensive loss:
  Net loss................................     --            --          --       (135,984)      --             --       (135,984)
  Foreign currency translation
    adjustments...........................     --            --          --             --       --        (15,221)       (15,221)
                                                                                                                        ---------
Total comprehensive loss..................                                                                               (151,205)
                                                                                                                        ---------
Issuance of 44,000,000 shares of common
  stock...................................    440       923,560          --             --       --             --        924,000
Issuance of 88,167 shares of common stock
  issued under stock option plan..........      1           535          --             --       --             --            536
Issuance of 6,955,466 shares of common
  stock issued for business
  combinations............................     69       121,736          --             --       --             --        121,805
Conversion of class A common stock to
  4,676,600 shares of common stock........     (5)            5          --             --       --             --             --
Conversion of class A series II stock to
  5,555,600 shares of common stock........     (6)            6          --             --       --             --             --
As-if pooling of Wire Harness Business....     --      (210,798)         --             --       --             --       (210,798)
Net distribution to stockholders of
  European PCB Group......................     --            51          --             --       --         11,127         11,178
Issuance of Notes Due from Affiliates.....     --            --    (124,532)            --       --             --       (124,532)
Stock issuance costs, net of tax benefit
  of $0...................................     --       (58,457)         --             --       --             --        (58,457)
Paid-in-kind dividends of 125,453 shares
  of Series B
  Preferred Stock.........................     --        (4,828)         --             --       --             --         (4,828)
Non-cash compensation expense charges.....     --       119,379          --             --       --             --        119,379
                                            ------   ----------   ---------    -----------    -----       --------      ---------
BALANCE AT DECEMBER 31, 2000..............  1,393     1,555,269    (124,532)    (1,314,938)    (122)       (27,239)        89,831
Comprehensive loss:
  Net loss................................     --            --          --       (587,019)      --             --       (587,019)
  Foreign currency translation
    adjustments...........................     --            --          --             --       --        (15,640)       (15,640)
                                                                                                                        ---------
Total comprehensive loss..................                                                                               (602,659)
                                                                                                                        ---------
Paid-in-kind dividends of 135,794 shares
  of Series B Preferred Stock.............     --        (5,511)         --             --       --             --         (5,511)
Issuance of Senior Unsecured Notes and
  related Stock Purchase Warrants.........     --        29,964          --             --       --             --         29,964
Paid-in-kind notes for interest on notes
  due from affiliates.....................     --            --      (3,079)            --       --             --         (3,079)
Write-off of notes due from affiliates....     --            --     127,611             --       --             --        127,611
Issuance of 70,821 shares of common stock
  issued under stock option plan..........      1           148          --             --       --             --            149
Issuance of 2,186,155 shares of common
  stock issued for business
  combinations............................     22         1,736          --             --       --             --          1,758
                                            ------   ----------   ---------    -----------    -----       --------      ---------
BALANCE AT DECEMBER 31, 2001..............  $1,416   $1,581,606   $      --    $(1,901,957)   $(122)      $(42,879)     $(361,936)
                                            ======   ==========   =========    ===========    =====       ========      =========

   The accompanying notes are an integral part of the consolidated financial statements.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        2000        2001
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................  $(720,295)  $(135,984)  $(587,019)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Write-off of acquired in-process research and
       development..........................................     17,600          --          --
     Impairment of assets...................................    468,389          --     221,600
     Write-off of amounts due from affiliates...............         --          --     144,099
     Write-off of inventory.................................         --          --      49,333
     Loss on disposal of plant, property and equipment......     18,762          --          --
     Cumulative effect of a change in accounting
       principle -- write-off of start-up costs.............     25,177          --          --
     Extraordinary item -- loss on early extinguishment of
       debt.................................................         --      31,196          --
     Non-cash compensation expense charge...................    110,070     104,351          --
     Depreciation and amortization..........................    182,143     144,866     126,292
     Amortization of deferred financing costs...............      6,619       4,296       4,013
     Non-cash interest income...............................         --          --      (3,079)
     Paid-in-kind interest on Senior Unsecured Notes........         --          --       9,491
     Joint venture (income) loss............................         --      (3,209)         66
     Deferred taxes.........................................    (35,734)        745         785
     Change in assets and liabilities, net of acquisitions:
       Accounts receivable..................................    (15,023)   (123,299)    141,990
       Inventories..........................................    (16,837)    (60,479)     98,386
       Prepaid expenses and other...........................       (273)     11,407      31,733
       Accounts payable and accrued and other liabilities...     (5,136)     58,021    (187,562)
       Income taxes payable.................................      7,702        (735)     (2,208)
                                                              ---------   ---------   ---------
          Net cash provided by operating activities.........     43,164      31,176      47,920
                                                              ---------   ---------   ---------
Cash flows from investing activities:
  Acquisitions, net of cash acquired $5,022 for 1999, $8,035
     for 2000 and $0 for 2001...............................   (314,187)   (360,313)    (10,564)
  Capital expenditures......................................   (138,003)   (136,882)    (78,790)
                                                              ---------   ---------   ---------
          Net cash used in investing activities.............   (452,190)   (497,195)    (89,354)
                                                              ---------   ---------   ---------
Cash flows from financing activities:
  Proceeds from issuance of long-term obligations under
     credit facilities......................................    291,000     150,000     289,250
  Net borrowings (payments) on revolvers....................     65,943    (125,501)    (43,200)
  Repayment of amounts due under credit facilities..........    (26,125)   (446,750)     (1,000)
  Repayment of amounts due under the Chips Loan Notes.......         --          --    (285,312)
  Chips Term Loans -- Cash collateral.......................    (95,295)     99,988          --
  Borrowings under the Senior Unsecured Notes...............         --          --     100,000
  Repayment of other long-term and capital lease
     obligations............................................     (5,509)    (19,056)    (22,102)
  Cash distribution to stockholders of European PCB Group...         --     (16,213)         --
  Net distribution prior to as-if pooling...................       (232)         --          --
  Equity proceeds...........................................    198,455     865,543          --
  Proceeds from exercise of stock options...................         --         536         149
  Repurchase of common stock................................       (162)         --          --
  Financing fees and other..................................     (7,892)    (18,527)     (6,682)
                                                              ---------   ---------   ---------
          Net cash provided by financing activities.........    420,183     490,020      31,103
                                                              ---------   ---------   ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................      2,347      (1,164)     (1,143)
                                                              ---------   ---------   ---------
Net change in cash and cash equivalents.....................     13,504      22,837     (11,474)
Cash and cash equivalents at beginning of year..............      9,335      22,839      45,676
                                                              ---------   ---------   ---------
Cash and cash equivalents at end of year....................  $  22,839   $  45,676   $  34,202
                                                              =========   =========   =========

   The accompanying notes are an integral part of the consolidated financial statements.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND ACQUISITIONS

     Viasystems Group, Inc., a Delaware corporation ("Group"), was formed on August 28, 1996. Group is a holding company whose only significant asset is the stock of its wholly owned subsidiary, Viasystems, Inc. ("Viasystems"). Group relies on distributions from Viasystems for cash. Moreover, the Credit Agreement, the indentures governing Viasystems' senior subordinated notes and the Series B Preferred Stock each contain restrictions on Group's ability to pay dividends and/or receive distributions from Viasystems. Group, together with Viasystems and its subsidiaries, is herein referred to as the "Company." The Company makes strategic acquisitions of electronics manufacturing services ("EMS") and integrates those acquisitions as a global enterprise that is the preferred provider of EMS solutions to original equipment manufacturers of electronic products. See 2000 Acquisitions regarding restatement of financial statements for "as-if pooling" related to the acquisition of Wirekraft Industries, Inc.

  RECENT EVENTS

     As a result of the dramatic downturn in telecom component demand during 2001 and the Company's highly leveraged capital structure, the Company expects to fail to satisfy certain financial maintenance covenants contained in its senior secured credit facility on March 31, 2002. In anticipation of this circumstance, the Company entered into an amendment to its credit agreement (See
Note 25).

  TRANSFER TO STOCKHOLDERS

     On March 29, 2000, Group sold to European PCB Group (Cayman Islands), Ltd. ("European PCB Group"), a company owned by certain of Group's pre-IPO stockholders, all the capital stock of certain businesses in Europe. As a result and at such time, European PCB Group consisted primarily of the operations formerly conducted by Forward Group Plc, Zincocelere S.p.A. ("Zincocelere"), Interconnection Systems (Holdings) Limited ("ISL") and the PCB production facility of Ericsson Telecom AB. In consideration for the sale, European PCB Group delivered subordinated notes ("PCB Group Notes") payable to the Company for $124,532 in the aggregate, which have been classified as a component of stockholders' equity. The PCB Group Notes each have a 10-year term and bear interest at a rate of 9% per annum, payable in kind by the issuance of additional notes.

     During the quarter ended September 30, 2001, European PCB Group disposed of the operations formerly conducted by Forward Group Plc and the PCB production facility of Ericsson Telecom AB. In addition, in September 2001, an administrative receiver has been appointed in respect of European PCB Group's ISL business. As a result, the business formerly conducted by Zincocelere S.p.A. is the only material asset remaining within European PCB Group. Accordingly, the Company compared the carrying amount of all current amounts due from European PCB Group, including the PCB Group Notes to their undiscounted expected future cash flows. The Company concluded that amounts due from European PCB Group have been impaired. As a result, the Company recorded a charge for the quarter ended September 30, 2001, totaling $144,099 to reflect the write-off of such amounts. This charge consisted of $127,611 related to the PCB Group Notes and $16,488 related to trade receivables.

     In addition, the Company guaranteed approximately 12 million British Pounds (approximately $18.0 million) of an obligation with the Department of Trade and Industry (the "DTI") of the United Kingdom in respect of a grant provided to ISL. The grant is also secured by land and a building in North Tyneside owned by ISL which has an appraised value in excess of the grant obligation. Throughout the year, the Company has been engaged in discussions with the DTI regarding the guarantee and the grant. On January 31, 2002, the Company and European PCB Group entered into a settlement agreement with the DTI. Under the settlement agreement, the Company and European PCB Group jointly and severally agreed to pay 12.0 million British Pounds (approximately $18.0 million) in 9 installments beginning January 31, 2002 and ending on

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

December 31, 2003. The first installment totaled 2.0 million British Pounds (approximately $3.0 million) and was paid on January 31, 2002 by European PCB Group with the remaining installments due periodically through December 31, 2003. The Company believes that European PCB Group has the ability and will continue to make the scheduled payments due under the settlement agreement. Furthermore, the Company believes that proceeds from the sale of the land and building in North Tyneside will be sufficient to satisfy all or substantially all amounts paid pursuant to the settlement agreement. European PCB Group has agreed to indemnify the Company in the event the Company is required to make any such payments.

     In addition, the Company has $9.8 million of letters of credit issued with respect to certain indebtedness of Zincocelere. The remaining obligation due by Zincocelere under the indebtedness totals approximately 7.2 million Euros (approximately $6.3 million). Historically, Zincocelere has made the scheduled payments under the indebtedness and the Company believes Zincocelere will continue to operate and make all future payments required under the indebtedness.

  1999 ACQUISITIONS

     In August 1999, the Company acquired the printed circuit board ("PCB") manufacturing division ("Kalex") of Termbray Industries International (Holdings) Limited, a manufacturer of rigid PCBs located in the People's Republic of China, for a net cash purchase price of approximately $301,000 plus acquisition costs of approximately $8,500 (the "Kalex Acquisition"). Accordingly, the results of operations of Kalex since acquisition are included in the results of operations of the Company.

     The Kalex Acquisition has been accounted for using the purchase method of accounting whereby the total purchase price has been allocated to the assets and liabilities based on their estimated respective fair values. The Company has allocated a portion of the purchase price to intangible assets, including in process R&D using a discount rate of 25.0%. The portion of the purchase price allocated to in-process R&D projects that did not have future alternative use totaled $17,600 and was charged to expense as of the acquisition date. The other acquired intangibles include developed technologies, assembled workforce and customer list. These intangibles are being amortized over their estimated useful lives of 1-15 years. The remaining unidentified intangible asset has been allocated to goodwill and is being amortized over its estimated useful life of 20 years (see Note 2).

     Kalex's in-process R&D value was comprised of three primary projects consisting of developing Rambus technology, increasing board layer count and developing ball grid array substrates capability, which were scheduled to reach completion beginning in 1999. At the acquisition date, research and development projects ranged from 65% to 80% complete and total continuing research and development commitments to complete the projects are expected to be approximately $2,400. As of December 31, 2001, two of the projects were completed and the other continues to be evaluated. These projects will require maintenance research and development after they have reached a state of technological and commercial feasibility. In addition to usage of the companies' internal cash flows, the Company will likely provide a substantial amount of funding to complete the programs. Remaining development efforts for the in-process research and development programs are complex and include the development of next-generation technological solutions.

     The Kalex Acquisition was funded with: (a) an additional equity contribution of $200,000 and (b) a portion of a $291,000 term loan borrowing under a former credit facility.

     Kalex's manufacturing facilities are located in the People's Republic of China. Manufacturing in the People's Republic of China entails political and economic risks, including political instability, expropriation and currency controls and fluctuations.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     Included below is unaudited pro forma financial data setting forth condensed results of operations of the Company for the year ended December 31, 1998 and 1999, as though the Kalex Acquisition and the related financing and equity contribution had occurred at January 1, 1998.

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 1998         1999
                                                              ----------   ----------
                                                                    (UNAUDITED)
Net sales...................................................  $1,375,425   $1,385,586
Net loss....................................................     (91,456)    (726,244)

     In April 1999, the Company acquired all of the outstanding shares of PAGG Corporation ("PAGG") located in Milford, Massachusetts, for a cash purchase price of approximately $9,300 plus the issuance of 273,223 shares of the Company's $0.01 per share common stock valued at $2,000 and the issuance of 136,645 warrants to purchase common stock with an exercise price of $10.50 expiring in 2004. PAGG operates multiple surface mount production lines for printed circuit board and backplane assembly and has full box build capabilities. The acquisition was accounted for as a purchase and, accordingly, the results of operations of PAGG since acquisition are included in the results of operations of the Company.

  2000 ACQUISITIONS

     In March 2000, the Company acquired all of the outstanding shares of Wirekraft Industries, Inc. (the "Wire Harness Business"), a wholly owned subsidiary of International Wire Group, Inc., an affiliate of Hicks, Muse, Tate & Furst Incorporated (Hicks, Muse, Tate and Furst Incorporated, its affiliates, and/or its partners collectively or individually "HMTF") (the "Wire Harness Acquisition") for a cash purchase price of $210,798. The Wire Harness Business manufactures and assembles wire harness products. The Wire Harness Acquisition occurred immediately prior to Group's initial public offering. The Company and International Wire Group, Inc. are considered entities under common control. Accordingly, the acquisition has been accounted for on an "as-if pooling basis," with the excess purchase price over book value acquired accounted for as a distribution to the Company's stockholders. Additionally, as the acquisition has been accounted for on an "as-if pooling basis," the Company's consolidated financial statements have been restated to reflect the acquisition as if it occurred at the beginning of the first period presented. A reconciliation of the results of the Company before the as if pooling of the Wire Harness Business results for the years ended December 31, 1999, and 2000 to the results in this Form 10-K is as follows:

                                                                 1999         2000
                                                              ----------   ----------
Net sales:
  Before as-if pooling......................................  $1,102,324   $1,555,129
  Wire Harness Business.....................................     191,046       49,856
                                                              ----------   ----------
                                                              $1,293,370   $1,604,985
                                                              ==========   ==========
Net income (loss):
  Before as-if pooling......................................  $ (726,342)  $ (139,914)
  Wire Harness Business.....................................       6,047        3,930
                                                              ----------   ----------
                                                              $ (720,295)  $ (135,984)
                                                              ==========   ==========

     In March 2000, the Company acquired Marconi Communications Inc.'s Network Components & Services' European and China operations ("NC&S"), for a cash purchase price of approximately $112,450, plus assumed liabilities of approximately $5,145 (the "NC&S Acquisition"). NC&S is a business engaged in electronic manufacturing services, primarily to telecommunication customers. The results of operations of NC&S since its acquisition are included in the results of operations of the Company. The NC&S Acquisition

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES
has been accounted for using the purchase method of accounting whereby the total purchase price has been preliminarily allocated to the assets and liabilities based on their estimated respective fair values. The excess purchase price over fair values has been allocated to goodwill and is being amortized over its estimated useful life of 20 years (see Note 2).

     In June 2000, the Company acquired Top Line Electronics Corporation ("Top Line") by issuing 2,681,835 shares of Group's common stock (the "Top Line Acquisition"). This was subject to the issuance of an additional 1,650,319 shares made during 2001 based on the price of Group's common stock for the months of January and February 2001. Top Line, located in San Jose, California, offers design and prototype services, PCB assembly, and full system assembly and testing. The acquisition was accounted for using the purchase method of accounting and, accordingly, the results of operations of Top Line since acquisition are included in the results of operations of the Company. The excess purchase price over fair values has been allocated to goodwill and is being amortized over its estimated useful life of 20 years (see Note 2).

     In September 2000, the Company acquired Lucent Technologies' Rouen Global Provisioning Center ("Rouen") by making cash payments and accepting a non-interest bearing note from the seller (the "Rouen Acquisition"). Accordingly, the results of operations of Rouen since acquisition are included in the results of operations of the Company. Rouen, located in Rouen, France, manufactures network transmission and radio frequency equipment. The Rouen Acquisition has been accounted for using the purchase method of accounting, whereby the total purchase price has been allocated to the assets and liabilities based on their respective fair values. The Company has allocated a portion of the purchase price to a technology agreement, which is being amortized over its estimated useful life. The remaining unidentified intangible asset has been allocated to goodwill and is being amortized over its estimated useful life of 20 years (see Note 2).

     In November 2000, the Company acquired Laughlin-Wilt Group, Inc. ("Laughlin-Wilt"), by issuing 3,297,481 shares of Group's common stock (the "Laughlin-Wilt Acquisition"), a cash payment and acquiring debt. Laughlin-Wilt, located in Beaverton, Oregon and Orange County, California, offers design and prototype services for printed circuit boards, printed circuit board assembly, and full system assembly and testing. The acquisition was accounted for using the purchase method of accounting and, accordingly, the results of operations of Laughlin-Wilt since acquisition are included in the results of operations of the Company. The excess purchase price over fair values has been allocated to goodwill and is being amortized over its estimated useful life of 20 years (see
Note 2).

     On December 22, 2000, the Company acquired Accutec ("Accutec") by issuing 976,150 shares of Group's common stock (the "Accutec Acquisition") and acquiring debt. Accutec, located in Milwaukee, Wisconsin, offers fabrication of custom metal enclosures. The acquisition was accounted for using the purchase method of accounting and, accordingly, the balance sheet of Accutec is included in the Company's consolidated balance sheet. Accutec's results of operations will be included in the first quarter 2001 results of the Company. The excess purchase price over fair values has been allocated to goodwill and is being amortized over its estimated useful life of 20 years.

     The Top Line, Rouen, Laughlin-Wilt and Accutec acquisitions were completed by issuing an aggregate of 6,955,466 shares of Group's common stock; making cash payments at closing totaling approximately $45,100; making cash payments in the future of approximately $8,800; receiving a non-interest bearing note from the seller for approximately $11,300 and acquiring debt of approximately $31,000. The common stock value was determined by using a stock price calculated by averaging the daily stock price for a few days before and after the measurement date. The aggregate value of the common stock was approximately $116,514. In connection with certain acquisitions, and in accordance with the contract terms, outstanding stock options held by employees of acquired companies became vested and converted to options for Group's common stock on the acquisition date. As these acquisitions were accounted for as purchases, the fair value of these options was included in the purchase price.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     Included below is unaudited pro forma financial data setting forth condensed results of operations of the Company for the years ended December 31, 1999 and 2000, as though the acquisitions of NC&S, Top Line, Rouen, Laughlin-Wilt and Accutec had occurred at January 1, 1999 and the transfer of the operations formerly conducted by Forward Group, PLC ("Forward"), Interconnection Systems (Holdings) Limited ("ISL"), Zincocelere S.p.A. ("Zincocelere") and the PCB production facility of Ericsson Telecom AB located in Sweden (the "Ericsson Facility") (see Note 23) had occurred at January 1, 1999.

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 1999         2000
                                                              ----------   ----------
                                                                    (UNAUDITED)
Net sales...................................................  $1,319,134   $1,782,402
Net loss before extraordinary item and cumulative effect of
  a change in accounting principle..........................    (142,516)     (84,478)
Net loss....................................................    (146,096)    (115,674)
Basic net loss per share....................................  $    (2.11)  $     (.97)
Diluted net loss per share..................................  $    (2.24)  $     (.98)

  2001 ACQUISITIONS

     In April 2001, the Company acquired certain manufacturing assets of Metawave Communications Corporation ("Metawave") for a cash purchase price of approximately $7,964 (the "Metawave Acquisition"). Pursuant to a manufacturing agreement, the Company will use the acquired assets to manufacture smart antennas for the wireless communication industry that are marketed and sold by Metawave.

     In April 2001, the Company acquired Chang Yuen, a manufacturer of custom metal enclosures, located in the People's Republic of China, for a cash purchase price of $2,600 and by issuing an aggregate 535,905 shares of Group's common stock valued at $1,758.

     Each of the acquisitions completed during 2001 was accounting for using the purchase method of accounting and, accordingly, the results of operations related to the acquisitions are included in the results of operations of the Company subsequent to the closing date of each acquisition, respectively. The excess purchase price over the fair values of assets acquired in 2001 has been allocated to goodwill and is being amortized over its estimated useful life of 20 years.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF BUSINESS

     The Company is a leading provider of electronic manufacturing services, with facilities located in the United States, Canada, Mexico, the United Kingdom, France, the Netherlands, Italy and China. The Company's customers include a diverse base of manufacturers in the telecommunications and networking, computer, consumer and automotive industries primarily located throughout North America, China and Europe.

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

  FOREIGN CURRENCY TRANSLATION

     Local currencies have been designated as the functional currency for most subsidiaries. Accordingly, assets and liabilities of most foreign subsidiaries are translated at the rates of exchange in effect at the balance

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES
sheet date. Income and expense items of these subsidiaries are translated at average monthly rates of exchange. The resultant translation gains and losses are reported in other comprehensive income. Exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved are included in income. To date, the effect of such amounts on net income has not been material.

  DERIVATIVE FINANCIAL INSTRUMENTS

     From time to time, the Company enters into foreign exchange forward contracts to minimize the short-term impact of foreign currency fluctuations. Such transactions are not material and gains and losses from such activities are not significant. However, there can be no assurance that these activities will eliminate or reduce foreign currency risk.

  INVENTORIES

     Inventories are stated at the lower of cost (valued using the first-in, first-out (FIFO) or last-in, first-out (LIFO) method) or market. Cost includes raw materials, labor and manufacturing overhead. Had the first-in, first-out method been used to determine purchased inventory cost, inventories would have decreased by approximately $2,512 and $3,626 at December 31, 2000 and 2001, respectively. For the years ended December 31, 2000 and 2001, the percentage of inventory valued at LIFO was 10% and 23%, respectively.

  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are recorded at cost. Repairs and maintenance which do not extend the useful life of an asset are charged to expense as incurred. The useful lives of leasehold improvements are the lesser of the remaining lease term or the useful life of the improvement. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and any resulting gains or losses are included in the operations for the period. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Building....................................................   39-50 years
Leasehold improvements......................................   10-12 years
Machinery, equipment, systems and other.....................    3-10 years

  DEFERRED FINANCING COSTS

     Deferred financing costs, consisting of fees and other expenses associated with debt financing, are amortized over the term of the related debt using the straight-line method, which approximates the effective interest method.

  INCOME TAXES

     The Company accounts for certain items of income and expense in different periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it is more likely than not that the benefit will be realized.

  START-UP COSTS

     Start-up costs consist of salaries, personnel training cost and other expenses of opening new facilities and are expensed as incurred.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

  INTANGIBLE ASSETS

     Intangible assets consist primarily of identifiable intangibles acquired and goodwill arising from the excess of cost over the fair value of net assets acquired. Amortization of intangible assets is computed using systematic methods over the estimated useful lives of the related assets as follows:

                                                     LIFE                METHOD
                                                     ----                ------
Developed technologies..........................     15 years   Double-declining balance
Assembled workforce.............................       1 year   Straight-line
Customer list...................................      3 years   Straight-line
Goodwill........................................  20-40 years   Straight-line

  IMPAIRMENT OF LONG-LIVED ASSETS

     The Company assesses the recoverability of its long-lived assets (including intangible assets) based on their current and anticipated future undiscounted cash flows. In addition, the Company's policy for the recognition and measurement of any impairment of long-lived assets is to assess the current and anticipated future cash flows associated with the impaired asset. An impairment occurs when the cash flows (excluding interest) do not exceed the carrying amount of the asset. The amount of the impairment loss is the difference between the carrying amount of the asset and its estimated fair value.

  REVENUE RECOGNITION

     Sales and related costs of good sold are included in income when goods are shipped to the customer in accordance with the delivery terms, except in the case of vendor managed inventory arrangements, whereby sales and the related costs of goods sold are included in income when goods are taken into production by the customer.

  ENVIRONMENTAL COSTS

     Accruals for environmental matters are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities do not include claims against third parties and are not discounted. Costs related to environmental remediation are charged to expense. Other environmental costs are also charged to expense unless they increase the value of the property and/or mitigate or prevent contamination from future operations, in which event they are capitalized.

  CASH AND CASH EQUIVALENTS

     The Company considers investments purchased with an original maturity of three months or less to be cash equivalents.

  USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair market value of the Senior Subordinated Notes due 2007 and the Series B Senior Subordinated Notes due 2007 was $120,000 and $30,000, respectively, at December 31, 2001 and was $319,000 and $79,750, respectively, at December 31, 2000. The Company has estimated this fair value data by using current market data. The fair market values of the other financial instruments included in the consolidated financial statements approximate the carrying values of those instruments.

  NEW ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", and No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets".

     SFAS 141 supercedes Accounting Principles Board Opinion No. 16, "Business Combinations". The most significant changes made by SFAS 141 are: (1) requiring that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, (2) establishing specific criteria for the recognition of intangible assets separately from goodwill, and (3) requiring unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized). The Company is currently assessing the impact of SFAS 141 on its results of operations and financial condition.

     SFAS 142 supercedes Accounting Principles Board Opinion No. 17, "Intangible Assets". SFAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., the post-acquisition accounting). The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS 142 are: (1) goodwill and indefinite lived intangible assets will no longer be amortized, (2) goodwill will be tested for impairment at least annually at the reporting unit level, (3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and (4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. Upon implementation of SFAS 142, amortization expense for fiscal year 2002 is expected to decrease approximately $16,600 compared to fiscal year 2001, as a result of no longer amortizing goodwill. The Company currently does not expect to record an impairment charge upon completion of the initial impairment review. However, there can be no assurance that at the time the review is completed a material impairment charge will not be recorded.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets". SFAS 144 supercedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and Assets to be Disposed of" and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provision of SFAS 144 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS 144 are: (1) removes goodwill from its scope and, therefore, eliminates the requirements of SFAS 121 to allocate goodwill to long-lived assets to be tested for impairment, and (2) describes a probability-weighted cash flow estimation approach to deal with situations in which alternative course of action to recover the carrying amount of a long-lived assets are under consideration or a range is estimated for the amount of possible future cash flows. The Company currently does not expect the implementation of SFAS 144 to have a material impact on its results of operations and financial condition. However, there can be no assurance that at the time the review is completed a material impairment charge will not be recorded.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

  RECLASSIFICATIONS

     Certain amounts in the consolidated financial statements for 1999 and 2000 have been reclassified to conform to the current year presentation. These reclassifications have no effect on total stockholders' equity (deficit) or net loss as previously reported.

3.  RESTRUCTURING AND IMPAIRMENT CHARGES

     During the year ended December 31, 2001, the Company recorded a series of restructuring charges totaling $59,774. These charges were taken in light of the economic downturn primarily related to the Company's large telecommunication and networking customers. During 2001, the Company began evaluating its cost position compared to anticipated levels of business for 2001 and beyond and determined that plant shutdowns, plant consolidations and downsizing were required to reduce costs to more appropriate levels in line with current and expected customer demand. A summary of the 2001 restructuring activity (the "Restructuring") by quarter is as follows:

     During the quarter ended March 31, 2001, the Company recorded a restructuring charge of $12,007 primarily related to the phase one workforce reductions in its Richmond, Virginia PCB fabrication facility as well as small workforce reductions at certain other North American operations. The workforce reductions impacted a total of 2,507 employees, of which 1,915 were regular, union employees, 547 were regular, non-union employees and 45 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended June 30, 2001, the Company recorded a restructuring charge of $30,481, primarily related to the closure of its Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities, as well as small workforce reductions at certain other North American and European operations. The facility closures and workforce reductions impacted a total of 1,613 employees, of which 1,228 were regular, union employees, 373 were regular, non-union employees and 12 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended September 30, 2001, the Company recorded a restructuring charge of $16,231, primarily related to the consolidation of its two San Jose, California PCB assembly operations as well as headcount reductions at its corporate offices. The consolidation and workforce reductions impacted a total of 471 employees, of which 150 were regular, union employees, 315 were regular, non-union employees and 6 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended December 31, 2001, the Company recorded a restructuring charge of $7,061, primarily related to workforce reductions at its European PCB fabrication facility as well as small workforce reductions at other European facilities. The workforce reductions impacted a total of 455 employees, all of which were regular, non-union employees. All of these employees were terminated by December 31, 2001.

     Additionally, during the quarter ended December 31, 2001, the Company reversed $6,006 of restructuring charges previously recorded. This reversal primarily related to a change in the Company's plan related to the consolidation of its two San Jose, California PCB assembly operations. Initially, the plan included consolidating the leased operation into the owned operation, resulting in a restructuring charge related to the contractual obligation on the leased facility. Subsequently, the Company amended its plan and made the decision to consolidate the owned operations into the leased operations resulting in a reversal to the restructuring charge related to the lease commitment.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

  2001 ASSET IMPAIRMENTS

  Assets Held for Use

     The Company has assessed the carrying value of long-lived assets, including goodwill and other acquired intangibles in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("FAS 121"). Based on current business enterprise values using common appraisal methods, the assessment identified impairment of long-lived assets acquired pursuant to the Top Line, Laughlin-Wilt and NC&S acquisitions. The calculated business enterprise values determined were compared to the net book values of the related long-lived assets with the excess of net book value over the business enterprise value representing the amount of the impairment loss. The impairment loss for each group of assets totaling $133,252 was first charged against goodwill ($129,109) with the remaining amounts being charged to property, plant and equipment ($4,143). The impairment resulted from the economic downturn experienced during 2001, primarily related to the Company's telecommunication and networking customers. Through the third fiscal quarter of 2001, it was expected that the economic downturn impacting these assets was a short-term inventory correction. However, in the fourth quarter it became clear to management that the downturn impacting these assets was much more severe and of a long-term nature resulting in a significant decline in profitability that is not expected to return in the near term.

  Assets Held for Disposal

     In connection with the Restructuring, the Company also recorded impairment charges totaling $82,707 to write-down to fair value certain land and buildings as well as machinery and equipment, office equipment and systems that were made obsolete or redundant due to the closure and consolidation of facilities pursuant to the Restructuring. Included in the impairment charge were the following amounts: a write-down of land, buildings and leasehold improvements totaling $25,403, related to the Company's Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities that were closed; a write-down of machinery and equipment totaling $14,880, a write-down of office equipment totaling $37,688, and a write-down of systems and construction in progress totaling $4,736, each primarily related to obsolete or redundant assets at the Company's Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities that were closed as well as certain other North American and European operations that were consolidated.

     At December 31, 2001, $17,683 of the assets held for disposal had been sold or otherwise disposed, leaving $16,286 remaining on the books, of which $13,000 consists of the land and building related to the Company's Richmond, Virginia PCB fabrication facility. The Company is actively marketing the land and building for sale and expects to complete the disposal of these assets during 2002. The remaining $3,286 of net book value of assets held for disposal on the books at December 31, 2001 consists primarily of machinery and equipment and office equipment related to redundant or obsolete assets at our Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities and are expected to be disposed of during the next 18-24 months.

     Additionally, the Company is holding for disposal certain property related to one of its San Jose, California facilities. As of December 31, 2001, this property had a net book value of approximately $5,833. The Company is actively marketing this property for sale and expects to complete the disposal of these assets during 2002.

  1999 ASSET IMPAIRMENTS

     The Company has assessed the carrying value of long-lived assets, including goodwill and other acquired intangibles, in accordance with FAS 121. Based on current business enterprise values using common appraisal methods, the assessment identified impairment of long-lived assets acquired from the Forward, ISL and

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

Zincocelere acquisitions. The calculated business enterprise values determined were compared to the net book value of the related long-lived assets with the difference representing the amount of the impairment loss. The impairment loss for each group of assets was first charged against goodwill with any remaining amounts being charged to the other acquired intangibles and property, plant and equipment, if necessary. The impairment resulted due to significant changes in the markets served by the acquisitions that were not anticipated at the time of each acquisition, most significantly a significant decline in market pricing. The decline in market pricing was due to the convergence of two factors: significant currency fluctuations and the emergence of significant offshore competition from Asia Pacific. While the primary currency for the acquisitions is the U.K. pound sterling, their competitors were in Continental Europe and beginning to emerge from Asia Pacific. The currencies for most of the Continental European and Asia Pacific countries declined significantly against the U.K. pound sterling, which resulted in an improved relative cost position for the competitors and reduced market pricing. This decline in market pricing resulted in a significant decline in profitability that is not expected to return in the near term.

     In the fourth quarter of fiscal year 1999, the Company recorded a non-cash impairment loss of $468,389 related to the write down of $206,335 related to goodwill, $65,877 related to developed technologies, $847 related to customer lists and $195,330 related to machinery and equipment used in the production of printed circuit boards of the three groups of assets.

     Below is a table summarizing restructuring and impairment activity for the year ended December 31, 2001:

                                                                                                                   CUMULATIVE
                                               THREE MONTHS ENDED                                                   DRAWDOWNS
                            ---------------------------------------------------------                          -------------------
                             MARCH 31,      JUNE 30,     SEPTEMBER 30,   DECEMBER 31,                            CASH     NON-CASH
                                2001          2001           2001            2001       REVERSALS    TOTAL     PAYMENTS   CHARGES
                            ------------   -----------   -------------   ------------   ---------   --------   --------   --------
Restructuring Activities:
 Personnel and
   severance..............    $11,755       $ 20,238        $ 6,505        $  5,524      $  (170)   $ 43,852   $36,282    $    --
 Lease and other
   contractual
   Commitments............         78          7,864          9,623           1,228       (5,836)     12,957     5,614         --
 Other....................        174          2,379            103             309           --       2,965     2,810         --
 Asset Impairments:
   Held for disposal......         --         75,043          5,454           2,210           --      82,707        --     82,707
   Held for use...........         --             --             --         133,252           --     133,252        --    133,252
   Other..................         --             --             --           5,641           --       5,641        --      5,641
                              -------       --------        -------        --------      -------    --------   -------    --------
Total restructuring and
 impairment charges.......    $12,007       $105,524        $21,685        $148,164      $(6,006)   $281,374   $44,706    $221,600
                              =======       ========        =======        ========      =======    ========   =======    ========


                             BALANCE AT
                            DECEMBER 31,
                                2001
                            ------------
Restructuring Activities:
 Personnel and
   severance..............    $ 7,570
 Lease and other
   contractual
   Commitments............      7,343
 Other....................        155
 Asset Impairments:
   Held for disposal......         --
   Held for use...........         --
   Other..................         --
                              -------
Total restructuring and
 impairment charges.......    $15,068
                              =======

     The significant components of the restructuring charge recorded for lease and other contractual commitments totaling approximately $12,957, are as follows: $8,532 for leased and other facility commitments; $3,182 for lease commitments on machinery and equipment; $1,165 for waste water project commitments; and $78 for other commitments.

     Also in connection with the Restructuring, the Company wrote-off inventory resulting in a $49,290 and $824 charge to cost of goods sold during the quarters ended June 30, 2001 and September 30, 2001, respectively. During the quarter ended December 31, 2001, the Company reversed inventory write-offs previously taken totaling $781. With respect to the inventory written-off during the quarter ended June 30, 2001, the Company has disposed of $39,136 of the inventory and reversed the write-off and sold $1,021 of the inventory, resulting in a remaining balance of $9,133 at December 31, 2001. The Company expects to dispose of the remaining obsolete inventory during fiscal year 2002.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     The restructuring and impairment charges were determined based on formal plans approved by the Company's management using the best information available to it at the time. The amounts the Company may ultimately incur may change as the balance of the plans are executed.

     The Company continues to review it operations in light of the continued economic downturn related to its telecommunication and networking customers. These reviews could result in additional workforce reductions. The impact these activities could have on the Company's results of operations is not currently known.

4.  DERIVATIVE FINANCIAL INSTRUMENTS

     On January 1, 2001, the Company implemented, on a prospective basis, Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138 (collectively, the "Statement"). The Statement requires all derivatives to be recognized in the statement of financial position at fair value, with changes in the fair value of derivative instruments to be recorded in current earnings or deferred in accumulated other comprehensive loss, depending on whether a derivative is designated as and is effective as a hedge and on the type of hedging transaction.

     The Company uses derivative instruments, primarily foreign exchange forward contracts, to manage certain of its foreign exchange rate risks. The Company's objective is to limit potential losses in earnings or cash flows from adverse foreign currency exchange rate movements. The Company's foreign currency exposures arise from transactions denominated in a currency other than an entity's functional currency, primarily anticipated sales of finished product and the settlement of payables.

     Generally, the Company applies hedge accounting as allowed by the Statement. At December 31, 2001, the Company only had derivatives which qualified as foreign currency cash flow hedges. For hedged forecasted transactions, hedge accounting is discontinued if the forecasted transaction is no longer intended to occur, and any previously deferred hedging gains or losses would be recorded to earnings immediately. Earnings impacts for all designated hedges are recorded in the condensed consolidated statement of operations generally on the same line item as the gain or loss on the item being hedged. The Company records all derivatives at fair value as assets or liabilities in the condensed consolidated balance sheet, with classification as current or long-term depending on the duration of the instrument.

     The Company had no transition adjustment as a result of adopting SFAS 133 on January 1, 2001, as the Company's derivative instruments were entered into during the first quarter 2001 or at year-end 2000. At December 31, 2001, the net deferred hedging gain in accumulated other comprehensive loss was $0 as the contracts entered into during 2001 had already expired. This entire gain resulting from these contracts totaling $3,135 was recognized in earnings during the year ended December 31, 2001, at the time the underlying hedged transactions were realized. There was no hedge ineffectiveness during the year ended December 31, 2001.

5.  SUPPLEMENTAL CASH FLOW DISCLOSURE

     Cash paid for interest for the years ended December 31, 1999, 2000 and 2001, was $110,185, $106,676 and $94,270 respectively. For the years ended December 31, 1999 and 2000 net cash received from income tax refunds was $1,591 and $2,933. For the year ended December 31, 2001, net cash paid for income taxes was $1,423.

     In 1999, 2000 and 2001 some acquisitions were purchased or partially purchased by issuing 273,223, 6,955,466 and 2,186,155 shares, respectively of Group's common stock (see Note 1).

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

6.  INVENTORIES

     The composition of inventories at December 31 is as follows:

                                                                2000       2001
                                                              --------   --------
Raw materials...............................................  $126,091   $ 56,815
Work in process.............................................    61,879     27,085
Finished goods..............................................    68,003     29,689
                                                              --------   --------
          Total.............................................  $255,973   $113,589
                                                              ========   ========

7.  INTANGIBLE ASSETS

     The composition of intangible assets at December 31 is as follows:

                                                                2000       2001
                                                              --------   ---------
Developed technologies......................................  $ 44,925   $  43,646
Assembled workforce.........................................    16,920      10,684
Customer list...............................................    70,466      70,240
Goodwill....................................................   378,368     252,088
                                                              --------   ---------
                                                               510,679     376,658
Less: Accumulated amortization..............................   (91,443)   (128,714)
                                                              --------   ---------
          Total.............................................  $419,236   $ 247,944
                                                              ========   =========

8.  PROPERTY, PLANT AND EQUIPMENT

     The composition of property, plant and equipment at December 31 is as follows:

                                                                2000        2001
                                                              ---------   ---------
Land and buildings..........................................  $ 134,723   $ 129,018
Machinery, equipment, systems and other.....................    519,573     463,709
Construction in progress....................................     31,076      20,175
Leasehold improvements......................................     17,636      18,618
                                                              ---------   ---------
                                                                703,008     631,520
Less: Accumulated depreciation..............................   (250,387)   (277,869)
                                                              ---------   ---------
          Total.............................................  $ 452,621   $ 353,651
                                                              =========   =========

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

9.  ACCRUED AND OTHER LIABILITIES

     The composition of accrued and other liabilities at December 31 is as follows:

                                                                2000      2001
                                                              --------   -------
Accrued payroll and related costs...........................  $ 44,378   $19,712
Accrued capital expenditures................................     8,045     9,710
Plant shutdown, downsizing and consolidation accruals.......       206    15,068
Accrued interest............................................    13,744    10,239
Accrued and other liabilities...............................    45,827    35,773
                                                              --------   -------
          Total.............................................  $112,200   $90,502
                                                              ========   =======

10.  LONG-TERM OBLIGATIONS

     The composition of long-term obligations at December 31 is as follows:

                                                                 2000         2001
                                                              ----------   ----------
Credit Agreement:
  Term Facilities...........................................  $  149,500   $  437,750
  Revolvers.................................................      53,800       10,600
Senior Subordinated Notes Due 2007..........................     400,000      400,000
Series B Senior Subordinated Notes Due 2007.................     100,000      100,000
Series B Senior Subordinated Notes Due 2007, Premium........       3,466        3,041
Senior Unsecured Notes, including paid-in-kind interest of
  $6,422....................................................          --      106,422
Senior Unsecured Notes, discount............................          --      (26,895)
Chips Loan Notes............................................     285,312           --
Capital lease obligations (see Note 11).....................       6,499        4,228
Other.......................................................      25,740        5,773
                                                              ----------   ----------
                                                               1,024,317    1,040,919
          Less current maturities...........................     (23,882)      (3,215)
                                                              ----------   ----------
                                                              $1,000,435   $1,037,704
                                                              ==========   ==========

     The schedule of principal payments for long-term obligations at December 31, 2001, is as follows:

2002........................................................   $    3,215
2003........................................................       27,477
2004........................................................       52,447
2005........................................................       68,515
2006........................................................        2,299
Thereafter..................................................      886,966
                                                               ----------
                                                               $1,040,919
                                                               ==========

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

  CREDIT AGREEMENT

     In connection with the initial public offering, Group, as guarantor, and certain of its subsidiaries, as borrowers, entered into a new senior credit facility (the "Credit Agreement"). The material terms of the Credit Agreement are described below.

     The Credit Agreement provides for: (a) a $150,000 term loan facility (The "Tranche B Term Loan"), all of which was required to be drawn in a single draw at the closing of the Credit Agreement in March 2000; (b) a $175,000 revolving credit facility (the "Revolving Loans") of which $75,000 may be used for foreign currency loans in Euros, Pounds Sterling or Canadian Dollars; (c) up to $40,000 of the Revolving Loan may be used for letters of credit; and (d) a U.S. $303,100 letter of credit and term loan facility in respect of the obligations due under the loan notes made in connection with acquisition of ISL (the "Chips Loan Notes"). The letter of credit and term loan facility consists of two tranches:
(i) a $153,100 tranche (the "Tranche A Chips Loan") and (ii) a $150,000 tranche (the "Tranche B Chips Loan").

     The Tranche A Chips Loan amortizes semi-annually over two years, commencing September 30, 2003, the Tranche B Chips Loan amortizes semi-annually over three and one half years, commencing September 30, 2003, and the Tranche B Term Loan amortizes semi-annually over six and one half years, commencing September 30, 2000.

     The term loans bear interest, at the Company's election, at either (a) the Eurocurrency Rate (or Canadian, as applicable) plus (i) a percentage based on the rates of Consolidated Total Debt to Consolidated EBITDA (as defined herein) for the Revolving Loans and Tranche A Chips Loan (3.25% at December 31, 2001) or
(ii) 3.75% for the Tranche B Loan and the Tranche B Chips Loan; or (b) the Base Rate plus (i) a percentage based on the rates of Consolidated Total Debt to Consolidated EBITDA (as defined herein) for the Revolving Loans and Tranche A Chips Loan (2.25% at December 31, 2001) or (ii) 2.75% for the Tranche B Loan and the Tranche B Chips Loan. The Base Rate is the highest of the Chase Manhattan Bank's Prime Rate, the secondary market rate for three-month certificates of deposit plus 1.00% and the Federal Funds Effective Rate (as defined therein) plus 0.5%.

     At December 31, 2000 and 2001, the weighted average interest rate on outstanding borrowings under the Company's credit facilities were 9.34% and 7.95%, respectively.

     The Company pays a per annum fee equal to one-eighth of one percent plus the applicable margin on Revolving Loans, the Tranche A Chips Loan or the Tranche B Chips Loan, as applicable, which bear interest at the Eurocurrency Base Rate, of the average daily face amount of outstanding letters of credit. The Company pays a commitment fee equal to 0.5% on the undrawn portion of the commitments in respect of the Revolving Loans.

     At December 31, 2000, the Company had approximately $99,755 of available borrowing capacity under its revolving credit facility. At December 31, 2001, the Company had approximately $128,900 of available borrowing capacity under the Revolving Loans.

     The borrowers may optionally prepay the term loans from time to time in whole or in part, without premium or penalty. At the Company's option, the Revolving Loans may be prepaid, and revolving credit commitments may be permanently reduced, in whole or in part, at any time.

     The Company will be required to make mandatory prepayments of the term loans, to cash collateralize the letter of credit term loan and to reduce the revolving facility, in the amounts equal to (a) 50% of Excess Cash Flow (as defined), beginning in the earlier of (i) the fiscal year in which the letter of credit term loans exceed $270,000 and (ii) fiscal year 2002, but only if the leverage ratio exceeds 3 1/2 to 1 at such time, and (b) 100% of the net proceeds of dispositions by us or any of our subsidiaries of material assets or incurrences of indebtedness by us or any of our subsidiaries.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     Viasystems' obligations under the Credit Agreement are unconditionally and irrevocably guaranteed by Group and each existing and future domestic subsidiary of Viasystems. In addition, the Credit Agreement is secured by a perfected first priority security interest in all of the capital stock of Viasystems and each of its direct and indirect domestic subsidiaries and 65% of each first tier foreign subsidiary of Viasystems and its domestic subsidiaries, all intercompany notes owing to Viasystems or any of its domestic subsidiaries, the notes issued in connection with the transfer of the operations formerly conducted by ISL, Forward, Zincocelere and the Ericsson Facility and all other tangible and intangible assets of Viasystems and each guarantor.

     The Credit Agreement contains a number of covenants that, among other things, restrict the ability of Viasystems and its subsidiaries to: (a) incur additional indebtedness; (b) create liens on assets; (c) incur guarantee obligations; (d) enter into mergers, consolidations or amalgamations or liquidate, wind up or dissolve; (e) dispose of assets; (f) pay dividends, make payment on account of, or set apart assets for, a sinking or analogous fund or purchase, redeem, defease or retire capital stock; (g) make capital expenditures; (h) make amendments to the Lucent supply agreement which would have a material adverse effect on the lenders; (i) make optional repurchases of subordinated debt or preferred stock; (j) make advances, loans, extensions of credit, capital contributions to, or purchases of any stock, bonds, notes, debentures or other securities; (k) engage in certain transactions with affiliates; and (l) enter into certain sale and leaseback transactions.

     The Credit Agreement also contains customary events of default including:
(a) failure to pay principal on any loan when due or any interest or other amount that becomes due within five days after the due date thereof; (b) any representation or warranty made or deemed made is incorrect in any material respect on or as of the date made or deemed made; (c) the default in the performance of negative covenants or a default in the performance of other covenants or agreements for a period of thirty days; (d) default in other indebtedness or guarantee obligations with a principal amount in excess of $20,000 beyond the period of grace; (e) events of insolvency; (f) ERISA events; and (g) other customary events of default for facilities similar to the Credit Agreement.

     On April 23, 2001, the Company executed a first amendment to the Credit Agreement. Among other provisions, the amendment increases the interest margin charged on borrowed funds and amends financial condition covenants.

     On June 28, 2001, the Company executed a second amendment to the Credit Agreement. Among other provisions, the amendment amends certain financial condition covenants, reduces available borrowing capacity under the Revolving Loans to $150,000 until such time as the Company delivers a compliance certificate with respect to its financial statements for the fiscal quarter ended June 30, 2003, and permits the issuance of the senior unsecured notes to HMTF. The second amendment to the Credit Agreement became effective on July 19, 2001, in connection with the issuance of the senior unsecured notes to HMTF.

  SENIOR UNSECURED NOTES

     On July 19, 2001, Viasystems, Inc. issued to HMTF $100,000 of senior unsecured notes (the "Senior Unsecured Notes") and 10.0 million warrants to purchase shares of Group's common stock. The Senior Unsecured Notes bear interest at 14% per annum and mature on May 1, 2007. Interest is not payable currently, but rather will accrete semi-annually and be payable in full at maturity of the Senior Unsecured Notes. The warrants are immediately exercisable and have an exercise price of $.01 per share and terminate in 2011. The Company has allocated $29,964 of the proceeds from the Senior Unsecured Notes to paid-in-capital and $70,036 to debt, which represents the relative fair value of the securities at the time of issuance. The resulting debt discount of $29,964 is being amortized, using the effective interest method, over the life of the Senior Unsecured Notes. At December 31, 2001, the remaining unamortized discount was $26,895. The

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES
fair value of the warrants was determined using a Black Scholes model, assuming expected volatility of 116%, a risk-free rate of return of 3.0% and a dividend yield of 0%.

  SENIOR SUBORDINATED NOTES AND SERIES B SENIOR SUBORDINATED NOTES

     In June 1997, Viasystems completed an offering (the "1997 Offering") of $400,000 of 9 3/4% Senior Subordinated Notes due 2007 (the "1997 Notes"). In February 1998, Viasystems completed the offering of an additional $100,000 of 9 3/4% Series B Senior Subordinated Notes due 2007 at a price of 104.5% (the "1998 Notes" and together with the 1997 Notes, the "2007 Notes").

     Interest on the 2007 Notes is due semiannually. The 2007 Notes may not be redeemed prior to June 1, 2002, except in the event of a Change of Control (as defined) or Initial Public Offering (as defined) and at premium (as defined in the Indenture). The 2007 Notes are redeemable, at the Company's option, at the redemption prices of 104.875% at June 1, 2002, and at decreasing prices to 100% at June 1, 2005, and thereafter, plus accrued interest.

  CHIPS LOAN NOTES LIABILITY

     In June 1997, in connection with the acquisition of ISL, the Company assumed $437,500 of promissory notes (the "Chips Loan Notes"). The Chips Loan Notes mature on March 31, 2003 and bear interest, payable quarterly, at approximately 6.22% per annum through April 1, 1998, with a variable rate thereafter discounted from the U.S. prime rate. The Chips Loan Notes may be called by the holders on or after any interest payment date commencing April 1, 1998.

     In April 1998, the holders of the Chips Loan Notes redeemed approximately $152,200 of the Chips Loan Notes. As such, approximately $118,300 of cash held by Bisto Funding, Inc., a special purpose entity established as a subsidiary of Group in connection with the acquisition of ISL, was paid to the holders of the Chips Loan Notes. The Company borrowed approximately $33,900 from the available term loan facility in place to fund its portion of the payment of the Chips Loan Notes.

     In March 2000, when Viasystems entered into the Credit Agreement, a letter of credit and term loan facility in an aggregate amount of $303,100 was made available to Viasystems to satisfy the Chips Loan Notes obligation. On January 2, 2001, the holder of the Chips Loan Notes redeemed all the Chips Loan Notes. The Company paid this obligation plus the accrued quarterly interest owed by drawing on the Tranche B Chips letter of credit commitment for $150,000 and borrowing $139,250 under the Tranche A Chips Loan commitment.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

11.  COMMITMENTS

     The Company leases certain building and transportation and other equipment under capital and operating leases. Included in property, plant, and equipment as of December 31, 2000 and 2001, were $28,504 and $5,578, respectively, of cost basis and $16,267 and $906, respectively, of accumulated depreciation related to equipment held under capital leases. Total rental expense under operating leases was $5,145, $6,761 and $12,341 for the years ended December 31, 1999, 2000 and 2001, respectively. Future minimum lease payments under capital leases and operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

                  YEAR ENDING DECEMBER 31,                    CAPITAL   OPERATING
                  ------------------------                    -------   ---------
2002........................................................  $1,361     $11,306
2003........................................................   1,282       8,448
2004........................................................   1,312       6,774
2005........................................................     884       5,301
2006........................................................     181       5,150
Thereafter..................................................      --      18,278
                                                              ------     -------
          Total.............................................   5,020     $55,257
                                                                         =======
Less: Amounts representing interest.........................    (792)
                                                              ------
          Capital lease obligations (see Note 10)...........  $4,228
                                                              ======

12.  INCOME TAXES

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109. The benefit for income taxes for the years ended December 31, 1999, 2000 and 2001, consists of the following:

                                                             1999      2000     2001
                                                           --------   -------   -----
Current:
  Federal................................................  $  1,592   $    --   $(900)
  State..................................................       164        --      --
  Foreign................................................     5,120    (3,668)    115
                                                           --------   -------   -----
                                                              6,876    (3,668)   (785)
                                                           --------   -------   -----
Deferred:
  Federal................................................     2,065        --      --
  State..................................................       405        --      --
  Foreign................................................   (32,558)      745     785
                                                           --------   -------   -----
                                                            (30,088)      745     785
                                                           --------   -------   -----
                                                           $(23,212)  $(2,923)  $  --
                                                           ========   =======   =====

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     Reconciliation between the statutory income tax rate and effective tax rate is summarized below:

                                                      1999        2000        2001
                                                    ---------   ---------   ---------
U.S. Federal statutory rate.......................  $(253,772)  $ (37,699)  $(205,458)
State taxes, net of Federal provision (benefit)...     (1,325)     (1,860)     (7,558)
Foreign taxes in excess of U.S. statutory rate....      8,030     (31,233)     (9,690)
Interest deductible for tax, eliminated for
  book............................................         --      (4,846)         --
Amortization of goodwill and write-off of acquired
  in-process research and development costs.......     77,309      12,067      58,440
Non-cash compensation expense.....................     38,525      41,782          --
Loss on investment in foreign subsidiaries........   (130,931)   (204,197)         --
Change in the valuation allowance for deferred tax
  assets..........................................    244,255     230,967     128,000
Federal taxes on undistributed loss of foreign
  subsidiaries....................................     (4,203)     (8,166)         --
Cancellation of Indebtedness Income...............         --          --      32,360
Equity in earnings of affiliate not taxable due to
  dividends received deduction....................     (1,400)         --          --
Other.............................................        300         262       3,906
                                                    ---------   ---------   ---------
                                                    $ (23,212)  $  (2,923)  $      --
                                                    =========   =========   =========

     The tax effects of significant temporary differences representing deferred tax assets and liabilities at December 31 are as follows:

                                                                2000        2001
                                                              ---------   ---------
Deferred tax assets:
  Accrued liabilities not yet deductible....................  $  19,104   $  20,127
  Net operating loss carryforwards..........................    278,646     360,512
  AMT credit carryforwards..................................      1,128       1,128
  Fixed assets..............................................         --      32,947
  Capital loss carryforwards................................    126,391     126,391
  Other.....................................................         --      10,917
                                                              ---------   ---------
                                                                425,269     552,022
Valuation allowance.........................................   (398,417)   (526,417)
                                                              ---------   ---------
                                                                 26,852      25,605
                                                              ---------   ---------
Deferred tax liabilities:
  Intangibles...............................................     (7,820)     (8,256)
  Fixed assets..............................................     (9,522)     (8,762)
  Other.....................................................     (7,895)     (7,894)
                                                              ---------   ---------
                                                                (25,237)    (24,912)
                                                              ---------   ---------
          Net deferred tax asset............................  $   1,615   $     693
                                                              =========   =========

     The current deferred tax assets are included in prepaid expenses and other and the long-term deferred tax assets, consisting of net operating loss carryforwards, are in other assets in the consolidated balance sheets. The current deferred tax liabilities are included in accrued and other liabilities in the consolidated balance sheets.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     Approximate domestic and foreign income (loss) before income tax provision and extraordinary item are as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                    ---------------------------------
                                                      1999        2000        2001
                                                    ---------   ---------   ---------
Domestic..........................................  $(175,511)  $(144,982)  $(400,828)
Foreign...........................................   (549,553)     37,271    (186,191)

     As of December 31, 2001, the Company had the following net operating loss ("NOL") carryforwards: $867,096 in the U.S., $54,380 in Luxembourg, $481 in Puerto Rico, $16,970 in Canada, $28,572 in Hong Kong, $17,669 in the U.K., $6,488 in Italy, $29,057 in the Netherlands and $538 in Brazil. The U.S. NOLs expire in 2018 through 2021 and the Puerto Rico and Canada NOLs expire in 2008. All other NOLs carry forward indefinitely. The U.S. also has a capital loss carryforward of $126,391 that will expire in 2004 and Canada has an investment tax credit carryforward of $1,191 that will expire in 2010. The Company has not recognized and does not anticipate recognizing a deferred tax liability for approximately $146,345 of undistributed earnings of its foreign subsidiaries because the Company does not expect those earnings to reverse and become taxable to the Company in the foreseeable future.

     The Company has a tax holiday in China that allows a two-year tax exemption and three-year 50% reduction in the tax rate. The tax holiday began in 2001. If not for such tax holiday, the Company would have had $11,782 of income tax expense, based on the applicable rate of 27%.

     During 2001, the Company's NOLs were reduced by approximately $92,458 to reflect the offset against the NOLs of cancellation of indebtedness income the Company recognized as a result of open market purchases at a discount during 2001 by HMTF of Viasystems, Inc. indebtedness with an aggregate principal amount of $163,376.

13.  CONTINGENCIES

     The Company is subject to various lawsuits and claims with respect to such matters as patents, product development and other actions arising in the normal course of business. In the opinion of the Company's management, the ultimate liabilities resulting from such lawsuits and claims will not have a material adverse effect on the Company's financial condition and results of operations and cash flows.

     The Company believes it is in material compliance with applicable environmental laws and regulations and that its environmental controls are adequate to address existing regulatory requirements.

14.  STOCKHOLDERS' EQUITY AND PREFERRED STOCK

     The authorized capital stock of Group at December 31, 2001, consists of 500,000,000 shares of common stock, and 60,000,000 shares of preferred stock, of which 6,000,000 shares are designated as Series B Preferred Stock (the "Series B Preferred"). All authorized capital stock has a par value of $.01.

     On March 23, 2000, in connection with the initial public offering, Group declared a reverse stock split where each share of common stock was converted into 1/6 share of common stock. Additionally, Group converted each 6 2/3 shares of its then outstanding class A common stock and class A series II common stock into one share of common stock. All share and per share data have been restated for the reverse stock split.

     Dividends are payable to holders of the common stock in amounts as declared by Group's board of directors, subject to legally available funds and certain agreements. The common stock is entitled to one vote per share on all matters submitted to a vote of stockholders.

     Dividends on the Series B Preferred are cumulative and are payable at an annual rate of $2.00 per share per annum prior to November 30, 2004, $2.50 per share per annum from November 30, 2004 to November 30,

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

2005, $3.00 per share per annum from November 30, 2005 to November 30, 2006, and $3.50 per share per annum on and after November 30, 2006. Dividends are payable quarterly on February 28, May 31, August 31 and November 30 in each year, commencing on February 28, 1997. The discount on the stock, which represents the difference between the present value of a perpetual dividend stream of $3.50 per year and the current subscription price, is being accreted at the rate of 10.4% per year, over 10 years. Dividend cost associated with the preferred stock is increased for the accretion of discounts. Group may, at its option, pay quarterly dividends on the Series B Preferred on the first twenty payment dates, if the Credit Agreement prohibits the payment of cash dividends, by issuing a number of additional shares (or fractional shares) of Series B Preferred in respect to each such share (or fractional share) of Series B Preferred then outstanding at the rate of one twenty-fifth of a whole share of Series B Preferred for each $1.00 of dividend declared. Except in the case of a Change in Control (as defined), the Series B Preferred have no provisions for mandatory redemption. At Group's option, the Series B Preferred is redeemable at any time, at $25 per share, together with accrued and unpaid dividends to the date of redemption.

15.  BUSINESS SEGMENT INFORMATION

     The Company operates in one segment -- a worldwide independent provider of electronics manufacturing services, which are sold throughout many diverse markets.

     The Company's operations are located worldwide and are analyzed by three geographical segments. The accounting policies of the segments are the same as those described in the "Summary of Significant Accounting Policies" (Note 2). Segment data includes intersegment revenues.

     Pertinent financial data by major geographic segments is as follows:

                                                    OPERATING                      CAPITAL
                                     NET SALES    INCOME/(LOSS)   TOTAL ASSETS   EXPENDITURES
                                     ----------   -------------   ------------   ------------
North America:
  Year ended December 31, 1999.....  $  769,572     $ (73,106)     $  618,486      $ 50,588
  Year ended December 31, 2000.....     983,967       (35,367)        833,997        59,336
  Year ended December 31, 2001.....     650,431      (376,055)        440,973        24,641
Europe:
  Year ended December 31, 1999.....  $  454,386     $(496,239)     $  362,991      $ 72,704
  Year ended December 31, 2000.....     378,056         5,259         370,812        23,698
  Year ended December 31, 2001.....     298,315      (112,416)        177,295        10,883
Asia:
  Year ended December 31, 1999.....  $   80,978     $  (7,684)     $  327,749      $ 14,711
  Year ended December 31, 2000.....     266,601        34,064         406,475        53,848
  Year ended December 31, 2001.....     277,116         3,518         369,777        43,266
Eliminations:
  Year ended December 31, 1999.....  $  (11,566)    $      --      $       --      $     --
  Year ended December 31, 2000.....     (23,639)           --              --            --
  Year ended December 31, 2001.....     (19,326)           --              --            --
Total:
  Year ended December 31, 1999.....  $1,293,370     $(577,029)     $1,309,226      $138,003
  Year ended December 31, 2000.....   1,604,985         3,956       1,611,284       136,882
  Year ended December 31, 2001.....   1,206,536      (484,953)        988,045        78,790

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     Sales by country of destination are as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                   ------------------------------------
                                                      1999         2000         2001
                                                   ----------   ----------   ----------
United States....................................  $  703,862   $  897,551   $  619,009
United Kingdom...................................     153,083      163,072       79,517
Canada...........................................      75,016      115,922       66,442
France...........................................      54,162       60,782      113,234
Malaysia.........................................      12,750       53,701       53,155
China............................................          --       34,701       54,399
Germany..........................................      59,442       66,441       55,763
Sweden...........................................      78,898       22,732        2,348
Other............................................     156,157      190,083      162,669
                                                   ----------   ----------   ----------
          Total..................................  $1,293,370   $1,604,985   $1,206,536
                                                   ==========   ==========   ==========

     Property, plant and equipment by country are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2000         2001
                                                              ----------   ----------
United States...............................................   $171,819     $ 78,654
China.......................................................    138,074      162,706
Canada......................................................     79,849       64,438
Other.......................................................     62,879       47,853
                                                               --------     --------
          Total.............................................   $452,621     $353,651
                                                               ========     ========

16.  CONCENTRATION OF BUSINESS

     Sales to Lucent Technologies directly and through other contract electronic manufacturers were 26%, 21% and 21% of net revenues for the years ended December 31, 1999, 2000 and 2001, respectively.

17.  STOCK OPTION PLANS

     Group has stock-based compensation plans under which outside directors and certain employees receive stock options and other equity-based awards. The plans provide for the grant of stock options, stock appreciation rights, performance awards, restricted stock awards and other stock unit awards.

     Stock options generally are granted with an exercise price equal to or above the market value of a share of common stock on the date of grant, have a life of 10 years and vest within 5 years from the date of grant. The total number of shares of common stock authorized for option grants under the plans was 13,696,012 shares at December 31, 2001.

     In connection with certain acquisitions, and in accordance with the contract terms, outstanding stock options held by employees of acquired companies became vested and converted to options to purchase Group's common stock on the acquisition date. As these acquisitions were accounted for as purchases, the fair value of these options was included in the purchase price.

     In connection with the issuance of the Senior Unsecured Notes, the Company issued to Hicks, Muse, Tate & Furst 10.0 million warrants to purchase shares of Group's common stock. The warrants are exercisable immediately and have an exercise price of $0.01 per share and terminate in 2011 (see Note 10).

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     The Company has adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") and, as permitted under SFAS No. 123, applies Accounting Principles Board Opinion No. 25 ("ABP 25") and related interpretations in accounting for its plans. Had compensation costs for all other options and warrants been determined based upon the fair value at the grant date for awards under the plans consistent with the methodology prescribed under SFAS No. 123, the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below:

                                                         YEAR ENDED DECEMBER 31,
                                                    ---------------------------------
                                                      1999        2000        2001
                                                    ---------   ---------   ---------
Net loss
  As reported.....................................  $(720,295)  $(135,984)  $(587,019)
  Pro forma.......................................   (721,554)   (147,535)   (623,506)
Net loss per share -- basic
  As reported.....................................  $  (10.14)  $   (1.13)  $   (4.21)
  Pro forma.......................................     (10.16)      (1.23)      (4.47)
Net loss per share -- diluted
  As reported.....................................  $  (10.77)  $   (1.14)  $   (4.21)
  Pro forma.......................................     (10.79)      (1.24)      (4.47)

     The fair value of stock options used to compute pro forma net loss and loss per share disclosure is the estimated fair value at grant date using the Black-Scholes option-pricing model with the following assumptions:

WEIGHTED AVERAGE ASSUMPTIONS                                  1999    2000    2001
----------------------------                                  ----    ----    ----
Expected volatility.........................................   60%     60%     60%
Risk-free interest rate.....................................  5.5%    5.5%    5.5%
Dividend yield..............................................  0.0%    0.0%    0.0%
Expected holding period in years............................    5       5       5

     The weighted average fair value of stock options and warrants, calculated using the Black-Scholes option-pricing model, granted during the years ended December 31, 1999, 2000, and 2001 was $1.74, $10.12 and $3.07 respectively.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     Presented below is a summary of the status of the stock options and warrants and the related transactions for the years ended December 31, 1999, 2000 and 2001:

                                                                             WEIGHTED
                                                                         AVERAGE EXERCISE
                                                              SHARES     PRICE PER SHARE
                                                            ----------   ----------------
Options outstanding at December 31, 1998..................   2,940,404        $ 6.64
  Granted.................................................   2,509,993          7.32
  Exercised...............................................      (7,500)         6.30
  Forfeited/expired.......................................    (209,667)         7.23
                                                            ----------
Options outstanding at December 31, 1999..................   5,233,230          6.81
  Granted.................................................   3,525,259         14.66
  Exercised...............................................     (88,167)         6.07
  Forfeited/expired.......................................    (184,601)        12.39
                                                            ----------
Options outstanding at December 31, 2000..................   8,485,721         12.65
  Granted/assumed.........................................  12,167,238          1.35
  Exercised...............................................     (70,821)         2.11
  Forfeited/expired.......................................    (931,130)         8.58
                                                            ----------
Options outstanding at December 31, 2001..................  19,651,008        $ 5.36
                                                            ==========        ======

     The following table summarizes the status of stock options and warrants outstanding and exercisable at December 31, 2001:

                                           STOCK OPTIONS OUTSTANDING            STOCK OPTIONS EXERCISABLE
                                   -----------------------------------------   ---------------------------
                                                    WEIGHTED       WEIGHTED
                                                    AVERAGE         AVERAGE                    WEIGHTED
                                                   REMAINING       EXERCISE                    AVERAGE
                                                CONTRACTUAL LIFE     PRICE                  EXERCISE PRICE
RANGE OF EXERCISE PRICE PER SHARE    SHARES         (YEARS)        PER SHARE     SHARES       PER SHARE
---------------------------------  ----------   ----------------   ---------   ----------   --------------
$ -- to $4.20.................     12,135,169         9.5           $ 0.49     10,332,669       $ 0.09
$4.21 to $6.30................        469,282         5.9             5.46        296,944         5.78
$6.31 to $8.40................      1,420,828         7.4             7.28        745,990         7.24
$8.41 to $10.50...............      1,821,494         8.2             9.11      1,821,494         9.11
$10.51 to $12.60..............        912,901         9.0            11.00          4,180        11.00
$12.61 to $18.90..............        147,500         8.9            17.44         29,500        17.44
$18.91 to $21.00..............      2,743,834         8.3            21.00      2,266,825        21.00
                                   ----------                       ------     ----------       ------
     Total....................     19,651,008                       $ 5.36     15,497,602       $ 4.68
                                   ==========                       ======     ==========       ======

18.  RETIREMENT PLANS

     The Company has a defined contribution retirement savings plan (the "Plan") covering substantially all domestic employees who meet certain eligibility requirements as to age and length of service. The Plan incorporates the salary deferral provision of Section 401(k) of the Internal Revenue Code and employees may defer up to 15% of compensation or the annual maximum limit prescribed by the Internal Revenue Code. The Company contributes 1% of employees' salaries to the Plan and matches a percentage of the employees' deferrals. The Company may also elect to contribute an additional profit-sharing contribution to the Plan at the end of each year. The Company's contributions to the Plan were $2,627, $3,048 and $4,020 for the years ended December 31, 1999, 2000 and 2001, respectively.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     In prior years, the Company had two defined benefit pension plans covering certain groups of employees in foreign countries. The net periodic pension cost in 1999 was $1,032. These defined benefit plans were for employees of Forward and ISL, which were transferred to pre-IPO stockholders in March 2000 (see Note
1).

19.  RESEARCH AND DEVELOPMENT

     Research, development and engineering expenditures for the creation and application of new products and processes were approximately $14,400, $12,048 and $9,210 for the years ended December 31, 1999, 2000, and 2001, respectively.

20.  RELATED PARTY TRANSACTIONS

     In connection with the acquisitions and the related financing, the Company entered into a Monitoring and Oversight Agreement and a Financial Advisory Agreement (together herein defined as the "Agreements") with HMTF (a shareholder and affiliate of the Company) pursuant to which the Company paid HMTF a cash fee of $4,684, $714 and $0 for the years ended December 31, 1999, 2000 and 2001, respectively, as compensation for financial advisory services. In connection with the initial public offering, the Company terminated the Agreements and granted to HMTF options to purchase Group's stock (see Note 22).

     In March 2000, immediately prior to Group's initial public offering, Group transferred all of the capital stock of certain businesses in Europe to a new entity formed by Group's pre-IPO stockholders, European PCB Group (Cayman Islands), Ltd., a Cayman Islands exempted company ("European PCB Group"). These businesses now owned by European PCB Group consist primarily of the operations formerly conducted by Forward, Zincocelere, ISL and the Ericsson Facility. Subsequent to such transfer, the Company has continued to purchase and receive products and other services, on an arms-length basis, from European PCB Group. Messrs. David M. Sindelar, the Company's Chief Executive Officer and a director, Timothy L. Conlon, the Company's President, Chief Operating Officer and a director, and Richard W. Vieser and Kenneth F. Yontz, each directors, beneficially own equity interests in European PCB Group. In 2000, the Company purchased an aggregate of $24,004 of printed circuit boards and other products from European PCB Group and had sales of $17,829 to European PCB Group. In addition, the Company paid approximately $7,200 in sales-force fees and commissions to European PCB Group and received $2,172 in management fees from European PCB Group in fiscal year 2000. In 2001, the Company purchased an aggregate of $17,086 of printed circuit boards and other products from European PCB Group and had sales of $6,407 to European PCB Group. In addition, the Company paid approximately $4,400 in sales-force fees and commissions to European PCB Group and received $1,503 in management fees from European PCB Group in fiscal year 2001.

     Additionally, in conjunction with Group's initial public offering, the Company acquired all of the outstanding shares of the Wire Harness Business, a wholly owned subsidiary of International Wire Group, Inc., an affiliate of HMTF. The Wire Harness Business, in accordance with negotiated contract terms, purchased an aggregate of $25,982, $28,092 and $36,784 of product from International Wire Group, Inc. for fiscal years 1999, 2000 and 2001, respectively.

21.  EXTRAORDINARY ITEM AND CHANGE IN ACCOUNTING

     During the year ended December 31, 2000, the Company recorded, as an extraordinary item, a one-time, non-cash write-off of deferred financing fees of approximately $31,196, net of income tax benefit of $0, related to deferred financing fees incurred on debt retired before maturity with proceeds from Group's initial public offering.

     In April 1998, the FASB adopted Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities and organization costs to be expensed as incurred. The Company adopted SOP 98-5 in fiscal year 1999 and reported the write-off of the net book value

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES
of start-up costs as of January 1, 1999, of $18,443 (net of income tax benefit of $6,734) as a cumulative effect of a change in accounting principle.

22.  NON-CASH COMPENSATION EXPENSE

     During the year ended December 31, 1999, the Company recorded a non-cash compensation expense charge of $110,070, which reflect the difference between the cost of the class A common stock and class A series II common stock and the value of the common stock that it is convertible into at that date.

     In connection with the initial public offering, Group amended the terms of the performance stock options held by members of management to eliminate the exercisability restrictions and variable exercise price terms. The amended performance options have a fixed exercise price of $9.00 per share and are immediately exercisable. As a result of these amendments, the Company recorded a one-time non-cash compensation expense charge of approximately $33,635 during the year ended December 31, 2000.

     Also in connection with the initial public offering, Group converted each 6 2/3 shares of class A common stock and class A series II common stock into one share of common stock. This conversion eliminated the variable terms of the class A and class A series II common stock and resulted in a one-time non-cash compensation expense charge of approximately $62,945 recorded during the year ended December 31, 2000.

     Additionally, in connection with the initial public offering, the Company terminated the Monitoring and Oversight Agreement and Financial Advisory Agreement with HMTF. As consideration for such termination, Group granted to HMTF, options to purchase an aggregate 2,134,000 shares of Group's common stock at an exercise price of $21.00 per share. The option grant resulted in a net one-time non-cash compensation expense charge of approximately $7,771 recorded during the year ended December 31, 2000.

23.  INITIAL PUBLIC OFFERING

     On March 24, 2000, Group completed an initial public offering of 44,000,000 shares of common stock at $21.00 per share with net proceeds of $865,543. Group used the proceeds from the offering to fund the acquisition of the Wire Harness Business, to repay amounts outstanding under the existing credit facility and for general corporate purposes.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

24.  EARNINGS PER SHARE

     Basic earnings per common share amounts are computed using the weighted average number of common shares outstanding during the year. Basic earnings per weighted average common share are computed as follows:

                                                      YEARS ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1999           2000           2001
                                              -----------   ------------   ------------
Loss before cumulative effect of a change in
  accounting principle and extraordinary
  item......................................  $  (701,852)  $   (104,788)  $   (587,019)
Plus paid-in-kind dividends and accretion on
  preferred stock...........................       (4,240)        (4,828)        (5,511)
Less loss attributable to class A common
  shareholders..............................       54,100          1,052             --
Less loss attributable to class A series II
  common shareholders.......................       37,872          1,250             --
                                              -----------   ------------   ------------
Loss available to common shareholders before
  cumulative effect of a change in
  accounting principle and extraordinary
  item......................................  $  (614,120)  $   (107,314)  $   (592,530)
                                              ===========   ============   ============
Basic weighted average common shares
  outstanding...............................   62,123,268    121,607,031    140,891,151
                                              ===========   ============   ============
Basic loss per weighted average common share
  before cumulative effect of a change in
  accounting principle and extraordinary
  item......................................  $     (9.89)  $      (0.88)  $      (4.21)
                                              ===========   ============   ============
Basic net loss per weighted average common
  share.....................................  $    (10.14)  $      (1.13)  $      (4.21)
                                              ===========   ============   ============

     Losses attributable to class A and class A series II are calculated on a one-to-one basis using the weighted average shares outstanding before conversion, March 23, 2000, as these classes have identical rights and privileges with respect to dividends and voting as the common shares. At conversion, each 6 2/3 shares of class A and class A series II common stock was converted into one share of common stock.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     Diluted earnings per weighted average common share are computed as follows:

                                                      YEARS ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1999           2000           2001
                                              -----------   ------------   ------------
Loss before cumulative effect of a change in
  accounting principle and extraordinary
  item......................................  $  (701,852)  $   (104,788)  $   (587,019)
Plus paid-in-kind dividends and accretion on
  preferred stock...........................       (4,240)        (4,828)        (5,511)
                                              -----------   ------------   ------------
Loss available to common shareholders before
  cumulative effect of a change on
  accounting principle and extraordinary
  item......................................  $  (706,092)  $   (109,616)  $   (592,530)
                                              ===========   ============   ============
Basic weighted average common shares
  outstanding...............................   62,123,268    121,607,031    140,891,151
Common shares assuming conversion of class A
  and class A series II.....................    5,115,190      1,651,658             --
                                              -----------   ------------   ------------
Diluted weighted average common shares
  outstanding...............................   67,238,458    123,258,689    140,891,151
                                              ===========   ============   ============
Diluted loss per weighted average common
  share before cumulative effect of a change
  in accounting principle and extraordinary
  item......................................  $    (10.50)  $      (0.89)  $      (4.21)
                                              ===========   ============   ============
Diluted net loss per weighted average common
  share.....................................  $    (10.77)  $      (1.14)  $      (4.21)
                                              ===========   ============   ============

     Shares assumed in the conversion of class A and class A series II are calculated on an as-if converted basis up to March 23, 2000, using the formula set forth in the Company's Certificate of Incorporation, which yields a less than one to one ratio. On March 23, 2000, each 6 2/3 shares of class A and class A series II common stock was converted into one share of common stock.

     As a result of losses incurred for the years ended December 31, 1999, 2000 and 2001, the following weighted average of potentially dilutive securities were not included in diluted earnings per share because their inclusion would be anti-dilutive:

                                                          YEARS ENDED DECEMBER 31,
                                                     ----------------------------------
                                                       1999        2000         2001
                                                     ---------   ---------   ----------
Stock options......................................  5,096,585   8,349,076    9,514,363
Stock warrants.....................................    136,645     136,645   10,136,645

25.  SUBSEQUENT EVENTS

     As a result of the dramatic downturn in telecom component demand during 2001 and the Company's highly leveraged capital structure, the Company expects to fail to satisfy certain financial maintenance covenants contained in its senior secured credit facility on March 31, 2002. In anticipation of this circumstance, the Company entered into an amendment to its credit agreement on March 29, 2002. The amendment provides that the Company's credit facility lenders will refrain from exercising any rights or remedies in respect of the Company's failure to comply prior to May 29, 2002. Under the terms of the amendment, the Company's revolving borrowings under the senior secured credit facility are limited to $100 million, unless its consolidated net sales for the preceding eight week period exceed specified thresholds, in which case its revolving loan availability is increased to $150 million. The amendment further increases the interest rates payable on these borrowings by .25% per annum, imposes additional financial and operating

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES
restrictions and provides for the grant of certain additional liens to secure these borrowings. A fee of approximately $1.5 million was paid to the Company's credit facility lenders in connection with the amendment.

     In light of these developments, the Company has retained Rothschild Inc. to assist the Company in evaluating several recapitalization alternatives in an effort to reduce debt and strengthen our balance sheet.

     As of December 31, 2001, the Company had $34.2 million of cash and cash equivalents and its working capital was $122.1 million. Giving effect to the recent amendment to the Company's credit agreement, as of December 31, 2001, the Company would have had revolver availability under the senior secured credit facility of $78.9 million.

     These expectations, however, assume that the forbearance under the recent amendment to the Company's credit agreement will be extended in order to permit the Company to implement a restructuring or other plan. In the event that the Company is unable to enter into satisfactory arrangements with the lenders under its senior secured credit facility to extend such forbearance beyond May 29, 2002, up to $1 billion of indebtedness could become due and payable shortly thereafter. This indebtedness consists of term loans of $437.8 million and revolving loans of $10.6 million under the senior secured credit facility, $79.5 million (net of $26.6 million of unamortized discount) of senior unsecured notes, and $500 million principal amount of senior subordinated notes. Although there is no current default under the senior unsecured notes or the senior subordinated notes, a default would arise under these debt obligations in the event of an acceleration of the maturity of the senior secured credit facility indebtedness. In such event, the Company would not have sufficient liquidity to repay such indebtedness and the Company would not expect to be able to refinance such indebtedness. In addition, the Company's future operating performance and ability to meet its financial obligations will be subject to future economic conditions and to financial, business and other factors, many of which will be beyond its control.

                    VIASYSTEMS GROUP, INC. AND SUBSIDIARIES

                        QUARTERLY RESULTS OF OPERATIONS
                                  (UNAUDITED)

     The following is a summary of unaudited quarterly financial information of Viasystems Group, Inc. and subsidiaries for 2000 and 2001. In March 2000, we acquired all of the outstanding shares of Wirekraft Industries, Inc. in a transaction between entities under common control, which was accounted for in a manner similar to a pooling of interest and thus the historical financial data of Viasystems and Wirekraft have been combined.

                                              2000                              2001
                       ---------------------------------------------------   -----------
                       MARCH 31(1)   JUNE 30    SEPTEMBER 30   DECEMBER 31   MARCH 31(2)
                       -----------   --------   ------------   -----------   -----------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales............   $ 384,584    $358,285     $406,504      $455,612      $389,191
Gross margin.........      81,310      88,860       97,649       106,614        78,743
Income (loss) before
  extraordinary
  Item...............    (130,709)      2,784        9,519        13,618       (18,736)
Net income (loss)....    (161,905)      2,784        9,519        13,618       (18,736)
Basic income (loss)
  per weighted
  average common
  share before
  extraordinary
  item...............   $   (1.59)   $    .01     $    .06      $    .09      $  (0.14)
Diluted income (loss)
  per weighted
  average common
  share before
  extraordinary
  item...............   $   (1.59)   $    .01     $    .06      $    .09      $  (0.14)
Basic net income
  (loss) per weighted
  average common
  share..............   $   (1.97)   $    .01     $    .06      $    .09      $  (0.14)
Diluted net income
  (loss) per Weighted
  average common
  share..............   $   (1.97)   $    .01     $    .06      $    .09      $  (0.14)

                                           2001
                       ---------------------------------------------
                       JUNE 30(3)   SEPTEMBER 30(4)   DECEMBER 31(5)
                       ----------   ---------------   --------------
                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales............  $ 309,149       $ 268,108        $ 240,088
Gross margin.........      3,433          41,773           39,701
Income (loss) before
  extraordinary
  Item...............   (184,541)       (204,981)        (178,761)
Net income (loss)....   (184,541)       (204,981)        (178,761)
Basic income (loss)
  per weighted
  average common
  share before
  extraordinary
  item...............  $   (1.32)      $   (1.46)       $   (1.27)
Diluted income (loss)
  per weighted
  average common
  share before
  extraordinary
  item...............  $   (1.32)      $   (1.46)       $   (1.27)
Basic net income
  (loss) per weighted
  average common
  share..............  $   (1.32)      $   (1.46)       $   (1.27)
Diluted net income
  (loss) per Weighted
  average common
  share..............  $   (1.32)      $   (1.46)       $   (1.27)

---------------

(1) The quarter includes non-cash compensation charges totaling $104,351 and an extraordinary item of $31,196, net of tax benefit of $0. The non-cash compensation charges are: (i) $33,635 related to the amendment of terms of the performance stock options held by members of management that eliminated the exercisability restrictions and variable exercise terms; (ii) $62,945 related to the conversion of each 6 2/3 shares of class A common stock and class A series II common stock into one share of common stock; and (iii) $7,771 related to options granted to HMTF and partners of HMTF as consideration for the termination of certain agreements. The extraordinary item represents the non-cash write-off of deferred financing fees incurred on debt retired before maturity.

(2) This quarter includes a restructuring charge of $12,007 for a restructuring plan implemented by the Company primarily related to headcount reductions in its North American operations. Refer to Note 3 of our consolidated financial statements contained in Part II, Item 8.

(3) This quarter includes the following charges: (i) a restructuring charge of $30,481, (ii) an impairment charge on assets held for disposal of $75,043 and (iii) inventory write-offs of $49,290 all related to a restructuring plan implemented by the Company to restructure its North American operations, including the closure of two of its North American printed circuit board fabrication plants. Refer to Note 3 of our consolidated financial statements contained in Part II, Item 8.

(4) This quarter includes the following charges: (i) a write-off of amounts due from affiliates of $144,099 related to amounts due from European PCB Group that have been permanently impaired, (ii) restructuring and impairment charges totaling, $21,685 primarily related to the consolidation of certain North American and European facilities as well as headcount reductions at its corporate offices and (iii) inventory write-offs of $824 related to the restructuring activities. Refer to Note 3 of our consolidated financial statements contained in Part II, Item 8.

(5) This quarter includes the following charges: (i) restructuring and impairment charges totaling $148,164 and reversals of previously recorded impairment charges of $6,006 and (ii) a reversal of inventory write-offs previously taken totaling $781. Refer to Note 3 of our consolidated financial statements contained in Part II, Item 8.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The Board of Directors of Viasystems Group, Inc. ("Group") is classified into three classes. Each Class I director will hold office until the 2004 Annual Meeting of stockholders. Each Class II director will hold office until the 2002 Annual Meeting of stockholders, and each Class III director will hold office until the 2003 Annual Meeting of stockholders. In each case, each director will hold office until his successor is duly elected or appointed and qualified in the manner provided in Group's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or as otherwise provided by applicable law.

NAME                                    AGE                   TITLE
----                                    ---                   -----
Thomas O. Hicks.......................  56    Chairman of the Board
Jack D. Furst.........................  43    Director
Richard W. Vieser.....................  74    Director
Kenneth F. Yontz......................  57    Director
The Right Honorable Brian Mulroney....  63    Director
Dr. William H. Cunningham.............  58    Director
David M. Sindelar.....................  44    Chief Executive Officer and Director
Timothy L. Conlon.....................  50    President, Chief Operating Officer and
                                              Director
Joseph S. Catanzaro...................  49    Chief Financial Officer
Barry L. Brigman......................  55    Executive Vice President-Global
                                              Operations
Steven S.L. Tang......................  46    President -- Viasystems Asia

     Thomas O. Hicks has been Chairman of the Board of Group since February 2002 and has been a director of Group since January 1997. Mr. Hicks currently serves as a Class III director. Mr. Hicks is Chairman of the Board and Chief Executive Officer of Hicks, Muse, Tate & Furst Incorporated. From 1984 to May 1989, Mr. Hicks was Co-Chairman of the Board and Co-Chief Executive Officer of Hicks & Haas Incorporated, a Dallas-based private investment firm. Mr. Hicks serves as Vice Chairman and Director of Clear Channel Communications, Inc. and is a director of Home Interiors & Gifts, Inc., Cooperative Computing, Inc., Corpgroup Limited, Digital Latin America, Fox Pan American Sports LLC, MVS Corporation, Pinnacle Foods, and Yell, Inc. He also serves on the Board of Directors of Crow Family Holdings, as well as The JP Morgan Chase National Advisory Board.

     Jack D. Furst has been a director of Group since August 1996 and currently serves as a Class II director. Mr. Furst is a Partner of Hicks, Muse, Tate & Furst Incorporated. Prior to joining Hicks, Muse, Tate & Furst Incorporated, Mr. Furst was a Vice President and subsequently a Partner of Hicks & Haas Incorporated, a Dallas-based private investment firm, from 1987 to May 1989. From 1984 to 1986, Mr. Furst was a merger and acquisition/corporate finance specialist for The First Boston Corporation in New York. Before joining First Boston, Mr. Furst was a financial consultant at Price Waterhouse. Mr. Furst serves on the Board of Directors of Home Interiors & Gifts, Inc., International Wire Group, Inc., Cooperative Computing, Inc., LLS Corp. and Globix Corporation.

     Richard W. Vieser has been a director of Group since January 1997 and currently serves as a Class I director. Mr. Vieser is the retired Chairman of the Board, Chief Executive Officer and President of Lear Siegler, Inc. (a diversified manufacturing company), the former Chairman of the Board and Chief Executive Officer of FL Industries, Inc. and FL Aerospace (also diversified manufacturing companies) and the former President and Chief Operating Officer of McGraw-Edison Co. He is the Chairman of the Board of Varian Medical Systems and is also a director of Harvard Industries, Inc., International Wire Holding Company and Apogent Technologies Inc (formally Sybron International Corporation).

     Kenneth F. Yontz has been a director of Group since January 1997 and currently serves as a Class I director. Mr. Yontz is the Chairman of Apogent Technologies Inc. (formerly Sybron International Corpora-

tion), a manufacturer of life science and laboratory products, and is the Chairman of Sybron Dental Specialties Inc., a manufacturer of dental products. Mr. Yontz is also a director of Rockwell International. Prior to joining Apogent Technologies, Inc., Mr. Yontz was Group Vice President and Executive Vice President of the Allen-Bradley Company. Mr. Yontz also held various managerial and professional positions with Chemetron from 1974 to 1980 and at Ford Motor Company from 1966 to 1974.

     The Rt. Hon. Brian Mulroney has been a director of Group since March 2001 and currently serves as a Class II director. The Rt. Hon. Mulroney is a Senior Partner at Ogilvy Renault, a Montreal law firm, and has held this position since June 1993. The Rt. Hon. Mulroney was Prime Minister of Canada from 1984 to 1993. The Rt. Hon. Mulroney serves on the Board of Directors of Cendant Corporation, Archer Daniels Midland Company, Inc., Barrick Gold Corporation, TrizecHahn Corporation Ltd., Quebecor, Inc. and Quebecor World Inc.

     Dr. William H. Cunningham has been a director of Group since March 2002. Dr. Cunningham currently serves as a Class I director. Dr. Cunningham served as Chancellor and Chief Executive Officer of The University of Texas System from September 1992 to July 2000. He currently holds the James L. Bayless Chair for Free Enterprise in the Red McCombs College of Business at The University of Texas at Austin. Dr. Cunningham served as President of The University of Texas at Austin from 1985-1992 and was Dean of the College of Business Administration/Graduate School of Business from 1983-1985. Dr. Cunningham received his BBA, MBA, and Ph.D. from Michigan State University. His many honors include an Honorary Doctor of Law Degree and Distinguished Alumnus Award from Michigan State University. He was also named an Outstanding Texas Leader by the John Ben Shepperd Leadership Forum. He has served on many various public commissions and boards, including The University of Texas Investment Management Company Board of Directors, the Houston Area Research Council Board of Directors, the Southwest Research Institute, and the Economic Advisory Committee of the United States Department of Commerce. Dr. Cunningham is currently a member of the Board of the following companies: Southwest Airlines Co., Jefferson-Pilot Corporation, Introgen Therapeutics Inc., and Pinnacle Foods. He is also a member of the John Hancock Mutual Funds Board.

     David M. Sindelar has been a director of Group since August 2001 and Chief Executive Officer of Group since July 2001. Mr. Sindelar currently serves as a Class III director. He also served as Senior Vice President of Group from January 1997 through June 2001 and Chief Financial Officer of Group since its inception through June 2001. Mr. Sindelar also serves as Chief Executive Officer of International Wire Holding Company and LLS Corp. Mr. Sindelar was Senior Vice President and Chief Financial Officer of Berg Electronics Corp. from March 1993 through October 1998 and of Crain Industries, Inc. and Crain Holdings Corp. from August 1995 through December 1997 and of Jackson Holding Company from February 1993 through August 1995. Mr. Sindelar is a director of LLS Corp., which filed for protection under Chapter 11 of the United States Bankruptcy Code on January 16, 2002.

     Timothy L. Conlon has been a director, President and Chief Operating Officer of Group since October 1998. Mr. Conlon currently serves as a Class II director. Prior to joining Group, Mr. Conlon was employed as President and Chief Operating Officer of Berg Electronics Corp. from January 1997 through October 1998. Mr. Conlon also served as Executive Vice President and Chief Operating Officer of Berg Electronics Group, Inc., a wholly owned subsidiary of Berg Electronics Corp., from October 1993 through January 1997. Prior to joining Berg Electronics Corp., Mr. Conlon was employed as President of the Cutting and Welding Division of Thermadyne Industries, Inc. from April 1993 through October 1993. Prior to joining Thermadyne Industries, Inc., Mr. Conlon spent nine years in the electronic connector industry including serving as General Manager of the Information Technologies and Spectra strip divisions of Amphenol Corporation from 1990 through July 1992 and President of Cambridge Products from 1988 through 1989.

     Joseph S. Catanzaro has been Senior Vice President & Chief Financial Officer of Group since September 2001. He also served as Senior Vice
President -- Finance of Group from June 1999 to September 2001. Mr. Catanzaro joined Group in October 1998 in the position of Vice President of Business Services. Prior to joining Group, Mr. Catanzaro was Vice President of Finance of Berg Electronics Corp. from April 1993 to October 1998.

     Barry L. Brigman has been Executive Vice President -- Global Operations of Group since July 2001 and is currently responsible for the overall operations of Group's facilities. He also served as President of Viasystems Americas from January 1997 through June 2001. Prior to joining Group and from March 1993, Mr. Brigman was Senior Vice President and General Manager of Berg Electronics Corp. Prior to 1993, Mr. Brigman held various management positions within the fibers, medical and electronics groups of E.I. DuPont Company.

     Steven S.L. Tang has been President -- Asia Pacific of Group since June 1999 and is responsible for the overall operations of Group's facilities on the continent of Asia. Prior to joining Group, Mr. Tang served as a Managing Director for the Asian division of Utilix Asia Limited, an Australian connector manufacturing company, from January 1995 to July 1999. Prior to 1995, Mr. Tang held various positions, all in Asia, with companies such as Amphenol, Pace Inc., National Semiconductor and Honeywell. Mr. Tang is a director of China Gateway Holdings, Inc.

ARRANGEMENTS RELATING TO THE ELECTION OF DIRECTORS

     Certain holders of Group common stock have entered into an amended and restated stockholders agreement dated as of June 6, 1997, and further amended effective November 4, 1998. The stockholders agreement contains an irrevocable proxy pursuant to which all parties to the stockholders agreement grant to Hicks, Muse, Tate & Furst Equity Fund III, L.P., an affiliate of Hicks, Muse, Tate & Furst Incorporated, the power to vote all shares of common stock held by such parties to elect those persons to the Board of Directors of Group as may be designated by Hicks, Muse, Tate & Furst Equity Fund III, L.P. The stockholders agreement terminates on September 30, 2006.

ITEM 11.  EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     Directors who are officers or employees of Group receive no compensation for their services as directors. Each independent director of Group receives an annual retainer of $36,000 and a fee of $1,000 for each meeting of the Board of Directors at which the director is present. Each independent director also receives a one-time grant of options to purchase 25,000 shares of Group's common stock. Directors of Group are reimbursed for their reasonable out-of-pocket expenses in connection with their travel to and attendance at the meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation earned during the fiscal years ended December 31, 1999, 2000 and 2001 by our Chief Executive Officer and our four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                         ANNUAL COMPENSATION          SECURITIES
                                   -------------------------------    UNDERLYING         ALL OTHER
                                   YEAR   SALARY($)    BONUS($)(1)   OPTIONS(#)(2)   COMPENSATION($)(3)
                                   ----   ----------   -----------   -------------   ------------------
David M. Sindelar, Chief
  Executive Officer(4)...........  2001   $  648,645    $     --              --           $  --
                                   2000      300,000     400,000         737,257(5)           --
                                   1999      300,000     250,000              --              --
Timothy L. Conlon, President and
  Chief Operating Officer........  2001      550,000          --              --              --
                                   2000      500,000     550,000              --              --
                                   1999      425,000     325,000              --              --
Joseph S. Catanzaro, Senior Vice
  President and Chief Financial
  Officer........................  2001      250,750          --          75,000              --
                                   2000      232,833     151,361              --              --
                                   1999      219,557      93,000         225,000              --
Barry L. Brigman, Executive Vice
  President -- Global
  Operations.....................  2001      425,131          --         200,000              --
                                   2000      372,234     232,960              --              --
                                   1999      341,300     205,000         125,000              --
Steven S. L. Tang,
  President -- Asia Pacific(6)...  2001      381,479          --         180,000              --
                                   2000      354,000     177,000              --              --
                                   1999      169,000      84,500         166,666              --
James N. Mills, Chairman of the
  Board and Chief Executive
  Officer(7).....................  2001    1,035,000          --              --              --
                                   2000      685,000     685,000         599,018(4)           --
                                   1999      685,000     445,250              --              --

---------------

(1) Bonuses were paid in 2000 for 1999 and in 2001 for 2000.

(2) Options were granted under the Viasystems Group, Inc. 1997 Stock Option Plan and the 2001 Stock Option Plan, pursuant to which incentive and non-qualified stock options may be issued to Group's or its subsidiaries' officers, key employees and directors.

(3) We provide perquisites and other personal benefits to certain executives. The aggregate incremental costs of these benefits to us do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each executive officer.

(4) Mr. Sindelar was appointed Chief Executive Officer as of July 16, 2001.

(5) Reflects performance options granted by Group. In connection with our initial public offering, we amended the terms of the performance options to eliminate the exercisability restrictions and variable exercise price terms. The amended performance options have a fixed exercise price of $9.00 and are immediately exercisable.

(6) Mr. Tang commenced employment with Group in June 1999.

(7) Mr. Mills retired as Chief Executive Officer in July, 2001 and retired as Chairman of the Board in February, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes option grants made with respect to Group's common stock during fiscal year 2001 to the executive officers named above:

                                                                                    POTENTIAL REALIZABLE VALUE
                                       % OF TOTAL     WEIGHTED                        AT ASSUMED ANNUAL RATES
                        NUMBER OF       OPTIONS        AVERAGE                      OF STOCK PRICE APPRECIATION
                       SECURITIES      GRANTED TO     EXERCISE                        FOR OPTION TERM ($)(1)
                       UNDERLYING     EMPLOYEES IN      PRICE                       ---------------------------
                       OPTIONS (#)    FISCAL YEAR     ($/SHARE)   EXPIRATION DATE       5%             10%
                       -----------   --------------   ---------   ---------------   -----------   -------------
David M. Sindelar....         --          N/A             N/A           N/A               N/A             N/A
Timothy L. Conlon....         --          N/A             N/A           N/A               N/A             N/A
Joseph S.
  Catanzaro..........     75,000          2.7%          $2.80          2011          $132,068      $  334,686
Barry L. Brigman.....    200,000          7.1%          $4.85          2011          $610,028      $1,545,930
Steven S.L. Tang.....    180,000          6.4%          $4.60          2011          $520,725      $1,319,619
James N. Mills.......         --          N/A             N/A           N/A               N/A             N/A

---------------

(1) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified rates of annual compound appreciation of common stock over the term of the options. Actual gains on the exercise of the options are dependent on the future performance of the common stock. There can be no assurance that the potential values reflected in this table will be achieved. All amounts have been rounded to the nearest whole dollar.

     The following table provides information related to the number and value of options held by the named executive officers at the end of 2001.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                          OPTIONS AT FISCAL YEAR      IN-THE-MONEY OPTIONS AT
                               SHARES                             END(#)                FISCAL YEAR END(1)
                             ACQUIRED ON      VALUE      -------------------------   -------------------------
                             EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                             -----------   -----------   -------------------------   -------------------------
David M. Sindelar..........       --            --                 737,257/--                  $0/$0
Timothy L. Conlon..........       --            --                      --/--                  $0/$0
Joseph S. Catanzaro........       --            --            105,000/220,000                  $0/$0
Barry L. Brigman...........       --            --            150,000/287,500                  $0/$0
Steven S. L. Tang..........       --            --             66,666/272,000                  $0/$0
James N. Mills.............       --            --                 599,018/--                  $0/$0

---------------

(1) Based on a fair market value of $0.63 which was the last reported sale of Group's stock on December 31, 2001. As of December 31, 2001, none of the options held by the named executive officers were in-the-money.

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

     David M. Sindelar Executive Employment Agreement. Mr. David M. Sindelar entered into an amended and restated executive employment agreement with Group and certain of its subsidiaries as of February 16, 2000. Pursuant to his employment agreement, Mr. Sindelar will serve as an officer of Group through March 31, 2005, unless terminated earlier by Group or Mr. Sindelar. Mr. Sindelar is required to devote the amount of time reasonably necessary to faithfully and adequately supervise the overall executive management of Group and its subsidiaries, both direct and indirect. Subject to the foregoing limitation on his activities, Mr. Sindelar is free to participate in other business endeavors.

     The compensation provided to Mr. Sindelar under his executive employment agreement includes an annual base salary of not less than $300,000, subject to upward adjustment at the sole discretion of the Board of Directors of Group, as well as those benefits customarily accorded the executives of Group as long as the executive employment agreement is in force. In addition, Mr. Sindelar is entitled to an annual bonus in an amount determined in accordance with our incentive compensation plan for senior executives and reimbursement for expenses to own and maintain an automobile.

     Mr. Sindelar's executive employment agreement also provides that if Mr. Sindelar's employment is terminated without cause, Mr. Sindelar will continue to receive his then current salary, which shall not be less than $300,000, for the longer of the remainder of the period the executive employment agreement is in force or a period of one year following such termination. The executive employment agreement terminates upon Mr. Sindelar's death or his inability to perform his duties due to mental or physical incapacity for six consecutive months or any one hundred working days out of a twelve month period, and no further compensation shall be payable except that he or his estate, heirs or beneficiaries, as applicable, shall receive his then current salary for a period of 18 months, in addition to benefits otherwise specifically provided for. The agreement also provides medical benefits for his and his spouse's lifetime.

     Timothy L. Conlon Executive Employment Agreement. Mr. Timothy L. Conlon entered into an amended and restated executive employment agreement with Group and certain of its subsidiaries as of February 16, 2000. Pursuant to his employment agreement, Mr. Conlon will serve as an officer of Group through March 31, 2005, unless terminated earlier by Group or Mr. Conlon. Mr. Conlon is required to devote the amount of time reasonably necessary to faithfully and adequately supervise the overall financial management of Group and its subsidiaries, both direct and indirect.

     The compensation provided to Mr. Conlon under his executive employment agreement includes an annual base salary of not less than $500,000, subject to upward adjustment at the sole discretion of the Chairman of the Board of Directors of Group, as well as those benefits customarily accorded the executives of Group as long as the executive employment agreement is in force. In addition, Mr. Conlon is entitled to an annual bonus in an amount determined in accordance with our incentive compensation plan for senior executives and reimbursement for expenses to own and maintain an automobile.

     Mr. Conlon's executive employment agreement also provides that if Mr. Conlon's employment is terminated without cause, Mr. Conlon will continue to receive his then current salary, which shall not be less than $500,000, for the longer of the remainder of the period the executive employment agreement is in force or a period of one year following such termination. The executive employment agreement terminates upon Mr. Conlon's death or his inability to perform his duties due to mental or physical incapacity for six consecutive months or any one hundred working days out of a twelve month period, and no further compensation shall be payable except that he or his estate, heirs or beneficiaries, as applicable, shall receive his then current salary for a period of 18 months, in addition to benefits otherwise specifically provided for. The agreement also provides medical benefits for his and his spouse's lifetime.

MILLS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee of Group's Board of Directors during the fiscal year ended December 31, 2001 were Messrs. Hicks, Mills, Vieser, and Yontz. Mr. Hicks is also a principal stockholder of Hicks, Muse Tate & Furst Incorporated, which is affiliated with the entities that (i) purchased $100 million principal amount of senior unsecured notes and warrants to purchase 10 million shares of Group's common stock for $100 million and (ii) hold $232.1 million of Viasystems, Inc.'s ("Viasystems") 9 3/4 senior subordinated notes and $51.3 million of Viasystems' senior secured bank debt. See section entitled "Acquisition of Viasystems' Indebtedness" in Item 13. Mr. Mills served as the Chief Executive Officer of Group through July 16, 2001. Messrs. Vieser and Yontz beneficially own equity interests in European PCB Group (Cayman Islands), Ltd., an entity with which Group entered into a settlement regarding a $18 million guarantee obligation with the Department of Trade and Industry of the United Kingdom. See section entitled "Transactions with European PCB Group" in Item 13.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 1, 2002, information regarding the beneficial ownership of Group's common stock by each person who beneficially owned more than 5% of any class of Group's voting securities and by its directors and named executive officers, individually, and by its directors and executive officers as a group.

                                                               NUMBER OF
                                                                 SHARES        PERCENT
                                                              BENEFICIALLY   BENEFICIALLY
5% STOCKHOLDERS                                                 OWNED(1)        OWNED
---------------                                               ------------   ------------
Hicks Muse Parties (2)......................................   84,600,542        55.9%
c/o Hicks, Muse, Tate & Furst Incorporated
200 Crescent Court, Suite 1600
Dallas, Texas 75201

OFFICERS AND DIRECTORS:
Thomas O. Hicks(3)..........................................   87,161,150        57.2%
David M. Sindelar(4)........................................    2,941,840         2.1%
Timothy L. Conlon(5)........................................    2,014,106         1.4%
Jack D. Furst(6)............................................      717,256           *
Richard W. Vieser(7)........................................      149,116           *
Kenneth F. Yontz(8).........................................      125,000           *
The Rt. Hon. Brian Mulroney.................................           --          --
William Cunningham..........................................           --          --
Joseph S. Catanzaro(9)......................................      106,000           *
Barry L. Brigman(10)........................................      162,500           *
Steven S.L. Tang(11)........................................      106,666           *
James N. Mills(12)..........................................    3,787,257         2.7%
All executive officers and directors as a group (11
  persons)(13)..............................................   97,272,225        63.0%

---------------

  *  Represents less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants or other convertible securities that are currently exercisable or exercisable within 60 days of April 1, 2002 are deemed to be outstanding and to be beneficially owned by the person holding those options, warrants or other convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) These figures include 10,409,396 shares of common stock beneficially owned by Hicks, Muse (1999) Fund IV, LLC and 74,191,146 shares of common stock beneficially owned by Hicks Muse Fund III, Incorporated.

     Of the 10,409,396 shares of common stock beneficially owned by Hicks, Muse
     (1999) Fund IV, LLC:

        141,934 shares are owned of record by HM4-EQ (1999) Coinvestors, L.P. and 23,347 shares are issuable upon the exercise of a warrant owned by HM4-EQ (1999) Coinvestors, L.P.;

        25,369 shares are owned of record by HM4-EN (1999) Coinvestors, L.P.;

        35,123 shares are issuable upon the exercise of a warrant owned by HM4-SBS (1999) Coinvestors, L.P.;

        8,683,593 shares are owned of record by HMTF Equity Fund IV (1999), L.P. and 1,428,392 shares are issuable upon the exercise of a warrant owned by HMTF Equity Fund IV (1999), L.P.; and

        61,519 shares are owned of record by HMTF Private Equity Fund IV (1999), L.P. and 10,119 shares are issuable upon the exercise of a warrant owned by HMTF Private Equity Fund IV (1999), L.P.

     Hicks, Muse (1999) Fund IV, LLC is the general partner of Hicks, Muse GP
     (1999) Partners IV, L.P. and, therefore, may be deemed to be the beneficial owner of shares beneficially owned by Hicks, Muse GP (1999) Partners IV, L.P.; Hicks, Muse GP (1999) Partners IV, L.P. is the general partner of HM4/GP (1999) Partners, L.P., HM4-EQ (1999) Coinvestors, L.P., HM4-EN
     (1999) Coinvestors, L.P. and HM4-SBS (1999) Coinvestors, L.P. and, therefore, may be deemed to be the beneficial owner of the shares beneficially owned by HM4/GP (1999) Partners, L.P., the shares owned of record by HM4-EQ (1999) Coinvestors, L.P., HM4-EN (1999) Coinvestors, L.P., and the shares issuable upon exercise of the warrant owned by HM4-SBS
     (1999) Coinvestors, L.P.; and HM4/GP (1999) Partners, L.P. is the general partner of HMTF Equity Fund IV (1999), L.P. and HMTF Private Equity Fund IV
     (1999), L.P. and, therefore, may be deemed to be the beneficial owner of the shares owned of record by HMTF Equity Fund IV (1999), L.P. and HMTF Private Equity Fund IV (1999), L.P. and the shares issuable upon exercise of the warrants owned by Equity Fund IV (1999), L.P. and HMTF Private Equity Fund IV (1999), L.P.

     Of the 74,191,146 shares of common stock beneficially owned by Hicks Muse Fund III, Incorporated:

        710,821 shares are owned of record by HM3 Coinvestors, L.P. and 222,522 shares are issuable upon the exercise of a warrant owned by HM3 Coinvestors, L.P.;

        416,708 shares are owned of record by HMTF/Viasystems Partners, L.P.;

        57,156,124 shares are owned of record by Hicks, Muse, Tate & Furst Equity Fund III, L.P. and 8,204,452 shares are issuable upon the exercise of a warrant owned by Hicks, Muse, Tate & Furst Equity Fund III, L.P. and

        7,480,519 shares are owned of record by stockholders that have entered into that certain Amended and Restated Stockholders Agreement dated as of June 6, 1997, as further amended.

     Hicks Muse Fund III, Incorporated is the general partner of Hicks Muse GP Partners III, L.P. and, therefore, may be deemed to be the beneficial owner of shares beneficially owned by Hicks Muse GP Partners III, L.P.; Hicks Muse GP Partners III, L.P. is the general partner of HM3/GP Partners, L.P. and HM3 Coinvestors, L.P. and, therefore, may be deemed to be the beneficial owner of the shares beneficially owned by HM3/GP Partners, L.P., the shares owned of record by HM3 Coinvestors, L.P., and the shares issuable upon exercise of the warrant owned by HM3 Coinvestors, L.P.; HM3/GP Partners, L.P. is the general partner of HMTF/Viasystems Partners, L.P. and Hicks, Muse, Tate & Furst Equity Fund III, L.P. and, therefore, may be deemed to be the beneficial owner of the shares owned of record by HMTF/Viasystems Partners, L.P., the shares beneficially owned by Hicks, Muse, Tate & Furst Equity Fund III, L.P., the shares owned of record by Hicks, Muse, Tate & Furst Equity Fund III, L.P., and the shares issuable upon exercise of the warrant owned by Hicks, Muse, Tate & Furst Equity Fund III, L.P.; and Hicks, Muse, Tate & Furst Equity Fund III, L.P. holds an irrevocable proxy to vote the shares owned by the stockholders that have entered into that certain Amended and Restated Stockholders Agreement and, therefore, may be deemed to be the beneficial owner of the shares owned of record by such stockholders (see section entitled "Agreements Relating to the Election of Directors" in Item 10).

 (3) These figures include 85,482,939 shares of common stock beneficially owned by Mr. Hicks, 1,152,343 shares of common stock owned of record by Mr. Hicks, and 525,868 shares of common stock issuable upon exercise of the options owned by Mr. Hicks. Mr. Hicks disclaims beneficial ownership of common stock not owned of record by him.

     Of the 85,482,939 shares of common stock beneficially owned by Mr. Hicks:

        10,409,396 shares are beneficially owned by Hicks, Muse (1999) Fund IV, LLC and are described above in note (2);

        74,191,146 shares are beneficially owned by Hicks Muse Fund III, incorporated and are described above in note (2);

        462,300 shares are owned of record by Hicks, Muse PG-IV (1999), C.V. and 76,045 shares are issuable upon the exercise of a warrant owned by Hicks, Muse PG-IV (1999), C.V. ;

        234,740 shares are issuable upon the exercise of an option owned by Hicks, Muse & Co. Partners, L.P.;

        31,031 shares are owned of record by TOH, Jr. Ventures, Ltd.;

        19,658 shares are owned of record by TOH Investors, L.P.;

        248 shares are owned of record by HM 1-FOF Coinvestors, L.P.; and

        58,375 shares are owned of record by trusts for the benefit of Mr. Hicks' children, of which Mr. Hicks is the trustee.

     Mr. Hicks is the sole member of Hicks, Muse (1999) Fund IV, LLC and, therefore, may be deemed to be the beneficial owner of shares beneficially owned by Hicks, Muse (1999) Fund IV, LLC.

     Mr. Hicks is the sole shareholder of Hicks Muse Fund III, Incorporated and, therefore, may be deemed to be the beneficial owner of shares beneficially owned by Hicks Muse Fund III, Incorporated.

     Mr. Hicks is the sole member of HM Fund IV Cayman, LLC and, therefore, may be deemed to be the beneficial owner of the shares beneficially owned by HM Fund IV Cayman, LLC; HM Fund IV Cayman, LLC is the general partner of HM GP Partners IV Cayman, L.P. and, therefore, may be deemed to be the beneficial owner of the shares beneficially owned by HM GP Partners IV Cayman, L.P.; HM GP Partners IV Cayman, L.P. is the general partner of HM Equity Fund IV/GP Partners (1999), C.V. and, therefore, may be deemed to be the beneficial owner of the shares beneficially owned by HM Equity Fund IV/GP Partners (1999), C.V.; and HM Equity Fund IV/GP Partners (1999), C.V. is the general partner of Hicks, Muse PG-IV (1999), C.V. and, therefore, may be deemed to be the beneficial owner of the shares owned of record by Hicks, Muse PG-IV (1999), C.V. and the shares issuable upon the exercise of the warrant owned by Hicks, Muse PG-IV (1999), C.V.

     Mr. Hicks is the majority shareholder of HM Partners Inc. and, therefore, may be deemed to be the beneficial owner of the shares beneficially owned by HM Partners Inc.; HM Partners Inc. is the general partner of Hicks, Muse & Co. Partners, L.P. and, therefore, may be deemed to be the beneficial owner of the shares issuable upon exercise of the option owned by Hicks, Muse & Co, Partners, L.P.

     Mr. Hicks is the sole member of TOH Management Company, LLC and therefore, may be deemed to be the beneficial owner of the shares beneficially owned by TOH Management Company, LLC; TOH Management Company, LLC is the general partner of TOH, Jr. Ventures, Ltd. and TOH Investors, L.P. and, therefore, may be deemed to be the beneficial owner of the shares owned of record by TOH, Jr. Ventures, Ltd. and TOH Investors, L.P.

     Mr. Hicks is the sole shareholder of Hicks, Muse Latin America Fund I Incorporated and, therefore, may be deemed to be the beneficial owner of the shares beneficially owned by Hicks, Muse Latin America Fund I Incorporated; Hicks, Muse Latin America Fund I Incorporated is the general partner of Hicks, Muse GP Partners L.A., L.P. and, therefore, may be deemed to be the beneficial owner of the shares beneficially owned by Hicks, Muse GP Partners L.A., L.P.; Hicks, Muse GP Partners L.A., L.P. is the general partner of HM 1-FOF Coinvestors, L.P. and, therefore, may be deemed to be the beneficial owner of the shares owned of record by HM 1-FOF Coinvestors, L.P.

 (4) These figures include 2,204,583 shares of common stock beneficially owned by Mr. Sindelar and 737,257 shares of common stock issuable upon exercise of the options owned by Mr. Sindelar. Mr. Sindelar disclaims beneficial ownership of common stock not owned of record by him.

     Of the 2,204,583 shares of common stock beneficially owned by Mr. Sindelar:

        2,084,583 shares are owned of record by D&S Trust #2, of which Mr. Sindelar's brother is the sole trustee; and

        120,000 shares are owned of record by two trusts for the benefit of Mr. Sindelar's children, of which Mr. Sindelar is the trustee.

 (5) These figures include 1,119,450 shares of common stock beneficially owned by Mr. Conlon and 894,656 shares of common stock owned of record by Mr. Conlon. Mr. Conlon disclaims beneficial ownership of shares of common stock not owned of record by him.

     Of the 1,119,450 shares of common stock beneficially owned by Mr. Conlon:

        9,450 shares are owned of record by a trust for the benefit of Mr. Conlon's family, of which Mr. Conlon is the trustee; and

        1,110,000 shares are owned of record by Conlon Family L.P., of which Mr. Conlon controls.

 (6) These figures include 10,856 shares of common stock beneficially owned by Mr. Furst, 375,220 shares of common stock owned of record by Mr. Furst, and 331,180 shares of common stock issuable upon exercise of the options owned by Mr. Furst.

     Of the 10,856 shares of common stock beneficially owned by Mr. Furst:

     1,200 shares are owned of record by Mr. Furst's wife; and

     9,656 shares are owned of record by JF Investors, L.P., the general partner of which is controlled by Mr. Furst.

 (7) These figures include 10,000 shares of common stock beneficially owned by Mr. Vieser, 114,116 shares of common stock owned of record by Mr. Vieser, and 25,000 shares of common stock issuable upon exercise of the options owned by Mr. Vieser.

     All of the 10,000 shares of common stock beneficially owned by Mr. Vieser are owned of record by Mr. Vieser's wife.

 (8) These figures include 33,333 shares of common stock beneficially owned by Mr. Yontz, 83,333 shares of common stock owned of record by Mr. Yontz, and 8,334 shares of common stock issuable upon exercise of the options owned by Mr. Yontz. Mr. Yontz disclaims beneficial ownership of common stock not owned of record by him.

     All of the 33,333 shares of common stock beneficially owned by Mr. Yontz are owned of record by a trust for the benefit of Mr. Yontz's family, of which Mr. Yontz is the trustee.

 (9) These figures include 1,000 shares of common stock owned of record by Mr. Catanzaro and 105,000 shares of common stock issuable upon exercise of the options owned by Mr. Catanzaro.

(10) These figures include 162,500 shares of common stock issuable upon exercise of the options owned by Mr. Brigman.

(11) These figures include 32,000 shares of common stock owned of record by Mr. Tang and 74,666 shares of common stock issuable upon exercise of the options owned by Mr. Tang.

(12) These figures include 3,154,906 shares of common stock beneficially owned by Mr. Mills, 33,333 shares of common stock owned of record by Mr. Mills, and 599,018 shares of common stock issuable upon exercise of the options owned by Mr. Mills.

     All of the 3,154,906 shares of common stock beneficially owned by Mr. Mils are owned of record by a limited partnership controlled by Mr. Mills.

     Mr. Mills was the Chief Executive Officer of Group through July 16, 2001 and a director of Group through fiscal 2001, however, Mr. Mills is no longer an executive officer or a director of Group.

(13) These figures include 92,016,067 shares of common stock beneficially owned by the directors and 2,686,001 shares of common stock owned of record by the directors and officers, and 2,570,157 shares of common stock issuable upon the exercise of options owned by the directors and officers.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  SENIOR UNSECURED DEBT

     On July 19, 2001, we issued $100.0 million principal amount of senior unsecured notes and warrants to purchase 10 million shares of Group's common stock to affiliates of Hicks, Muse, Tate & Furst Incorporated for a purchase price of $100.0 million. The senior unsecured notes bear interest at 14% per annum and mature on May 1, 2007. Interest is not payable currently, but rather will accrete semi-annually and be payable in full at maturity of the senior unsecured notes. The warrants are immediately exercisable and have an exercise price of $.01 per share and terminate in 2011. We have allocated $30.0 million of the proceeds from the senior unsecured notes to paid-in-capital and $70.0 million to debt, which represents the relative fair value of the securities at the time of issuance. The resulting debt discount of $30.0 million is being amortized, using the effective interest method, over the life of the senior unsecured notes. At December 31, 2001, the remaining unamortized discount was $26.9 million. The fair value of the warrants was determined using a Black-Scholes pricing model, assuming expected volatility of 116%, a risk-free rate of return of 3.0% and a dividend yield of 0%. Mr. Hicks, Chairman of the Board of Group, is a principal stockholder of Hicks, Muse, Tate & Furst Incorporated.

  ACQUISITION OF VIASYSTEMS' INDEBTEDNESS

     Affiliates of Hicks, Muse, Tate & Furst Incorporated hold $232.1 million of Viasystems' 9 3/4 senior subordinated notes and $51.3 million of Viasystems' senior secured bank debt acquired through open market purchases at a discount to face amount. On March 29, 2002 we entered into an amendment to the credit facility which governs Viasystems' senior secured bank debt. The amendment provides, among other things, that the interest rate payable on borrowings under the credit facility be increased by .25% per annum. Additionally, approximately $1.5 million was paid to the credit facility lenders in connection with the amendment. See section entitled "Liquidity and Capital Resources" in Item 7. Mr. Hicks, Chairman of the Board of Group, is a principal stockholder of Hicks, Muse, Tate & Furst Incorporated.

  TRANSACTIONS WITH EUROPEAN PCB GROUP

     We guaranteed approximately 12 million British Pounds (approximately $18.0 million) of an obligation with the Department of Trade and Industry (the "DTI") of the United Kingdom in respect of a grant provided to Interconnection Systems (Holdings) Limited ("ISL"). The grant is also secured by land and a building in North Tyneside owned by ISL which has an appraised value in excess of the grant obligation. On January 31, 2002, we and European PCB Group (Cayman Islands), Ltd. ("European PCB Group") entered into a settlement agreement with the DTI. Under the settlement agreement, we and European PCB Group jointly and severally agreed to pay 12.0 million British Pounds (approximately $18.0 million) in 9 installments beginning January 31, 2002 and ending on December 31, 2003.

     In 2001, we purchased an aggregate of $17.1 million of printed circuit boards and other products from European PCB Group and had sales of $6.4 million to European PCB Group. In addition, we paid approximately $4.4 million in sales-force fees and commissions to European PCB Group and received $1.5 million in management fees from European PCB Group in fiscal year 2001. Messrs. David M. Sindelar, Group's Chief Executive Officer and a director, Timothy L. Conlon, Group's President, Chief Operating Officer and a director, and Richard W. Vieser and Kenneth F. Yontz, each directors, beneficially own equity interests in European PCB Group.

  PURCHASES FROM INTERNATIONAL WIRE GROUP, INC.

     In conjunction with Group's initial public offering, Group acquired the wire harness business of International Wire Group, Inc., an affiliate of Hicks, Muse, Tate & Furst Incorporated. Group's wire harness operations, in accordance with negotiated contract terms, purchased an aggregate of $36.8 million of product from International Wire Group, Inc. in fiscal year 2001. Mr. Hicks, Chairman of the Board of Group, is a principal stockholder of Hicks, Muse, Tate & Furst Incorporated.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

     (a) 1. Financial Statements

     The information required by this item is included in Item 8 of Part II of this Form 10-K.

     2. Financial Statement Schedule

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                         FOR THE YEAR ENDED DECEMBER 31

ALLOWANCE FOR DOUBTFUL ACCOUNTS --  BALANCE AT                     CHARGES TO                               BALANCE AT
DEDUCTED FROM RECEIVABLES IN THE    BEGINNING     ACQUISITIONS/     COST AND     ACCOUNTS     TRANSLATION     END OF
BALANCE SHEET                       OF PERIOD    (DISTRIBUTIONS)    EXPENSES    WRITTEN OFF   ADJUSTMENTS     PERIOD
----------------------------------  ----------   ---------------   ----------   -----------   -----------   ----------
                                                                      (IN THOUSANDS)
1999............................      $4,223         $2,632         $ 1,784       $  (973)       $(255)      $ 7,411
                                      ======         ======         =======       =======        =====       =======
2000............................      $7,411         $ (327)(1)     $   564       $  (383)       $ (32)      $ 7,233
                                      ======         ======         =======       =======        =====       =======
2001............................      $7,233         $  302         $11,483       $(3,290)       $ (74)      $15,654
                                      ======         ======         =======       =======        =====       =======

---------------

(1) Included in this figure is $(2,439) which was a reduction in the allowance for doubtful accounts as a result of the distribution of the operations formerly conducted by ISL Forward, Zincocelere and Viasystems Sweden in March 2000. This reduction is offset by an increase in the allowance for doubtful accounts of $2,112 from the acquisitions completed in 2000.

VALUATION ALLOWANCE FOR
DEFERRED TAX ASSETS --      BALANCE AT                       CHARGES TO    CHARGES TO                   BALANCE AT
DEDUCTED FROM DEFERRED      BEGINNING     ACQUISITIONS/       COST AND    EXTRAORDINARY   TRANSLATION     END OF
TAXES IN THE BALANCE SHEET  OF PERIOD    (DISTRIBUTIONS)      EXPENSES        ITEMS       ADJUSTMENTS     PERIOD
--------------------------  ----------   ---------------     ----------   -------------   -----------   ----------
1999....................     $      0      $         0        $244,255       $     0          $0         $244,255
                             ========      ===========        ========       =======          ==         ========
2000....................     $244,255      $   (87,723)(2)    $230,967       $10,918          $0         $398,417
                             ========      ===========        ========       =======          ==         ========
2001....................     $398,417      $         0        $128,000       $     0          $0         $526,417
                             ========      ===========        ========       =======          ==         ========

---------------

(2) Included here is the reduction in the valuation allowance as a result of the distribution of the operations formerly conducted by ISL, Forward and Zincocelere.

     3. Exhibits

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 2.1      --   Securities Purchase Agreement, dated as of October 1, 1996, among Viasystems Group, Inc. (formerly known as Circo Craft
               Holding Company) and certain Purchasers (as defined
               therein)(2)
 2.2      --   Acquisition Agreement, dated as of November 26, 1996, among
               Lucent Technologies Inc., Viasystems Group, Inc. (formerly known as Circo Technologies Group, Inc.) and Viasystems,
               Inc. (formerly known as Circo Craft Technologies, Inc.)(2)
 2.3      --   Agreement and Plan of Merger, dated as of April 11, 1997 by and among Viasystems Group, Inc., HMTF Acquisition, L.P.,
               HMTF U.K. Acquisition Company, Hicks, Muse, Tate & Furst
               Equity Fund III and HM3 Coinvestors, L.P.(2)
 2.4      --   Agreement and Plan of Merger, dated as of June 5, 1997, by and between Viasystems Group, Inc. and Chips Holdings,
               Inc.(2)
 2.5      --   Agreement and Plan of Merger, dated as of June 6, 1997, by and between Viasystems, Inc. and Chips Acquisition, Inc.(2)
 2.6      --   Acquisition Agreement, dated as of January 29, 1998, among
               Viasystems B.V. and Print Service Holding N.V.(5)
 2.7      --   Sale and Purchase Agreement, dated as of February 11, 1998, between Viasystems, S.r.l., as purchaser, European Circuits
               SA and individuals named therein, as sellers(5)
 2.8      --   Share Purchase Agreement, dated August 1, 1999, among
               Termbray Electronics (B.V.I.) Limited, Termbray Industries
               International (Holdings) Limited, Viasystems, Inc. and
               Viasystems Group, Inc.(7)
 2.9      --   Stock Purchase Agreement, dated March 23, 2000, by and among
               International Wire Group, Inc., Wirekraft Industries, Inc.
               and Viasystems International, Inc.(14)
 3.1      --   Amended and Restated Certificate of Incorporation of
               Viasystems Group, Inc.(13)
 3.2      --   Amended and Restated Bylaws of Viasystems Group, Inc.(13)
 4.1      --   Credit Agreement, dated as of March 29, 2000, among
               Viasystems Group, Inc., as Guarantor, Viasystems, Inc. as
               U.S. Borrower, Viasystems Canada, Inc. and Print Service
               Holding N.V., as Foreign Subsidiary Borrowers, The Several
               Banks and other Financial Institutions parties thereto, The
               Chase Manhattan Bank of Canada, as Canadian Administrative
               Agent, Chase Manhattan Bank International Limited, as
               Multicurrency Administrative Agent, and The Chase Manhattan
               Bank, as Administrative Agent, Bank of America, N.A. as
               Syndication Agent, Bankers Trust Company, as Syndication
               Agent, and Chase Securities Inc., as Sole Book Manager and
               Sole Lead Arranger.(13)
 4.2      --   Indenture, dated as of June 6, 1997, by and between
               Viasystems, Inc. and The Bank of New York, as Trustee(2)
 4.3      --   Form of New Note (included in Exhibit 4.2, Exhibit B)
 4.4      --   Indenture, dated as of February 17, 1998, by and between
               Viasystems, Inc. and The Bank of New York, as Trustee(5)
 4.5      --   Form of Exchange Note (included in Exhibit 4.4, Exhibit B)
 4.6      --   First Amendment, dated April 23, 2001, to the Credit
               Agreement, Dated as of March 29, 2000, among Viasystems
               Group, Inc., as Guarantor, Viasystems, Inc., as U.S.
               Borrower, Viasystems Canada, Inc. and Print Service Holding
               N.V., as Foreign Subsidiary Borrowers, The Several Banks and
               other Financial Institutions parties thereto, The Chase
               Manhattan Bank of Canada, as Canadian Administrative Agent,
               Chase Manhattan Bank International Limited, as Multicurrency
               Administrative Agent, and The Chase Manhattan Bank, as
               Administrative Agent, Bank of America, N.A. as Syndication
               Agent, Bankers Trust Company, as Syndication Agent, and
               Chase Securities Inc., as Sole Book Manager and Sole Lead
               Arranger.(15)

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 4.7      --   Second Amendment, dated as of June 28, 2001, to the Credit
               Agreement, dated as of March 29, 2000, as amended by the
               First Amendment dated as of April 23, 2001, among Viasystems
               Group, Inc., Viasystems, Inc., as U.S. Borrower, Viasystems
               Canada, Inc. And Print Service Holding N.V., as Foreign
               Subsidiary Borrowers, the several banks and other financial institutions parties thereto, The Chase Manhattan Bank of
               Canada, as Canadian Administrative Agent, Chase Manhattan
               Bank International Limited, as Multicurrency Administrative
               Agent, and The Chase Manhattan Bank, as Administrative
               Agent.(16)
 4.8      --   Form of Warrant Certificate dated as of July 19, 2001,
               issued in the denominations and to the investors listed on
               Annex A thereto.(16)
 4.9      --   Form of 14% Senior Note due 2007 dated as of July 19, 2001, issued in the denominations and to the investors listed on
               Annex A thereto.(16)
 4.10     --   Registration Rights Agreement dated as of July 19, 2001, by and among Viasystems Group, Inc. and the investors named
               herein. (16)
 4.11     --   Third Amendment, dated as of March 29, 2002, to the Credit
               Agreement, dated as of March 29, 2000, as amended by the
               First Amendment dated as of April 23, 2001, and the Second
               Amendment dated as of June 28, 2001, among Viasystems Group,
               Inc., Viasystems, Inc. as U.S. Borrower, Viasystems Canada,
               Inc. and Print Service Holding N.V., as Foreign Subsidiary
               Borrowers, the several banks and other financial
               institutions parties thereto, The Chase Manhattan Bank of
               Canada, as Canadian Administrative Agent, Chase Manhattan
               Bank International Limited, as Multicurrency Administrative
               Agent, and The Chase Manhattan Bank, as Administrative
               Agent.(17)
 4.12     --   Form of Indenture between Viasystems, Inc. and [Trustee](1)
10.1      --   Supply Agreement dated as of November 26, 1996, by and
               between Lucent Technologies Inc. and Circo Craft
               Technologies, Inc. (confidential treatment was granted with respect to certain portions of this exhibit)(4)
10.2      --   Amended and Restated Viasystems Group, Inc. 1997 Stock
               Option Plan(2)
10.3      --   Form of Amended and Restated Stock Option Agreement dated as of March 30, 2000 between Viasystems Group, Inc. and James
               N. Mills(12)
10.4      --   Form of Amended and Restated Stock Option Agreement dated as of March 30, 2000 between Viasystems Group, Inc. and David
               M. Sindelar(12)
10.5      --   Viasystems Group, Inc. Stock Option Agreement, dated as of
               February 4, 1997, with Richard W. Vieser(3)
10.6      --   Viasystems Group, Inc. Stock Option Agreement, dated as of
               February 4, 1997, with Kenneth F. Yontz(3)
10.7      --   Third Amended and Restated Monitoring and Oversight
               Agreement, dated as of June 6, 1997, among Viasystems Group,
               Inc., Viasystems, Inc., Viasystems Technologies Corp., Circo
               Craft Co. Inc., Viasystems International, Inc., PCB
               Acquisition Limited, PCB Investments PLC, Chips Acquisition
               Limited and Hicks, Muse & Co. Partners, L.P.(3)
10.8      --   Third Amended and Restated Financial Advisory Agreement
               dated as of June 6, 1997, among Viasystems Group, Inc.,
               Viasystems, Inc., Viasystems Technologies Corp., Circo Craft
               Co. Inc., Viasystems International, Inc., PCB Acquisition
               Limited, PCB Investments PLC, Chips Acquisition Limited and
               Hicks, Muse & Co. Partners, L.P.(3)
10.9      --   Amended and Restated Executive Employment Agreement, dated as of February 16, 2000, by and among Viasystems Group,
               Inc., Viasystems, Inc., Viasystems Technologies Corp. LLC
               and James N. Mills(10)
10.10     --   Amended and Restated Executive Employment Agreement, dated as of February 16, 2000, by and among Viasystems Group,
               Inc., Viasystems, Inc., Viasystems Technologies Corp. LLC
               and David M. Sindelar(10)
10.11     --   Agreement, dated as of December 30, 1996, between
               Viasystems, Inc. (formerly known as Circo Craft
               Technologies, Inc.) and the Communication Workers of
               America(3)

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
10.12     --   Environmental, Health and Safety Agreement, dated as of
               November 26, 1996, between Lucent Technologies and
               Viasystems, Inc. (formerly known as Circo Craft
               Technologies, Inc.)(2)
10.13     --   Amended and Restated Executive Employment Agreement, dated as of February 16, 2000, by and among Viasystems Group,
               Inc., Viasystems, Inc. and Viasystems Technologies Corp. LLC
               and Timothy L. Conlon(10)
10.14     --   Amended and Restated Stockholders Agreement, dated as of
               June 6, 1997, among Viasystems Group, Inc. and certain
               stockholders of Viasystems Group, Inc.(11)
10.15     --   First Amendment to Amended and Restated Stockholders
               Agreement, dated as of November 4, 1998, among Viasystems
               Group, Inc. and certain stockholders of Viasystems Group,
               Inc.(11)
10.16     --   Parts Sourcing Contract, dated as of December 2, 1994, among
               Wirekraft Industries, Inc. and General Electric Company
               (Confidential treatment has been granted with respect to
               certain portions of this exhibit.)(8)
10.17     --   Agreement dated as of December 29, 1995 among Wirekraft
               Industries, Inc. and General Electric Company (Confidential
               treatment has been granted with respect to certain portions of this exhibit.)(9)
10.18     --   Viasystems Group, Inc. 1999 Key Management Incentive
               Compensation Plan(11)
10.19     --   Contract Manufacturing Agreement, dated January 1, 2000, by and between Mommers Print Service BV and Viasystems Sweden
               AB(14)
10.20     --   Contract Manufacturing Agreement, dated January 1, 2000, by and between Mommers Print Service BV and Viasystems Tyneside
               Limited(14)
10.21     --   Supply Agreement, dated as of March 29, 2000, by and between
               International Wire Group, Inc. and Wirekraft Industries,
               Inc.(14)
10.22     --   Termination and Release Agreement, dated as of March 29,
               2000, by and among Viasystems Group, Inc., Viasystems, Inc.,
               Viasystems Technologies Corp., Viasystems Canada, Inc.
               (f/k/a Circo Craft Co. Inc.), PCB Investments Limited,
               Viasystems International, Inc., Viasystems Group Limited
               (f/k/a PCB Acquisition Limited), Chips Acquisition Limited,
               and Hicks, Muse & Co. Partners, L.P.(13)
10.23     --   Agreement dated as of February 4, 2002, among Viasystems
               Group, Inc., Viasystems, Inc., Viasystems Technologies Corp.
               LLC, Viasystems Milwaukee, Inc., Viasystems International,
               Inc., Wire Harness LLC, Viasystems Milford LLC, Viasystems
               San Jose, Inc., Viasystems Portland, Inc., and James N.
               Mills(1)
21.1      --   Subsidiaries of Viasystems Group, Inc.(17)
23.1      --   Consent of PricewaterhouseCoopers LLP(17)

---------------

 (1) Filed herewith.

 (2) Incorporated by reference to the Registration Statement of Viasystems, Inc. on Form S-1. (File No. 333-29727).

 (3) Incorporated by reference to Amendment No. 1 to the Registration Statement of Viasystems, Inc. on Form S-1.

 (4) Incorporated by reference to Amendment No. 2 to the Registration Statement of Viasystems, Inc. on Form S-1.

 (5) Incorporated by reference to Viasystems, Inc.'s 1997 Annual Report on Form 10-K.

 (6) Incorporated by reference to Viasystems, Inc.'s 1998 Annual Report on Form 10-K.

 (7) Incorporated by reference to the Form 8-K/A of Viasystems, Inc. filed on October 15, 1999.

 (8) Incorporated by reference to the Registration Statement of International Wire Group, Inc. on Form S-1 (File No. 333-93970).

 (9) Incorporated by reference to International Wire Group, Inc.'s 1995 Annual Report on Form 10-K.

(10) Incorporated by reference to Amendment No. 1 to Viasystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-94321).

(11) Incorporated by reference to Amendment No. 2 to Viasystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-94321).

(12) Incorporated by reference to Amendment No. 3 to Viasystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-94321).

(13) Incorporated by reference to Viasystems Group, Inc.'s Form 10-Q filed on May 10, 2000.

(14) Incorporated by reference to Viasystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-46780).

(15) Incorporated by reference to Viasystems Group, Inc.'s Form 10-Q filed on May 3, 2001.

(16) Incorporated by reference to Viasystems Group, Inc.'s Form 10-Q filed on July 30, 2001.

(17) Incorporated by reference to Viasystems Group, Inc.'s 2001 Annual Report on Form 10-K filed on April 1, 2002.

     (b) Reports on Form 8-K

     No reports on Form 8-K were filed during the fourth quarter of 2001.

                                  EXHIBIT B-2

                       Viasystems Group, Inc.'s Form 10-Q
                      for the quarter ended June 30, 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM 10-Q

 (Mark One)
    [X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



             FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2002



                                   OR




    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



             FOR THE TRANSITION PERIOD FROM           TO

                        COMMISSION FILE NUMBER 001-15755

                             VIASYSTEMS GROUP, INC.
               (Exact name of Registrant as specified in charter)

                   DELAWARE                                      75-2668620
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                             101 SOUTH HANLEY ROAD
                              ST. LOUIS, MO 63105
                                 (314) 727-2087
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]     No [ ]

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

                           CLASS                             OUTSTANDING AT AUGUST 14, 2002
                           -----                             ------------------------------
  Viasystems Group, Inc. Common Stock, par value $.01 per          141,534,081 shares
                            share

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
                 PART I -- FINANCIAL INFORMATION
Item 1.  Financial Statements
Viasystems Group, Inc. & Subsidiaries
  Condensed Consolidated Balance Sheets as of December 31,
     2001 and June 30, 2002.................................    1
  Condensed Consolidated Statements of Operations for the
     three and six months ended June 30, 2001 and 2002......    2
  Condensed Consolidated Statements of Cash Flows for the
     three and six months ended June 30, 2001 and 2002......    3
  Notes to Condensed Consolidated Financial Statements......    4
Item 2.  Management's Discussion and Analysis of Results of
  Operations and Financial Condition........................   12
Item 3.  Quantitative and Qualitative Disclosures about
  Market Risk...............................................   17

                   PART II -- OTHER INFORMATION
Item 3.  Defaults Upon Senior Securities....................   18
Item 6.  Exhibits and Reports on Form 8-K...................   18

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,     JUNE 30,
                                                                  2001           2002
                                                              ------------   ------------
                                                                             (UNAUDITED)
                                                                    (IN THOUSANDS)
                                         ASSETS

Current assets:
  Cash and cash equivalents.................................  $    34,202    $    85,153
  Accounts receivable, net..................................      157,443        173,918
  Inventories...............................................      113,589        106,862
  Prepaid expenses and other................................       37,036         40,694
                                                              -----------    -----------
     Total current assets...................................      342,270        406,627
Property, plant and equipment, net..........................      353,651        336,267
Intangibles and other assets, net...........................      292,124        275,018
                                                              -----------    -----------
     Total assets...........................................  $   988,045    $ 1,017,912
                                                              ===========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term obligations and amounts
     subject to acceleration (includes $0 and $368,243 held
     by related parties, respectively)......................  $     3,215    $ 1,100,660
  Accounts payable..........................................      125,897        130,158
  Accrued and other liabilities.............................       90,502        106,559
  Income taxes payable......................................          602          2,463
                                                              -----------    -----------
     Total current liabilities..............................      220,216      1,339,840
Long-term obligations, less current maturities (includes
  $242,900
  And $0 held by related parties, respectively).............    1,037,704          9,759
Other non-current liabilities...............................       40,449         39,778
Preferred Stock:
  Series B preferred stock..................................       51,612         54,658
Stockholders' equity:
  Common stock..............................................        1,416          1,416
  Paid-in capital...........................................    1,581,606      1,578,560
  Accumulated deficit.......................................   (1,901,957)    (1,975,217)
  Treasury stock, at cost...................................         (122)          (122)
  Accumulated other comprehensive loss......................      (42,879)       (30,760)
                                                              -----------    -----------
     Total stockholders' equity.............................     (361,936)      (426,123)
                                                              -----------    -----------
     Total liabilities and stockholders' equity.............  $   988,045    $ 1,017,912
                                                              ===========    ===========

     See accompanying notes to condensed consolidated financial statements.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    THREE MONTHS ENDED      SIX MONTHS ENDED
                                                         JUNE 30,               JUNE 30,
                                                   --------------------   --------------------
                                                     2001        2002       2001        2002
                                                   ---------   --------   ---------   --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                   (UNAUDITED)
Net sales........................................  $ 309,149   $231,593   $ 698,340   $456,304
Operating expenses:
  Cost of goods sold.............................    305,716    189,954     616,164    373,705
  Selling, general and administrative............     23,298     22,604      51,799     45,853
  Depreciation...................................     21,915     18,384      44,177     36,338
  Amortization...................................     11,726      6,590      23,193     13,312
  Reorganization expenses........................         --      4,590          --      4,590
  Restructuring and impairment charges...........    105,524      7,566     117,531      7,566
                                                   ---------   --------   ---------   --------
Operating loss...................................   (159,030)   (18,095)   (154,524)   (25,060)
Other expenses:
  Interest expense, net..........................     23,949     26,087      45,997     50,727
  Amortization of deferred financing costs.......        949      1,206       1,785      2,316
  Other expense (income), net....................        613     (4,913)        971     (4,843)
                                                   ---------   --------   ---------   --------
Loss before income taxes.........................   (184,541)   (40,475)   (203,277)   (73,260)
Income taxes.....................................         --         --          --         --
                                                   ---------   --------   ---------   --------
     Net loss....................................  $(184,541)  $(40,475)  $(203,277)  $(73,260)
                                                   =========   ========   =========   ========
Basic net loss per weighted average common
  share..........................................  $   (1.32)  $  (0.30)  $   (1.47)  $  (0.54)
                                                   =========   ========   =========   ========
Diluted net loss per weighted average common
  share..........................................  $   (1.32)  $  (0.30)  $   (1.47)  $  (0.54)
                                                   =========   ========   =========   ========

     See accompanying notes to condensed consolidated financial statements.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                                2001        2002
                                                              ---------   --------
                                                                 (IN THOUSANDS)
                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................................  $(203,277)  $(73,260)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................     67,370     49,650
     Amortization of deferred financing costs...............      1,786      2,316
     Joint venture income...................................       (187)      (298)
     Gain on sale of joint venture interest.................         --     (4,187)
     Paid-in-kind interest and amortization of discount on
      Senior Unsecured Notes................................         --     10,844
     Paid-in-kind notes for interest on notes due from
      affiliates............................................     (3,079)        --
     Impairment of assets...................................     75,043      4,748
     Write-off of inventory.................................     49,290         --
     Deferred taxes.........................................         --       (494)
     Change in assets and liabilities, net of acquisitions:
       Accounts receivable..................................     26,502    (13,348)
       Inventories..........................................     44,407      9,024
       Prepaid expenses and other...........................     16,063     (2,361)
       Accounts payable and accrued and other liabilities...    (93,710)    15,649
       Income taxes payable.................................     (1,352)    (1,940)
                                                              ---------   --------
          Net cash used in operating activities.............    (21,144)    (3,657)
Cash flows from investing activities:
  Acquisitions, net of cash acquired........................    (10,564)        --
  Sale of joint venture interest............................         --     14,500
  Capital expenditures......................................    (50,510)   (15,660)
                                                              ---------   --------
          Net cash used in investing activities.............    (61,074)    (1,160)
Cash flows from financing activities:
  Repayment of amounts due under the chips loan notes.......   (285,312)        --
  Borrowings under the credit agreement term loans..........    288,750         --
  Repayments under the credit agreement term loans..........         --       (500)
  Net borrowings on revolvers...............................     72,600     60,000
  Net repayments of other long-term obligations.............    (15,325)      (648)
  Financing fees and other..................................     (2,062)    (3,192)
                                                              ---------   --------
          Net cash provided by financing activities.........     58,651     55,660
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (1,213)       108
                                                              ---------   --------
Net change in cash and cash equivalents.....................    (24,780)    50,951
Cash and cash equivalents -- beginning of the period........     45,676     34,202
                                                              ---------   --------
Cash and cash equivalents -- end of the period..............  $  20,896   $ 85,153
                                                              =========   ========

     See accompanying notes to condensed consolidated financial statements.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     The unaudited interim condensed consolidated financial statements of Viasystems Group, Inc. ("Group") and its subsidiaries reflect all adjustments consisting only of normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of financial position and results of operations. Group, together with its subsidiaries, is herein referred to as the "Company." The results for the three and six months ended June 30, 2002, are not necessarily indicative of the results that may be expected for a full fiscal year. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Group's 2001 Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission.

2.  SALE OF JOINT VENTURE INTEREST

     In June 2002, the Company sold its entire equity interest in Raintherm Limited, a manufacturer of thermal management systems used in custom metal enclosures to A/S Dantherm Holding Company. In connection with such disposition, the Company entered into a supply agreement with the buyer, whereby, the Company agreed to purchase, to the extent needed, certain thermal management products from the buyer. Total consideration received was $14,500 resulting in a gain on sale of $4,187 recorded in other income in the condensed consolidated statement of operations.

3.  RESTRUCTURING AND IMPAIRMENT CHARGES

     In light of the continued economic downturn related to many of its key telecommunication and networking customers, the Company has continued its restructuring activities during 2002. The continued downturn has made it necessary for the Company to regularly evaluate its cost position compared to currently anticipated levels of business. During 2002, this continued evaluation has resulted in additional plant shutdowns and downsizings to reduce costs to more appropriate levels, in line with current and expected customer demand. A summary of the restructuring activity taken during 2002 is as follows:

     During the quarter ended March 31, 2002, the Company recorded a restructuring charge of $1,646, primarily related to workforce reductions at its Italian metal fabrication and assembly facility. The workforce reduction impacted a total of 82 employees all of which were regular employees. Seven of these employees were terminated by March 31, 2002, with an additional 31 employees to be terminated by the end of 2002 and the remainder to be terminated in 2003.

     Additionally, during the quarter ended March 31, 2002, the Company reversed $1,646 of excess restructuring accruals, primarily related to the closure of its Puerto Rico PCB fabrication facility.

     During the quarter ended June 30, 2002, the Company recorded a restructuring charge of $2,818 primarily related to the closure of its remaining printed circuit board assembly operation in San Jose, California and other workforce reductions in North America. The San Jose facility closure impacted a total of 198 employees, all of which were regular, non-union employees. 173 of these employees were terminated by the end of July 2002, the last month of operations with the remaining 25 transition team employees to be terminated during the third quarter of 2002. The other North American workforce reductions impacted a total of 73 employees, of which, 49 were regular, non-union employees and 24 were temporary employees.

     In connection with the closure of the San Jose, California printed circuit board assembly operation, the Company also recorded impairment charges totaling $4,748 to write-down to fair value assets being held for sale related to this operation. The impairment consisted of a write-down of $1,888 for land and building and $2,860 for machinery and equipment as well as office equipment. The Company is actively holding this

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES
property and equipment for sale and expects to complete the disposal of these assets during 2002. At June 30, 2002, these assets had a net book value of $6,598, of which, $4,600 related to the land and building.

     Below is a table summarizing restructuring and impairment activity for the six months ended June 30, 2002:

                                                     THREE MONTHS ENDED               CUMULATIVE DRAWDOWNS
                           BALANCE AT    ------------------------------------------   ---------------------   BALANCE AT
                          DECEMBER 31,   MARCH 31,   JUNE 30,                           CASH      NON-CASH     JUNE 30,
                              2001         2002        2002     REVERSALS    TOTAL    PAYMENTS     CHARGES       2002
                          ------------   ---------   --------   ---------   -------   ---------   ---------   ----------
Restructuring
  Activities:
  Personnel and
    severance...........    $ 7,570       $1,106      $1,802     $    --    $ 2,908    $2,631      $   --      $ 7,847
  Lease and other
    contractual
    commitments.........      7,343          540          25      (1,646)    (1,081)    1,948          --        4,314
  Other.................        155           --         991          --        991        57          --        1,089
Asset Impairments.......         --           --       4,748          --      4,748        --       4,748           --
                            -------       ------      ------     -------    -------    ------      ------      -------
Total restructuring and
  impairment charges....    $15,068       $1,646      $7,566     $(1,646)   $ 7,566    $4,636      $4,748      $13,250
                            =======       ======      ======     =======    =======    ======      ======      =======

     The restructuring and impairment charges were determined based on formal plans approved by the Company's management using the best information available to it at the time. The amounts the Company may ultimately incur may change as the balance of the plans are executed.

4.  INVENTORIES

     The composition of inventories at June 30, 2002, is as follows:

Raw materials...............................................  $ 50,058
Work in process.............................................    31,130
Finished goods..............................................    25,674
                                                              --------
     Total..................................................  $106,862
                                                              ========

5.  GOODWILL AND OTHER INTANGIBLE ASSETS

     Effective January 1, 2002, the Company implemented Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets", and as a result, ceased amortizing goodwill and other indefinite lived intangible assets.

     Also in connection with the implementation, the Company evaluated its goodwill and other indefinite lived intangible assets for impairment in accordance with SFAS 142. The evaluation did not result in an impairment charge at any of the Company's reporting units.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     Had the implementation of SFAS 142 occurred at January 1, 2001, and amortization of goodwill ceased, net loss, basic net loss per weighted average common share and diluted net loss per weighted average common share for the three and six months ended June 30, 2001, would have been as follows:

                                                                    JUNE 30, 2001
                                                              -------------------------
                                                              THREE MONTHS   SIX MONTHS
                                                                 ENDED         ENDED
                                                              ------------   ----------
Net loss, as reported.......................................   $(184,541)    $(203,277)
Add back: goodwill amortization.............................       4,765         9,495
                                                               ---------     ---------
Adjusted net loss...........................................   $(179,776)    $(193,782)
                                                               =========     =========
Adjusted basic net loss per weighted average common share...   $   (1.28)    $   (1.40)
                                                               =========     =========
Adjusted diluted net loss per weighted average common
  share.....................................................   $   (1.28)    $   (1.40)
                                                               =========     =========

     Included in the Company's intangible assets at December 31, 2001 and June 30, 2002 is goodwill totaling approximately $213,000 that is not subject to amortization. During the three and six months ended June 30, 2002, there were no acquisitions of intangible assets. The components of intangible assets subject to amortization were as follows:

                                          DECEMBER 31, 2001                 JUNE 30, 2002
                                    -----------------------------   -----------------------------
                                    GROSS CARRYING   ACCUMULATED    GROSS CARRYING   ACCUMULATED
                                        AMOUNT       AMORTIZATION       AMOUNT       AMORTIZATION
                                    --------------   ------------   --------------   ------------
Developed technologies...........      $ 37,443        $(14,969)       $ 38,689        $(17,191)
Customer list....................        70,240         (57,463)         70,642         (68,815)
Other............................         2,651            (496)          2,651            (688)
                                       --------        --------        --------        --------
     Total.......................      $110,334        $(72,928)       $111,982        $(86,694)
                                       ========        ========        ========        ========

     Expected future annual amortization expense is as follows:

Fiscal Years:
  2002*.....................................................  $ 3,679
  2003......................................................    2,845
  2004......................................................    2,455
  2005......................................................    2,207
  2006......................................................    2,010
  Thereafter................................................   12,092
                                                              -------
                                                              $25,288
                                                              =======

---------------

* Represents remaining six month period ending December 31, 2002.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

6.  LONG-TERM OBLIGATIONS AND PLAN OF REORGANIZATION

     The composition of long-term obligations at June 30, 2002, is as follows:

Credit Agreement:
  Term facilities...........................................  $  437,250
  Revolvers.................................................      70,600
Senior Subordinated Notes due 2007..........................     400,000
Series B Senior Subordinated Notes due 2007.................     100,000
Series B Senior Subordinated Notes due 2007, Premium........       2,814
Senior Unsecured Notes, including paid-in-kind interest of
  $13,810...................................................     113,810
Senior Unsecured Notes, discount............................     (23,440)
Other and capital lease obligations.........................       9,385
                                                              ----------
                                                               1,110,419
Less: current maturities and amounts subject to
  acceleration..............................................   1,100,660
                                                              ----------
                                                              $    9,759
                                                              ==========

     The Company has experienced and continues to experience financial difficulties primarily as a result of the dramatic downturn in telecommunication and networking component demand that occurred in 2001 and continues through 2002. The economic downturn affecting the Company's large telecommunication and networking customer base has resulted in slower sales and weaker cash flows than management originally expected. As a result of the downturn and the Company's highly leveraged capital structure, the Company failed to satisfy certain financial maintenance covenants contained in its senior secured credit facility at the end of the first quarter of 2002.

     In anticipation of this circumstance, during the first quarter of 2002, the Company's board of directors established a special committee and retained Rothschild Inc. as independent financial advisor to evaluate recapitalization alternatives that would reduce its debt and strengthen its balance sheet. In addition, the Company entered into an amendment to the senior secured credit facility on March 29, 2002 and a subsequent amendment on May 29, 2002 under which its senior secured credit facility lenders agreed to refrain from exercising any rights or remedies under such facility in respect of the Company's failure to comply with specified covenants thereunder prior to August 29, 2002. Under the terms of the amendments, the Company's revolving borrowings under the senior secured credit facility are limited to $100 million, unless its consolidated net sales for the preceding eight week period exceed specified thresholds, in which case the Company's revolving loan availability is increased to $150 million. The amendments further increased the interest rates payable on these borrowings by .25% per annum, imposed additional financial and operating restrictions and provides for the grant of certain additional liens to secure these borrowings.

     On May 30, 2002, the Company also announced that in light of these developments and consistent with the terms of the forbearance agreement with the senior secured credit facility lenders, the Company would not make the scheduled $24.4 million interest payment on our senior subordinated notes that was due on June 3, 2002. As a result of the failure to make this interest payment, an event of default has occurred and is continuing under its senior subordinated notes. Accordingly, the holders of these notes currently have the right to accelerate payment thereunder. In addition, if the senior secured credit facility lenders demand repayment of such indebtedness following the expiration of the existing forbearance agreement, the holders of the Company's senior unsecured notes will have the right to accelerate payment thereunder.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     During the second fiscal quarter of 2002, the Company began negotiations with its senior secured credit facility lenders, holders of its senior unsecured notes and holders of its senior subordinated notes regarding a recapitalization plan.

     On July 2, 2002, the Company announced that it had reached an agreement in principle with the steering committee of the senior secured credit facilities, affiliates of Hicks, Muse, Tate & Furst Incorporated, and an ad hoc committee of the holders of senior subordinated notes of Viasystems, Inc. regarding the terms of a recapitalization plan. Members of these creditor groups hold collectively approximately 42% of the existing outstanding indebtedness under the Company's senior secured credit facility, 100% of the principal amount of outstanding unsecured senior notes and 70% of the principal amount of outstanding senior subordinated notes.

     The agreement in principle provides for the modification of the terms of the Company's existing senior secured indebtedness and the conversion of approximately $715 million of existing indebtedness into preferred and common stock. The agreement in principle also contemplates the execution of an as yet uncommitted revolving credit facility to meet the Company's future working capital requirements. Based on the terms of the agreement in principle and ongoing negotiations with the Company's creditor constituencies, it is anticipated that holders of Viasystems Group, Inc.'s preferred stock will receive a nominal distribution in the form of warrants to purchase common stock and that the holders of common stock will receive no recovery.

     The Company has continued the negotiation of definitive agreements with its principal creditor constituencies to implement the recapitalization transactions contemplated by the agreement in principle. The Company's objective is to complete these negotiations, execute the definitive agreements and publicly announce the recapitalization plan as soon as possible, preferably within the next two weeks. However, there can be no assurance that the Company will succeed in completing the negotiations and entering into the definitive agreements or that the recapitalization plan contemplated by the agreement in principle will be consummated on the terms described above, if at all.

     As of June 30, 2002, the Company had $85.2 million of cash and cash equivalents and the Company had revolver availability under the senior secured credit facility of $17.9 million.

     The Company anticipates that its primary uses of cash for the next twelve months will be:

     - to meet working capital requirements;

     - for capital expenditures for maintenance, replacement and acquisitions of equipment, expansion of capabilities, productivity improvements and product and process technology development; and

     - to pay interest on, and to repay principal of, indebtedness under its senior secured credit facility.

     The Company's primary sources of cash are cash on hand, cash from operating activities and revolving borrowings under its existing senior secured credit facility. These sources of cash would be sufficient to meet the Company's anticipated requirements for working capital, capital expenditures, and debt service under its senior secured credit facility over the next 12 months, but would not be sufficient to make required interest payments on its senior subordinated notes. Further, in the event the Company's senior secured lenders demand repayment of such indebtedness following the expiration of the existing forbearance agreement on August 29, 2002, or the holders of the Company's senior unsecured and senior subordinated notes elect to seek acceleration and repayment of that indebtedness, the Company would not have sufficient liquidity to repay such indebtedness and the Company would not expect to be able to refinance such indebtedness. As there are currently no agreements in place with these lenders to refrain from exercising these rights and there can be no assurance that the recapitalization plan contemplated by the agreement in principle will be successfully implemented, the Company has reclassified this indebtedness, in the approximate aggregate amount of $1.0 billion, as current liabilities.

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

     Borrowings under the Company's existing senior secured credit facility bear interest at floating rates which vary according to the interest option the Company selects. Base rate term loans bear interest at the then effective base rate plus an applicable margin ranging from 2.50% to 3.00%. Eurocurrency term loans bear interest at the then effective eurocurrency base rate plus an applicable margin ranging from 3.50% to 4.00%. Revolving credit loans bear interest, at our option, at the then effective base rate plus 2.5% or the then effective eurocurrency base rate plus 3.50%. The Company's senior subordinated notes bear interest, payable semiannually, at the rate of 9 3/4% per annum.

7.  COMPREHENSIVE INCOME

     The components of comprehensive income, net of tax, are as follows:

                                            THREE MONTHS ENDED      SIX MONTHS ENDED
                                                 JUNE 30,               JUNE 30,
                                           --------------------   --------------------
                                             2001        2002       2001        2002
                                           ---------   --------   ---------   --------
Net loss.................................  $(184,541)  $(40,475)  $(203,277)  $(73,260)
Gain on derivatives instruments
  designated and qualifying as foreign
  currency cash flow hedging
  instruments............................      1,313         --       2,301         --
Foreign currency translation
  adjustments............................     (1,626)    13,127     (14,602)    12,119
                                           ---------   --------   ---------   --------
  Comprehensive loss.....................  $(184,854)  $(27,348)  $(215,578)  $(61,141)
                                           =========   ========   =========   ========

8.  BUSINESS SEGMENT INFORMATION

     The Company operates in one product business segment -- a worldwide vertically integrated independent provider of electronics manufacturing services, which are sold throughout many diverse markets.

     The Company's operations are located worldwide and are analyzed by three geographical segments. Segment data includes intersegment revenues.

     Pertinent financial data by major geographic segments is as follows:

                                            THREE MONTHS ENDED      SIX MONTHS ENDED
                                                 JUNE 30,               JUNE 30,
                                           --------------------   --------------------
                                             2001        2002       2001        2002
                                           ---------   --------   ---------   --------
NET SALES:
  North America..........................  $ 163,904   $132,427   $ 380,869   $261,942
  Europe.................................     72,131     32,062     173,892     67,682
  Asia...................................     78,422     77,108     152,386    147,441
  Eliminations...........................     (5,308)   (10,004)     (8,807)   (20,761)
                                           ---------   --------   ---------   --------
     Total...............................  $ 309,149   $231,593   $ 698,340   $456,304
                                           =========   ========   =========   ========
OPERATING INCOME (LOSS):
  North America..........................  $(160,535)  $(19,532)  $(177,970)  $(20,771)
  Europe.................................        106     (4,774)     11,662    (10,738)
  Asia...................................      1,399      6,211      11,784      6,449
  Eliminations...........................         --         --          --         --
                                           ---------   --------   ---------   --------
     Total...............................  $(159,030)  $(18,095)  $(154,524)  $(25,060)
                                           =========   ========   =========   ========

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES

9.  EARNINGS PER SHARE

     Basic earnings per common share amounts are computed using the weighted average number of common shares outstanding during the period. Basic earnings per weighted average common share are computed as follows:

                                      THREE MONTHS ENDED           SIX MONTHS ENDED
                                           JUNE 30,                    JUNE 30,
                                   -------------------------   -------------------------
                                      2001          2002          2001          2002
                                   -----------   -----------   -----------   -----------
Net loss.........................    $(184,541)     $(40,475)    $(203,277)     $(73,260)
Plus paid-in-kind dividends and
  accretion on preferred stock...       (1,354)       (1,549)       (2,663)       (3,046)
                                   -----------   -----------   -----------   -----------
Net loss applicable to common
  shareholders...................    $(185,895)     $(42,024)    $(205,940)     $(76,306)
                                   ===========   ===========   ===========   ===========
Basic weighted average common
  shares outstanding.............  141,199,929   141,534,081   140,243,824   141,534,081
                                   ===========   ===========   ===========   ===========
Basic net loss per weighted
  average common share...........    $   (1.32)     $  (0.30)    $   (1.47)     $  (0.54)
                                   ===========   ===========   ===========   ===========

     Diluted earnings per weighted average common share are computed as follows:

                                      THREE MONTHS ENDED           SIX MONTHS ENDED
                                           JUNE 30,                    JUNE 30,
                                   -------------------------   -------------------------
                                      2001          2002          2001          2002
                                   -----------   -----------   -----------   -----------
Net loss.........................    $(184,541)     $(40,475)    $(203,277)     $(73,260)
Plus paid-in-kind dividends and
  accretion on preferred stock...       (1,354)       (1,549)       (2,663)       (3,046)
                                   -----------   -----------   -----------   -----------
Net loss applicable..............    $(185,895)     $(42,024)    $(205,940)     $(76,306)
                                   ===========   ===========   ===========   ===========
Diluted weighted average common
  shares outstanding.............  141,199,929   141,534,081   140,243,824   141,534,081
                                   ===========   ===========   ===========   ===========
Diluted net loss per weighted
  average common share...........    $   (1.32)     $  (0.30)    $   (1.47)     $  (0.54)
                                   ===========   ===========   ===========   ===========

     As a result of losses incurred for the three and six months ended June 30, 2001 and 2002, the following potentially dilutive securities were not included in diluted earnings per share because their inclusion would be anti-dilutive:

                                           THREE MONTHS ENDED        SIX MONTHS ENDED
                                                JUNE 30,                 JUNE 30,
                                         ----------------------   ----------------------
                                           2001         2002        2001         2002
                                         ---------   ----------   ---------   ----------
Stock options..........................  7,545,483    9,534,863   7,545,483    9,534,863
Stock warrants.........................    136,645   10,136,645     136,645   10,136,645

10.  NEW ACCOUNTING STANDARDS

     In October 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations", to be effective for all fiscal years beginning after June 15, 2002, with early adoption permitted. SFAS No. 143 provides for the fair value of a liability for an asset retirement obligation covered under the scope of SFAS No. 143 to be recognized in the period in which the liability is incurred, with an offsetting increase in the carrying amount of the related long-lived asset. Over time, the liability would be

                     VIASYSTEMS GROUP, INC. & SUBSIDIARIES
accreted to its present value, and the capitalized cost would be depreciated over the useful life of the related asset. Upon settlement of the liability, an entity would either settle the obligation for its recorded amount or incur a gain or loss upon settlement. The Company is currently assessing the impact, if any, of SFAS No. 143 on its financial position, results of operations and cash flows as well as timing of its adoption.

     In April 2002, the Financial Accounting Standards Board issued SFAS No. 145 "Gain or loss on early extinguishment of debt", to be effective for fiscal years beginning after May 15, 2002, with immediate effectiveness for certain transactions occurring after May 15, 2002, with overall early adoption permitted. SFAS No. 145 among other things, eliminated the prior requirement that all gains and losses from the early extinguishment of debt be classified as an extraordinary item. Upon adoption of SFAS No. 145, gains and losses from the early extinguishment of debt are now classified as an extraordinary item only if they meet the "unusual and infrequent" criteria contained in Accounting Principles Bulletin ("APBO") No. 30. In addition, upon adoption of SFAS No. 145, all gains and losses from the early extinguishment of debt that had been classified as an extraordinary item are to be reassessed to determine if they would have met the "unusual and infrequent" criteria of APBO No. 30; any such gain or loss that would not have met the APBO No. 30 criteria are retroactively reclassified and reported as a component of income before extraordinary item. The Company is currently assessing the impact of SFAS No. 145 on its financial position, results of operations and cash flows.

     In June 2002, Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" to be effective for exit or disposal activities initiated after December 15, 2002 with early adoption encouraged. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. This Statement applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAB No. 144. This statement does not apply to costs associated with the retirement of a long-lived asset covered by SFAS No. 143. The Company is currently assessing the impact of SFAS No. 146 on its financial position, results of operations and cash flows as well as timing of its adoption.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the unaudited condensed consolidated financial statements and the notes thereto included in this Form 10-Q.

     We have made forward-looking statements in this Form 10-Q that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believes," "expects," "anticipates," "intends," "plans," "estimates," or other similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this Form 10-Q.

     You should understand that many important factors could cause our results to differ materially from those expressed in forward-looking statements. These factors include, but are not limited to, fluctuations in our operating results and customer orders, unexpected decreases in demand or increases in our inventory levels, our competitive environment, our reliance on our largest customers, risks associated with our international operations, our ability to protect our patents and trade secrets, environmental laws and regulations, our relationship with unionized employees, risks associated with our acquisition strategy, our substantial indebtedness, control by our largest stockholders and other factors.

RESULTS OF OPERATIONS

  THREE MONTHS ENDED JUNE 30, 2002, COMPARED TO THREE MONTHS ENDED JUNE 30, 2001

     Net sales for the three months ended June 30, 2002 were $231.6 million, representing a $77.6 million, or 25.1% decrease, from the same period in 2001. The decrease was primarily a result of continued weakness in sales to North American and European telecommunication and networking customers.

     Cost of goods sold for the three months ended June 30, 2002 was $190.0 million, or 82.0% of sales, compared to $256.4 million, or 82.9% of sales (excluding one-time write-offs of inventory totaling $49.3 million related to restructurings), for the three months ended June 30, 2001. Cost of goods sold as a percent of net sales increased as a result of lower absorption of our fixed overhead cost in our facilities throughout North America, Europe and Asia due to lower demand from our key telecommunication and networking customers.

     Selling, general and administrative expenses for the three months ended June 30, 2002 of $22.6 million decreased by $0.7 million versus the comparable period in 2001. These costs decreased primarily due to cost reduction and restructuring activities implemented during 2001 and 2002.

     Depreciation and amortization decreased $8.6 million, from $33.6 million for the quarter ended June 30, 2001, to $25.0 million for the same period of 2002, primarily due to the implementation of Statement of Accounting Standards No. 142, "Goodwill and Other Intangible Assets", whereby, effective January 1, 2002, goodwill and indefinite lived intangibles are no longer amortized and due to the fixed assets disposed of in connection with the 2001 restructuring and impairment activity.

     During the quarter ended June 30, 2002 we incurred $4.6 million in professional fees related to our plan of reorganization to reduce debt on our balance sheet.

     Interest expense increased $2.1 million, from $24.0 million for the quarter ended June 30, 2001, to $26.1 million for the same period of 2002, primarily due to increased interest expense related to the Senior Unsecured Notes partially offset by lower market benchmark interest rates compared to the second quarter of 2001.

     Amortization of deferred financing costs increased $0.3 million, from $0.9 million for the quarter ended June 30, 2001, to $1.2 million for the same period in 2002 due to amortization of deferred financing fees related to amendments to our Senior Credit Facility during 2002.

     Included in other expense (income) for the quarter ended June 30, 2002, was income of $4.2 million, representing a gain on the sale of our joint venture interest in Raintherm Limited, a manufacturer of thermal management systems used in custom metal enclosures.

     In light of the continued economic downturn related to many of our key telecommunication and networking customers, we have continued our restructuring activities during 2002. The continued downturn has made it necessary for us to regularly evaluate our cost position compared to currently anticipated levels of business. During 2002, this continued evaluation has resulted in additional plant shutdowns and downsizings to reduce costs to more appropriate levels, in line with current and expected customer demand. A summary of the restructuring activity taken during 2002 is as follows:

     During the quarter ended June 30, 2002, we recorded a restructuring charge of $2.8 million primarily related to the closure of our remaining printed circuit board assembly operation in San Jose, California and other workforce reductions in North America. The San Jose facility closure impacted a total of 198 employees, all of which were regular, non-union employees. 173 of these employees were terminated by the end of July 2002, the last month of operations with the remaining 25 transition team employees to be terminated during the third quarter of 2002. The other North American workforce reductions impacted a total of 73 employees, of which, 49 were regular, non-union employees and 24 were temporary employees.

     In connection with the closure of the San Jose, California printed circuit board assembly operation, we also recorded impairment charges totaling $4.8 million to write-down to fair value assets being held for sale related to this operation. The impairment consisted of a write-down of $1.9 million for land and building and $2.9 million for machinery and equipment as well as office equipment. We are actively holding this property and equipment for sale and expect to complete the disposal of these assets during 2002. At June 30, 2002, these assets had a net book value of $6.6 million, of which, $4.6 million related to the land and building.

     The restructuring and impairment charges were determined based on formal plans approved by our management using the best information available to us at the time. The amounts we may ultimately incur may change as the balance of the plans are executed.

  SIX MONTHS ENDED JUNE 30, 2002, COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     Net sales for the six months ended June 30, 2002 were $456.3 million, representing a $242.0 million, or 34.7% decrease, from the same period in 2001. The decrease was primarily a result of continued weakness in sales to North American and European telecommunication and networking customers.

     Cost of goods sold for the six months ended June 30, 2002 was $373.7 million, or 81.9% of sales, compared to $566.9 million, or 81.2% of sales (excluding one-time write-offs of inventory totaling $49.3 million related to restructurings), for the six months ended June 30, 2001. Cost of goods sold as a percent of net sales increased as a result of lower absorption of our fixed overhead cost in our facilities throughout North America, Europe and Asia due to lower demand from our key telecommunication and networking customers.

     Selling, general and administrative expenses for the six months ended June 30, 2002 of $45.9 million decreased by $5.9 million versus the comparable period in 2001. These costs decreased primarily due to cost reduction and restructuring activities implemented during 2001 and 2002.

     Depreciation and amortization decreased $17.7 million, from $67.4 million for the six months ended June 30, 2001, to $49.7 million for the same period of 2002, primarily due to the implementation of Statement of Accounting Standards No. 142, "Goodwill and Other Intangible Assets", whereby, effective January 1, 2002, goodwill and indefinite lived intangibles are no longer amortized and due to the fixed assets disposed of in connection with the 2001 restructuring and impairment activity.

     Interest expense increased $4.7 million, from $46.0 million for the six months ended June 30, 2001, to $50.7 million for the same period of 2002, primarily due to increased interest expense related to the Senior Unsecured Notes partially offset by lower market benchmark interest rates compared to 2001.

     Amortization of deferred financing costs increased $0.5 million from $1.8 million for the six months ended June 30, 2001, to $2.3 million for the same period in 2002 due to amortization of deferred financing fees related to amendments to our Senior Credit facility during 2002.

     Included in other expense (income) for the quarter ended June 30, 2002, was income of $4.2 million, representing a gain on the sale of our joint venture interest in Raintherm Limited, a manufacturer of thermal management systems used in custom metal enclosures.

     In light of the continued economic downturn related to many of our key telecommunication and networking customers, we have continued our restructuring activities during 2002. The continued downturn has made it necessary for us to regularly evaluate our cost position compared to currently anticipated levels of business. During 2002, this continued evaluation has resulted in additional plant shutdowns and downsizings to reduce costs to more appropriate levels, in line with current and expected customer demand. A summary of the restructuring activity taken during 2002 is as follows:

     During the quarter ended March 31, 2002, we recorded a restructuring charge of $1.6 million, primarily related to workforce reductions at our Italian metal fabrication and assembly facility. The workforce reduction impacted a total of 82 employees all of which were regular employees. Seven of these employees were terminated by March 31, 2002, with an additional 31 employees to be terminated by the end of 2002 and the remainder to be terminated in 2003.

     Additionally, during the quarter ended March 31, 2002, we reversed $1.6 million of excess restructuring accruals, primarily related to the closure of its Puerto Rico PCB fabrication facility.

     During the quarter ended June 30, 2002, we recorded a restructuring charge of $2.8 million primarily related to the closure of our remaining printed circuit board assembly operation in San Jose, California and other workforce reductions in North America. The San Jose facility closure impacted a total of 198 employees, all of which were regular, non-union employees. 173 of these employees were terminated by the end of July 2002, the last month of operations with the remaining 25 transition team employees to be terminated during the third quarter of 2002. The other North American workforce reductions impacted a total of 73 employees, of which, 49 were regular, non-union employees and 24 were temporary employees.

     In connection with the closure of the San Jose, California printed circuit board assembly operation, we also recorded impairment charges totaling $4.8 million to write-down to fair value assets being held for sale related to this operation. The impairment consisted of a write-down of $1.9 million for land and building and $2.9 million for machinery and equipment as well as office equipment. We are actively holding this property and equipment for sale and expect to complete the disposal of these assets during 2002. At June 30, 2002, these assets had a net book value of $6.6 million, of which, $4.6 million related to the land and building.

     During the six months ended June 30, 2002 we incurred $4.6 million in professional fees related to our plan of reorganization to reduce debt on our balance sheet.

     The restructuring and impairment charges were determined based on formal plans approved by our management using the best information available to us at the time. The amounts we may ultimately incur may change as the balance of the plans are executed.

HOLDING COMPANY STRUCTURE

     Group is a holding company that has no significant assets other than the capital stock of Viasystems, Inc. ("Viasystems") and therefore, Group relies on dividends and distributions from Viasystems as its sole source of cash. Group's right to participate in dividends or other distributions from Viasystems is subject to restrictions imposed by the terms of Viasystems' senior secured credit facility, senior unsecured notes and senior subordinated notes, as well as the prior rights of Viasystems' creditors and other statutory restrictions.

CASH FLOWS

     Net cash used in operating activities was $3.7 million for the six months ended June 30, 2002, compared to net cash used in operating activities of $21.1 million for the same period in 2001. The increase in operating cash relates to timing of payments to vendors, partially offset by timing of collection of receipts from certain major customers.

     Net cash used in investing activities was $1.2 million for the six months ended June 30, 2002, compared to $61.1 million for the six months ended June 30, 2001. The net cash used in investing activities for the six months ended June 30, 2002 related to capital expenditures of $15.7 million, offset by $14.5 million of cash received from the sale of our joint venture interest. The cash used in investing activities for the six months ended June 30, 2001 was $61.1 million, of which, $50.5 million was related to capital expenditures with the remainder related to two small acquisitions.

     Net cash provided by financing activities was $55.7 million for the six months ended June 30, 2002 compared to $58.7 million for the same period in 2001. The net cash provided by financing activities for the six months ended June 30, 2002 related principally to borrowings of revolving loans under our senior credit facility partially offset by financing fees of $3.2 million paid related to the amendments to our senior credit facility. The net cash provided by financing activities for the six months ended June 30, 2001 related principally to borrowings of revolving and term loans under our senior credit facility, partially offset by payments made for the chips loan notes and other long-term obligations.

LIQUIDITY AND CAPITAL RESOURCES

     We have experienced and continue to experience financial difficulties primarily as a result of the dramatic downturn in telecommunication and networking component demand that occurred in 2001 and continues through 2002. The economic downturn affecting our large telecommunication and networking customer base has resulted in slower sales and weaker cash flows than management originally expected. As a result of the downturn and our highly leveraged capital structure, we failed to satisfy certain financial maintenance covenants contained in our senior secured credit facility at the end of the first quarter of 2002.

     In anticipation of this circumstance, during the first quarter of 2002, our board of directors established a special committee and retained Rothschild Inc. as independent financial advisor to evaluate recapitalization alternatives that would reduce our debt and strengthen our balance sheet. In addition, we entered into an amendment to the senior secured credit facility on March 29, 2002 and a subsequent amendment on May 29, 2002 under which our senior secured credit facility lenders agreed to refrain from exercising any rights or remedies under such facility in respect of our failure to comply with specified covenants thereunder prior to August 29, 2002. Under the terms of the amendments, our revolving borrowings under the senior secured credit facility are limited to $100 million, unless our consolidated net sales for the preceding eight week period exceed specified thresholds, in which case our revolving loan availability is increased to $150 million. The amendments further increased the interest rates payable on these borrowings by .25% per annum, imposed additional financial and operating restrictions and provides for the grant of certain additional liens to secure these borrowings.

     On May 30, 2002, we also announced that in light of these developments and consistent with the terms of our forbearance agreement with the senior secured credit facility lenders, we would not make the scheduled $24.4 million interest payment on our senior subordinated notes that was due on June 3, 2002. As a result of the failure to make this interest payment, an event of default has occurred and is continuing under our senior subordinated notes. Accordingly, the holders of these notes currently have the right to accelerate payment thereunder. In addition, if the senior secured credit facility lenders demand repayment of such indebtedness following the expiration of the existing forbearance agreement, the holders of our senior unsecured notes will have the right to accelerate payment thereunder.

     During the second fiscal quarter of 2002, we began negotiations with our senior secured credit facility lenders, holders of our senior unsecured notes and holders of our senior subordinated notes regarding a recapitalization plan.

     On July 2, 2002, we announced that we had reached an agreement in principle with the steering committee of the senior secured credit facilities, affiliates of Hicks, Muse, Tate & Furst Incorporated, and an ad hoc committee of the holders of senior subordinated notes of Viasystems, Inc. regarding the terms of a recapitalization plan. Members of these creditor groups hold collectively approximately 42% of the existing outstanding indebtedness under our senior secured credit facility, 100% of the principal amount of outstanding unsecured senior notes and 70% of the principal amount of outstanding senior subordinated notes.

     The agreement in principle provides for the modification of the terms of our existing senior secured indebtedness and the conversion of approximately $715 million of existing indebtedness into preferred and common stock. The agreement in principle also contemplates the execution of an as yet uncommitted revolving credit facility to meet our future working capital requirements. Based on the terms of the agreement in principle and ongoing negotiations with our creditor constituencies, it is anticipated that holders of our preferred stock will receive a nominal distribution in the form of warrants to purchase common stock and that the holders of common stock will receive no recovery.

     We have continued the negotiation of definitive agreements with our principal creditor constituencies to implement the recapitalization transactions contemplated by the agreement in principle. Our objective is to complete these negotiations, execute the definitive agreements and publicly announce the recapitalization plan as soon as possible, preferably within the next two weeks. However, there can be no assurance that we will succeed in completing the negotiations and entering into the definitive agreements or that the recapitalization plan contemplated by the agreement in principle will be consummated on the terms described above, if at all.

     As of June 30, 2002, we had $85.2 million of cash and cash equivalents and we had revolver availability under the senior secured credit facility of $17.9 million.

     We anticipate that our primary uses of cash for the next twelve months will be:

     - to meet working capital requirements;

     - for capital expenditures for maintenance, replacement and acquisitions of equipment, expansion of capabilities, productivity improvements and product and process technology development; and

     - to pay interest on, and to repay principal of, indebtedness under our senior secured credit facility.

     Our primary sources of cash are cash on hand, cash from operating activities and revolving borrowings under our existing senior secured credit facility. These sources of cash would be sufficient to meet our anticipated requirements for working capital, capital expenditures, and debt service under our senior secured credit facility over the next 12 months, but would not be sufficient to make required interest payments on our senior subordinated notes. Further, in the event our senior secured lenders demand repayment of such indebtedness following the expiration of the existing forbearance agreement on August 29, 2002, or the holders of our senior unsecured and senior subordinated notes elect to seek acceleration and repayment of that indebtedness, we would not have sufficient liquidity to repay such indebtedness and we would not expect to be able to refinance such indebtedness. As there are currently no agreements in place with these lenders to refrain from exercising these rights and there can be no assurance that the recapitalization plan contemplated by the agreement in principle will be successfully implemented, we have reclassified this indebtedness, in the approximate aggregate amount of $1.0 billion, as current liabilities.

     Borrowings under our existing senior secured credit facility bear interest at floating rates which vary according to the interest option we select. Base rate term loans bear interest at the then effective base rate plus an applicable margin ranging from 2.50% to 3.00%. Eurocurrency term loans bear interest at the then effective eurocurrency base rate plus an applicable margin ranging from 3.50% to 4.00%. Revolving credit loans bear interest, at our option, at the then effective base rate plus 2.5% or the then effective eurocurrency base rate plus 3.50%. Our senior subordinated notes bear interest, payable semiannually, at the rate of 9 3/4% per annum.

NEW ACCOUNTING STANDARDS

     In October 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations", to be effective for all fiscal years beginning after June 15, 2002, with early adoption permitted. SFAS No. 143 provides for the fair value of a liability for an asset retirement obligation covered under the scope of SFAS No. 143 to be recognized in the period in which the liability is incurred, with an offsetting increase in the carrying amount of the related long-lived asset. Over time, the liability would be accreted to its present value, and the capitalized cost would be depreciated over the useful life of the related asset. Upon settlement of the liability, an entity would either settle the obligation for its recorded amount or incur a gain or loss upon settlement. We are currently assessing the impact, if any, of SFAS No. 143 on our financial position, results of operations and cash flows as well as timing of its adoption.

     In April 2002, the Financial Accounting Standards Board issued SFAS No. 145 "Gain or loss on early extinguishment of debt", to be effective for fiscal years beginning after May 15, 2002, with immediate effectiveness for certain transactions occurring after May 15, 2002, with overall early adoption permitted. SFAS No. 145 among other things, eliminated the prior requirement that all gains and losses from the early extinguishment of debt be classified as an extraordinary item. Upon adoption of SFAS No. 145, gains and losses from the early extinguishment of debt are now classified as an extraordinary item only if they meet the "unusual and infrequent" criteria contained in Accounting Principles Bulletin ("APBO") No. 30. In addition, upon adoption of SFAS No. 145, all gains and losses from the early extinguishment of debt that had been classified as an extraordinary item are to be reassessed to determine if they would have met the "unusual and infrequent" criteria of APBO No. 30; any such gain or loss that would not have met the APBO No. 30 criteria are retroactively reclassified and reported as a component of income before extraordinary item. We are currently assessing the impact of SFAS No. 145 on our financial position, results of operations and cash flows.

     In June 2002, Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" to be effective for exit or disposal activities initiated after December 15, 2002 with early adoption encouraged. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. This Statement applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAB No. 144. This statement does not apply to costs associated with the retirement of a long-lived asset covered by SFAS No. 143. We are currently assessing the impact of SFAS No. 146 on our financial position, results of operations and cash flows as well as timing of its adoption.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

     At June 30, 2002, approximately $507.9 million of our long-term debt, specifically borrowings outstanding under Viasystems' senior credit facility bore interest at variable rates. Accordingly, our earnings and cash flow are affected by changes in interest rates. Assuming the current level of borrowings at variable rates and assuming a two-percentage point increase in the average interest rate under these borrowings, it is estimated that our interest expense for the six months ended June 30, 2002, would have increased by approximately $5.1 million. In the event of an adverse change in interest rates, management would likely take actions that would mitigate our exposure to interest rate risk; however, due to the uncertainty of the actions that would be taken and their possible effects, this analysis assumes no such action. Further, this analysis does not consider the effects of the change in the level of overall economic activity that could exist in such an environment.

FOREIGN CURRENCY RISK

     We conduct our business in various regions of the world, and export and import products to and from several countries. Our operations may, therefore, be subject to volatility because of currency fluctuations. Sales and expenses are frequently denominated in local currencies, and results of operations may be affected adversely as currency fluctuations affect our product prices and operating costs or those of our competitors.

From time to time, we enter into foreign exchange forward contracts to minimize the short-term impact of foreign currency fluctuations. We do not engage in hedging transactions for speculative investment reasons. Our hedging operations historically have not been material and gains or losses from these operations have not been material to our cash flows, financial position or results from operations. There can be no assurance that our hedging operations will eliminate or substantially reduce risks associated with fluctuating currencies.

                           PART II  OTHER INFORMATION

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

     The information required by this item is incorporated by reference to the information in the section entitled "Liquidity and Capital Resources" in Item 2 of Part I of this quarterly report on Form 10-Q.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits

 3.1   Amended and Restated Certificate of Incorporation of
       Viasystems Group, Inc. (incorporated by reference to exhibit
       3.1 to the Form 10-Q of Viasystems Group, Inc. filed on May
       10, 2000).
 3.2   Amended and Restated Bylaws of Viasystems Group, Inc.
       (incorporated by reference to exhibit 3.2 to the Form 10-Q of Viasystems Group, Inc. filed on May 10, 2000).
 4.11  Third Amendment, dated March 29, 2002, to the Credit
       Agreement, dated as of March 29, 2000, as amended by the First Amendment dated as of April 23, 2001, and the Second
       Amendment dated as of June 28, 2001, among Viasystems Group,
       Inc., as Guarantor, Viasystems, Inc., as U.S. Borrower,
       Viasystems Canada, Inc. and Print Service Holding N.V., as
       Foreign Subsidiary Borrowers, the several banks and other
       Financial Institutions parties thereto, The Chase Manhattan
       Bank of Canada, as Canadian Administrative Agent, Chase
       Manhattan Bank International Limited, as Multicurrency
       Administrative Agent, and The Chase Manhattan Bank, as
       Administrative Agent (incorporated by reference to exhibit
       4.11 to Viasystems Group, Inc.'s 2001 Annual Report on Form
       10-K filed on April 1, 2002).
 4.12 Fourth Amendment and Waiver, dated as of May 29, 2002, with respect to the Credit Agreement, dated as of March 29, 2000, as amended by the First Amendment dated as of April 23, 2001, the Second Amendment dated as of June 28, 2001 and the Third Amendment dated as of March 29, 2002, among Viasystems
       Group, Inc., Viasystems, Inc., as U.S. Borrower, Viasystems
       Canada Holdings, Print Service Holding N.V., the several banks and other financial institutions from time-to-time parties thereto, J.P. Morgan Bank Canada, as Canadian administrative agent, J.P. Morgan Europe Limited, as the multicurrency administrative agent, and J.P. Morgan Chase
       Bank, as administrative agent.*
10.23  Agreement, dated as of February 4, 2002, among Viasystems
       Group, Inc., Viasystems, Inc., Viasystems Technologies Corp.
       LLC, Viasystems Milwaukee, Inc., Viasystems International,
       Inc., Wire Harness LLC, Viasystems Milford LLC, Viasystems
       San Jose, Inc., Viasystems Portland, Inc., and James N.
       Mills (incorporated by reference to exhibit 10.23 to Amendment No. 2 to Viasystems Group, Inc.'s 2001 Annual
       Report on Form 10-K filed on April 29, 2002).
99.1   Certification by Joseph S. Catanzaro, Chief Financial
       Officer, pursuant to 18 U.S.C. Section 1350, as adopted by
       Section 906 of the "Sarbanes-Oxley Act of 2002".*
99.2 Certification by David M. Sindelar, Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted by Section
       906 of the "Sarbanes-Oxley Act of 2002".*

---------------

* Filed herewith.

     (b) Reports on Form 8-K

     Filed March 28, 2002, Reporting Item 5. We announced that Hicks, Muse, Tate & Furst Incorporated increased its investment in Viasystems, Inc., a wholly owned subsidiary of the Registrant.

     Filed April 23, 2002, Reporting Item 5. We announced that the New York Stock Exchange would suspend trading of the Registrant's common stock prior to the opening of business on Thursday, April 18, 2002, and initiate procedures to delist the common stock.

     Filed July 3, 2002, Reporting Item 5. We announced that we had reached an agreement in principle with (i) a Steering Committee of the holders of indebtedness of Viasystems, Inc. under Viasystems, Inc.'s senior credit facility, (ii) certain affiliates of Hicks, Muse, Tate & Furst Incorporated, and
(iii) an Ad Hoc Committee of the holders of Viasystems, Inc.'s 9 3/4% senior subordinated notes due 2007 related to the recapitalization of our balance sheet.

                                  EXHIBIT B-3

                          Viasystems, Inc.'s Form 10-K
                      for the year ended December 31, 2001

* Exhibit B-3 is a restatement of Viasystems, Inc.'s Form 10-K for the year ended December 31, 2001 modified in presentation solely to reflect the Form 10-K filed on April 1, 2002 and the Form 10-K/A filed on April 2, 2002 in one consolidated document.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM 10-K

 (Mark One)
    [X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001

                                   OR
    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                                   333-29727
                            (Commission File Number)

                                VIASYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                            43-177752
           (State or other jurisdiction                              (I.R.S. Employer
         of incorporation or organization)                          Identification No.)

                             101 SOUTH HANLEY ROAD
                           ST. LOUIS, MISSOURI 63105
                                 (314) 727-2087
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE

        SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

     State the aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant. (The aggregate market value shall be computed by reference to the price at which the stock was sold, or the average bid and asked prices of such common equity, as of a specified date within 60 days prior to the date of filing.)

     NO ESTABLISHED PUBLISHED TRADING MARKET EXISTS FOR THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF VIASYSTEMS, INC. ALL OF THE 1,000 OUTSTANDING SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF VIASYSTEMS, INC. ARE HELD BY VIASYSTEMS GROUP, INC.

     Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date.

               OUTSTANDING AT
                 MARCH 28,
   CLASS            2002
   -----       --------------
Common Stock       1,000

                   DOCUMENTS INCORPORATED BY REFERENCE: NONE

     THE REGISTRANT MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I(1)(a) AND (b) OF FORM 10-K AND IS THEREFORE FILING THIS FORM WITH THE REDUCED DISCLOSURE FORMAT.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

                        CAUTIONARY STATEMENTS CONCERNING
                           FORWARD-LOOKING STATEMENTS

     Statements made in this Annual Report on Form 10-K ("Report") includes the use of "we" and "our", which, unless specified otherwise, refers collectively to Viasystems, Inc., and its subsidiaries. Additionally, reference to "Group" refers to Viasystems' holding company parent Viasystems Group, Inc.

     We have made forward-looking statements in this Report, including those made in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities and effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or other similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this Report.

     You should understand that many important factors could cause our results to differ materially from those expressed in forward-looking statements. These factors include, but are not limited to, fluctuations in our operating results and customer orders, our competitive environment, our reliance on our largest customers, risks associated with our international operations, our ability to protect our patents and trade secrets, environmental laws and regulations, our relationship with unionized employees, risks associated with our acquisition strategy, our substantial indebtedness and our ability to comply with the terms thereof, control by our largest stockholders and other factors.

ITEM 1.  BUSINESS

  GENERAL

     We are a leading, worldwide, independent provider of electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, primarily in the telecommunications, networking, automotive, consumer, industrial and computer industries. We offer EMS solutions to OEMs that outsource the design and manufacture of their products. Our manufacturing services consist of the following:

     - the design and fabrication of printed circuit boards, in particular, highly complex, multi-layered printed circuit boards;

     - the manufacture of complex printed circuit board assemblies;

     - the manufacture of custom-designed backpanel assemblies;

     - the design and manufacture of wire harnesses and custom cable assemblies;

     - the design and manufacture of custom enclosures;

     - the procurement and management of materials; and

     - the assembly and testing of our customers' complete systems and products.

     Based on our complete offering we have many touch points with our customers, which allows us to become involved with our customers' new products. Such access not only allows us to design and manufacture our customers' products but also gives us a competitive advantage with respect to providing other assembly and testing services for such products.

     Our customer base primarily consists of OEMs in the telecommunications, networking, automotive, consumer, industrial and computer industries. We currently are a supplier to over 250 OEMs, including the following industry leaders: Alcatel, Bosch, Cisco Systems, Delco/Delphi, General Electric, Harris, Intel, Lucent Technologies, Marconi Communications, Maytag, Nortel, Siemens and Sun Microsystems. The products we manufacture include, or can be found in, a wide array of products including switching and transmission equipment, wireless base stations, computers, workstations, servers and data networking equipment including hubs, routers and switches, automotive dash panels and control systems, and washers, dryers, and cooking systems.

     Our revenues for the year ended December 31, 2001, were approximately $1.2 billion. We operate 26 manufacturing facilities located in the United States, Canada, Mexico, the United Kingdom, France, Italy, the Netherlands and China.

  OUR DEVELOPMENT

     Viasystems is a wholly owned subsidiary of Group. Group was formed in 1996 by Hicks, Muse, Tate & Furst Incorporated under the name Circo Craft Holding Company to create a preferred global manufacturing provider to leading original equipment manufacturers through acquisitions of printed circuit board fabricators and backpanel assemblers. In August 1996, we changed our name to CC Canada Holding Company and then back to Circo Craft Holding Company in September 1996. We had no operations prior to our first acquisition in October 1996, when we changed our name to Circo Technologies, Inc. In January 1997, we changed our name to Viasystems Group, Inc.

     We have since broadened our focus to become a full-solution provider in the EMS industry. This change occurred as a result of our recognition that many of the next generation products in the telecommunications and networking industries require highly advanced printed circuit boards and backpanel assemblies. As a result, we made a strategic decision to capitalize on our capabilities and compete for the complete assembly of our customers' products that utilize our printed circuit boards and backpanels.

     A significant portion of our growth has been generated through 13 acquisitions since 1996. We have completed acquisitions of entire companies as well as acquisitions of captive manufacturing assets divested by OEM customers, including the acquisition of Chang Yuen, a manufacturer of custom metal enclosures located in the Peoples Republic of China and certain manufacturing assets of Metawave Communications Corporation, both completed during the year ended December 31, 2001.

     We are headquartered in St. Louis, Missouri. The mailing address for our headquarters is 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105 and our telephone number at that location is (314) 727-2087. We can also be reached at our web site www.viasystems.com.

  MANUFACTURING SERVICES

     Our offering of manufacturing services includes the following:

          Design and Prototyping Services. We provide comprehensive front-end engineering services, including full enclosure design, circuit board layout and related design services leading to efficient manufacturing and delivery. We offer quick-turn prototyping, which is the rapid production of a new product sample. Our quick-turn prototype service allows us to provide small test quantities to our customers' product development groups. Our participation in product design and prototyping allows us to reduce our customers' manufacturing costs and their time-to-market and time-to-volume. These services enable us to strengthen our relationships with customers that require advanced engineering services. In addition, by working closely with customers throughout the development and manufacturing process, we gain insight into their future product requirements.

          Printed Circuit Board and Backpanel Fabrication. Printed circuit boards and backpanels are platforms that connect semiconductors and other electronic components. Backpanels connect printed circuit boards. We manufacture multi-layer printed circuit boards and backpanels on a low-volume, quick-turn basis, as well as on a high-volume production basis. In recent years, the trend in the electronics industry has been to increase the speed and performance of components while reducing their size. Semiconductor designs are currently so complex that they often require printed circuit boards with many layers of narrow, tightly spaced wiring. These advancements in component technologies have driven the change in printed circuit board design to higher density printed circuits.

          Printed Circuit Board Assembly. Our manufacturing operations include the placement of electronic parts onto printed circuit boards as well as the manufacture of complete electronics products. As OEMs seek to provide greater functionality in smaller products, they require more sophisticated systems assembly technologies and processes. Our investment in advanced manufacturing equipment and our experience with the latest technologies enable us to offer a variety of complex systems assembly services. We offer testing of assembled printed circuit boards and testing of all of the functions of the completed product, and we work with our customers to develop product-specific test strategies. Our test capabilities include manufacturing defect analysis, in-circuit tests, functional tests and environmental stress tests of board or system assemblies.

          Custom Enclosures. We specialize in the manufacture of custom designed chassis and enclosures primarily used in the electronics, telecommunications, industrial and computer industries. As a fully integrated supply chain partner with expertise in design, rapid prototyping, manufacturing, packaging and logistics, we provide our customers with reduced manufacturing costs and shortened time to market throughout a product's life cycle. Custom metal enclosure fabrication takes place in four countries on three continents, central to our OEM customers' various points of manufacture.

          Wire Harnesses and Cable Assemblies. A wire harness and cable assembly is an assembly of wires with connectors and terminals attached to their ends that transmits electricity between two or more points. Our capability to provide wire harness and cable assembly components complements our vertically integrated approach to providing our OEM customers a complete EMS solution. We are one of the leading suppliers of wire harnesses and cable assemblies for use in household appliances. Due to the similarity in the process technology utilized in the manufacture of wire harnesses and cable assemblies for telecommunications and networking products and in the manufacture of wire harnesses for use in household appliances, we seek to leverage this expertise to enhance the value of the products and services we supply to our OEM customers in the telecommunications and networking industries.

          Full System Assembly and Test. We provide full system assembly services to OEMs. These services require sophisticated logistics capabilities and supply chain management capabilities to rapidly procure components, assemble products, perform complex testing and deliver products to end users around the world. Our full system assembly services involve combining custom metal enclosures and a wide range of subassemblies, including printed circuit board assembly. We also employ advanced test techniques to various subassemblies and final end products. Increasingly, OEMs require custom, build-to-order system solutions with very short lead times. We are focused on exploiting this trend through our advanced supply chain management capabilities.

          Packaging and Global Distribution. We offer our customers flexible, just-in-time and build-to-order delivery programs, allowing product shipments to be closely coordinated with customers' inventory requirements. Increasingly, we ship products directly into customers' distribution channels or directly to the end-user.

          After-Sales Support. We offer a wide range of after-sales support services. This support can be tailored to meet customer requirements, including field failure analysis, product upgrades, repair and engineering change management.

          Supply Chain Management. Effective management of the supply chain is critical to the success of OEMs as it directly impacts the time required to deliver product to market and the capital requirements associated with carrying inventory. Our global supply chain organization works with customers and suppliers to meet production requirements and procure materials. We utilize our enterprise resource planning systems to optimize inventory management.

  WHERE YOU CAN FIND MORE INFORMATION

     Viasystems files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). Any reports, statements or other information filed by us may be read and copied at the SEC's public reference room, at 450 Fifth Street NW, Washington, DC, as well as at public reference rooms in New York, NY and Chicago, IL. For further information on public reference rooms, call 1 (800) SEC-0330. Viasystems' filings are also available to the public from commercial retrieval services and at the Internet web site maintained by the SEC at http://www.SEC.gov.

ITEM 2.  PROPERTIES

     In addition to our executive offices in St. Louis, Missouri, as of December 31, 2001, we operate 26 principal manufacturing and research facilities, located in 8 different countries with a total area of approximately 6.3 million square feet, of which approximately 1.9 million square feet are leased. We believe our plants and equipment include state-of-the-art technology and are well maintained. We believe that our existing owned and leased facilities are adequate to meet our reasonably foreseeable requirements for at least the next two years.

     Some of our owned facilities are subject to mortgages under our senior credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements contained elsewhere in this Report.

                                      SIZE          TYPE OF            DESCRIPTION OF
LOCATION                        (APPROX. SQ. FT.)   INTEREST     PRODUCTS/SERVICES PROVIDED
--------                        -----------------   --------     --------------------------
UNITED STATES
Bucyrus, Ohio.................         47,000        Leased    Wire harness and cable assembly
Columbus, Ohio................         35,000        Leased    Full system assembly
Beaverton, Oregon.............         75,000        Leased    Full system assembly
Milford, Massachusetts........        108,000        Leased    Full system assembly
San Jose, California..........         60,000        Leased    Full system assembly
Mishawaka, Indiana............         38,000         Owned    Wire harness and cable assembly
Milwaukee, Wisconsin..........        305,000        Leased    Custom metal enclosure
                                                               fabrication
Redmond, Washington...........         26,000        Leased    Full system assembly
CANADA
Pointe-Claire (Montreal),
  Quebec......................        168,000         Owned    Printed circuit board
                                                               fabrication
Kirkland (Montreal), Quebec...        121,000         Owned    Printed circuit board
                                                               fabrication
Granby (Montreal), Quebec.....        119,000         Owned    Printed circuit board
                                                               fabrication
MEXICO
Juarez, Mexico................         51,000        Leased    Backpanel assembly
Juarez, Mexico................        438,000        Leased    Wire harness and cable assembly
Chihuahua, Mexico.............        282,000         Owned    Wire harness and cable assembly
Chihuahua, Mexico.............        253,000        Leased    Wire harness and cable assembly

                                      SIZE          TYPE OF            DESCRIPTION OF
LOCATION                        (APPROX. SQ. FT.)   INTEREST     PRODUCTS/SERVICES PROVIDED
--------                        -----------------   --------     --------------------------
EUROPE
Echt, Netherlands.............        462,000         Owned    Printed circuit board
                                                               fabrication and backpanel
                                                               assembly
Rouen, France.................        344,000         Owned    Full system assembly
Terni, Italy..................        234,000         Owned    Custom metal enclosure
                                                               fabrication and full system
                                                               assembly
Ballynahinch, Northern
  Ireland.....................         73,000         Owned    Wire harness and cable
                                                               assembly, power supplies and
                                                               printed circuit board
                                                               fabrication
Coventry, England.............        219,000        Leased    Custom metal and plastic
                                                               enclosure fabrication and full
                                                               system assembly
ASIA
Guangzhou, China..............      2,000,000         Owned    Printed circuit board
                                                               fabrication and assembly
Zhongshan, China..............        318,000         Owned    Printed circuit board
                                                               fabrication
Shanghai, China...............        229,000         Owned    Backpanel assembly and custom
                                                               metal enclosure fabrication
Shenzhen, China...............         95,000        Leased    Full system assembly
ShiYan, China.................        176,000        Leased    Full system assembly
Qingdao, China................         30,000        Leased    Full system assembly

     In addition to the facilities listed above, at December 31, 2001 we maintained several sales and marketing and other facilities located throughout North America, Europe, Asia and South America, all of which are leased.

ITEM 3.  LEGAL PROCEEDINGS

     Our operations have from time to time been involved in claims and litigation. The nature of our business is such that it is anticipated that we will be involved from time to time in claims and litigation in the ordinary course of our business. Based on experience with similar claims and litigation, we do not anticipate that these matters will have a material adverse effect on our business, results of operations, financial condition, prospects or ability to service debt.

     We anticipate that we may, from time to time, receive notifications alleging infringements of patents generally held by other manufacturers. Disputes over patent infringement are common in the electronics industry and typically begin with notices of the type described above. Although the ultimate resolution of any legal action and infringement notices described above cannot be predicted, we believe that the resolution, including any ultimate liability, will not have a material adverse effect on our business, results of operations, financial condition or ability to service debt. We are not currently involved in any patent infringement disputes and have not received any notices alleging infringement of patents, the unfavorable resolution of which we believe would be material.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     Information required by this item has been omitted as the registrant meets the conditions set forth in General Instruction I(1)(a) and (b) of Form 10-K and is therefore filing this form with the reduced disclosure format.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER
        MATTERS.

     All of Viasystems' outstanding common stock is held by Group and, accordingly, there is no established public trading market for Viasystems' common stock. Viasystems has paid no dividends since inception, and its ability to pay dividends is limited by the terms of certain agreements related to its indebtedness.

ITEM 6.  SELECTED FINANCIAL DATA

     Information required by this item has been omitted as the registrant meets the conditions set forth in General Instruction I(1)(a) and (b) of Form 10-K and is therefore filing this form with the reduced disclosure format.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain information required by this item has been omitted as the registrant meets the conditions of General Instruction I(1)(a) and (b) of Form 10-K and is therefore filing with the reduced disclosure format.

  CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis our management evaluates its estimates and judgements. Our management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     Our management believes the following critical accounting policies, among others, affect our more significant judgements and estimates used in the preparation of our consolidated financial statements:

          Accounts Receivable. We perform ongoing credit evaluations of our customers and we adjust credit limits based upon each customer's payment history and current credit worthiness, as determined by credit information available at that time. We continuously monitor collections and payments from our customers and we maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. While such losses have historically been within our expectations and the provisions established, if the condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

          Inventories. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those historically experienced or projected by us, additional inventory write-downs may be required.

          Valuation of Goodwill and other Intangible Assets. We assess the impairment of goodwill and other identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important which could trigger an impairment review include, but are not limited to, the following:

          significant underperformance relative to historical or projected future operating results;

          significant changes in the manner of our use of the acquired assets or the strategy for our overall business;

          significant negative industry or economic trends; significant decline in our stock price for a sustained period; and

          our market capitalization relative to net book value.

          When we determine that the carrying value of goodwill and other intangible assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment bases on a projected discounted cash flow method using a discount rate determined by us to be commensurate with the risk inherent in our current business model. During the year ended December 31, 2001 we recorded an impairment charge totaling $133.3 million, of which, $129.1 related to goodwill.

          In 2002, Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" became effective and as a result, we will cease to amortize goodwill, resulting in a decrease to annual amortization expense of approximately $16.6 million. In lieu of amortization, we are required to perform an initial impairment review of our goodwill in 2002 and an annual impairment review thereafter. We currently do not expect to record an impairment charge upon completion of the initial impairment review. However, there can be no assurance that at the time the review is completed a material impairment charge will not be recorded.

          Income Taxes. We record a valuation allowance to reduce our deferred tax assets to the amount that we believe is more likely than not to be realized. While we have considered future taxable income and ongoing prudent, feasible tax planning strategies in assessing the need for the valuation allowance, in the event we were to determine that we would not be able to realize all or part of our net deferred tax assets in the future, an adjustment to the net deferred tax assets would be charged to income in the period such determination was made. Likewise, should we determine that we would be able to realize our deferred tax assets in the future in excess of its net recorded amount, an adjustment to the net deferred tax asset would increase income in the period such determination was made.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 2001

     Net sales for the year ended December 31, 2001 were $1,206.5 million, representing a $398.5 million, or 24.8%, decrease from the same period in 2000. The decrease was primarily a result of continued weakness in printed circuit board sales to key North American telecommunication and networking customers, partially offset by the impact of acquisitions made in 2000 and 2001.

     Cost of goods sold for the year ended December 31, 2001 was $993.6 million, or 82.4% of sales (excluding one-time write-offs of $49.3 million of inventory related to the Restructuring), compared to $1,230.6 million, or 76.7% of sales, for the year ended December 31, 2000. Cost of goods sold as a percent of net sales increased as a result of a higher percentage of EMS sales in 2001, which generally have lower margins than printed circuit board sales, and lower absorption of our fixed overhead cost in our facilities throughout North America, Europe and Asia due to lower demand from our key telecommunication and networking customers.

     Selling, general and administrative expenses for the year ended December 31, 2001 were $96.8 million, a decrease of $24.4 million, or 20.1%, versus the comparable period in 2000 (excluding the non-cash compensation expense charge of $104.4 million in March 2000). These costs decreased primarily due to cost reductions related to the Restructuring and a reduction in expenses as a result of the transfer of the operations formerly conducted by Forward Group Plc ("Forward"), Interconnection Systems (Holdings) Limited ("ISL"), Zincocelere S.p.A. (Zincocelere") and the PCB production facility of Ericsson Telecom AB in

March 2000, partially offset by increases in general and administrative expenses related to the acquisitions completed in 2000 and 2001.

     In connection with Group's initial public offering in March 2000, Group amended the terms of the performance stock options held by members of management to eliminate the exercisability restrictions and variable exercise price terms. The amended performance options have a fixed exercise price of $9.00 per share and are immediately exercisable. As a result of these amendments, we recorded a one-time, non-cash compensation expense charge of approximately $33.6 million during the three months ended March 31, 2000.

     Also in connection with Group's initial public offering in March 2000, Group converted each 6 2/3 shares of class A common stock and class A series II common stock into one share of common stock. This conversion eliminated the variable terms of the class A common stock and class A series II common stock and resulted in a one-time, non-cash compensation expense charge of approximately $63.0 million recorded during the three months ended March 31, 2000. This charge reflects the difference between the cost of the class A common stock and the class A series II common stock and the value of the common stock into which it was convertible at March 23, 2000.

     Additionally, in connection with Group's initial public offering in March 2000, Viasystems terminated the monitoring and oversight agreement and financial advisory agreement with certain affiliates of Hicks, Muse, Tate & Furst Incorporated (Hicks Muse, Tate & Furst Incorporated, its affiliates, and/or its partners collectively or individually, "HMTF"). As consideration for such termination, Group granted to HMTF options to purchase an aggregate of 2,134,000 shares of Group's common stock at an exercise price of $21.00 per share. The option grant resulted in a net one-time, non-cash compensation expense charge of approximately $7.8 million recorded during the three months ended March 31, 2000.

     During the quarter ended December 31, 2001, we recorded non-cash asset impairments totaling $141.1 million primarily related to the write-off of long-lived assets in accordance with Statement of Financial Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("FAS 121"). Based on current business enterprise values using common appraisal methods, the assessment identified impairments of long-lived assets acquired pursuant to the acquisitions of Top Line Electronics Corporation, Laughlin-Wilt Group, Inc. and the European and China network components services operations of Marconi Communications Inc. The calculated business enterprise values determined were compared to the net book values of the related long-lived assets with the excess of net book value over the business enterprise value representing the amount of the impairment loss. The impairment loss for each group of assets, totaling $133.3 million, was first charged against goodwill ($129.1 million) with the remaining amounts being charged to property, plant and equipment ($4.2 million). The impairment resulted from the economic downturn experienced during 2001, primarily related to our telecommunication and networking customers. Through the third fiscal quarter of 2001, it was expected that the economic downturn impacting these assets was a short-term inventory correction. However, in the fourth quarter it became clear to management that the downturn impacting these assets was more severe and of a long-term nature resulting in a significant decline in profitability that is not expected to return in the near term.

     During the year ended December 31, 2001, we recorded a series of restructuring charges totaling $59.8 million. These charges were taken in light of the economic downturn primarily related to our large telecommunication and networking customers. During 2001 we began evaluating our cost position compared to anticipated levels of business for 2001 and beyond and determined that plant shutdowns, plant consolidations and downsizing were required to reduce costs to more appropriate levels in line with current and expected customer demand. A summary of the 2001 restructuring activity (the "Restructuring") by quarter is as follows:

     During the quarter ended March 31, 2001, we recorded a restructuring charge of $12.0 million, primarily related to the phase one workforce reductions in our Richmond, Virginia PCB fabrication facility as well as small workforce reductions at certain other North American operations. The workforce reductions impacted a total of 2,507 employees, of which 1,915 were regular, union employees, 547 were regular, non-union employees and 45 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended June 30, 2001, we recorded a restructuring charge of $30.5 million, primarily related to the closure of our Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities as well as small workforce reductions at certain other North American and European operations. The facility closures and workforce reductions impacted a total of 1,613 employees, of which 1,228 were regular, union employees, 373 were regular, non-union employees and 12 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended September 30, 2001, we recorded a restructuring charge of $16.2 million, primarily related to the consolidation of our two San Jose, California PCB assembly operations as well as headcount reductions at our corporate offices. The consolidations and workforce reductions impacted a total of 471 employees, of which 150 were regular, union employees, 315 were regular, non-union employees and 6 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended December 31, 2001, we recorded a restructuring charge of $7.1 million, primarily related to workforce reductions at our European PCB fabrication facility as well as small workforce reductions at other European facilities. The workforce reductions impacted a total of 455 employees, all of which were regular, non-union employees. All of these employees were terminated by December 31, 2001.

     Additionally, during the quarter ended December 31, 2001, we reversed $6.0 million of restructuring charges previously recorded. This reversal primarily related to a change in our plan related to the consolidation of our two San Jose, California PCB assembly operations. Initially, the plan included consolidating the leased operation into the owned operation, resulting in a restructuring charge related to the contractual obligation on the leased facility. Subsequently, we amended our plan and made the decision to consolidate the owned operation into the leased operation resulting in a reversal to the restructuring charge related to the lease commitment.

     In connection with the Restructuring, we also recorded impairment charges totaling $82.7 million to write-down to fair value certain land and buildings as well as machinery and equipment, office equipment and systems that were obsolete or redundant due to the closure and consolidation of facilities pursuant to the Restructuring. Included in the impairment charge were the following amounts: a write-down of land, buildings and leasehold improvements totaling $25.4 million, related to our Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities that were closed; a write-down of machinery and equipment totaling $14.9 million, a write-down of office equipment totaling $37.7 million, and a write-down of systems and construction in progress totaling $4.7 million, each primarily related to obsolete or redundant assets at our Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities that were closed as well as certain other North American and European operations that were consolidated.

     At December 31, 2001, $17.7 million of the assets held for disposal had been sold or otherwise disposed, leaving $16.3 million remaining on the books, of which $13.0 million consisted of the land and building related to our Richmond, Virginia PCB fabrication facility. We are actively marketing the land and building for sale and expect to complete the disposal of the assets during 2002. The remaining $3.3 million of net book value of assets held for disposal on the books at December 31, 2001 consists primarily of machinery and equipment and office equipment related to redundant or obsolete assets at our Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities and are expected to be disposed of during the next 18-24 months.

     Below is a table summarizing restructuring and impairment activity for the year ended December 31, 2001 ($ in 000's):

                                                                                                        CUMULATIVE
                                       THREE MONTHS ENDED                                                DRAWDOWNS
                       ---------------------------------------------------                          -------------------
                       MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,                            CASH     NON-CASH
                         2001        2001         2001            2001       REVERSALS    TOTAL     PAYMENTS   CHARGES
                       ---------   --------   -------------   ------------   ---------   --------   --------   --------
Restructuring
  Activities:
  Personnel and
    severance........   $11,755    $ 20,238      $ 6,505        $  5,524      $  (170)   $ 43,852   $36,282    $     --
  Lease and other
    contractual
    Commitments......        78       7,864        9,623           1,228       (5,836)     12,957     5,614          --
  Other..............       174       2,379          103             309           --       2,965     2,810          --
  Asset Impairments:
      Held for
        disposal.....        --      75,043        5,454           2,210           --      82,707        --      82,707
      Held for use...        --          --           --         133,252           --     133,252        --     133,252
      Other..........        --          --           --           5,641           --       5,641        --       5,641
                        -------    --------      -------        --------      -------    --------   -------    --------
Total restructuring
  and impairment
  charges............   $12,007    $105,524      $21,685        $148,164      $(6,006)   $281,374   $44,706    $221,600
                        =======    ========      =======        ========      =======    ========   =======    ========


                        BALANCE AT
                       DECEMBER 31,
                           2001
                       ------------
Restructuring
  Activities:
  Personnel and
    severance........    $ 7,570
  Lease and other
    contractual
    Commitments......      7,343
  Other..............        155
  Asset Impairments:
      Held for
        disposal.....         --
      Held for use...         --
      Other..........         --
                         -------
Total restructuring
  and impairment
  charges............    $15,068
                         =======

     The significant components of the restructuring charge recorded for lease and other contractual commitments totaling approximately $13.0 million, are as follows: $8.5 million for leased and other facility commitments; $3.2 million for lease commitments on machinery and equipment; $1.2 million for waste water project commitments; and $0.1 million for other commitments.

     Also in connection with the Restructuring, we wrote-off inventory resulting in a $49.3 million and $0.8 million charge to cost of goods sold during the quarters ended June 30, 2001 and September 30, 2001, respectively. During the quarter ended December 31, 2001, we reversed inventory write-offs previously taken totaling $0.8 million. With respect to the inventory written-off during the quarter ended June 30, 2001, we have disposed of $39.1 million of the inventory and reversed the write-off and sold $1.0 million of the inventory, resulting in a remaining balance of $9.1 million at December 31, 2001. We expect to dispose of the remaining obsolete inventory during fiscal year 2002.

     The restructuring and impairment charges were determined based on formal plans approved by our management using the best information available to it at the time. The amounts we may ultimately incur may change as the balance of the plans are executed.

     We continue to review our operations in light of the continued economic downturn related to our telecommunication and networking customers. These reviews could result in additional workforce reductions. The impact these activities could have on our results of operations is not currently known.

     European PCB Group (Cayman Islands), Ltd. ("European PCB Group") has disposed of the operations formerly conducted by Forward and the PCB production facility of Ericsson Telecom AB. In addition, an administrative receiver has been appointed in respect of European PCB Group's ISL business. As a result, the business formerly conducted by Zincocelere is the only material asset remaining within European PCB Group. Accordingly, we compared the carrying amount of all current amounts due from European PCB Group, including the PCB Group Notes, to their undiscounted expected future cash flows. We have concluded that amounts due from European PCB Group have been impaired. As a result, we recorded a charge for the quarter ended September 30, 2001 totaling $144.1 million to reflect the write-off of such amounts. This charge consisted of $127.6 million related to the PCB Group Notes and $16.5 million related to trade receivables.

     Depreciation and amortization decreased $18.6 million, from $144.9 million for the year ended December 31, 2000, to $126.3 million for the same period of 2001, primarily due to a reduction in expenses as a result of the distribution of the operations formerly conducted by Forward, ISL, Zincocelere and the PCB production facility of Ericsson Telecom AB in March 2000 and due to a reduced fixed asset base as a result of the impairment of property and equipment held for disposal related to the closure of our Richmond, Virginia and San German, Puerto Rico PCB facilities, partially offset by the impact to depreciation of acquired fixed assets and to amortization of acquired intangibles from the acquisitions completed in 2000 and 2001.

     Other expense decreased $9.6 million, from $111.7 million for the year ended December 31, 2000, to $102.1 million for the same period of 2001, primarily due to reduced interest expense and amortization of deferred financing costs related to the recapitalization in connection with Group's initial public offering completed in March 2000 and reductions in market benchmark interest rates realized during 2001, partially offset by higher interest margins charged on borrowed funds under our senior secured credit facility resulting from amendments to the credit agreement completed during 2001.

     During the quarter ended March 31, 2000, we recorded, as an extraordinary item, a one-time, non-cash write-off of deferred financing fees of approximately $31.2 million, net of $0 income tax benefit, related to deferred financing fees incurred on debt under our prior credit agreement, which was retired before maturity with proceeds from Group's initial public offering.

RECENT EVENTS

     As of March 27, 2002, HMTF has increased its investment in Viasystems through open market purchases of $232.1 million of Viasystems' 9 3/4 senior subordinated notes and $51.3 million of Viasystems' senior secured bank debt. These purchases were made at a discount to the face amount.

  RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", and No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets".

     SFAS 141 supercedes Accounting Principles Board Opinion No. 16, "Business Combinations". The most significant changes made by SFAS 141 are: (1) requiring that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, (2) establishing specific criteria for the recognition of intangible assets separately from goodwill, and (3) requiring unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized). We are currently assessing the impact of SFAS 141 on our operating results and financial condition.

     SFAS 142 supercedes Accounting Principles Board Opinion No. 17, "Intangible Assets". SFAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., the post-acquisition accounting). The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS 142 are: (1) goodwill and indefinite lived intangible assets will no longer be amortized, (2) goodwill will be tested for impairment at least annually at the reporting unit level, (3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and (4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. Upon implementation of SFAS 142, our amortization expense for fiscal year 2002 is expected to decrease by approximately $16.6 million compared to fiscal year 2001 as a result of no longer amortizing goodwill. We currently do not expect to record an impairment charge upon completion of the initial impairment review. However, there can be no assurance that at the time the review is completed a material impairment charge will not be recorded.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets". SFAS 144 supercedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and Assets to be Disposed of" and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provision of SFAS 144 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS 144 are: (1) removes goodwill from its scope and, therefore, eliminates the requirements of SFAS 121 to allocate goodwill to long-lived assets to be tested for impairment, and (2) describes a probability-weighted cash flow estimation approach to deal with situations in which alternative course of action to recover the carrying amount of a long-lived assets are under consideration or a range is estimated for the amount of possible future cash flows. We currently do not expect the implementation of SFAS 144 to have a material impact on our operating results and financial condition. However, there can be no assurance that at the time the review is completed a material impairment charge will not be recorded.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  INTEREST RATE RISK

     At December 31, 2000 and 2001, approximately $488.6 and $448.4 million, respectively, of our long-term debt, specifically borrowings outstanding under our senior credit facility and the loan notes, bore interest at variable rates. Accordingly, our earnings and cash flow are affected by changes in interest rates. Assuming the current level of borrowings at variable rates and assuming a two percentage point increase in the average interest rate under these borrowings, it is estimated that our interest expense for the year ended December 31, 2000 and 2001, would have increased by approximately $9.8 and $9.0 million, respectively. In the event of an adverse change in interest rates, management would likely take actions that would mitigate our exposure to interest rate risk; however, due to the uncertainty of the actions that would be taken and their possible effects, this analysis assumes no such action. Further, this analysis does not consider the effects of the change in the level of overall economic activity that could exist in such an environment.

  FOREIGN CURRENCY RISK

     We conduct our business in various regions of the world, and export and import products to and from several countries. Our operations may, therefore, be subject to volatility because of currency fluctuations. Sales and expenses are frequently denominated in local currencies, and results of operations may be affected adversely as currency fluctuations affect our product prices and operating costs or those of our competitors. From time to time, we enter into foreign exchange forward contracts to minimize the short-term impact of foreign currency fluctuations. We do not engage in hedging transactions for speculative investment reasons. Our hedging operations historically have not been material and gains or losses from these operations have not been material to our cash flows, financial position or results from operations. There can be no assurance that our hedging operations will eliminate or substantially reduce risks associated with fluctuating currencies.

ITEM 8.  FINANCIAL STATEMENTS

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULE

VIASYSTEMS, INC. & SUBSIDIARIES
Report of Independent Accountants...........................   14
Consolidated Balance Sheets as of December 31, 2000 and
  2001......................................................   15
Consolidated Statements of Operations for the years ended
  December 31, 1999, 2000 and 2001..........................   16
Consolidated Statements of Stockholders' Equity (Deficit)
  for the years ended December 31, 1999, 2000 and 2001......   17
Consolidated Statements of Cash Flows for the years ended
  December 31, 1999, 2000 and 2001..........................   18
Notes to Consolidated Financial Statements..................   19
Schedule II -- Valuation and Qualifying Accounts............   46

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Viasystems, Inc.:

     In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Viasystems, Inc. and its subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, as a result of the dramatic downturn in telecom component demand during 2001, and the Company's highly leveraged capital structure, the Company will fail to satisfy at March 31, 2002 certain financial maintenance covenants contained in its senior credit facility. The potential ramification from the failure to satisfy these covenants raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 23. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     As discussed in Note 20 to the consolidated financial statements, in 1999 the Company changed its method of reporting costs of start-up activities.

                                          PRICEWATERHOUSECOOPERS LLP

Fort Worth, Texas
January 28, 2002, except for Recent Events in for Note 1 and Note 23 for which the date is March 29, 2002

                        VIASYSTEMS, INC. & SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,
                                                              -------------------------------
                                                                   2000             2001
                                                              --------------   --------------
                                                              (IN THOUSANDS, EXCEPT SHARE AND
                                                                    PER SHARE AMOUNTS)
                                           ASSETS

Current assets:
  Cash and cash equivalents.................................   $    45,676      $    34,202
  Accounts receivable, less allowance for doubtful accounts
     of $7,233 and $15,654, respectively....................       320,561          157,443
  Inventories...............................................       255,973          113,589
  Prepaid expenses and other................................        70,922           37,036
                                                               -----------      -----------
          Total current assets..............................       693,132          342,270
Property, plant and equipment, net..........................       452,621          353,651
Deferred financing costs, net...............................        23,332           25,591
Intangible assets, net......................................       419,236          247,944
Other assets................................................        22,963           18,589
                                                               -----------      -----------
          Total assets......................................   $ 1,611,284      $   988,045
                                                               ===========      ===========

                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current maturities of long-term obligations...............   $    23,882      $     3,215
  Accounts payable..........................................       293,696          125,897
  Accrued and other liabilities.............................       112,200           90,502
  Income taxes payable......................................         3,595              602
                                                               -----------      -----------
          Total current liabilities.........................       433,373          220,216
Deferred taxes..............................................        17,343           17,019
Long-term obligations, less current maturities (includes $0
  and $242.9 million face amount, held by related parties,
  respectively).............................................     1,000,435        1,037,704
Other non-current liabilities...............................        24,201           23,430
Commitments and Contingencies
Stockholders' equity (deficit)
Common stock, par value $.01 per share, 1,000 shares issued
  and outstanding...........................................            --               --
  Contributed capital.......................................     1,602,641        1,634,512
  Notes due from affiliates.................................      (124,532)              --
  Accumulated deficit.......................................    (1,314,938)      (1,901,957)
  Accumulated other comprehensive loss......................       (27,239)         (42,879)
                                                               -----------      -----------
          Total stockholders' equity (deficit)..............       135,932         (310,324)
                                                               -----------      -----------
          Total liabilities and stockholders' equity
            (deficit).......................................   $ 1,611,284      $   988,045
                                                               ===========      ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                        VIASYSTEMS, INC. & SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    YEARS ENDED DECEMBER 31,
                                                           ------------------------------------------
                                                               1999           2000           2001
                                                           ------------   ------------   ------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales................................................   $1,293,370     $1,604,985     $1,206,536
Operating expenses:
  Cost of goods sold.....................................      969,614      1,230,552      1,042,886
  Selling, general and administrative, including non-cash
     compensation expense charges of $110,070, $104,351
     and $0 respectively.................................      232,653        225,611         96,838
  Depreciation...........................................      118,873         98,457         79,718
  Amortization...........................................       63,270         46,409         46,574
  Write-off of amounts due from affiliates...............           --             --        144,099
  Restructuring and impairment charges...................      468,389             --        281,374
  Write-off of acquired in-process research and
     development.........................................       17,600             --             --
                                                            ----------     ----------     ----------
Operating income (loss)..................................     (577,029)         3,956       (484,953)
                                                            ----------     ----------     ----------
Other expenses:
  Interest expense.......................................      117,822        105,514         97,174
  Amortization of deferred financing costs...............        6,619          4,296          4,013
  Other expense, net.....................................       23,594          1,857            879
                                                            ----------     ----------     ----------
Loss before income taxes, cumulative effect of a change
  in accounting principle and extraordinary item.........     (725,064)      (107,711)      (587,019)
Benefit for income taxes.................................      (23,212)        (2,923)            --
                                                            ----------     ----------     ----------
Loss before cumulative effect of a change in accounting
  principle and extraordinary item.......................     (701,852)      (104,788)      (587,019)
Cumulative effect -- write-off of start-up costs, net of
  income tax benefit of $6,734...........................       18,443             --             --
Extraordinary item -- loss on early extinguishment of
  debt, net of income tax benefit of $0..................           --         31,196             --
                                                            ----------     ----------     ----------
          Net loss.......................................   $ (720,295)    $ (135,984)    $ (587,019)
                                                            ==========     ==========     ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                        VIASYSTEMS, INC. & SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                             ACCUMULATED
                                                                                              AND OTHER
                                                                 NOTES DUE                  COMPREHENSIVE
                                          COMMON   CONTRIBUTED      FROM      ACCUMULATED      INCOME
                                          STOCK      CAPITAL     AFFILIATES     DEFICIT        (LOSS)         TOTAL
                                          ------   -----------   ----------   -----------   -------------   ---------
                                                             (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
BALANCE AT DECEMBER 31, 1998............  $  --    $  395,994    $      --    $  (458,659)    $  9,120      $ (53,545)
Comprehensive loss:
  Net loss..............................     --            --           --       (720,295)          --       (720,295)
  Foreign currency translation
    adjustments.........................     --            --           --             --      (32,858)       (32,858)
  Minimum pension liability, net of
    income tax benefit of $254..........     --            --           --             --          593            593
                                                                                                            ---------
Total comprehensive loss................                                                                     (752,560)
                                                                                                            ---------
Capital contribution by Group to the
  Company...............................     --       200,293           --             --           --        200,293
Net distribution prior to as-if pooling
  of Wire Harness Business..............     --          (232)          --             --           --           (232)
Non-cash compensation expense charge....     --       110,070           --             --           --        110,070
                                          -----    ----------    ---------    -----------     --------      ---------
BALANCE AT DECEMBER 31, 1999............     --       706,125           --     (1,178,954)     (23,145)      (495,974)
Comprehensive loss:
  Net loss..............................     --            --           --       (135,984)          --       (135,984)
  Foreign currency translation
    adjustments.........................     --            --           --             --      (15,221)       (15,221)
                                                                                                            ---------
Total comprehensive loss................                                                                     (151,205)
                                                                                                            ---------
Capital contribution by Group to the
  Company...............................     --       987,884           --             --           --        987,884
As-if pooling of Wire Harness
  Business..............................     --      (210,798)          --             --           --       (210,798)
Net distribution to stockholders of
  European PCB Group....................     --            51           --             --       11,127         11,178
Issuance of Notes Due from Affiliates...     --            --     (124,532)            --           --       (124,532)
Non-cash compensation expense charges...     --       119,379           --             --           --        119,379
                                          -----    ----------    ---------    -----------     --------      ---------
BALANCE AT DECEMBER 31, 2000............     --     1,602,641     (124,532)    (1,314,938)     (27,239)       135,932
Comprehensive loss:
  Net loss..............................     --            --           --       (587,019)          --       (587,019)
  Foreign currency translation
    adjustments.........................     --            --           --             --      (15,640)       (15,640)
                                                                                                            ---------
Total comprehensive loss................                                                                     (602,659)
                                                                                                            ---------
Capital contribution by Group to the
  Company...............................     --        31,871           --             --           --         31,871
Paid-in-kind notes for interest on notes
  due from affiliates...................     --            --       (3,079)            --           --         (3,079)
Write-off of notes due from
  affiliates............................     --            --      127,611             --           --        127,611
                                          -----    ----------    ---------    -----------     --------      ---------
BALANCE AT DECEMBER 31, 2001............  $  --    $1,634,512    $      --    $(1,901,957)    $(42,879)     $(310,324)
                                          =====    ==========    =========    ===========     ========      =========

   The accompanying notes are an integral part of the consolidated financial statements.

                        VIASYSTEMS, INC. & SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              1999        2000        2001
                                                            ---------   ---------   ---------
                                                                     (IN THOUSANDS)
Cash flows from operating activities:
  Net loss................................................  $(720,295)  $(135,984)  $(587,019)
  Adjustments to reconcile net loss to net cash provided
     by operating activities:
     Write-off of acquired in-process research and
       development........................................     17,600          --          --
     Impairment of assets.................................    468,389          --     221,600
     Write-off of amounts due from affiliates.............         --          --     144,099
     Write-off of inventory...............................         --          --      49,333
     Loss on disposal of plant, property and equipment....     18,762          --          --
     Cumulative effect of a change in accounting
       principle -- write-off of start-up costs...........     25,177          --          --
     Extraordinary item -- loss on early extinguishment of
       debt...............................................         --      31,196          --
     Non-cash compensation expense charge.................    110,070     104,351          --
     Depreciation and amortization........................    182,143     144,866     126,292
     Amortization of deferred financing costs.............      6,619       4,296       4,013
     Non-cash interest income.............................         --          --      (3,079)
     Paid-in-kind interest on Senior Unsecured Notes......         --          --       9,491
     Joint venture (income) loss..........................         --      (3,209)         66
     Deferred taxes.......................................    (35,734)        745         785
     Change in assets and liabilities, net of
       acquisitions:
       Accounts receivable................................    (15,023)   (123,299)    141,990
       Inventories........................................    (16,837)    (60,479)     98,386
       Prepaid expenses and other.........................       (273)     11,407      31,733
       Accounts payable and accrued and other
          liabilities.....................................     (5,136)     58,021    (187,562)
       Income taxes payable...............................      7,702        (735)     (2,208)
                                                            ---------   ---------   ---------
          Net cash provided by operating activities.......     43,164      31,176      47,920
                                                            ---------   ---------   ---------
Cash flows from investing activities:
  Acquisitions, net of cash acquired $5,022 for 1999,
     $8,035 for 2000 and $0 for 2001......................   (314,187)   (360,313)    (10,564)
  Capital expenditures....................................   (138,003)   (136,882)    (78,790)
                                                            ---------   ---------   ---------
          Net cash used in investing activities...........   (452,190)   (497,195)    (89,354)
                                                            ---------   ---------   ---------
Cash flows from financing activities:
  Proceeds from issuance of long-term obligations under
     credit facilities....................................    291,000     150,000     289,250
  Net borrowings (payments) on revolvers..................     65,943    (125,501)    (43,200)
  Repayment of amounts due under credit facilities........    (26,125)   (446,750)     (1,000)
  Repayment of amounts due under the Chips Loan Notes.....         --          --    (285,312)
  Chips Term Loans -- Cash collateral.....................    (95,295)     99,988          --
  Borrowings under the Senior Unsecured Notes.............         --          --     100,000
  Repayment of other long-term and capital lease
     obligations..........................................     (5,509)    (19,056)    (22,102)
  Cash distribution to stockholders of European PCB
     Group................................................         --     (16,213)         --
  Net distribution prior to as-if pooling.................       (232)         --          --
  Equity proceeds.........................................    198,455     865,543          --
  Proceeds from exercise of stock options.................         --         536         149
  Repurchase of common stock..............................       (162)         --          --
  Financing fees and other................................     (7,892)    (18,527)     (6,682)
                                                            ---------   ---------   ---------
          Net cash provided by financing activities.......    420,183     490,020      31,103
                                                            ---------   ---------   ---------
Effect of exchange rate changes on cash and cash
  equivalents.............................................      2,347      (1,164)     (1,143)
                                                            ---------   ---------   ---------
Net change in cash and cash equivalents...................     13,504      22,837     (11,474)
Cash and cash equivalents at beginning of year............      9,335      22,839      45,676
                                                            ---------   ---------   ---------
Cash and cash equivalents at end of year..................  $  22,839   $  45,676   $  34,202
                                                            =========   =========   =========

   The accompanying notes are an integral part of the consolidated financial statements.

                        VIASYSTEMS, INC. & SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND ACQUISITIONS

     Viasystems, Inc. ("Viasystems"), a wholly owned subsidiary of Viasystems Group, Inc. ("Group"), was formed on April 2, 1997. On April 10, 1997, Group contributed to Viasystems all of the capital of its then existing subsidiaries. Prior to the contribution of this capital by Group, Viasystems had no operations of its own. The consolidated financial statements included herein present the results of operations of Viasystems and its subsidiaries subsequent to the capital contribution by Group, and the results of operations of Group and its subsidiaries prior to the capital contribution of such subsidiaries to Viasystems. As used herein, the Company refers to Viasystems and its subsidiaries subsequent to the capital contribution by Group and to Group and its subsidiaries prior to such capital contribution. These financial statements have been adjusted to reflect the equity structure of Viasystems on a retroactive basis. The Company makes strategic acquisitions of electronics manufacturing services ("EMS") and integrates those acquisitions as a global enterprise that is the preferred provider of EMS solutions to original equipment manufacturers of electronic products. See 2000 Acquisitions regarding restatement of financial statements for "as-if pooling" related to the acquisition of Wirekraft Industries, Inc.

  RECENT EVENTS

     As a result of the dramatic downturn in telecom component demand during 2001 and the Company's highly leveraged capital structure, the Company expects to fail to satisfy certain financial maintenance covenants contained in its senior secured credit facility on March 31, 2002. In anticipation of this circumstance, the Company entered into an amendment to its credit agreement (See
Note 23).

  TRANSFER TO STOCKHOLDERS

     On March 29, 2000, Group sold to European PCB Group (Cayman Islands), Ltd. ("European PCB Group"), a company owned by certain of Group's pre-IPO stockholders, all the capital stock of certain businesses in Europe. As a result and at such time, European PCB Group consisted primarily of the operations formerly conducted by Forward Group Plc, Zincocelere S.p.A. ("Zincocelere"), Interconnection Systems (Holdings) Limited ("ISL") and the PCB production facility of Ericsson Telecom AB. In consideration for the sale, European PCB Group delivered subordinated notes ("PCB Group Notes") payable to the Company for $124,532 in the aggregate, which have been classified as a component of stockholders' equity. The PCB Group Notes each have a 10-year term and bear interest at a rate of 9% per annum, payable in kind by the issuance of additional notes.

     During the quarter ended September 30, 2001, European PCB Group disposed of the operations formerly conducted by Forward Group Plc and the PCB production facility of Ericsson Telecom AB. In addition, in September 2001, an administrative receiver has been appointed in respect of European PCB Group's ISL business. As a result, the business formerly conducted by Zincocelere S.p.A. is the only material asset remaining within European PCB Group. Accordingly, the Company compared the carrying amount of all current amounts due from European PCB Group, including the PCB Group Notes to their undiscounted expected future cash flows. The Company concluded that amounts due from European PCB Group have been impaired. As a result, the Company recorded a charge for the quarter ended September 30, 2001, totaling $144,099 to reflect the write-off of such amounts. This charge consisted of $127,611 related to the PCB Group Notes and $16,488 related to trade receivables.

     In addition, the Company guaranteed approximately 12 million British Pounds (approximately $18.0 million) of an obligation with the Department of Trade and Industry (the "DTI") of the United Kingdom in respect of a grant provided to ISL. The grant is also secured by land and a building in North Tyneside owned by ISL which has an appraised value in excess of the grant obligation. Throughout the year, the Company has been engaged in discussions with the DTI regarding the guarantee and the grant. On January 31, 2002, the

                        VIASYSTEMS, INC. & SUBSIDIARIES

Company and European PCB Group entered into a settlement agreement with the DTI. Under the settlement agreement, the Company and European PCB Group jointly and severally agreed to pay 12.0 million British Pounds (approximately $18.0 million) in 9 installments beginning January 31, 2002 and ending on December 31, 2003. The first installment totaled 2.0 million British Pounds (approximately $3.0 million) and was paid on January 31, 2002, by European PCB Group with the remaining installments due periodically through December 31, 2003. The Company believes that European PCB Group has the ability and will continue to make the scheduled payments due under the settlement agreement. Furthermore, the Company believes that proceeds from the sale of the land and building in North Tyneside will be sufficient to satisfy all or substantially all amounts paid pursuant to the settlement agreement. European PCB Group has agreed to indemnify the Company in the event the Company is required to make any such payment.

     In addition, the Company has $9.8 million of letters of credit issued with respect to certain indebtedness of Zincocelere. The remaining obligation due by Zincocelere under the indebtedness totals approximately 7.2 million Euros (approximately $6.3 million). Historically, Zincocelere has made the scheduled payments under the indebtedness and the Company believes Zincocelere will continue to operate and make all future payments required under the indebtedness.

  1999 ACQUISITIONS

     In August 1999, the Company acquired the printed circuit board ("PCB") manufacturing division ("Kalex") of Termbray Industries International (Holdings) Limited, a manufacturer of rigid PCBs located in the People's Republic of China, for a net cash purchase price of approximately $301,000 plus acquisition costs of approximately $8,500 (the "Kalex Acquisition"). Accordingly, the results of operations of Kalex since acquisition are included in the results of operations of the Company.

     The Kalex Acquisition has been accounted for using the purchase method of accounting whereby the total purchase price has been allocated to the assets and liabilities based on their estimated respective fair values. The Company has allocated a portion of the purchase price to intangible assets, including in process R&D using a discount rate of 25.0%. The portion of the purchase price allocated to in-process R&D projects that did not have future alternative use totaled $17,600 and was charged to expense as of the acquisition date. The other acquired intangibles include developed technologies, assembled workforce and customer list. These intangibles are being amortized over their estimated useful lives of 1-15 years. The remaining unidentified intangible asset has been allocated to goodwill and is being amortized over its estimated useful life of 20 years (see Note 2).

     Kalex's in-process R&D value was comprised of three primary projects consisting of developing Rambus technology, increasing board layer count and developing ball grid array substrates capability, which were scheduled to reach completion beginning in 1999. At the acquisition date, research and development projects ranged from 65% to 80% complete and total continuing research and development commitments to complete the projects are expected to be approximately $2,400. As of December 31, 2001, two of the projects were completed and the other continues to be evaluated. These projects will require maintenance research and development after they have reached a state of technological and commercial feasibility. In addition to usage of the companies' internal cash flows, the Company will likely provide a substantial amount of funding to complete the programs. Remaining development efforts for the in-process research and development programs are complex and include the development of next-generation technological solutions.

     The Kalex Acquisition was funded with: (a) an additional equity contribution of $200,000 and (b) a portion of a $291,000 term loan borrowing under a former credit facility.

     Kalex's manufacturing facilities are located in the People's Republic of China. Manufacturing in the People's Republic of China entails political and economic risks, including political instability, expropriation and currency controls and fluctuations.

                        VIASYSTEMS, INC. & SUBSIDIARIES

     Included below is unaudited pro forma financial data setting forth condensed results of operations of the Company for the year ended December 31, 1998 and 1999, as though the Kalex Acquisition and the related financing and equity contribution had occurred at January 1, 1998.

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 1998         1999
                                                              ----------   ----------
                                                                    (UNAUDITED)
Net sales...................................................  $1,375,425   $1,385,586
Net loss....................................................     (91,456)    (726,244)

     In April 1999, the Company acquired all of the outstanding shares of PAGG Corporation ("PAGG") located in Milford, Massachusetts, for a cash purchase price of approximately $9,300 plus the issuance of 273,223 shares of the Company's $0.01 per share common stock valued at $2,000 and the issuance of 136,645 warrants to purchase common stock with an exercise price of $10.50 expiring in 2004. PAGG operates multiple surface mount production lines for printed circuit board and backplane assembly and has full box build capabilities. The acquisition was accounted for as a purchase and, accordingly, the results of operations of PAGG since acquisition are included in the results of operations of the Company.

  2000 ACQUISITIONS

     In March 2000, the Company acquired all of the outstanding shares of Wirekraft Industries, Inc. (the "Wire Harness Business"), a wholly owned subsidiary of International Wire Group, Inc., an affiliate of Hicks, Muse, Tate & Furst Incorporated (Hicks, Muse, Tate: Furst Incorporated, its affiliates, and/or its partners collectively or individually "HMTF") (the "Wire Harness Acquisition") for a cash purchase price of $210,798. The Wire Harness Business manufactures and assembles wire harness products. The Wire Harness Acquisition occurred immediately prior to Group's initial public offering. The Company and International Wire Group, Inc. are considered entities under common control. Accordingly, the acquisition has been accounted for on an "as-if pooling basis," with the excess purchase price over book value acquired accounted for as a distribution to the Company's stockholders. Additionally, as the acquisition has been accounted for on an "as-if pooling basis," the Company's consolidated financial statements have been restated to reflect the acquisition as if it occurred at the beginning of the first period presented. A reconciliation of the results of the Company before the as if pooling of the Wire Harness Business results for the years ended December 31, 1999, and 2000 to the results in this Form 10-K is as follows:

                                                                 1999         2000
                                                              ----------   ----------
Net sales:
  Before as-if pooling......................................  $1,102,324   $1,555,129
  Wire Harness Business.....................................     191,046       49,856
                                                              ----------   ----------
                                                              $1,293,370   $1,604,985
                                                              ==========   ==========
Net income (loss):
  Before as-if pooling......................................  $ (726,342)  $ (139,914)
  Wire Harness Business.....................................       6,047        3,930
                                                              ----------   ----------
                                                              $ (720,295)  $ (135,984)
                                                              ==========   ==========

     In March 2000, the Company acquired Marconi Communications Inc.'s Network Components & Services' European and China operations ("NC&S"), for a cash purchase price of approximately $112,450, plus assumed liabilities of approximately $5,145 (the "NC&S Acquisition"). NC&S is a business engaged in electronic manufacturing services, primarily to telecommunication customers. The results of operations of NC&S since its acquisition are included in the results of operations of the Company. The NC&S Acquisition

                        VIASYSTEMS, INC. & SUBSIDIARIES
has been accounted for using the purchase method of accounting whereby the total purchase price has been preliminarily allocated to the assets and liabilities based on their estimated respective fair values. The excess purchase price over fair values has been allocated to goodwill and is being amortized over its estimated useful life of 20 years (see Note 2).

     In June 2000, the Company acquired Top Line Electronics Corporation ("Top Line") by issuing 2,681,835 shares of Group's common stock (the "Top Line Acquisition"). This was subject to the issuance of an additional 1,650,319 shares made during 2001 based on the price of Group's common stock for the months of January and February 2001. Top Line, located in San Jose, California, offers design and prototype services, PCB assembly, and full system assembly and testing. The acquisition was accounted for using the purchase method of accounting and, accordingly, the results of operations of Top Line since acquisition are included in the results of operations of the Company. The excess purchase price over fair values has been allocated to goodwill and is being amortized over its estimated useful life of 20 years (see Note 2).

     In September 2000, the Company acquired Lucent Technologies' Rouen Global Provisioning Center ("Rouen") by making cash payments and accepting a non-interest bearing note from the seller (the "Rouen Acquisition"). Accordingly, the results of operations of Rouen since acquisition are included in the results of operations of the Company. Rouen, located in Rouen, France, manufactures network transmission and radio frequency equipment. The Rouen Acquisition has been accounted for using the purchase method of accounting, whereby the total purchase price has been allocated to the assets and liabilities based on their respective fair values. The Company has allocated a portion of the purchase price to a technology agreement, which is being amortized over its estimated useful life. The remaining unidentified intangible asset has been allocated to goodwill and is being amortized over its estimated useful life of 20 years (see Note 2).

     In November 2000, the Company acquired Laughlin-Wilt Group, Inc. ("Laughlin-Wilt"), by issuing 3,297,481 shares of Group's common stock (the "Laughlin-Wilt Acquisition"), a cash payment and acquiring debt. Laughlin-Wilt, located in Beaverton, Oregon and Orange County, California, offers design and prototype services for printed circuit boards, printed circuit board assembly, and full system assembly and testing. The acquisition was accounted for using the purchase method of accounting and, accordingly, the results of operations of Laughlin-Wilt since acquisition are included in the results of operations of the Company. The excess purchase price over fair values has been allocated to goodwill and is being amortized over its estimated useful life of 20 years (see
Note 2).

     On December 22, 2000, the Company acquired Accutec ("Accutec") by issuing 976,150 shares of Group's common stock (the "Accutec Acquisition") and acquiring debt. Accutec, located in Milwaukee, Wisconsin, offers fabrication of custom metal enclosures. The acquisition was accounted for using the purchase method of accounting and, accordingly, the balance sheet of Accutec is included in the Company's consolidated balance sheet. Accutec's results of operations will be included in the first quarter 2001 results of the Company. The excess purchase price over fair values has been allocated to goodwill and is being amortized over its estimated useful life of 20 years.

     The Top Line, Rouen, Laughlin-Wilt and Accutec acquisitions were completed by issuing an aggregate of 6,955,466 shares of Group's common stock; making cash payments at closing totaling approximately $45,100; making cash payments in the future of approximately $8,800; receiving a non-interest bearing note from the seller for approximately $11,300 and acquiring debt of approximately $31,000. The common stock value was determined by using a stock price calculated by averaging the daily stock price for a few days before and after the measurement date. The aggregate value of the common stock was approximately $116,514. In connection with certain acquisitions, and in accordance with the contract terms, outstanding stock options held by employees of acquired companies became vested and converted to options for Group's common stock on the acquisition date. As these acquisitions were accounted for as purchases, the fair value of these options was included in the purchase price.

                        VIASYSTEMS, INC. & SUBSIDIARIES

     Included below is unaudited pro forma financial data setting forth condensed results of operations of the Company for the years ended December 31, 1999 and 2000, as though the acquisitions of NC&S, Top Line, Rouen, Laughlin-Wilt and Accutec had occurred at January 1, 1999 and the transfer of the operations formerly conducted by Forward Group, PLC ("Forward"), Interconnection Systems (Holdings) Limited ("ISL"), Zincocelere S.p.A. ("Zincocelere") and the PCB production facility of Ericsson Telecom AB located in Sweden (the "Ericsson Facility") (see Note 23) had occurred at January 1, 1999.

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 1999         2000
                                                              ----------   ----------
                                                                    (UNAUDITED)
Net sales...................................................  $1,319,134   $1,782,402
Net loss before extraordinary item and cumulative effect of
  a change in accounting principle..........................    (142,516)     (84,478)
Net loss....................................................    (146,096)    (115,674)
Basic net loss per share....................................  $    (2.11)  $     (.97)
Diluted net loss per share..................................  $    (2.24)  $     (.98)

  2001 ACQUISITIONS

     In April 2001, the Company acquired certain manufacturing assets of Metawave Communications Corporation ("Metawave") for a cash purchase price of approximately $7,964 (the "Metawave Acquisition"). Pursuant to a manufacturing agreement, the Company will use the acquired assets to manufacture smart antennas for the wireless communication industry that are marketed and sold by Metawave.

     In April 2001, the Company acquired Chang Yuen, a manufacturer of custom metal enclosures, located in the People's Republic of China, for a cash purchase price of $2,600 and by issuing an aggregate 535,905 shares of Group's common stock valued at $1,758.

     Each of the acquisitions completed during 2001 was accounting for using the purchase method of accounting and, accordingly, the results of operations related to the acquisitions are included in the results of operations of the Company subsequent to the closing date of each acquisition, respectively. The excess purchase price over the fair values of assets acquired in 2001 has been allocated to goodwill and is being amortized over its estimated useful life of 20 years.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF BUSINESS

     The Company is a leading provider of electronic manufacturing services, with facilities located in the United States, Canada, Mexico, the United Kingdom, France, the Netherlands, Italy and China. The Company's customers include a diverse base of manufacturers in the telecommunications and networking, computer, consumer and automotive industries primarily located throughout North America, China and Europe.

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

  FOREIGN CURRENCY TRANSLATION

     Local currencies have been designated as the functional currency for most subsidiaries. Accordingly, assets and liabilities of most foreign subsidiaries are translated at the rates of exchange in effect at the balance

                        VIASYSTEMS, INC. & SUBSIDIARIES
sheet date. Income and expense items of these subsidiaries are translated at average monthly rates of exchange. The resultant translation gains and losses are reported in other comprehensive income. Exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved are included in income. To date, the effect of such amounts on net income has not been material.

  DERIVATIVE FINANCIAL INSTRUMENTS

     From time to time, the Company enters into foreign exchange forward contracts to minimize the short-term impact of foreign currency fluctuations. Such transactions are not material and gains and losses from such activities are not significant. However, there can be no assurance that these activities will eliminate or reduce foreign currency risk.

  INVENTORIES

     Inventories are stated at the lower of cost (valued using the first-in, first-out (FIFO) or last-in, first-out (LIFO) method) or market. Cost includes raw materials, labor and manufacturing overhead. Had the first-in, first-out method been used to determine purchased inventory cost, inventories would have decreased by approximately $2,512 and $3,626 at December 31, 2000 and 2001, respectively. For the years ended December 31, 2000 and 2001, the percentage of inventory valued at LIFO was 10% and 23%, respectively.

  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are recorded at cost. Repairs and maintenance which do not extend the useful life of an asset are charged to expense as incurred. The useful lives of leasehold improvements are the lesser of the remaining lease term or the useful life of the improvement. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and any resulting gains or losses are included in the operations for the period. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Building....................................................   39-50 years
Leasehold improvements......................................   10-12 years
Machinery, equipment, systems and other.....................    3-10 years

  DEFERRED FINANCING COSTS

     Deferred financing costs, consisting of fees and other expenses associated with debt financing, are amortized over the term of the related debt using the straight-line method, which approximates the effective interest method.

  INCOME TAXES

     The Company accounts for certain items of income and expense in different periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it is more likely than not that the benefit will be realized.

  START-UP COSTS

     Start-up costs consist of salaries, personnel training cost and other expenses of opening new facilities and are expensed as incurred.

                        VIASYSTEMS, INC. & SUBSIDIARIES

  INTANGIBLE ASSETS

     Intangible assets consist primarily of identifiable intangibles acquired and goodwill arising from the excess of cost over the fair value of net assets acquired. Amortization of intangible assets is computed using systematic methods over the estimated useful lives of the related assets as follows:

                                                     LIFE                METHOD
                                                     ----                ------
Developed technologies..........................     15 years   Double-declining balance
Assembled workforce.............................       1 year   Straight-line
Customer list...................................      3 years   Straight-line
Goodwill........................................  20-40 years   Straight-line

  IMPAIRMENT OF LONG-LIVED ASSETS

     The Company assesses the recoverability of its long-lived assets (including intangible assets) based on their current and anticipated future undiscounted cash flows. In addition, the Company's policy for the recognition and measurement of any impairment of long-lived assets is to assess the current and anticipated future cash flows associated with the impaired asset. An impairment occurs when the cash flows (excluding interest) do not exceed the carrying amount of the asset. The amount of the impairment loss is the difference between the carrying amount of the asset and its estimated fair value.

  REVENUE RECOGNITION

     Sales and related costs of good sold are included in income when goods are shipped to the customer in accordance with the delivery terms, except in the case of vendor managed inventory arrangements, whereby sales and the related costs of goods sold are included in income when goods are taken into production by the customer.

  ENVIRONMENTAL COSTS

     Accruals for environmental matters are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities do not include claims against third parties and are not discounted. Costs related to environmental remediation are charged to expense. Other environmental costs are also charged to expense unless they increase the value of the property and/or mitigate or prevent contamination from future operations, in which event they are capitalized.

  CASH AND CASH EQUIVALENTS

     The Company considers investments purchased with an original maturity of three months or less to be cash equivalents.

  USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        VIASYSTEMS, INC. & SUBSIDIARIES

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair market value of the Senior Subordinated Notes due 2007 and the Series B Senior Subordinated Notes due 2007 was $120,000 and $30,000, respectively, at December 31, 2001 and was $319,000 and $79,750, respectively, at December 31, 2000. The Company has estimated this fair value data by using current market data. The fair market values of the other financial instruments included in the consolidated financial statements approximate the carrying values of those instruments.

  NEW ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", and No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets".

     SFAS 141 supercedes Accounting Principles Board Opinion No. 16, "Business Combinations". The most significant changes made by SFAS 141 are: (1) requiring that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, (2) establishing specific criteria for the recognition of intangible assets separately from goodwill, and (3) requiring unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized). The Company is currently assessing the impact of SFAS 141 on its results of operations and financial condition.

     SFAS 142 supercedes Accounting Principles Board Opinion No. 17, "Intangible Assets". SFAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., the post-acquisition accounting). The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS 142 are: (1) goodwill and indefinite lived intangible assets will no longer be amortized, (2) goodwill will be tested for impairment at least annually at the reporting unit level, (3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and (4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. Upon implementation of SFAS 142, amortization expense for fiscal year 2002 is expected to decrease approximately $16,600 compared to fiscal year 2001, as a result of no longer amortizing goodwill. The Company currently does not expect to record an impairment charge upon completion of the initial impairment review. However, there can be no assurance that at the time the review is completed a material impairment charge will not be recorded.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets". SFAS 144 supercedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and Assets to be Disposed of" and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provision of SFAS 144 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS 144 are: (1) removes goodwill from its scope and, therefore, eliminates the requirements of SFAS 121 to allocate goodwill to long-lived assets to be tested for impairment, and (2) describes a probability-weighted cash flow estimation approach to deal with situations in which alternative course of action to recover the carrying amount of a long-lived assets are under consideration or a range is estimated for the amount of possible future cash flows. The Company currently does not expect the implementation of SFAS 144 to have a material impact on its results of operations and financial condition. However, there can be no assurance that at the time the review is completed a material change will not be recorded.

                        VIASYSTEMS, INC. & SUBSIDIARIES

  RECLASSIFICATIONS

     Certain amounts in the consolidated financial statements for 1999 and 2000 have been reclassified to conform to the current year presentation. These reclassifications have no effect on total stockholders' equity (deficit) or net loss as previously reported.

3.  RESTRUCTURING AND IMPAIRMENT CHARGES

     During the year ended December 31, 2001, the Company recorded a series of restructuring charges totaling $59,774. These charges were taken in light of the economic downturn primarily related to the Company's large telecommunication and networking customers. During 2001, the Company began evaluating its cost position compared to anticipated levels of business for 2001 and beyond and determined that plant shutdowns, plant consolidations and downsizing were required to reduce costs to more appropriate levels in line with current and expected customer demand. A summary of the 2001 restructuring activity (the "Restructuring") by quarter is as follows:

     During the quarter ended March 31, 2001, the Company recorded a restructuring charge of $12,007 primarily related to the phase one workforce reductions in its Richmond, Virginia PCB fabrication facility as well as small workforce reductions at certain other North American operations. The workforce reductions impacted a total of 2,507 employees, of which 1,915 were regular, union employees, 547 were regular, non-union employees and 45 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended June 30, 2001, the Company recorded a restructuring charge of $30,481, primarily related to the closure of its Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities, as well as small workforce reductions at certain other North American and European operations. The facility closures and workforce reductions impacted a total of 1,613 employees, of which 1,228 were regular, union employees, 373 were regular, non-union employees and 12 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended September 30, 2001, the Company recorded a restructuring charge of $16,231, primarily related to the consolidation of its two San Jose, California PCB assembly operations as well as headcount reductions at its corporate offices. The consolidation and workforce reductions impacted a total of 471 employees, of which 150 were regular, union employees, 315 were regular, non-union employees and 6 were temporary/contract employees. All of these employees were terminated by December 31, 2001.

     During the quarter ended December 31, 2001, the Company recorded a restructuring charge of $7,061, primarily related to workforce reductions at its European PCB fabrication facility as well as small workforce reductions at other European facilities. The workforce reductions impacted a total of 455 employees, all of which were regular, non-union employees. All of these employees were terminated by December 31, 2001.

     Additionally, during the quarter ended December 31, 2001, the Company reversed $6,006 of restructuring charges previously recorded. This reversal primarily related to a change in the Company's plan related to the consolidation of its two San Jose, California PCB assembly operations. Initially, the plan included consolidating the leased operation into the owned operation, resulting in a restructuring charge related to the contractual obligation on the leased facility. Subsequently, the Company amended its plan and made the decision to consolidate the owned operations into the leased operations resulting in a reversal to the restructuring charge related to the lease commitment.

                        VIASYSTEMS, INC. & SUBSIDIARIES

  2001 ASSET IMPAIRMENTS

  Assets Held for Use

     The Company has assessed the carrying value of long-lived assets, including goodwill and other acquired intangibles in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("FAS 121"). Based on current business enterprise values using common appraisal methods, the assessment identified impairment of long-lived assets acquired pursuant to the Top Line, Laughlin-Wilt and NC&S acquisitions. The calculated business enterprise values determined were compared to the net book values of the related long-lived assets with the excess of net book value over the business enterprise value representing the amount of the impairment loss. The impairment loss for each group of assets totaling $133,252 was first charged against goodwill ($129,109) with the remaining amounts being charged to property, plant and equipment ($4,143). The impairment resulted from the economic downturn experienced during 2001, primarily related to the Company's telecommunication and networking customers. Through the third fiscal quarter of 2001, it was expected that the economic downturn impacting these assets was a short-term inventory correction. However, in the fourth quarter it became clear to management that the downturn impacting these assets was much more severe and of a long-term nature resulting in a significant decline in profitability that is not expected to return in the near term.

  Assets Held for Disposal

     In connection with the Restructuring, the Company also recorded impairment charges totaling $82,707 to write-down to fair value certain land and buildings as well as machinery and equipment, office equipment and systems that were made obsolete or redundant due to the closure and consolidation of facilities pursuant to the Restructuring. Included in the impairment charge were the following amounts: a write-down of land, buildings and leasehold improvements totaling $25,403, related to the Company's Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities that were closed; a write-down of machinery and equipment totaling $14,880, a write-down of office equipment totaling $37,688, and a write-down of systems and construction in progress totaling $4,736, each primarily related to obsolete or redundant assets at the Company's Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities that were closed as well as certain other North American and European operations that were consolidated.

     At December 31, 2001, $17,683 of the assets held for disposal had been sold or otherwise disposed, leaving $16,286 remaining on the books, of which $13,000 consists of the land and building related to the Company's Richmond, Virginia PCB fabrication facility. The Company is actively marketing the land and building for sale and expects to complete the disposal of these assets during 2002. The remaining $3,286 of net book value of assets held for disposal on the books at December 31, 2001 consists primarily of machinery and equipment and office equipment related to redundant or obsolete assets at our Richmond, Virginia and San German, Puerto Rico PCB fabrication facilities and are expected to be disposed of during the next 18-24 months.

     Additionally, the Company is holding for disposal certain property related to one of its San Jose, California facilities. As of December 31, 2001, this property had a net book value of approximately $5,833. The Company is actively marketing this property for sale and expects to complete the disposal of these assets during 2002.

  1999 ASSET IMPAIRMENTS

     The Company has assessed the carrying value of long-lived assets, including goodwill and other acquired intangibles, in accordance with FAS 121. Based on current business enterprise values using common appraisal methods, the assessment identified impairment of long-lived assets acquired from the Forward, ISL and

                        VIASYSTEMS, INC. & SUBSIDIARIES

Zincocelere acquisitions. The calculated business enterprise values determined were compared to the net book value of the related long-lived assets with the difference representing the amount of the impairment loss. The impairment loss for each group of assets was first charged against goodwill with any remaining amounts being charged to the other acquired intangibles and property, plant and equipment, if necessary. The impairment resulted due to significant changes in the markets served by the acquisitions that were not anticipated at the time of each acquisition, most significantly a significant decline in market pricing. The decline in market pricing was due to the convergence of two factors: significant currency fluctuations and the emergence of significant offshore competition from Asia Pacific. While the primary currency for the acquisitions is the U.K. pound sterling, their competitors were in Continental Europe and beginning to emerge from Asia Pacific. The currencies for most of the Continental European and Asia Pacific countries declined significantly against the U.K. pound sterling, which resulted in an improved relative cost position for the competitors and reduced market pricing. This decline in market pricing resulted in a significant decline in profitability that is not expected to return in the near term.

     In the fourth quarter of fiscal year 1999, the Company recorded a non-cash impairment loss of $468,389 related to the write down of $206,335 related to goodwill, $65,877 related to developed technologies, $847 related to customer lists and $195,330 related to machinery and equipment used in the production of printed circuit boards of the three groups of assets.

     Below is a table summarizing restructuring and impairment activity for the year ended December 31, 2001:

                                                                                                                 CUMULATIVE
                                                THREE MONTHS ENDED                                                DRAWDOWNS
                                ---------------------------------------------------                          -------------------
                                MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,                            CASH     NON-CASH
                                  2001        2001         2001            2001       REVERSALS    TOTAL     PAYMENTS   CHARGES
                                ---------   --------   -------------   ------------   ---------   --------   --------   --------
Restructuring Activities:
  Personnel and severance.....   $11,755    $ 20,238      $ 6,505        $  5,524      $  (170)   $ 43,852   $36,282    $     --
  Lease and other contractual
    Commitments...............        78       7,864        9,623           1,228       (5,836)     12,957     5,614          --
  Other.......................       174       2,379          103             309           --       2,965     2,810          --
  Asset Impairments:
    Held for disposal.........        --      75,043        5,454           2,210           --      82,707        --      82,707
    Held for use..............        --          --           --         133,252           --     133,252        --     133,252
    Other.....................        --          --           --           5,641           --       5,641        --       5,641
                                 -------    --------      -------        --------      -------    --------   -------    --------
Total restructuring and
  impairment charges..........   $12,007    $105,524      $21,685        $148,164      $(6,006)   $281,374   $44,706    $221,600
                                 =======    ========      =======        ========      =======    ========   =======    ========


                                 BALANCE AT
                                DECEMBER 31,
                                    2001
                                ------------
Restructuring Activities:
  Personnel and severance.....    $ 7,570
  Lease and other contractual
    Commitments...............      7,343
  Other.......................        155
  Asset Impairments:
    Held for disposal.........         --
    Held for use..............         --
    Other.....................         --
                                  -------
Total restructuring and
  impairment charges..........    $15,068
                                  =======

     The significant components of the restructuring charge recorded for lease and other contractual commitments totaling approximately $12,957, are as follows: $8,532 for leased and other facility commitments; $3,182 for lease commitments on machinery and equipment; $1,165 for waste water project commitments; and $78 for other commitments.

     Also in connection with the Restructuring, the Company wrote-off inventory resulting in a $49,290 and $824 charge to cost of goods sold during the quarters ended June 30, 2001 and September 30, 2001, respectively. During the quarter ended December 31, 2001, the Company reversed inventory write-offs previously taken totaling $781. With respect to the inventory written-off during the quarter ended June 30, 2001, the Company has disposed of $39,136 of the inventory and reversed the write-off and sold $1,021 of the inventory, resulting in a remaining balance of $9,133 at December 31, 2001. The Company expects to dispose of the remaining obsolete inventory during fiscal year 2002.

                        VIASYSTEMS, INC. & SUBSIDIARIES

     The restructuring and impairment charges were determined based on formal plans approved by the Company's management using the best information available to it at the time. The amounts the Company may ultimately incur may change as the balance of the plans are executed.

     The Company continues to review it operations in light of the continued economic downturn related to its telecommunication and networking customers. These reviews could result in additional workforce reductions. The impact these activities could have on the Company's results of operations is not currently known.

4.  DERIVATIVE FINANCIAL INSTRUMENTS

     On January 1, 2001, the Company implemented, on a prospective basis, Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138 (collectively, the "Statement"). The Statement requires all derivatives to be recognized in the statement of financial position at fair value, with changes in the fair value of derivative instruments to be recorded in current earnings or deferred in accumulated other comprehensive loss, depending on whether a derivative is designated as and is effective as a hedge and on the type of hedging transaction.

     The Company uses derivative instruments, primarily foreign exchange forward contracts, to manage certain of its foreign exchange rate risks. The Company's objective is to limit potential losses in earnings or cash flows from adverse foreign currency exchange rate movements. The Company's foreign currency exposures arise from transactions denominated in a currency other than an entity's functional currency, primarily anticipated sales of finished product and the settlement of payables.

     Generally, the Company applies hedge accounting as allowed by the Statement. At December 31, 2001, the Company only had derivatives which qualified as foreign currency cash flow hedges. For hedged forecasted transactions, hedge accounting is discontinued if the forecasted transaction is no longer intended to occur, and any previously deferred hedging gains or losses would be recorded to earnings immediately. Earnings impacts for all designated hedges are recorded in the condensed consolidated statement of operations generally on the same line item as the gain or loss on the item being hedged. The Company records all derivatives at fair value as assets or liabilities in the condensed consolidated balance sheet, with classification as current or long-term depending on the duration of the instrument.

     The Company had no transition adjustment as a result of adopting SFAS 133 on January 1, 2001, as the Company's derivative instruments were entered into during the first quarter 2001 or at year-end 2000. At December 31, 2001, the net deferred hedging gain in accumulated other comprehensive loss was $0 as the contracts entered into during 2001 had already expired. This entire gain resulting from these contracts totaling $3,135 was recognized in earnings during the year ended December 31, 2001, at the time the underlying hedged transactions were realized. There was no hedge ineffectiveness during the year ended December 31, 2001.

5.  SUPPLEMENTAL CASH FLOW DISCLOSURE

     Cash paid for interest for the years ended December 31, 1999, 2000 and 2001, was $110,185, $106,676 and $94,270 respectively. For the years ended December 31, 1999 and 2000 net cash received from income tax refunds was $1,591 and $2,933. For the year ended December 31, 2001, net cash paid for income taxes was $1,423.

     In 1999, 2000 and 2001 some acquisitions were purchased or partially purchased by issuing 273,223, 6,955,466 and 2,186,155 shares, respectively of Group's common stock (see Note 1).

                        VIASYSTEMS, INC. & SUBSIDIARIES

6.  INVENTORIES

     The composition of inventories at December 31 is as follows:

                                                                2000       2001
                                                              --------   --------
Raw materials...............................................  $126,091   $ 56,815
Work in process.............................................    61,879     27,085
Finished goods..............................................    68,003     29,689
                                                              --------   --------
  Total.....................................................  $255,973   $113,589
                                                              ========   ========

7.  INTANGIBLE ASSETS

     The composition of intangible assets at December 31 is as follows:

                                                                2000       2001
                                                              --------   ---------
Developed technologies......................................  $ 44,925   $  43,646
Assembled workforce.........................................    16,920      10,684
Customer list...............................................    70,466      70,240
Goodwill....................................................   378,368     252,088
                                                              --------   ---------
                                                               510,679     376,658
Less: Accumulated amortization..............................   (91,443)   (128,714)
                                                              --------   ---------
  Total.....................................................  $419,236   $ 247,944
                                                              ========   =========

8.  PROPERTY, PLANT AND EQUIPMENT

     The composition of property, plant and equipment at December 31 is as follows:

                                                                2000        2001
                                                              ---------   ---------
Land and buildings..........................................  $ 134,723   $ 129,018
Machinery, equipment, systems and other.....................    519,573     463,709
Construction in progress....................................     31,076      20,175
Leasehold improvements......................................     17,636      18,618
                                                              ---------   ---------
                                                                703,008     631,520
Less: Accumulated depreciation..............................   (250,387)   (277,869)
                                                              ---------   ---------
  Total.....................................................  $ 452,621   $ 353,651
                                                              =========   =========

9.  ACCRUED AND OTHER LIABILITIES

     The composition of accrued and other liabilities at December 31 is as follows:

                                                                2000      2001
                                                              --------   -------
Accrued payroll and related costs...........................  $ 44,378   $19,712
Accrued capital expenditures................................     8,045     9,710
Plant shutdown, downsizing and consolidation accruals.......       206    15,068
Accrued interest............................................    13,744    10,239
Accrued and other liabilities...............................    45,827    35,773
                                                              --------   -------
  Total.....................................................  $112,200   $90,502
                                                              ========   =======

                        VIASYSTEMS, INC. & SUBSIDIARIES

10.  LONG-TERM OBLIGATIONS

     The composition of long-term obligations at December 31 is as follows:

                                                                 2000         2001
                                                              ----------   ----------
Credit Agreement:
  Term Facilities...........................................  $  149,500   $  437,750
  Revolvers.................................................      53,800       10,600
Senior Subordinated Notes Due 2007..........................     400,000      400,000
Series B Senior Subordinated Notes Due 2007.................     100,000      100,000
Series B Senior Subordinated Notes Due 2007, Premium........       3,466        3,041
Senior Unsecured Notes, including paid-in-kind interest of
  $6,422....................................................          --      106,422
Senior Unsecured Notes, discount............................          --      (26,895)
Chips Loan Notes............................................     285,312           --
Capital lease obligations (see Note 11).....................       6,499        4,228
Other.......................................................      25,740        5,773
                                                              ----------   ----------
                                                               1,024,317    1,040,919
     Less current maturities................................     (23,882)      (3,215)
                                                              ----------   ----------
                                                              $1,000,435   $1,037,704
                                                              ==========   ==========

     The schedule of principal payments for long-term obligations at December 31, 2001, is as follows:

2002........................................................   $    3,215
2003........................................................       27,477
2004........................................................       52,447
2005........................................................       68,515
2006........................................................        2,299
Thereafter..................................................      886,966
                                                               ----------
                                                               $1,040,919
                                                               ==========

  CREDIT AGREEMENT

     In connection with the initial public offering, Group, as guarantor, and certain of its subsidiaries, as borrowers, entered into a new senior credit facility (the "Credit Agreement"). The material terms of the Credit Agreement are described below.

     The Credit Agreement provides for: (a) a $150,000 term loan facility (The "Tranche B Term Loan"), all of which was required to be drawn in a single draw at the closing of the Credit Agreement in March 2000; (b) a $175,000 revolving credit facility (the "Revolving Loans") of which $75,000 may be used for foreign currency loans in Euros, Pounds Sterling or Canadian Dollars; (c) up to $40,000 of the Revolving Loan may be used for letters of credit; and (d) a U.S. $303,100 letter of credit and term loan facility in respect of the obligations due under the loan notes made in connection with acquisition of ISL (the "Chips Loan Notes"). The letter of credit and term loan facility consists of two tranches:
(i) a $153,100 tranche (the "Tranche A Chips Loan") and (ii) a $150,000 tranche (the "Tranche B Chips Loan").

     The Tranche A Chips Loan amortizes semi-annually over two years, commencing September 30, 2003, the Tranche B Chips Loan amortizes semi-annually over three and one half years, commencing September 30,

                        VIASYSTEMS, INC. & SUBSIDIARIES

2003, and the Tranche B Term Loan amortizes semi-annually over six and one half years, commencing September 30, 2000.

     The term loans bear interest, at the Company's election, at either (a) the Eurocurrency Rate (or Canadian, as applicable) plus (i) a percentage based on the rates of Consolidated Total Debt to Consolidated EBITDA (as defined herein) for the Revolving Loans and Tranche A Chips Loan (3.25% at December 31, 2001) or
(ii) 3.75% for the Tranche B Loan and the Tranche B Chips Loan; or (b) the Base Rate plus (i) a percentage based on the rates of Consolidated Total Debt to Consolidated EBITDA (as defined herein) for the Revolving Loans and Tranche A Chips Loan (2.25% at December 31, 2001) or (ii) 2.75% for the Tranche B Loan and the Tranche B Chips Loan. The Base Rate is the highest of the Chase Manhattan Bank's Prime Rate, the secondary market rate for three-month certificates of deposit plus 1.00% and the Federal Funds Effective Rate (as defined therein) plus 0.5%.

     At December 31, 2000 and 2001, the weighted average interest rate on outstanding borrowings under the Company's credit facilities were 9.34% and 7.95%, respectively.

     The Company pays a per annum fee equal to one-eighth of one percent plus the applicable margin on Revolving Loans, the Tranche A Chips Loan or the Tranche B Chips Loan, as applicable, which bear interest at the Eurocurrency Base Rate, of the average daily face amount of outstanding letters of credit. The Company pays a commitment fee equal to 0.5% on the undrawn portion of the commitments in respect of the Revolving Loans.

     At December 31, 2000, the Company had approximately $99,755 of available borrowing capacity under its revolving credit facility. At December 31, 2001, the Company had approximately $128,900 of available borrowing capacity under the Revolving Loans.

     The borrowers may optionally prepay the term loans from time to time in whole or in part, without premium or penalty. At the Company's option, the Revolving Loans may be prepaid, and revolving credit commitments may be permanently reduced, in whole or in part, at any time.

     The Company will be required to make mandatory prepayments of the term loans, to cash collateralize the letter of credit term loan and to reduce the revolving facility, in the amounts equal to (a) 50% of Excess Cash Flow (as defined), beginning in the earlier of (i) the fiscal year in which the letter of credit term loans exceed $270,000 and (ii) fiscal year 2002, but only if the leverage ratio exceeds 3 1/2 to 1 at such time, and (b) 100% of the net proceeds of dispositions by us or any of our subsidiaries of material assets or incurrences of indebtedness by us or any of our subsidiaries.

     Viasystems' obligations under the Credit Agreement are unconditionally and irrevocably guaranteed by Group and each existing and future domestic subsidiary of Viasystems. In addition, the Credit Agreement is secured by a perfected first priority security interest in all of the capital stock of Viasystems and each of its direct and indirect domestic subsidiaries and 65% of each first tier foreign subsidiary of Viasystems and its domestic subsidiaries, all intercompany notes owing to Viasystems or any of its domestic subsidiaries, the notes issued in connection with the transfer of the operations formerly conducted by ISL, Forward, Zincocelere and the Ericsson Facility and all other tangible and intangible assets of Viasystems and each guarantor.

     The Credit Agreement contains a number of covenants that, among other things, restrict the ability of Viasystems and its subsidiaries to: (a) incur additional indebtedness; (b) create liens on assets; (c) incur guarantee obligations; (d) enter into mergers, consolidations or amalgamations or liquidate, wind up or dissolve; (e) dispose of assets; (f) pay dividends, make payment on account of, or set apart assets for, a sinking or analogous fund or purchase, redeem, defease or retire capital stock; (g) make capital expenditures; (h) make amendments to the Lucent supply agreement which would have a material adverse effect on the lenders; (i) make optional repurchases of subordinated debt or preferred stock; (j) make advances, loans,

                        VIASYSTEMS, INC. & SUBSIDIARIES
extensions of credit, capital contributions to, or purchases of any stock, bonds, notes, debentures or other securities; (k) engage in certain transactions with affiliates; and (l) enter into certain sale and leaseback transactions.

     The Credit Agreement also contains customary events of default including:
(a) failure to pay principal on any loan when due or any interest or other amount that becomes due within five days after the due date thereof; (b) any representation or warranty made or deemed made is incorrect in any material respect on or as of the date made or deemed made; (c) the default in the performance of negative covenants or a default in the performance of other covenants or agreements for a period of thirty days; (d) default in other indebtedness or guarantee obligations with a principal amount in excess of $20,000 beyond the period of grace; (e) events of insolvency; (f) ERISA events; and (g) other customary events of default for facilities similar to the Credit Agreement.

     On April 23, 2001, the Company executed a first amendment to the Credit Agreement. Among other provisions, the amendment increases the interest margin charged on borrowed funds and amends financial condition covenants.

     On June 28, 2001, the Company executed a second amendment to the Credit Agreement. Among other provisions, the amendment amends certain financial condition covenants, reduces available borrowing capacity under the Revolving Loan to $150,000 until such time as the Company delivers a compliance certificate with respect to its financial statements for the fiscal quarter ended June 30, 2003, and permits the issuance of the senior unsecured notes to HMTF. The second amendment to the Credit Agreement became effective on July 19, 2001, in connection with the issuance of the senior unsecured notes to HMTF.

  SENIOR UNSECURED NOTES

     On July 19, 2001, Viasystems, Inc. issued to HMTF $100,000 of senior unsecured notes (the "Senior Unsecured Notes") and 10.0 million warrants to purchase shares of Group's common stock. The Senior Unsecured Notes bear interest at 14% per annum and mature on May 1, 2007. Interest is not payable currently, but rather will accrete semi-annually and be payable in full at maturity of the Senior Unsecured Notes. The warrants are immediately exercisable and have an exercise price of $.01 per share and terminate in 2011. The Company has allocated $29,964 of the proceeds from the Senior Unsecured Notes to paid-in-capital and $70,036 to debt, which represents the relative fair value of the securities at the time of issuance. The resulting debt discount of $29,964 is being amortized, using the effective interest method, over the life of the Senior Unsecured Notes. At December 31, 2001, the remaining unamortized discount was $26,895. The fair value of the warrants was determined using a Black Scholes model, assuming expected volatility of 116%, a risk-free rate of return of 3.0% and a dividend yield of 0%.

  SENIOR SUBORDINATED NOTES AND SERIES B SENIOR SUBORDINATED NOTES

     In June 1997, Viasystems completed an offering (the "1997 Offering") of $400,000 of 9 3/4% Senior Subordinated Notes due 2007 (the "1997 Notes"). In February 1998, Viasystems completed the offering of an additional $100,000 of 9 3/4% Series B Senior Subordinated Notes due 2007 at a price of 104.5% (the "1998 Notes" and together with the 1997 Notes, the "2007 Notes").

     Interest on the 2007 Notes is due semiannually. The 2007 Notes may not be redeemed prior to June 1, 2002, except in the event of a Change of Control (as defined) or Initial Public Offering (as defined) and at premium (as defined in the Indenture). The 2007 Notes are redeemable, at the Company's option, at the redemption prices of 104.875% at June 1, 2002, and at decreasing prices to 100% at June 1, 2005, and thereafter, plus accrued interest.

                        VIASYSTEMS, INC. & SUBSIDIARIES

  CHIPS LOAN NOTES LIABILITY

     In June 1997, in connection with the acquisition of ISL, the Company assumed $437,500 of promissory notes (the "Chips Loan Notes"). The Chips Loan Notes mature on March 31, 2003 and bear interest, payable quarterly, at approximately 6.22% per annum through April 1, 1998, with a variable rate thereafter discounted from the U.S. prime rate. The Chips Loan Notes may be called by the holders on or after any interest payment date commencing April 1, 1998.

     In April 1998, the holders of the Chips Loan Notes redeemed approximately $152,200 of the Chips Loan Notes. As such, approximately $118,300 of cash held by Bisto Funding, Inc., a special purpose entity established as a subsidiary of Group in connection with the acquisition of ISL, was paid to the holders of the Chips Loan Notes. The Company borrowed approximately $33,900 from the available term loan facility in place to fund its portion of the payment of the Chips Loan Notes.

     In March 2000, when Viasystems entered into the Credit Agreement, a letter of credit and term loan facility in an aggregate amount of $303,100 was made available to Viasystems to satisfy the Chips Loan Notes obligation. On January 2, 2001, the holder of the Chips Loan Notes redeemed all the Chips Loan Notes. The Company paid this obligation plus the accrued quarterly interest owed by drawing on the Tranche B Chips letter of credit commitment for $150,000 and borrowing $139,250 under the Tranche A Chips Loan commitment.

11.  COMMITMENTS

     The Company leases certain building and transportation and other equipment under capital and operating leases. Included in property, plant, and equipment as of December 31, 2000 and 2001, were $28,504 and $5,578, respectively, of cost basis and $16,267 and $906, respectively, of accumulated depreciation related to equipment held under capital leases. Total rental expense under operating leases was $5,145, $6,761 and $12,341 for the years ended December 31, 1999, 2000 and 2001, respectively. Future minimum lease payments under capital leases and operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

YEAR ENDING DECEMBER 31,                                      CAPITAL   OPERATING
------------------------                                      -------   ---------
2002........................................................  $1,361     $11,306
2003........................................................   1,282       8,448
2004........................................................   1,312       6,774
2005........................................................     884       5,301
2006........................................................     181       5,150
Thereafter..................................................      --      18,278
                                                              ------     -------
  Total.....................................................   5,020     $55,257
                                                                         =======
Less: Amounts representing interest.........................    (792)
                                                              ------
  Capital lease obligations (see Note 10)...................  $4,228
                                                              ======

                        VIASYSTEMS, INC. & SUBSIDIARIES

12.  INCOME TAXES

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109. The benefit for income taxes for the years ended December 31, 1999, 2000 and 2001, consists of the following:

                                                             1999      2000     2001
                                                           --------   -------   -----
Current:
  Federal................................................  $  1,592   $    --   $(900)
  State..................................................       164        --      --
  Foreign................................................     5,120    (3,668)    115
                                                           --------   -------   -----
                                                              6,876    (3,668)   (785)
                                                           --------   -------   -----
Deferred:
  Federal................................................     2,065        --      --
  State..................................................       405        --      --
  Foreign................................................   (32,558)      745     785
                                                           --------   -------   -----
                                                            (30,088)      745     785
                                                           --------   -------   -----
                                                           $(23,212)  $(2,923)  $  --
                                                           ========   =======   =====

     Reconciliation between the statutory income tax rate and effective tax rate is summarized below:

                                                       1999        2000       2001
                                                     ---------   --------   ---------
U.S. Federal statutory rate........................  $(253,772)  $(37,699)  $(205,458)
State taxes, net of Federal provision (benefit)....     (1,325)    (1,860)     (7,558)
Foreign taxes in excess of U.S. statutory rate.....      8,030    (31,233)     (9,690)
Interest deductible for tax, eliminated for book...         --     (4,846)         --
Amortization of goodwill and write-off of acquired
  in-process research and development costs........     77,309     12,067      58,440
Non-cash compensation expense......................     38,525     41,782          --
Loss on investment in foreign subsidiaries.........   (130,931)  (204,197)         --
Change in the valuation allowance for deferred tax
  assets...........................................    244,255    230,967     128,000
Federal taxes on undistributed loss of foreign
  subsidiaries.....................................     (4,203)    (8,166)         --
Cancellation of Indebtedness Income................         --         --      32,360
Equity in earnings of affiliate not taxable due to
  dividends received deduction.....................     (1,400)        --          --
Other..............................................        300        262       3,906
                                                     ---------   --------   ---------
                                                     $ (23,212)  $ (2,923)  $      --
                                                     =========   ========   =========

                        VIASYSTEMS, INC. & SUBSIDIARIES

     The tax effects of significant temporary differences representing deferred tax assets and liabilities at December 31 are as follows:

                                                                2000        2001
                                                              ---------   ---------
Deferred tax assets:
  Accrued liabilities not yet deductible....................  $  19,104   $  20,127
  Net operating loss carryforwards..........................    278,646     360,512
  AMT credit carryforwards..................................      1,128       1,128
  Fixed assets..............................................         --      32,947
  Capital loss carryforwards................................    126,391     126,391
  Other.....................................................         --      10,917
                                                              ---------   ---------
                                                                425,269     552,022
Valuation allowance.........................................   (398,417)   (526,417)
                                                              ---------   ---------
                                                                 26,852      25,605
                                                              ---------   ---------
Deferred tax liabilities:
  Intangibles...............................................     (7,820)     (8,256)
  Fixed assets..............................................     (9,522)     (8,762)
  Other.....................................................     (7,895)     (7,894)
                                                              ---------   ---------
                                                                (25,237)    (24,912)
                                                              ---------   ---------
     Net deferred tax asset.................................  $   1,615   $     693
                                                              =========   =========

     The current deferred tax assets are included in prepaid expenses and other and the long-term deferred tax assets, consisting of net operating loss carryforwards, are in other assets in the consolidated balance sheets. The current deferred tax liabilities are included in accrued and other liabilities in the consolidated balance sheets.

     Approximate domestic and foreign income (loss) before income tax provision and extraordinary item are as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                    ---------------------------------
                                                      1999        2000        2001
                                                    ---------   ---------   ---------
Domestic..........................................  $(175,511)  $(144,982)  $(400,828)
Foreign...........................................   (549,553)     37,271    (186,191)

     As of December 31, 2001, the Company had the following net operating loss ("NOL") carryforwards: $867,096 in the U.S., $54,380 in Luxembourg, $481 in Puerto Rico, $16,970 in Canada, $28,572 in Hong Kong, $17,669 in the U.K., $6,488 in Italy, $29,057 in the Netherlands and $538 in Brazil. The U.S. NOLs expire in 2018 through 2021 and the Puerto Rico and Canada NOLs expire in 2008. All other NOLs carry forward indefinitely. The U.S. also has a capital loss carryforward of $126,391 that will expire in 2004 and Canada has an investment tax credit carryforward of $1,191 that will expire in 2010. The Company has not recognized and does not anticipate recognizing a deferred tax liability for approximately $146,345 of undistributed earnings of its foreign subsidiaries because the Company does not expect those earnings to reverse and become taxable to the Company in the foreseeable future.

     The Company has a tax holiday in China that allows a two-year tax exemption and three-year 50% reduction in the tax rate. The tax holiday began in 2001. If not for such tax holiday, the Company would have had $11,782 of income tax expense, based on the applicable rate of 27%.

                        VIASYSTEMS, INC. & SUBSIDIARIES

     During 2001, the Company's NOLs were reduced by approximately $92,458 to reflect the offset against the NOLs of cancellation of indebtedness income the Company recognized as a result of open market purchases at a discount during 2001 by HMTF of Viasystems, Inc. indebtedness with an aggregate principal amount of $163,376.

13.  CONTINGENCIES

     The Company is subject to various lawsuits and claims with respect to such matters as patents, product development and other actions arising in the normal course of business. In the opinion of the Company's management, the ultimate liabilities resulting from such lawsuits and claims will not have a material adverse effect on the Company's financial condition and results of operations and cash flows.

     The Company believes it is in material compliance with applicable environmental laws and regulations and that its environmental controls are adequate to address existing regulatory requirements.

14.  BUSINESS SEGMENT INFORMATION

     The Company operates in one segment -- a worldwide independent provider of electronics manufacturing services, which are sold throughout many diverse markets.

     The Company's operations are located worldwide and are analyzed by three geographical segments. The accounting policies of the segments are the same as those described in the "Summary of Significant Accounting Policies" (Note 2). Segment data includes intersegment revenues.

     Pertinent financial data by major geographic segments is as follows:

                                                    OPERATING                      CAPITAL
                                     NET SALES    INCOME/(LOSS)   TOTAL ASSETS   EXPENDITURES
                                     ----------   -------------   ------------   ------------
North America:
  Year ended December 31, 1999.....  $  769,572     $ (73,106)     $  618,486      $ 50,588
  Year ended December 31, 2000.....     983,967       (35,367)        833,997        59,336
  Year ended December 31, 2001.....     650,431      (376,055)        440,973        24,641
Europe:
  Year ended December 31, 1999.....  $  454,386     $(496,239)     $  362,991      $ 72,704
  Year ended December 31, 2000.....     378,056         5,259         370,812        23,698
  Year ended December 31, 2001.....     298,315      (112,416)        177,295        10,883
Asia:
  Year ended December 31, 1999.....  $   80,978     $  (7,684)     $  327,749      $ 14,711
  Year ended December 31, 2000.....     266,601        34,064         406,475        53,848
  Year ended December 31, 2001.....     277,116         3,518         369,777        43,266
Eliminations:
  Year ended December 31, 1999.....  $  (11,566)    $      --      $       --      $     --
  Year ended December 31, 2000.....     (23,639)           --              --            --
  Year ended December 31, 2001.....     (19,326)           --              --            --
Total:
  Year ended December 31, 1999.....  $1,293,370     $(577,029)     $1,309,226      $138,003
  Year ended December 31, 2000.....   1,604,985         3,956       1,611,284       136,882
  Year ended December 31, 2001.....   1,206,536      (484,953)        988,045        78,790

                        VIASYSTEMS, INC. & SUBSIDIARIES

     Sales by country of destination are as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                   ------------------------------------
                                                      1999         2000         2001
                                                   ----------   ----------   ----------
United States....................................  $  703,862   $  897,551   $  619,009
United Kingdom...................................     153,083      163,072       79,517
Canada...........................................      75,016      115,922       66,442
France...........................................      54,162       60,782      113,234
Malaysia.........................................      12,750       53,701       53,155
China............................................          --       34,701       54,399
Germany..........................................      59,442       66,441       55,763
Sweden...........................................      78,898       22,732        2,348
Other............................................     156,157      190,083      162,669
                                                   ----------   ----------   ----------
          Total..................................  $1,293,370   $1,604,985   $1,206,536
                                                   ==========   ==========   ==========

     Property, plant and equipment by country are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2000         2001
                                                              ----------   ----------
United States...............................................   $171,819     $ 78,654
China.......................................................    138,074      162,706
Canada......................................................     79,849       64,438
Other.......................................................     62,879       47,853
                                                               --------     --------
          Total.............................................   $452,621     $353,651
                                                               ========     ========

15.  CONCENTRATION OF BUSINESS

     Sales to Lucent Technologies directly and through other contract electronic manufacturers were 26%, 21% and 21% of net revenues for the years ended December 31, 1999, 2000 and 2001, respectively.

16.  STOCK OPTION PLANS

     Group has stock-based compensation plans under which outside directors and certain employees receive stock options and other equity-based awards. The plans provide for the grant of stock options, stock appreciation rights, performance awards, restricted stock awards and other stock unit awards.

     Stock options generally are granted with an exercise price equal to or above the market value of a share of common stock on the date of grant, have a life of 10 years and vest within 5 years from the date of grant. The total number of shares of common stock authorized for option grants under the plans was 13,696,012 shares at December 31, 2001.

     In connection with certain acquisitions, and in accordance with the contract terms, outstanding stock options held by employees of acquired companies became vested and converted to options to purchase Group's common stock on the acquisition date. As these acquisitions were accounted for as purchases, the fair value of these options was included in the purchase price.

     In connection with the issuance of the Senior Unsecured Notes, the Company issued to Hicks, Muse, Tate & Furst 10.0 million warrants to purchase shares of Group's common stock. The warrants are exercisable immediately and have an exercise price of $0.01 per share and terminate in 2011 (see Note 10).

                        VIASYSTEMS, INC. & SUBSIDIARIES

     The Company has adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") and, as permitted under SFAS No. 123, applies Accounting Principles Board Opinion No. 25 ("ABP 25") and related interpretations in accounting for its plans. Had compensation costs for all other options and warrants been determined based upon the fair value at the grant date for awards under the plans consistent with the methodology prescribed under SFAS No. 123, the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below:

                                                         YEAR ENDED DECEMBER 31,
                                                    ---------------------------------
                                                      1999        2000        2001
                                                    ---------   ---------   ---------
Net loss
  As reported.....................................  $(720,295)  $(135,984)  $(587,019)
  Pro forma.......................................   (721,554)   (147,535)   (623,506)
Net loss per share -- basic
  As reported.....................................  $  (10.14)  $   (1.13)  $   (4.21)
  Pro forma.......................................     (10.16)      (1.23)      (4.47)
Net loss per share -- diluted
  As reported.....................................  $  (10.77)  $   (1.14)  $   (4.21)
  Pro forma.......................................     (10.79)      (1.24)      (4.47)

     The fair value of stock options used to compute pro forma net loss and loss per share disclosure is the estimated fair value at grant date using the Black-Scholes option-pricing model with the following assumptions:

WEIGHTED AVERAGE ASSUMPTIONS                                  1999   2000   2001
----------------------------                                  ----   ----   ----
Expected volatility.........................................   60%    60%    60%
Risk-free interest rate.....................................  5.5%   5.5%   5.5%
Dividend yield..............................................  0.0%   0.0%   0.0%
Expected holding period in years............................    5      5      5

     The weighted average fair value of stock options and warrants, calculated using the Black-Scholes option-pricing model, granted during the years ended December 31, 1999, 2000, and 2001 was $1.74, $10.12 and $3.07 respectively.

                        VIASYSTEMS, INC. & SUBSIDIARIES

     Presented below is a summary of the status of the stock options and warrants and the related transactions for the years ended December 31, 1999, 2000 and 2001:

                                                                             WEIGHTED
                                                                         AVERAGE EXERCISE
                                                              SHARES     PRICE PER SHARE
                                                            ----------   ----------------
Options outstanding at December 31, 1998..................   2,940,404        $6.64
  Granted.................................................   2,509,993         7.32
  Exercised...............................................      (7,500)        6.30
  Forfeited/expired.......................................    (209,667)        7.23
                                                            ----------
Options outstanding at December 31, 1999..................   5,233,230         6.81
  Granted.................................................   3,525,259        14.66
  Exercised...............................................     (88,167)        6.07
  Forfeited/expired.......................................    (184,601)       12.39
                                                            ----------
Options outstanding at December 31, 2000..................   8,485,721        12.65
  Granted/assumed.........................................  12,167,238         1.35
  Exercised...............................................     (70,821)        2.11
  Forfeited/expired.......................................    (931,130)        8.58
                                                            ----------
Options outstanding at December 31, 2001..................  19,651,008        $5.36
                                                            ==========        =====

     The following table summarizes the status of stock options and warrants outstanding and exercisable at December 31, 2001:

                                           STOCK OPTIONS OUTSTANDING           STOCK OPTIONS EXERCISABLE
                                   -----------------------------------------   --------------------------
                                                    WEIGHTED       WEIGHTED                    WEIGHTED
                                                    AVERAGE         AVERAGE                     AVERAGE
                                                   REMAINING       EXERCISE                    EXERCISE
                                                CONTRACTUAL LIFE   PRICE PER                   PRICE PER
RANGE OF EXERCISE PRICE PER SHARE    SHARES         (YEARS)          SHARE        SHARES         SHARE
---------------------------------  ----------   ----------------   ---------   ------------   -----------
$   -- to $ 4.20..............     12,135,169         9.5           $ 0.49      10,332,669       $ 0.09
$ 4.21 to $ 6.30..............        469,282         5.9             5.46         296,944         5.78
$ 6.31 to $ 8.40..............      1,420,828         7.4             7.28         745,990         7.24
$ 8.41 to $10.50..............      1,821,494         8.2             9.11       1,821,494         9.11
$10.51 to $12.60..............        912,901         9.0            11.00           4,180        11.00
$12.61 to $18.90..............        147,500         8.9            17.44          29,500        17.44
$18.91 to $21.00..............      2,743,834         8.3            21.00       2,266,825        21.00
                                   ----------                       ------      ----------       ------
     Total....................     19,651,008                       $ 5.36      15,497,602       $ 4.68
                                   ==========                       ======      ==========       ======

17.  RETIREMENT PLANS

     The Company has a defined contribution retirement savings plan (the "Plan") covering substantially all domestic employees who meet certain eligibility requirements as to age and length of service. The Plan incorporates the salary deferral provision of Section 401(k) of the Internal Revenue Code and employees may defer up to 15% of compensation or the annual maximum limit prescribed by the Internal Revenue Code. The Company contributes 1% of employees' salaries to the Plan and matches a percentage of the employees' deferrals. The Company may also elect to contribute an additional profit-sharing contribution to the Plan at the end of each year. The Company's contributions to the Plan were $2,627, $3,048 and $4,020 for the years ended December 31, 1999, 2000 and 2001, respectively.

                        VIASYSTEMS, INC. & SUBSIDIARIES

     In prior years, the Company had two defined benefit pension plans covering certain groups of employees in foreign countries. The net periodic pension cost in 1999 was $1,032. These defined benefit plans were for employees of Forward and ISL, which were transferred to pre-IPO stockholders in March 2000 (see Note
1).

18.  RESEARCH AND DEVELOPMENT

     Research, development and engineering expenditures for the creation and application of new products and processes were approximately $14,400, $12,048 and $9,210 for the years ended December 31, 1999, 2000, and 2001, respectively.

19.  RELATED PARTY TRANSACTIONS

     In connection with the acquisitions and the related financing, the Company entered into a Monitoring and Oversight Agreement and a Financial Advisory Agreement (together herein defined as the "Agreements") with HMTF (a shareholder and affiliate of the Company) pursuant to which the Company paid HMTF a cash fee of $4,684, $714 and $0 for the years ended December 31, 1999, 2000 and 2001, respectively, as compensation for financial advisory services. In connection with the initial public offering, the Company terminated the Agreements and granted to HMTF options to purchase Group's stock (see Note 22).

     In March 2000, immediately prior to Group's initial public offering, Group transferred all of the capital stock of certain businesses in Europe to a new entity formed by Group's pre-IPO stockholders, European PCB Group (Cayman Islands), Ltd., a Cayman Islands exempted company ("European PCB Group"). These businesses now owned by European PCB Group consist primarily of the operations formerly conducted by Forward, Zincocelere, ISL and the Ericsson Facility. Subsequent to such transfer, the Company has continued to purchase and receive products and other services, on an arms-length basis, from European PCB Group. Messrs. David M. Sindelar, the Company's Chief Executive Officer and a director, Timothy L. Conlon, the Company's President, Chief Operating Officer and a director, and Richard W. Vieser and Kenneth F. Yontz, each directors, beneficially own equity interests in European PCB Group. In 2000, the Company purchased an aggregate of $24,004 of printed circuit boards and other products from European PCB Group and had sales of $17,829 to European PCB Group. In addition, the Company paid approximately $7,200 in sales-force fees and commissions to European PCB Group and received $2,172 in management fees from European PCB Group in fiscal year 2000. In 2001, the Company purchased an aggregate of $17,086 of printed circuit boards and other products from European PCB Group and had sales of $6,407 to European PCB Group. In addition, the Company paid approximately $4,400 in sales-force fees and commissions to European PCB Group and received $1,503 in management fees from European PCB Group in fiscal year 2001.

     Additionally, in conjunction with Group's initial public offering, the Company acquired all of the outstanding shares of the Wire Harness Business, a wholly owned subsidiary of International Wire Group, Inc., an affiliate of HMTF. The Wire Harness Business, in accordance with negotiated contract terms, purchased an aggregate of $25,982, $28,092 and $36,784 of product from International Wire Group, Inc. for fiscal years 1999, 2000 and 2001, respectively.

20.  EXTRAORDINARY ITEM AND CHANGE IN ACCOUNTING

     During the year ended December 31, 2000, the Company recorded, as an extraordinary item, a one-time, non-cash write-off of deferred financing fees of approximately $31,196, net of income tax benefit of $0, related to deferred financing fees incurred on debt retired before maturity with proceeds from Group's initial public offering.

     In April 1998, the FASB adopted Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities and organization costs to be expensed as incurred. The Company adopted SOP 98-5 in fiscal year 1999 and reported the write-off of the net book value

                        VIASYSTEMS, INC. & SUBSIDIARIES
of start-up costs as of January 1, 1999, of $18,443 (net of income tax benefit of $6,734) as a cumulative effect of a change in accounting principle.

21.  NON-CASH COMPENSATION EXPENSE

     During the year ended December 31, 1999, the Company recorded a non-cash compensation expense charge of $110,070, which reflect the difference between the cost of the class A common stock and class A series II common stock and the value of the common stock that it is convertible into at that date.

     In connection with the initial public offering, Group amended the terms of the performance stock options held by members of management to eliminate the exercisability restrictions and variable exercise price terms. The amended performance options have a fixed exercise price of $9.00 per share and are immediately exercisable. As a result of these amendments, the Company recorded a one-time non-cash compensation expense charge of approximately $33,635 during the year ended December 31, 2000.

     Also in connection with the initial public offering, Group converted each 6 2/3 shares of class A common stock and class A series II common stock into one share of common stock. This conversion eliminated the variable terms of the class A and class A series II common stock and resulted in a one-time non-cash compensation expense charge of approximately $62,945 recorded during the year ended December 31, 2000.

     Additionally, in connection with the initial public offering, the Company terminated the Monitoring and Oversight Agreement and Financial Advisory Agreement with HMTF. As consideration for such termination, Group granted to HMTF, options to purchase an aggregate 2,134,000 shares of Group's common stock at an exercise price of $21.00 per share. The option grant resulted in a net one-time non-cash compensation expense charge of approximately $7,771 recorded during the year ended December 31, 2000.

22.  INITIAL PUBLIC OFFERING

     On March 24, 2000, Group completed an initial public offering of 44,000,000 shares of common stock at $21.00 per share with net proceeds of $865,543. Group used the proceeds from the offering to fund the acquisition of the Wire Harness Business, to repay amounts outstanding under the existing credit facility and for general corporate purposes.

23.  SUBSEQUENT EVENTS

     As a result of the dramatic downturn in telecom component demand during 2001 and the Company's highly leveraged capital structure, the Company expects to fail to satisfy certain financial maintenance covenants contained in its senior secured credit facility on March 31, 2002. In anticipation of this circumstance, the Company entered into an amendment to its credit agreement on March 29, 2002. The amendment provides that the Company's credit facility lenders will refrain from exercising any rights or remedies in respect of the Company's failure to comply prior to May 29, 2002. Under the terms of the amendment, the Company's revolving borrowings under the senior secured credit facility are limited to $100 million, unless its consolidated net sales for the preceding eight week period exceed specified thresholds, in which case its revolving loan availability is increased to $150 million. The amendment further increases the interest rates payable on these borrowings by .25% per annum, imposes additional financial and operating restrictions and provides for the grant of certain additional liens to secure these borrowings. A fee of approximately $1.5 million was paid to the Company's credit facility lenders in connection with the amendment.

     In light of these developments, the Company has retained Rothschild Inc. to assist the Company in evaluating several recapitalization alternatives in an effort to reduce debt and strengthen our balance sheet.

                        VIASYSTEMS, INC. & SUBSIDIARIES

     As of December 31, 2001, the Company had $34.2 million of cash and cash equivalents and its working capital was $122.1 million. Giving effect to the recent amendment to the Company's credit agreement, as of December 31, 2001, the Company would have had revolver availability under the senior secured credit facility of $78.9 million.

     These expectations, however, assume that the forbearance under the recent amendment to the Company's credit agreement will be extended in order to permit the Company to implement a restructuring or other plan. In the event that the Company is unable to enter into satisfactory arrangements with the lenders under its senior secured credit facility to extend such forbearance beyond May 29, 2002, up to $1 billion of indebtedness could become due and payable shortly thereafter. This indebtedness consists of term loans of $437.8 million and revolving loans of $10.6 million under the senior secured credit facility, $79.5 million (net of $26.6 million of unamortized discount) of senior unsecured notes, and $500 million principal amount of senior subordinated notes. Although there is no current default under the senior unsecured notes or the senior subordinated notes, a default would arise under these debt obligations in the event of an acceleration of the maturity of the senior secured credit facility indebtedness. In such event, the Company would not have sufficient liquidity to repay such indebtedness and the Company would not expect to be able to refinance such indebtedness. In addition, the Company's future operating performance and ability to meet its financial obligations will be subject to future economic conditions and to financial, business and other factors, many of which will be beyond its control.

                       VIASYSTEMS, INC. AND SUBSIDIARIES

                        QUARTERLY RESULTS OF OPERATIONS
                                  (UNAUDITED)

     The following is a summary of unaudited quarterly financial information of Viasystems, Inc. and subsidiaries for 2000 and 2001. In March 2000, we acquired all of the outstanding shares of Wirekraft Industries, Inc. in a transaction between entities under common control, which was accounted for in a manner similar to a pooling of interest and thus the historical financial data of Viasystems and Wirekraft have been combined.

                                              2000                              2001
                       ---------------------------------------------------   -----------
                       MARCH 31(1)   JUNE 30    SEPTEMBER 30   DECEMBER 31   MARCH 31(2)
                       -----------   --------   ------------   -----------   -----------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales............   $ 384,584    $358,285     $406,504      $455,612      $389,191
Gross margin.........      81,310      88,860       97,649       106,614        78,743
Income (loss) before
  extraordinary
  Item...............    (130,709)      2,784        9,519        13,618       (18,736)
Net income (loss)....    (161,905)      2,784        9,519        13,618       (18,736)

                                           2001
                       ---------------------------------------------
                       JUNE 30(3)   SEPTEMBER 30(4)   DECEMBER 31(5)
                       ----------   ---------------   --------------
                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales............  $ 309,149       $ 268,108        $ 240,088
Gross margin.........      3,433          41,773           39,701
Income (loss) before
  extraordinary
  Item...............   (184,541)       (204,981)        (178,761)
Net income (loss)....   (184,541)       (204,981)        (178,761)

---------------

(1) The quarter includes non-cash compensation charges totaling $104,351 and an extraordinary item of $31,196, net of tax benefit of $0. The non-cash compensation charges are: (i) $33,635 related to the amendment of terms of the performance stock options held by members of management that eliminated the exercisability restrictions and variable exercise terms; (ii) $62,945 related to the conversion of each 6 2/3 shares of class A common stock and class A series II common stock into one share of common stock; and (iii) $7,771 related to options granted to HMTF and partners of HMTF as consideration for the termination of certain agreements. The extraordinary item represents the non-cash write-off of deferred financing fees incurred on debt retired before maturity.

(2) This quarter includes a restructuring charge of $12,007 for a restructuring plan implemented by the Company primarily related to headcount reductions in its North American operations. Refer to Note 3 of our consolidated financial statements contained in Part II, Item 8.

(3) This quarter includes the following charges: (i) a restructuring charge of $30,481, (ii) an impairment charge on assets held for disposal of $75,043 and (iii) inventory write-offs of $49,290 all related to a restructuring plan implemented by the Company to restructure its North American operations, including the closure of two of its North American printed circuit board fabrication plants. Refer to Note 3 of our consolidated financial statements contained in Part II, Item 8.

(4) This quarter includes the following charges: (i) a write-off of amounts due from affiliates of $144,099 related to amounts due from European PCB Group that have been permanently impaired, (ii) restructuring and impairment charges totaling, $21,685 primarily related to the consolidation of certain North American and European facilities as well as headcount reductions at its corporate offices and (iii) inventory write-offs of $824 related to the restructuring activities. Refer to Note 3 of our consolidated financial statements contained in Part II, Item 8.

(5) This quarter includes the following charges: (i) restructuring and impairment charges totaling $148,164 and reversals of previously recorded impairment charges of $6,006 and (ii) a reversal of inventory write-offs previously taken totaling $781. Refer to Note 3 of our consolidated financial statements contained in Part II, Item 8.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON AUDITING AND FINANCIAL DISCLOSURE

     None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS

     Information required by this item has been omitted as the registrant meets the conditions set forth in General Instruction I(1)(a) and (b) of Form 10-K and is therefore filing this form with the reduced disclosure format.

ITEM 11.  EXECUTIVE COMPENSATION

     Information required by this item has been omitted as the registrant meets the conditions set forth in General Instruction I(1)(a) and (b) of Form 10-K and is therefore filing this form with the reduced disclosure format.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Information required by this item has been omitted as the registrant meets the conditions set forth in General Instruction I(1)(a) and (b) of Form 10-K and is therefore filing this form with the reduced disclosure format.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Information required by this item has been omitted as the registrant meets the conditions set forth in General Instruction I(1)(a) and (b) of Form 10-K and is therefore filing this form with the reduced disclosure format.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

     (a)1. Financial Statements

     The information required by this item is included in Item 8 of Part II of this Form 10-K.

        2. Financial Statement Schedule

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                         FOR THE YEAR ENDED DECEMBER 31
                                 (IN THOUSANDS)

ALLOWANCE FOR DOUBTFUL ACCOUNTS --  BALANCE AT                     CHARGES TO                               BALANCE AT
DEDUCTED FROM RECEIVABLES IN THE    BEGINNING     ACQUISITIONS/     COST AND     ACCOUNTS     TRANSLATION     END OF
BALANCE SHEET                       OF PERIOD    (DISTRIBUTIONS)    EXPENSES    WRITTEN OFF   ADJUSTMENTS     PERIOD
----------------------------------  ----------   ---------------   ----------   -----------   -----------   ----------
1999..........................        $4,223         $2,632         $ 1,784       $  (973)       $(255)      $ 7,411
                                      ======         ======         =======       =======        =====       =======
2000..........................        $7,411         $ (327)(1)     $   564       $  (383)       $ (32)      $ 7,233
                                      ======         ======         =======       =======        =====       =======
2001..........................        $7,233         $  302         $11,483       $(3,290)       $ (74)      $15,654
                                      ======         ======         =======       =======        =====       =======

---------------

(1) Included in this figure is $(2,439) which was a reduction in the allowance for doubtful accounts as a result of the distribution of the operations formerly conducted by ISL, Forward, Zincocelere and Viasystems Sweden in March 2000. This reduction is offset by an increase in the allowance for doubtful accounts of $2,112 from the acquisitions completed in 2000.

VALUATION ALLOWANCE FOR
DEFERRED TAX ASSETS -- DEDUCTED  BALANCE AT                     CHARGES TO    CHARGES TO                   BALANCE AT
FROM DEFERRED TAXES IN THE       BEGINNING     ACQUISITIONS/     COST AND    EXTRAORDINARY   TRANSLATION     END OF
BALANCE SHEET                    OF PERIOD    (DISTRIBUTIONS)    EXPENSES        ITEMS       ADJUSTMENTS     PERIOD
-------------------------------  ----------   ---------------   ----------   -------------   -----------   ----------
1999.......................       $      0       $      0        $244,255       $     0          $0         $244,255
                                  ========       ========        ========       =======          ==         ========
2000.......................       $244,255       $(87,723)(2)    $230,967       $10,918          $0         $398,417
                                  ========       ========        ========       =======          ==         ========
2001.......................       $398,417       $      0        $128,000       $     0          $0         $526,417
                                  ========       ========        ========       =======          ==         ========

---------------

(2) Included here is the reduction in the valuation allowance as a result of the distribution of the operations formerly conducted by ISL, Forward and Zincocelere.

        3. Exhibits

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 2.1        --  Securities Purchase Agreement, dated as of October 1, 1996, among Viasystems Group, Inc. (formerly known as Circo Craft
                Holding Company) and certain Purchasers (as defined
                therein)(1)
 2.2        --  Acquisition Agreement, dated as of November 26, 1996, among
                Lucent Technologies Inc., Viasystems Group, Inc. (formerly known as Circo Technologies Group, Inc.) and Viasystems,
                Inc. (formerly known as Circo Craft Technologies, Inc.)(1)
 2.3        --  Agreement and Plan of Merger, dated as of April 11, 1997 by and among Viasystems Group, Inc., HMTF Acquisition, L.P.,
                HMTF U.K. Acquisition Company, Hicks, Muse, Tate & Furst
                Equity Fund III and HM3 Coinvestors, L.P.(1)
 2.4        --  Agreement and Plan of Merger, dated as of June 5, 1997, by and between Viasystems Group, Inc. and Chips Holdings,
                Inc.(1)
 2.5        --  Agreement and Plan of Merger, dated as of June 6, 1997, by and between Viasystems, Inc. and Chips Acquisition, Inc.(1)
 2.6        --  Acquisition Agreement, dated as of January 29, 1998, among
                Viasystems B.V. and Print Service Holding N.V.(4)
 2.7        --  Sale and Purchase Agreement, dated as of February 11, 1998, between Viasystems, S.r.l., as purchaser, European Circuits
                SA and individuals named therein, as sellers(4)
 2.8        --  Share Purchase Agreement, dated August 1, 1999, among
                Termbray Electronics (B.V.I.) Limited, Termbray Industries
                International (Holdings) Limited, Viasystems, Inc. and
                Viasystems Group, Inc.(6)
 2.9        --  Stock Purchase Agreement, dated March 23, 2000, by and among
                International Wire Group, Inc., Wirekraft Industries, Inc.
                and Viasystems International, Inc.(13)
 3.1        --  Amended and Restated Certificate of Incorporation of
                Viasystems Group, Inc.(12)
 3.2        --  Amended and Restated Bylaws of Viasystems Group, Inc.(12)
 4.1        --  Credit Agreement, dated as of March 29, 2000, among
                Viasystems Group, Inc., as Guarantor, Viasystems, Inc. as
                U.S. Borrower, Viasystems Canada, Inc. and Print Service
                Holding N.V., as Foreign Subsidiary Borrowers, The Several
                Banks and other Financial Institutions parties thereto, The
                Chase Manhattan Bank of Canada, as Canadian Administrative
                Agent, Chase Manhattan Bank International Limited, as
                Multicurrency Administrative Agent, and The Chase Manhattan
                Bank, as Administrative Agent, Bank of America, N.A. as
                Syndication Agent, Bankers Trust Company, as Syndication
                Agent, and Chase Securities Inc., as Sole Book Manager and
                Sole Lead Arranger.(12)
 4.2        --  Indenture, dated as of June 6, 1997, by and between
                Viasystems, Inc. and The Bank of New York, as Trustee(1)
 4.3        --  Form of New Note (included in Exhibit 4.2, Exhibit B)
 4.4        --  Indenture, dated as of February 17, 1998, by and between
                Viasystems, Inc. and The Bank of New York, as Trustee(4)
 4.5        --  Form of Exchange Note (included in Exhibit 4.4, Exhibit B)

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 4.6        --  First Amendment, dated April 23, 2001, to the Credit
                Agreement, Dated as of March 29, 2000, among Viasystems
                Group, Inc., as Guarantor, Viasystems, Inc., as U.S.
                Borrower, Viasystems Canada, Inc. and Print Service Holding
                N.V., as Foreign Subsidiary Borrowers, The Several Banks and
                other Financial Institutions parties thereto, The Chase
                Manhattan Bank of Canada, as Canadian Administrative Agent,
                Chase Manhattan Bank International Limited, as Multicurrency
                Administrative Agent, and The Chase Manhattan Bank, as
                Administrative Agent, Bank of America, N.A. as Syndication
                Agent, Bankers Trust Company, as Syndication Agent, and
                Chase Securities Inc., as Sole Book Manager and Sole Lead
                Arranger.(14)
 4.7        --  Second Amendment, dated as of June 28, 2001, to the Credit
                Agreement, dated as of March 29, 2000, as amended by the
                First Amendment dated as of April 23, 2001, among Viasystems
                Group, Inc., Viasystems, Inc., as U.S. Borrower, Viasystems
                Canada, Inc. And Print Service Holding N.V., as Foreign
                Subsidiary Borrowers, the several banks and other financial institutions parties thereto, The Chase Manhattan Bank of
                Canada, as Canadian Administrative Agent, Chase Manhattan
                Bank International Limited, as Multicurrency Administrative
                Agent, and The Chase Manhattan Bank, as Administrative
                Agent.(15)
 4.8        --  Form of Warrant Certificate dated as of July 19, 2001, issued in the denominations and to the investors listed on
                Annex A thereto.(15)
 4.9        --  Form of 14% Senior Note due 2007 dated as of July 19, 2001, issued in the denominations and to the investors listed on
                Annex A thereto.(15)
 4.10       --  Registration Rights Agreement dated as of July 19, 2001, by and among Viasystems Group, Inc. and the investors named
                herein.(15)
 4.11       --  Third Amendment, dated as of March 29, 2002, to the Credit
                Agreement, dated as of March 29, 2000, as amended by the
                First Amendment dated as of April 23, 2001, and the Second
                Amendment dated as of June 28, 2001, among Viasystems Group,
                Inc., Viasystems, Inc. as U.S. Borrower, Viasystems Canada,
                Inc. and Print Service Holding N.V., as Foreign Subsidiary
                Borrowers, the several banks and other financial
                institutions parties thereto, The Chase Manhattan Bank of
                Canada, as Canadian Administrative Agent, Chase Manhattan
                Bank International Limited, as Multicurrency Administrative
                Agent, and The Chase Manhattan Bank, as Administrative
                Agent.(16)
10.1        --  Supply Agreement dated as of November 26, 1996, by and between Lucent Technologies Inc. and Circo Craft
                Technologies, Inc. (confidential treatment was granted with respect to certain portions of this exhibit)(3)
10.2        --  Amended and Restated Viasystems Group, Inc. 1997 Stock
                Option Plan(2)
10.3        --  Form of Amended and Restated Stock Option Agreement dated as of March 30, 2000 between Viasystems Group, Inc. and James
                N. Mills(11)
10.4        --  Form of Amended and Restated Stock Option Agreement dated as of March 30, 2000 between Viasystems Group, Inc. and David
                M. Sindelar(11)
10.5        --  Viasystems Group, Inc. Stock Option Agreement, dated as of
                February 4, 1997, with Richard W. Vieser(2)
10.6        --  Viasystems Group, Inc. Stock Option Agreement, dated as of
                February 4, 1997, with Kenneth F. Yontz(4)
10.7        --  Third Amended and Restated Monitoring and Oversight
                Agreement, dated as of June 6, 1997, among Viasystems Group,
                Inc., Viasystems, Inc., Viasystems Technologies Corp., Circo
                Craft Co. Inc., Viasystems International, Inc., PCB
                Acquisition Limited, PCB Investments PLC, Chips Acquisition
                Limited and Hicks, Muse & Co. Partners, L.P.(2)
10.8        --  Third Amended and Restated Financial Advisory Agreement
                dated as of June 6, 1997, among Viasystems Group, Inc.,
                Viasystems, Inc., Viasystems Technologies Corp., Circo Craft
                Co. Inc., Viasystems International, Inc., PCB Acquisition
                Limited, PCB Investments PLC, Chips Acquisition Limited and
                Hicks, Muse & Co. Partners, L.P.(2)
10.9        --  Amended and Restated Executive Employment Agreement, dated as of February 16, 2000, by and among Viasystems Group,
                Inc., Viasystems, Inc., Viasystems Technologies Corp. LLC
                and James N. Mills(9)

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
10.10       --  Amended and Restated Executive Employment Agreement, dated as of February 16, 2000, by and among Viasystems Group,
                Inc., Viasystems, Inc., Viasystems Technologies Corp. LLC
                and David M. Sindelar(9)
10.11       --  Agreement, dated as of December 30, 1996, between
                Viasystems, Inc. (formerly known as Circo Craft
                Technologies, Inc.) and the Communication Workers of
                America(2)
10.12       --  Environmental, Health and Safety Agreement, dated as of
                November 26, 1996, between Lucent Technologies and
                Viasystems, Inc. (formerly known as Circo Craft
                Technologies, Inc.)(1)
10.13       --  Amended and Restated Executive Employment Agreement, dated as of February 16, 2000, by and among Viasystems Group,
                Inc., Viasystems, Inc. and Viasystems Technologies Corp. LLC
                and Timothy L. Conlon(9)
10.14       --  Amended and Restated Stockholders Agreement, dated as of
                June 6, 1997,among Viasystems Group, Inc. and certain
                stockholders of Viasystems Group, Inc.(10)
10.15       --  First Amendment to Amended and Restated Stockholders
                Agreement, dated as of November 4, 1998, among Viasystems
                Group, Inc. and certain stockholders of Viasystems Group,
                Inc.(10)
10.16       --  Parts Sourcing Contract, dated as of December 2, 1994, among
                Wirekraft Industries, Inc. and General Electric Company
                (Confidential treatment has been granted with respect to
                certain portions of this exhibit.)(7)
10.17       --  Agreement dated as of December 29, 1995 among Wirekraft
                Industries, Inc. and General Electric Company (Confidential
                treatment has been granted with respect to certain portions of this exhibit.)(8)
10.18       --  Viasystems Group, Inc. 1999 Key Management Incentive
                Compensation Plan(10)
10.19       --  Contract Manufacturing Agreement, dated January 1, 2000, by and between Mommers Print Service BV and Viasystems Sweden
                AB(13)
10.20       --  Contract Manufacturing Agreement, dated January 1, 2000, by and between Mommers Print Service BV and Viasystems Tyneside
                Limited(13)
10.21       --  Supply Agreement, dated as of March 29, 2000, by and between
                International Wire Group, Inc. and Wirekraft Industries,
                Inc.(13)
10.22       --  Termination and Release Agreement, dated as of March 29,
                2000, by and among Viasystems Group, Inc., Viasystems, Inc.,
                Viasystems Technologies Corp., Viasystems Canada, Inc.
                (f/k/a Circo Craft Co. Inc.), PCB Investments Limited,
                Viasystems International, Inc., Viasystems Group Limited
                (f/k/a PCB Acquisition Limited), Chips Acquisition Limited,
                and Hicks, Muse & Co. Partners, L.P.(12)

---------------

 (1) Incorporated by reference to the Registration Statement of Viasystems, Inc. on Form S-1. (File No. 333-29727).

 (2) Incorporated by reference to Amendment No. 1 to the Registration Statement of Viasystems, Inc. on Form S-1.

 (3) Incorporated by reference to Amendment No. 2 to the Registration Statement of Viasystems, Inc. on Form S-1.

 (4) Incorporated by reference to Viasystems, Inc.'s 1997 Annual Report on Form 10-K.

 (5) Incorporated by reference to Viasystems, Inc.'s 1998 Annual Report on Form 10-K.

 (6) Incorporated by reference to the Form 8-K/A of Viasystems, Inc. filed on October 15, 1999.

 (7) Incorporated by reference to the Registration Statement of International Wire Group, Inc. on Form S-1 (File No. 333-93970).

 (8) Incorporated by reference to International Wire Group, Inc.'s 1995 Annual Report on Form 10-K.

 (9) Incorporated by reference to Amendment No. 1 to Viasystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-94321).

(10) Incorporated by reference to Amendment No. 2 to Viasystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-94321).

(11) Incorporated by reference to Amendment No. 3 to Viasystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-94321).

(12) Incorporated by reference to Viasystems Group, Inc.'s Form 10-Q filed on May 10, 2000.

(13) Incorporated by reference to Viasystems Group, Inc.'s Registration Statement on Form S-1 (File No. 333-46780).

(14) Incorporated by reference to Viasystems Group, Inc.'s Form 10-Q filed on May 3, 2001.

(15) Incorporated by reference to Viasystems Group, Inc.'s Form 10-Q filed on July 30, 2001.

(16) Incorporated by reference to Viasystems Group, Inc.'s 2001 Annual Report on Form 10-K.

(b) Reports on Form 8-K

     No reports on Form 8-K were filed during the fourth quarter of 2001.

                                  EXHIBIT B-4

                          Viasystems, Inc.'s Form 10-Q
                      for the quarter ended June 30, 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM 10-Q

 (Mark One)
    [X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



             FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2002



                                   OR




    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



             FOR THE TRANSITION PERIOD FROM           TO

                        COMMISSION FILE NUMBER 333-29727

                                VIASYSTEMS, INC.
               (Exact name of Registrant as specified in charter)

                   DELAWARE                                      43-1777252
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                             101 SOUTH HANLEY ROAD
                              ST. LOUIS, MO 63105
                                 (314) 727-2087
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]     No [ ]

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

                           CLASS                             OUTSTANDING AT AUGUST 14, 2002
                           -----                             ------------------------------
  Viasystems, Inc. Common Stock, par value $.01 per share             1,000 shares

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        VIASYSTEMS, INC. & SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
                 PART I -- FINANCIAL INFORMATION
Item 1.  Financial Statements
Viasystems, Inc. & Subsidiaries
  Condensed Consolidated Balance Sheets as of December 31,
     2001 and June 30, 2002.................................    1
  Condensed Consolidated Statements of Operations for the
     three and six months ended June 30, 2001 and 2002......    2
  Condensed Consolidated Statements of Cash Flows for the
     three and six months ended June 30, 2001 and 2002......    3
  Notes to Condensed Consolidated Financial Statements......    4
Item 2.  Management's Discussion and Analysis of Results of
  Operations and Financial Condition........................   11
Item 3.  Quantitative and Qualitative Disclosures about
  Market Risk...............................................   16

                   PART II -- OTHER INFORMATION
Item 3.  Defaults Upon Senior Securities....................   17
Item 6.  Exhibits and Reports on Form 8-K...................   17

                        VIASYSTEMS, INC. & SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,    JUNE 30,
                                                                  2001          2002
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                                                    (IN THOUSANDS)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $    34,202    $    85,153
  Accounts receivable, net..................................      157,443        173,918
  Inventories...............................................      113,589        106,862
  Prepaid expenses and other................................       37,036         40,694
                                                              -----------    -----------
     Total current assets...................................      342,270        406,627
Property, plant and equipment, net..........................      353,651        336,267
Intangibles and other assets, net...........................      292,124        275,018
                                                              -----------    -----------
     Total assets...........................................  $   988,045    $ 1,017,912
                                                              ===========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term obligations and amounts
     subject to acceleration (includes $0 and $368,243 held
     by related parties, respectively)......................  $     3,215    $ 1,100,660
  Accounts payable..........................................      125,897        130,158
  Accrued and other liabilities.............................       90,502        106,559
  Income taxes payable......................................          602          2,463
                                                              -----------    -----------
     Total current liabilities..............................      220,216      1,339,840
Long-term obligations, less current maturities (includes
  $242,900 and $0 held by related parties, respectively)....    1,037,704          9,759
Other non-current liabilities...............................       40,449         39,778
Stockholders' equity:
  Common stock..............................................           --             --
  Paid-in capital...........................................    1,634,512      1,634,512
  Accumulated deficit.......................................   (1,901,957)    (1,975,217)
  Accumulated other comprehensive loss......................      (42,879)       (30,760)
                                                              -----------    -----------
     Total stockholders' equity.............................     (310,324)      (371,465)
                                                              -----------    -----------
     Total liabilities and stockholders' equity.............  $   988,045    $ 1,017,912
                                                              ===========    ===========

     See accompanying notes to condensed consolidated financial statements.

                        VIASYSTEMS, INC. & SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    THREE MONTHS ENDED      SIX MONTHS ENDED
                                                         JUNE 30,               JUNE 30,
                                                   --------------------   --------------------
                                                     2001        2002       2001        2002
                                                   ---------   --------   ---------   --------
                                                                 (IN THOUSANDS)
                                                                   (UNAUDITED)
Net sales........................................  $ 309,149   $231,593   $ 698,340   $456,304
Operating expenses:
  Cost of goods sold.............................    305,716    189,954     616,164    373,705
  Selling, general and administrative............     23,298     22,604      51,799     45,853
  Depreciation...................................     21,915     18,384      44,177     36,338
  Amortization...................................     11,726      6,590      23,193     13,312
  Reorganization expenses........................         --      4,590          --      4,590
  Restructuring and impairment charges...........    105,524      7,566     117,531      7,566
                                                   ---------   --------   ---------   --------
Operating loss...................................   (159,030)   (18,095)   (154,524)   (25,060)
Other expenses:
  Interest expense, net..........................     23,949     26,087      45,997     50,727
  Amortization of deferred financing costs.......        949      1,206       1,785      2,316
  Other expense (income), net....................        613     (4,913)        971     (4,843)
                                                   ---------   --------   ---------   --------
Loss before income taxes.........................   (184,541)   (40,475)   (203,277)   (73,260)
Income taxes.....................................         --         --          --         --
                                                   ---------   --------   ---------   --------
     Net loss....................................  $(184,541)  $(40,475)  $(203,277)  $(73,260)
                                                   =========   ========   =========   ========

     See accompanying notes to condensed consolidated financial statements.

                        VIASYSTEMS, INC. & SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                                2001        2002
                                                              ---------   --------
                                                                 (IN THOUSANDS)
                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................................  $(203,277)  $(73,260)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................     67,370     49,650
     Amortization of deferred financing costs...............      1,786      2,316
     Joint venture income...................................       (187)      (298)
     Gain on sale of joint venture interest.................         --     (4,187)
     Paid-in-kind interest and amortization of discount on
      Senior Unsecured Notes................................         --     10,844
     Paid-in-kind notes for interest on notes due from
      affiliates............................................     (3,079)        --
     Impairment of assets...................................     75,043      4,748
     Write-off of inventory.................................     49,290         --
     Deferred taxes.........................................         --       (494)
     Change in assets and liabilities, net of acquisitions:
       Accounts receivable..................................     26,502    (13,348)
       Inventories..........................................     44,407      9,024
       Prepaid expenses and other...........................     16,063     (2,361)
       Accounts payable and accrued and other liabilities...    (93,710)    15,649
       Income taxes payable.................................     (1,352)    (1,940)
                                                              ---------   --------
          Net cash used in operating activities.............    (21,144)    (3,657)
Cash flows from investing activities:
  Acquisitions, net of cash acquired........................    (10,564)        --
  Sale of joint venture interest............................         --     14,500
  Capital expenditures......................................    (50,510)   (15,660)
                                                              ---------   --------
          Net cash used in investing activities.............    (61,074)    (1,160)
Cash flows from financing activities:
  Repayment of amounts due under the chips loan notes.......   (285,312)        --
  Borrowings under the credit agreement term loans..........    288,750         --
  Repayments under the credit agreement term loans..........         --       (500)
  Net borrowings on revolvers...............................     72,600     60,000
  Net repayments of other long-term obligations.............    (15,325)      (648)
  Financing fees and other..................................     (2,062)    (3,192)
                                                              ---------   --------
          Net cash provided by financing activities.........     58,651     55,660
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (1,213)       108
                                                              ---------   --------
Net change in cash and cash equivalents.....................    (24,780)    50,951
Cash and cash equivalents -- beginning of the period........     45,676     34,202
                                                              ---------   --------
Cash and cash equivalents -- end of the period..............  $  20,896   $ 85,153
                                                              =========   ========

     See accompanying notes to condensed consolidated financial statements.

                        VIASYSTEMS, INC. & SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     The unaudited interim condensed consolidated financial statements of Viasystems, Inc. ("Viasystems") and its subsidiaries reflect all adjustments consisting only of normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of financial position and results of operations. Viasystems, together with its subsidiaries and its holding company parent, Viasystems Group, Inc. ("Group"), is herein referred to as the "Company." The results for the three and six months ended June 30, 2002, are not necessarily indicative of the results that may be expected for a full fiscal year. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Viasystems' 2001 Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission.

2.  SALE OF JOINT VENTURE INTEREST

     In June 2002, the Company sold its entire equity interest in Raintherm Limited, a manufacturer of thermal management systems used in custom metal enclosures to A/S Dantherm Holding Company. In connection with such disposition, the Company entered into a supply agreement with the buyer, whereby, the Company agreed to purchase, to the extent needed, certain thermal management products from the buyer. Total consideration received was $14,500 resulting in a gain on sale of $4,187 recorded in other income in the condensed consolidated statement of operations.

3.  RESTRUCTURING AND IMPAIRMENT CHARGES

     In light of the continued economic downturn related to many of its key telecommunication and networking customers, the Company has continued its restructuring activities during 2002. The continued downturn has made it necessary for the Company to regularly evaluate its cost position compared to currently anticipated levels of business. During 2002, this continued evaluation has resulted in additional plant shutdowns and downsizings to reduce costs to more appropriate levels, in line with current and expected customer demand. A summary of the restructuring activity taken during 2002 is as follows:

     During the quarter ended March 31, 2002, the Company recorded a restructuring charge of $1,646, primarily related to workforce reductions at its Italian metal fabrication and assembly facility. The workforce reduction impacted a total of 82 employees all of which were regular employees. Seven of these employees were terminated by March 31, 2002, with an additional 31 employees to be terminated by the end of 2002 and the remainder to be terminated in 2003.

     Additionally, during the quarter ended March 31, 2002, the Company reversed $1,646 of excess restructuring accruals, primarily related to the closure of its Puerto Rico PCB fabrication facility.

     During the quarter ended June 30, 2002, the Company recorded a restructuring charge of $2,818 primarily related to the closure of its remaining printed circuit board assembly operation in San Jose, California and other workforce reductions in North America. The San Jose facility closure impacted a total of 198 employees, all of which were regular, non-union employees. 173 of these employees were terminated by the end of July 2002, the last month of operations with the remaining 25 transition team employees to be terminated during the third quarter of 2002. The other North American workforce reductions impacted a total of 73 employees, of which, 49 were regular, non-union employees and 24 were temporary employees.

     In connection with the closure of the San Jose, California printed circuit board assembly operation, the Company also recorded impairment charges totaling $4,748 to write-down to fair value assets being held for sale related to this operation. The impairment consisted of a write-down of $1,888 for land and building and $2,860 for machinery and equipment as well as office equipment. The Company is actively holding this

                        VIASYSTEMS, INC. & SUBSIDIARIES
property and equipment for sale and expects to complete the disposal of these assets during 2002. At June 30, 2002, these assets had a net book value of $6,598, of which, $4,600 related to the land and building.

     Below is a table summarizing restructuring and impairment activity for the six months ended June 30, 2002:

                                                       THREE MONTHS ENDED               CUMULATIVE DRAWDOWNS
                             BALANCE AT    ------------------------------------------   ---------------------   BALANCE AT
                            DECEMBER 31,   MARCH 31,   JUNE 30,                           CASH      NON-CASH     JUNE 30,
                                2001         2002        2002     REVERSALS    TOTAL    PAYMENTS     CHARGES       2002
                            ------------   ---------   --------   ---------   -------   ---------   ---------   ----------
Restructuring Activities:
  Personnel and
    severance.............    $ 7,570       $1,106      $1,802     $    --    $ 2,908    $2,631      $   --      $ 7,847
  Lease and other
    contractual
    commitments...........      7,343          540          25      (1,646)    (1,081)    1,948          --        4,314
  Other...................        155           --         991          --        991        57          --        1,089
Asset Impairments.........         --           --       4,748          --      4,748        --       4,748           --
                              -------       ------      ------     -------    -------    ------      ------      -------
Total restructuring and
  impairment charges......    $15,068       $1,646      $7,566     $(1,646)   $ 7,566    $4,636      $4,748      $13,250
                              =======       ======      ======     =======    =======    ======      ======      =======

     The restructuring and impairment charges were determined based on formal plans approved by the Company's management using the best information available to it at the time. The amounts the Company may ultimately incur may change as the balance of the plans are executed.

4.  INVENTORIES

     The composition of inventories at June 30, 2002, is as follows:

Raw materials...............................................   $ 50,058
Work in process.............................................     31,130
Finished goods..............................................     25,674
                                                               --------
     Total..................................................   $106,862
                                                               ========

5.  GOODWILL AND OTHER INTANGIBLE ASSETS

     Effective January 1, 2002, the Company implemented Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets", and as a result, ceased amortizing goodwill and other indefinite lived intangible assets.

     Also in connection with the implementation, the Company evaluated its goodwill and other indefinite lived intangible assets for impairment in accordance with SFAS 142. The evaluation did not result in an impairment charge at any of the Company's reporting units.

     Had the implementation of SFAS 142 occurred at January 1, 2001, and amortization of goodwill ceased, net loss, for the three and six months ended June 30, 2001, would have been as follows:

                                                                    JUNE 30, 2001
                                                              -------------------------
                                                              THREE MONTHS   SIX MONTHS
                                                                 ENDED         ENDED
                                                              ------------   ----------
Net loss, as reported.......................................   $(184,541)    $(203,277)
Add back: goodwill amortization.............................       4,765         9,495
                                                               ---------     ---------
Adjusted net loss...........................................   $(179,776)    $(193,782)
                                                               =========     =========

                        VIASYSTEMS, INC. & SUBSIDIARIES

     Included in the Company's intangible assets at December 31, 2001 and June 30, 2002 is goodwill totaling approximately $213,000 that is not subject to amortization. During the three and six months ended June 30, 2002, there were no acquisitions of intangible assets. The components of intangible assets subject to amortization were as follows:

                                          DECEMBER 31, 2001                 JUNE 30, 2002
                                    -----------------------------   -----------------------------
                                    GROSS CARRYING   ACCUMULATED    GROSS CARRYING   ACCUMULATED
                                        AMOUNT       AMORTIZATION       AMOUNT       AMORTIZATION
                                    --------------   ------------   --------------   ------------
Developed technologies............     $ 37,443        $(14,969)       $ 38,689        $(17,191)
Customer list.....................       70,240         (57,463)         70,642         (68,815)
Other.............................        2,651            (496)          2,651            (688)
                                       --------        --------        --------        --------
     Total........................     $110,334        $(72,928)       $111,982        $(86,694)
                                       ========        ========        ========        ========

     Expected future annual amortization expense is as follows:

Fiscal Years:
  2002*.....................................................   $ 3,679
  2003......................................................     2,845
  2004......................................................     2,455
  2005......................................................     2,207
  2006......................................................     2,010
  Thereafter................................................    12,092
                                                               -------
                                                               $25,288
                                                               =======

---------------

* Represents remaining six month period ending December 31, 2002.

6.  LONG-TERM OBLIGATIONS AND PLAN OF REORGANIZATION

     The composition of long-term obligations at June 30, 2002, is as follows:

Credit Agreement:
  Term facilities...........................................   $  437,250
  Revolvers.................................................       70,600
Senior Subordinated Notes due 2007..........................      400,000
Series B Senior Subordinated Notes due 2007.................      100,000
Series B Senior Subordinated Notes due 2007, Premium........        2,814
Senior Unsecured Notes, including paid-in-kind interest of
  $13,810...................................................      113,810
Senior Unsecured Notes, discount............................      (23,440)
Other and capital lease obligations.........................        9,385
                                                               ----------
                                                                1,110,419
Less: current maturities and amounts subject to
  acceleration..............................................    1,100,660
                                                               ----------
                                                               $    9,759
                                                               ==========

     The Company has experienced and continues to experience financial difficulties primarily as a result of the dramatic downturn in telecommunication and networking component demand that occurred in 2001 and continues through 2002. The economic downturn affecting the Company's large telecommunication and networking customer base has resulted in slower sales and weaker cash flows than management originally

                        VIASYSTEMS, INC. & SUBSIDIARIES
expected. As a result of the downturn and the Company's highly leveraged capital structure, the Company failed to satisfy certain financial maintenance covenants contained in its senior secured credit facility at the end of the first quarter of 2002.

     In anticipation of this circumstance, during the first quarter of 2002, the Company's board of directors established a special committee and retained Rothschild Inc. as independent financial advisor to evaluate recapitalization alternatives that would reduce its debt and strengthen its balance sheet. In addition, the Company entered into an amendment to the senior secured credit facility on March 29, 2002 and a subsequent amendment on May 29, 2002 under which its senior secured credit facility lenders agreed to refrain from exercising any rights or remedies under such facility in respect of the Company's failure to comply with specified covenants thereunder prior to August 29, 2002. Under the terms of the amendments, the Company's revolving borrowings under the senior secured credit facility are limited to $100 million, unless its consolidated net sales for the preceding eight week period exceed specified thresholds, in which case the Company's revolving loan availability is increased to $150 million. The amendments further increased the interest rates payable on these borrowings by .25% per annum, imposed additional financial and operating restrictions and provides for the grant of certain additional liens to secure these borrowings.

     On May 30, 2002, the Company also announced that in light of these developments and consistent with the terms of the forbearance agreement with the senior secured credit facility lenders, the Company would not make the scheduled $24.4 million interest payment on our senior subordinated notes that was due on June 3, 2002. As a result of the failure to make this interest payment, an event of default has occurred and is continuing under its senior subordinated notes. Accordingly, the holders of these notes currently have the right to accelerate payment thereunder. In addition, if the senior secured credit facility lenders demand repayment of such indebtedness following the expiration of the existing forbearance agreement, the holders of the Company's senior unsecured notes will have the right to accelerate payment thereunder.

     During the second fiscal quarter of 2002, the Company began negotiations with its senior secured credit facility lenders, holders of its senior unsecured notes and holders of its senior subordinated notes regarding a recapitalization plan.

     On July 2, 2002, the Company announced that it had reached an agreement in principle with the steering committee of the senior secured credit facilities, affiliates of Hicks, Muse, Tate & Furst Incorporated, and an ad hoc committee of the holders of senior subordinated notes of Viasystems, Inc. regarding the terms of a recapitalization plan. Members of these creditor groups hold collectively approximately 42% of the existing outstanding indebtedness under the Company's senior secured credit facility, 100% of the principal amount of outstanding unsecured senior notes and 70% of the principal amount of outstanding senior subordinated notes.

     The agreement in principle provides for the modification of the terms of the Company's existing senior secured indebtedness and the conversion of approximately $715 million of existing indebtedness into preferred and common stock. The agreement in principle also contemplates the execution of an as yet uncommitted revolving credit facility to meet the Company's future working capital requirements. Based on the terms of the agreement in principle and ongoing negotiations with the Company's creditor constituencies, it is anticipated that holders of Viasystems Group, Inc.'s preferred stock will receive a nominal distribution in the form of warrants to purchase common stock and that the holders of common stock will receive no recovery.

     The Company has continued the negotiation of definitive agreements with its principal creditor constituencies to implement the recapitalization transactions contemplated by the agreement in principle. The Company's objective is to complete these negotiations, execute the definitive agreements and publicly announce the recapitalization plan as soon as possible, preferably within the next two weeks. However, there can be no assurance that the Company will succeed in completing the negotiations and entering into the definitive agreements or that the recapitalization plan contemplated by the agreement in principle will be consummated on the terms described above, if at all.

                        VIASYSTEMS, INC. & SUBSIDIARIES

     As of June 30, 2002, the Company had $85.2 million of cash and cash equivalents and the Company had revolver availability under the senior secured credit facility of $17.9 million.

     The Company anticipates that its primary uses of cash for the next twelve months will be:

     - to meet working capital requirements;

     - for capital expenditures for maintenance, replacement and acquisitions of equipment, expansion of capabilities, productivity improvements and product and process technology development; and

     - to pay interest on, and to repay principal of, indebtedness under its senior secured credit facility.

     The Company's primary sources of cash are cash on hand, cash from operating activities and revolving borrowings under its existing senior secured credit facility. These sources of cash would be sufficient to meet the Company's anticipated requirements for working capital, capital expenditures, and debt service under its senior secured credit facility over the next 12 months, but would not be sufficient to make required interest payments on its senior subordinated notes. Further, in the event the Company's senior secured lenders demand repayment of such indebtedness following the expiration of the existing forbearance agreement on August 29, 2002, or the holders of the Company's senior unsecured and senior subordinated notes elect to seek acceleration and repayment of that indebtedness, the Company would not have sufficient liquidity to repay such indebtedness and the Company would not expect to be able to refinance such indebtedness. As there are currently no agreements in place with these lenders to refrain from exercising these rights and there can be no assurance that the recapitalization plan contemplated by the agreement in principle will be successfully implemented, the Company has reclassified this indebtedness, in the approximate aggregate amount of $1.0 billion, as current liabilities.

     Borrowings under the Company's existing senior secured credit facility bear interest at floating rates which vary according to the interest option the Company selects. Base rate term loans bear interest at the then effective base rate plus an applicable margin ranging from 2.50% to 3.00%. Eurocurrency term loans bear interest at the then effective eurocurrency base rate plus an applicable margin ranging from 3.50% to 4.00%. Revolving credit loans bear interest, at our option, at the then effective base rate plus 2.5% or the then effective eurocurrency base rate plus 3.50%. The Company's senior subordinated notes bear interest, payable semiannually, at the rate of 9 3/4% per annum.

7.  COMPREHENSIVE INCOME

     The components of comprehensive income, net of tax, are as follows:

                                            THREE MONTHS ENDED      SIX MONTHS ENDED
                                                 JUNE 30,               JUNE 30,
                                           --------------------   --------------------
                                             2001        2002       2001        2002
                                           ---------   --------   ---------   --------
Net loss.................................  $(184,541)  $(40,475)  $(203,277)  $(73,260)
Gain on derivatives instruments
  designated and qualifying as foreign
  currency cash flow hedging
  instruments............................      1,313         --       2,301         --
Foreign currency translation
  adjustments............................     (1,626)    13,127     (14,602)    12,119
                                           ---------   --------   ---------   --------
  Comprehensive loss.....................  $(184,854)  $(27,348)  $(215,578)  $(61,141)
                                           =========   ========   =========   ========

8.  BUSINESS SEGMENT INFORMATION

     The Company operates in one product business segment -- a worldwide vertically integrated independent provider of electronics manufacturing services, which are sold throughout many diverse markets.

                        VIASYSTEMS, INC. & SUBSIDIARIES

     The Company's operations are located worldwide and are analyzed by three geographical segments. Segment data includes intersegment revenues.

     Pertinent financial data by major geographic segments is as follows:

                                            THREE MONTHS ENDED      SIX MONTHS ENDED
                                                 JUNE 30,               JUNE 30,
                                           --------------------   --------------------
                                             2001        2002       2001        2002
                                           ---------   --------   ---------   --------
NET SALES:
  North America..........................  $ 163,904   $132,427   $ 380,869   $261,942
  Europe.................................     72,131     32,062     173,892     67,682
  Asia...................................     78,422     77,108     152,386    147,441
  Eliminations...........................     (5,308)   (10,004)     (8,807)   (20,761)
                                           ---------   --------   ---------   --------
     Total...............................  $ 309,149   $231,593   $ 698,340   $456,304
                                           =========   ========   =========   ========
OPERATING INCOME (LOSS):
  North America..........................  $(160,535)  $(19,532)  $(177,970)  $(20,771)
  Europe.................................        106     (4,774)     11,662    (10,738)
  Asia...................................      1,399      6,211      11,784      6,449
  Eliminations...........................         --         --          --         --
                                           ---------   --------   ---------   --------
     Total...............................  $(159,030)  $(18,095)  $(154,524)  $(25,060)
                                           =========   ========   =========   ========

9.  NEW ACCOUNTING STANDARDS

     In October 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations", to be effective for all fiscal years beginning after June 15, 2002, with early adoption permitted. SFAS No. 143 provides for the fair value of a liability for an asset retirement obligation covered under the scope of SFAS No. 143 to be recognized in the period in which the liability is incurred, with an offsetting increase in the carrying amount of the related long-lived asset. Over time, the liability would be accreted to its present value, and the capitalized cost would be depreciated over the useful life of the related asset. Upon settlement of the liability, an entity would either settle the obligation for its recorded amount or incur a gain or loss upon settlement. The Company is currently assessing the impact, if any, of SFAS No. 143 on its financial position, results of operations and cash flows as well as timing of its adoption.

     In April 2002, the Financial Accounting Standards Board issued SFAS No. 145 "Gain or loss on early extinguishment of debt", to be effective for fiscal years beginning after May 15, 2002, with immediate effectiveness for certain transactions occurring after May 15, 2002, with overall early adoption permitted. SFAS No. 145 among other things, eliminated the prior requirement that all gains and losses from the early extinguishment of debt be classified as an extraordinary item. Upon adoption of SFAS No. 145, gains and losses from the early extinguishment of debt are now classified as an extraordinary item only if they meet the "unusual and infrequent" criteria contained in Accounting Principles Bulletin ("APBO") No. 30. In addition, upon adoption of SFAS No. 145, all gains and losses from the early extinguishment of debt that had been classified as an extraordinary item are to be reassessed to determine if they would have met the "unusual and infrequent" criteria of APBO No. 30; any such gain or loss that would not have met the APBO No. 30 criteria are retroactively reclassified and reported as a component of income before extraordinary item. The Company is currently assessing the impact of SFAS No. 145 on its financial position, results of operations and cash flows.

     In June 2002, Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" to be effective for exit or disposal activities initiated after

                        VIASYSTEMS, INC. & SUBSIDIARIES

December 15, 2002 with early adoption encouraged. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. This Statement applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAB No. 144. This statement does not apply to costs associated with the retirement of a long-lived asset covered by SFAS No.
143. The Company is currently assessing the impact of SFAS No. 146 on its financial position, results of operations and cash flows as well as timing of its adoption.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the unaudited condensed consolidated financial statements and the notes thereto included in this Form 10-Q.

     We have made forward-looking statements in this Form 10-Q that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believes," "expects," "anticipates," "intends," "plans," "estimates," or other similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this Form 10-Q.

     You should understand that many important factors could cause our results to differ materially from those expressed in forward-looking statements. These factors include, but are not limited to, fluctuations in our operating results and customer orders, unexpected decreases in demand or increases in our inventory levels, our competitive environment, our reliance on our largest customers, risks associated with our international operations, our ability to protect our patents and trade secrets, environmental laws and regulations, our relationship with unionized employees, risks associated with our acquisition strategy, our substantial indebtedness, control by our largest stockholders and other factors.

RESULTS OF OPERATIONS

  THREE MONTHS ENDED JUNE 30, 2002, COMPARED TO THREE MONTHS ENDED JUNE 30, 2001

     Net sales for the three months ended June 30, 2002 were $231.6 million, representing a $77.6 million, or 25.1% decrease, from the same period in 2001. The decrease was primarily a result of continued weakness in sales to North American and European telecommunication and networking customers.

     Cost of goods sold for the three months ended June 30, 2002 was $190.0 million, or 82.0% of sales, compared to $256.4 million, or 82.9% of sales (excluding one-time write-offs of inventory totaling $49.3 million related to restructurings), for the three months ended June 30, 2001. Cost of goods sold as a percent of net sales increased as a result of lower absorption of our fixed overhead cost in our facilities throughout North America, Europe and Asia due to lower demand from our key telecommunication and networking customers.

     Selling, general and administrative expenses for the three months ended June 30, 2002 of $22.6 million decreased by $0.7 million versus the comparable period in 2001. These costs decreased primarily due to cost reduction and restructuring activities implemented during 2001 and 2002.

     Depreciation and amortization decreased $8.6 million, from $33.6 million for the quarter ended June 30, 2001, to $25.0 million for the same period of 2002, primarily due to the implementation of Statement of Accounting Standards No. 142, "Goodwill and Other Intangible Assets", whereby, effective January 1, 2002, goodwill and indefinite lived intangibles are no longer amortized and due to the fixed assets disposed of in connection with the 2001 restructuring and impairment activity.

     During the quarter ended June 30, 2002 we incurred $4.6 million in professional fees related to our plan of reorganization to reduce debt on our balance sheet.

     Interest expense increased $2.1 million, from $24.0 million for the quarter ended June 30, 2001, to $26.1 million for the same period of 2002, primarily due to increased interest expense related to the Senior Unsecured Notes partially offset by lower market benchmark interest rates compared to the second quarter of 2001.

     Amortization of deferred financing costs increased $0.3 million, from $0.9 million for the quarter ended June 30, 2001, to $1.2 million for the same period in 2002 due to amortization of deferred financing fees related to amendments to our Senior Credit Facility during 2002.

     Included in other expense (income) for the quarter ended June 30, 2002, was income of $4.2 million, representing a gain on the sale of our joint venture interest in Raintherm Limited, a manufacturer of thermal management systems used in custom metal enclosures.

     In light of the continued economic downturn related to many of our key telecommunication and networking customers, we have continued our restructuring activities during 2002. The continued downturn has made it necessary for us to regularly evaluate our cost position compared to currently anticipated levels of business. During 2002, this continued evaluation has resulted in additional plant shutdowns and downsizings to reduce costs to more appropriate levels, in line with current and expected customer demand. A summary of the restructuring activity taken during 2002 is as follows:

     During the quarter ended June 30, 2002, we recorded a restructuring charge of $2.8 million primarily related to the closure of our remaining printed circuit board assembly operation in San Jose, California and other workforce reductions in North America. The San Jose facility closure impacted a total of 198 employees, all of which were regular, non-union employees. 173 of these employees were terminated by the end of July 2002, the last month of operations with the remaining 25 transition team employees to be terminated during the third quarter of 2002. The other North American workforce reductions impacted a total of 73 employees, of which, 49 were regular, non-union employees and 24 were temporary employees.

     In connection with the closure of the San Jose, California printed circuit board assembly operation, we also recorded impairment charges totaling $4.8 million to write-down to fair value assets being held for sale related to this operation. The impairment consisted of a write-down of $1.9 million for land and building and $2.9 million for machinery and equipment as well as office equipment. We are actively holding this property and equipment for sale and expect to complete the disposal of these assets during 2002. At June 30, 2002, these assets had a net book value of $6.6 million, of which, $4.6 million related to the land and building.

     The restructuring and impairment charges were determined based on formal plans approved by our management using the best information available to us at the time. The amounts we may ultimately incur may change as the balance of the plans are executed.

  SIX MONTHS ENDED JUNE 30, 2002, COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     Net sales for the six months ended June 30, 2002 were $456.3 million, representing a $242.0 million, or 34.7% decrease, from the same period in 2001. The decrease was primarily a result of continued weakness in sales to North American and European telecommunication and networking customers.

     Cost of goods sold for the six months ended June 30, 2002 was $373.7 million, or 81.9% of sales, compared to $566.9 million, or 81.2% of sales (excluding one-time write-offs of inventory totaling $49.3 million related to restructurings), for the six months ended June 30, 2001. Cost of goods sold as a percent of net sales increased as a result of lower absorption of our fixed overhead cost in our facilities throughout North America, Europe and Asia due to lower demand from our key telecommunication and networking customers.

     Selling, general and administrative expenses for the six months ended June 30, 2002 of $45.9 million decreased by $5.9 million versus the comparable period in 2001. These costs decreased primarily due to cost reduction and restructuring activities implemented during 2001 and 2002.

     Depreciation and amortization decreased $17.7 million, from $67.4 million for the six months ended June 30, 2001, to $49.7 million for the same period of 2002, primarily due to the implementation of Statement of Accounting Standards No. 142, "Goodwill and Other Intangible Assets", whereby, effective January 1, 2002, goodwill and indefinite lived intangibles are no longer amortized and due to the fixed assets disposed of in connection with the 2001 restructuring and impairment activity.

     Interest expense increased $4.7 million, from $46.0 million for the six months ended June 30, 2001, to $50.7 million for the same period of 2002, primarily due to increased interest expense related to the Senior Unsecured Notes partially offset by lower market benchmark interest rates compared to 2001.

     Amortization of deferred financing costs increased $0.5 million from $1.8 million for the six months ended June 30, 2001, to $2.3 million for the same period in 2002 due to amortization of deferred financing fees related to amendments to our Senior Credit facility during 2002.

     Included in other expense (income) for the quarter ended June 30, 2002, was income of $4.2 million, representing a gain on the sale of our joint venture interest in Raintherm Limited, a manufacturer of thermal management systems used in custom metal enclosures.

     In light of the continued economic downturn related to many of our key telecommunication and networking customers, we have continued our restructuring activities during 2002. The continued downturn has made it necessary for us to regularly evaluate our cost position compared to currently anticipated levels of business. During 2002, this continued evaluation has resulted in additional plant shutdowns and downsizings to reduce costs to more appropriate levels, in line with current and expected customer demand. A summary of the restructuring activity taken during 2002 is as follows:

     During the quarter ended March 31, 2002, we recorded a restructuring charge of $1.6 million, primarily related to workforce reductions at our Italian metal fabrication and assembly facility. The workforce reduction impacted a total of 82 employees all of which were regular employees. Seven of these employees were terminated by March 31, 2002, with an additional 31 employees to be terminated by the end of 2002 and the remainder to be terminated in 2003.

     Additionally, during the quarter ended March 31, 2002, we reversed $1.6 million of excess restructuring accruals, primarily related to the closure of its Puerto Rico PCB fabrication facility.

     During the quarter ended June 30, 2002, we recorded a restructuring charge of $2.8 million primarily related to the closure of our remaining printed circuit board assembly operation in San Jose, California and other workforce reductions in North America. The San Jose facility closure impacted a total of 198 employees, all of which were regular, non-union employees. 173 of these employees were terminated by the end of July 2002, the last month of operations with the remaining 25 transition team employees to be terminated during the third quarter of 2002. The other North American workforce reductions impacted a total of 73 employees, of which, 49 were regular, non-union employees and 24 were temporary employees.

     In connection with the closure of the San Jose, California printed circuit board assembly operation, we also recorded impairment charges totaling $4.8 million to write-down to fair value assets being held for sale related to this operation. The impairment consisted of a write-down of $1.9 million for land and building and $2.9 million for machinery and equipment as well as office equipment. We are actively holding this property and equipment for sale and expect to complete the disposal of these assets during 2002. At June 30, 2002, these assets had a net book value of $6.6 million, of which, $4.6 million related to the land and building.

     During the six months ended June 30, 2002 we incurred $4.6 million in professional fees related to our plan of reorganization to reduce debt on our balance sheet.

     The restructuring and impairment charges were determined based on formal plans approved by our management using the best information available to us at the time. The amounts we may ultimately incur may change as the balance of the plans are executed.

CASH FLOWS

     Net cash used in operating activities was $3.7 million for the six months ended June 30, 2002, compared to net cash used in operating activities of $21.1 million for the same period in 2001. The increase in operating cash relates to timing of payments to vendors, partially offset by timing of collection of receipts from certain major customers.

     Net cash used in investing activities was $1.2 million for the six months ended June 30, 2002, compared to $61.1 million for the six months ended June 30, 2001. The net cash used in investing activities for the six months ended June 30, 2002 related to capital expenditures of $15.7 million, offset by $14.5 million of cash received from the sale of our joint venture interest. The cash used in investing activities for the six months ended June 30, 2001 was $61.1 million, of which, $50.5 million was related to capital expenditures with the remainder related to two small acquisitions.

     Net cash provided by financing activities was $55.7 million for the six months ended June 30, 2002 compared to $58.7 million for the same period in 2001. The net cash provided by financing activities for the six months ended June 30, 2002 related principally to borrowings of revolving loans under our senior credit facility partially offset by financing fees of $3.2 million paid related to the amendments to our senior credit facility. The net cash provided by financing activities for the six months ended June 30, 2001 related principally to borrowings of revolving and term loans under our senior credit facility, partially offset by payments made for the chips loan notes and other long-term obligations.

LIQUIDITY AND CAPITAL RESOURCES

     We have experienced and continue to experience financial difficulties primarily as a result of the dramatic downturn in telecommunication and networking component demand that occurred in 2001 and continues through 2002. The economic downturn affecting our large telecommunication and networking customer base has resulted in slower sales and weaker cash flows than management originally expected. As a result of the downturn and our highly leveraged capital structure, we failed to satisfy certain financial maintenance covenants contained in our senior secured credit facility at the end of the first quarter of 2002.

     In anticipation of this circumstance, during the first quarter of 2002, our board of directors established a special committee and retained Rothschild Inc. as independent financial advisor to evaluate recapitalization alternatives that would reduce our debt and strengthen our balance sheet. In addition, we entered into an amendment to the senior secured credit facility on March 29, 2002 and a subsequent amendment on May 29, 2002 under which our senior secured credit facility lenders agreed to refrain from exercising any rights or remedies under such facility in respect of our failure to comply with specified covenants thereunder prior to August 29, 2002. Under the terms of the amendments, our revolving borrowings under the senior secured credit facility are limited to $100 million, unless our consolidated net sales for the preceding eight week period exceed specified thresholds, in which case our revolving loan availability is increased to $150 million. The amendments further increased the interest rates payable on these borrowings by .25% per annum, imposed additional financial and operating restrictions and provides for the grant of certain additional liens to secure these borrowings.

     On May 30, 2002, we also announced that in light of these developments and consistent with the terms of our forbearance agreement with the senior secured credit facility lenders, we would not make the scheduled $24.4 million interest payment on our senior subordinated notes that was due on June 3, 2002. As a result of the failure to make this interest payment, an event of default has occurred and is continuing under our senior subordinated notes. Accordingly, the holders of these notes currently have the right to accelerate payment thereunder. In addition, if the senior secured credit facility lenders demand repayment of such indebtedness following the expiration of the existing forbearance agreement, the holders of our senior unsecured notes will have the right to accelerate payment thereunder.

     During the second fiscal quarter of 2002, we began negotiations with our senior secured credit facility lenders, holders of our senior unsecured notes and holders of our senior subordinated notes regarding a recapitalization plan.

     On July 2, 2002, we announced that we had reached an agreement in principle with the steering committee of the senior secured credit facilities, affiliates of Hicks, Muse, Tate & Furst Incorporated, and an ad hoc committee of the holders of senior subordinated notes of Viasystems, Inc. regarding the terms of a recapitalization plan. Members of these creditor groups hold collectively approximately 42% of the existing outstanding indebtedness under our senior secured credit facility, 100% of the principal amount of outstanding unsecured senior notes and 70% of the principal amount of outstanding senior subordinated notes.

     The agreement in principle provides for the modification of the terms of our existing senior secured indebtedness and the conversion of approximately $715 million of existing indebtedness into preferred and common stock. The agreement in principle also contemplates the execution of an as yet uncommitted revolving credit facility to meet our future working capital requirements. Based on the terms of the agreement in principle and ongoing negotiations with our creditor constituencies, it is anticipated that holders of our preferred stock will receive a nominal distribution in the form of warrants to purchase common stock and that the holders of common stock will receive no recovery.

     We have continued the negotiation of definitive agreements with our principal creditor constituencies to implement the recapitalization transactions contemplated by the agreement in principle. Our objective is to complete these negotiations, execute the definitive agreements and publicly announce the recapitalization plan as soon as possible, preferably within the next two weeks. However, there can be no assurance that we will succeed in completing the negotiations and entering into the definitive agreements or that the recapitalization plan contemplated by the agreement in principle will be consummated on the terms described above, if at all.

     As of June 30, 2002, we had $85.2 million of cash and cash equivalents and we had revolver availability under the senior secured credit facility of $17.9 million.

     We anticipate that our primary uses of cash for the next twelve months will be:

     - to meet working capital requirements;

     - for capital expenditures for maintenance, replacement and acquisitions of equipment, expansion of capabilities, productivity improvements and product and process technology development; and

     - to pay interest on, and to repay principal of, indebtedness under our senior secured credit facility.

     Our primary sources of cash are cash on hand, cash from operating activities and revolving borrowings under our existing senior secured credit facility. These sources of cash would be sufficient to meet our anticipated requirements for working capital, capital expenditures, and debt service under our senior secured credit facility over the next 12 months, but would not be sufficient to make required interest payments on our senior subordinated notes. Further, in the event our senior secured lenders demand repayment of such indebtedness following the expiration of the existing forbearance agreement on August 29, 2002, or the holders of our senior unsecured and senior subordinated notes elect to seek acceleration and repayment of that indebtedness, we would not have sufficient liquidity to repay such indebtedness and we would not expect to be able to refinance such indebtedness. As there are currently no agreements in place with these lenders to refrain from exercising these rights and there can be no assurance that the recapitalization plan contemplated by the agreement in principle will be successfully implemented, we have reclassified this indebtedness, in the approximate aggregate amount of $1.0 billion, as current liabilities.

     Borrowings under our existing senior secured credit facility bear interest at floating rates which vary according to the interest option we select. Base rate term loans bear interest at the then effective base rate plus an applicable margin ranging from 2.50% to 3.00%. Eurocurrency term loans bear interest at the then effective eurocurrency base rate plus an applicable margin ranging from 3.50% to 4.00%. Revolving credit loans bear interest, at our option, at the then effective base rate plus 2.5% or the then effective eurocurrency base rate plus 3.50%. Our senior subordinated notes bear interest, payable semiannually, at the rate of 9 3/4% per annum.

NEW ACCOUNTING STANDARDS

     In October 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations", to be effective for all fiscal years beginning after June 15, 2002, with early adoption permitted. SFAS No. 143 provides for the fair value of a liability for an asset retirement obligation covered under the scope of SFAS No. 143 to be recognized in the period in which the liability is incurred, with an offsetting increase in the carrying amount of the related long-lived asset. Over time, the liability would be accreted to its present value, and the capitalized cost would be depreciated over the useful life of the related asset. Upon settlement of the liability, an entity would either settle the obligation for its recorded amount or incur a gain or loss upon settlement. We are currently assessing the impact, if any, of SFAS No. 143 on our financial position, results of operations and cash flows as well as timing of its adoption.

     In April 2002, the Financial Accounting Standards Board issued SFAS No. 145 "Gain or loss on early extinguishment of debt", to be effective for fiscal years beginning after May 15, 2002, with immediate effectiveness for certain transactions occurring after May 15, 2002, with overall early adoption permitted. SFAS No. 145 among other things, eliminated the prior requirement that all gains and losses from the early extinguishment of debt be classified as an extraordinary item. Upon adoption of SFAS No. 145, gains and losses from the early extinguishment of debt are now classified as an extraordinary item only if they meet the "unusual and infrequent" criteria contained in Accounting Principles Bulletin ("APBO") No. 30. In addition, upon adoption of SFAS No. 145, all gains and losses from the early extinguishment of debt that had been classified as an extraordinary item are to be reassessed to determine if they would have met the "unusual and infrequent" criteria of APBO No. 30; any such gain or loss that would not have met the APBO No. 30 criteria are retroactively reclassified and reported as a component of income before extraordinary item. We are currently assessing the impact of SFAS No. 145 on our financial position, results of operations and cash flows.

     In June 2002, Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" to be effective for exit or disposal activities initiated after December 15, 2002 with early adoption encouraged. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. This Statement applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAB No. 144. This statement does not apply to costs associated with the retirement of a long-lived asset covered by SFAS No. 143. We are currently assessing the impact of SFAS No. 146 on our financial position, results of operations and cash flows as well as timing of its adoption.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

     At June 30, 2002, approximately $507.9 million of our long-term debt, specifically borrowings outstanding under Viasystems' senior credit facility bore interest at variable rates. Accordingly, our earnings and cash flow are affected by changes in interest rates. Assuming the current level of borrowings at variable rates and assuming a two-percentage point increase in the average interest rate under these borrowings, it is estimated that our interest expense for the six months ended June 30, 2002, would have increased by approximately $5.1 million. In the event of an adverse change in interest rates, management would likely take actions that would mitigate our exposure to interest rate risk; however, due to the uncertainty of the actions that would be taken and their possible effects, this analysis assumes no such action. Further, this analysis does not consider the effects of the change in the level of overall economic activity that could exist in such an environment.

FOREIGN CURRENCY RISK

     We conduct our business in various regions of the world, and export and import products to and from several countries. Our operations may, therefore, be subject to volatility because of currency fluctuations. Sales and expenses are frequently denominated in local currencies, and results of operations may be affected adversely as currency fluctuations affect our product prices and operating costs or those of our competitors. From time to time, we enter into foreign exchange forward contracts to minimize the short-term impact of foreign currency fluctuations. We do not engage in hedging transactions for speculative investment reasons. Our hedging operations historically have not been material and gains or losses from these operations have not been material to our cash flows, financial position or results from operations. There can be no assurance that our hedging operations will eliminate or substantially reduce risks associated with fluctuating currencies.

                           PART II  OTHER INFORMATION

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

     The information required by this item is incorporated by reference to the information in the section entitled "Liquidity and Capital Resources" in Item 2 of Part I of this quarterly report on Form 10-Q.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits

3.1    Certificate of Incorporation of Viasystems, Inc.
       (incorporated by reference to exhibit 3.1 to the Registration Statement of Viasystems, Inc. on Form S-1,
       Registration No. 333-29727 filed on June 20, 1997).
3.2 Bylaws of Viasystems, Inc. (incorporated by reference to exhibit 3.2 to the Registration Statement of Viasystems, Inc. on Form S-1, Registration No. 333-29727 filed on June
       20, 1997).
4.11   Third Amendment, dated March 29, 2002, to the Credit
       Agreement, dated as of March 29, 2000, as amended by the First Amendment dated as of April 23, 2001, and the Second
       Amendment dated as of June 28, 2001, among Viasystems Group,
       Inc., as Guarantor, Viasystems, Inc., as U.S. Borrower,
       Viasystems Canada, Inc. and Print Service Holding N.V., as
       Foreign Subsidiary Borrowers, the several banks and other
       Financial Institutions parties thereto, The Chase Manhattan
       Bank of Canada, as Canadian Administrative Agent, Chase
       Manhattan Bank International Limited, as Multicurrency
       Administrative Agent, and The Chase Manhattan Bank, as
       Administrative Agent (incorporated by reference to exhibit
       4.11 to Viasystems Group, Inc.'s 2001 Annual Report on Form
       10-K filed on April 1, 2002).
4.12 Fourth Amendment and Waiver, dated as of May 29, 2002, with respect to the Credit Agreement, dated as of March 29, 2000, as amended by the First Amendment dated as of April 23, 2001, the Second Amendment dated as of June 28, 2001 and the Third Amendment dated as of March 29, 2002, among Viasystems
       Group, Inc., Viasystems, Inc., as U.S. Borrower, Viasystems
       Canada Holdings, Print Service Holding N.V., the several banks and other financial institutions from time-to-time parties thereto, J.P. Morgan Bank Canada, as Canadian administrative agent, J.P. Morgan Europe Limited, as the multicurrency administrative agent, and J.P. Morgan Chase
       Bank, as administrative agent (incorporated by reference to exhibit 4.12 to Viasystems Group, Inc.'s Quarterly Report on
       Form 10-Q filed on August 14, 2002).
10.23  Agreement, dated as of February 4, 2002, among Viasystems
       Group, Inc., Viasystems, Inc., Viasystems Technologies Corp.
       LLC, Viasystems Milwaukee, Inc., Viasystems International,
       Inc., Wire Harness LLC, Viasystems Milford LLC, Viasystems
       San Jose, Inc., Viasystems Portland, Inc., and James N.
       Mills (incorporated by reference to exhibit 10.23 to Amendment No. 2 to Viasystems Group, Inc.'s 2001 Annual
       Report on Form 10-K filed on April 29, 2002).
99.1   Certification by Joseph S. Catanzaro, Chief Financial
       Officer, pursuant to 18 U.S.C. Section 1350, as adopted by
       Section 906 of the "Sarbanes-Oxley Act of 2002".*
99.2 Certification by David M. Sindelar, Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted by Section
       906 of the "Sarbanes-Oxley Act of 2002".*

---------------

* Filed herewith

     (b) Reports on Form 8-K

     Filed March 28, 2002, Reporting Item 5. We announced that Hicks, Muse, Tate & Furst Incorporated increased its investment in Viasystems, Inc., a wholly owned subsidiary of the Registrant.

     Filed April 23, 2002, Reporting Item 5. We announced that the New York Stock Exchange would suspend trading of the Registrant's common stock prior to the opening of business on Thursday, April 18, 2002, and initiate procedures to delist the common stock.

     Filed July 3, 2002, Reporting Item 5. We announced that we had reached an agreement in principle with (i) a Steering Committee of the holders of indebtedness of Viasystems, Inc. under Viasystems, Inc.'s senior credit facility, (ii) certain affiliates of Hicks, Muse, Tate & Furst Incorporated, and
(iii) an Ad Hoc Committee of the holders of Viasystems, Inc.'s 9 3/4% senior subordinated notes due 2007 related to the recapitalization of our balance sheet.

                                   EXHIBIT C

                  Liquidation Analysis and Best Interests Test

LIQUIDATION ANALYSIS

     The Liquidation Analysis (the "Analysis") is based upon the Debtors' balance sheets (unaudited) as of June 30, 2002.

     The Debtors' management, with the assistance of Rothschild, has prepared the Analysis. The Analysis presents the Debtors' current estimated net value of its assets, as if they were liquidated under the provisions of Chapter 7 of the United States Bankruptcy Code and the net proceeds of the liquidation were distributed to the Debtors' creditors. The Debtors reserve the right to periodically update or modify the estimates set forth herein.

     The Analysis has not been examined or reviewed by independent accountants in accordance with the standards promulgated by the AICPA. The estimates and assumptions, although considered reasonable by the Debtors, are inherently subject to significant uncertainties and contingencies beyond the control of the Debtors. Accordingly, there can be no assurance that the results shown would be realized if the Debtors were liquidated. Actual results in such case could vary materially from those presented.

                                                                    LOW VALUE                HIGH VALUE
                                                             -----------------------   -----------------------
                                                              ESTIMATED    ESTIMATED    ESTIMATED    ESTIMATED
                                                   6/30/02   LIQUIDATION   RECOVERY    LIQUIDATION   RECOVERY
                                           NOTES   ACTUAL     PROCEEDS         %        PROCEEDS         %
                                           -----   -------   -----------   ---------   -----------   ---------
                                                                         ($ in millions)
PROCEEDS FROM LIQUIDATION --
  NORTH AMERICA
Cash                                        B      $ 58.1      $ 58.1       100.0%       $ 58.1       100.0%
Accounts receivable, net                    C        81.4        75.1        92.2%         81.0        99.4%
Inventory                                   D        50.7        25.9        51.1%         41.5        81.9%
Prepaid expenses and other                  E        23.7         5.5        23.2%          8.0        33.6%
Property, plant and equipment, net          F       130.4        20.9        16.1%         33.7        25.9%
Intangibles and other assets, net           G       131.4         0.1         0.1%          0.2         0.1%
                                                   ------      ------       ------       ------       ------
GROSS PROCEEDS AVAILABLE FOR
  DISTRIBUTION -- NORTH AMERICA                    $475.7      $185.6        39.0%       $222.5        46.8%
                                                   ======                   ======                    ======
Proceeds from Netherlands                   A                     2.2                       6.7
Proceeds from Italy                         A                     0.0                       0.0
Proceeds from UK                            A                    11.9                      14.6
Proceeds from France                        A                     0.0                       0.0
Proceeds from Asia                          A                    27.6                      57.0
                                                               ------                    ------
GROSS PROCEEDS AVAILABLE FOR DISTRIBUTION                      $227.4                    $300.8
                                                               ======                    ======
DISTRIBUTION OF PROCEEDS
Secured Claims (estimated as of September
  30, 2002)
Term Facilities                                    $437.3      $182.3        41.7%       $243.3        55.7%
Revolvers                                            88.5        36.9        41.7%         49.2        55.7%
Other and Capital Lease Obligations                   8.2         8.2       100.0%          8.2       100.0%
                                                   ------      ------       ------       ------       ------
Total Secured Claims                               $533.9      $227.4        42.6%       $300.8        56.3%
                                                   ======      ======       ======       ======       ======
Gross Proceeds Available after Secured
  Claims                                                       $  0.0                    $  0.0

NOTES TO LIQUIDATION ANALYSIS

     The following notes to the Analysis are an integral part of the Analysis.

     A. The liquidation analysis assumes that all liabilities in Europe and Asia must be satisfied using their respective assets before any proceeds can be distributed to North America. In Netherlands and the UK, proceeds are distributed to North America through intercompany receivables, which are pari pasu to unsecured claims. In Italy, France and Asia, intercompany receivables are assumed to be subordinated to unsecured claims.

     B. The Company's estimated consolidated Cash balance as of June 30, 2002 is $85.2 million. In liquidation, the estimated recovery on the Cash balance is 100%.

     C. Accounts Receivable is comprised primarily of amounts owed to the Company by its customers. An estimated recovery percentage has been assigned for each aging "bucket". The following recovery percentages have been assumed and applied to the June 30, 2002 balance:

                                                               LOW        HIGH
                                                              ------     ------
Current                                                       100.0%  -  100.0%
 1 - 30 days                                                   75.0%  -  100.0%
31 - 60 days                                                   50.0%  -   75.0%
61 - 90 days                                                   25.0%  -   50.0%
90+                                                             0.0%  -   25.0%

     D. Inventory is comprised of Raw Materials, Work-in-Process and Finished Goods. An estimated recovery percentage has been assigned for each category. The following recovery percentages have been assumed and applied to the June 30, 2002 balance:

                                                               LOW       HIGH
                                                              -----     ------
Raw Materials                                                 50.0%  -   75.0%
WIP                                                            0.0%  -   25.0%
Finished Goods                                                75.0%  -  100.0%

     E. Prepaid Expenses and Other are comprised mainly of miscellaneous prepaid expenses such as prepaid insurance, taxes, utility deposits, materials, equipment, etc. and deferred tax assets.

     F. Property, Plant and Equipment is comprised of land, buildings, machinery and equipment, deposits for fixed assets, motor vehicles, spare parts, construction in process -- parts, moulds and tools, furniture and fixtures, office equipment, construction in progress and leasehold improvements. Recoveries are based on net value.

                                                               LOW      HIGH
                                                              -----     -----
Land                                                          40.0%  -  60.0%
Buildings                                                     40.0%  -  60.0%
Machinery and Equipment                                        5.0%  -  10.0%
Deposit for Fixed Assets                                      25.0%  -  50.0%
Motor Vehicles                                                10.0%  -  20.0%
Spare Parts                                                    0.0%  -   5.0%
Construction in Progress -- Parts                              0.0%  -  10.0%
Moulds & Tools                                                 0.0%  -   5.0%
Furniture and Fixtures                                         5.0%  -  10.0%
Office Equipment                                               5.0%  -  10.0%
Construction in Progress                                       5.0%  -  10.0%
Leasehold Improvements                                         0.0%  -   0.0%

     G. Intangibles and Other Assets are comprised primarily of goodwill, intangible assets, deferred financing costs and other miscellaneous long-term assets such as deposits, prepaid rent, deferred tax assets, etc. Goodwill, intangible assets and deferred financing costs are assumed to have no value in liquidation.

BEST INTERESTS TEST

                                        PLAN OF REORGANIZATION MIDPOINT VALUE                    LIQUIDATION ANALYSIS
                                 ---------------------------------------------------   -----------------------------------------
                                 WITH DTI                       WITHOUT DTI                 LOW VALUE            HIGH VALUE
                       -----------------------------   -----------------------------   -------------------   -------------------
                                    $          %                    $          %          $          %          $          %
                       CLAIM     RECOVERY   RECOVERY   CLAIM     RECOVERY   RECOVERY   RECOVERY   RECOVERY   RECOVERY   RECOVERY
                       ------    --------   --------   ------    --------   --------   --------   --------   --------   --------
                                                                    ($ in millions)
Class 1A and 1B --
  Other Priority
  Claims               $  0.0     $  0.0     100.0%    $  0.0     $  0.0     100.0%     $  0.0        NM      $  0.0        NM
Class 2A -- Group
  Existing Credit
  Agreement Claims      525.7(a)   525.7     100.0%     525.7(a)   525.7     100.0%      219.2      41.7%      292.6      55.7%
Class
  2B -- Viasystems
  Existing Credit
  Agreement Claims      525.7(a)   525.7     100.0%     525.7(a)   525.7     100.0%      219.2      41.7%      292.6      55.7%
Class 3A and 3B --
  Other Secured
  Claims                  0.0        0.0     100.0%       0.0        0.0     100.0%        8.2     100.0%        8.2     100.0%
Class 4 -- Viasystems
  Senior Note Claims
  and DTI Guaranty
  Claims                133.6       80.1      60.0%     120.1       72.9      60.7%        0.0       0.0%        0.0       0.0%
Class 5A -- Group
  Subordinated Note
  Claims                540.6      217.2      40.2%     540.6      232.1      42.9%        0.0       0.0%        0.0       0.0%
Class
  5B -- Viasystems
  Subordinated Note
  Claims                540.6      217.2      40.2%     540.6      232.1      42.9%        0.0       0.0%        0.0       0.0%
Class 6A -- Group
  General Unsecured
  Claims                  2.0        0.5      22.6%       2.0        0.5      24.1%        0.0       0.0%        0.0       0.0%
Class
  6B -- Viasystems
  General Unsecured
  Claims                  0.2        0.1      45.8%       0.2        0.1      45.8%        0.0        NM         0.0        NM
Class 7A and 7B --
  Intercompany Claims     0.0        0.0     100.0%       0.0        0.0     100.0%        0.0        NM         0.0        NM
Class 8 -- Existing
  Group Preferred
  Stock                  55.1        4.1       7.4%      55.1        4.3       7.9%        0.0       0.0%        0.0       0.0%
Class 9A -- Existing
  Group Common Stock    141.5(b)     0.0       0.0%     141.5(b)     0.0       0.0%        0.0       0.0%        0.0       0.0%
Class 9B -- Existing
  Viasystems Common
  Stock                    NM        0.0     100.0%        NM        0.0     100.0%        0.0        NM         0.0        NM
Class 10 -- Existing
  Other Equity
  Interests                NM        0.0       0.0%        NM        0.0       0.0%        0.0       0.0%        0.0       0.0%

---------------

(a)  Exclusive of $11.5 million of issued and undrawn letters of credit

(b)  Represents total common shares outstanding at August 14, 2002

                                   EXHIBIT D

                             Financial Projections

                             VIASYSTEMS GROUP, INC.

               UNAUDITED PROJECTED CONSOLIDATED INCOME STATEMENT

                                                  FISCAL YEAR ENDING DECEMBER 31,
                                   --------------------------------------------------------------
                                    2002       2003       2004       2005       2006       2007
                                   -------   --------   --------   --------   --------   --------
                                                       (Dollars in Millions)
Revenue                            $ 944.1   $1,020.0   $1,149.0   $1,262.0   $1,360.0   $1,428.0
Costs of Goods Sold                  753.6      786.6      886.9      978.9    1,058.0    1,110.9
                                   -------   --------   --------   --------   --------   --------
Gross Profit                         190.5      233.4      262.1      283.1      302.0      317.1
SG&A                                  94.7       81.8       86.0       90.5       95.1       99.8
                                   -------   --------   --------   --------   --------   --------
EBITDA                                95.8      151.7      176.0      192.6      207.0      217.3
Depreciation                          75.0       71.7       75.2       79.6       88.7      107.2
Amortization                          18.7        3.5        3.0        2.7        2.5        2.2
                                   -------   --------   --------   --------   --------   --------
EBIT                                   2.1       76.5       97.9      110.4      115.8      107.9
Restructuring and Other               35.9        1.7        1.7        1.7        1.7        1.7
Interest Expense, Net                 82.7       30.6       33.4       35.3       36.2       35.1
                                   -------   --------   --------   --------   --------   --------
Pre-Tax Income                      (116.5)      44.2       62.8       73.4       77.9       71.1
Income Taxes                          (0.1)        --         --         --       13.7       16.2
                                   -------   --------   --------   --------   --------   --------
Net Income Before Preferred
  Dividends                         (116.4)      44.2       62.8       73.4       64.2       54.9
Preferred Dividends                    4.4        5.4        7.5       10.8       14.8       19.3
Other                                   --         --         --         --         --          -
                                   -------   --------   --------   --------   --------   --------
Net Income                          (120.8)      38.9       55.2       62.6       49.4       35.5

                             VIASYSTEMS GROUP, INC.

                 UNAUDITED PROJECTED CONSOLIDATED BALANCE SHEET

                             12/31/02    12/31/03    12/31/04    12/31/05    12/31/06    12/31/07
                             ---------   ---------   ---------   ---------   ---------   ---------
                                                     (DOLLARS IN MILLIONS)
Current Assets:
Cash and Cash Equivalents    $    59.8   $    42.6   $    47.0   $    38.5   $    37.5   $    48.4
Accounts Receivable              163.6       185.8       198.0       220.4       239.6       251.5
Inventory                        101.3       114.4       120.2       131.6       141.8       148.9
Deferred Tax Assets and
  Other                           36.2        37.5        39.7        41.6        43.3        44.4
                             ---------   ---------   ---------   ---------   ---------   ---------
TOTAL CURRENT ASSETS         $   360.9   $   380.3   $   404.9   $   432.1   $   462.1   $   493.3
Plant, Property & Equipment      326.4       346.6       374.5       406.9       435.2       445.0
Investment in Subsidiaries
  and Other                      274.1       271.6       269.0       266.7       264.5       262.5
                             ---------   ---------   ---------   ---------   ---------   ---------
TOTAL ASSETS                 $   961.3   $   998.5   $ 1,048.4   $ 1,105.7   $ 1,161.9   $ 1,200.8
Current Liabilities:
Current Portion of
  Long-Term Debt                    --          --          --          --          --          --
Accounts Payable                 121.7       141.2       153.8       176.1       195.0       204.8
Accrued Expenses and Other        80.9        82.3        84.4        93.3       101.6       106.8
                             ---------   ---------   ---------   ---------   ---------   ---------
TOTAL CURRENT LIABILITIES        202.7       223.5       238.1       269.3       296.6       311.6
Long-Term Debt                   455.1       437.1       414.1       381.1       348.3       317.3
Other Long-Term Liabilities       36.3        26.8        23.1         9.7         8.5         8.9
Preferred Stock                  187.3       192.3       199.0       209.0       222.5       241.4
Common Equity                  1,540.0     1,540.0     1,540.0     1,540.0     1,540.0     1,540.0
Retained Earnings             (1,460.0)   (1,421.2)   (1,365.9)   (1,303.4)   (1,254.0)   (1,218.4)
                             ---------   ---------   ---------   ---------   ---------   ---------
TOTAL LIABILITIES & EQUITY   $   961.3   $   998.5   $ 1,048.4   $ 1,105.7   $ 1,161.9   $ 1,200.8

                             VIASYSTEMS GROUP, INC.

            UNAUDITED PROJECTED CONSOLIDATED STATEMENT OF CASHFLOWS

                                                   FISCAL YEAR ENDING DECEMBER 31,
                                       --------------------------------------------------------
                                        2002      2003     2004      2005      2006      2007
                                       -------   ------   -------   -------   -------   -------
                                                        (DOLLARS IN MILLIONS)
Net Income                             $(120.8)  $ 38.9   $  55.2   $  62.6   $  49.4   $  35.5
Plus: Depr. Amort. and Other Non-Cash
  Charges                                109.1     80.1      84.9      92.2     104.7     128.4
Changes in Working Capital:               10.8    (26.2)     (9.6)    (18.4)     (5.2)     (5.0)
                                       -------   ------   -------   -------   -------   -------
Cash Flow Before Investing Activities     (0.9)    92.8     130.5     136.4     148.8     158.9
Less: Acquisitions, Net of Cash
  Acquired                                  --       --        --        --        --        --
Less: Capital Expenditures               (47.7)   (92.0)   (103.0)   (112.0)   (117.0)   (117.0)
                                       -------   ------   -------   -------   -------   -------
Cash Flow Before Financing Activities    (48.6)     0.8      27.5      24.4      31.8      41.9
Debt Repayments                         (397.2)   (18.0)    (23.0)    (33.0)    (32.8)    (31.0)
Gain/(Loss) on Extinguishment of Debt    482.0       --        --        --        --        --
                                       -------   ------   -------   -------   -------   -------
Cash Flow Before Revolver                 36.2    (17.2)      4.5      (8.6)     (0.9)     10.9
Borrowings Under Revolver                (10.6)      --        --        --        --        --
                                       -------   ------   -------   -------   -------   -------
NET CHANGE IN CASH                        25.6    (17.2)      4.5      (8.6)     (0.9)     10.9
Cash and Cash
  Equivalents -- Beginning Balance     $  34.2   $ 59.8   $  42.6   $  47.0   $  38.5   $  37.5
Cash and Cash Equivalents -- Ending
  Balance                                 59.8     42.6      47.0      38.5      37.5      48.4

                             VIASYSTEMS GROUP, INC.

                  PROJECTED OPENING AND CLOSING BALANCE SHEETS

                                                       ESTIMATED                           ESTIMATED
                                                        9/30/02            DEBT             9/30/02
                                                    PRE-CONFIRMATION   RESTRUCTURING   POST-CONFIRMATION
                                                    ----------------   -------------   -----------------
                                                                   (DOLLARS IN MILLIONS)
Current Assets:
Cash and Cash Equivalents                              $    79.1                           $    79.1
Accounts Receivable                                        148.9                               148.9
Inventories                                                 95.0                                95.0
Other Current Assets                                        36.6                                36.6
                                                       ---------                           ---------
TOTAL CURRENT ASSETS                                       359.6                           $   359.6
Plant, Property & Equipment                                332.0                               332.0
Intangible Assets and Other                                276.2                               276.2
                                                       ---------                           ---------
TOTAL ASSETS                                               967.8                               967.8
Current Liabilities:
Revolving Credit Facility                                   88.5           (88.5)(a)              --
Accounts Payable                                           111.0                               111.0
Accrued Expenses and Other                                  81.9                                81.9
Accrued Interest                                            47.6           (47.6)(b)              --
                                                       ---------                           ---------
TOTAL CURRENT LIABILITIES                                  329.0                               192.9
Long-Term Debt                                           1,037.3          (581.8)(c)           455.5
Other Long-Term Liabilities                                 35.3                                35.3
Preferred Stock                                             54.8           132.6(d)            187.3
Common Equity                                            1,540.0                             1,540.0
Retained Earnings                                       (2,028.5)          584.4(e)         (1,444.1)
                                                       ---------                           ---------
TOTAL LIABILITIES & EQUITY                                 967.8                               967.8

---------------

(a) Reclassification of Pre-Petition Revolver as long term debt in connection with restructuring of debt.

(b)  Elimination of accrued interest expense related to restructuring of debt.

(c)  Conversion of notes to equity in connection with restructuring of debt.

(d) Elimination of pre-petition preferred stock and issuance of new preferred stock.

(e) Net adjustment to retained earnings in connection with restructuring of debt.

                         NOTES TO FINANCIAL PROJECTIONS

Principal Assumptions

     The Financial Projections are based on, and assume the successful implementation of the Debtors' business plan and the Restructuring. Both the business plan and the Financial Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Debtors and their operating subsidiaries, industry performance, general business and economic conditions and other matters, most of which are beyond the control of the Debtors' and their operating subsidiaries. Therefore, although the Financial Projections are presented with numerical specificity, the actual results achieved during the Financial Projection period will vary from the actual results and some of the variations could be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Financial Projections or the ability of the Debtors and their subsidiaries or the Reorganized Debtors and their subsidiaries to achieve the projected results of operations. See Section X.J. -- "CERTAIN FACTORS TO BE CONSIDERED -- INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS."

     Although the Debtors believe that the assumptions underlying the Financial Projections, when considered on an overall basis, are reasonable in light of the current circumstances, no assurance can be or is given that the Financial Projections will be realized. In deciding whether to vote to accept or reject the Plan, Holders of Claims entitled to vote on the Plan must make their own determinations as to the reasonableness of such assumptions and the reliability of the Financial Projections. See Section X.J. -- "CERTAIN FACTORS TO BE CONSIDERED -- INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS."

     Additional information relating to the principal assumptions used in preparing the Financial Projections is set forth below:

Operational Restructuring

     The Financial Projections assume certain unprofitable facilities will be closed at the beginning of the fourth fiscal quarter of 2002 with closure costs totaling approximately $5.0 million. This estimate of closure costs depends on the ability of the Debtors and their subsidiaries to avoid certain liabilities associated with the closure.

Revenues

     Revenues are generated from sales of electronic manufacturing services ("EMS") in the telecommunication, networking, automotive, consumer, industrial and computer industries. The EMS solutions provided to OEMs that outsource the manufacture of their products consist of (i) the design and fabrication of printed circuit boards, in particular, highly complex, multi-layered printed circuit boards; (ii) the manufacture of complex printed circuit board assemblies; (iii) the manufacture of custom-designed backpanel assemblies; (iv) the design and manufacture of wire harness and custom cable assemblies; (v) the design and manufacture of custom enclosures; (vi) the procurement and management of materials; and (vii) the assembly and testing of its customers' complete systems and products. The Financial Projections assume that sales will be less concentrated in the telecommunication and networking industries through increased penetration in other markets served and that the recent economic downturn related to many of the Debtors' large telecommunication and networking customers would begin to turn around in 2003.

Cost of Sales

     Cost of Sales consist primarily of material, labor and overhead related to the manufacture of products. The Debtors have projected cost of sales based on historical geographic gross margin percentages. Gross margin percentages are projected to improve in 2003 compared to 2002 primarily due to the impact of the operational restructuring, increased absorption of fixed overhead costs and the transfer of production to lower cost sites. Gross margin percentages are expected to remain relatively flat going forward as price reductions are expected to be offset by continued cost reduction projects.

Selling, General and Administrative Expenses

     Selling, general and administrative ("SG&A") expenses consist of sales, marketing, customer service and administrative expenses. SG&A expenses are projected to decrease in 2003 compared to 2002 as a result of the impact of the headcount reductions related to the operational restructuring and is then projected to increase modestly.

Interest Expense

     The Financial Projections reflect the elimination of all interest and dividends related to the Subordinated Notes, the Senior Notes and Existing Group Preferred Stock as a result of the Restructuring. The only interest remaining upon consummation of the Restructuring relates to the New Senior Credit Facility and other debt and capital leases at certain operating subsidiaries of the Debtors.

Capital Expenditures

     Capital expenditures are expected to increase compared to 2002 in connection with increased penetration into other markets and the expected turnaround in the telecommunications and networking segments and as the Debtors expand capabilities and technology regionally.

Working Capital

     Trade Receivables, inventory, accounts payable and accrued liability levels are projected according to historical relationships with respect to purchase and sales volumes.

Fresh-Start Reporting

     The Debtors do not expect to qualify for fresh-start reporting as described by the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code". Accordingly, the Financial Projections only reflect adjustments directly related to the Restructuring.

                                   EXHIBIT E

                              List of Subsidiaries

          SUBSIDIARIES OF VIASYSTEMS GROUP, INC. AND VIASYSTEMS, INC.

Viasystems International, Inc. -- Delaware
Viasystems Aircraft Leasing Co. -- Delaware
Viasystems Milwaukee, Inc. -- Wisconsin
Viasystems Technologies Corp LLC -- Delaware
Viasystems Milford LLC -- Delaware
Viasystems ULC -- Nova Scotia
Viasystems Partner Ltd. -- Canada
Wirekraft Industries, Inc. -- Delaware
Espana Viasystems Technologies, S.A. -- Spain
Viasystems Luxembourg S.a.r.l. -- Luxembourg
Viasystems Canada Partnership -- Canada
Wire Harness Industries, Inc. -- Delaware
Viasystems Canada Holdings, Inc. -- Canada
Viasystems San Jose, Inc. -- California
Viasystems Portland, Inc. -- Oregon
Viasystems Group Limited -- England/Wales
Wirekraft Employment Co. -- Delaware
ECM Holding Company -- Delaware
Electro Componentes de Mexico, S.A. de C.V. -- Mexico
Wirekraft Industries de Mexico, S.A. de C.V. -- Mexico
Viasystems Asia Pacific Company Limited -- Hong Kong
Quick Turn Assembly, Inc. -- California
Chips Acquisition Limited -- England/Wales
PCB Investments Ltd. -- England/Wales
Interconnection Systems Limited -- England/Wales
Viasystems BVI Ltd. -- British Virgin Islands
Shanghai Viasystems EMS Co. Ltd. -- People's Republic of China
Viasystems Kalex Printed Circuit Board Limited -- Hong Kong
Viasystems (South China) Company Limited -- Hong Kong
Viasystems K Limited -- England/Wales
Viasystems Asia Pacific Property B.V.I. Ltd. -- British Virgin Islands Viasystems (Hong Kong) Company Limited -- Hong Kong
Termbray Laminate Company Limited -- Hong Kong
Kalex Printed Circuit Board (S) PTE Limited -- Singapore
Guangzhou Kalex Laminate Company Ltd. -- People's Republic of China
Kalex Circuit Board (China) Limited -- Hong Kong
Termbray Circuit Board Company Limited -- Hong Kong
Guangzhou Termbray Electronics Technology Co. Ltd. -- People's Republic of China Kalex Multi-layer Circuit Board (Zhong Shan) Ltd. -- People's Republic of China Viasystems Supply Co. Ltd. -- Hong Kong
Kalex Circuit Board (Guangzhou) Limited -- Hong Kong
Guangzhou Termbray Circuit Board Co. Ltd. -- People's Republic of China
Shanghai Reltec Communications Technology Co. Ltd. -- People's Republic of China Viasystems Canada, G.P. -- Canada
Wirekraft Holding Co. -- Delaware
Viasystems Sao Paulo, Ltda. -- Brazil
Qingdao Viasystems Telecommunications Technologies Co. Ltd. -- People's Republic of China
Viasystems CY EMS Shenzen Company Ltd -- People's Republic of China
Viasystems Taiwan, Inc. -- Republic of China
Viasystems II ULC -- Nova Scotia
Viasystems Puerto Rico, Inc. -- Puerto Rico
Viasystems Boldon Ltd. -- England/Wales
Viasystems Acquisition LLC -- Delaware
Viasystems EMS -- France SAS -- France
Viasystems EMS -- Europe Ltd. -- England/Wales
Viasystems Luxembourg II, S.a.r.l. -- Luxembourg
Viasystems EMS -- U.K. Ltd. -- England/Wales
Viasystems EMS -- Italia S.r.l. -- Italy
Viasystems EMS-Italia S.p.a. -- Italy
Viasystems International Ltd. -- England/Wales
Viasystems BV -- Netherlands
Viasystems (Nantong) Electronic Technologies Co. Inc. -- People's Republic of China
Print Service Holding NV -- Netherlands
Viasystems Mommers BV -- Netherlands
Alex Cars BV -- Netherlands
Mommers Vastgoed BV -- Netherlands
Momm BV -- Netherlands
Print Belgie Beheer BV -- Netherlands
Masthoff BV -- Netherlands
European Semiconductors Assembly BV -- Netherlands
Print Belgie Holding BV -- Netherlands
Mommers Print Service France (S.A.R.L.) -- France

                                   EXHIBIT F

                            Form of Lockup Agreement

                                LOCKUP AGREEMENT

     This Lockup Agreement (this "Agreement"), dated as of August 29, 2002, is entered into by and among Viasystems Group, Inc. ("Group"), Viasystems, Inc. ("Viasystems"), and the holders of claims against Group and/or Viasystems signatory hereto (the "Consenting Holders" and each, a "Consenting Holder"). Group, Viasystems, each Consenting Holder and any subsequent person that becomes a party hereto (pursuant to the Joinder attached hereto as Exhibit F) are referred herein as the "Parties" and individually as a "Party."

                             PRELIMINARY STATEMENTS

     A. As of the date hereof, the Consenting Holders hold, in aggregate, (i) 100% of the principal amount of indebtedness of Viasystems (the "Bank Debt") under the Credit Agreement, dated as of March 29, 2000, as amended by the First Amendment dated as of April 23, 2001, the Second Amendment dated as of June 28, 2001, the Third Amendment dated as of March 29, 2002 and the Fourth Amendment dated as of May 29, 2002 (as further amended, restated or otherwise modified from time to time, the "Credit Agreement"), among Group, Viasystems, Viasystems Canada Holdings, Inc. (f/k/a Viasystems Canada, Inc.), Print Service Holding N.V., the several banks and other financial institutions from time to time parties thereto, J.P. Morgan Bank Canada, as Canadian Administrative Agent, J.P. Morgan Europe Limited, as Multicurrency Administrative Agent, and JPMorgan Chase Bank, as Administrative Agent, (ii) 100% of the principal amount of indebtedness of Viasystems under the 14% senior notes due 2007 (the "Senior Notes") issued pursuant to that certain Subscription Agreement (the "Subscription Agreement"), dated as of July 19, 2001, among Group, Viasystems and Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-SBS (1999) Coinvestors, L.P., and HM 4-EQ (1999) Coinvestors, L.P. (collectively and together with Pearl Street, L.P. and Pearl Street II, L.P., "Hicks Muse") and (iii) 72.85% of the principal amount of indebtedness of Viasystems under the 9 3/4% senior subordinated notes due 2007 (the "Subordinated Notes" and together with the Bank Debt and the Senior Notes, the "Debt") issued under the two Indentures, dated as of June 6, 1997 and February 17, 1998, each between Viasystems and The Bank of New York, as Trustee (the "Indentures").

     B. Group, Viasystems and the Consenting Holders have engaged in good faith negotiations with the objective of reaching an agreement with regard to certain aspects of the restructuring and reorganization of Group and Viasystems and have previously entered into agreements in principle dated as of June 28, 2002 (the "Existing Agreements") setting forth an agreement in principle regarding the terms of a restructuring.

     C. Group, Viasystems and the Consenting Holders now desire to implement a restructuring and reorganization of Group and Viasystems such that the Consenting Holders and the other holders of claims against and/or equity interests in Group and/or Viasystems shall receive the consideration to be paid, distributed or provided by Group and Viasystems pursuant to such restructuring and reorganization as set forth on the term sheets attached hereto as Exhibit A, Exhibit B, and Exhibit C (collectively, the "Restructuring Terms").

     D. In order to expedite the contemplated restructuring and reorganization of Group and Viasystems, each Party, subject to the terms of this Agreement, desires to pursue and support a restructuring transaction by way of a plan of reorganization under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") relating to Group and Viasystems that achieves and implements the Restructuring Terms (any such restructuring transaction that achieves and implements the Restructuring Terms, the "Restructuring Transaction") and during the pendency of this Agreement desires not to support any restructuring or reorganization of Group or Viasystems or any of their subsidiaries (collectively, the "Company") (or any plan or proposal in respect of the same) that does not achieve or implement the Restructuring Terms.

     E. In order to implement the Restructuring Transaction, Viasystems and Group have agreed, subject to the terms and conditions of this Agreement, (i) to prepare and file (a) a disclosure statement that is consistent in all material respects with the Restructuring Terms (the "Conforming Disclosure Statement") and (b) a plan of reorganization that is consistent in all material respects with the Restructuring Terms (the "Conforming Plan") in cases filed under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases"), and (ii) to use reasonable commercial efforts to have the Conforming Disclosure Statement approved and the Conforming Plan confirmed by the bankruptcy court having jurisdiction over the Chapter 11 Cases (the "Bankruptcy Court"), in each case, as expeditiously as practicable under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

                             STATEMENT OF AGREEMENT

     In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

     1.  AGREEMENTS OF CONSENTING HOLDERS.

     (a) Ownership. Each Consenting Holder represents and warrants that, as of the date hereof, (i) such Consenting Holder either (A) is the sole legal and beneficial owner of the Debt (including the revolving commitment under the Bank Debt, if applicable) set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt (the "Claims"), in each case free and clear of all claims, liens and encumbrances, or (B) has investment or voting discretion with respect to the Debt and Claims and has the power and authority to bind the beneficial owner(s) of such Debt and Claims to the terms of this Agreement and (ii) such Consenting Holder has full power and authority to vote on and consent to such matters concerning such Debt and Claims and to exchange, assign and transfer such Debt and Claims.

     (b) Voting. Each Consenting Holder agrees that until this Agreement has been terminated in accordance with Section 3(b), it (i) shall vote its Debt and Claims to accept any Conforming Plan as soon as practicable following receipt of any Conforming Disclosure Statement in any solicitation of votes for any such Conforming Plan (but in no case later than any voting deadline stated therein),
(ii) shall vote against and shall in no way otherwise, directly or indirectly, support any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) that is not consistent with, or does not implement or achieve, the Restructuring Terms and (iii) shall not (A) directly or indirectly seek, solicit, support or encourage any other plan or the termination of the exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company that could reasonably be expected to prevent, delay or impede the successful restructuring of Group and Viasystems as contemplated by the Restructuring Terms and any Conforming Plan, (B) object to the Conforming Disclosure Statement or the solicitation of votes for the Conforming Plan or support any such objection by a third party or (C) take any other action that is inconsistent with, or that would delay confirmation of, the Conforming Plan. Nothing contained herein shall limit the ability of a Consenting Holder to consult with Group or Viasystems, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases so long as such consultation or appearance is not inconsistent with the Consenting Holder's obligations hereunder and the terms of the Conforming Plan, the Restructuring Terms and this Agreement.

     (c) Transfers. Each Consenting Holder agrees that until this Agreement has been terminated in accordance with Section 3(b), it shall not sell, transfer or assign any of the Debt or Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit F, a copy of which shall be provided to the Parties, in which event each Party shall be deemed to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of such transferee.

     (d) Agreement to Forbear. Each Consenting Holder agrees that until this Agreement has been terminated in accordance with Section 3(b), it shall not (i) take any action or otherwise pursue any right or remedy under (A) the Credit Agreement or the Loan Documents (as defined in the Credit Agreement), solely with respect to any Default or Event of Default (as defined in the Credit Agreement) set forth on

Schedule 1(d) attached hereto, (B) the Senior Notes, (C) the Subscription Agreement, (D) the Subordinated Notes, or (E) the Indentures, as applicable, or
(ii) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Debt or Claims other than to enforce this Agreement unless a Default or Event of Default (as defined in the Credit Agreement) which is not set forth on Schedule 1(d) shall occur and be continuing.

     2. AGREEMENTS OF GROUP AND VIASYSTEMS. Group and Viasystems each hereby agrees (a) to use reasonable commercial efforts (i) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before September 6, 2002, (ii) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court in the Southern District of New York on or prior to October 15, 2002 and (iii) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to October 17, 2002; (b) not to assert or support any assertion by any third party that, prior to issuing any termination notice pursuant to Section 3(b), a Consenting Holder shall be required to obtain relief from the automatic stay from the Bankruptcy Court (and hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice); (c) to prepare or cause the preparation, as soon as practicable after the date hereof, of each of the Conforming Plan, the Conforming Disclosure Statement and the Definitive Documents (as defined below), each containing terms and conditions consistent in all material respects with the Restructuring Terms, and to distribute such documents and afford reasonable opportunity of comment and review to the respective legal and financial advisors for the Consenting Holders in advance of any filing thereof; and (d) to not seek to implement any transaction or series of transactions that would effect a restructuring on terms other than the Restructuring Terms.

     3.  TERMINATION OF AGREEMENT.

     (a) This Agreement may be terminated in accordance with Section 3(b) if any of the following events (any such event, a "Termination Event") occurs and is not waived in accordance with Section 7: (i) Group and Viasystems fail (A) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before September 6, 2002, (B) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court in the Southern District of New York on or prior to October 15, 2002 or
(C) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to October 17, 2002; (ii) Group or Viasystems file, propound or otherwise support any plan of reorganization other than the Conforming Plan or other creditors of the Company file any plan of reorganization other than the Conforming Plan in accordance with Section 1121(c) of the Bankruptcy Code; (iii) the Conforming Plan is modified or replaced such that it (or any such replacement) at any time is not consistent in any material respect with the Restructuring Terms; (iv) Group or Viasystems shall have materially breached any of its obligations or failed to satisfy in any material respect any of the terms or conditions under this Agreement; (v) the final Definitive Documents are modified to provide for any terms that are not consistent in any material respect with the Restructuring Terms or that are otherwise not reasonably satisfactory in form and substance to the Parties signatory thereto or beneficiaries thereof; (vi) Group or Viasystems shall withdraw or revoke the Conforming Plan or shall publicly announce its intention not to pursue the Conforming Plan or proposes a reorganization or plan under Chapter 11 of the Bankruptcy Code other than the Conforming Plan; (vii) the Restructuring Transaction shall not have been consummated on or prior to January 31, 2003; or (viii) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases, the Chapter 11 Cases shall have been converted to a case under Chapter 7 of the Bankruptcy Code, the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court, or there shall have occurred a default under any credit or cash collateral financing in the Chapter 11 Cases which shall not have been timely cured or waived.

     (b) Upon the occurrence of a Termination Event that is not waived in accordance with Section 7, this Agreement shall terminate effective upon two (2) business days prior written notice of termination delivered to the Parties by Consenting Holders (i) holding at least a majority in aggregate principal amount of either (A) the Bank Debt held by Consenting Holders, (B) the Senior Notes, or
(C) the Subordinated Notes held by Consenting Holders other than Hicks Muse and
(ii) who are not then in breach of any of their obligations under this Agreement. Following such termination, each Party shall have all rights and remedies available to it under applicable law, the Existing Agreements, the Credit Agreement and the Loan Documents, the Senior Notes, the Subscription Agreement, the Subordinated Notes, the Indentures and any ancillary documents or agreements thereto. If this Agreement has been terminated in accordance with this Section 3(b) at a time when permission of the Bankruptcy Court shall be required for the Consenting Holder to change or withdraw (or cause to change or withdraw) its vote to accept the Conforming Plan, the Company shall not oppose any attempt by the Consenting Holder to change or withdraw (or cause to change or withdraw) such vote at such time.

     4. GOOD FAITH COOPERATION; FURTHER ASSURANCES; ACKNOWLEDGMENT; DEFINITIVE DOCUMENTS. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of (a) all matters relating to their rights in respect of the Company or otherwise in connection with their relationship with the Company, (b) all matters concerning the implementation of the Restructuring Terms, and (c) the pursuit and support of the Restructuring Transaction. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings and voting any equity securities of Group and/or Viasystems in favor of the Restructuring Transaction (provided that no Consenting Holder shall be required to incur any expense, liability or other obligation), and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement, including proposing a plan that is not the Conforming Plan. This Agreement is not and shall not be deemed a solicitation for consents to the Conforming Plan or a solicitation to tender or exchange any Debt. Each Party hereby covenants and agrees (i) to negotiate in good faith the definitive documents implementing, achieving and relating to the Restructuring Terms, including the order of the Bankruptcy Court confirming the Conforming Plan and definitive documentation relating to the classes of preferred stock, registration rights, management incentive plan, investor rights, term notes, amendments to the Credit Agreement, exit facility, debtor-in-possession financing, the new charter and other related documents, each of which are more specifically described in the Restructuring Terms, shall contain terms and conditions consistent in all material respects with the Restructuring Terms, and shall be reasonably satisfactory in form and substance to the Parties signatory thereto or beneficiaries thereof (collectively, the "Definitive Documents") and (ii) to execute (to the extent they are a party thereto) and otherwise support the Definitive Documents.

     5. REPRESENTATIONS AND WARRANTIES. Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof:

          (a) it has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party's obligations hereunder have been duly authorized by all necessary corporate, limited liability, partnership or other similar action on its part;

          (b) the execution, delivery, and performance by such Party of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

          (c) the execution, delivery, and performance by such Party of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the Chapter 11 Cases, the Conforming Disclosure Statement and the Conforming Plan;

          (d) if such Party is a Consenting Holder, such Consenting Holder has reviewed this Agreement and all exhibits hereto and has received all such other information as it deems necessary and appropriate to enable it to evaluate the financial risks inherent in the Restructuring Transaction; and

          (e) this Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

     6. ADDITIONAL CLAIMS OR EQUITY INTERESTS. To the extent any Consenting Holder (a) acquires additional Debt or Claims or (b) holds or acquires equity interests in Group and/or Viasystems entitled to vote on the Conforming Plan, each such Consenting Holder agrees that such Debt, Claims or equity interests shall be subject to this Agreement and that it shall vote (or cause to be voted) any such additional Debt, Claims or equity interests (in each case, to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with Section 1(b).

     7. AMENDMENTS AND WAIVERS. This Agreement may not be modified, amended or supplemented and a Termination Event may not be waived except in a writing signed by Group, Viasystems, and Consenting Holders holding at least two-thirds (2/3) in aggregate principal amount of each of (a) the Bank Debt held by Consenting Holders, (b) the Senior Notes and (c) the Subordinated Notes held by Consenting Holders other than Hicks Muse; provided, however, that any modification of, or amendment or supplement to, this Agreement (including the Restructuring Terms) that materially and adversely affects any Party shall require the written consent of the Party so affected; provided, further, that any modification or amendment to this Section 7 shall require the written consent of all of the Parties.

     8. EFFECTIVENESS. This Agreement shall not become effective and binding on the Parties unless and until counterpart signature pages shall have been executed and delivered by Group, Viasystems, Hicks Muse, and Consenting Holders holding at least two-thirds ( 2/3) in aggregate principal amount of each of (a) the Bank Debt, (b) the Senior Notes and (c) the Subordinated Notes.

     9. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, UPON THE COMMENCEMENT OF THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     10. SPECIFIC PERFORMANCE. It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

     11. SURVIVAL. Notwithstanding (i) any sale of the Debt or Claims in accordance with Section 1(c) or (ii) the termination of this Agreement pursuant to Section 3, the agreements and obligations of the Parties in Sections 9, 13, 15, 20, 21, and 25 shall survive such sale and/or termination and shall continue in full force and effect for the benefit of the Consenting Holders in accordance with the terms hereof.

     12. HEADINGS. The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     13. SUCCESSORS AND ASSIGNS; SEVERABILITY; SEVERAL OBLIGATIONS. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof. The agreements, representations and obligations of the Consenting Holders under this Agreement are, in all respects, several and not joint.

     14. NO THIRD-PARTY BENEFICIARIES. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third party beneficiary hereof.

     15. PRIOR NEGOTIATIONS; ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties, and supersedes the Existing Agreements and all other prior negotiations, with respect to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements heretofore executed between the Company and each Consenting Holder shall continue in full force and effect.

     16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

     17. CONSIDERATION. It is hereby acknowledged by the Parties that no payment or additional consideration shall be due or paid to the Consenting Holders for their agreement to vote in accordance with and otherwise comply with the terms and conditions of this Agreement other than the obligations of the other Parties hereunder.

     18. NOTICES. All notices and other communications under this Agreement shall be in writing, sent contemporaneously to all of the Parties, and deemed given when delivered by hand or by facsimile during standard business hours (from 8:00 a.m. to 6:00 p.m.) at the place of receipt at the addresses and facsimile numbers set forth on the signature pages hereof or Exhibit E attached hereto, with a copy to each person identified thereon.

     19. RULE OF INTERPRETATION. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include (i) votes or voting on a plan of reorganization under the Bankruptcy Code and (ii) all means of expressing agreement with, or rejection of, as the case may be, a restructuring or reorganization transaction that is not implemented under the Bankruptcy Code.

     20. RESERVATION OF RIGHTS. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each Consenting Holder to protect and preserve its rights, remedies and interests, including its claims against the Company. Nothing herein shall be deemed an admission of any kind. If the transactions contemplated herein are not consummated, or this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

     21. DISCLOSURE OF HOLDINGS. Unless required by applicable law or regulation, no Party shall disclose the amount of any Consenting Holder's holdings of Debt to any third party without the prior written consent of such Consenting Holder; provided, however, that (a) if such disclosure is required by law or regulation, the disclosing Party shall afford the relevant Consenting Holder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure and
(b) the foregoing shall not prohibit the disclosure of approximate aggregate group holdings by class of Debt.

     22. PREVAILING PARTY. If any Party brings an action or proceeding against any other Party based upon a breach by such Party of its obligations hereunder, the prevailing Party shall be entitled to all reasonable expenses incurred, including reasonable attorneys', accountants' and financial advisors fees in connection with such action or proceeding.

     23. FIDUCIARY DUTIES. Notwithstanding anything to the contrary herein, nothing in this Agreement shall require (a) Group, Viasystems or any directors or officers of Group or Viasystems (in such person's capacity as a director or officer of Group or Viasystems) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law, (b) any Consenting Holder or representative of a Consenting Holder that is also a director or officer of either Group or Viasystems to take any action, or to refrain from taking any action, in such person's capacity as a director or officer of Group or Viasystems to the extent required to comply with their fiduciary obligations under law applicable to such director or officer or (c) any Consenting Holder or representative of a Consenting Holder that is a member of a statutory committee established in the Chapter 11 Cases to take any action, or to refrain from taking any action, in such person's capacity as a statutory committee member to the extent required to comply with fiduciary obligations applicable under the Bankruptcy Code. Nothing herein will limit or affect, or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this
Section 23.

     24. FEES. Notwithstanding anything to the contrary herein, the Consenting Holders shall not be obligated to perform under this Agreement unless Group shall have fully discharged all of its obligations then due and owing, except to the extent subject to a good faith dispute, under any existing agreements between Group and any Consenting Holder regarding the payment of fees and expenses of such Consenting Holder or designated counsel or financial advisors of such Consenting Holder in respect of the Restructuring Transaction (including the agreement between Group and Dewey Ballantine LLP, as transferred to Stroock & Stroock & Lavan LLP). Additionally, Group shall pay all filing fees of any Party in connection with filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in respect of the Restructuring Transaction.

     25. CONSENT. By execution hereof, each Consenting Holder that holds Bank Debt hereby consents and authorizes JPMorgan Chase Bank, in its capacity as Administrative Agent under the Credit Agreement, to enter into and execute, on behalf of such Consenting Holder, that certain Consent, dated as of the date hereof, among Group, Viasystems, Viasystems Canada Holdings, Inc., Print Service Holding N.V., and JPMorgan Chase Bank in the form of Exhibit D attached hereto.

     26. FINANCING COMMITMENTS. By execution hereof, until this Agreement has been terminated in accordance with Section 3(b), each of the Consenting Holders identified on Schedule 26 attached hereto severally confirms its commitment, subject to satisfactory documentation, to provide to Viasystems the amount of the DIP Credit Facility (as described on Exhibit B attached hereto and otherwise in accordance with the Restructuring Terms) and Exit Revolving Facility (as described on Exhibit C attached hereto and otherwise in accordance with the Restructuring Terms) set forth opposite the name of such Consenting Holder on such schedule.

     27. COOPERATION. Each Party holding Subordinated Notes will provide Group with any information reasonably requested regarding such holdings, including basis information, required to assist Group in fulfilling its federal income tax reporting obligations.

                                   * * * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have caused this Lockup Agreement to be executed as of the date first written above.

VIASYSTEMS GROUP, INC.

VIASYSTEMS, INC.

APEX (IDM) CDO I, LTD.
ARCHIMEDES FUNDING III, LTD.
AURUM CLO 2002-1 LTD.
BALANCED HIGH YIELD FUND I LTD.
BALANCED HIGH YIELD FUND II LTD.
BANK OF AMERICA
BANK OF NOVA SCOTIA
CAPTIVA FINANCE LTD.
CAPTIVA II FINANCE LTD.
CARLYLE HIGH YIELD PARTNERS II, LTD
CENTURION CDO II, LTD.
CLYDESDALE CLO 2001-1, LTD.
CREDIT AGRICOLE INDOSUEZ
CREDIT SUISSE FIRST BOSTON
CREDIT SUISSE FIRST BOSTON INTERNATIONAL
CSAM FUNDING I
CSAM HIGH YIELD FOCUS CBO, LTD.
DEUTSCHE BANK AG
DEUTSCHE BANK TRUST COMPANY AMERICAS
DLJ CBO, LTD.
ELC (CAYMAN) LTD. CDO SERIES 1999-I
ENDURANCE CLO 1 LTD.
FIRST DOMINION FUNDING I
FIRST DOMINION FUNDING II
FIRST DOMINION FUNDING III
FLAGSHIP CLO 2001-1
FLEET NATIONAL BANK
GALAXY CLO 1999-1, LTD.
GENERAL ELECTRIC CAPITAL CORP.
GRAYSTON CLO 2001-01 LTD.
GSC PARTNERS CDO FUND, LIMITED
GSC PARTNERS CDO FUND II, LIMITED
GSC RECOVERY II, L.P.
GSC RECOVERY IIA, L.P.
GSC RECOVERY IIA, L.P. (SECOND CLOSE)
HELLER FINANCIAL INC.
HICKS, MUSE PG-IV (1999), C.V.
HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.
HM3 COINVESTORS, L.P.
HM4-EQ (1999) COINVESTORS, L.P.
HM4-SBS (1999) COINVESTORS, L.P.
HMTF EQUITY FUND IV (1999), L.P.
HMTF PRIVATE EQUITY FUND IV (1999), L.P.
IBM CREDIT CORPORATION
ING CAP SR. SEC.HIGH INC.FUND HOLD.
JPMORGAN CHASE BANK
KZH CRESCENT 2 LLC
KZH CRESCENT 3 LLC
KZH CRESCENT LLC
KZH ING-2 LLC
KZH ING-3 LLC
KZH SOLEIL LLC
KZH SOLEIL-2 LLC
LIBERTY-STEIN ROE ADV.FLOAT.RT.ADV.
LLOYDS TSB BANK, PLC
ML CBO IV (CAYMAN) LTD.
MORGAN STANLEY PRIME INCOME TRUST
MORGAN STANLEY SENIOR FUNDING, INC.
MUIRFIELD TRADING LLC
MW POST PORTFOLIO FUND, LP
NATEXIS BANQUE POPULAIRES
NEMEAN CLO, LTD.
OCTAGON INVESTMENT PARTNERS II, LLC
OCTAGON INVESTMENT PARTNERS III,LTD
OLYMPIC FUNDING TRUST SERIES 1999-1
THE OPPORTUNITY FUND, LLC
PEARL STREET, L.P.
PEARL STREET II, L.P.
POST TOTAL RETURN FUND, LP
POST OPPORTUNITY FUND, LP
PROMETHEUS INVESTMENT FUNDING 1 LTD
SEQUILS I, LTD.
SEQUILS ING I (HBDGM), LTD.
SEQUILS IV, LTD.
SEQUILS-CUMBERLAND I, LTD.
SPCP GROUP, LLC
SPRUGOS INVESTMENTS IV, LLC
SRF 2000 LLC
SRF TRADING, INC.
STATE OF SOUTH DAKOTA RETIREMENT SYSTEM FUND
STEIN ROE & FARNHAM CLO I LTD.
STEIN ROE FLOATING RATE LLC
TCW SELECT LOAN FUND, LIMITED
TCW SHARED OPPORTUNITY FUND III LP
TRYON CLO LTD. 2000-1
VAN KAMPEN CLO I, LIMITED
VAN KAMPEN CLO II, LIMITED
VAN KAMPEN PRIME RATE INCOME TRUST
VAN KAMPEN SENIOR INCOME TRUST
VAN KAMPEN SR. FLOATING RATE FUND

                                 SCHEDULE 1(d)

           DEFAULTS AND EVENTS OF DEFAULT UNDER THE CREDIT AGREEMENT

     1. Defaults or Events of Default relating to the failure to observe the covenants contained in:

          (a) Section 12.1(a) of the Credit Agreement, with respect to the requirement that the financial statements furnished thereunder be reported on by independent certified public accountants without a "going concern" or like qualification or exception;

          (b) Section 12.3 of the Credit Agreement, with respect to the failure to pay (i) principal or interest in respect of any obligations to the Department of Trade and Industry of the United Kingdom and (ii) interest on the Subordinated Notes; and

          (c) Section 13.1 of the Credit Agreement (financial covenants).

     2. An Event of Default under Section 14(e) of the Credit Agreement due to the failure to pay (i) principal or interest in respect of obligations to the Department of Trade and Industry of the United Kingdom or (ii) interest on the Subordinated Notes.

     3. Defaults or Events of Default occurring or existing as a result of the filing of the Chapter 11 Cases or the consummation of the Restructuring Transaction.

                                  SCHEDULE 26

                              COMMITMENT SCHEDULE
                                 (IN MILLIONS)

                                                              EXIT REVOLVING FACILITY   DIP FACILITY
LENDER                                                              COMMITMENT           COMMITMENT
------                                                        -----------------------   ------------
JPMorgan Chase Bank.........................................         $     7.5             $ 5.75
Bank of America N.A.........................................               3.0                 --
Deutsche Bank Trust Company Americas........................               5.0                5.0
General Electric Capital Corporation........................               5.2               15.0
Van Kampen Senior Income Trust..............................               6.0                6.0
Credit Suisse First Boston..................................               4.5                 --
The Bank of Nova Scotia.....................................          1.788910                 --
SPCP Group LLC..............................................          3.333333               5.75
TCW Asset Management Company, as investment advisor to its
  managed accounts..........................................               5.0                 --
GSC Partners................................................               5.0                 --
Hicks Muse..................................................               5.0                 --
                                                                     ---------             ------
       Total................................................         $   51.32             $ 37.5

                         EXHIBIT A TO LOCKUP AGREEMENT

                              RESTRUCTURING TERMS

THIS TERM SHEET (THIS "TERM SHEET") DESCRIBES THE PRINCIPAL TERMS OF THE PROPOSED RESTRUCTURING OF THE OUTSTANDING INDEBTEDNESS OF GROUP AND VIASYSTEMS PURSUANT TO A PLAN OF REORGANIZATION (THE "PLAN") IN ACCORDANCE WITH CHAPTER 11 OF THE BANKRUPTCY CODE. THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF THE PLAN. GROUP AS IT SHALL EXIST FROM AND AFTER THE EFFECTIVE DATE IS REFERRED TO HEREIN AS "REORGANIZED GROUP."

                  I.  POST-RESTRUCTURING CAPITALIZATION TABLES

                                                                 EXCLUDING DTI GUARANTY CLAIM
                                                       ------------------------------------------------
                                                         SENIOR
                                                       CONVERTIBLE            FULLY DILUTED    JUNIOR
                                                        PREFERRED    COMMON   COMMON EQUITY   PREFERRED
                                                          STOCK      STOCK     OWNERSHIP*       STOCK
                                                       -----------   ------   -------------   ---------
Hicks Muse
-- Senior Notes......................................        --        7.6%         6.3%      $120.1MM
-- Subordinated Notes................................        --       38.9%        32.6%            --
-- Rights Offering...................................      51.1%        --          8.3%            --
-- Hicks Muse Voluntary Conversion...................        --        8.6%         7.2%            --
                                                          -----      -----        -----       --------
TOTAL HICKS MUSE.....................................      51.1%      55.0%        54.4%      $120.1MM
                                                          =====      =====        =====       ========
Non-HMTF Subordinated Note Holders
-- Subordinated Notes................................        --       45.0%        37.6%            --
-- Rights Offering...................................      34.9%        --          5.7%            --
                                                          -----      -----        -----       --------
TOTAL NON-HMTF SUBORDINATED NOTE HOLDERS.............      34.9%      45.0%        43.3%            --
                                                          =====      =====        =====       ========
TCW..................................................      14.0%        --          2.3%            --
                                                          -----      -----        -----       --------
DTI Guaranty.........................................        --         --           --             --
                                                          -----      -----        -----       --------
Total................................................     100.0%     100.0%       100.0%      $120.1MM
                                                          =====      =====        =====       ========

                                                        ASSUMING MAXIMUM POTENTIAL DTI GUARANTY CLAIM
                                                       ------------------------------------------------
                                                         SENIOR
                                                       CONVERTIBLE            FULLY DILUTED    JUNIOR
                                                        PREFERRED    COMMON   COMMON EQUITY   PREFERRED
                                                          STOCK      STOCK      OWNERSHIP       STOCK
                                                       -----------   ------   -------------   ---------
Hicks Muse
-- Senior Notes......................................        --        7.6%         6.3%      $120.1MM
-- Subordinated Notes................................        --       38.3%        31.8%            --
-- Rights Offering...................................      51.1%        --          8.7%            --
-- Hicks Muse Voluntary Conversion...................        --        9.0%         7.5%            --
                                                          -----      -----        -----       --------
TOTAL HICKS MUSE.....................................      51.1%      54.9%        54.3%      $120.1MM
                                                          =====      =====        =====       ========
Non-HMTF Subordinated Note Holders
-- Subordinated Notes................................        --       44.2%        36.7%            --
-- Rights Offering...................................      34.9%        --          5.9%            --
                                                          -----      -----        -----       --------
TOTAL NON-HMTF SUBORDINATED NOTE HOLDERS.............      34.9%      44.2%        42.6%            --
                                                          =====      =====        =====       ========
TCW..................................................      14.0%        --          2.4%            --
                                                          -----      -----        -----       --------
DTI Guaranty.........................................        --        0.9%         0.7%      $ 13.5MM
                                                          -----      -----        -----       --------
Total................................................     100.0%     100.0%       100.0%      $133.6MM
                                                          =====      =====        =====       ========

---------------

* Fully Diluted Common Equity Ownership means all Reorganized Group Common Stock including the Reorganized Group Common Stock issuable upon the conversion of the Senior Convertible Preferred Stock issued in the Rights Offering, before giving effect to any Management Incentive Options or Warrants or any other equity rights that may be issued to Existing Group Preferred Stock holders or Group General Unsecured Creditors pursuant to the Plan (without assuming any value attributable thereto or issuances in respect thereof).

II.  TREATMENT OF EXISTING DEBT AND EQUITY INTERESTS AND OTHER CLAIMANTS IN THE
                                      PLAN

-----------------------------------------------------------------------------------------------
  Administrative, Priority Tax     On or as soon as practicable after the effective date of the
  and Other Priority Claims        Plan (the "Effective Date"), each holder of an
                                   administrative, priority tax or other priority claim shall receive cash equal to the full amount of its claim or
                                   otherwise be left unimpaired. Holders of such claims will be unimpaired, deemed to have accepted the Plan, and not
                                   entitled to vote.
-----------------------------------------------------------------------------------------------
  Other Secured Claims             Holders of secured claims, including capital leases, other than under the Credit Agreement, will be unimpaired, deemed to have accepted the Plan, and not entitled to vote.
-----------------------------------------------------------------------------------------------
  Credit Agreement Indebtedness    On the Effective Date, each Senior Lender (other than Hicks
                                   Muse, TCW and any Non-HMTF Subordinated Note Holder
                                   tendering indebtedness under the Credit Agreement to
                                   purchase Senior Convertible Preferred Stock or Reorganized
                                   Group Common Stock in the Rights Offering or Voluntary
                                   Conversion), will receive an equivalent amount of
                                   indebtedness under a new senior secured credit facility (the
                                   "New Senior Secured Credit Facility") as such Senior Lender held under the facility governed by the existing Credit
                                   Agreement. The New Senior Secured Credit Facility will
                                   replace the existing facility under the Credit Agreement and
                                   Group, Viasystems and its subsidiaries will be relieved of their obligations thereunder. Holders of indebtedness under the Credit Agreement will be impaired and entitled to vote on the Plan. The terms of the New Senior Secured Credit
                                   Facility are set forth on Exhibit C of this Lockup
                                   Agreement.
-----------------------------------------------------------------------------------------------
  Senior Notes                     On the Effective Date, each holder of Senior Notes will
                                   receive a pro rata portion of (i) $120.1 million face amount of Reorganized Group Junior Preferred Stock and (ii)
                                   Reorganized Group Common Stock representing 6.3% (whether
                                   excluding any DTI Guaranty claim or including the maximum
                                   potential DTI Guaranty claim) of the Fully Diluted Common
                                   Equity Ownership of Reorganized Group, subject to pro rata dilution with all other holders of Reorganized Group Common
                                   Stock by any issuance of Reorganized Group Common Stock in respect of the DTI Guaranty. Holders of Senior Notes will be impaired and entitled to vote on the Plan.
-----------------------------------------------------------------------------------------------
  DTI Guaranty(1)                  To the extent that Viasystems is required to satisfy any
                                   obligation pursuant to the DTI Guaranty on or following the
                                   Effective Date, and without conceding any such requirement, the holder of any allowed claim under the DTI Guaranty will receive (i) up to $13.5 million of Reorganized Group Junior
                                   Preferred Stock and (ii) Reorganized Group Common Stock
                                   representing up to 0.7% of the Fully Diluted Common Equity
                                   Ownership of Reorganized Group. Holders of claims under the
                                   DTI Guaranty will be impaired and entitled to vote on the
                                   Plan.
                                   The foregoing recovery with respect to the DTI Guaranty
                                   remains subject to such other agreement as may be reached
                                   among Viasystems, the DTI, Hicks Muse and the ad hoc
                                   committee of the Non-HMTF Senior Subordinated Note Holders.
                                   The Parties agree that the DTI Guarantee is subject to
                                   estimation and reduction. The Parties agree to cooperate and use all reasonable efforts to minimize the amount of any
                                   such recovery.
-----------------------------------------------------------------------------------------------

---------------

(1) The guaranty by Viasystems pursuant to that certain letter agreement from Viasystems dated October 3, 2000 with respect to the L12 million loan made by the Secretary of State for Trade and Industry of the United Kingdom (the "DTI") to Viasystems Tyneside Limited and the Settlement Agreement dated January 31, 2002 among DTI, Viasystems, and European PCB Group (Cayman Islands) Ltd.

-----------------------------------------------------------------------------------------------
  Viasystems General Unsecured     On the Effective Date, each holder of general unsecured
  Creditors                        claims of Viasystems will receive a promissory note in an
                                   amount equal to approximately 85% of the allowed claim of
                                   each such creditor payable with all accrued interest on the
                                   10th anniversary of the date of issuance, subordinated to
                                   all indebtedness under the New Senior Secured Credit
                                   Facility and Exit Facility and all other indebtedness for
                                   borrowed money, and bearing the interest rates set forth
                                   below. Holders of general unsecured claims of Viasystems
                                   will be impaired and entitled to vote on the Plan.
                                           INTEREST RATES
                                   1st year:                                     0.0%
                                   2nd year:                                     1.0%
                                   3rd year:                                     3.0%
                                   4th year:                                     5.0%
                                   5th - 10th year:                              8.0%
-----------------------------------------------------------------------------------------------
  Subordinated Notes               On the Effective Date, each holder of Subordinated Notes
                                   will receive a pro rata portion of Reorganized Group Common
                                   Stock representing in the aggregate 70.2% (excluding any DTI
                                   Guaranty claim or 68.5% including the maximum potential DTI
                                   Guaranty claim) of the Fully Diluted Common Equity Ownership of Reorganized Group, subject to pro rata dilution with all other holders of Reorganized Group Common Stock by any
                                   issuance of Reorganized Group Common Stock in respect of the
                                   DTI Guaranty. Holders of Subordinated Notes will be impaired and entitled to vote on the Plan.
                                   As a part of the recovery with respect to claims by holders of Subordinated Notes, such holders shall be entitled to
                                   participate in the Rights Offering in the agreed-upon
                                   allocation described therein.
-----------------------------------------------------------------------------------------------
  Group General Unsecured          If holders of general unsecured claims of Group vote to
  Creditors                        accept the Plan, then on the Effective Date, each holder of general unsecured claims of Group will receive a pro rata
                                   distribution of Warrants to purchase shares of Reorganized
                                   Group Common Stock equal to 0.6% of the outstanding common equity of Reorganized Group, assuming full conversion of the
                                   Senior Convertible Preferred Stock. If holders of general
                                   unsecured claims of Group vote to reject the Plan, then each holder of general unsecured claims of Group will not receive or retain any property on account of such interest. Holders of general unsecured claims of Group will be impaired and
                                   entitled to vote on the Plan.
-----------------------------------------------------------------------------------------------
  Existing Group Preferred         If holders of general unsecured claims of Group vote to
  Stock                            accept the Plan, then on the Effective Date, each holder of
                                   Existing Group Preferred Stock will receive a pro rata
                                   distribution of Warrants to purchase shares of Reorganized
                                   Group Common Stock equal to 5.4% of the outstanding common equity of Reorganized Group, assuming full conversion of the
                                   Senior Convertible Preferred Stock. If holders of general
                                   unsecured claims of Group vote to reject the Plan, then each holder of Existing Group Preferred Stock will not receive or retain any property on account of such interest. Holders of
                                   Existing Group Preferred Stock will be impaired, deemed to have rejected the Plan and not entitled to vote.
-----------------------------------------------------------------------------------------------
  Existing Group Common Stock      Each holder of Existing Group Common Stock will not receive or retain any property on account of such interest. Any such rights will be cancelled on the Effective Date pursuant to the Plan. Holders of such rights will be impaired, deemed to have rejected the Plan and not entitled to vote.
-----------------------------------------------------------------------------------------------
  Rights to Acquire Existing       Each holder of existing warrants, options and any other
  Group Common Stock               right to acquire or receive Existing Group Common Stock will not receive or retain any property on account of such
                                   interest. Any such rights will be cancelled on the Effective
                                   Date pursuant to the Plan. Holders of such rights will be
                                   impaired, deemed to have rejected the Plan and not entitled to vote.
-----------------------------------------------------------------------------------------------

                             III.  RIGHTS OFFERING

-----------------------------------------------------------------------------------------------
  Securities To Be Offered         Incident to and as part of the transactions the comprise the
                                   Plan, on the Effective Date, $53.75 million face amount of
                                   Reorganized Group Senior Convertible Preferred Stock,
                                   convertible into 16.3% (excluding any DTI Guaranty claim or
                                   17.0% including the maximum potential DTI Guaranty claim) of the Fully Diluted Common Equity Ownership of Reorganized
                                   Group will be purchased by Hicks Muse, TCW and the Non-HMTF
                                   Subordinated Note Holders at a purchase price of $53.75
                                   million in the aggregate, payable in cash or cancellation of outstanding indebtedness under the Credit Agreement.
-----------------------------------------------------------------------------------------------
  Offerees                         Hicks Muse will be offered up to 51.1% of the Senior
                                   Convertible Preferred Stock, TCW will be offered up to 14.0%
                                   of the Senior Convertible Preferred Stock and the Non-HMTF
                                   Subordinated Note Holders will be offered up to 34.9% of the
                                   Senior Convertible Preferred Stock pro rata in proportion to their respective interests in the Subordinated Notes.
-----------------------------------------------------------------------------------------------
  Standby Commitments              Hicks Muse will commit to purchase an aggregate of 51.1% of the Senior Convertible Preferred Stock offered in the Rights
                                   Offering through the cancellation of $27.5 million of
                                   indebtedness under the Credit Agreement and TCW will commit to purchase an aggregate of 14.0% of the Senior Convertible
                                   Preferred Stock offered in the Rights Offering through the cancellation of $7.5 million of indebtedness under the
                                   Credit Agreement. Non-HMTF Subordinated Note Holders will be offered their pro rata portion of the remaining 34.9% of the shares of Senior Convertible Preferred Stock. To the extent that the Non-HMTF Subordinated Note Holders purchase less
                                   than the remaining 34.9% of the Senior Convertible Preferred
                                   Stock offered in the Rights Offering, GSC Partners and/or
                                   its affiliates will purchase the remaining Senior
                                   Convertible Preferred Stock. In consideration for such
                                   commitments, each of Hicks Muse, TCW and GSC Partners will receive a fee equal to two percent of the price of the
                                   Senior Convertible Preferred Stock purchased in the Rights
                                   Offering.
-----------------------------------------------------------------------------------------------
  Consideration                    Consideration for purchases in the Rights Offering may be
                                   cash or cancellation of indebtedness under the Credit
                                   Agreement.
-----------------------------------------------------------------------------------------------
  Use of Proceeds                  Net cash proceeds (if any) will be used, upon receipt,
                                   exclusively to reduce indebtedness under the Credit
                                   Agreement or New Senior Secured Credit Facility, as
                                   applicable.
-----------------------------------------------------------------------------------------------

     IV.  TERMS OF THE REORGANIZED GROUP SENIOR CONVERTIBLE PREFERRED STOCK

-----------------------------------------------------------------------------------------------
  Face Amount                      The Senior Convertible Preferred Stock will have an initial aggregate face amount of $53.75 million and a purchase price based on an enterprise value of Reorganized Group of $828.0 million.
-----------------------------------------------------------------------------------------------
  Dividends                        The Senior Convertible Preferred Stock will accrue dividends on a semi-annual basis at the rate of 9.0% per annum of the face amount (plus accrued but unpaid dividends) cumulative from the date of issuance; provided, that in the event that dividends are paid in respect of the Reorganized Group
                                   Common Stock during any semi-annual dividend period in an
                                   aggregate amount which would on an as-converted basis exceed the dividends payable on the Senior Convertible Preferred
                                   Stock for such period, the Senior Convertible Preferred
                                   Stock shall participate on an as-converted basis to the
                                   extent of such excess in additional dividends.
-----------------------------------------------------------------------------------------------
  Conversion                       The Senior Convertible Preferred Stock will be convertible at any time (in whole or in part) into Reorganized Group
                                   Common Stock at an initial conversion rate of 1:1.
-----------------------------------------------------------------------------------------------
  Voting                           The Senior Convertible Preferred Stock will vote together
                                   with the Reorganized Group Common Stock on an as-converted basis and will vote as a class as required by applicable
                                   law.
-----------------------------------------------------------------------------------------------
  Liquidation Preference           The Senior Convertible Preferred Stock will have a
                                   liquidation preference equal to the issue price plus the
                                   value of all accrued but unpaid dividends up to (but not
                                   including) the date of liquidation before any payments are made to the holders of the Junior Preferred Stock or the
                                   Reorganized Group Common Stock; provided, that in the event that the liquidation value in respect of the as-converted
                                   amount of Reorganized Group Common Stock exceeds the amount of the liquidation preference of the Senior Convertible
                                   Preferred Stock, the Senior Convertible Preferred Stock
                                   shall participate on an as-converted basis to the extent of such excess in liquidation value.
-----------------------------------------------------------------------------------------------
  Rank                             The Senior Convertible Preferred Stock will rank senior to the Junior Preferred Stock and the Reorganized Group Common
                                   Stock.
-----------------------------------------------------------------------------------------------
  Mandatory Redemption             Upon the 10th anniversary of the date of issuance, the
                                   Senior Convertible Preferred Stock will be subject to
                                   mandatory redemption.
-----------------------------------------------------------------------------------------------

           V.  TERMS OF THE REORGANIZED GROUP JUNIOR PREFERRED STOCK

-----------------------------------------------------------------------------------------------
  Face Amount                      The Junior Preferred Stock will have an initial aggregate
                                   face amount of $120.1 million.*
-----------------------------------------------------------------------------------------------
  Dividends                        The Junior Preferred Stock will accrue dividends on a
                                   semi-annual basis at the below rates per annum based on the face amount (plus accrued but unpaid dividends) cumulative from the date of issuance:

                            1st year:          0.0%
                            2nd year:          1.0%
                            3rd year:          3.0%
                            4th year:          5.0%
                            5th - 10th year:   8.0%

                                   In the event that dividends are paid in respect of the
                                   Reorganized Group Common Stock during any semi-annual
                                   dividend period in an aggregate amount which would on an
                                   as-converted basis (applying a notional rate of conversion of Junior Preferred Stock into Reorganized Group Common
                                   Stock) exceed the foregoing dividends payable on the Junior
                                   Preferred Stock, the Junior Preferred Stock shall
                                   participate on an as-converted basis to the extent of such excess in additional dividends.
-----------------------------------------------------------------------------------------------
  Voting                           The Junior Preferred Stock will not have any voting rights other than those provided by law and except for with respect to those matters expressly set forth in the certificate of designations therefor.
-----------------------------------------------------------------------------------------------
  Protective Provisions            The Junior Preferred Stock will contain anti-layering
                                   restrictions with respect to additional preferred stock and limitations on incurrence of material indebtedness.
-----------------------------------------------------------------------------------------------
  Liquidation Preference           The Junior Preferred Stock will have an initial liquidation preference equal to the face amount and all accrued but
                                   unpaid dividends up to (but not including) the date of
                                   liquidation before any payments are made to the holders of
                                   Reorganized Group Common Stock.
                                   In the event of an actual liquidation of Reorganized Group, if the liquidation value in respect of the Junior Preferred
                                   Stock on an as-converted basis (applying a notional rate of conversion of Junior Preferred Stock into Reorganized Group
                                   Common Stock) exceeds the foregoing liquidation preference, the Junior Preferred Stock shall participate on a deemed
                                   as-converted basis to the extent of such excess in
                                   liquidation value.
-----------------------------------------------------------------------------------------------
  Rank                             The Junior Preferred Stock will rank junior in right of
                                   payment to the Senior Convertible Preferred Stock and will rank senior to the Reorganized Group Common Stock.
-----------------------------------------------------------------------------------------------
  Mandatory Redemption             Upon the 10th anniversary of the date of issuance, the
                                   Junior Preferred Stock will be subject to mandatory
                                   redemption.
-----------------------------------------------------------------------------------------------

* Assumes that no claim is allowed under the DTI Guaranty. In the event of any recovery under the DTI Guaranty, aggregate face amount of the Junior Preferred Stock would be up to $133.6 million.

     VI.  TERMS OF THE WARRANTS TO PURCHASE REORGANIZED GROUP COMMON STOCK

     Reorganized Group will issue Warrants to Group General Unsecured Creditors and holders of Existing Group Preferred Stock to purchase shares of Reorganized Group Common Stock equal to 6.0% of the outstanding common equity of Reorganized Group, assuming full conversion of the Senior Convertible

Preferred Stock. The Warrants will have an exercise price based upon a total enterprise value of Reorganized Group of $1.15 billion and will have a term of 7 years.

                        VII.  AUTHORIZED CAPITALIZATION

     Reorganized Group is expected to have approximately 100,000,000 shares of Reorganized Group Common Stock authorized on the Effective Date and to issue approximately 25,000,000 shares pursuant to the Plan. The number of shares of preferred stock authorized in the certificate of incorporation of Reorganized Group is to be discussed by the Parties. The certificate of incorporation of Reorganized Group is expected to contain "blank check" authorization for the board of directors of Group with respect to additional issuances of preferred stock, subject to any limitations of the New Senior Secured Credit Facility, Senior Convertible Preferred Stock and Junior Preferred Stock or any other instrument and applicable law.

                         VIII.  STOCKHOLDERS AGREEMENT

-----------------------------------------------------------------------------------------------
 Parties                           The Stockholders Agreement will be entered into by and among
                                   Reorganized Group, Hicks Muse and the specified Non-HMTF
                                   Subordinated Note Holders party thereto.
-----------------------------------------------------------------------------------------------
 Board of Directors                Reorganized Group's Board of Directors will be comprised of nine members as follows:

                                        - 1 will be Reorganized Group's Chief Executive
                                          Officer;

                                        - 5 members designated by the Hicks Muse parties to the
                                          stockholders agreement; and

                                        - 3 members designated by the Non-HMTF Subordinated
                                          Note Holders party to the stockholders agreement.

                                   The Compensation Committee of the Board of Directors of
                                   Reorganized Group will be comprised of two members
                                   designated by Hicks Muse and one member designated by the
                                   Non-HMTF Subordinated Note Holders.

                                   To the extent that the equity ownership in Reorganized Group by Hicks Muse or the Non-HMTF Subordinated Note Holders is
                                   reduced by disposition during the term of the Stockholders
                                   Agreement, their respective right to appoint directors shall be proportionately reduced as agreed to by the Parties in
                                   the Stockholders Agreement. After reductions to beneath
                                   certain agreed levels or a qualified IPO, the Stockholders
                                   Agreement or agreed portions thereof will cease to be
                                   applicable.
-----------------------------------------------------------------------------------------------
 Hicks Muse Protections            Without approval of Hicks Muse, Reorganized Group will not:

                                   (1) other than transactions in which Hicks Muse shall have pre-emptive rights to maintain their equity ownership
                                   percentage and other customary exceptions, issue or sell
                                   equity securities or bonds, debentures, notes or other
                                   obligations convertible into, exchangeable for, or any
                                   options, warrants or other obligations having rights to
                                   purchase, any equity securities;

                                   (2) issue or sell equity securities or bonds, debentures,
                                   notes or other obligations convertible into, exchangeable
                                   for, or any options, warrants or other obligations having
                                   rights to purchase, any equity securities for consideration below fair market value;

                                   (3) issue preferred stock or other equity ranking senior to the Reorganized Group Common Stock;

                                   (4) incur material indebtedness or financial obligations (in excess of agreed upon amounts); or

                                   (5) take such other actions to be determined by agreement
                                   among the Parties.

                                   In the event that Hicks Muse owns in the aggregate less than
                                   50.1% of the Fully Diluted Common Equity Ownership of
                                   Reorganized Group as a result of dilution related to any DTI
                                   Guaranty claim, New Warrants, and/or equity issued pursuant to the Management Incentive Plan, Hicks Muse will be granted certain additional contractual control and protection rights acceptable to Hicks Muse and the ad hoc committee of the
                                   Non-HMTF Subordinated Note Holders and set forth in the
                                   Stockholders Agreement, including such minority shareholder protection rights as described below.
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
 Minority Shareholder              The Stockholders Agreement will provide substantially to the
 Protections                       effect that without approval of at least a majority in
                                   interest of the Non-HMTF Subordinated Note Holders party to the Stockholders Agreement, Reorganized Group will not:

                                   (1) other than transactions in which the holders of
                                   Reorganized Group Common Stock party to the Stockholders
                                   Agreement have pre-emptive rights to maintain their equity ownership percentage and other customary exceptions, issue or sell equity securities or bonds, debentures, notes or
                                   other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to
                                   purchase, any equity securities;

                                   (2) issue or sell equity securities or bonds, debentures,
                                   notes or other obligations convertible into, exchangeable
                                   for, or any options, warrants or other obligations having
                                   rights to purchase, any equity securities for consideration below fair market value;

                                   (3) redeem or repurchase any of its outstanding capital
                                   stock; declare or make any dividend or other distribution
                                   on, or on account of, capital stock (excluding such
                                   dividends or other distributions with respect to the
                                   Reorganized Group Senior Convertible Preferred Stock and
                                   Junior Preferred Stock as described herein);

                                   (4) consummate any corporate reorganizations, including
                                   dissolution, liquidation, reorganization or act of
                                   bankruptcy;

                                   (5) consummate any merger, sale of all or substantially all assets or any other transaction that results in a "change of control," other than in any transaction based on an
                                   enterprise value in excess of $828.0 million (as adjusted
                                   for equity issuances or repurchases of, or dividends on,
                                   Reorganized Group Common Stock);

                                   (6) enter into any transaction(s) with affiliates or
                                   insiders (including directors, officers and stockholders)
                                   that are not wholly-owned subsidiaries outside the ordinary course and on other than arm's length terms;

                                   (7) incur material indebtedness or financial obligations (in excess of agreed upon amounts);

                                   (8) other than as part of a transaction permitted under
                                   clause (5) above, sell or transfer (by lease or otherwise)
                                   material businesses;

                                   (9) other than amendments effected in conjunction with a
                                   transaction permitted under clause (1) or (5) above, modify its certificate of incorporation or bylaws; or

                                   (10) change the number of directors on the board or
                                   establish any new committees and/or engage in new corporate governance activities.
-----------------------------------------------------------------------------------------------
 Registration and Information      Reorganized Group will provide customary registration rights
 Rights                            for resales of shares of capital stock issued under the Plan and customary information rights, in each case as agreed by the Parties.
-----------------------------------------------------------------------------------------------
 Preemptive Rights                 Reorganized Group will provide customary preemptive rights with certain specific exemptions as agreed by the Parties.
-----------------------------------------------------------------------------------------------

                                IX.  MANAGEMENT

-----------------------------------------------------------------------------------------------
 Management Incentive Plan         Group will establish a Management Incentive Plan for
                                   Reorganized Group which will provide for the issuance of
                                   options to purchase shares of Reorganized Group Common Stock equal to 10.0% of the outstanding common equity of
                                   Reorganized Group, assuming full conversion of the Senior
                                   Convertible Preferred Stock. Up to 80% of such options will be granted on the Effective Date ("Tranche A Options") with an exercise price based upon a total enterprise value of
                                   Reorganized Group of $828.0 million. 20% of such options,
                                   plus all additional options not granted as Tranche A Options and allocated as Tranche B Options with approval of Hicks
                                   Muse and GSC (collectively, "Tranche B Options"), will have an exercise price determined by the Compensation Committee of the Board of Directors of Reorganized Group at the time of grant.
                                   The Tranche A Options will be issued to existing employees of Group and its subsidiaries in accordance with an
                                   allocation determined by the Chief Executive Officer of
                                   Group and approved by the Compensation Committee of the
                                   Board of Directors of Reorganized Group (provided, a
                                   designee to the Board of Directors appointed by Hicks Muse and a designee to the Board of Directors appointed by GSC
                                   Partners must consent to such allocation). The Tranche B
                                   Options will be allocated and issued at the discretion of
                                   the Compensation Committee of the Board of Directors of
                                   Reorganized Group, subject to such terms and conditions as the Compensation Committee of the Board of Directors may
                                   determine at the time of grant.

                                   The Tranche A Options will vest as follows:

                                        -  1/3 immediately

                                        -  1/3 upon the 24-month anniversary of the Effective
                                          Date

                                        -  1/3 upon the 36-month anniversary of the Effective
                                          Date
-----------------------------------------------------------------------------------------------

     X.  DIP FACILITY, EXIT FACILITY AND NEW SENIOR SECURED CREDIT FACILITY

     The Parties anticipate that Viasystems will obtain appropriate debtor-in-possession financing during the pendency of the Chapter 11 Cases, substantially as set forth on Exhibit B of this Lockup Agreement, and enter into a revolving Exit Facility and the New Senior Secured Credit Facility, substantially as set forth on Exhibit C of this Lockup Agreement, on the Effective Date of the Plan.

                    XI.  VOLUNTARY CONVERSION BY HICKS MUSE

     In connection with the consummation of the Plan and as a condition to the effectiveness of the Plan, Hicks Muse will agree to extinguish an additional $23.7 million of indebtedness under the Credit Agreement in exchange for Reorganized Group Common Stock representing 7.2% (excluding any DTI Guaranty claim or 7.5% including the maximum potential DTI Guaranty claim) of the Fully Diluted Common Equity Ownership of Reorganized Group subject to pro rata dilution with all other holders of Reorganized Group Common Stock by any issuance of Reorganized Group Common Stock in respect of the DTI Guaranty based on the Reorganized Group enterprise value of $828.0 million.

                         EXHIBIT B TO LOCKUP AGREEMENT

                                VIASYSTEMS, INC.
                                CREDIT FACILITY

       SUMMARY OF TERMS AND CONDITIONS FOR DEBTOR-IN-POSSESSION FACILITY

  Borrower

     Viasystems, Inc., a Delaware corporation, which will be a Debtor-in-Possession in a case (the "Debtor's Case"; the date of the commencement of the Debtor's Case, the "Petition Date") to be filed under Chapter 11 of the Bankruptcy Code (the "Borrower" or "Debtor").

  Guarantors

     The obligations of the Borrower shall be guaranteed by (i) Viasystems Group, Inc., the holding company parent of the Borrower ("Holdings" and, together with the Borrower, the "Debtors"), which will be a Debtor-in-Possession in a case (the "Holdings' Case" and, together with the Debtor's Case, the "Cases") to be filed under Chapter 11 of the Bankruptcy Code and (ii) all of the direct and indirect domestic subsidiaries of Holdings (other than the Borrower) (each, together with Holdings, a "Guarantor" and collectively the "Guarantors").

  Agent and Lenders

     JPMorgan Chase Bank (the "Agent" or "JPMorgan Chase Bank") will serve as the Agent under the facility contemplated hereby (the "Credit Facility") for a syndicate of financial institutions (including JPMorgan Chase Bank, the "Lenders") to be arranged by J.P. Morgan Securities Inc. ("JPMorgan"). JPMorgan will serve as exclusive advisor, sole lead arranger and sole bookrunner for the Credit Facility. In addition, Deutsche Bank Trust Company Americas will serve as the Documentation Agent under the Credit Facility.

  Commitment and Availability

     A total commitment of $37.5 million (the "Commitment") with a sublimit of $10 million for import documentary and standby letters of credit to be issued for purposes that are reasonably satisfactory to the Agent (collectively, the "Letters of Credit"), it being understood that, without the consent of the Agent, Letters of Credit will not be issued in favor of vendors or suppliers other than import documentary Letters of Credit. The Commitment shall be available for working capital and general corporate purposes of the Borrower and the Guarantors (including, without limitation, for the post-petition funding of the Borrower's direct and indirect non-U.S. subsidiaries).

  Term

     Borrowings shall be repaid in full, and the Commitment shall terminate, at the earliest of (i) the date that is one year after the commencement of the Debtor's Case (the "Maturity Date"), (ii) 30 days after the entry of the Interim Order (as hereinafter defined) if the Final Order (as hereinafter defined) has not been entered prior to the expiration of such 30-day period (the "Prepayment Date"), (iii) the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the effective date) of a plan of reorganization that is confirmed pursuant to an order entered by the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction (the "Bankruptcy Court") over the Cases of the Borrower or Holdings (the "Consummation Date") and (iv) the acceleration of the Loans and the termination of the Commitment in accordance with the Agreement hereinafter referred to (together with the Maturity Date, the Prepayment Date and the Consummation Date, the "Termination Date").

  Letters of Credit

     Letters of Credit shall be issued for the account of the Borrower by JPMorgan Chase Bank as fronting bank or by one or more other fronting banks (collectively, the "Fronting Bank"), each of which shall be reasonably satisfactory to the Borrower and the Agent. Letters of Credit shall expire no later than the Maturity Date. Drafts drawn under Letters of Credit shall be reimbursed not later than the first business day following the date of draw. If the Termination Date occurs prior to the expiration of any Letter of Credit, each such Letter of Credit shall be replaced and returned to the Fronting Bank undrawn and marked "canceled" on or prior to the Termination Date, or to the extent that the Borrower is unable to replace any of the Letters of Credit, such Letters of Credit shall be (a) secured by a back-to-back letter of credit that is in an amount equal to 102% of the face amount of such Letters of Credit, in a form that is satisfactory to the Agent and the Fronting Bank and issued by a bank that is satisfactory to the Agent and the Fronting Bank or (b) cash collateralized in an amount equal to 102% of the face amount of such Letters of Credit ("Cash Collateralization") by the deposit of cash in such amount into an account established by the Borrower under the sole and exclusive control of the Agent ("Letter of Credit Account"), such cash to be promptly remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of the Borrower's reimbursement obligations.

  Closing Date

     Closing Date to occur promptly upon, but no later than 10 days after, the entry of the Interim Order hereinafter referred to.

  Priority and Liens

     All direct borrowings and reimbursement obligations under Letters of Credit (and all guaranties of the foregoing by Holdings) shall at all times

          (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, be entitled to joint and several superpriority claim status in the Cases,

          (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, be secured by a perfected first priority lien on all property of the Debtors that is not subject to valid, perfected and non-avoidable liens as of the commencement of the Cases, including (without limitation) all accounts receivable, inventory, property, plant and equipment of the Debtors, and on all cash maintained in the Letter of Credit Account,

          (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, be secured by a perfected junior lien on all property of the Debtors that is subject to valid, perfected and non-avoidable liens in existence at the time of the commencement of the Cases or to valid liens in existence at the time of such commencement that are perfected subsequent to such commencement as permitted by Section 546(b) of the Bankruptcy Code (other than property that is subject to the existing liens that secure obligations under the Pre-Petition Credit Agreement referred to in clause (iv) hereof, which liens shall be primed by the liens to be granted to the Agent as described in such clause),

          (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, be secured by a perfected first priority, senior priming lien on all of the property of the Debtors (including, without limitation, inventory, accounts receivable, property, plant, equipment, patents, copyrights, trademarks, tradenames and other intellectual property and capital stock of subsidiaries) that is subject to the existing liens that secure the obligations of the Debtors under or in connection with the Credit Agreement, dated as of March 29, 2000 (as amended, supplemented or otherwise modified prior to the Petition Date, the "Pre-Petition Credit Agreement"), among the Borrower, Holdings, the Foreign Subsidiary Borrowers party thereto, the several lenders from time to time party thereto, J.P. Morgan Chase Bank Canada, as Canadian administrative agent, J.P. Morgan Europe Limited, as multicurrency administrative agent, and JPMorgan Chase Bank, as administrative agent, all of which existing liens under the Pre-Petition Credit Agreement (the "Primed Liens") shall be primed by and made subject and subordinate to the perfected first priority senior liens to be granted to the Agent, which senior priming liens in favor of the Agent shall also prime any liens granted after the commencement of the Cases to provide adequate protection in respect of any of the Primed Liens but shall not prime liens, if any, to which the Primed Liens are subject at the time of the commencement of the Cases (it being understood that, as a condition precedent to the transactions contemplated hereby, the senior priming liens shall be granted with the consent or non-objection of a preponderance (as determined by the Agent) of the lenders that are parties to the Pre-Petition Credit Agreement);

          (v) pursuant to documentation satisfactory to the Agent, be secured by a perfected first priority lien on all of the property of the Guarantors other than Holdings and certain foreign subsidiaries of the Borrower (including, without limitation, inventory, accounts receivable, property, plant, equipment, patents, copyrights, trademarks, tradenames and other intellectual property and capital stock of subsidiaries) that is subject to the existing liens that secure the obligations of such Guarantors and foreign subsidiaries under or in connection with the Pre-Petition Credit Agreement, all of which existing liens under the Pre-Petition Credit Agreement shall be made subject and subordinate to the perfected first priority senior liens to be granted to the Agent, which senior priming liens in favor of the Agent shall also be senior to any liens granted after the commencement of the Cases in respect of any such property; and

          (vi) pursuant to documentation satisfactory to the Agent, be secured by a perfected first priority lien on all property of certain other foreign subsidiaries of the Borrower to be agreed upon.

     subject in each case only to (x) in the event of the occurrence and during the continuance of an Event of Default, or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of allowed and unpaid professional fees and disbursements incurred by the Debtors and any statutory committees appointed in the Cases in an aggregate amount not in excess of $1,500,000 (plus all unpaid professional fees and disbursements incurred prior to the occurrence of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both to the extent allowed by the Bankruptcy Court at any time) and (y) the payment of fees pursuant to 28 U.S.C. sec. 1930 ((x) and (y), together, the "Carve-Out"). Notwithstanding the foregoing, so long as an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default shall not have occurred and be continuing, the Debtors shall be permitted to pay compensation and reimbursement of fees and expenses allowed and payable under 11 U.S.C. sec.sec. 328, 330 and 331, as the same may be due and payable, and the same shall not reduce the Carve-Out. No portion of the Carve-Out or proceeds of the Credit Facility may be used for the payment of the fees and expenses of any person incurred in relation to the initiation or prosecution of any action for preferences, fraudulent conveyances, other avoidance power claims or any other claim or causes of action against the Agent, the Lenders or the Primed Credit Agreement Parties (as hereinafter defined).

  Conditions to Priming and Use of Cash Collateral

     The parties to the Pre-Petition Credit Agreement (the "Primed Credit Agreement Parties") whose liens shall be primed as described in clause (iv) of "Priority and Liens" above, and whose prepetition cash collateral shall be authorized for use by the Borrower and Holdings as described under "Use of Cash Collateral" below, will receive the following as adequate protection for such priming and use: (i) the monthly payment of current interest and letter of credit fees (including any such interest and fees that are accrued and unpaid as of the commencement of the Cases) at the applicable non-default rates provided for pursuant to the Pre-Petition Credit Agreement (the payments described in this clause to be without prejudice to the rights of the Primed Credit Agreement Parties to assert a claim for the payment of additional interest and letters of credit fees calculated at any other applicable rates of interest (including, without limitation, at any default rates), or on any other basis set forth in the Pre-Petition Credit Agreement), (ii) a superpriority claim as contemplated by Section 507(b) of the Bankruptcy Code immediately junior to the claims under
Section 364(c)(1) of the Bankruptcy Code held by the Agent and the Lenders (without the requirement to file any motion or pleading or to make any demand),
(iii) a lien on the assets of the Debtors to be encumbered in favor of the Agent, which adequate protection lien shall have a priority immediately junior to the priming and other liens to be granted in favor of the Agent, (iv) the payment on a current basis of the reasonable fees and expenses (including, but not limited to, the reasonable fees and disbursements of counsel and internal and third-party consultants, including financial consultants, appraisers and auditors) incurred by the agent under the Pre-Petition Credit Agreement (including any unpaid prepetition fees and expenses) and the members of the Bank Steering Committee in their capacity as such and the continuation of the payment on a current basis of the administration fees that are provided for under the Pre-Petition Credit Agreement, and (v) the receipt of all financial statements and other reports that are furnished to the Lenders. So long as there are any borrowings or Letters of Credit outstanding, or the Commitment is in effect, the Primed Credit Agreement Parties shall not be permitted to take any action in the Bankruptcy Court or otherwise related to the enforcement of such adequate protection liens or the liens granted pursuant to the Pre-Petition Credit Agreement.

  Use of Cash Collateral

     The Commitment shall not be available for use by the Borrower unless the Bankruptcy Court shall have authorized the use by the Debtors of proceeds of pre-petition collateral that constitutes "cash collateral" (within the meaning of the Bankruptcy Code) in respect of the liens granted pursuant to the Pre-Petition Credit Agreement. The Commitment shall not be available for direct borrowings unless the Borrower shall at that time have the use of such cash collateral for the purposes that are described under "Purpose" below.

  Purpose

     For working capital and general corporate purposes of the Borrower and the Guarantors (including, without limitation, for the post-petition funding of the Borrower's direct and indirect non-U.S. subsidiaries.

  Cash Accounts

     No more than $5 million of cash held by domestic subsidiaries can be outside accounts in which the Agent has a perfected first priority lien (and the Borrower shall use reasonable best efforts to make all such domestic accounts perfected accounts) and no more than $25 million of cash shall be held by foreign subsidiaries.

  Upfront Fee

     2.00% of the aggregate commitments under the Credit Facility, payable on the Closing Date.

  Commitment Fee

     0.50% per annum on the unused amount of the Commitment (with the issuance of Letters of Credit being treated as usage of the Commitment), payable monthly in arrears during the term of the Credit Facility.

  Nature of Fees

     Non-refundable under all circumstances.

  Letter of Credit Fees

     3.50% per annum on the outstanding face amount of each Letter of Credit plus customary fees for fronting, issuance, amendments and processing.

  Interest Rate

     JPMorgan Chase Bank's Alternate Base Rate ("ABR") plus 2.50% or, at the Borrower's option, LIBOR plus 3.50% for interest periods of 1, 2 or 3 months; interest shall be payable monthly in arrears, on the Termination Date and thereafter on demand.

  Default Interest

     Upon the occurrence and during the continuance of any default in the payment of principal, interest or other amounts due under the Agreement (including, without limitation, in respect of Letters of Credit), interest shall be payable on demand at 2% above the then applicable rate.

  Borrowing Base

     The sum of the aggregate outstanding amount of direct borrowings plus undrawn amount of outstanding Letters of Credit issued for the account of the Borrower shall at no time exceed the amount by which the Borrowing Base exceeds the Carve-Out. The Borrowing Base (which will be comprised of (i) domestic accounts receivable and (ii) domestic inventory, in each case meeting certain eligibility standards determined by the Agent in its sole discretion exercised in accordance with its reasonable credit judgment and subject to reserves from time to time established by the Agent) shall be defined in a manner satisfactory to the Agent and the Borrower. Borrowing Base eligibility standards may be fixed and revised from time to time by the Agent in its sole discretion exercise in accordance with its reasonable credit judgment.

  Minimum Borrowing

     $500,000 for direct borrowing of ABR Loans and $1,000,000 for direct borrowing of LIBOR Loans, with no more than 7 borrowings of LIBOR Loans outstanding at any one time; the Agent must receive one business day's notice (received by the Agent by 12:00 noon, New York City time) for ABR Loans and three business days' notice (received by the Agent by 1:00 p.m., New York City time) for LIBOR Loans, provided that same day borrowings of ABR Loans in an aggregate amount up to $5,000,000 will be available if notice is received by the Agent no later than 10:00 a.m., New York City time, on such day.

  Mandatory Prepayments and Cash Collateralization

     Mandatory prepayments shall be required to the extent that the sum of the Borrower's direct borrowings plus the undrawn amount of outstanding Letters of Credit (including unreimbursed draws) exceeds either (x) the Borrowing Base minus the Carve-Out or (y) the Commitment. If, after giving effect to any such prepayment in full of the Loans, the sum of the undrawn amount of outstanding Letters of Credit (including unreimbursed draws) exceeds either the Borrowing Base or the Commitment, Cash Collateralization in the Letter of Credit Account is required in the amount of such excess.

  Optional Prepayment

     Amounts may be prepaid in integral multiples of $500,000 without penalty (except for any breakage costs associated with LIBOR Loans) upon (x) at least one business day's prior notice for ABR Loans (provided that Loans may be prepaid on the same day notice is given if such notice is received by the Agent by 12:00 noon, New York City time) and (y) three business days' notice for LIBOR Loans, provided, that if after giving effect to any prepayment of LIBOR Loans there remain LIBOR Loans outstanding, such outstanding LIBOR Loans shall be in an amount in excess of $1,000,000.

  Conditions of Initial Extension of Credit

     The obligation to provide the initial extension of credit shall be subject to the satisfaction of the following conditions:

          (a) Not later than 10 days following the commencement of the Debtor's Case, entry of an order of the Bankruptcy Court in substantially the form set forth as an Exhibit to the Agreement (the "Interim Order") on an application or motion by the Borrower that is reasonably satisfactory in form and substance to the Agent, which Interim Order shall have been entered with the consent or non-objection of a preponderance (as determined by the Agent) of the lenders party to the Pre-Petition Credit Agreement and on such prior notice to such parties (including, without limitation, the Primed Credit Agreement Parties) as may be reasonably satisfactory to the Agent, approving the transactions contemplated herein and granting the Superpriority claim status and senior priming and other liens referred to above, which Interim Order shall (i) authorize extensions of credit in amounts not in excess of $5 million, (ii) authorize the use of cash collateral under the Pre-Petition Credit Agreement and provide for adequate protection in favor of the Primed Credit Agreement Parties as set forth under "Conditions to Priming and Use of Cash Collateral" above, (iii) contain customary provisions regarding challenges to the pre-petition claims and liens of the Primed Credit Agreement Parties, Section 506(c) of the Bankruptcy Code and other matters, (iv) approve the payment by the Borrower of all of the fees provided for above and (v) not have been vacated, reversed, modified, amended or stayed;

          (b) The Agent shall be satisfied that all of the Primed Credit Agreement Parties and the requisite holders of Senior Subordinated Indebtedness (as defined in the Pre-Petition Credit Agreement) and holders of Investor Loans (as defined in the Pre-Petition Credit Agreement), in each case in number (50%) and amount (66 2/3%), shall have entered into a lockup agreement (the "Lockup Agreement") in form and substance satisfactory to the Agent with respect to a plan of reorganization of the Debtors, the terms of which are set forth in the Lockup Agreement (the "Plan"), and such Lockup Agreement shall be in full force and effect, or such persons shall have otherwise voted for the Plan and such votes have not been withdrawn.

          (c) The Agent shall be satisfied that the Primed Credit Agreement Parties shall have entered into an intercreditor agreement with the Lenders providing that the lien on, and security interest in, the property of the Guarantors (other than Holdings) that secures the obligations of such Guarantors to the Primed Credit Agreement Parties is subordinate to and primed by the lien on, and security interest in, the property of such Guarantors that secures the obligations of such Guarantors to the Lenders, and such intercreditor agreement shall be in full force and effect.

          (d) All of the "first day orders" entered at the time of commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent;

          (e) Filing on the Petition Date of the Plan and the disclosure statement relating thereto, each consistent in all material respects with the terms therefor set forth in the Lockup Agreement and otherwise in form and substance satisfactory to the Agent.

          (f) The Agent shall be satisfied that all holders of claims or interests against the Debtors entitled to vote on the Plan shall have received a copy of the Plan and disclosure statement relating thereto and the Debtors shall have received sufficient votes from such holders of claims and interests to enable the Plan to be confirmed pursuant to section 1129 of the Bankruptcy Code;

          (g) Receipt of closing documents (including security documents granting the liens in favor of the Agent contemplated hereby) reasonably satisfactory in form and substance to the Agent;

          (h) Legal opinion of counsel to the Borrower and the Guarantors reasonably satisfactory to the Agent in substantially the form set forth as an Exhibit to the Agreement;

          (i) Receipt of UCC searches (including tax liens and judgments) conducted in the jurisdictions in which the domestic Guarantors (other than Holdings) conduct business, satisfactory to the Agent (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of liens and encumbrances on the assets of the such Guarantors other than liens granted or permitted under the Pre-Petition Credit Agreement and such other liens as may be satisfactory to the Agent;

          (j) There shall have been paid to the Agent all fees owed to the Agent, the Lenders and JPMorgan;

          (k) All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Lenders contemplated by the Agreement shall be reasonably satisfactory in form and substance to the Agent and the Agent shall have received all information and copies of all documents or papers reasonably requested by the Agent;

          (l) The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent (including, without limitation, the Borrower's business plans, consolidated and by division, for the period ending on the last day of the fiscal quarter in which the Maturity Date is scheduled to occur and such business plans shall be satisfactory in form and substance to the Agent); and

          (m) Such other conditions as are reasonably satisfactory to the Agent and the Lenders.

  Conditions of Each Extension of Credit

     The obligation to provide each extension of credit (including the initial extension of credit) shall be subject to the satisfaction of the following conditions:

          (a) If, as a result of such extension of credit, usage of the Commitment would exceed in the aggregate the amount authorized by the Interim Order, and in any event no later than 30 days after the entry of the Interim Order, the Bankruptcy Court shall have entered an order (the "Final Order") in substantially the form of the Interim Order, with only such modifications as are satisfactory in form and substance to the Agent;

          (b) The Interim Order or the Final Order, as the case may be, shall be in full force and effect, and shall not have been vacated, reversed, modified, amended or stayed;

          (c) No Event of Default and no condition which would constitute an Event of Default with the giving of notice or lapse of time or both shall exist;

          (d) Representations and warranties shall be true and correct in all material respects at the date of each extension of credit except to the extent such representations and warranties relate to an earlier date;

          (e) Receipt of a notice of borrowing from the Borrower;

          (f) Receipt by the Agent of a Borrowing Base Certificate dated no more than 7 days prior to the extension of credit, which Borrowing Base Certificate shall include supporting schedules as required by the Agent, provided, however, that for the initial extension of credit, a Borrowing Base Certificate may be delivered on, and dated as of, the Closing Date;

          (g) The Borrower shall have paid the balance of all fees then payable as referenced herein; and

          (h) Such other conditions as may be mutually agreed upon by the Agent and the Borrower.

     The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit under the Agreement shall be deemed to be a representation and warranty by the Borrower that the conditions specified above have been satisfied or waived.

  Representations and Warranties

     The Borrower and the Guarantors shall represent and warrant in a manner satisfactory to the Agent and the Lenders as to:

          (a) Due incorporation and good standing of Holdings and due incorporation, good standing and ownership of the stock of the Borrower and the Guarantors (other than Holdings);

          (b) No consent or approval is required other than the Interim Order and Final Order, neither of which (as applicable) shall have been amended, stayed, vacated, reversed or rescinded;

          (c) Due authorization, execution and delivery of loan documents satisfactory in form and substance to the Agent (collectively, the "Agreement"); no violation of other material agreements entered into after the commencement of the Cases; no violation of law as a result of execution, delivery or performance;

          (d) No liens on the assets of the Borrower or the Guarantors except for liens that are satisfactory to the Agent and are reflected on a schedule annexed to the Agreement or are permitted by the Agreement;

          (e) Financial statements for the fiscal year ended December 31, 2001 and for the fiscal quarters ended March 31, 2002 and June 30, 2002 present fairly, in all material respects, the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis as of the dates thereof and have been prepared in a manner consistent with GAAP;

          (f) Compliance in all material respects with applicable laws and regulations including (without limitation) applicable environmental laws and regulations;

          (g) No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole has occurred from that set forth in the Borrower's financial statements for the fiscal year ended December 31, 2001 other than those which customarily occur as a result of events and circumstances leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code;

          (h) No information that has been furnished by the Borrower or any of the Guarantors to the Agent or the Bankruptcy Court contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made;

          (i) There is no unstayed litigation which is reasonably likely to be determined adversely and if so determined would have a material adverse effect on the operations, business, properties, assets, prospects or financial condition of the Borrower and the Guarantors taken as a whole;

          (j) Use of proceeds as set forth in "Commitment and Availability" above;

          (k) Insurance is sufficient and in such amounts as is customary in the industries in which the Borrower and the Guarantors operate;

          (l) Such other representations and warranties as may be mutually agreed upon by the Agent and the Borrower.

  Affirmative Covenants

     The Borrower and each of the Guarantors shall:

          (a) Keep financial statements in accordance with GAAP and maintain true and complete books and records;

          (b) Furnish consolidated monthly cash flow reports, monthly, quarterly and annual financial statements for the Borrower on a consolidated basis, monthly consolidating profit and loss statements for the Borrower and certain of its business units as agreed upon by the Agent and the Borrower, monthly rolling 13 week cash flow projections, weekly cash flow variance reports and other reports as may be reasonably requested by the Agent or any Lender, such annual consolidated financial statements to be audited for the Borrower and its consolidated subsidiaries;

          (c) Deliver weekly Borrowing Base Certificates satisfactory to the Agent, accompanied by such supporting documentation as may be required by the Agent, during any period in which an extension of credit is outstanding (such Borrowing Base Certificates shall only reflect updated information pertaining to accounts receivable to the extent the Borrowing Base in respect of accounts receivable is sufficient to cover outstanding borrowings);

          (d) Be available to discuss the Borrower's business plans referred to under "Conditions of Initial Extension of Credit" above with the Agent and the Lenders upon the Agent's reasonable request;

          (e) Deliver to the Agent and its counsel all pleadings, motions, applications, judicial information, financial information, and other documents filed by or on behalf of the Borrower or Holdings with the Bankruptcy Court or distributed by the Borrower or Holdings to any official committee appointed in any of the Cases;

          (f) Maintain insurance on all its property in a manner which is customary in the industry with financially sound and responsible insurance companies;

          (g) Do all things necessary to preserve, renew and keep in full force its corporate existence;

          (h) Pay all post-petition taxes and other post-petition obligations as and when due except where contested in good faith and by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor);

          (i) Notify the Agent of any Event of Default or an event which with the giving of notice or the passage of time or both would constitute an Event of Default;

          (j) Permit the Agent and its agents to visit the premises of the Borrower and the Guarantors, confer with officers of the Borrower and the Guarantors and representatives of the Borrower and the Guarantors and review and appraisals all of their books and records, and to conduct examinations of and to monitor the collateral held by the Agent in each case at the Borrower's expense, all during regular business hours and upon reasonable notice;

          (k) Comply with customary ERISA covenants;

          (l) Deliver to the Lenders information (including market comparables) regarding any stay bonus or other cash retention payment with respect to the Borrower's managers and/or executives; and

          (m) Such other affirmative covenants as may be mutually agreed upon by the Agent and the Borrower.

  Negative Covenants

     The Borrower and each of the Guarantors shall not (and shall not apply to the Bankruptcy Court for authority to):

          (a) Merge or consolidate with any other party (except that Holdings may merge or consolidate with the Borrower);

          (b) Create or permit to exist any liens or encumbrances on any assets except (i) pre-petition liens and encumbrances as reflected on a schedule annexed to the Agreement, (ii) liens in favor of the Agent on behalf of the Lenders and (iii) such other liens as are permitted in the Agreement (the Agreement will permit (1) liens imposed by law for taxes not yet due or being contested in good faith by appropriate proceedings; (2) statutory and other like liens, pledges or deposits in connection with workers' compensation and other social security obligations (other than any liens imposed under ERISA) and certain liens of landlords, carriers, warehousemen and mechanics and other liens (other than environmental liens and liens imposed under ERISA) imposed by law in the ordinary course of business; (3) deposits to secure the performance of tenders, bids, and other contracts, other than for the payment of borrowed money, arising in the ordinary course of business; (4) easements and other similar encumbrances that are not material; (5) liens securing purchase money indebtedness and capital lease obligations permitted by the Agreement; (6) liens on the assets of subsidiaries of the Borrower not to exceed a basket to be agreed; and (7) liens junior to the senior liens contemplated hereby that are granted by the Interim Order or the Final Order pursuant to 11 U.S.C. sec. 364(d)(1) as adequate protection to the Primed Credit Agreement Parties, provided, that the Interim Order and the Final Order provide that the holders of such junior liens shall not be permitted to take any action to enforce their rights with respect to such junior liens as long as any amounts are outstanding under the Agreement or the Lenders have any Commitment thereunder);

          (c) Create or permit to exist any other Superpriority claim which is pari passu with or senior to the claims of the Agent and the Lenders under the Agreement, except for the Carve-Out;

          (d) Sell or otherwise dispose of any assets (including, without limitation, the stock of any subsidiary) except as permitted in the Agreement (which exceptions shall be substantially similar to those in the Pre-Petition Credit Agreement, with such modifications as the Agent shall require), provided however that the Borrower and the Guarantors may apply to the Bankruptcy Court for authority to sell assets for proceeds up to the difference between the amount of the commitments of the lenders in respect of the revolving facility and the Maximum Amount as contemplated in the exit facility documents of even date herewith for use of such proceeds as working capital or otherwise and certain scheduled asset sales to be agreed upon.

          (e) Create or permit to exist indebtedness for borrowed money in addition to indebtedness under the Agreement except as permitted in the Agreement (which exceptions shall be substantially similar to those in the Pre-Petition Credit Agreement, with such modifications as the Agent shall reasonably require and shall include baskets for indebtedness to be incurred by subsidiaries of the Borrower);

          (f) Make Capital Expenditures (to be defined in a manner satisfactory to the Agent) during the last half of the 2002 fiscal year in an aggregate amount in excess of $37.0 million, during the first half of the 2003 fiscal year in an aggregate amount in excess of $69.1 million or during the last half of the 2003 fiscal year in an aggregate amount in excess of $92.0 million;

          (g) Permit cumulative consolidated EBITDA for the Borrower and its consolidated subsidiaries for each three-month period ending on the last day of each fiscal month commencing with September 2002 through the Maturity Date to be less than an amount that shall be mutually agreed upon by the Borrower and the Agent and set forth in the Agreement. EBITDA shall have the meaning set forth in the Pre-Petition Credit Agreement, provided that it shall be calculated to exclude charges related to the restructuring contemplated by the Plan, charges related to the closing of operations in Rouen, France and Terni, Italy, and other non-recurring operational restructuring charges in an aggregate amount not to exceed $25,000,000.

          (h) Guaranty the obligations of others except as permitted by the Agreement (including guaranties of the obligations of non-Guarantor subsidiaries after the Petition Date in an aggregate amount not in excess of $5,000,000);

          (i) Make loans or investments except as permitted in the Agreement (which exceptions shall be substantially similar to those in the Pre-Petition Credit Agreement, with such modifications as the Agent shall reasonably require);

          (j) Directly or indirectly enter into or permit to exist any material transaction with any of its Affiliates (to be defined in the manner set forth in the Pre-Petition Credit Agreement, with such modifications as the Agent shall reasonably require, but which will not include the Borrower and its subsidiaries) except for (i) transactions that are entered into in the ordinary course of Borrower's business in good faith and upon commercially reasonable terms, and that are no less favorable to Borrower than would be obtained in an arm's-length transaction with a non-Affiliate and (ii) transactions described on a schedule reasonably satisfactory to the Agent to be annexed to the Agreement;

          (k) Declare or make any dividend or make any distribution on account of capital stock (other than dividends and distributions from the subsidiary Guarantors to the Borrower);

          (l) Make payments in connection with operational restructuring in excess of $20,000,000 in the aggregate (subject to increase based on net recovery from scheduled asset sales);

          (m) Modify or alter in any material manner the nature and type of its business or the manner in which such business is conducted, except as required by the Bankruptcy Code;

          (n) Enter into interest rate swaps, caps or collar agreements or similar arrangements ("Hedge Agreements") dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, other than non-speculative Hedge Agreements with a Lender in connection with the Borrower's cash management (it being understood that the Borrower's mark-to-market liability in respect of such Hedge Agreements shall not exceed $5,000,000);

          (o) Modify or alter in any material manner the Plan; and

          (p) Such other negative covenants as may be mutually agreed upon by the Agent and the Borrower.

  Events of Default

     Upon the occurrence and continuance of any of the following Events of Default beyond the applicable grace period (if any) set forth below, the Agent may take all or any of the following actions without further order of or application to the Bankruptcy Court, provided that with respect to clause (iii) below and the enforcement of liens or other remedies with respect to collateral referred to in clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases, counsel for the administrative agent under the Pre-Petition Credit Agreement and to the United States Trustee for the Southern District of New York) with five
(5) business days' prior written notice and provided, further, that upon receipt of the notice referred to in the immediately preceding clause, the Borrower may continue to make ordinary course disbursements from such account referred to in clause (iii) below but may not withdraw or disburse any other amounts from such account (in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto being whether, in fact, an Event of Default has occurred and is continuing):

             (i) declare the principal of and accrued interest on the outstanding borrowings to be immediately due and payable;

             (ii) terminate any further commitment to lend to the Borrower or to issue Letters of Credit;

             (iii) set-off any amounts held as cash collateral or in any accounts maintained with JPMorgan Chase Bank;

             (iv) require the Borrower upon demand to furnish immediate cash collateral for Letters of Credit then outstanding in an amount equal to 102% of the outstanding amount of such Letters of Credit (to the extent that the Borrower and the Guarantors fail to furnish such cash collateral, the Agent may reserve cash collateral in such amount from any amounts that are set off pursuant to clause (iii) above); and/or

             (v) take any other action or exercise any other right or remedy (including, without limitation, with respect to the liens in favor of the Agent and the Lenders) permitted under the Agreement, or by applicable law.

          (a) Failure by the Borrower to pay (i) interest or fees when due and such default shall continue for more than five business days or (ii) principal when due (including, without limitation, on the Prepayment Date);

          (b) Breach by the Borrower or any Guarantor of any of the negative covenants described above;

          (c) Breach by the Borrower or any Guarantor of any other covenant or agreement contained in the Agreement and such breach shall continue unremedied for more than thirty days;

          (d) Failure by the Borrower to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three days;

          (e) Any representation or warranty made by the Borrower or any Guarantor shall prove to have been incorrect in any material respect when made;

          (f) Any of the Cases shall be dismissed or converted to a Chapter 7 Case; a Chapter 11 Trustee, a responsible officer or an examiner with enlarged powers relating to the operation of the business of the Borrower (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Cases; or any other superpriority Claim (other than the Carve-Out) which is pari passu with or senior to the claims of the Agent and the Lenders shall be granted in any of the Cases; or the Bankruptcy Court shall enter an order terminating the use of cash collateral referred to in paragraph (a) of "Conditions of Initial Extension of Credit" above;

          (g) Other than as set forth under "Conditions to Priming and Use of Cash Collateral" above (and other than payments authorized by the Bankruptcy Court (i) in respect of accrued payroll and related expenses as of the commencement of the Cases and (ii) in respect of certain critical vendors and other creditors, in each case to the extent authorized by one or more "first day" orders reasonably satisfactory to the Agent), the Borrower or Holdings shall make any payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition indebtedness or payables (including, without limitation, reclamation claims);

          (h) The Bankruptcy Court shall enter an order granting relief from the automatic stay to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or Holdings which have an aggregate value in excess of $2,000,000;

          (i) A Change of Control (to be defined in the Agreement) shall occur;

          (j) Any material provision of the Agreement shall cease to be valid and binding on the Borrower and the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court;

          (k) An order shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying the Interim Order or the Final Order other than as consented to by the Agent;

          (l) Any judgment in excess of $2,000,000 as to any post-petition obligation shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not be stayed; or there shall be rendered against the Borrower or any of the Guarantors a non-monetary judgment with respect to a post-petition event which causes or would reasonably be expected to cause a material adverse change or a material adverse effect on the ability of the Borrower or any of the Guarantors to perform its obligations under the Agreement;

          (m) Certain ERISA-related and environment-related defaults;

          (n) A plan of reorganization is filed by any Debtor that is materially inconsistent with the Plan;

          (o) The Lockup Agreement is terminated or ceases to be in full force and effect for any reason; and

          (p) Such other Events of Default (including with respect to environmental laws) as may be mutually agreed upon by the Agent and the Borrower.

  Yield Protection and Increased Costs; Taxes

     Standard yield protection and indemnification including capital adequacy requirements will be incorporated that will satisfactorily compensate the Lenders in the event that, after execution of the Agreement by the Lenders, any changes in law, requirement, guideline or request of relevant authorities shall increase costs, reduce payments or earnings, or increase capital requirements.

  Costs and Expenses; Indemnification

     All reasonable out-of-pocket costs and expenses of the Agent and JPMorgan (including, without limitation, reasonable fees and disbursements of counsel and of internal and third-party appraisers and consultants advising the Agent and JPMorgan, internally allocated charges and expenses relating to the Agent's initial and ongoing Borrowing Base examinations, expenses in connection with periodic field examinations and appraisals, the monthly and other monitoring of assets, syndication, enforcement of rights and other miscellaneous disbursements) shall be payable by the Borrower on demand whether or not the transactions contemplated hereby are consummated. The Borrower and the Guarantors shall indemnify the Agent, JPMorgan and the Lenders against any liability arising in connection with the transactions contemplated hereby (other than in the case of the gross negligence or willful misconduct of, or material breach of its obligations by, any indemnified person).

  Assignments and Participations

     Agreement and Notes to be assignable by each of the Lenders to Eligible Assignees (to be defined in the Agreement) subject to a minimum amount (unless otherwise agreed to by the Agent) of $1,000,000. Each assignment shall be subject to the prior written consent of the Agent, such consent not to be unreasonably withheld. The Agent will receive a processing and recordation fee of $3,500 from each assignee with each assignment. Each assignment will be by novation. Each Lender shall have the right to sell participations in its loans, subject to customary voting limitations. Assignees and participants shall be entitled to the benefit of the yield protection and increased cost provisions referred to above, but only to the extent of the participating Lender's benefit of such protections.

  Voting

     Required Lenders (defined to mean Lenders holding at least a majority of the Commitments) except as to (x) an increase in the amount of the Commitment or a release of any of the collateral, as to which the consent of a Super-Majority of the Lenders (defined to mean Lenders including JPMorgan Chase Bank holding at least 66 2/3% of the Commitments) will be required and (y) matters requiring unanimity of all affected Lenders (the reduction of interest rates, the extension of interest payment dates, the reduction of fees, the extension of the maturity of the Borrower's obligations, the super-priority status of the Borrower's and Holdings' obligations and the release of all or substantially all of the collateral). The Agreement will provide that if the Borrower requests an amendment which requires unanimous consent and such amendment is consented to by a Super-Majority of the Lenders, then with the consent of the Borrower and such Super-Majority, the Agreement may be amended to replace the Lender(s) which did not consent to the amendment requested by the Borrower.

  Agency

     Usual and customary agency provisions satisfactory to the Agent and the Documentation Agent.

  Documentation

     Satisfactory in form and substance to the Agent and the Borrower.

  Governing Law

     New York except as governed by the Bankruptcy Code.

                         EXHIBIT C TO LOCKUP AGREEMENT

                                VIASYSTEMS, INC.
                               CREDIT FACILITIES

                      SUMMARY OF TERMS AND CONDITIONS FOR
                         RESTRUCTURED CREDIT FACILITIES
                     (INCLUDING AN EXIT REVOLVING FACILITY)

I.  PARTIES

  Borrowers

     Viasystems, Inc. (the "US Borrower"), Viasystems Canada Holdings, Inc. (the "Canadian Borrower") and Print Service Holding N.V. ("Print Service"; the Canadian Borrower and Print Service, collectively, the "Foreign Subsidiary Borrowers"; the US Borrower and the Foreign Subsidiary Borrowers, collectively, the "Borrowers").

  Guarantors

     The obligations of the US Borrower and each Foreign Subsidiary Borrower shall be guaranteed by Viasystems Group, Inc., the holding company parent of the US Borrower ("Holdings"), each of its direct and indirect domestic subsidiaries (other than the US Borrower) (the "Domestic Guarantors") and, subject to any tax, statutory or contractual limitations, certain of its direct and indirect foreign subsidiaries (the "Foreign Guarantors"; Holdings, the Domestic Guarantors and the Foreign Guarantors, collectively, the "Guarantors"; the Borrowers and the Guarantors, collectively, the "Loan Parties").

  Exclusive Advisor, Sole Lead Arranger and Sole Bookrunner

     J.P. Morgan Securities Inc. (in such capacity, the "Arranger").

  Administrative Agent

     JPMorgan Chase Bank ("JPMorgan Chase Bank" and, in such capacity, the "Administrative Agent").

  Lenders

     The banks, financial institutions and other entities, including JPMorgan Chase Bank (collectively, the "Lenders"), that are parties to (or, in the case of HMTF (as defined below), participants under) the Credit Agreement, dated as of March 29, 2000 (as amended, supplemented or otherwise modified from time to time, the "Pre-Petition Credit Agreement"), among Holdings, the US Borrower, the Foreign Subsidiary Borrowers parties thereto, the Lenders, J.P. Morgan Bank Canada, as Canadian administrative agent, J.P. Morgan Europe Limited, as multicurrency administrative agent, and JPMorgan Chase Bank, as administrative agent. Pursuant to the restructuring set forth in the pre-arranged plan of reorganization (the "Plan") that will be filed by Holdings and the US Borrower in connection with the bankruptcy cases (the "Cases") which will be filed by Holdings and the US Borrower under Chapter 11 of the Bankruptcy Code, indebtedness under the Pre-Petition Credit Agreement will be converted into Tranche B Term Loans (as defined below), provided that any Lender that chooses to participate in the Exit Revolving Facility described below will receive, in lieu of an equivalent amount of Tranche B Term Loans that it would have otherwise received, an amount of Tranche A Term Loans (as defined below) equal to the lesser of (i) 150% of its commitment under the Exit Revolving Facility and (ii) the amount of indebtedness under the Pre-Petition Credit Agreement that it holds (that is not otherwise being converted into equity of Holdings).

II.  TYPES AND AMOUNTS OF CREDIT FACILITIES

  A.  TRANCHE A TERM FACILITY

  Type and Amount

     Term loan facility (the "Tranche A Term Facility") in an aggregate amount determined as set forth above (the loans thereunder, the "Tranche A Term Loans").

  Availability

     The Tranche A Term Loans shall be deemed made on the Closing Date (as defined below).

  Maturity

     To be determined, based on the aggregate amount of the Tranche A Term Facility and the amortization schedule set forth below.

  Purpose

     The Tranche A Term Loans shall be used to re-finance the outstanding amount of the obligations of the Borrowers under the Pre-Petition Credit Agreement.

  B.  TRANCHE B TERM FACILITY

  Type and Amount

     Term loan facility (the "Tranche B Term Facility"; together with the Tranche A Term Facility, the "Term Facilities") in an aggregate amount equal to the amount of indebtedness under the Pre-Petition Credit Agreement less the amount of such indebtedness converted into equity of the US Borrower and Tranche A Term Loans (the loans thereunder, the "Tranche B Term Loans"; together with the Tranche A Term Loans, the "Term Loans").

  Availability

     The Tranche B Term Loans shall be deemed made on the Closing Date.

  Maturity

     September 30, 2008.

  Amortization of Tranche A Term Facility and Tranche B Term Facility

     The Tranche A Term Loans and the Tranche B Term Loans shall be repayable in quarterly installments in an aggregate amount as set forth below. Until the Tranche A Term Loans have been repaid in full, the amount of each such quarterly installment applied to the repayment of the Tranche B Term Loans shall be $250,000. In the quarter in which the Term Loan A Facility is paid in full, the Term Loan B Facility amortization shall be $250,000 plus the amount by which the amount that would otherwise be allocated to the Term Loan A Facility exceeds the outstanding amount of such Term Loan A Facility at such time.

DATE                                                            AMOUNT
----                                                            ------
March 31, 2003..............................................  $ 7,500,000
June 30, 2003...............................................  $   500,000
September 30, 2003..........................................  $ 7,500,000
December 31, 2003...........................................  $   500,000
March 31, 2004..............................................  $10,000,000
June 30, 2004...............................................  $   500,000
September 30, 2004..........................................  $10,000,000
December 31, 2004...........................................  $   500,000
March 31, 2005..............................................  $15,000,000
June 30, 2005...............................................  $   500,000
September 30, 2005..........................................  $15,000,000
December 31, 2005...........................................  $   500,000
March 31, 2006..............................................  $15,250,000
June 30, 2006...............................................  $   250,000
September 30, 2006..........................................  $15,250,000
December 31, 2006...........................................  $   250,000
March 31, 2007..............................................  $15,250,000
June 30, 2007...............................................  $   250,000
September 30, 2007..........................................  $15,250,000
December 31, 2007...........................................  $   250,000
March 31, 2008..............................................  $17,750,000
June 30, 2008...............................................  $   250,000
September 30, 2008................................. All remaining amounts

  Purpose

     The Tranche B Term Loans shall be used to re-finance the outstanding amount of the obligations of the Borrowers under the Pre-Petition Credit Agreement.

  C.  EXIT REVOLVING FACILITY

  Type and Amount

     Five-year revolving credit facility (the "Revolving Facility"; together with the Term Facilities, the "Credit Facilities") in an amount of up to $61,850,000(1) for the US Borrower (the loans thereunder, the "Revolving Loans"). The US Borrower shall have the right to request an increase of the Revolving Facility commitments up to the Maximum Amount (the "Facility Increase"), provided that such Facility Increase will only become effective if existing or new Lenders agree to participate in such Facility Increase. The US Borrower shall have the right to offer such Facility Increase to (x) the existing Lenders, and each existing Lender will have the right to commit to all or a portion of the proposed increase, (y) third party financial institutions acceptable to the Administrative Agent or (z) affiliates of HMTF or GSC Partners ("GSC"). The

---------------

1 The maximum amount of the Revolving Facility (such amount, as adjusted in accordance with clause (iii) of Mandatory Prepayments and Commitment Reductions below, the "Maximum Amount") shall be limited to $50,000,000, provided that the Maximum Amount will be increased over $50,000,000, up to $61,850,000, by $0.50 for each $1.00 of outstanding loans under the Pre-Petition Credit Agreement held by affiliates of Hicks, Muse, Tate & Furst Incorporated ("HMTF") that are converted to common stock of Holdings.

     existing Lenders or third parties agreeing to such Facility Increase shall execute and deliver such joinder documents or other documents as may be reasonably required by the Administrative Agent to effect such Facility Increase. Upon the effectiveness of the Facility Increase, the pro rata shares of each Lender under the Revolving Facility shall be automatically adjusted to reflect the percentage of the commitment of each Lender (including any new Lender) in respect of the commitments of all Lenders (including any new Lenders).

  Letters of Credit

     A portion of the Revolving Facility not in excess of $15,000,000 shall be available for the issuance of letters of credit (the "Letters of Credit") by JPMorgan Chase Bank (in such capacity, the "Issuing Lender"). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Termination Date (as defined below), provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

     Drawings under any Letter of Credit shall be reimbursed by the US Borrower (whether with its own funds or with the proceeds of Revolving Loans) on the business day following the date of draw. To the extent that the US Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

     Certain outstanding letters of credit issued under the Pre-Petition Credit Agreement (the "Assumed Letters of Credit"), in an aggregate face amount not in excess of $12,500,000, will be deemed issued and outstanding letters of credit under the Credit Facilities but shall not reduce the amount otherwise available for Revolving Loans or the issuance of letter of credit under the Revolving Facility. In the event of a drawing under any Assumed Letter of Credit, the Lenders under the Tranche B Term Facility shall be irrevocably and unconditionally obligated to reimburse the issuer of such Assumed Letter of Credit on a pro rata basis, and the amount of such reimbursement shall be deemed a Tranche B Term Loan to be repaid on September 30, 2008. In addition, outstanding letters of credit issued under the DIP Facility (as defined below) will be deemed issued and outstanding Letters of Credit under the Revolving Facility, but will reduce availability under the Revolving Facility.

  Availability

     The Revolving Facility shall, subject to the Domestic Asset Coverage Test set forth below, be available on a revolving basis during the period commencing on the Closing Date and ending on the fifth anniversary thereof (the "Revolving Termination Date").

  Maturity

     The Revolving Termination Date.

  Purpose

     The proceeds of the Revolving Loans shall be used to refinance the credit facility (the "DIP Facility") entered into by the US Borrower during the pendency of the Cases and for general corporate purposes (including to finance the working capital needs) of the Borrowers and their respective subsidiaries.

  Domestic Asset Coverage Test

     It shall be a condition to availability under the Revolving Facility that the ratio of (i) the aggregate net book value of accounts receivable and inventory of the US Borrower and its domestic subsidiaries (less the aggregate net book value of such accounts receivable and inventory relating to the US Borrower's San Jose facility) to (ii) the aggregate amount of extensions of credit under the Revolving Facility, exceeds 1.15:1.0 (the "Domestic Asset Coverage Test").

III.  CERTAIN PAYMENT PROVISIONS

  Fees and Interest Rates

     As set forth on Annex I.

  Optional Prepayments and Commitment Reductions

     Loans may be prepaid and commitments may be reduced by the specified Borrower in a minimum amount equal to $500,000 and integral multiples of $100,000 in excess thereof, provided that so long as any Term Loans are outstanding, the commitments under the Revolving Facility shall not be reduced. Optional prepayments of the Term Loans shall be applied, first, to the prepayment of the Tranche A Term Loans, and, second, to the prepayment of the Tranche B Term Loans. Each such prepayment of the Term Loans shall be applied, first, to the next four installments thereof, and, second, to the installments thereof ratably in accordance with the then outstanding amounts thereof, and may not be reborrowed.

  Mandatory Prepayments and Commitment Reductions

     The following amounts shall be applied to prepay the Term Loans and reduce the Revolving Facility:

          (i) 75% of the net proceeds of any sale or issuance of equity (other than equity of Holdings purchased by management in connection with incentive plans and common equity infusions from existing equity holders and their respective affiliates) after the Closing Date by Holdings or any of its subsidiaries;

          (ii) 100% of the net proceeds of any incurrence of certain indebtedness to be agreed after the Closing Date by Holdings or any of its subsidiaries; and

          (iii) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by Holdings or any of its subsidiaries of any material assets (except for the sale of inventory or obsolete or worn-out property in the ordinary course of business, certain other scheduled asset sales and certain other dispositions to be agreed on), provided, however, that Holdings and such subsidiaries may retain for use as working capital or otherwise the proceeds of the sale of the US Borrower's facility in Richmond, Virginia to the extent that the aggregate commitments of Lenders in respect of the Revolving Facility are less than the Maximum Amount so long as the aggregate amount of such retained proceeds does not exceed the difference between the aggregate amount of such commitments and the Maximum Amount, provided, further, that the aggregate amount of such retained proceeds shall reduce the Maximum Amount.

          (iv) an amount equal to the lesser of (A) 75% of excess cash flow (to be defined in a mutually satisfactory manner) for each fiscal year of Holdings (commencing with the first full fiscal year ended following the fiscal year in which the Closing Date occurs) and (B) the amount of cash and cash equivalents on hand at Holdings and its subsidiaries as at December 31 of each such fiscal year in excess of $87,500,000.

          All such amounts shall be applied, first, to the prepayment of the Tranche A Term Loans, second, to the prepayment of the Tranche B Term Loans, third, to the cash collateralization of the Assumed Letters of Credit, and, fourth, to the permanent reduction of the Revolving Facility. Each such prepayment of the Term Loans shall be applied to the installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. The Revolving Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Facility.

IV.  COLLATERAL

     The obligations of the US Borrower and each Domestic Guarantor in respect of the Credit Facilities shall be secured by a perfected first priority security interest in all of its tangible and intangible assets (including, without limitation, intellectual property, fee owned real property, all of the capital stock of the US Borrower and each of its direct and indirect domestic subsidiaries, 65% of the capital stock of direct foreign subsidiaries of any such Loan Party (other than Viasystems Luxembourg S.a.r.l.) and 100% of the capital stock of Viasystems Luxembourg S.a.r.l.), except for those assets as to which the Administrative Agent shall determine in its sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.

     In addition, the obligations of each Foreign Subsidiary Borrower and Foreign Guarantor in respect of the Credit Facilities shall be secured by a perfected first priority security interest in all of its tangible and intangible assets (including, without limitation, intellectual property, fee owned real property, all of the capital stock of such Foreign Subsidiary Borrowers not otherwise pledged pursuant to the foregoing paragraph and each of its direct and indirect subsidiaries), except for those assets as to which the Administrative Agent shall determine in its sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.

     The liens securing the Revolving Facility shall have priority over the liens securing the Tranche A Term Facility and the Tranche B Term Facility.

V.  CERTAIN CONDITIONS

  Initial Conditions

     The availability of the Credit Facilities shall be conditioned upon satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions shall be satisfied, the "Closing Date") on or before January 31, 2003:

          (a) Each Loan Party shall have executed and delivered satisfactory definitive financing documentation with respect to the Credit Facilities (the "Credit Documentation").

          (b) Indebtedness under the Pre-petition Credit Agreement shall have been reduced by at least $50,000,000 in aggregate principal amount by (i) the conversion of such indebtedness held by HMTF, other holders of Senior Subordinated Indebtedness (as defined in the Pre-Petition Credit Agreement) and TCW Shared Opportunity Fund III, L.P. into preferred stock of Holdings, and (ii) receipt by Holdings of cash in connection with a rights offering of Holdings' preferred stock to HMTF and such holders of Senior Subordinated Indebtedness, and the net proceeds thereof having been contributed to the US Borrower as a capital contribution in order to immediately prepay indebtedness under the Pre-Petition Credit Agreement, in each case on reasonably satisfactory terms and conditions.

          (c) (i) All outstanding Senior Subordinated Indebtedness shall have been converted into common stock of Holdings, (ii) all outstanding Investor Loans (as defined in the Pre-Petition Credit Agreement) shall have been converted into common stock and junior preferred stock of Holdings, (iii) there shall not have been any cash payment on account of any junior securities of Holdings or its subsidiaries, or on account of the US Borrower's obligations to DTI, after the date hereof and prior to or upon consummation of the Plan; and (iv) Holdings and its subsidiaries shall not have any outstanding any class of securities that provides for any payment in cash (whether by dividend, interest or otherwise) prior to the repayment in full of the Credit Facilities.

          (d) The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

          (e) The Bankruptcy Court having jurisdiction over the Cases shall have entered an order (the "Confirmation Order") confirming the Plan and authorizing the Loan Parties to enter into and consummate the Credit Facilities. The Plan, all modifications thereof, the Confirmation Order and all legal matters pertaining to the Loan Parties and their respective subsidiaries under the Plan and its confirmation and consummation shall be satisfactory to the Administrative Agent in its reasonable discretion. The Confirmation Order shall be a final, non-appealable order and shall not have been stayed, reversed, vacated or materially modified without the Administrative Agent's reasonable consent. All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Credit Facilities and the continuing operations of the Borrowers and their respective subsidiaries shall have been obtained and be in full force and effect.

          (f) The Plan, including the transactions contemplated thereby, shall have been consummated, and all amounts under the DIP Facility shall have been repaid and the commitments thereunder shall have been terminated.

          (g) The US Borrower shall have delivered satisfactory unaudited interim consolidated financial statements of the US Borrower for each quarterly period ended subsequent to June 30, 2002 as to which such financial statements are available.

          (h) The US Borrower shall have delivered a satisfactory pro forma consolidated balance sheet of the US Borrower as at the date of the most recent consolidated balance sheet delivered pursuant to the preceding paragraph, adjusted to give effect to the consummation of the Plan and the financings contemplated hereby as if such transactions had occurred on such date.

          (i) The US Borrower shall have delivered (as part of the disclosure statement filed in connection with the Cases or otherwise) satisfactory projections through the 2007 fiscal year.

          (j) The Administrative Agent shall have received such legal opinions (including opinions (i) from counsel to Holdings, the US Borrower and its subsidiaries and (ii) from such special and local counsel as may be required by the Administrative Agent), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

  On-Going Conditions

     The making of each extension of credit shall be conditioned upon (a) the accuracy of all representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations), (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit,
(c) compliance with the Domestic Asset Coverage Test at the time of, and after giving effect to the making of, such extension of credit and (d) in the case of the making of a Revolving Loan, the US Borrower and its subsidiaries having less than $20,000,000 in cash and cash equivalents at the time of, or after giving effect to the making of, such extension of credit and the disbursement of the proceeds thereof. As used herein and in the Credit Documentation a "material adverse change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Holdings and its subsidiaries taken as a whole or (b) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder.

VI.  CERTAIN DOCUMENTATION MATTERS

     The Credit Documentation shall contain representations, warranties, covenants and events of default substantially comparable to those contained in the Pre-Petition Credit Agreement (except as otherwise described in Annex II) and other terms deemed appropriate by the Lenders, including, without limitation:

  Representations and Warranties

     Financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; taxes; Federal Reserve Representations and regulations; ERISA; Investment Company Act; subsidiaries; environmental matters; accuracy of disclosure;
Warranties: creation and perfection of security interests; solvency; and insurance.

  Affirmative Covenants

     Delivery of financial statements, reports, accountants' letters, projections, cash flow forecasts, officers' certificates and other information requested by the Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws; further assurances (including, without limitation, with respect to security interests in after-acquired property); and use of proceeds.

  Financial Covenants

     Financial covenants as follows: minimum EBITDA, minimum interest coverage, maximum total leverage, maximum capital expenditures (in each case with levels as set forth on Annex III), and minimum asset coverage (in accordance with the Domestic Asset Coverage Test set forth above).

     EBITDA shall be calculated to exclude charges related to the restructuring contemplated by the Plan, charges related to the closing of operations in Rouen, France and Terni, Italy, and other non-recurring operational restructuring charges in an aggregate amount not to exceed $25,000,000 through the 2003 fiscal year.

  Negative Covenants

     Limitations on: indebtedness (including guarantee obligations); liens; mergers, consolidations, liquidations and dissolutions; sales of assets; dividends and other payments in respect of capital stock; investments, loans and advances; payments and modifications of debt instruments; transactions with affiliates; sale and leasebacks; changes in fiscal year; negative pledge clauses and clauses restricting subsidiary distributions; changes in lines of business; changes in passive holding company status of Holdings; payments in connection with operational restructuring (not to exceed $20,000,000 in the aggregate, subject to increase based on net recovery from scheduled asset sales); and interest rate swaps, caps or collar agreements or similar arrangements ("Hedge Agreements"), other than non-speculative Hedge Agreements with Lenders in connection with the US Borrower's cash management (it being understood that the US Borrower's mark-to-market liability in respect of such Hedge Agreements shall not exceed $5,000,000).

  Events of Default

     Nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default; bankruptcy events; certain ERISA events; material judgments; assertion by any Borrower or Guarantor of the invalidity, or the actual invalidity, of any guarantee or security document or security interest; and a change of control.

  Voting

     Amendments and waivers with respect to the Credit Documentation shall require the approval of both (I) Lenders holding not less than a majority of the sum of the aggregate amount of the Term Loans and the aggregate amount of the commitments under the Revolving Facility and (II) except in the case of certain matters affecting only the Term Loans, Lenders holding not less than a majority of the aggregate amount of the commitments under the Revolving Facility, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of 100% of the Lenders shall be required with respect to (i) reductions of any of the voting percentages and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the collateral. In addition, "class" voting requirements will apply to modifications affecting certain payment matters. For the purposes of clauses (I) and (II) above (but not (a) and (b) above), HMTF, GSC,

Trust Company of the West and any Lender providing any Facility Increase (if such Lender or an affiliate thereof is a holder of the common stock of Holdings), and their respective affiliates, shall be deemed not to hold any commitment under the Revolving Facility, and HMTF and its affiliates shall be deemed not to hold any Term Loans.

  Assignments and Participations

     The Lenders shall be permitted to assign and sell participations in their Loans and commitments, subject, in the case of assignments (other than, subject to certain exceptions, to another Lender, to an affiliate of a Lender or to an affiliate of HMTF), to the consent of the Administrative Agent (which consent in each case shall not be unreasonably withheld). Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender or to an affiliate of HMTF), the minimum assignment amount shall be $2,500,000, unless otherwise agreed by the Administrative Agent. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to certain matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction.

  Yield Protection

     The Credit Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

  Expenses and Indemnification

     The US Borrower shall pay (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Arranger associated with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel to the Agent) and (b) all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of counsel to the Agent) in connection with the enforcement of the Credit Documentation.

     The Administrative Agent, the Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of, or material breach of its obligations by, the indemnified party.

  Governing Law and Forum

     State of New York.

  Counsel to the Administrative Agent and the Arranger

     Simpson Thacher & Bartlett.

                                    ANNEX I
                           INTEREST AND CERTAIN FEES

  Interest Rate Options

     The specified Borrower may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to (i) the ABR plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin.

     As used herein:

     "ABR" means the highest of (i) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the "Prime Rate"), (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1% and (iii) the federal funds effective rate from time to time plus 0.5%.

     "Applicable Margin" means (a) with respect to Revolving Loans, (i) 2.25% in the case of ABR Loans and (ii) 3.25% in the case of Eurodollar Loans, (b) with respect to Tranche A Term Loans (i) 2.50%, in the case of ABR Loans and (ii) 3.50%, in the case of Eurodollar Loans and (c) with respect to Tranche B Term Loans (i) 3.00%, in the case of ABR Loans and (ii) 4.00%, in the case of Eurodollar Loans.

     "Eurodollar Rate" means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three or six months or, to the extent available to all Lenders, nine or twelve months (as selected by the specified Borrower) appearing on Page 3750 of the Telerate screen.

  Interest Payment Dates

     In the case of Loans bearing interest based upon the ABR ("ABR Loans"), quarterly in arrears.

     In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

  Upfront Fees

     On the Closing Date, the US Borrower shall pay an upfront fee to the Lenders under the Revolving Facility in an amount equal to 0.50% of the aggregate commitments under the Revolving Facility.

  Commitment Fees

     The US Borrower shall pay a commitment fee calculated at a rate per annum equal to 0.50% on the average daily unused portion of the Revolving Facility, payable quarterly in arrears.

  Letter of Credit Fees

     The specified Borrower shall pay a fee on all outstanding Letters of Credit (other than the Assumed Letters of Credit) at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility on the face amount of each such Letter of Credit. Such fee shall be shared ratably among the Lenders participating in the Revolving Facility and shall be payable quarterly in arrears. The US Borrower shall pay a fee on all outstanding Assumed Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Tranche B Term Facility. Such fee shall be shared ratably among the Lenders participating in the Tranche B Term Facility and shall be payable quarterly in arrears.

     A fronting fee equal to 1/8 of 1% per annum on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

  Default Rate

     At any time when any Borrower is in default in the payment of any amount of principal due under the Credit Facilities, such amount shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR Loans.

  Rate and Fee Basis

     All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                                                        ANNEX II

                   REVISIONS TO PRE-PETITION CREDIT AGREEMENT

--------------------------------------------------------------------------------------------
 PROVISION IN PRE-PETITION CREDIT AGREEMENT                       REVISION
--------------------------------------------------------------------------------------------
 "Affiliate" definition uses 51% threshold.     To be reduced to 20%.
--------------------------------------------------------------------------------------------

 Section 7.2. Optional prepayments are          Optional prepayments to be applied first to
 applied to the Term Loans (and the             Tranche A Term Loans and then to Tranche B
 installments thereof) as directed by the US    Term Loans, in each case to the next four
 Borrower.                                      installments thereof, then ratably based on
                                                remaining number of payments.
--------------------------------------------------------------------------------------------

 Section 7.3. Currently no mandatory            Add mandatory prepayments from the $25
 prepayments from asset sales other than        million per annum asset sale basket (other
 receivables financings and no equity           than asset sale proceeds from (i) individual
 proceeds.                                      sales of equipment of less than $1 million
                                                (up to $10 million per year in the aggregate
 Mandatory prepayments are applied to the       for such equipment sales) if reinvested in
 Term Loans (and the installments thereof)      useful assets within time periods to be
 first to the next two installments             negotiated, (ii) certain scheduled asset
 (semi-annual) and then ratably.                sales and (iii) the sale of the US
                                                Borrower's facility in Richmond, Virginia)
                                                in excess of $2 million in proceeds per
                                                year.
                                                Add a mandatory prepayment from 75% of net
                                                proceeds from equity, other than equity of
                                                Holdings purchased by management in
                                                connection with incentive plans and common
                                                equity infusions from existing equity
                                                holders and their respective affiliates.
                                                Mandatory prepayments to be applied first
                                                Tranche B Term Loans, in each case to the to
                                                Tranche A Term Loans and then to
                                                installments thereof ratably based on
                                                outstanding amounts thereof.
                                                After Tranche A Term Loans and Tranche B
                                                Term Loans are paid in full, Revolving
                                                Facility commitments are permanently reduced
                                                by the amount of any subsequent prepayment
                                                events.
--------------------------------------------------------------------------------------------

 Section 12.10. $5 million threshold for        Reduce to $1 million, provided that the
 real estate collateral.                        Administrative Agent can except properties
                                                if the cost of taking a security interest
                                                (including applicable mortgage, stamp,
                                                recording and similar taxes) are excessive
                                                in relation to the value.
--------------------------------------------------------------------------------------------

 Section 13.2(b). Intercompany Foreign          Reduce to $25 million.
 Subsidiary debt permitted up to $50
 million.
--------------------------------------------------------------------------------------------

 Section 13.2(e). Purchase money/financing      Combine with Section 13.2(l) (assumed debt)
 lease indebtedness permitted up to $37.5       and 13.2(o) (Governmental Authority debt) to
 million.                                       permit purchase money/financing
                                                lease/assumed/ Governmental Authority
                                                indebtedness up to $25 million.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
 PROVISION IN PRE-PETITION CREDIT AGREEMENT                       REVISION
--------------------------------------------------------------------------------------------
 Section 13.2(j). Third party debt permitted    Reduce to $10 million.
 up to $37.5 million.
--------------------------------------------------------------------------------------------

 Section 13.2(l). Assumed debt permitted up     Eliminate as a separate exception (see
 to $37.5 million.                              Section 13.2(e) above).
--------------------------------------------------------------------------------------------

 Section 13.2(m). Foreign overdraft             Reduce to $20 million.
 facilities permitted up to $25 million.
--------------------------------------------------------------------------------------------

 Section 13.2(n). Subordinated debt of          Permitted only if net proceeds are applied
 Holdings and the US Borrower permitted for     to reduce bank debt.
 various purposes.
--------------------------------------------------------------------------------------------

 Section 13.2(o). Debt associated with          Eliminate as a separate exception (see
 agreements with Governmental Authorities       Section 13.2(e) above).
 permitted up to $50 million.
--------------------------------------------------------------------------------------------

 Section 13.3(h). Purchase money/financing      Reduce to $25 million, but include
 leases/assumed liens permitted up to $57.5     Indebtedness with Governmental Authorities.
 million.
--------------------------------------------------------------------------------------------

 Section 13.3(o). Liens permitted up to $75     Reduce to $10 million.
 million (not more than $37.5 million can be
 domestic).
--------------------------------------------------------------------------------------------

 Section 13.6(d). Asset sales permitted up      See Section 7.3(e) above.
 to $25 million per annum. Proceeds are not
 applied to bank debt.
--------------------------------------------------------------------------------------------

 Section 13.6(i). Receivables financings        Eliminate (i.e. Required Lender consent will
 permitted if approved by the Administrative    be required).
 Agent. Proceeds are applied to bank debt.
--------------------------------------------------------------------------------------------

 Section 13.7(f). Restricted Payments up to     Eliminate.
 $7.5 million permitted after financials for
 FY 2002 are received.
--------------------------------------------------------------------------------------------

 Section 13.8(a). 100% of unused Capital        Carryover for next six months only.
 Expenditures in any year may be carried
 over to the next year.
 Also the basket may be increased by 110% of    Eliminate 110% acquisition increase.
 the Capital Expenditures made by any
 acquired entity in the year prior to the
 acquisition.
--------------------------------------------------------------------------------------------

 Section 13.8(b). In addition to the basket     Eliminate with respect to Excess Cash Flow.
 amount, Capital Expenditures may be made
 with asset sale proceeds and Excess Cash
 Flow to the extent not required to reduce
 the bank debt and with the proceeds of
 Holdings' stock.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
 PROVISION IN PRE-PETITION CREDIT AGREEMENT                       REVISION
--------------------------------------------------------------------------------------------
 Section 13.9(c). Investments in persons        Domestic investments limited to $5 million;
 that become guarantors permitted with no       foreign investments limited to $5 million.
 dollar limit and investments in Foreign        In addition, (i) intercompany investments in
 Subsidiaries permitted up to $50 million,      domestic guarantors will be permitted, (ii)
 provided, that in each case (i) the US         an unlimited amount of investments among the
 Borrower complies with the leverage            credit parties (subject to certain
 covenant in effect prior to the First          exceptions relating to foreign credit
 Amendment and (ii) at least $50 million of     parties) will be permitted, (iii) an
 Revolving Credit Commitments remain            unlimited amount of investments among the
 available.                                     non-credit parties will be permitted, (iv)
                                                an unlimited amount of investments from a
                                                non-credit party to a credit party (which
                                                shall be subordinated in the case of any
                                                intercompany indebtedness) will be permitted
                                                and (v) intercompany loans to foreign
                                                Subsidiaries will be permitted under the $25
                                                million debt basket described above. Clause
                                                (v) above shall also be available for equity
                                                investments, subject to the following
                                                limitations: (a) if the total leverage ratio
                                                is greater than 3.0:1.0, up to $5 million of
                                                such equity investments may be made in order
                                                to comply with statutory "thin
                                                capitalization" requirements, and additional
                                                equity investments may be made solely to
                                                comply with such requirements with the
                                                Administrative Agent's consent, and (b) if
                                                the total leverage ratio is less than or
                                                equal to 3.0:1.0, up to $10 million of such
                                                equity investments may be used for any
                                                purpose, and the remainder may be used to
                                                comply with statutory "thin capitalization"
                                                requirements or for any other purpose with
                                                the Administrative Agent's consent.
--------------------------------------------------------------------------------------------

 Section 13.9(k). "Permitted Acquisitions"      Permit acquisitions of up to $5 million per
 permitted with no dollar limit, provided,      year and, in addition, acquisitions from
 that (i) the US Borrower complies with the     customers in "outsourcing transactions" up
 leverage covenant in effect prior to the       to $10 million per year.
 First Amendment and (ii) at least $50
 million of Revolving Credit Commitments
 remain available.
--------------------------------------------------------------------------------------------

 Section 13.9(m). Investments in                Retained, but subject to pro forma covenant
 Subsidiaries financed with stock of            compliance (as in existing Sections
 Holdings permitted with no limits              13.9(c)(ii), 13.9(j) and 13.9(k)).
 Stock-financed investments in non-
 Subsidiaries permitted up to $50 million
 with no other limits.
--------------------------------------------------------------------------------------------

 Section 13.9. Next to last paragraph           Eliminate with respect to asset sales
 permits investments of any kind with asset     (except as set forth above with respect to
 sale proceeds and Excess Cash Flow to the      Section 7.3) and Excess Cash Flow. Retained
 extent not required to reduce the bank         with respect to proceeds of condemnation and
 debt.                                          casualty.
--------------------------------------------------------------------------------------------

 Section 13.12. Permits permanent financing     Require consummation within 180 days of the
 of capital asset acquisitions through          acquisition.
 sale-leasebacks consummated within 360 days
 of the acquisition.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
 PROVISION IN PRE-PETITION CREDIT AGREEMENT                       REVISION
--------------------------------------------------------------------------------------------
 Section 13.19. Various thresholds for cash     No more than $5 million of domestic cash can
 accounts: (i) no more than $15 million of      be outside a perfected account (provided
 domestic cash can be outside our perfected     that the US Borrower shall use reasonable
 collateral package, (ii) no more than $30      best efforts to make all domestic accounts
 million of foreign cash can be held with       perfected accounts) and no more than $25
 non-Lenders and (iii) no more than $40         million of cash held by Foreign Subsidiaries
 million cash can be held by Foreign            (whether or not with a Lender). Eliminate
 Subsidiaries (whether or not with a            clause (ii).
 Lender).
--------------------------------------------------------------------------------------------

 Additional covenants.                          To include a limitation on swaps, hedges and
                                                derivative transactions to be added,
                                                provided that non-speculative interest rate
                                                and/or currency hedging will be permitted so
                                                long as the US Borrower's mark-to-market
                                                liability in respect thereof blocks
                                                availability under the Revolving Facility.
--------------------------------------------------------------------------------------------

 Section 17.6(c). US Borrower has consent       US Borrower consent right eliminated.
 right to assignments.
 Minimum assignment amounts are $5 million      Minimum assignment amount reduced to $2.5
 ($2.5 million for Tranche B Term Loans).       million.
--------------------------------------------------------------------------------------------

                                                                       ANNEX III

                              FINANCIAL COVENANTS

                  MINIMUM                                               MAXIMUM
 CALENDAR    INTEREST COVERAGE     MAXIMUM TOTAL       MINIMUM          CAPITAL
  QUARTER        RATIO(1)        LEVERAGE RATIO(1)    EBITDA(1)     EXPENDITURES(2)
-----------  -----------------   -----------------   ------------   ---------------
2002   4th     2.00 to 1.00        7.50 to 1.00      $ 63,600,000     $ 37,000,000

2003   1st     2.75 to 1.00        5.50 to 1.00      $ 84,100,000
       2nd     3.25 to 1.00        4.75 to 1.00      $ 98,800,000     $ 69,100,000
       3rd     3.50 to 1.00        4.25 to 1.00      $107,100,000
       4th     3.50 to 1.00        4.25 to 1.00      $110,000,000     $ 92,000,000

2004   1st     3.75 to 1.00        3.75 to 1.00      $129,000,000
       2nd     3.75 to 1.00        3.50 to 1.00      $134,100,000     $ 97,400,000
       3rd     3.75 to 1.00        3.25 to 1.00      $139,000,000
       4th     4.00 to 1.00        3.25 to 1.00      $144,300,000     $103,000,000

2005   1st     4.00 to 1.00        3.00 to 1.00      $152,900,000
       2nd     4.00 to 1.00        3.00 to 1.00      $156,500,000     $107,400,000
       3rd     4.25 to 1.00        2.75 to 1.00      $159,900,000
       4th     4.25 to 1.00        2.50 to 1.00      $163,700,000     $112,000,000

2006   1st     4.25 to 1.00        2.50 to 1.00      $166,600,000
       2nd     4.25 to 1.00        2.50 to 1.00      $169,700,000     $114,400,000
       3rd     4.50 to 1.00        2.25 to 1.00      $172,700,000
       4th     4.50 to 1.00        2.25 to 1.00      $175,900,000     $117,000,000

2007   1st     4.50 to 1.00        2.25 to 1.00      $178,000,000
       2nd     4.50 to 1.00        2.00 to 1.00      $180,200,000     $117,000,000
       3rd     4.75 to 1.00        2.00 to 1.00      $182,400,000
       4th     4.75 to 1.00        2.00 to 1.00      $184,700,000     $117,000,000

2008   1st     5.00 to 1.00        1.75 to 1.00      $186,900,000
       2nd     5.00 to 1.00        1.75 to 1.00      $189,200,000     $117,000,000

---------------

(1) To be tested quarterly, with EBITDA calculated on a rolling four-quarter basis.

(2) To be tested semi-annually, based on capital expenditures during each such semi-annual period.

                         EXHIBIT D TO LOCKUP AGREEMENT

                                    CONSENT

     CONSENT, dated as of August 29, 2002 (this "Consent"), with respect to the Credit Agreement, dated as of March 29, 2000, as amended by the First Amendment dated as of April 23, 2001, the Second Amendment dated as of June 28, 2001, the Third Amendment dated as of March 29, 2002, and the Fourth Amendment dated as of May 29, 2002 (the "Credit Agreement"), among VIASYSTEMS GROUP, INC. ("Holdings"), VIASYSTEMS, INC. (the "US Borrower"), VIASYSTEMS CANADA HOLDINGS, INC. (f/k/a VIASYSTEMS CANADA, INC.) (the "Canadian Borrower"), PRINT SERVICE HOLDING N.V. ("Print Service" and together with the Canadian Borrower, the "Foreign Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), J.P. MORGAN BANK CANADA, as Canadian administrative agent, J.P. MORGAN EUROPE LIMITED, as the multicurrency administrative agent, and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                  WITNESSETH:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

     WHEREAS, Holdings and the US Borrower desire to implement a restructuring and reorganization of Holdings and the US Borrower by way of a plan of reorganization ("Plan") to be filed in cases (the "Cases") filed under chapter 11 of title 11 of the United States Code;

     WHEREAS, pursuant to the Plan, (i) the credit facilities under the Credit Agreement will be restructured in a manner to be determined (such credit facilities, both prior to and after such restructuring, collectively, the "Credit Facility"), (ii) during the pendency of the Cases, Holdings and the US Borrower will enter into a debtor-in-possession facility (the "DIP Facility") and (iii) the US Borrower will, upon consummation of the Plan, enter into a revolving credit facility (the "Exit Facility");

     WHEREAS, the obligations of the US Borrower and each Foreign Subsidiary Borrower under the Credit Facility are and will be guaranteed by Holdings and the Domestic Subsidiaries of the US Borrower and may in addition be guaranteed by the Foreign Subsidiary Borrowers and certain other Foreign Subsidiaries (such guarantee, the "Credit Facility Guarantee"; such guarantors, the "Credit Facility Guarantors"; the Credit Facility Guarantors, the US Borrower and the Foreign Subsidiary Borrowers, the "Credit Facility Loan Parties");

     WHEREAS, the obligations of the Credit Facility Loan Parties in respect of the Credit Facility and the Credit Facility Guarantee are and will be (subject to the subordination contemplated hereby) secured by perfected first priority security interests (the "Credit Facility Liens") in certain assets owned by the Credit Facility Loan Parties (such collateral, the "Credit Facility Collateral");

     WHEREAS, it is a condition precedent to the obligation of the lenders under the DIP Facility (the "DIP Lenders") to make their respective extensions of credit under the DIP Facility that (a) the obligations of the US Borrower under the DIP Facility be guaranteed (the "DIP Guarantee") by the Credit Facility Guarantors and (b) the obligations of the Credit Facility Loan Parties in respect of the DIP Facility and the DIP Guarantee be (i) senior to the obligations of the Credit Facility Loan Parties under the Credit Facility and the Credit Facility Guarantee and (ii) secured by perfected security interests (the "DIP Liens") in the Credit Facility Collateral that are senior to, have priority over and prime the Credit Facility Liens on the Credit Facility Collateral;

     WHEREAS, it is a condition precedent to the obligation of the lenders under the Exit Facility (the "Exit Lenders") to make their respective extensions of credit under the Exit Facility that (a) the obligations of the US Borrower under the Exit Facility be guaranteed (the "Exit Guarantee") by the Credit Facility Guarantors and (b) the obligations of the Credit Facility Loan Parties in respect of the Exit Facility and the Exit Guarantee be (i) senior to the obligations of the Credit Facility Loan Parties under the Credit Facility and the

Credit Facility Guarantee and (ii) secured by perfected security interests (the "Exit Liens") in the Credit Facility Collateral that are senior to, have priority over and prime the Credit Facility Liens on the Credit Facility Collateral; and

     WHEREAS, the Borrowers have requested, and upon the effectiveness of this Consent, the parties hereto have agreed, that the Lenders consent to (i) the subordination of the obligations of the Credit Facility Loan Parties in respect of the Credit Facility and the Credit Facility Guarantee to the obligations of the Credit Facility Loan Parties in respect of each of the DIP Facility, the DIP Guarantee, the Exit Facility and the Exit Guarantee and (ii) each of the DIP Liens and the Exit Liens on the Credit Facility Collateral being senior to, having priority over and priming the Credit Facility Liens on the Credit Facility Collateral;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Unless otherwise indicated, all Section and subsection references are to the Credit Agreement.

     SECTION 2. Consent. The Administrative Agent on behalf of all of the Lenders party to the Credit Agreement hereby (i) consents to the obligations of the Credit Facility Loan Parties in respect of each of the DIP Facility, the DIP Guarantee, the Exit Facility and the Exit Guarantee being senior to the obligations of the Credit Facility Loan Parties in respect of the Credit Facility and the Credit Facility Guarantee and expressly subordinates the rights of such Lenders in respect of the Credit Facility and the Credit Facility Guarantee to the rights of the DIP Lenders and the Exit Lenders in respect of each of the DIP Facility, the DIP Guarantee, the Exit Facility and the Exit Guarantee, respectively, and (ii) consents to each of the DIP Liens and the Exit Liens on the Credit Facility Collateral being senior to, having priority over and priming the Credit Facility Liens on the Credit Facility Collateral and expressly subordinates the rights of the Lenders in the Credit Facility Collateral to the rights of the lenders under each of the DIP Facility and the Exit Facility in respect of such collateral. Without limiting the generality of the foregoing, the parties hereto hereby agree that the terms of such subordination, priority and priming shall include the terms set forth in Annex I hereto and such other terms as shall be agreed to by the Administrative Agent as are consistent with the foregoing provisions of this paragraph.

     SECTION 3. Agreement of Borrowers. Each Borrower hereby agrees that it shall not be entitled to borrow or obtain Loans or Letters of Credit under the Credit Agreement after the date hereof. Notwithstanding anything to the contrary in the Credit Agreement, the provisions of this Section 3 shall not be amended, supplemented, waived or otherwise modified without the consent of each Lender directly affected thereby.

     SECTION 4. Representations and Warranties. After giving effect to this Consent, Holdings and the US Borrower (and each Foreign Subsidiary Borrower, only as to itself and its Subsidiaries) hereby confirm, reaffirm and restate that the representations and warranties set forth in Section 10 of the Credit Agreement (other than subsections 10.2, 10.7 and 10.20) are true and correct in all material respects as if made on and as of the date hereof except for any representation or warranty made as of the earlier date, which representation or warranty shall have been true and correct in all material respects as of such earlier date.

     SECTION 5. Conditions to Effectiveness. This Consent shall become effective upon receipt by the Administrative Agent of:

          (a) Consent. Counterparts of this Consent, duly executed and delivered by Holdings, the US Borrower and the Foreign Subsidiary Borrowers.

          (b) Lockup Agreement. The Lockup Agreement relating to the Plan (the "Lockup Agreement"), duly executed and delivered by each of the Lenders, wherein each of the Lenders, among other things, consents to the execution of this Consent by the Administrative Agent.

          (c) Fee. A consent fee, for the account of each Lender that has delivered an executed Lockup Agreement to the Administrative Agent or its counsel no later than 5:00 p.m., New York City time, on August 29, 2002, in an amount equal to 1.00% of the aggregate amount of Revolving Credit Loans, Term

     Loans and participations in Letters of Credit and Swing Line Loans outstanding of such Lender, less the amount of the amendment fee paid to such Lender in connection with the Fourth Amendment and Waiver of the Credit Agreement, dated as of May 29, 2002.

          (d) Expenses. Payment of all accrued amounts owing to the Administrative Agent pursuant to subsection 17.5 of the Credit Agreement.

     SECTION 6. Continuing Effect of Credit Agreement. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

     SECTION 7. Governing Law; Counterparts. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Consent may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The execution and delivery of a Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                          VIASYSTEMS GROUP, INC.,
                                            as Guarantor

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          VIASYSTEMS, INC.,
                                            as US Borrower

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          VIASYSTEMS CANADA HOLDINGS, INC.,
                                            as Canadian Borrower

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          PRINT SERVICE HOLDING N.V.,
                                            as a Foreign Subsidiary Borrower

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          JPMORGAN CHASE BANK,
                                            as Administrative Agent and
                                            Collateral Agent, and on behalf of
                                            each Lender

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                        ANNEX I*

     1. Definitions. (a) As used herein, the following terms shall have the following meanings:

          "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. sec.sec. 101 et seq.

          "Borrower" means (i) with respect to the Senior Credit Agreement, Viasystems, Inc. and (ii) with respect to the Junior Credit Agreement, Viasystems, Inc., Viasystems Canada Holdings, Inc. and Print Service Holding N.V.

          "Collateral" means the collective reference to any assets or property of any Loan Party, and any proceeds thereof, at any time subject to a Lien in favor of the Senior Agent under the Senior Security Documents to secure the First Priority Obligations or a Lien in favor of the Junior Agent under the Junior Security Documents to secure the Second Priority Obligations, including without limitation, all "Collateral" as defined in any of the Senior Security Documents or Junior Security Documents.

          "Controlled Collateral" means Collateral for which the security interest therein is perfected by obtaining possession or dominion and control, as applicable, of such Collateral.

          "First Priority Obligations" means the collective reference to all the obligations, liabilities and indebtedness of the Loan Parties under the Senior Loan Documents.

          "Junior Agent" means JPMorgan Chase Bank, as administrative agent for the Junior Lenders.

          "Junior Credit Agreement" means the Credit Agreement, dated as of March 29, 2000 (as amended, supplemented, modified, refinanced or restructured from time to time, including, without limitation, the Credit Facility), among Viasystems Group, Inc., the Borrowers, the several banks and other financial institutions from time to time party thereto, J.P. Morgan Bank Canada, as Canadian administrative agent, J.P. Morgan Europe Limited, as the multicurrency administrative agent, and the Junior Agent.

          "Junior Lenders" means the several banks and other financial institutions from time to time parties to the Junior Credit Agreement.

          "Junior Lien" means the collective reference to the Liens on the Collateral granted pursuant to the Junior Security Documents or otherwise to secure the Second Priority Obligations.

          "Junior Loan Documents" means the Loan Documents under and as defined in the Junior Credit Agreement.

          "Junior Security Documents" means the collective reference to the security documents delivered to the Junior Agent in connection with the Junior Credit Agreement granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers under the Junior Credit Agreement or to secure any guaranty of such obligations and liabilities.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

          "Loan Parties" means the Borrowers and any guarantor in respect of the Senior Credit Agreement or the Junior Credit Agreement.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

---------------

* To the extent that any provision of this Annex I is inconsistent with the provisions of the Restructuring Terms (as defined in the Lockup Agreement), the provisions of the Restructuring Terms shall prevail.

          "Required Senior Lenders" means the Required Lenders under the Senior Credit Agreement.

          "Second Priority Obligations" means the collective reference to all the obligations, liabilities and indebtedness of the Loan Parties under the Junior Loan Documents.

          "Senior Agent" means JPMorgan Chase Bank, as administrative agent for the Senior Lenders.

          "Senior Credit Agreement" means (i) prior to the consummation of the Plan, the credit agreement evidencing the DIP Facility (as amended, supplemented, modified, refinanced, or restructured from time to time), and
     (ii) after the consummation of the Plan, the credit agreement evidencing the Exit Facility (as amended, supplemented, modified, refinanced, or restructured from time to time) but only to the extent evidencing such Exit Facility.

          "Senior Lenders" means the several banks and other financial institutions from time to time parties to the Senior Credit Agreement.

          "Senior Lien" means the collective reference to the Liens on the Collateral granted pursuant to the Senior Security Documents or otherwise to secure the First Priority Obligations.

          "Senior Loan Documents" means the Loan Documents under and as defined in the Senior Credit Agreement.

          "Senior Security Documents" means the collective reference to the security documents delivered to the Senior Agent in connection with the Senior Credit Agreement granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower under the Senior Credit Agreement or to secure any guarantee of any such obligations or liabilities.

          "Subsidiary" means, as to any Person, any other Person of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          (b) The phrases "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to any First Priority Obligations shall mean the collective reference to
     (i) the indefeasible payment in full, in immediately available funds, of all such First Priority Obligations, (ii) the termination of the commitments under the Senior Credit Agreement and (iii) the cash collateralization of any letter of credit obligations comprised of the aggregate undrawn and unexpired amount of then outstanding letters of credit in accordance with the terms of the Senior Credit Agreement.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Acknowledgments; Agreements. (a) The Junior Agent, on its own behalf and on behalf of the Junior Lenders, (i) acknowledges and agrees that the Junior Lien on the Collateral shall under all circumstances be junior in priority and subordinated to the Senior Lien on the Collateral and that the Junior Lenders shall not have any claim to or in respect of the Collateral, or any proceeds of or realization on the Collateral, on a parity with or prior to the claim of the Senior Lenders, (ii) acknowledges and agrees that until the First Priority Obligations have been paid in full, the exercise of rights and remedies in respect of the Junior Lien by the Junior Lenders under the Junior Loan Documents and applicable law shall be limited to the extent set forth in, and shall be governed by, this Agreement and (iii) acknowledges and affirms that neither the Senior Agent nor the Senior Lenders would have executed the Senior Credit Agreement in the absence of the execution and delivery of this Agreement by the parties hereto.

     (b) The Junior Agent, on its own behalf and on behalf of the Junior Lenders, and the Senior Agent, on its own behalf and on behalf of the Senior Lenders, acknowledge and agree that until the First Priority Obligations have been paid in full, the Senior Agent shall hold in its capacity as the Senior Agent under the Senior Credit Agreement, as bailee for the Junior Agent and the Junior Lenders, all the Controlled Collateral pledged to the Senior Agent pursuant to the Senior Security Documents and the Junior Agent pursuant to the Junior Security Documents. The Senior Agent shall deliver such Controlled Collateral held by it to the Junior Lenders once the First Priority Obligations have been paid in full.

     3. Subordination. (a) Each of the Loan Parties and the Junior Agent, on its own behalf and on behalf of the Junior Lenders, for itself and each future holder of the Second Priority Obligations, agrees that the Second Priority Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in paragraph 3(b) hereof) to all First Priority Obligations.

     (b) "Subordinate and junior in right of payment" means that no part of the Second Priority Obligations shall have any claim to or against the assets of any Loan Party on a parity with or prior to the claim of the First Priority Obligations.

     (c) Each of the Loan Parties and the Junior Agent, on its own behalf and on behalf of the Junior Lenders, for itself and each future holder of the Second Priority Obligations, agrees that upon the occurrence of any event or proceeding described in [bankruptcy event of default] of the Senior Credit Agreement commenced by or against any Loan Party:

          (1) all First Priority Obligations shall be paid in full before any direct or indirect payment or distribution is made with respect to the Second Priority Obligations; and

          (2) any direct or indirect payment or distribution of assets of the relevant Loan Party, whether in cash, property or securities, to which any Junior Lender would be entitled except for the provisions hereof, shall be paid or delivered by such Loan Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Senior Agent, for the account of the Senior Lenders, to the extent necessary to pay in full all First Priority Obligations, before any payment or distribution shall be made to any Junior Lenders.

     (d) Upon the occurrence of any event or proceeding described in [bankruptcy event of default] of the Senior Credit Agreement commenced by or against any Loan Party:

          (1) the Junior Agent for itself and on behalf of each Junior Lender irrevocably and exclusively authorizes and empowers the Senior Agent (A) to demand, sue for, collect and receive every payment or distribution on account of the Second Priority Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and
     (B) if no claims or proofs of claim have been filed by the Junior Agent or any of the Junior Lenders by the date that is ten (10) days prior to the deadline for the filing thereof in any statutory or non-statutory proceeding, to file claims and proofs of claim in such proceeding and take such other actions, in its own name, as the Senior Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement, provided that the foregoing authorization and empowerment imposes no obligation on the Senior Agent to take any such action;

          (2) the Junior Agent for itself and on behalf of each Junior Lender shall take such action, duly and promptly, as the Senior Agent may request from time to time (A) to collect the Second Priority Obligations for the account of the Senior Lenders and (B) to file appropriate proofs of claim in respect of the Second Priority Obligations; and

          (3) the Junior Agent for itself and on behalf of each Junior Lender shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Senior Agent may request to enable the Senior Agent to enforce any and all claims in respect of the Second Priority Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Second Priority Obligations.

     4. Rights in Collateral. (a) Notwithstanding (i) anything to the contrary contained in the Senior Loan Documents or any other document, filing or agreement (other than this Agreement) related to the creation, attachment, perfection or existence of the Senior Lien or the Junior Lien; (ii) the time, place, order or method of attachment or perfection of the Senior Lien or the Junior Lien; (iii) the time or order of filing, recording or execution of financing statements or other documents filed, recorded or executed to perfect security interests in any Collateral or any failure of the Senior Agent to file or record any financing statement or any continuations thereof under the Uniform Commercial Code or other law of any applicable jurisdiction with respect to the Senior Lien or the Junior Lien and (iv) the rules for determining priority under any law governing the relative priorities of secured creditors, the Senior Lien shall have priority over and be senior and superior to the Junior Lien.

     (b) So long as this Agreement has not been terminated pursuant to Section 9 hereof, and regardless of whether or not the First Priority Obligations or the Second Priority Obligations have been accelerated or any bankruptcy proceeding or similar event or proceeding described in [bankruptcy event of default] of the Senior Credit Agreement has been commenced by or against any Loan Party:

          (i) Neither the Junior Agent nor the Junior Lenders (individually or collectively) shall exercise any rights or remedies in respect of the Collateral or the Junior Lien, whether under the Junior Loan Documents, applicable law or otherwise, including without limitation, any action to institute any judicial or nonjudicial or similar action or proceeding in respect of the Junior Lien or to seek relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code, and neither the Junior Agent nor the Junior Lenders shall have any right whatsoever to direct the Senior Agent to exercise or seek to exercise or refrain from exercising any rights or remedies in respect of the Collateral. Upon the payment in full of the First Priority Obligations, the Junior Agent and any of the Junior Lenders shall have the right to enforce the provisions of the Junior Security Documents and exercise remedies thereunder in accordance with the terms thereof.

          (ii) Subject to the terms of the Senior Security Documents, the Senior Agent shall have the exclusive right to exercise rights and remedies in respect of the Collateral under the Senior Security Documents, applicable law or otherwise and, in exercising such rights and remedies with respect to the Collateral, the Senior Agent and any of the Senior Lenders may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of the Senior Agent or the Senior Lenders to sell or otherwise dispose of the Collateral, to incur expenses in connection with such exercise and enforcement, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

          (iii) Neither the Junior Agent nor any of the Junior Lenders shall (A) contest, protest, object to, interfere with, seek to enjoin or invoke or utilize any provision of any document, law or equitable principle, or otherwise take any other action whatsoever which might prevent, delay or impede, any exercise of rights or remedies by the Senior Agent or the Senior Lenders under any Senior Loan Document or applicable law in respect of the Collateral or the Senior Lien, including without limitation, any action of foreclosure or to seek adequate protection (other than adequate protection with respect to (x) replacement Liens on property so long as such Liens are subordinate and junior in all respects to the Liens of the Senior Agent and (y) payment of accrued and ongoing expenses for counsel to the Junior Lenders) or relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code, or any decision by the Senior Agent or the Senior Lenders to refrain from enforcing any such rights or exercising any such remedies, and (B) contest the validity or enforceability of the First Priority Obligations or the validity, perfection, priority or enforceability of the Senior Lien (it being understood and agreed that the terms of this Agreement shall govern even if part or all of the First Priority Obligations or the Senior Lien are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise).

          (iv) The Junior Agent and the Junior Lenders shall be deemed to have consented to any asset sale or other disposition of any property, business or assets of any Borrower or any of its Subsidiaries, and the release of any or all of the Collateral from the Junior Lien in connection therewith, if the Required Senior Lenders shall have approved such asset sale or other disposition in accordance with the terms of the Senior Credit Agreement, notwithstanding that the net cash proceeds of any such asset sale or other disposition may not be sufficient to pay in full the First Priority Obligations or any portion of the Second Priority Obligations.

          (v) Without limiting the foregoing, the Senior Agent and the Senior Lenders shall have the sole and exclusive right (without the consent of the Junior Agent or any Junior Lender and without any duty, obligation or liability arising from any such action) at any time to (A) consent to any proposed asset sale or other disposition of any Collateral in connection with the exercise of remedies pursuant to the Senior Loan Documents or applicable law, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or nonjudicial proceedings, and (B) release the Senior Lien on any Collateral in connection with any such asset sale or other disposition, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or nonjudicial proceedings, and the Junior Agent and the Junior Lenders shall be deemed to have consented to such release, asset sale or other disposition and any Junior Lien on the portion of any Collateral released, sold or disposed of shall be automatically extinguished and discharged upon any such release, asset sale or other disposition.

          (vi) Unless and until the First Priority Obligations have been paid in full, any money, property, securities or other direct or indirect distributions of any nature whatsoever received by the Senior Agent, any Senior Lender, the Junior Agent or any Junior Lender in respect of the First Priority Obligations or the Second Priority Obligations including, without limitation, from the sale, disposition or other realization upon or other exercise of remedies in respect of all or any part of the Collateral, regardless of whether such money, property, securities or other distributions are received directly or indirectly during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the Senior Agent in the form received, duly indorsed to such party, if required, and applied by the Senior Agent as provided in the Senior Loan Documents. Until so delivered, such payment or distribution to the extent received by the Junior Agent or a Junior Lender shall be held in trust by the Junior Agent or such Junior Lender as the property of the Senior Lenders, segregated from other funds and property held by the Junior Agent or such Junior Lender.

     5. Obligations Unconditional; Waivers, Covenants and Agreements of the Junior Lenders. (a) All rights and interests of the Senior Agent and the Senior Lenders hereunder and all agreements and obligations of the Junior Agent and the Junior Lenders hereunder shall remain in full force and effect irrespective of:

          (i) any lack of validity or enforceability of the First Priority Obligations, the Senior Lien, any Senior Loan Document or any other document or agreement in respect of the First Priority Obligations or the Senior Lien, including without limitation, any exchange, release or nonperfection of the Senior Lien;

          (ii) any change in the time, manner or place of payment, or in any other term, of all or any of the First Priority Obligations (including without limitation, any rescission, in whole or in part, by the Senior Lenders of any demand for payment of any First Priority Obligations), or any participation, sale, assignment or other transfer of any of the First Priority Obligations, or any amendment, waiver, deferral, extension, renewal, refinancing, replacement, refunding, acceleration, compromise, release, alteration, supplementation, termination or other modification, in whole or in part, including any increase in the amount thereof, whether by course of conduct or otherwise, of the First Priority Obligations or of the terms of the Senior Credit Agreement, any other Senior Loan Document or any other document or agreement relating to the First Priority Obligations or the Senior Lien; or

          (iii) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations or the Senior Lien, or the Junior Agent or any Junior Lender in respect of this Agreement, including without limitation, the avoidance or disallowance in any bankruptcy, insolvency or other like proceeding or otherwise, of the First Priority Obligations or the Senior Lien.

     (b) The Junior Agent and each of the Junior Lenders hereby waive (i) reliance by the Senior Lenders upon the subordination and other intercreditor arrangements set forth in this Agreement and (ii) any notice of the creation, renewal, extension or accrual of any of the First Priority Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement. The First Priority Obligations shall be deemed conclusively to have been created, contracted or incurred in reliance on this Agreement, and all dealings between the Borrowers, the Junior Agent, the Junior Lenders, the Senior Agent and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement.

     (c) The Junior Agent and each of the Junior Lenders hereby waive any claim against the Senior Agent or any Senior Lender with respect to, or arising out of, any action or inaction or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Agent or any such Senior Lender or their respective directors, officers, employees or agents (i) with respect to any exercise of (or any delay in exercising, failure to exercise or decision to refrain from exercising) any rights or remedies in respect of the First Priority Obligations and the Senior Lien under the Senior Loan Documents or applicable law or (ii) in connection with any transaction relating to the Collateral. Neither the Senior Agent, any Senior Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     (d) Notwithstanding any claim for subrogation that the Junior Agent or any Junior Lender may otherwise have under applicable law, neither the Junior Agent nor any of the Junior Lenders shall be subrogated to the rights of the Senior Lenders in respect of the First Priority Obligations to receive distributions of Collateral in respect of the Senior Lien until the First Priority Obligations shall have been paid in full.

     (e) Neither the Senior Agent nor any Senior Lender has made, and none of them hereby or otherwise makes to the Junior Agent or any Junior Lender, any representations or warranties, express or implied, nor does the Senior Agent nor any Senior Lender assume any liability to the Junior Agent or any Junior Lender with respect to, the financial or other condition of the Borrowers or any of their Subsidiaries, the Borrowers' or such Subsidiaries' title to, the value of, or any other matter in respect of any Collateral or the enforceability, validity, priority, value or collectability of the First Priority Obligations, any Senior Loan Document, the Senior Lien, the Second Priority Obligations, any Junior Loan Document or the Junior Lien.

     6. Provisions Applicable After Bankruptcy. The intercreditor and Lien subordination arrangements set forth in this Agreement, including without limitation, the subordination of the Second Priority Obligations to the First Priority Obligations and the subordination of the Junior Lien to the Senior Lien, shall continue in full force and effect notwithstanding the occurrence of any proceeding under the Bankruptcy Code, all references herein to a Borrower shall be deemed to apply to such Borrower as debtor-in-possession and to a trustee for such Borrower, and in furtherance thereof:

     (a) the Senior Lien shall be reinstated to the extent the Senior Agent or any Senior Lender is required to turn over or otherwise pay to the bankruptcy estate of any Loan Party any amount of the First Priority Obligations (and as a result thereof any portion of the Senior Lien is released), and the Senior Lien so reinstated shall have the same benefits hereunder as if the First Priority Obligations had never been paid and the Senior Lien never released; and

     (b) to the extent that the Junior Agent and the Junior Lenders have or acquire any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Junior Lien, (i) the Junior Agent and the Junior Lenders will only assert such rights as reasonably requested by the Senior Agent, acting at the direction of the Senior Lenders, and then only in a manner consistent with
Section 4 hereof, including without limitation, in a manner consistent with the subordination, pursuant to this Agreement, of the Junior Lien to the Senior Lien, (ii) the benefit of the existence, acquisition or assertion of any such rights shall be subject to the subordination and other terms of this Agreement and (iii) in connection with any financing of the Loan Parties, the Junior Lenders shall be deemed to have consented to the grant of a Lien on the Collateral in connection with any such financing which would be senior to, or pari passu with, the Senior Lien or the Junior Lien so long as the Senior Lenders have consented to the grant of such Lien in connection with any such financing.

     7. Further Assurances. Each of the Borrowers, the Junior Agent and the Junior Lenders, at the Borrowers' expense and at any time from time to time, upon the reasonable request of the Senior Agent or the Senior Lenders, will promptly and duly execute and deliver such further instruments and documents (including amendments to their financing statements filed against the Borrowers and any of their Subsidiaries stating that the rights of the Junior Agent and the Junior Lenders are subject to the terms hereof and together with such assignments or endorsements as the Senior Agent or the Senior Lenders may reasonably deem necessary) and take such further actions as the Senior Agent or the Senior Lenders may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

     8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Agent and the Senior Lenders, on the one hand, and the Junior Agent and the Junior Lenders, on the other hand, in respect of the subordination of the Second Priority Obligations to the First Priority Obligations and the Junior Lien and the Senior Lien and no other person or entity shall have any right, benefit or other interest under this Agreement. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests, Liens and other rights that the Senior Lenders and the Junior Lenders have under the Senior Loan Documents and the Junior Loan Documents, respectively, insofar as the rights of the Borrowers, any Subsidiaries of the Borrowers or any other person or entity are involved.

     9. Termination of Agreement. Upon payment in full of the First Priority Obligations, this Agreement shall terminate, and the exercise of rights and remedies by the Junior Lenders in respect of the Collateral shall thereafter be governed by the Junior Loan Documents. In the event that any Second Priority Obligations remain outstanding and unpaid after payment in full of the First Priority Obligations, the Senior Agent shall, upon the request of the Junior Agent, assign the Senior Lien to secure the Second Priority Obligations.

                         EXHIBIT E TO LOCKUP AGREEMENT

                             ADDRESSES FOR NOTICES

                                   [Omitted]

                         EXHIBIT F TO LOCKUP AGREEMENT

                                FORM OF JOINDER

                                   [Omitted]

                                       F-1